As filed with the Securities and Exchange Commission on October 10, 2007

Registration Number 333-144070

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________

ATLAS RESOURCES PUBLIC #17-2007 PROGRAM
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
____________________________________

1311
(Primary Standard Industrial Classification Code Number)
____________________________________

Not Applicable
(IRS Employer Identification Number)
____________________________________

Westpointe Corporate Center One
1550 Coraopolis Heights Road
2nd Floor
Moon Township, Pennsylvania 15108
(412) 262-2830
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
____________________________________

Jack L. Hollander, Senior Vice President - Direct Participation Programs
Atlas Resources, LLC

Westpointe Corporate Center One
1550 Coraopolis Heights Road
2nd Floor
Moon Township, Pennsylvania 15108
(412) 262-2830
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
____________________________________

With a Copy to:
Wallace W. Kunzman, Jr., Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline
Suite 600
Oklahoma City, Oklahoma 73112
____________________________________

As soon as practicable after this Registration Statement becomes effective.
(Approximate Date of Commencement of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
____________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Unit Amounts to be Registered	Dollar Amounts to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Investor General Partner Units (1)	39,600	$396,000,000	$10,000	$396,000,000	$12,157.20
Converted Limited Partner Units (2)	39,600	- 0 -	- 0 -	- 0 -	- 0 -
Limited Partner Units (3)	400	$4,000,000	$10,000	$4,000,000	$ 122.80
TOTAL	40,000	$400,000,000		$400,000,000	$12,280.00

(1)	“Investor General Partner Units” means the investor general partner interests offered to participants in the program.
(2)
“Converted Limited Partner Units” means up to 39,600 limited partner units into which the investor general partner units automatically will be converted by the managing general partner with no additional price paid by the investor.

(3)	“Limited Partner Units” means up to 400 initial limited partner interests offered to participants in the program.

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ATLAS RESOURCES PUBLIC #17-2007 PROGRAM
CROSS REFERENCE SHEET

Item of Form S-1	Caption in Prospectus
Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Front Page of Registration Statement and Outside Front Cover Page of Prospectus

Item 2. Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus

Item 3. Summary Information, Risk Factors and Ratio Of Earnings to Fixed Charges	Summary of the Offering; Risk Factors

Item 4. Use of Proceeds	Capitalization and Source of Funds and Use of Proceeds

Item 5. Determination of Offering Price	Terms of the Offering

Item 6. Dilution
The managing general partner’s officers, directors, promoters and affiliated persons have not acquired any units during the past five years. Also, no units will be issued in this offering to the managing general partner except units subscribed for by the managing general partner, which it does not anticipate. Discounted units, if any, are described in “Plan of Distribution.”

Item 7. Selling Security Holders	The program does not have any selling security holders.

Item 8. Plan of Distribution	Plan of Distribution

Item 9. Description of Securities to be Registered	Summary of the Offering; Terms of the Offering; Summary of Partnership Agreement

Item 10. Interests of Named Experts and Counsel	Legal Opinions; Experts

Item 11. Information with respect to the Registrant

(a) Description of Business	Proposed Activities; Management

(b) Description of Property	Proposed Activities

(c) Legal Proceedings	Litigation

(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	The partnerships composing the program have no markets in which their units are being traded and they have not yet conducted activities or paid any dividends.

(e) Financial Statements	Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.

(f) Selected Financial Data	All of the partnerships composing the program have been formed, but the partnerships have not conducted any activities. Thus, the program does not have this information for the partnerships.

(g) Supplementary Financial Information	All of the partnerships composing the program have been formed, but the partnerships have not conducted any activities. Thus, the program does not have this information for the partnerships.

(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources

Item of Form S-1	Caption in Prospectus
(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	There have been no changes in and disagreements with accountants on accounting and financial disclosure.

(k) Directors and Executive Officers	Management

(l) Executive Compensation	Management

(m) Security Ownership of Certain Beneficial Owners and Management	Management

(n) Certain Relationships and Related Transactions	Compensation; Management; Conflicts of Interest

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Fiduciary Responsibilities of the Managing General Partner
__________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED OCTOBER 10, 2007
ATLAS RESOURCES PUBLIC #17-2007 PROGRAM

Up to 39,600 Investor General Partner Units, which will be automatically converted to Limited Partner Units after drilling is completed in the respective partnership, and up to 400 Limited Partner Units, which are collectively referred to as the “Units,” (1) at $10,000 per Unit
$2 Million (200 Units) Minimum Aggregate Subscriptions
$400 Million (40,000 Units) Maximum Aggregate Subscriptions
_______________
(1)
You may elect to buy either investor general partner units in the partnership then being offered that will be automatically converted to limited partner units after the partnership’s drilling is completed, or limited partner units. The type of unit you buy will not change your share of your partnership’s costs, revenues and cash distributions, however, there are material differences in the federal income tax effects and liability between investor general partner units and limited partner units as discussed in “Summary of the Offering - Description of Units.”

Atlas Resources Public #17-2007 Program is a series of up to three limited partnerships which will drill primarily natural gas development wells. See “Terms of the Offering - Subscription to a Partnership,” beginning on page 48, for a detailed description of the offering of these limited partnerships. The limited partnerships will be managed by Atlas Resources, LLC of Pittsburgh, Pennsylvania.

If you invest in a partnership, you will not have any interest in the other partnerships unless you also make a separate investment in the other partnerships.

The units will be offered on a “best efforts” “minimum-maximum” basis. This means the broker/dealers must sell at least 200 units and receive subscription proceeds of at least $2 million in order for a partnership to close, and they must use only their best efforts to sell the remaining units in a partnership.

Subscription proceeds for each partnership will be held in an interest bearing escrow account until $2 million has been received. The offering of Atlas Resources Public #17-2007(A) L.P. will not extend beyond December 31, 2007 and Atlas Resources Public #17-2008(B) L.P. and Atlas Resources Public #17-2008(C) will not extend beyond December 31, 2008. If the minimum subscription proceeds are not received by a partnership’s offering termination date, then your subscription will be promptly returned to you from the escrow account with interest and without deduction for any fees.

The Offering: In addition to the information in the table below for not less than 95% of the units (38,000 units), up to 5% of the units (2,000 units), in the aggregate, may be sold at $9,000 per unit to the managing general partner, its officers, directors and affiliates, and investors who buy units through the officers and directors of the managing general partner; or at $9,300 per unit to registered investment advisors and their clients, and selling agents and their registered representatives and principals. These discounted prices reflect certain fees, sales commissions and reimbursements which will not be paid for these sales. (See “Plan of Distribution.”) To the extent that units are sold at discounted prices, a partnership’s subscription proceeds will be reduced.

	Per Unit	Total Minimum	Total Maximum (2)
Public Price	$10,000	$2,000,000	$400,000,000
Dealer-manager fee and sales commissions and bona fide due diligence reimbursements (1)	$1,000	$200,000	$40,000,000
Proceeds to partnership	$10,000	$2,000,000	$400,000,000
___________
(1)  These fees, sales commissions and reimbursements will be paid by the managing general partner as a part of its capital contribution and not from subscription proceeds. See “Plan of Distribution” regarding the limits on bona fide due diligence reimbursements.

•
A partnership’s drilling operations involve the possibility of a total or partial loss of your investment that may be substantial because a partnership may drill wells that are productive, but do not produce enough revenue to return the investment made, and from time to time dry holes.

•
A partnership’s revenues are directly related to its ability to market the natural gas produced from the wells it drills and natural gas and oil prices, which are volatile and uncertain. If natural gas and oil prices decrease, then your investment return will decrease.

•	Unlimited joint and several liability for partnership obligations if you choose to invest as an investor general partner until you are converted to a limited partner.
•	Lack of liquidity or a market for the units, which makes it extremely difficult for you to sell your units.
•	Lack of conflict of interest resolution procedures.
•	Total reliance on the managing general partner and its affiliates.
•	Authorization of substantial fees to the managing general partner and its affiliates.
•	You and the managing general partner will share in costs disproportionately to your sharing of revenues.
•	Possible allocation of taxable income to you in excess of your cash distributions from your partnership.
•	No guaranty of cash distributions.

These securities are speculative and involve a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. (See “Risk Factors,” Page 13.)
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Anthem Securities, Inc. - Dealer-Manager

SUITABILITY STANDARDS	1
In General	1
General Suitability Requirements for Purchasers of
Limited Partner Units	1
Special Suitability Requirements for Purchasers of Limited
Partner Units	2
General Suitability Requirements for Purchasers of
Investor General Partner Units	2
Special Suitability Requirements for Purchasers of Investor
General Partner Units	3
Fiduciary Accounts	3

SUMMARY OF THE OFFERING	4
Business of the Partnerships and the Managing General
Partner	4
Risk Factors	4
Terms of the Offering	6
Description of Units	7
Investor General Partner Units	7
Limited Partner Units	8
Use of Proceeds	9
Five Year-50% Subordination, Participation in Costs and
Revenues, and Distributions	9
Compensation	11

RISK FACTORS	12
Risks Related To The Partnerships’ Oil and Gas
Operations	12
No Guarantee of Return of Investment or Rate of
Return on Investment Because of Speculative
Nature of Drilling Natural Gas and Oil Wells	12
Because Some Wells May Not Return Their Drilling
and Completion Costs, It May Take Many Years to
Return Your Investment in Cash, If Ever	12
The Managing General Partner Has Limited Experience in Drilling Wells to the Marcellus Shale, Less Information Regarding Reserves and Decline Rates in the Marcellus Shale Than the Other Primary Areas and Wells Drilled to the Marcellus Shale Will Be Deeper, More Expensive and More Susceptible to Mechanical Problems in Drilling and Completing Than Wells in the Other Primary Areas	12
Nonproductive Wells May be Drilled Even Though the
Partnerships’ Operations are Primarily Limited to
Development Drilling	12
Partnership Distributions May be Reduced if There is a
Decrease in the Price of Natural Gas and Oil	13
Adverse Events in Marketing a Partnership’s Natural
Gas Could Reduce Partnership Distributions	13
Possible Leasehold Defects	15
Transfer of the Leases Will Not Be Made Until Well is
Completed	15
Participation with Third-Parties in Drilling Wells May
Require the Partnerships to Pay Additional Costs	16
Risks Related to an Investment In a Partnership	16
If You Choose to Invest as a General Partner, Then
You Have Greater Risk Than a Limited Partner	16
The Managing General Partner May Not Meet Its
Capital Contributions, Indemnification and
Purchase Obligations If Its Liquid Net Worth Is
Not Sufficient	17
An Investment in a Partnership Must be for the Long-
Term Because the Units Are Illiquid and Not
Readily Transferable	17
Spreading the Risks of Drilling Among a Number of
Wells Will be Reduced if Less than the Maximum
Subscription Proceeds are Received and Fewer
Wells are Drilled	18
Increases in the Costs of the Wells May Adversely
Affect Your Return	18
The Partnerships Do Not Own Any Prospects, the
Managing General Partner Has Complete
Discretion to Select Which Prospects Are Acquired
By a Partnership, and The Possible Lack of
Information for a Majority of the Prospects
Decreases Your Ability to Evaluate the Feasibility
of a Partnership	19
Drilling Prospects in One Area May Increase Risk	19
Lack of Production Information Increases Your Risk and
Decreases Your Ability to Evaluate the Feasibility of
a Partnership’s Drilling Program	20
The Partnerships in This Program and Other Partnerships
Sponsored by the Managing General Partner May
Compete With Each Other for Prospects, Equipment,
Subcontractors, and Personnel	20
Managing General Partner’s Subordination is Not a
Guarantee of the Return of Any of Your Investment	20
Borrowings by the Managing General Partner Could
Reduce Funds Available for Its Subordination
Obligation	20
Compensation and Fees to the Managing General Partner
Regardless of Success of a Partnership’s Activities
Will Reduce Cash Distributions	20
The Intended Monthly Distributions to Investors May be
Reduced or Delayed	21
There Are Conflicts of Interest Between the Managing
General Partner and the Investors	21
The Presentment Obligation May Not Be Funded and the
Presentment Price May Not Reflect Full Value	22
The Managing General Partner May Not Devote the
Necessary Time to the Partnerships Because Its
Management Obligations Are Not Exclusive	22
Prepaying Subscription Proceeds to the Managing
General Partner May Expose the Subscription
Proceeds to Claims of the Managing General
Partner’s Creditors	23
Lack of Independent Underwriter May Reduce Due
Diligence Investigation of the Partnerships and the
Managing General Partner	23
A Lengthy Offering Period May Result in Delays in the
Investment of Your Subscription and Any Cash
Distributions From the Partnership to You	23
The Partnerships are Subject to Comprehensive Federal,
State and Local Laws and Regulations That Could
Increase the Cost and Alter the Manner or Feasibility
of the Partnerships Doing Business	23
Your Interests May Be Diluted	23
Federal Income Tax Risks	24
Your Deduction for Intangible Drilling Costs May Be
Limited for Purposes of the Alternative Minimum
Tax	24
Limited Partners Need Passive Income to Use Their
Deduction for Intangible Drilling Costs	24
You May Owe Taxes in Excess of Your Cash
Distributions from Your Partnership	24
Investment Interest Deductions of Investor General
Partners May Be Limited	25
Your Tax Benefits from an Investment in a Partnership
Are Not Contractually Protected	25
An IRS Audit of Your Partnership May Result in an IRS
Audit of Your Personal Federal Income Tax Returns	25
Each Partnership’s Deductions May be Challenged by the
IRS	25
Changes in the Law May Reduce Your Tax Benefits
From an Investment in a Partnership	26
It May Be Many Years Before You Receive Any
Marginal Well Production Credits, If Ever	26

ADDITIONAL INFORMATION	26

FORWARD LOOKING STATEMENTS ANDASSOCIATED RISKS	26

INVESTMENT OBJECTIVES	27

i

ACTIONS TO BE TAKEN BY MANAGING GENERAL
PARTNER TO REDUCE RISKS OF ADDITIONAL
PAYMENTS BY INVESTOR GENERAL PARTNERS	29

CAPITALIZATION AND SOURCE OF FUNDS
AND USE OF PROCEEDS	31
Source of Funds	31
Use of Proceeds	32

COMPENSATION	35
Dealer-Manager Fees	35
Natural Gas and Oil Revenues	36
Lease Costs	37
Drilling Contracts	38
Per Well Charges	41
Gathering Fees	42
Interest and Other Compensation	43
Estimate of Administrative Costs and Direct Costs to be
Borne by the Partnerships	43

TERMS OF THE OFFERING	49
Subscription to a Partnership	49
Partnership Closings and Escrow	49
Acceptance of Subscriptions	50

PRIOR ACTIVITIES	51

MANAGEMENT	61
Managing General Partner and Operator	61
Officers, Directors and Other Key Personnel of Managing
General Partner	63
Organizational Diagram and Security Ownership of
Beneficial Owners	67
Atlas America, Inc., a Delaware Company	69
Atlas Energy Resources, LLC, a Delaware Limited
Liability Company	70
Atlas Energy Management, Inc., a Delaware Company	71
Remuneration of Officers and Directors	72
Code of Business Conduct and Ethics	72
Transactions with Management and Affiliates	72

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION, RESULTS OF OPERATIONS,
LIQUIDITY AND CAPITAL RESOURCES	75

PROPOSED ACTIVITIES	78
Overview of Drilling Activities	78
Primary Areas of Operations	79
Mississippian/Upper Devonian Sandstone Reservoirs,
Fayette County, Pennsylvania	81
Clinton/Medina Geological Formation in Western
Pennsylvania	81
Mississippian Carbonate and Devonian Shale
Reservoirs in Anderson, Campbell, Morgan, Roane
and Scott Counties, Tennessee	82
Marcellus Shale Geological Formation
in Western Pennsylvania	83
Secondary Areas of Operations	83
Upper Devonian Sandstone Reservoirs, Armstrong
County, Pennsylvania	83
Upper Devonian Sandstone Reservoirs in McKean
County, Pennsylvania	84
Clinton/Medina Geological Formation in Western New
York	84
Clinton/Medina Geological Formation in Southern
Ohio	84
Acquisition of Leases	85
Deep Drilling Rights Retained by Managing General
Partner	86
Interests of Parties	86
Primary Areas	87
Mississippian/Upper Devonian Sandstone Reservoirs in
Fayette County, Pennsylvania	87
Clinton/Medina Geological Formation in Western
Pennsylvania	88
Marcellus Shale Geological Formation
in Western Pennsylvania	88
Mississippian Carbonate and Devonian Shale Reservoirs
in Anderson, Campbell, Morgan, Roane and Scott
Counties, Tennessee	88
Secondary Areas	89
Title to Properties	89
Drilling and Completion Activities; Operation of Producing
Wells	89
Sale of Natural Gas and Oil Production	91
Policy of Treating All Wells Equitably in a Geographic
Area	91
Gathering of Natural Gas	91
Natural Gas Contracts	92
Marketing of Natural Gas Production from Wells in Other
Areas of the United States	94
Crude Oil	95
Insurance Claims	95
Use of Consultants and Subcontractors	95

COMPETITION, MARKETS AND REGULATION	96
Natural Gas Regulation	96
Crude Oil Regulation	96
Competition and Markets	96
State Regulations	99
Environmental Regulation	99
Proposed Regulation	100

PARTICIPATION IN COSTS AND REVENUES	100
In General	100
Costs	100
Revenues	102
Subordination of Portion of Managing General Partner’s Net
Revenue Share	103
Table of Participation in Costs and Revenues	105
Allocation and Adjustment Among Investors	106
Distributions	106
Liquidation	106

CONFLICTS OF INTEREST	107
In General	107
Conflicts Regarding Transactions with the Managing General
Partner and its Affiliates	108
Conflict Regarding the Drilling and Operating Agreement	108
Conflicts Regarding Sharing of Costs and Revenues	108
Conflicts Regarding Tax Matters Partner	109
Conflicts Regarding Other Activities of the Managing
General Partner, the Operator and Their Affiliates	109
Conflicts Involving the Acquisition of Leases	110
Conflicts Regarding Order of Pipeline Construction and
Gathering Fees	114
Conflicts Between Investors and the Managing General
Partner as an Investor	114
Lack of Independent Underwriter and Due Diligence
Investigation	115
Conflicts Concerning Legal Counsel	115
Conflicts Regarding Presentment Feature	115
Conflicts Regarding Managing General Partner Withdrawing
or Assigning an Interest	115
Procedures to Reduce Conflicts of Interest	116
Policy Regarding Roll-Ups	117

FIDUCIARY RESPONSIBILITY OF THE
MANAGING GENERAL PARTNER	118
In General	118
Limitations on Managing General Partner Liability as
Fiduciary	119

ii

FEDERAL INCOME TAX CONSEQUENCES	119
Introduction	119
Disclosures in Tax Opinion Letter	120
Special Counsel’s Assumptions	120
Managing General Partner’s Representations	120
Special Counsel’s Opinions	121
Discussion of Federal Income Tax Consequences	124
Introduction	124
Partnership Classification	124
Limitations on Passive Activity Losses and Credits	124
Publicly Traded Partnership Rules	126
Conversion from Investor General Partner to Limited
Partner	127
Taxable Year and Method of Accounting	127
Taxable Year	127
Method of Accounting	127
Business Expenses	127
Intangible Drilling Costs	128
Drilling Contracts	129
Depletion Allowance	132
Depreciation and Cost Recovery Deductions	133
Marginal Well Production Credits	133
Lease Acquisition Costs and Abandonment	134
Tax Basis of Units	134
“At Risk” Limitation on Losses	135
Distributions From a Partnership	136
Sale of the Properties	136
Disposition of Units	138
Alternative Minimum Tax	139
Limitations on Deduction of Investment Interest	141
Allocations	141
Partnership Borrowings	142
Partnership Organization and Offering Costs	143
Tax Elections	143
Tax Returns and IRS Audits	144
Tax Returns	145
Profit Motive, IRS Anti-Abuse Rule and Judicial
Doctrines Limitations on Deductions	145
Federal Interest and Tax Penalties	145
State and Local Taxes	147
Severance and Ad Valorem (Real Estate) Taxes	147
Social Security Benefits and Self-Employment Tax	148
Farmouts	148
Foreign Partners	148
Estate and Gift Taxation	148
Changes in the Law	148

SUMMARY OF PARTNERSHIP AGREEMENT	149
Liability of Limited Partners	149
Amendments	149
Notice	149
Voting Rights	150
Access to Records	150
Withdrawal of Managing General Partner	150
Return of Subscription Proceeds if Funds Are Not Invested
in Twelve Months	151

SUMMARY OF DRILLING AND OPERATING
AGREEMENT	151

REPORTS TO INVESTORS	152

PRESENTMENT FEATURE	153

TRANSFERABILITY OF UNITS	155
Restrictions on Transfer Imposed by the Securities
Laws, the Tax Laws and the Partnership Agreement	155
Conditions to Becoming a Substitute Partner	155

PLAN OF DISTRIBUTION	156
Commissions	156
Indemnification	158

SALES MATERIAL	158

LEGAL OPINIONS	159

EXPERTS	159

LITIGATION	160

FINANCIAL INFORMATION CONCERNING THE
MANAGING GENERAL PARTNER AND ATLAS
RESOURCES PUBLIC #17-2007(A) L.P	160

INDEX TO FINANCIAL STATEMENTS	160

Exhibits

Appendix A	Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.

Exhibit (A)
Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2007(A) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(B) L.P.] [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(C) L.P.]

Exhibit (I-A)	Form of Managing General Partner Signature Page

Exhibit (I-B)	Form of Subscription Agreement

Exhibit (II)	Form of Drilling and Operating Agreement for Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.]

Exhibit (B)	Special Suitability Requirements and Disclosures to Investors

iii

SUITABILITY STANDARDS

In General
It is the obligation of persons selling the units to make every reasonable effort to assure that the units are suitable for you based on your investment objectives and financial situation, regardless of your income or net worth. However, you should invest in a partnership only if you are willing to assume the risk of a speculative, illiquid, and long-term investment. Also, subscriptions to a partnership will not be accepted from IRAs, Keogh plans and qualified retirement plans, because the partnership’s income would be characterized as unrelated business taxable income, which is subject to federal income tax.

The decision to accept or reject your subscription will be made by the managing general partner, in its sole discretion, and is final. The managing general partner will not accept your subscription until it has reviewed your apparent qualifications, and the suitability determination must be maintained by the managing general partner during the partnership’s term and for at least six years thereafter.

Pennsylvania Investors: Because the minimum closing amount is less than 10% of the maximum closing amount allowed to a partnership in this offering, you are cautioned to carefully evaluate the partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions. In addition, subscription proceeds received by a partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by a partnership, which for Atlas Resources Public #17-2007(A) L.P. means that subscriptions for at least $20 million have been received by the partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the issuer must return such funds within 15 calendar days after receipt of the investor’s request.

General Suitability Requirements for Purchasers of Limited Partner Units
If you are a resident of any of the following states or jurisdictions:

1	.	Alabama,	13	.	Idaho,	25	.	Mississippi,
2	.	Alaska,	14	.	Illinois,	26	.	Missouri,
3	.	Arizona,	15	.	Indiana,	27	.	Montana,
4	.	Arkansas,	16	.	Iowa,	28	.	Nebraska,
5	.	California,	17	.	Kansas,	29	.	Nevada,
6	.	Colorado,	18	.	Kentucky,	30		New Hampshire,
7	.	Connecticut,	19	.	Louisiana,	31	.	New Jersey,
8	.	Delaware,	20	.	Maine,	32	.	New Mexico,
9	.	District of Columbia,	21	.	Maryland,	33	.	New York,
10	.	Florida,	22	.	Massachusetts,	34	.	North Carolina,
11	.	Georgia,	23	.	Michigan,	35	.	North Dakota,
12	.	Hawaii,	24	.	Minnesota,	36	.	Ohio,

37	.	Oklahoma,	43	.	South Dakota,	49	.	Washington,
38	.	Oregon,	44	.	Tennessee,	50	.	West Virginia,
39	.	Pennsylvania,	45	.	Texas,	51	.	Wisconsin, or
40	.	Puerto Rico,	46	.	Utah,	52	.	Wyoming,
41	.	Rhode Island,	47	.	Vermont,
42	.	South Carolina,	48	.	Virginia,

then limited partner units may be sold to you if you meet either of the following requirements:

•	a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles; or

•
a net worth of not less than $85,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year gross income of at least $85,000, without regard to an investment in the partnership.

In addition, if you are a resident of Kentucky, Michigan, Missouri, or Pennsylvania, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles. Further, if you are a resident of Kansas, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should limit their investment in the program and substantially similar programs to no more than 10% of their liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution. Finally, if you are a resident of Ohio you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources’ programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

However, if you are a resident of the states set forth below, then different suitability requirements apply to you.

General Suitability Requirements for Purchasers of Investor General Partner Units
If you are a resident of any of the following states or jurisdictions:

1	.	Alaska,	12	.	Kentucky,	23	.	Oregon,
2	.	Colorado,	13	.	Louisiana,	24	.	Puerto Rico,
3	.	Connecticut,	14	.	Maryland,	25	.	Rhode Island,
4	.	Delaware,	15	.	Mississippi,	26	.	South Carolina,
5	.	District of Columbia,	16	.	Missouri,	27	.	South Dakota,
6	.	Florida,	17	.	Montana,	28	.	Utah,
7	.	Georgia,	18	.	Nebraska,	29	.	Vermont,
8	.	Hawaii,	19	.	Nevada,	30	.	Virginia,
9	.	Idaho,	20	.	New Hampshire,	31	.	West Virginia,
10	.	Illinois,	21	.	New York,	32	.	Wisconsin, or
11	.	Kansas,	22	.	North Dakota,	33	.	Wyoming,

then investor general partner units may be sold to you if you meet either of the following requirements:

•	a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles; or

•
a net worth of not less than $85,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year gross income of at least $85,000, without regard to an investment in the partnership.

Additionally, if you are a resident of Missouri, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles, and if you are a resident of Kentucky, then you must not make an investment in a partnership which is in excess of 10% of your liquid net worth. Finally, if you are a resident of Kansas, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should limit their investment in the program and substantially similar programs to no more than 10% of their liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.

However, if you are a resident of the states set forth below, then different suitability requirements apply to you if you purchase investor general partner units.

Special Suitability Requirements for Purchasers of Investor General Partner Units

•	If you are a resident of any of the following states:

1	.	Alabama,	8	.	Massachusetts,	15	.	Oklahoma,
2	.	Arizona,	9	.	Michigan,	16		Pennsylvania,
3	.	Arkansas,	10	.	Minnesota,	17	.	Tennessee,
4	.	California,	11	.	New Jersey,	18	.	Texas, or
5	.	Indiana,	12	.	New Mexico,	19	.	Washington
6	.	Iowa,	13	.	North Carolina,
7	.	Maine,	14	.	Ohio,

and you subscribe for investor general partner units, then you must meet any one of the following special suitability requirements:

•
an individual or joint net worth with your spouse of $330,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and a combined gross income of $150,000 or more for the current year and for the two previous years; or

•	an individual or joint net worth with your spouse in excess of $750,000, exclusive of home, home furnishings, and automobiles; or

•	a combined “gross income” as defined in Internal Revenue Code Section 61 in excess of $200,000 in the current year and the two previous years.

In addition, if you are a resident of Iowa, Michigan or Pennsylvania, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings, and automobiles. Further, if you are a resident of Ohio, then you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

Fiduciary Accounts
If there is a sale of a unit to a fiduciary account, then all of the suitability standards set forth above must be met by the beneficiary, the fiduciary account, or the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Generally, you are required to execute your own subscription agreement, and the managing general partner will not accept any subscription agreement that has been executed by someone other than you. The only exception is if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus.

SUMMARY OF THE OFFERING

This is a summary and does not include all of the information that may be important to you. You should read this entire prospectus and the attached exhibits and appendix before you decide to invest in a partnership. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or participant in a partnership.

Business of the Partnerships and the Managing General Partner
Atlas Resources Public #17-2007 Program, which is sometimes referred to in this prospectus as the “program,” consists of up to three Delaware limited partnerships. These limited partnerships are sometimes referred to in this prospectus in the singular as a “partnership” or in the plural as the “partnerships.” Units in the partnerships will be offered and sold in a series beginning with the offering of units in the first partnership, Atlas Resources Public #17-2007(A) L.P. See “Terms of the Offering” for a discussion of the terms and conditions involved in making an investment in a partnership. Each partnership has a maximum 50 year term, although the managing general partner intends to terminate each partnership when all of its wells become uneconomical for the partnership to continue to operate, which may be approximately 15 years or longer.

Each partnership in the program will be a separate business entity from the other partnership or partnerships. A limited partnership agreement will govern the rights and obligations of the partners of each partnership. A form of the limited partnership agreement is attached to this prospectus as Exhibit (A). For a summary of the material provisions of the limited partnership agreement that are not covered elsewhere in this prospectus see “Summary of Partnership Agreement.” You will be a partner only in the partnership in which you invest. You will have no interest in the business, assets or tax benefits of the other partnerships unless you also invest in the other partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the partnership in which you invest.

The offering proceeds of each partnership will be used to drill primarily natural gas development wells in the Appalachian Basin. The wells to be drilled by each partnership will be located primarily in western Pennsylvania and north central Tennessee as described in “Proposed Activities.” A development well means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Currently, the partnerships do not hold any interests in any properties or prospects on which the wells will be drilled by each partnership.

The managing general partner of each partnership is Atlas Resources, LLC, a Pennsylvania limited liability company, which was originally formed as a corporation in 1979 and then changed to a limited liability company in March, 2006. The managing general partner is sometimes referred to in this prospectus as “Atlas Resources.” As set forth in “Prior Activities,” the managing general partner has sponsored and serves as managing general partner of 38 private drilling partnerships and 17 public drilling partnerships. Atlas Resources also will serve as each partnership’s general drilling contractor and operator and it will supervise the drilling, completing and operating of the wells to be drilled by each partnership. As discussed in “Compensation,” the managing general partner and its affiliates will receive substantial fees and profits in connection with this offering.

The address and telephone number of the partnerships and the managing general partner are Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, (412) 262-2830.

Risk Factors
This offering involves numerous risks, including risks related to each partnership’s oil and gas operations, risks related to an investment in a partnership, and tax risks. You should carefully consider a number of significant risk factors inherent in and affecting the business of a partnership and this offering, including the following:

•
The drilling operations of the partnership in which you invest involve the possibility of a total or partial loss of your investment that may be substantial because each partnership may drill wells that are productive, but do not produce enough revenue to return the investment made, and from time to time dry holes.

•
Each partnership will drill wells in the Marcellus Shale in western Pennsylvania, which is a new area with a very limited production history for both the managing general partner and the natural gas and oil industry.

•
Each partnership’s revenues are directly related to its ability to market the natural gas produced from the wells it drills and natural gas and oil prices, which are volatile and uncertain. If natural gas and oil prices decrease then your investment return will decrease.

•	Unlimited joint and several liability for partnership obligations if you choose to invest as an investor general partner until you are converted to a limited partner.

•	Lack of liquidity or a market for the units makes it extremely difficult for you to sell your units and necessitates a long-term investment commitment from you.

•	Total reliance on the managing general partner and its affiliates to manage each partnership and its business.

•	Authorization of substantial fees to the managing general partner and its affiliates.

•	Possible allocation of taxable income to you and the other investors in excess of your respective cash distributions from a partnership.

•
Each partnership must receive minimum subscription proceeds of $2 million to close this offering, and the subscription proceeds of all partnerships, in the aggregate, may not exceed $400 million. There are no other requirements regarding the size of a partnership, and the subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of the other partnerships. If only the minimum subscription proceeds are received by a partnership, its ability to spread the risks of drilling will be greatly reduced as described in “Compensation - Drilling Contracts.”

•	There are certain conflicts of interest between the managing general partner and you and the other investors, and a lack of procedures to resolve the conflicts.

•	You and the other investors and the managing general partner will share in a partnership’s costs disproportionately to the sharing of its revenues.

•
Currently, the partnerships do not hold any interests in any properties or prospects on which the wells will be drilled. Although the managing general partner has absolute discretion in determining which properties or prospects will be drilled by a partnership, the managing general partner intends that Atlas Resources Public #17-2007(A) L.P. will drill the prospects described in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” These prospects represent a portion of the wells to be drilled if the nonbinding targeted maximum subscription proceeds described in “Terms of the Offering - Subscription to a Partnership” are received. If there are material adverse events with respect to any of the currently proposed prospects before drilling begins on the prospect, the managing general partner will substitute a new prospect. The managing general partner also anticipates that it will designate a portion of the prospects in Atlas Resources Public #17-2008(B) L.P. or Atlas Resources Public #17-2008(C) L.P. by a supplement or an amendment to the registration statement of which this prospectus is a part.

•
In each partnership the managing general partner will subordinate a portion of its share of the partnership’s net production revenues to increase the partnership’s distributions to you and the other investors if you and the partnership’s other investors do not receive cash distributions equal to a minimum of 10% of capital, based on a subscription price of $10,000 per unit, regardless of the actual subscription price you paid for your units, in each of the first five 12-month periods beginning with the partnership’s first cash distribution from operations. This subordination, however, is not a guaranty by the managing general partner of your distributions from that partnership. If the wells in that partnership produce small volumes of natural gas and oil and/or natural gas and oil prices decrease, then even with subordination your cash flow from the partnership may not return the intended distributions during the subordination period or, over the term of the partnership, all of your investment.

•	In each partnership monthly cash distributions to its investors may be deferred if revenues are used for partnership operations or reserves.

Terms of the Offering
The time period for the offer and sale of the first partnership’s units will begin on the date of this prospectus. Each partnership will offer a minimum of 200 units, which is $2 million, and the partnerships, in the aggregate, will offer a maximum of 40,000 units which is $400 million. The maximum subscription proceeds for each partnership will be the lesser of:

•	the amount of $400 million; or

•	$400 million less the amount of subscriptions sold in the preceding partnership or partnerships.

The targeted subscription proceeds for Atlas Resources Public #17-2007(A) L.P. are $140 million, although it may raise the entire $400 million in which event no units would be offered or sold in the second or third partnerships, and its closing date is December 31, 2007. The targeted subscription proceeds of Atlas Resources Public #17-2008(B) L.P. are $135 million and its closing date is August 31, 2008. The targeted subscription proceeds of Atlas Resources Public #17-2008(C) L.P. are $125 million and its closing date is December 31, 2008. See the table in “Terms of the Offering - Subscription to a Partnership.”

Units are offered at a subscription price of $10,000 per unit, provided that up to 5% of the units in each partnership in this offering may be sold to certain investors at discounted prices as described in “Plan of Distribution.” All subscriptions must be paid 100% in cash at the time of subscribing. Your minimum subscription in a partnership is one unit ($10,000). Larger fractional subscriptions will be accepted in $1,000 increments, beginning, for example, with $11,000, $12,000, etc.

You may elect to purchase units as either an investor general partner or a limited partner as described in “- Description of Units,” below. Under the partnership agreement no investor, including investor general partners, may participate in the management of a partnership or its business. The managing general partner will have exclusive management authority for the partnerships.

Each partnership has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. Subscription proceeds for each partnership will be held in a separate interest bearing escrow account at National City Bank of Cleveland, Ohio until receipt of the minimum subscription proceeds, excluding any subscriptions by the managing general partner or its affiliates. On receipt of the minimum subscription proceeds, the managing general partner on behalf of a partnership may break escrow, transfer the escrowed subscription proceeds to a partnership account, and begin the partnership’s activities, including drilling. After breaking escrow, additional subscription proceeds may be paid directly to a partnership account for that partnership and will continue to earn interest until they are paid to the managing general partner for use in that partnership’s drilling activities. (See “Terms of the Offering.”) If subscription proceeds of $2 million are not received by the offering termination date for your partnership, which is December 31, 2007 for Atlas Resources Public #17-2007(A) L.P., and December 31, 2008 for Atlas Resources Public #17-2008(B) L.P. and Atlas Resources Public #17-2008(C) L.P., then your subscription amount will be promptly returned to you from the escrow account with interest and without deduction for any fees.

Pennsylvania Investors: Because the minimum closing amount is less than 10% of the maximum closing amount allowed to a partnership in this offering, you are cautioned to carefully evaluate the partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions. In addition, subscription proceeds received by a partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by a partnership, which for Atlas Resources Public #17-2007(A) L.P. means that subscriptions for at least $20 million have been received by the partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the issuer must return such funds within 15 calendar days after receipt of the investor’s request.

Description of Units
On subscribing for units in the partnership being offered at the time, you may elect to buy either:

•	investor general partner units; or

•	limited partner units.

The partnerships will not issue certificates for their units, but your ownership of your unit(s) will be recorded on the partnership’s books and records. Also, the type of unit you buy will not affect the allocation of your partnership’s costs, revenues, and cash distributions among you and its other investors. There are, however, material differences in the federal income tax effects and liability associated with each type of unit.

Investor General Partner Units.

•
Tax Effect. If you invest in a partnership as an investor general partner, then your share of the partnership’s deduction for intangible drilling costs will not be subject to the passive activity limitations on losses. For example, if you pay $10,000 for a unit, then generally you may deduct not less than 90% of your subscription amount, $9,000 per unit, in the year in which you invest, which includes your deduction for intangible drilling costs for all of the wells to be drilled by the partnership. (See “Federal Income Tax Consequences - Limitations on Passive Activity Losses and Credits.”)

•
Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared to lease costs which must be recovered through the depletion allowance and costs for equipment in the well which must be recovered through depreciation deductions. For example, intangible drilling costs include all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil. Intangible drilling costs also include the expense of plugging and abandoning any well before a completion attempt, and the costs (other than equipment costs and lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs.

•	Liability. If you invest in a partnership as an investor general partner, then you will have unlimited liability regarding the partnership’s activities. This means that if:

•	the partnership’s insurance proceeds from any source;

•	the managing general partner’s indemnification of you and the other investor general partners; and

•	the partnership’s assets;

were not sufficient to satisfy a partnership liability for which you and the other investor general partners were also liable solely because of your status as general partners of the partnership, then the managing general partner would require you and the other investor general partners to make additional capital contributions to the partnership to satisfy the liability. In addition, you and the other investor general partners will have joint and several liability, which means generally that a person with a claim against the partnership may sue all or any one or more of the partnership’s general partners, including you, for the entire amount of the liability. You will be able to determine if your units are subject to assessibility based on whether you buy investor general partner units, which are subject to assessibility, or limited partner units, which are not subject to assessibility. (See “Actions To Be Taken By Managing General Partner To Reduce Risks of Additional Payments by Investor General Partners” and “Proposed Activities - Insurance Claims.”)

Although past performance is no guarantee of future results, the investor general partners in the managing general partner’s prior partnerships have not had to make any additional capital contributions to their partnerships because of their status as investor general partners. (See “Prior Activities.”)

Your investor general partner units in a partnership will be automatically converted by the managing general partner to limited partner units after all of that partnership’s wells have been drilled and completed. In this regard, a well is deemed to be completed when production equipment is installed on a well, even though the well may not yet be connected to a pipeline for production of natural gas. The conversion will not create any tax liability to you or the other investors.

Once your units are converted, you will have the lesser liability of a limited partner under Delaware law for partnership obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription amount during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after the conversion.

Limited Partner Units.

•
Tax Effect. If you invest in a partnership as a limited partner, then your use of your share of the partnership’s deduction for intangible drilling costs will be limited to offsetting your net passive income from “passive” trade or business activities. Passive trade or business activities generally include the partnership and other limited partner investments, but passive income does not include salaries, dividends or interest. This means that you will not be able to deduct your share of the partnership’s intangible drilling costs in the year in which you invest unless you have net passive income from investments other than the partnership. However, any portion of your share of the partnership’s deduction for intangible drilling costs that you cannot use in the year in which you invest, because you do not have sufficient net passive income in that year, may be carried forward indefinitely until you can use it to offset your net passive income from the partnership or your other passive activities, if any, in subsequent tax years. (See “Federal Income Tax Consequences - Limitations on Passive Activity Losses and Credits.”)

•
Liability. If you invest in a partnership as a limited partner, then you will have limited liability for the partnership’s liabilities and obligations. This means that you will not be liable for any partnership liabilities or obligations beyond the amount of your initial investment in the partnership and your share of the partnership’s undistributed net profits, subject to certain exceptions set forth in “Summary of Partnership Agreement - Liability of Limited Partners.”

Use of Proceeds
Each partnership must receive minimum subscription proceeds of $2 million to close, and the subscription proceeds of the partnerships, in the aggregate, may not exceed $400 million. The subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of the other partnership or partnerships and the managing general partner has the discretion to accept subscriptions for up to and including the entire amount in Atlas Resources Public #17-2007(A) L.P. and not offer and sell any units in the other partnerships. In each partnership, regardless of whether the partnership receives the minimum or the maximum subscription proceeds from you and the other investors:

•	90% of the subscription proceeds will be used to pay 100% of the intangible drilling costs, as defined above in “- Description of Units,” of drilling and completing the partnership’s wells; and

•	10% of the subscription proceeds will be used to pay a portion of the equipment costs of drilling and completing the partnership’s wells.

The managing general partner will contribute all of the leases to each partnership covering the acreage on which that partnership’s wells will be drilled and pay all of the equipment costs of drilling and completing the partnership’s wells that exceed 10% of the partnership’s subscription proceeds. Thus, the managing general partner will pay the majority of each partnership’s equipment costs. The managing general partner also will be charged with 100% of the organization and offering costs for each partnership. A portion of these contributions to each partnership will be in the form of payments to itself, its affiliates and third-parties and the remainder will be in the form of services related to organizing this offering. The managing general partner will receive a credit towards its required capital contribution to each partnership for these payments and services as discussed in “Participation in Costs and Revenues.” (See “Capitalization and Source of Funds and Use of Proceeds” and “Federal Income Tax Consequences - Intangible Drilling Costs.”)

Five Year-50% Subordination, Participation in Costs and Revenues, and Distributions
Each partnership will be a separate business entity from the other partnership, and you will be a partner only in the partnership in which you invest. You will have no interest in the business, assets or tax benefits of the other partnerships unless you also invest in the other partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest. Each partnership is structured to provide you and its other investors with cash distributions equal to a minimum of 10% of capital, based on a subscription price of $10,000 per unit, regardless of the actual subscription price you paid for your units, in each of the first five 12-month periods beginning with the partnership’s first cash distribution from operations. To help achieve this investment feature of a 10% return of capital in each of the first five 12-month periods, the managing general partner will subordinate up to 50% of its share of partnership net production revenues, which will be up to between 16% and 20% of total partnership net production revenues, depending on the amount of the managing general partner’s capital contribution to that partnership, during this subordination period. (See “Participation in Costs and Revenues - Subordination of Portion of Managing General Partner’s Net Revenue Share.”)

Each partnership’s 60-month subordination period will begin with the partnership’s first cash distribution from operations to you and its other investors. The estimated maximum time from the closing for a partnership to begin distributions is eight months from the closing as discussed in “Investment Objectives.” Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period, but not after, the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return of capital described above. The specific formula for determining subordination distributions is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The following table sets forth how the partnership’s costs and revenues will be charged and credited between the managing general partner and you and the other investors for each partnership after deducting from the partnership’s gross revenues the landowner royalties and any other lease burdens.

	Managing
	General
	Partner	Investors
Partnership Costs
Organization and offering costs	100%	0%
Lease costs	100%	0%
Intangible drilling costs (1)	0%	100%
Equipment costs	(2)	(2)
Operating costs, administrative costs, direct costs, and all other costs	(3)	(3)

Partnership Revenues
Interest income	(4)	(4)
Equipment proceeds	(2)	(2)
All other revenues including production revenues	(5)(6)	(5)(6)
_______________
(1)
Ninety percent of the subscription proceeds of you and the other investors in the partnership in which you subscribe will be used to pay 100% of the intangible drilling costs incurred by that partnership in drilling and completing its wells.

(2)
Ten percent of the subscription proceeds of you and the other investors in the partnership in which you subscribe will be used to pay a portion of the equipment costs incurred by that partnership in drilling and completing its wells. All equipment costs in excess of 10% of the partnership’s subscription proceeds will be paid by the managing general partner. Thus, the managing general partner will pay a majority of each partnership’s equipment costs. Equipment proceeds, if any, will be credited in the same percentage in which the equipment costs were charged. Thus, the managing general partner will receive a majority of any equipment proceeds.

(3)
These costs will be charged to the parties in the same ratio as the related production revenues are being credited. These costs also include the plugging and abandonment costs of the wells after their economic reserves have been produced and depleted as described in “Participation in Costs and Revenues.”

(4)
Your subscription proceeds will earn interest until they are paid to the managing general partner for use in the partnership’s drilling activities, and will be credited to your account and paid to you not later than the partnership’s first cash distribution from operations. After the subscription proceeds from a closing are transferred to a partnership account and before they are paid to the managing general partner for use in a partnership’s natural gas and oil operations, any interest income from temporary investments will be allocated pro rata to the investors in that partnership providing those subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as natural gas and oil production revenues are credited.

(5)
The managing general partner and you and the other investors in a partnership will share in all of that partnership’s other revenues in the same percentage as their respective capital contributions bears to the partnership’s total capital contributions, except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner’s total revenue share may not exceed 40% of partnership revenues.

(6)
The actual allocation of partnership revenues between the managing general partner and you and the other investors will vary from the allocation described in (5) above if a portion of the managing general partner’s share of partnership net production revenues is subordinated as described above.

The managing general partner will review each partnership’s accounts at least monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The partnership in which you invest will distribute funds to you and its other investors that the managing general partner does not believe are necessary for the partnership to retain. (See “Participation in Costs and Revenues.”)

Compensation
As discussed in “Compensation,” the managing general partner and its affiliates will receive substantial fees and profits in connection with this offering. The items of compensation paid to the managing general partner and its affiliates from each partnership are as follows:

•
The managing general partner will receive a share of each partnership’s revenues. The managing general partner’s revenue share will be in the same percentage as its capital contribution bears to that partnership’s total capital contributions plus an additional 7% of partnership revenues. However, the managing general partner’s revenue share may not exceed a total of 40% of partnership revenues, regardless of the amount of the managing general partner’s capital contribution, and a portion of the managing general partner’s revenue share will be subject to the its subordination obligation.

•
The managing general partner will receive a credit to its capital account in an amount equal to the cost of the leases contributed to a partnership by the managing general partner, or the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

•
Each partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership’s wells at competitive rates as described in “Compensation - Drilling Contracts.”

•	When a partnership’s wells begin producing natural gas or oil in commercial quantities, the managing general partner, as operator of the wells, will receive:

•	reimbursement at actual cost for all direct expenses incurred by it on behalf of the partnership; and

•	well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

•	The managing general partner will receive gathering fees at competitive rates for its services in gathering and transporting a partnership’s natural gas production.

•
Subject to certain exceptions described in “Plan of Distribution,” Anthem Securities, Inc., the dealer-manager and an affiliate of the managing general partner, which is sometimes referred to in this prospectus as “Anthem Securities,” will receive on each unit sold to an investor a 2.5% dealer-manager fee, a 7% sales commission and up to a .5% reimbursement of the selling agents’ bona fide due diligence expenses.

•
The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of a partnership. If the managing general partner provides equipment, supplies, and other services to a partnership, then it may do so at competitive industry rates.

•
The managing general partner and its affiliates will receive a nonaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. The managing general partner may not increase this fee during the term of the partnership.

(See “Compensation.”)

RISK FACTORS

An investment in a partnership involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

Risks Related To The Partnerships’ Oil and Gas Operations
No Guarantee of Return of Investment or Rate of Return on Investment Because of Speculative Nature of Drilling Natural Gas and Oil Wells. Natural gas and oil exploration is an inherently speculative activity. Before the drilling of a well the managing general partner cannot predict with absolute certainty:

•	the volume of natural gas and oil recoverable from the well; or

•	the time it will take to recover the natural gas and oil.

You may not recover any or all of your investment in a partnership, or if you do recover your investment in a partnership you may not receive a rate of return on your investment that is competitive with other types of investment. You will be able to recover your investment only through distributions of the partnership’s net proceeds from the sale of its natural gas and oil from productive wells. The quantity of natural gas and oil in a well, which is referred to as its reserves, decreases over time as the natural gas and oil is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment in a partnership, excluding tax benefits, until your total cash distributions from the partnership exceed 100% of your investment. (See “Prior Activities.”)

Because Some Wells May Not Return Their Drilling and Completion Costs, It May Take Many Years to Return Your Investment in Cash, If Ever.  Even if a well is completed in a partnership and produces natural gas and oil in commercial quantities, it may not produce enough natural gas and oil to pay for the costs of drilling and completing the well, even if tax benefits are considered. For example, the managing general partner has formed 55 partnerships since 1985 as set forth in “Prior Activities,” however, 38 of the 55 partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. Thus, it may take many years to return your investment in cash, if ever.

The partnerships’ primary drilling areas are located in the most active drilling areas in the Appalachian Basin. As a result, many of the leases which will be drilled by a partnership are in areas that have already been partially depleted or drained by earlier offset drilling. This may reduce a partnership’s ability to find economically recoverable quantities of natural gas in those areas. (See “Prior Activities.”)

The Managing General Partner Has Limited Experience in Drilling Wells to the Marcellus Shale, Less Information Regarding Reserves and Decline Rates in the Marcellus Shale Than the Other Primary Areas and Wells Drilled to the Marcellus Shale Will Be Deeper, More Expensive and More Susceptible to Mechanical Problems in Drilling and Completing Than Wells in the Other Primary Areas. The managing general partner has limited experience in drilling development wells to the Marcellus Shale. As of October 5, 2007, the managing general partner has drilled ten wells to the Marcellus Shale, eight of which have been completed as productive, but have been producing for only a short period of time. The other two wells have not yet been completed and fraced. Also, other operators in the Appalachian Basin have limited experience in drilling wells to the Marcellus Shale. Thus, the managing general partner has much less information with respect to the ultimate recoverable reserves and the production decline rate in the Marcellus Shale than it does in the other three primary areas as described in “Proposed Activities - Primary Areas.” Also, the wells to be drilled in the Marcellus Shale will be drilled deeper than in the other primary areas, which makes the Marcellus Shale wells more expensive to drill and complete as described in “Compensation - Drilling Contracts.” In this regard, the managing general partner anticipates that approximately 29% of the targeted subscription proceeds in Atlas Resources Public #17-2007(A) L.P. will be expended on drilling wells to the Marcellus Shale, although at the date of this prospectus only three Marcellus Shale prospects have been specified. Wells drilled to the Marcellus Shale also will be more susceptible to mechanical problems associated with the drilling and completion of the wells, such as casing collapse and lost equipment in the wellbore. In addition, the fracing of the Marcellus Shale will be more extensive and complicated than fracing the geological formations in the other three primary areas.

Nonproductive Wells May be Drilled Even Though the Partnerships’ Operations are Primarily Limited to Development Drilling. Each partnership may drill some development wells that are nonproductive, which is referred to as a “dry hole,” and must be plugged and abandoned. If one or more of a partnership’s wells are nonproductive, then the partnership’s productive wells may not produce enough revenues to offset the loss of investment in the nonproductive wells. (See “Prior Activities.”)

Partnership Distributions May be Reduced if There is a Decrease in the Price of Natural Gas and Oil. The prices at which a partnership’s natural gas and oil will be sold are uncertain and, as discussed in “- Adverse Events in Marketing a Partnership’s Natural Gas Could Reduce Partnership Distributions,” the partnerships are not guaranteed a specific natural gas price for the sale of their natural gas production. Changes in natural gas and oil prices will have a significant impact on a partnership’s cash flow and the value of its reserves. Lower natural gas and oil prices may not only decrease a partnership’s revenues, but also may reduce the amount of natural gas and oil that a partnership can produce economically.

Historically, natural gas and oil prices have been volatile and it is likely that they will continue to be volatile in the future. Prices for natural gas and oil will depend on supply and demand factors largely beyond the control of the partnerships and prices may fluctuate widely in response to:

•	relatively minor changes in the supply of and demand for natural gas or oil;

•	market uncertainty; and

•	a variety of additional factors that are beyond a partnership’s control, as described in “Competition, Markets and Regulations - Competition and Markets.”

These factors make it extremely difficult to predict natural gas and oil price movements with any certainty.

If natural gas and oil prices decrease in the future, then your partnership distributions will decrease accordingly. Also, natural gas and oil prices may decrease during the first years of production from your partnership’s wells which is when the wells typically achieve their greatest level of production. This would have a greater adverse effect on your partnership distributions than price decreases in later years when the wells have a lower level of production. Also, your return level will decrease during the term of the partnership, even if there are rising natural gas prices, because of declining production volumes from the wells over time. See “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” for a discussion of flush production and “Proposed Activities - Sale of Natural Gas and Oil Production.”

Further, as discussed in “Federal Income Tax Consequences - Depletion Allowance,” the managing general partner has represented that most, if not all, of the natural gas and oil production from your partnership’s productive wells, other than natural gas and oil production from Marcellus Shale wells, will be marginal production under the Internal Revenue Code and could qualify for potentially higher rates of percentage depletion. Thus, the partnership will be more sensitive to price declines, including reducing the volume of natural gas and oil that a partnership can produce economically (i.e., the volume of natural gas and oil reserves), than if its wells produced at a higher average rate of production that did not qualify for the potentially higher rate of percentage depletion.

Adverse Events in Marketing a Partnership’s Natural Gas Could Reduce Partnership Distributions. In addition to the risk of decreased natural gas and oil prices described above, certain material adverse events in marketing a partnership’s natural gas could reduce a partnership’s distributions to you and its other investors. These risks are set forth below.

•
Competition from other natural gas producers and marketers in the Appalachian Basin, as well as competition from alternative energy sources, may make it more difficult to market each partnership’s natural gas.

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As set forth in “Proposed Activities,” the managing general partner has identified four primary areas where it intends to drill each partnership’s wells. The managing general partner anticipates that each partnership’s natural gas production in each of the primary areas initially will be sold to a limited number of purchasers in each area as described in “Proposed Activities - Sale of Natural Gas and Oil Production.” If a partnership loses a natural gas purchaser in a given area, the partnership may be unable to locate a new natural gas purchaser in the area that will buy the partnership’s natural gas on as favorable terms as the initial purchaser.

Also, all of these natural gas purchase contracts provide that the price paid by the natural gas purchaser may be adjusted upward or downward in accordance with the spot market price and market conditions as described in “Proposed Activities - Sale of Natural Gas and Oil Production.” Thus, the partnerships will not be guaranteed a specific natural gas price, other than through hedging. To limit exposure to changing natural gas prices, Atlas America and/or Atlas Energy Resources, LLC use financial and physical hedges for their natural gas production, including natural gas production from the partnerships and the managing general partner’s other partnerships. Atlas America and/or Atlas Energy Resources, LLC will enter into financial hedges, which may include purchases of regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts are commitments to purchase or sell natural gas at future dates and generally cover one-month periods for up to 36 months in the future. In addition, they may enter into physical hedges, which are not deemed hedging for accounting purposes because they require firm delivery of natural gas and are considered normal sales of natural gas. The percentages of natural gas that are hedged through either financial hedges or physical hedges, or are not hedged at all, will change from time to time in the discretion of Atlas America and/or Atlas Energy Resources, LLC. It is difficult to project what portion of these hedges will be allocated to each partnership by the managing general partner because of uncertainty about the quantity, timing, and delivery locations of natural gas that may be produced by a partnership.

By removing the price volatility from a portion, which may be substantial, of the natural gas production from the partnerships, the managing general partner and its affiliates will reduce, but not eliminate, the potential effects of changing natural gas prices on a portion, which may be substantial, of the cash flow from the partnerships for the periods covered by the hedges. Furthermore, while intended to help reduce the effects of volatile natural gas prices, such transactions, depending on the hedging instrument used, may limit the potential gains for the partnerships if natural gas prices were to rise substantially over the price established by the hedge. Also, the partnerships could incur liability on the financial hedges. For example, a partnership would be exposed to the risk of a financial loss if any of the following occur:

•	a partnership’s production is substantially less than expected;

•	the counterparties to the futures contracts fail to perform under the contracts; or

•	there is a sudden, unexpected event materially impacting natural gas prices.

See “Proposed Activities - Sale of Natural Gas and Oil Production - Natural Gas Contracts.”

All of the natural gas contracts, including those described above, are between the natural gas purchaser and either Atlas America, Atlas Energy Resources, LLC or an affiliate. Either Atlas America, Atlas Energy Resources, LLC or an affiliate will receive the sales proceeds from the natural gas purchasers and then distribute the sales proceeds to each partnership based on the volume of natural gas produced by each partnership. Until the sales proceeds are distributed to the partnerships, they will be subject to the claims of Atlas America’s, Atlas Energy Resources, LLC’s, or their affiliates’ creditors.

•
There is a credit risk associated with a natural gas purchaser’s ability to pay. Each partnership may not be paid, or may experience delays in receiving payment, for its natural gas that has already been delivered to the purchaser. In accordance with industry practice, a partnership typically will deliver natural gas to a purchaser for a period of up to 60 to 90 days before it receives payment. Thus, it is possible that the partnership may not be paid for natural gas that already has been delivered if the natural gas purchaser fails to pay for any reason, including bankruptcy. This ongoing credit risk also may delay or interrupt the sale of the partnership’s natural gas or the partnership’s negotiation of different terms and arrangements for selling its natural gas to other purchasers. Finally, this credit risk may reduce the price benefit derived by the partnerships from the managing general partner’s natural gas hedging arrangements as described in “Proposed Activities - Sale of Natural Gas and Oil Production - Natural Gas Contracts,” since from time to time the managing general partner and its affiliates have implemented a portion of their natural gas hedges through the natural gas purchasers.

•	A partnership’s net revenues will decrease the farther its natural gas is transported for sale because of increased transportation costs.

•
Production from wells drilled in certain areas, such as wells drilled in the Crawford County, Pennsylvania area and, to a lesser extent, the Fayette County, Pennsylvania area and the Anderson, Campbell, Morgan, Scott and Roane Counties, Tennessee area, may be delayed until construction of the necessary gathering lines and production facilities is completed. (See “Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas.”)

•
The managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners for the majority of a partnership’s natural gas as described in “Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas.” Atlas Pipeline Partners GP, LLC, a wholly-owned subsidiary of Atlas Pipeline Holdings, L.P., an affiliate of Atlas America, Inc., which is sometimes referred to in this prospectus as “Atlas America” and is the indirect parent company of the managing general partner, controls and manages the gathering system for Atlas Pipeline Partners. (See “Management - Organizational Diagram and Security Ownership of Beneficial Owners.”) However, Atlas Pipeline Holdings, L.P., as a public company, may be more susceptible to a change of control from Atlas America’s affiliates to independent third-parties.

Also, certain of the managing general partner’s affiliates, including Atlas America, are obligated through their agreement with Atlas Pipeline Partners to pay the difference between the amount a partnership pays for gathering fees to the managing general partner as set forth in “Compensation - Gathering Fees,” and the greater of $.35 per mcf or 16% of the gross sales price for the natural gas. This creates a conflict of interest between the managing general partner and a partnership because the managing general partner has an economic incentive to increase the amount of gathering fees paid by a partnership so as to reduce the amount of gathering fees paid by Atlas America to Atlas Pipeline Partners, but any increase cannot exceed a competitive rate. Further, if Atlas Pipeline Partners GP, LLC were removed as general partner of Atlas Pipeline Partners without cause and without its consent, this could create further pressure to increase the amount of gathering fees required to be paid by the partnerships for natural gas transported through Atlas Pipeline Partners’ gathering system since Atlas Pipeline Partners GP, LLC would no longer receive revenues from Atlas Pipeline Partners, but Atlas America and its affiliates would be obligated to pay the difference between the amount in the master natural gas gathering agreement and the amount paid by a partnership other than with respect to new wells drilled, if any, by the partnership after the removal of Atlas Pipeline Partners GP, LLC as general partner of Atlas Pipeline Partners. Thus, the managing general partner and its affiliates would have an incentive to increase the gathering fees charged to a partnership. Any increase in the gathering fees that your partnership pays, which cannot exceed competitive rates, would reduce your cash distributions from the partnership.

Possible Leasehold Defects. There may be defects in a partnership’s title to its leases. Although the managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, it will not obtain a division order title opinion after the well is completed. Thus, a partnership may experience losses from title defects which arose during drilling that would have been disclosed by a division order title opinion, such as liens arising during drilling operations or transfers of interests in the leases after drilling begins. Also, the managing general partner may use its own judgment in waiving title requirements for a partnership’s leases and it will not be liable for any failure of title of leases transferred to a partnership. (See “Proposed Activities - Title to Properties.”)

Transfer of the Leases Will Not Be Made Until Well is Completed. Because the leases will not be transferred from the managing general partner to a partnership until after the wells are drilled and completed, the transfer could be set aside by a creditor of the managing general partner, or the trustee in the event of the voluntary or involuntary bankruptcy of the managing general partner, if it were determined that the managing general partner received less than a reasonably equivalent value for the leases. In this event, the leases and the wells would revert to the creditors or trustee, and the partnership would either recover nothing or only the amount it paid for the leases and the cost of drilling the wells. Assigning the leases to a partnership after the wells are drilled and completed, however, will not affect the availability of the tax deductions for intangible drilling costs since the partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. (See “Proposed Activities - Title to Properties.”)

Participation with Third-Parties in Drilling Wells May Require the Partnerships to Pay Additional Costs. Third-parties will participate with each partnership in drilling some of the wells and additional financial risks exist when the costs of drilling, equipping, completing, and operating wells is shared by more than one person. If a partnership pays its share of the costs, but another interest owner does not pay its share of the costs, then the partnership would have to pay the costs of the defaulting party. In this event, the partnership would receive the defaulting party’s revenues from the well, if any, under penalty arrangements set forth in the operating agreement, which may, or may not, cover all of the additional costs paid by the partnership.

If the managing general partner is not the actual operator of the well for all of the working interest owners of the well, then there is a risk that the managing general partner cannot supervise the third-party operator closely enough. For example, decisions related to the following would be made by the third-party operator and may not be in the best interests of the partnerships and you and the other investors:

•	how the well is operated;

•	expenditures related to the well; and

•	possibly the marketing of the natural gas and oil production from the well.

Further, the third-party operator may have financial difficulties and fail to pay for materials or services on the wells it drills or operates, which would cause the partnership to incur extra costs in discharging materialmen’s and workmen’s liens. The managing general partner may not be the operator of a well for all of the working interest owners of the well if the partnership owns less than a 50% working interest in the well, or if the managing general partner acquired the working interest in the well from a third-party under arrangements that required the third-party to be named operator as one of the terms of the acquisition.

Risks Related to an Investment In a Partnership
If You Choose to Invest as a General Partner, Then You Have Greater Risk Than a Limited Partner. If you elect to invest in a partnership as an investor general partner for the tax benefits instead of as a limited partner, then under Delaware law you will have unlimited liability for your partnership’s activities until you are converted to limited partner status, subject to certain exceptions described in “Actions To Be Taken by Managing General Partner To Reduce Risks of Additional Payments By Investor General Partners - Conversion of Investor General Partner Units to Limited Partner Units.” This could result in you being required to make payments, in addition to your original investment, in amounts that are impossible to predict because of their uncertain nature. Under the terms of the partnership agreement, if you are an investor general partner you agree to pay only your proportionate share, as among all of your partnership’s investor general partners, of your partnership’s obligations and liabilities. This agreement, however, does not eliminate your liability to third-parties if another investor general partner does not pay his proportionate share of your partnership’s obligations and liabilities.

Also, each partnership will own less than 100% of the working interest in some of its wells. If a court holds you and the other third-party working interest owners of the well liable for the development and operation of a well and the third-party working interest owners do not pay their proportionate share of the costs and liabilities associated with the well, then the partnership and you and the other investor general partners also would be liable for those costs and liabilities.

As an investor general partner you may become subject to the following:

•	contract liability, which is not covered by insurance;

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liability for pollution, abuses of the environment, and other environmental damages as discussed in “Competition, Markets and Regulation - Environmental Regulation,” including but not limited to the release of toxic gas, spills or uncontrollable flows of natural gas, oil or well fluids, including underground or surface contamination, against which the managing general partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or other reasons; and

•
liability for drilling hazards that result in property damage, personal injury, or death to third-parties in amounts greater than the insurance coverage. The drilling hazards include, but are not limited to, well blowouts, fires, craterings and explosions.

If your partnership’s insurance proceeds and assets, the managing general partner’s indemnification of you and the other investor general partners, and the liability coverage provided by major subcontractors were not sufficient to satisfy the liability, then the managing general partner would call for additional funds from you and the other investor general partners to satisfy the liability.  See “Actions To Be Taken By Managing General Partner To Reduce Risks of Additional Payments by Investor General Partners,” including the managing general partner’s current insurance coverage of $10 million for pollution liability, which may not be adequate. Additionally, any of the drilling hazards may result in the loss of the well and the associated revenues. Finally, an investor general partner may have liability if his partnership does not properly plug and abandon a well. See “Participation in Costs and Revenues - Costs - Operating Costs, Direct Costs, Administrative Costs and All Other Costs” relating to the costs associated with plugging and abandoning wells.

The Managing General Partner May Not Meet Its Capital Contributions, Indemnification and Purchase Obligations If Its Liquid Net Worth Is Not Sufficient. The managing general partner has made commitments to you and the other investors in each partnership regarding the following:

•	the payment of organization and offering costs and the majority of equipment costs;

•
indemnification of the investor general partners for liabilities in excess of their pro rata share of partnership assets and insurance proceeds, which commitment the managing general partner has made in 52 of the partnerships it has sponsored; and

•
purchasing units presented by an investor, although this feature may be suspended by the managing general partner if it determines, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms.

A significant financial reversal for the managing general partner could adversely affect its ability to honor these obligations.

The managing general partner’s net worth is based primarily on the estimated value of its producing natural gas properties and is not available in cash without borrowings or a sale of the properties. Also, if natural gas prices decrease, then the estimated value of the properties and the managing general partner’s net worth will be reduced. Further, price decreases will reduce the managing general partner’s revenues, and may make some reserves uneconomic to produce. This would reduce the managing general partner’s reserves and cash flow, and could cause the lenders of the managing general partner and its affiliates to reduce the borrowing base for the managing general partner and its affiliates. In this regard, see “Management’s Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources” regarding the managing general partner’s liability under the terms of the credit facility. The borrowing base of the credit facility was increased to $850 million in connection with Atlas Energy Resources, LLC’s acquisition of DTE Gas & Oil Company as described in “Management.” The revolving credit facility has a current borrowing base of $850 million, which will be redetermined semi-annually on April 1 and October 1, subject to changes in the oil and gas reserves. The initial borrowing base is also scheduled to be reduced to $685 million at the earlier of June 29, 2008 or the issuance by Atlas Energy Resources, LLC of equity or debt securities of at least $200 million. Also, because the majority of the managing general partner’s proved reserves are currently natural gas reserves, the managing general partner’s net worth is more susceptible to movements in natural gas prices than in oil prices.

The managing general partner’s net worth may not be sufficient, either currently or in the future, to meet its financial commitments under the partnership agreement. These risks are increased because the managing general partner has made similar financial commitments in most of its other partnerships and will make this same commitment in future partnerships. See “Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.”

An Investment in a Partnership Must be for the Long-Term Because the Units Are Illiquid and Not Readily Transferable. If you invest in a partnership, then you must assume the risks of an illiquid investment. The transferability of the units is limited by the securities laws, the tax laws, and the partnership agreement. The units generally cannot be liquidated since there is not a readily available market for the sale of the units. Further, the partnerships do not intend to list the units on any exchange. (See “Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.”)

Also, a sale of your units could create adverse tax and economic consequences for you. The sale or exchange of all or part of your units held for more than 12 months generally will result in a recognition of long-term capital gain or loss. However, previous deductions for depreciation, depletion and intangible drilling costs may be recaptured as ordinary income rather than capital gain regardless of how long you have owned your units. If you have held your units for 12 months or less, then the gain or loss generally will be short-term gain or loss. Also, your pro rata share of a partnership’s liabilities, if any, as of the date of the sale or exchange of your units must be included in the amount realized by you. Thus, the gain recognized by you may result in a tax liability greater than the cash proceeds, if any, received by you from the sale or other disposition of your units, if permitted under the partnership agreement. (See “Federal Income Tax Consequences - Disposition of Units” and “Presentment Feature.”)

Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled. Each partnership must receive minimum subscription proceeds of $2 million to close the offering, and the subscription proceeds of the partnerships, in the aggregate, may not exceed $400 million. There are no other requirements regarding the size of a partnership other than the nonbinding targeted maximum amounts described in “Terms of the Offering - Subscription to a Partnership.” Thus, the subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of another partnership. A partnership with a smaller amount of subscription proceeds will drill fewer wells, which decreases the partnership’s ability to spread the risks of drilling. For example, the managing general partner anticipates that a partnership will drill approximately 6.19 net wells if the minimum subscriptions of $2 million are received, which is compared with approximately 1,076 net wells if subscription proceeds of $400 million are received by a partnership. See “Compensation - Drilling Contracts” for a discussion of the estimated average well cost in each of the primary areas and for the Program as a whole. A gross well is a well in which a partnership owns a working interest. This is compared with a net well which is the sum of the fractional working interests owned in the gross wells. For example, a 50% working interest owned in three wells is three gross wells, but 1.5 net wells.

On the other hand, to the extent more than the minimum subscription proceeds are received by a partnership and the number of wells drilled increases, the partnership’s overall investment return may decrease if the managing general partner is unable to find enough suitable wells to be drilled. (See “Proposed Activities - Acquisition of Leases.”) Also, to the extent a partnership’s subscription proceeds and number of wells it drills increase, greater demands will be placed on the managing general partner’s management capabilities.

In addition, the cost of drilling and completing a well is often uncertain and there may be cost overruns in drilling and completing the wells, because the wells will not be drilled and completed on a turnkey basis for a fixed price that would shift certain risks of loss from the partnerships to the managing general partner as drilling contractor. The majority of the equipment costs of each partnership’s wells will be paid by the managing general partner. However, all of the intangible drilling costs of a partnership’s wells will be charged to you and the other investors in that partnership. If a partnership incurs a cost overrun for the intangible drilling costs of a well or wells, then the managing general partner anticipates that it would use the partnership’s subscription proceeds, if available, to pay the cost overrun or advance the necessary funds to the partnership. Using subscription proceeds to pay cost overruns charged to you and the other investors under the partnership agreement will result in a partnership drilling fewer wells.

Increases in the Costs of the Wells May Adversely Affect Your Return. The increase in natural gas and oil prices over the last several years has increased the demand for drilling rigs and other related equipment, and the costs of drilling and completing natural gas and oil wells also have increased. Because each partnership’s wells will be drilled on a modified cost plus basis as described in “Compensation - Drilling Contracts,” these increased costs will increase the cost to drill and complete each partnership’s wells. As compared with 2005, the managing general partner estimates that its drilling and completion costs increased by approximately 26% in 2006 and may continue to increase in the future. This means that fewer wells will be drilled by a partnership in 2007 than it would have drilled if the drilling and completion costs of the wells had not increased since 2005. On the other hand, if the price of natural gas and oil decreases before a partnership’s wells are drilled, the drilling and completion costs of the wells to be drilled by the partnerships would, in all likelihood, not be affected since the managing general partner believes that, in the short term, drilling and completion costs are not likely to be reduced by a drop in natural gas and oil prices. Also, the reduced availability of drilling rigs and other related equipment may make it more difficult to drill a partnership’s wells in a timely manner or to comply with the prepaid intangible drilling costs rules discussed in “Federal Income Tax Consequences - Drilling Contracts.”

The Partnerships Do Not Own Any Prospects, the Managing General Partner Has Complete Discretion to Select Which Prospects Are Acquired By a Partnership, and The Possible Lack of Information for a Majority of the Prospects Decreases Your Ability to Evaluate the Feasibility of a Partnership. The partnerships do not currently hold any interests in any prospects on which the wells will be drilled, and the managing general partner has absolute discretion in determining which prospects will be acquired to be drilled. The managing general partner has identified in “Proposed Activities” the general areas where each partnership will drill wells and the managing general partner intends that Atlas Resources Public #17-2007(A) L.P. will drill the prospects described in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” These prospects represent some of the wells currently proposed to be drilled if the targeted nonbinding amount of subscription proceeds is received by Atlas Resources Public #17-2007(A) L.P. as described in “Terms of the Offering - Subscription to a Partnership.”

If there are material adverse events with respect to any of the currently proposed prospects, the managing general partner will substitute a new prospect. The managing general partner also anticipates that it will designate a portion of the prospects in Atlas Resources Public #17-2008(B) L.P. or Atlas Resources Public #17-2008(C) L.P., if units are offered in those partnerships, by a supplement or an amendment to the registration statement of which this prospectus is a part. With respect to the identified prospects to be drilled by a partnership, the managing general partner has the right on behalf of the partnership to:

•	substitute prospects;

•	take a lesser working interest in the prospects;

•	drill in other areas; or

•	do any combination of the foregoing.

Thus, you do not have any geological or production information to evaluate any additional and/or substituted prospects and wells. Also, if the subscription proceeds received by a partnership are insufficient to drill all of the identified prospects, then the managing general partner will choose those prospects which it believes are most suitable for the partnership. You must rely entirely on the managing general partner to select the prospects and wells for a partnership.

In addition, the partnerships do not have the right of first refusal in the selection of prospects from the inventory of the managing general partner and its affiliates, and they may sell their prospects to other partnerships, companies, joint ventures, or other persons at any time.

Drilling Prospects in One Area May Increase Risk. If multiple wells are drilled in one area at approximately the same time, then there is a greater risk that two or more of the wells will be marginal or nonproductive since the managing general partner will not be using the drilling results of one or more of those wells to decide whether or not to continue drilling prospects in that area or to substitute other prospects in other areas. This is contrasted with the situation in which a partnership drills one well in an area, and then assesses the drilling results before it decides to drill a second well in the same area or to substitute a different prospect in another area.

This risk is further increased with respect to wells for which the drilling and completing costs are prepaid in one year, and the drilling of the wells must begin within the first 90 days of the immediately following year under the tax laws associated with deducting the intangible drilling costs of the prepaid wells in the year in which the prepayment is made, rather than the year in which the wells are drilled. For example, if a partnership prepays in the year you invest the costs of drilling one or more wells to be drilled in the next year, potential bad weather conditions during the first 90 days of that year could delay beginning the drilling of one or more of the prepaid wells beyond the 90 day time limit under the tax laws. This would have a greater adverse effect on the partnership’s deduction for prepaid intangible drilling costs if the managing general partner is required to begin drilling many wells at the same time, rather than only a few wells, and increase the number of wells being drilled in each area at approximately the same time and the associated risk as described above. Also, “frost laws” prohibit drilling rigs and other heavy equipment from using certain roads during the winter, which may delay beginning the drilling of the prepaid wells within the 90 day time limit in the next tax year under the tax laws. In addition, there could be shortages of drilling rigs, equipment, supplies and personnel during this time period, or unexpected operational events and drilling conditions. (See “Federal Income Tax Consequences - Drilling Contracts” regarding prepaid wells and the 90 day time constraint.)

Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership’s Drilling Program. Production information from wells previously drilled in the area surrounding the location where a new well is proposed to be drilled is an important indicator in evaluating the economic potential of the well proposed to be drilled. However, generally there will be a little or no production information from surrounding wells for the majority of the wells to be drilled by a partnership, which results in greater uncertainty to you and the other investors. This lack of production information results primarily from the managing general partner, as operator, proposing wells to be drilled in a partnership that are adjacent to wells it has previously drilled as operator in prior partnerships that have not yet been completed, have not yet been put on-line to sell production, or have been producing for only a short period of time so there is little or no production information available. This risk is further increased for wells drilled to the Marcellus Shale since the managing general partner has limited experience in drilling wells to the Marcellus Shale. See “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” and the production data associated with each of the primary areas as set forth in Appendix A. If the managing general partner was not the operator of a previously drilled well, then the production information is not available if the well was drilled within the last five years since the Pennsylvania Department of Environmental Resources keeps production data confidential for the first five years from the time a well starts producing.

The Partnerships In This Program and Other Partnerships Sponsored by the Managing General Partner May Compete With Each Other for Prospects, Equipment, Subcontractors, and Personnel. One or more partnerships in this program and other partnerships sponsored by the managing general partner may have unexpended capital funds at the same time. Thus, these partnerships may compete for suitable prospects, equipment, subcontractors, and the managing general partner’s personnel. For example, a partnership previously organized by the managing general partner may still be acquiring prospects to drill when the partnerships in this program are attempting to acquire their prospects. This may make it more difficult for the partnerships to complete their prospect acquisition and drilling activities and may make each partnership less profitable.

Managing General Partner’s Subordination is Not a Guarantee of the Return of Any of Your Investment. If your cash distributions from the partnership in which you invest are less than a 10% return of capital for each of the first five 12-month periods beginning with the partnership’s first cash distribution from operations, then the managing general partner has agreed to subordinate a portion of its share of the partnership’s net production revenues. However, if the wells produce only small natural gas and oil volumes, and/or natural gas and oil prices decrease, then even with subordination you may not receive the 10% return of capital for each of the first five years as described above, or a return of your capital during the term of the partnership. Also, at any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return of capital described above. (See “Participation in Costs and Revenues - Subordination of Portion of Managing General Partner’s Net Revenue Share.”)

Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation. With respect to each partnership, the managing general partner has or will pledge either its partnership interest and/or an undivided interest in the partnership’s assets equal to or less than its revenue interest, which will range from 32% to 40%, depending on the amount of its capital contribution, to secure borrowings for its and its affiliates’ general purposes. (See “Participation in Costs and Revenues” and “Conflicts of Interest - Conflicts Regarding Managing General Partner Withdrawing or Assigning an Interest.”) Under agreements previously entered into as described in “Management’s Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources,” the managing general partner’s lenders have required a first lien on the managing general partner’s interest in the natural gas and oil properties and other assets of each partnership, and the lenders will have priority over the managing general partner’s subordination obligation under the partnership agreement for each partnership. The borrowing base of the credit facility increased to $850 million in connection with Atlas Energy Resources, LLC’s acquisition of DTE Gas & Oil Company described in “Management.” The revolving credit facility has a current borrowing base of $850 million, which will be redetermined semi-annually on April 1 and October 1, subject to changes in the oil and gas reserves. The initial borrowing base is also scheduled to be reduced to $685 million at the earlier of June 29, 2008 or the issuance by Atlas Energy Resources, LLC of equity or debt securities of at least $200 million. Thus, if there was a default by the managing general partner to the lenders under this pledge arrangement, or if there was a default by an affiliate of the managing general partner under this pledge arrangement or another loan secured by this pledge arrangement, the amount of each partnership’s net production revenues available to the managing general partner for its subordination obligation to you and the other investors would be reduced or eliminated. Also, under certain circumstances, if the managing general partner made a subordination distribution to you and the other investors after a default to its lenders, then the lenders may be able to recoup that subordination distribution from you and the other investors.

Compensation and Fees to the Managing General Partner Regardless of Success of a Partnership’s Activities Will Reduce Cash Distributions. The managing general partner and its affiliates will profit from their services in drilling, completing, and operating each partnership’s wells, and will receive the other fees and reimbursement of direct costs described in “Compensation,” regardless of the success of the partnership’s wells. These fees and direct costs will reduce the amount of cash distributions to you and the other investors. The amount of the fees is subject to the complete discretion of the managing general partner, other than the fees must not exceed competitive fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses and they must comply with any other restrictions set forth in “Compensation.” With respect to direct costs, the managing general partner has sole discretion on behalf of each partnership to select the provider of the services or goods and the provider’s compensation as discussed in “Compensation.”

The Intended Monthly Distributions to Investors May be Reduced or Delayed. Cash distributions to you and the other investors may not be paid each month. Distributions may be reduced or deferred, in the discretion of the managing general partner, to the extent a partnership’s revenues are used for any of the following:

•
compensation and fees to the managing general partner as described above in “- Compensation and Fees to the Managing General Partner Regardless of Success of a Partnership’s Activities Will Reduce Cash Distributions”;

•	repayment of borrowings;

•	cost overruns;

•	remedial work to improve a well’s producing capability;

•	direct costs and general and administrative expenses of the partnership;

•	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

•
indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership’s activities. (See “Participation in Costs and Revenues - Distributions.”)

There Are Conflicts of Interest Between the Managing General Partner and the Investors. There are conflicts of interest between you and the other investors and the managing general partner and its affiliates. These conflicts of interest, which are not otherwise discussed in this “Risk Factors” section, include the following:

•
the managing general partner has determined the compensation and reimbursement that it and its affiliates will receive in connection with the partnerships without any unaffiliated third-party dealing at arms’ length on behalf of you and the other investors;

•
the managing general partner must monitor and enforce, on behalf of the partnerships, its own compliance with the drilling and operating agreement and the partnership agreement and the compliance of it and its affiliate, Atlas Pipeline Partners, with the gas gathering agreement;

•
because the managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays, there may be a conflict of interest concerning which wells will be drilled based on each wells’ risk and profit potential;

•
the allocation of all intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner may create a conflict of interest concerning whether to complete a well;

•
if the managing general partner, as tax matters partner, represents a partnership before the IRS, potential conflicts include, for example, whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to the amount of your deduction for intangible drilling costs, or the credit to the managing general partner’s capital account for contributing the leases to the partnership;

•
which wells will be drilled by the managing general partner’s and its affiliates’ other affiliated partnerships or third-party programs in which they serve as driller/operator and which wells will be drilled by the partnerships in this program, and the terms on which the partnerships’ leases will be acquired;

•
subject to certain limitations described in “Conflicts of Interest - Conflicts Involving the Acquisition of Leases,” the managing general partner will have complete discretion in determining the terms on which it or its affiliated limited partnerships may purchase producing wells from each partnership;

•	the managing general partner and its officers, directors, and affiliates may purchase units at a reduced price, which would dilute the voting rights of you and the other investors on certain matters;

•	the same legal counsel represents the managing general partner and each partnership;

•	Atlas Pipeline Partners, an affiliate of the managing general partner, has the right to determine the order of priority for constructing gathering lines for each partnership’s wells;

•	Atlas Pipeline Partners, an affiliate of the managing general partner, will benefit from the partnerships drilling wells that will connect to its gathering system; and

•
as discussed in “Proposed Activities,” the managing general partner has a drilling commitment with Knox Energy for the drilling of 300 wells, which ends December 31, 2007. This creates a conflict of interest in deciding whether the managing general partner will select wells for each partnership to drill in the areas that will help the managing general partner satisfy this drilling commitment.

Other than certain guidelines set forth in “Conflicts of Interest,” the managing general partner has no established procedures to resolve a conflict of interest. Also, the partnerships do not have an independent investment committee. Thus, certain matters, including conflicts of interest between a partnership and the managing general partner and its affiliates such as those described above or set forth in “Conflicts of Interest,” may not be resolved as favorably to you and the other investors in your partnership as they would be if there was an independent investment committee.

The Presentment Obligation May Not Be Funded and the Presentment Price May Not Reflect Full Value. Subject to certain conditions, beginning with the fifth calendar year after the offering of units in your partnership closes you may present your units to the managing general partner for purchase. However, the managing general partner may determine, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms. In either event the managing general partner may suspend the presentment feature. This risk is increased because the managing general partner has and will incur similar presentment obligations in other partnerships.

Further, the presentment price for your units may not reflect the full value of a partnership’s property or your units because of the difficulty in accurately estimating natural gas and oil reserves. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way, and the accuracy of the reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment. Also, the reserves and future net revenues are based on various assumptions as to natural gas and oil prices, taxes, development expenses, capital expenses, operating expenses and availability of funds. Any significant variance in these assumptions, including the price of natural gas, could materially affect the estimated quantity of the reserves. As a result, the managing general partner’s estimates are inherently imprecise and may not correspond to realizable value. Thus, the presentment price paid for your units and the amount of any partnership distributions received by you before the presentment may be less than the subscription amount you paid for your units. However, because the presentment price is a contractual price it is not reduced by discounts for minority interests and lack of marketability that generally are used to value partnership interests for tax and other purposes, but it is subject to discounts for purposes of determining present value and the amount to be paid. (See “Presentment Feature.”)

Finally, see “- An Investment in a Partnership Must be for the Long-Term Because the Units Are Illiquid and Not Readily Transferable,” above, concerning the tax effects on you of presenting your units for purchase.

The Managing General Partner May Not Devote the Necessary Time to the Partnerships Because Its Management Obligations Are Not Exclusive. The partnerships do not have any employees and must rely on the managing general partner and its affiliates for the management of the partnerships and each partnership’s business, and the managing general partner and its affiliates may not devote the necessary time to the partnerships, which is in the managing general partner’s discretion. Also, the managing general partner depends on its parent companies, Atlas America and Atlas Energy Resources, LLC, and their affiliates, for management and administrative functions as discussed in “Management - Transactions with Management and Affiliates.” The managing general partner and its affiliates will be engaged in other oil and gas activities, including other partnerships and unrelated business ventures for their own account or for the account of others, during the term of each partnership. Thus, the competition for time and services of the managing general partner and its affiliates could result in insufficient attention to the management and operation of the partnerships.

Prepaying Subscription Proceeds to the Managing General Partner May Expose the Subscription Proceeds to Claims of the Managing General Partner’s Creditors. Under the drilling and operating agreement, each partnership will be required to immediately pay the managing general partner, acting as general drilling contractor, the investors’ share of the entire estimated price for drilling and completing the partnership’s wells. Thus, these funds could be subject to claims of the managing general partner’s creditors. (See “Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.”)

Lack of Independent Underwriter May Reduce Due Diligence Investigation of the Partnerships and the Managing General Partner. There has not been an extensive in-depth “due diligence” investigation of the existing and proposed business activities of the partnerships and the managing general partner that would be provided by independent underwriters. Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of bona fide due diligence expenses, which it will reallow to the selling agents, for certain due diligence investigations conducted by the selling agents. However, Anthem Securities’ due diligence examination concerning the partnerships cannot be considered to be independent, nor as comprehensive as an investigation that would have been conducted by an independent broker/dealer. (See “Conflicts of Interest.”)

A Lengthy Offering Period May Result in Delays in the Investment of Your Subscription and Any Cash Distributions From the Partnership to You. Because the offering period for a particular partnership can extend for many months, there may be a delay in the investment of your subscription proceeds. This may create a delay in the partnership’s cash distributions to you which will be paid only after a portion of the partnership’s wells have been drilled, completed and placed on-line for the delivery and sale of natural gas and/or oil, and payment has been received from the purchaser of the natural gas and/or oil. Also, distributions of a partnership’s net production revenues will be made only after payment of the managing general partner’s fees and expenses and only if there is sufficient cash available in the managing general partner’s discretion. See “Terms of the Offering” for a discussion of the procedures involved in the offering of the units and the formation of a partnership.

The Partnerships are Subject to Comprehensive Federal, State and Local Laws and Regulations That Could Increase the Cost and Alter the Manner or Feasibility of the Partnerships Doing Business. The partnerships’ operations are regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon natural gas and oil wells. Under these laws and regulations, the partnerships could also be liable for personal injuries, property damage and other damages. In addition, failure to comply with these laws and regulations may result in the suspension or termination of a partnership’s operations and subject a partnership to administrative, civil and criminal penalties.

Part of the regulatory environment in which the partnerships will operate includes, in some cases, legal requirements for obtaining environmental assessments, environmental impact studies and/or plans of development before beginning drilling and production activities. In addition, the partnerships’ activities are subject to regulations regarding conservation practices and protection of correlative rights. Further, the natural gas and oil regulatory environment could change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, thus, reduce the partnerships’ profitability. Furthermore, the partnerships may be put at a competitive disadvantage as compared to larger companies in the oil and gas industry that can spread these additional regulatory compliance costs over a greater number of wells. See “Competition, Markets and Regulation” for a more detailed description of the laws and regulations that affect the partnerships.

Your Interests May Be Diluted. The equity interests of you and the other investors in a partnership may be diluted. You and the other investors in a partnership will share in the partnership’s production revenues from all of its wells in proportion to your respective number of units, based on $10,000 per unit, regardless of:

•	when you subscribe;

•	which wells are drilled with your subscription proceeds; or

•	the actual subscription price you paid for your units as described below.

Although subscription proceeds received by a partnership in different closings may be used to pay the costs of drilling different wells depending on when the subscriptions are received, 90% of the subscription proceeds of you and the other investors in your partnership will be used to pay intangible drilling costs regardless of when you subscribe. However, the revenues from all of the wells drilled in the partnership will be commingled regardless of when you subscribe and regardless of which wells were drilled with the subscription proceeds in your closing and the results of those wells.

Also, some investors, including the managing general partner and its officers and directors as described in “Plan of Distribution,” may buy up to 5% of the total units in each partnership at discounted prices because the dealer-manager fee, the sales commission and the reimbursement for bona fide due diligence expenses will not be paid for those sales. These discounted subscription prices will reduce the amount of the subscription proceeds available to a partnership to drill wells. (See “- Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled.”) In addition, all of the investors in each partnership will share in the partnership’s production revenues with the managing general partner, based on the number of units purchased by each investor, rather than the purchase price paid by the investor for his units. Thus, investors who pay discounted prices for their units will receive higher returns on their investments in a partnership as compared to investors who pay the entire $10,000 per unit.

Federal Income Tax Risks
Your Deduction for Intangible Drilling Costs May Be Limited for Purposes of the Alternative Minimum Tax. You will be allocated a share of your partnership’s deduction for intangible drilling costs in the year you invest in an amount equal to 90% of the subscription price you pay for your units. Under current tax law, however, your alternative minimum taxable income in the year you invest cannot be reduced by more than 40% by your deduction for intangible drilling costs without creating a tax preference. (See “Federal Income Tax Consequences - Alternative Minimum Tax.”)

Limited Partners Need Passive Income to Use Their Deduction for Intangible Drilling Costs. If you invest in a partnership as a limited partner (except as discussed below), your share of the partnership’s deduction for intangible drilling costs in the year you invest will be a passive loss that cannot be used to offset “active” income, such as salary and bonuses, or portfolio income, such as dividends and interest income. Thus, you may not have enough passive income from the partnership or net passive income from your other passive activities, if any, in the year you invest, to offset a portion or all of your passive deduction for intangible drilling costs in the year you invest. However, any unused passive loss from intangible drilling costs may be carried forward indefinitely by you to offset your passive income in subsequent taxable years. Also, except as described below, the passive activity limitations on your share of the partnership’s deduction for intangible drilling costs in the year you invest do not apply to you if you invest in the partnership as a limited partner and you are a C corporation which:

•	is not a personal service corporation or a closely held corporation;

•	is a personal service corporation in which employee-owners hold 10% (by value) or less of the stock, but is not a closely held corporation; or

•
is a closely held corporation (i.e., five or fewer individuals own more than 50% (by value) of the stock), but is not a personal service corporation in which employee-owners own more than 10% (by value) of the stock, in which case you may use your passive losses to offset your net active income (calculated without regard to your passive activity income and losses or portfolio income and losses).

(See “Federal Income Tax Consequences - Limitations on Passive Activity Losses and Credits.”)

You May Owe Taxes in Excess of Your Cash Distributions from Your Partnership. You may become subject to income tax liability for your share of your partnership’s income in any taxable year in an amount that is greater than the cash and any marginal well production credits you receive from the partnership in which you invest in that taxable year. For example:
•	if the partnership borrows money, your share of partnership revenues used to pay principal on the loan will be included in your income from the partnership and will not be deductible;

•
income from sales of natural gas and oil may be included in your income from the partnership in one tax year, although payment is not actually received by the partnership and, thus, cannot be distributed to you, until the next tax year;

•	if there is a deficit in your capital account, the partnership may allocate income or gain to you even though you do not receive a corresponding distribution of partnership revenues;

•
the partnership’s revenues may be expended by the managing general partner for nondeductible costs or retained in the partnership to establish a reserve for future estimated costs, including a reserve for the estimated costs of eventually plugging and abandoning the wells, which will reduce your cash distributions from the partnership without a corresponding tax deduction; and

•	the taxable disposition of the partnership’s property or your units may result in income tax liability to you in excess of the cash you receive from the transaction.

Investment Interest Deductions of Investor General Partners May Be Limited. If you invest in a partnership as an investor general partner, your share of the partnership’s deduction for intangible drilling costs in the year you invest will reduce your investment income and may limit the amount of your deductible investment interest expense, if any.

Your Tax Benefits from an Investment in a Partnership Are Not Contractually Protected. An investment in a partnership does not give you any contractual protection against the possibility that part or all of the intended tax benefits of your investment will be disallowed by the IRS. No one provides any insurance, tax indemnity or similar agreement for the tax treatment of your investment in a partnership. You have no right to rescind your investment in a partnership or to receive a refund of any of your investment in the partnership if a portion or all of the intended tax consequences of your investment in the partnership are ultimately disallowed by the IRS or the courts. Also, none of the fees paid by the partnerships to the managing general partner, its affiliates or independent third-parties (including special counsel which issued the tax opinion letter) are refundable or contingent on whether the intended tax consequences of your investment in a partnership are ultimately sustained if challenged by the IRS.

An IRS Audit of Your Partnership May Result in an IRS Audit of Your Personal Federal Income Tax Returns. The IRS may audit each partnership’s annual federal information income tax returns, particularly since each partnership’s investors will receive a deduction equal to not less than 90% of their investment amount in the year they invest, which includes their respective deductions for intangible drilling costs. If the partnership in which you invest is audited, the IRS also may audit your personal federal income tax returns, including prior years’ returns and items that are unrelated to the partnership. (See “Federal Income Tax Consequences.”)

Each Partnership’s Deductions May be Challenged by the IRS. If the IRS audits a partnership, it may challenge the amount of the partnership’s deductions and the taxable year in which the deductions were claimed, including the deductions for intangible drilling costs and depreciation. Any adjustments made by the IRS to the federal information income tax returns of the partnership in which you invest could lead to adjustments on your personal federal income tax returns and could reduce the amount of your deductions from the partnership in the year you invest and subsequent tax years. The IRS also could seek to recharacterize a portion of the partnership’s intangible drilling costs for drilling and completing its wells as some other type of expense, such as lease costs or equipment costs, which would reduce or defer your share of the partnership’s deductions for those costs. (See “Federal Income Tax Consequences - Business Expenses,” “- Depreciation and Cost Recovery Deductions,” and “- Drilling Contracts.”)

In addition, depending primarily on when its subscription proceeds are received, it is possible that each partnership may prepay in the year you invest most or all of its intangible drilling costs for wells the drilling of which will not begin until the next year. In that event, you will not receive a deduction in the year you invest for your share of the partnership’s prepaid intangible drilling costs for those wells unless the drilling of the prepaid wells begins on or before the 90th day following the close of the partnership’s taxable year in which the prepayment was made. Under the drilling and operating agreement, the drilling of all of each partnership’s prepaid wells, if any, will be required to begin within that 90 day time period. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the managing general partner, acting as general drilling contractor, without liability to the managing general partner. For example, if prepayment of a well is made in the year you invest and for any reason the drilling of the well does not begin within the required 90 day time period in the next tax year, your deduction for prepaid intangible drilling costs for that well must be claimed for your tax year in which the drilling of the well begins, instead of the tax year in which you invest. Also, there is a greater risk that the IRS will attempt to defer your share of the partnership’s deduction for intangible drilling costs for drilling and completing any prepaid partnership wells from the tax year in which the prepayment is made by the partnership to the next tax year if there are other additional working interest owners of a prepaid well, because those other working interest owners will not be required to prepay their share of the costs of drilling and completing the wells. (See “Federal Income Tax Consequences - Drilling Contracts.”)

Changes in the Law May Reduce Your Tax Benefits From an Investment in a Partnership. Your tax benefits from an investment in a partnership may be affected by changes in the tax laws. For example, the top four federal income tax brackets for individuals were reduced in 2003, including reducing the top bracket to 35% from 38.6%, until December 31, 2010. The lower federal income tax rates will reduce to some degree the amount of taxes you save by virtue of your share of the partnership’s deductions for intangible drilling costs, depletion, and depreciation, and its marginal well production credits, if any. However, the federal income tax rates described above could be changed again, even before January 1, 2011, and other changes in the tax laws could be made that would reduce your tax benefits from an investment in a partnership.

It May Be Many Years Before You Receive Any Marginal Well Production Credits, If Ever. Depending primarily on the applicable reference prices for natural gas and oil in the preceding year, there is a federal income tax credit for the sale of qualified marginal natural gas and oil production. Although the managing general partner anticipates that most, if not all, of each partnership’s natural gas and oil production, other than any production from wells drilled in the Marcellus Shale primary area, will be qualified production for purposes of this tax credit, natural gas and oil production sold by a partnership may be sold at prices above the applicable reference prices at which the marginal well production credit is reduced to zero, particularly in the early years of each partnership when the production from the partnership’s wells generally is the greatest. Thus, depending primarily on market prices for natural gas and oil, which are volatile, you may not receive any marginal well production credits from the partnership in which you invest for many years, if ever. (See “Federal Income Tax Consequences - Marginal Well Production Credits.”)

ADDITIONAL INFORMATION

The program and the partnerships composing the program currently are not required to file reports with the SEC. However, a registration statement on Form S-1 has been filed on behalf of the program with the SEC. Certain portions of the registration statement have been deleted from this prospectus under SEC rules and regulations. You are urged to refer to the registration statement, as amended, and its exhibits for further information concerning the provisions of certain documents referred to in this prospectus.

You may read and copy any materials filed as a part of the registration statement, including the tax opinion included as Exhibit 8, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains an internet world wide web site that contains registration statements, reports, proxy statements, and other information about issuers who file electronically with the SEC, including the program. The address of that site is http://www.sec.gov. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, a copy of the tax opinion may be obtained by you or your advisors from the managing general partner at no cost. The delivery of this prospectus does not imply that its information is correct as of any time after its date.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

Statements, other than statements of historical facts, included in this prospectus and its exhibits address activities, events or developments that the managing general partner and the partnerships anticipate will or may occur in the future. For example, the words “believes,” “anticipates,” “will” and “expects” are intended to identify forward-looking statements. These forward-looking statements include such things as:

•	investment objectives;

•	references to future success in a partnership’s drilling and marketing activities;

•	business strategy;

•	estimated future capital expenditures;

•	competitive strengths and goals; and

•	other similar matters.

These statements are based on certain assumptions and analyses made by the partnerships and the managing general partner in light of their experience and their perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond the control of the partnerships and the managing general partner, including, but not limited to:

•	general economic, market, or business conditions;

•	changes in laws or regulations;

•	the risk that the wells are productive, but do not produce enough revenue to return the investment made;

•	the risk that the wells are dry holes; and

•	uncertainties concerning the price of natural gas and oil, which may decrease.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the managing general partner’s and the partnerships’ expectations.

INVESTMENT OBJECTIVES

Each partnership’s principal investment objectives are to invest its subscription proceeds in natural gas development wells which will:

•
Provide monthly cash distributions to you from the partnership in which you invest until the wells are depleted, with a minimum annual return of capital of 10% during the first five years beginning with your partnership’s first revenue distribution and based on $10,000 per unit for all units sold regardless of the actual subscription price you paid for your units. These distributions of a 10% return of capital during the first five years are not guaranteed, but are subject to the managing general partner’s subordination obligation. The managing general partner anticipates that investors in a partnership will begin to receive monthly cash distributions approximately eight months after the offering period for the partnership ends and it may take up to 12 months before all of the wells in that partnership have been drilled and completed and are on-line for the sale of their natural gas or oil production. However, if all or the majority of the units are sold in Atlas Resources Public #17-2007(A) L.P., then it may take longer for all of the wells to be drilled, completed and placed online to sell production in that partnership. This will delay conversion of the investor general partner units to limited partner units since the managing general partner will not convert the investor general partner units to limited partner units in a partnership until after all of the partnership’s wells have been drilled and completed. In this regard, a well is deemed to be completed when production equipment is installed on a well, even though the well may not yet be connected to a pipeline for production of natural gas. Also, see “Participation in Costs and Revenues - Subordination of Portion of Managing General Partner’s Net Revenue Share” for a discussion of the subordination feature. The partnerships currently do not hold any interests in any prospects on which the wells will be drilled.

•
Obtain tax deductions from the partnership in which you invest, in the year that you invest, from intangible drilling costs to offset a portion of your taxable income from sources other than the partnership, subject to the passive activity limitations on losses if you invest as a limited partner. For example, if you pay $10,000 for a unit your investment will produce an income tax deduction for intangible drilling costs of $9,000 per unit, 90%, in the year you invest against:

•	ordinary income, or capital gain in some situations, if you invest as an investor general partner in a partnership; or

•	net passive income from your other passive activity investments, if any, and passive income from the partnership in the year you invest, if any, if you invest as a limited partner in a partnership.

In 2003 the top four tax brackets for individual taxpayers were reduced from 38.6% to 35%, 35% to 33%, 30% to 28%, and 27% to 25%. These changes are scheduled to expire December 31, 2010. If you are in either the 35% or 33% tax bracket, you will save approximately $3,150 or $2,970, respectively, per $10,000 unit, in federal income taxes in the year that you invest. Most states also allow this type of a deduction against the state income tax. If the partnership in which you invest begins selling natural gas and oil production from its wells in the year in which you invest, however, then you may be allocated a share of partnership income in that year that will be offset by a portion of your intangible drilling cost deduction and your share of the other partnership deductions discussed below.

•
Offset a portion of any gross production income generated by your partnership with tax deductions from percentage depletion, which is 15%, although gross production income from “marginal wells,” as defined in the Code, is eligible for potentially higher rates of percentage depletion.  In this regard, the managing general partner anticipates that most, if not all, of the natural gas and oil production from a partnership’s productive wells, except production from any productive wells in the Marcellus Shale, will be classified as marginal production for federal tax purposes.   The applicable percentage depletion rate for gross income from marginal production is 15% in 2007 and is expected by the managing general partner to be 15% in 2008.  During the lifetime of a partnership’s marginal wells, however, the applicable percentage depletion rate may fluctuate from year to year, depending on the price of oil, but under current tax law it will not be less than the statutory rate of 15% nor more than 25%.

•
Obtain tax deductions of the remaining 10% of your investment over a seven-year cost recovery period, beginning in the year the wells are drilled, completed and placed in service for the production of natural gas or oil in the partnership in which you invest. For example, if you pay $10,000 for a unit, you will receive additional income tax deductions over the cost recovery period totaling $1,000 per unit for depreciation of your partnership’s equipment costs for its productive wells.

•
If you are self-employed and invest in a partnership as an investor general partner, then you may use your share of the partnership’s deduction for intangible drilling costs to offset a portion of your net earnings from self-employment in the year you invest. Also, if wells in the partnership are drilled and completed and placed in service in the year you invest, you will begin receiving the depreciation deductions discussed above which, to the extent they exceed your share of your partnership’s income, if any, in the year in which you invest, also will reduce your net earnings from self-employment in the year you invest, and in your subsequent tax years during the seven-year cost recovery period.

Attainment of these investment objectives by a partnership will depend on many factors, including the ability of the managing general partner to select suitable wells that will be productive and produce enough revenue to return the investment made. The success of each partnership depends largely on future economic conditions, especially the future price of natural gas, which is volatile and may decrease. Also, the extent to which each partnership attains the foregoing investment objectives will be different, because each partnership is a separate business entity which:

•	generally will drill different wells;

•
may receive a different amount of subscription proceeds than the targeted subscription proceeds for each partnership, as determined by the managing general partner, which generally will be the primary factor in determining the number of wells that can be drilled by each partnership; and

•
may drill wells situated in different geographical areas, where the wells will be drilled to different formations, reservoirs or depths, that will affect the cost of the wells and, thus, will also affect the number of wells that can be drilled by each partnership.

There can be no guarantee that the foregoing objectives will be attained.

ACTIONS TO BE TAKEN BY MANAGING GENERAL
 PARTNER TO REDUCE RISKS OF ADDITIONAL
PAYMENTS BY INVESTOR GENERAL PARTNERS

You may choose to invest in a partnership as an investor general partner so that you can receive an immediate tax deduction against any type of income. To help reduce the risk that you and other investor general partners could be required to make additional payments to the partnership, the managing general partner will take the actions set forth below.

•
Insurance. The managing general partner will obtain and maintain insurance coverage in amounts and for purposes that would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. Each partnership will be included as an insured under these general, umbrella, and excess liability policies. In addition, the managing general partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker’s compensation and general, auto, and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1 million combined single limit for bodily injury and property damage in any one occurrence or accident. In the event of a loss caused by a major subcontractor, the managing general partner or partnership may attempt to draw on the insurance policy of the particular subcontractor before the insurance of the managing general partner or that of the partnership, but currently may be unable to do so since only some of its major subcontractors may have insurance which would allow this. Also, even if a major subcontractor’s insurance was initially available, the managing general partner or a partnership may choose to draw on its own insurance coverage before that of the major subcontractor so that its insurance carrier will control the payment of claims.

The managing general partner’s current insurance coverage satisfies the following specifications:

•	worker’s compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws where the wells will be drilled;

•
commercial general liability covering bodily injury and property damage third party liability, including products/completed operations, blow out, cratering, and explosion with limits of $1 million per occurrence/$2 million general aggregate; and $1 million products/completed operations aggregate;

•	underground resources and equipment property damages liability to others with a limit of $1 million;

•	automobile liability with a $1 million combined single limit;

•	employer’s liability with a $500,000 policy limit;

•
pollution liability resulting from a “pollution incident,” which is defined as the discharge, dispersal, seepage, migration, release or escape of one or more pollutants directly from a well site, with a limit of $1 million for bodily injury and property damage and a limit of $100,000 for clean-up for third-parties; however, coverage does not apply to pollution damage to the well site itself or the property of the insured;

•	commercial umbrella liability composed of:

•	primary umbrella limit of $25 million over general liability, automobile liability, and employer’s liability and a $10 million sublimit for pollution liability; and

•	excess liability providing excess limits of $24 million over the $25 million provided in the commercial umbrella, which is for general liability only.

Because the managing general partner is driller and operator of wells for other partnerships, the insurance available to each partnership could be substantially less if insurance claims are made in the other partnerships.

This insurance has deductibles, which would first have to be paid by a partnership, of:

•	$2,500 per occurrence for bodily injury and property damage; and

•	$10,000 per pollution incident for pollution damage.

The insurance also has terms, including exclusions, that are standard for the natural gas and oil industry. On request the managing general partner will provide you or your representative a copy of its insurance policies. The managing general partner will use its best efforts to maintain insurance coverage that meets its current coverage, but it may be unsuccessful if the coverage becomes unavailable or too expensive.

If you are an investor general partner and there is going to be a material adverse change in your partnership’s insurance coverage, which the managing general partner does not anticipate, then the managing general partner will notify you at least 30 days before the effective date of the change. You will then have the right to convert your units into limited partner units before the change in insurance coverage by giving written notice to the managing general partner.

•
Conversion of Investor General Partner Units to Limited Partner Units. Your investor general partner units will be automatically converted by the managing general partner to limited partner units after all of the wells in your partnership have been drilled and completed. In this regard, a well is deemed to be completed when production equipment is installed on a well, even though the well may not yet be connected to a pipeline for production of natural gas. In each partnership, the managing general partner anticipates that all of the wells will be drilled and completed no more than 12 months after a partnership closes, and the conversion will occur before the end of the succeeding tax year. However, if all or the majority of the units are sold in Atlas Resources Public #17-2007(A) L.P., then it may take longer for all of the wells to be drilled and completed in that partnership than if fewer units were sold in that partnership and there were fewer wells drilled and completed. This would delay conversion of the investor general partner units to limited partner units since the managing general partner will not convert the investor general partner units to limited partner units in a partnership until after all of the partnership’s wells have been drilled and completed.

Once your units are converted, which is a nontaxable event, you will have the lesser liability of a limited partner in your partnership under Delaware law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription amount during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after the conversion.

•
Nonrecourse Debt. The partnerships do not anticipate that they will borrow funds. However, if borrowings are required, then the partnerships will be permitted to borrow funds only from the managing general partner or its affiliates and without recourse against non-partnership assets. Thus, if there is a default by your partnership under this loan arrangement you cannot be required to contribute funds to the partnership. Any borrowings by a partnership will be repaid from that partnership’s revenues and assets.

The amount that may be borrowed at any one time by a partnership may not exceed an amount equal to 5% of the investors’ subscription proceeds in the partnership. However, because you do not bear the risk of repaying these borrowings with non-partnership assets, the borrowings will not increase the extent to which you are allowed to deduct your individual share of partnership losses. (See “Federal Income Tax Consequences - Tax Basis of Units” and “- ‘At Risk’ Limitation on Losses.”)

•	Indemnification. The managing general partner will indemnify you from any liability incurred in connection with your partnership that is in excess of your interest in the partnership’s:

•	undistributed net assets; and

•	insurance proceeds, if any, from all potential sources.

The managing general partner’s indemnification obligation, however, will not eliminate your potential liability if the managing general partner’s assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the managing general partner’s assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation. The managing general partner has agreed to this indemnification obligation in 52 of its prior partnerships.

CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds
Each partnership must receive minimum subscription proceeds of $2 million to close, and the subscription proceeds of all partnerships, in the aggregate, may not exceed $400 million. There are no other requirements regarding the size of a partnership, and the subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of the other partnership or partnerships. Although the targeted maximum subscription amounts for each partnership are set forth in “Terms of the Offering - Subscription to a Partnership,” they are not binding on the managing general partner. For example, the managing general partner has the discretion to accept subscriptions for any amount up to and including the entire amount of the program in Atlas Resources Public #17-2007(A) L.P. and not offer and sell any units in the other partnership or partnerships. (See “Terms of the Offering - Subscription to a Partnership.”)

On completion of the offering of units in a partnership, the partnership’s source of funds will be as follows assuming each unit is sold for $10,000:

•	the subscription proceeds of you and the other investors, which will be:

•	$2 million if 200 units are sold; and

•	$400 million if 40,000 units are sold; and

•
the managing general partner’s capital contribution, which must be at least 25% of all capital contributions and includes its credit for organization and offering costs and contributing the leases, which will be:

•	not less than approximately $666,667 if 200 units are sold; and

•	not less than approximately $133 million if 40,000 units are sold.

Thus, the total amount available to a partnership will be not less than approximately $2.7 million if 200 units are sold ranging to not less than approximately $533 million if 40,000 units are sold. The managing general partner’s capital contribution could exceed 25% of all capital contributions based on the percentage of costs that are considered equipment costs as compared with intangible drilling costs because the managing general partner will pay all equipment costs in excess of 10% of the subscription proceeds of you and the other investors, may be a greater percentage of the total costs of drilling and completing the wells than anticipated, and equipment costs may increase from time-to-time at a greater rate than the intangible drilling costs that are paid by you and the other investors.

The managing general partner has made the largest single capital contribution in each of its prior partnerships and no individual investor has contributed more, although the total investor contributions in each partnership have exceeded the managing general partner’s contribution. The managing general partner also expects to make the largest single capital contribution in each of the partnerships.

Use of Proceeds
The subscription proceeds received from you and the other investors will be used by the partnership in which you invest as follows:

•	90% of the subscription proceeds will be used to pay 100% of the intangible drilling costs of drilling and completing the partnership’s wells; and

•	10% of the subscription proceeds will be used to pay a portion of the equipment costs of drilling and completing the partnership’s wells.

The managing general partner will contribute all of the leases to each partnership covering the acreage on which the partnership’s wells will be drilled, and pay all of the equipment costs of drilling and completing the partnership’s wells that exceed 10% of the partnership’s subscription proceeds. Thus, the managing general partner will pay the majority of each partnership’s equipment costs. The managing general partner also will be charged with 100% of the organization and offering costs for each partnership. A portion of these contributions to each partnership will be in the form of payments to itself, its affiliates and third-parties and the remainder will be in the form of services related to organizing this offering. The managing general partner will receive a credit towards its required capital contribution to each partnership for these payments and services as discussed in “Participation in Costs and Revenues.”

The following tables present information concerning each partnership’s use of the proceeds provided by both you and the other investors and the managing general partner. The tables are based in part on the managing general partner’s estimate of its capital contribution to a partnership based on the applicable number of units sold as shown in the table. The managing general partner’s estimated capital contribution shown in the tables includes its credit for organization and offering costs and contributing the leases. Anthem Securities, an affiliate of the managing general partner, will be the dealer-manager of each offering and it will receive the dealer-manager fee, the sales commissions and the up to .5% reimbursement for bona fide due diligence expenses. A portion of these payments and reimbursements, including all of the reimbursement for bona fide due diligence expenses, will be reallowed by the dealer-manager to the broker/dealers, which are referred to as selling agents, as discussed in “Plan of Distribution.” Subject to the above, a partnership’s organizational costs will be paid to the managing general partner, its affiliates and various third-parties, and the intangible drilling costs and tangible costs of drilling and completing a partnership’s wells will be paid to the managing general partner as general drilling contractor and operator under the drilling and operating agreement.

The tables are presented based on:

•	the sale of 200 units ($2 million), which is the minimum number of units for each partnership; and

•	the sale of 40,000 units, which is the maximum number of units, in the aggregate, for all of the partnerships in the program.

Substantially all of the proceeds available to each partnership will be expended for the following purposes and in the following manner:

INVESTOR CAPITAL
NATURE OF PAYMENT	200 UNITS SOLD	% (1)	40,000 UNITS SOLD	% (1)
Organization and Offering Expenses
Dealer-manager fee, sales commissions and reimbursement for bona fide due diligence expenses (2)	- 0 -	- 0 -	- 0 -	- 0 -
Organization costs	- 0 -	- 0 -	- 0 -	- 0 -
Amount Available for Investment:
Intangible drilling costs (3)	$1,800,000	90%	$360,000,000	90%
Equipment costs (3)	$200,000	10%	$40,000,000	10%
Leases	- 0 -	- 0 -	- 0 -	- 0 -
Total Investor Capital	$2,000,000	100%	$400,000,000	100%
______________

(1)
The percentage is based on the investors’ total subscription proceeds, and excludes the managing general partner’s estimate of its capital contributions as set forth in the “- Managing General Partner Capital” table below.

(2)	See “Plan of Distribution” regarding the limits on reimbursements for bona fide due diligence expenses.
(3)
Ninety percent of the subscription proceeds provided by you and the other investors to each partnership will be used to pay 100% of the partnership’s intangible drilling costs. Ten percent of the subscription proceeds provided by you and the other investors to each partnership will be used to pay a portion of the partnership’s equipment costs. (See “Participation in Costs and Revenues.”) The managing general partner will pay all of the remaining equipment costs of each partnership. In this regard, the managing general partner’s share of each partnership’s equipment costs as set forth in the “- Managing General Partner Capital” and the “- Total Partnership Capital” tables below is based on the managing general partner’s estimate of the average cost of drilling and completing wells in each partnership’s primary areas as discussed in “Compensation - Drilling Contracts.”

MANAGING GENERAL PARTNER CAPITAL
NATURE OF PAYMENT	200 UNITS SOLD	% (1)	40,000 UNITS SOLD	% (1)
Organization and Offering Expenses
Dealer-manager fee, sales commissions and reimbursement for bona fide due diligence expenses (2)	$200,000	27.22%	$40,000,000	29.44%
Organization costs (2)	$100,000	13.61%	$5,999,999	4.41%
Amount Available for Investment:
Intangible drilling costs	- 0 -	- 0 -	- 0 -	- 0 -
Equipment costs (3)	$364,765	49.64%	$77,710,607	57.19%
Leases (4)	$70,009	9.53%	$12,169,560	8.96%
Total Managing General Partner Capital	$734,774	100%	$135,880,166	100%
____________
(1)
The percentage is based on the managing general partner’s estimate of its capital contributions, and excludes the investors’ total subscription proceeds set forth in the “- Investor Capital” table above.

(2)
As discussed in “Participation in Costs and Revenues,” if these fees, sales commissions, reimbursements and organization costs exceed 15% of the investors’ total subscription proceeds in a partnership, then the excess will be charged to the managing general partner, but will not be included as part of its capital contribution. See “Plan of Distribution” regarding the limits on reimbursements for bona fide due diligence expenses. Also, if 40,000 units are sold the managing general partner’s organization costs may be up to 5% of the investors’ subscription proceeds, (i.e., up to $20 million), which is materially greater than the estimated organization costs set forth above.

(3)
The managing general partner’s share of equipment costs is described in “Compensation - Drilling Contracts” and “Participation in Costs and Revenues.” However, these costs will vary depending on the actual equipment costs of drilling and completing the wells. Also, see footnote (3) to the “- Investor Capital” table above.

(4)
Instead of contributing cash for the leases, the managing general partner will assign to each partnership the leases covering the acreage on which the partnership’s wells will be drilled. Generally, as described in “Compensation - Lease Costs,” the managing general partner’s lease costs are approximately $11,310 per prospect. For purposes of this table, the managing general partner’s lease costs have been quantified using this amount based on its estimate of the number of net wells that will be drilled with the amount of subscription proceeds available as set forth in the “- Investor Capital” table above. The actual number of net wells drilled by the partnerships is likely to vary from the managing general partner’s estimate, based primarily on where the wells are drilled and the actual costs of drilling and completing the wells. Also, the managing general partner’s lease costs on a prospect may be significantly higher than the above-referenced amount, and its credit for the leases contributed will equal its cost, unless it has a reason to believe that cost is materially more than fair market value of the property, in which case its credit for its lease contribution must not exceed fair market value.

TOTAL PARTNERSHIP CAPITAL
NATURE OF PAYMENT	200 UNITS SOLD	% (1)	40,000 UNITS SOLD	% (1)
Organization and Offering Expenses
Dealer-manager fee, sales commissions and reimbursement for bona fide due diligence expenses (2)	$200,000	7.31%	$40,000,000	7.46%
Organization costs (2)	$100,000	3.66%	$5,999,999	1.12%
Amount Available for Investment:
Intangible drilling costs (3)	$1,800,000	65.82%	$360,000,000	67.18%
Equipment costs (3)	$564,765	20.65%	$117,710,607	21.97%
Leases (4)	$70,009	2.56%	$12,169,560	2.27%
Total Partnership Capital	$2,737,774	100%	$535,880,166	100%
___________
(1)
The percentage is based on investors’ total subscription proceeds in the “- Investor Capital” table above, and the managing general partner’s estimate of its capital contributions in the “- Managing General Partner Capital” table above.

(2)
As discussed in “Participation in Costs and Revenues,” if these fees, sales commissions, reimbursements and organization costs exceed 15% of the investors’ total subscription proceeds in a partnership, then the excess will be charged to the managing general partner, but will not be included as part of its capital contribution. See “Plan of Distribution” regarding the limits on reimbursements for bona fide due diligence expenses. Also, if 40,000 units are sold the managing general partner’s organization costs may be up to 5% of the investors’ subscription proceeds (i.e., up to $20 million), which is materially greater than the estimated organization costs set forth above.

(3)
The managing general partner’s share of equipment costs is described in “Compensation - Drilling Contracts” and “Participation in Costs and Revenues.” Although these costs will vary depending on the actual equipment costs of drilling and completing the wells, 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs and 10% will be used to pay equipment costs. Also, see footnote (3) to the “- Investor Capital” table, above.

(4)
Instead of contributing cash for the leases, the managing general partner will assign to each partnership the leases covering the acreage on which that partnership’s wells will be drilled as set forth in footnote (4) to the “- Managing General Partner Capital” table above.

COMPENSATION

The items of compensation to be paid to the managing general partner and its affiliates from each partnership are set forth below. Also, following the narrative discussion for all items of compensation is a tabular presentation based on the narrative discussion. Most of these items of compensation depend on how many wells a partnership drills and how much of the working interest in each of the wells is owned by the partnership. In this regard, the managing general partner estimates that approximately 7 gross wells, which will be approximately 6.19 net wells, will be drilled if the minimum required subscription proceeds of $2 million are received by a partnership, and approximately 1,151 gross wells, which will be approximately 1,076 net wells, will be drilled, in the aggregate, if subscription proceeds of $400 million are received by a partnership or the partnerships. A gross well is a well in which a partnership owns a working interest. This is compared with a net well, which is the sum of the fractional working interests owned in the gross wells. For example, a 50% working interest owned in three wells is three gross wells, but 1.5 net wells.

The managing general partner has provided its estimate of the number of wells that will be drilled by the Program, the Program’s weighted average cost to drill and complete a well in each of its four primary drilling areas, the Program’s weighted average cost to drill and complete one Program well, based on its estimate of the number of Program wells that will be drilled and completed in each of the primary areas, and the managing general partner’s estimated compensation from the Program for its services as general drilling contractor and operator during the Program’s drilling operations for all of the estimated number of wells. (See “Compensation - Drilling Contracts.”) However, these estimates by the managing general partner are based on certain assumptions including, but not limited to, the number of Program wells that will be drilled and completed in each primary area, the amount of subscription proceeds received by a partnership, the cost of equipment and services to be provided by both third-party and affiliated subcontractors, and a partnership’s percentage of the working interest in the wells and prospects in each primary area. The actual results of each partnership’s drilling activities will be different from the managing general partner’s assumptions and estimates for various reasons, including those set forth in “Risk Factors - Risks Related to an Investment in a Partnership - The Partnerships Do Not Own Any Prospects, the Managing General Partner Has Complete Discretion to Select Which Prospects Are Acquired By a Partnership, and The Possible Lack of Information for a Majority of the Prospects Decreases Your Ability to Evaluate the Feasibility of a Partnership.” Thus, the actual results of the drilling operations of the partnership in which you invest, including the amount of the managing general partner’s compensation from your partnership for serving as general drilling contractor and operator during your partnership’s drilling operations, will vary from the managing general partner’s assumptions and estimated well costs, and the variations could be material.

Dealer-Manager Fees
Subject to certain exceptions described in “Plan of Distribution,” Anthem Securities, the dealer-manager and an affiliate of the managing general partner, will receive on each unit sold to an investor:

•	a 2.5% dealer-manager fee;

•	a 7% sales commission; and

•	an up to .5% reimbursement of the selling agents’ bona fide due diligence expenses.

Assuming the above amounts are paid for the dealer-manager fee and the sales commissions for all units sold, the dealer-manager will receive:

•	$200,000 if subscription proceeds of $2 million are received by a partnership; and

•	$40 million if subscription proceeds of $400 million are received by the partnerships.

All of the reimbursement of the selling agents’ bona fide due diligence expenses, and generally all of the sales commissions, will be reallowed to the selling agents. A portion of the 2.5% dealer-manager fee will be reallowed to the wholesalers who are associated with the managing general partner and registered through Anthem Securities for subscriptions obtained through their efforts. Also, a portion of the dealer-manager fee may be reallowed to the selling agents as described in “Plan of Distribution.” The dealer-manager will retain any of the compensation which is not reallowed. See “Management” for the ownership of Anthem Securities.

Natural Gas and Oil Revenues
Subject to the managing general partner’s subordination obligation, the investors and the managing general partner will share in each partnership’s revenues in the same percentages as their respective capital contributions bear to the total partnership capital contributions for that partnership except that the managing general partner will receive an additional 7% of that partnership’s revenues. However, the managing general partner’s total revenue share may not exceed 40% of that partnership’s revenues regardless of the amount of its capital contribution.

For example, if the managing general partner contributes the minimum of 25% of a partnership’s total capital contributions and the investors contribute 75% of the partnership’s total capital contributions, then the managing general partner will receive 32% of the partnership’s revenues and the investors will receive 68% of the partnership’s revenues as shown by the bar chart set forth below.

On the other hand, if the managing general partner contributes 35% of a partnership’s total capital contributions and the investors contribute 65% of the partnership’s total capital contributions, then the managing general partner will receive 40% of the partnership’s revenues, not 42%, because its revenue share cannot exceed 40% of the partnership’s revenues, and the investors will receive 60% of the partnership’s revenues as shown by the bar chart set forth below.

As noted above, up to 50% of the managing general partner’s revenue share from each partnership is subject to its subordination obligation as described in “Participation in Costs and Revenues - Subordination of Portion of Managing General Partner’s Net Revenue Share” and the accompanying tables. For example, if the managing general partner’s revenue share is 35% of the partnership’s revenues, then up to 17.5% of the managing general partner’s partnership net production revenues could be used for its subordination obligation.

Lease Costs
Under the partnership agreement the managing general partner will contribute to each partnership all the undeveloped leases necessary to cover each of the partnership’s prospects. The managing general partner will receive a credit to its capital account equal to:

•	the cost of the leases; or

•	the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

In the primary drilling areas, the managing general partner’s lease costs are approximately $11,310 per prospect assuming a partnership acquires 100% of the working interest in the prospect. The cost of the leases includes a portion of the managing general partner’s reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the leases in conformity with generally accepted accounting principles and industry standards. Also, the managing general partner has averaged the cost of all of its leases to arrive at the average lease cost of $11,310 per prospect, which the managing general partner believes is less than fair market value based on information it has concerning lease costs of third-party operators in the Appalachian Basin. Notwithstanding, from time to time, the managing general partner’s lease costs on a prospect may be significantly higher than this amount, and in that event the managing general partner’s credit to its capital contribution to the partnership and its capital account under the partnership agreement will be the greater amount.

The managing general partner’s credit for its lease costs for a prospect will be proportionally reduced to the extent a partnership acquires less than 100% of the working interest in the prospect. In this regard, a working interest generally means an interest in the lease under which the owner of the working interest must pay some portion of the cost of development, operation, or maintenance of the well. Assuming all the leases are situated in the primary areas, the managing general partner estimates that its total credit for lease costs will be:

•	$70,009 if subscription proceeds of $2 million are received, which is 6.19 net wells times $11,310 per prospect; and

•	$12,169,560 if subscription proceeds of $400 million are received, which is 1,076 net wells times $11,310 per prospect.

Drilling a partnership’s wells also may provide the managing general partner with offset prospects to be drilled by allowing it to determine at the partnership’s expense the value of adjacent acreage in which the partnership would not have any interest. Further, the managing general partner may drill wells on leases that are scheduled to expire in order to prevent the expiration of the lease.

Drilling Contracts
Each partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete that partnership’s wells for an amount equal to the sum of the following items: (i) the cost of permits, supplies, materials, equipment, and all other items used in the drilling and completion of a well provided by third-parties, or if the foregoing items are provided by affiliates of the managing general partner, then those items will be charged at competitive rates; (ii) fees for third-party services; (iii) fees for services provided by the managing general partner’s affiliates, which will be charged at competitive rates; (iv) an administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area in western Pennsylvania, which will be charged to you and the other investors as part of each well’s intangible drilling costs and the portion of equipment costs paid by you and the other investors; and (v) a mark-up in an amount equal to 15% of the sum of (i), (ii), (iii) and (iv), above, for the managing general partner’s services as general drilling contractor. Notwithstanding, if the managing general partner drills a well for a partnership that it determines is not an average well in the area because of the well’s depth, complexity associated with either drilling or completing the well or as otherwise determined by the managing general partner, the administration and oversight fee for the well described in §4.02(d)(1)(iv) of the partnership agreement may be increased to a competitive rate as determined by the managing general partner. In this regard, the managing general partner has determined that the administration and oversight fee for a well drilled to the Marcellus Shale should be higher than the wells drilled in the other primary areas in western Pennsylvania, because a well drilled to the Marcellus Shale will be drilled substantially deeper, which makes the well more complex to drill and complete and takes a longer period of time to drill and complete. In addition, based on those factors the managing general partner has determined that an additional charge of $30,000 per well is reasonable and competitive.

The managing general partner has determined that this is a competitive rate based on:

•	information it has concerning drilling rates of third-party operators in the Appalachian Basin;

•	the estimated costs of non-affiliated persons to drill and equip wells in the Appalachian Basin as reported for 2004 in a survey prepared by the Independent Petroleum Association of America; and

•	information it has concerning increases in drilling costs in the area since 2004.

If this rate subsequently exceeds competitive rates available from non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rate will be adjusted to the competitive rate. Additionally, the 15% mark-up will not be increased by the managing general partner during the term of the partnership.

During drilling operations, the managing general partner’s duties as operator and general drilling contractor will include:

•	making the necessary arrangements for drilling and completing partnership wells and related facilities for which it has responsibility under the drilling and operating agreement;

•	managing and conducting all field operations in connection with drilling, testing, and equipping the wells; and

•	making the technical decisions required in drilling and completing the wells.

See “Proposed Activities - Drilling and Completion Activities; Operation of Producing Wells” for a more detailed discussion of the services to be provided to the partnerships by the managing general partner as general drilling contractor. The managing general partner expects to subcontract some of the actual drilling and completion of each partnership’s wells to third-parties selected by it as well as to its affiliates. The managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of drilling contractor services, and may not profit by drilling in contravention of its fiduciary obligations to the partnership. However, the managing general partner’s affiliates may charge a competitive rate if they meet the requirements described in “Conflicts of Interest - Conflicts Regarding Transactions with the Managing General Partner and its Affiliates.”

The cost of each partnership well includes all of the ordinary costs of drilling, testing and completing the well. This includes the cost of the following items with respect to each natural gas well, which will be the classification of the majority of the wells:

•	multiple completions, which generally means treating separately all potentially productive geological formations in an attempt to enhance the natural gas production from the well;

•	installing gathering lines of up to 2,500 feet per well to connect the well’s natural gas production to a pipeline; and

•	the necessary surface facilities for producing natural gas from the well.

The amount paid to the managing general partner for drilling and completing a partnership well will be proportionately reduced to the extent the partnership acquires less than 100% of the working interest in the prospect. In addition, the amount of compensation that the managing general partner could earn as a result of these arrangements depends on many other factors as well, including the following:

•	where the wells are drilled and their depths;

•	the method used to complete the well; and

•	the number of wells drilled.

The managing general partner’s estimated average cost for a partnership to drill and complete one net well in each of the primary areas, which includes the portion of equipment costs (“Tangible Costs”) paid by the managing general partner, but does not include the lease costs or organization and offering costs paid or contributed to the partnerships by the managing general partner, is set forth in the table below:

Primary Area (1)	Administration and Oversight Fee	Total Estimated Weighted Average Cost Per Net Well, Excluding Lease Costs, But Including 15% Mark-Up and Administration and Oversight Fee	Estimated % of Tangible Costs of Well	Estimated % of Intangible Costs of Well
(1) Clinton/Medina Geological Formation in Western Pennsylvania	$15,700	$371,784	23.49%	76.51%
(2) Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania	$15,700	$350,584	24.60%	75.40%
(3) Marcellus Shale in Western Pennsylvania	$47,070	$1,431,449	26.11%	73.89%
(4) Mississippian Carbonate and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee	$15,700	$451,620	20.25%	79.75%
_____________________
(1)
A partnership’s cost of drilling and completing any given well in the primary areas as described in “Proposed Activities,” excluding lease costs, may be considerably more or less than the amounts estimated by the managing general partner as described above, depending primarily on the area where the well is situated and unanticipated cost overruns. In this regard, the managing general partner anticipates that approximately 29% of the targeted subscription proceeds in Atlas Resources Public #17-2007(A) L.P. will be expended on drilling wells to the Marcellus Shale, although at the date of this prospectus only three Marcellus Shale prospects have been specified in Appendix A.

Assuming the maximum subscription proceeds of $400 million are received by the Program’s partnerships, the managing general partner anticipates that the partnerships’ weighted average cost of drilling and completing approximately 1,076 net wells, which is 1,151 gross wells, excluding lease costs, but including the portion of Tangible Costs paid by the managing general partner, will be approximately $444,068 per net Program well, which includes the administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area, and the 15% mark-up per well paid to the managing general partner for its services as general drilling contractor, which are included as part of the intangible drilling costs and the portion of the equipment costs of the well charged to the investors. This estimate also was based on the managing general partner’s estimate of:

•	the number of wells that will be drilled in each area by the partnerships;

•	the percentage of working interest that the partnerships will acquire in the prospects in each area; and

•
the estimated drilling and completion costs of the wells to be drilled by the partnerships, which are different for wells in each area, primarily because of different depths of the wells and different completion methods.

Thus, the managing general partner’s estimated weighted average cost of drilling and completing one net Program well as set forth above will vary from the actual weighted average cost of the cost of drilling and completing wells in each of the primary areas and for each partnership’s wells as a whole. Based on the assumptions and the estimated weighted average cost for one net Program well as set forth above, the managing general partner expects that its weighted average administration and oversight fee will be approximately $17,398 per net Program well and its weighted average 15% mark-up will be approximately $48,489 per net Program well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors. Also the total of the managing general partner’s weighted average administration and oversight fee and 15% mark-up will be less if only the minimum subscription proceeds are received by a partnership than if the maximum subscriptions are received, primarily because if only the minimum subscription proceeds are received, the managing general partner anticipates that the partnership’s wells will be situated in only the Clinton/Medina Geological Formation in western Pennsylvania and the Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania primary drilling areas. The actual compensation received by the managing general partner as a result of each partnership’s drilling operations will vary from these estimates, and the managing general partner anticipates that the partnerships will acquire less than 100% of the working interest in some of their respective prospects.

Subject to the foregoing, the managing general partner estimates that its administration and oversight fee and its 15% mark-up will be:

•	$353,721 if subscription proceeds of $2 million are received, which does not include any Marcellus Shale wells and is 6.19 net wells, times $57,144; and

•	$70,894,412 if subscription proceeds of $400 million are received, which is 1,076 net wells, times $65,887.

Additionally, affiliates of the managing general partner will provide subcontracting services, equipment and materials in drilling, completing or operating the partnership’s wells for which they will receive competitive rates, because they meet the requirements described in “Conflicts of Interest - Conflicts Regarding Transactions with the Managing General Partner and its Affiliates.” Thus, the total compensation paid to the managing general partner and its affiliates per net well will be greater than the estimated amount to be paid to the managing general partner as described above to the extent compensation is paid by the partnerships to the managing general partner’s affiliates for services, equipment or supplies they provide to the partnerships.

The managing general partner’s estimated weighted average cost of $444,068 for one net Program well to be drilled and completed as discussed above consists of intangible drilling costs of approximately $334,472 (75.32%); and equipment costs of approximately $109,596 (24.68%).

Per Well Charges
Under the drilling and operating agreement the managing general partner, as operator of the wells, will receive the following compensation from each partnership when the wells begin producing natural gas or oil:

•	reimbursement at actual cost for all direct expenses incurred on behalf of the partnership; and

•	well supervision fees at a competitive rate for operating and maintaining the wells during producing operations.

The direct expenses are third-party expenses such as water hauling and chart calibration.

Currently the competitive rate for well supervision fees is $377 per well per month in the primary and secondary areas discussed in “Proposed Activities.” The well supervision fees will be proportionately reduced to the extent the partnership acquires less than 100% of the working interest in the well. Also, the managing general partner’s well supervision fees may be adjusted annually beginning with the first calendar year after a partnership closes for inflation since January 1, 2007. If the managing general partner’s well supervision fee would exceed a competitive rate in the area where the well is situated, then the rate will be adjusted to the competitive rate. Conversely, if in the future the managing general partner’s well supervision fee set forth above would be less than a competitive rate in the area where the well is situated, then regardless of the inflation adjustment, the rate may be increased automatically to the competitive rate from time to time by the managing general partner, as operator, as determined in its sole discretion. The managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of operator services. In no event will any consideration received for operator services be duplicative of any consideration or reimbursement received under the partnership agreement.

The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery, and sale of natural gas and oil, such as:

•	well tending, routine maintenance, and adjustment;

•	reading meters, recording production, pumping, maintaining appropriate books and records; and

•	preparing reports to the partnership and to government agencies.

The well supervision fees do not include costs and expenses related to:

•	the purchase of equipment, materials, or third-party services;

•	water hauling; and

•	rebuilding of access roads.

These costs will be charged to a partnership at the invoice cost of the materials purchased or the third-party services performed.

The managing general partner estimates that it will receive well supervision fees for a partnership’s first 12 months of operation after all of the wells have been placed in production of:

•	$28,004 if subscription proceeds of $2 million are received, which is 6.19 net wells at $377 per well per month; and

•	$4,867,824 if subscription proceeds of $400 million are received, which is 1,076 net wells at $377 per well per month.

Gathering Fees
Under the partnership agreement the managing general partner will be responsible for gathering and transporting the natural gas produced by the partnerships to interstate pipeline systems, local distribution companies, and/or end-users in the area (the “gathering services”). The managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners for the majority of the partnerships’ natural gas production as described in “Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas.” The managing general partner’s affiliate, Atlas America, Inc., which is sometimes referred to in this prospectus as “Atlas America,” or another affiliate controls and manages the gathering system for Atlas Pipeline Partners. (See “Management - Organizational Diagram and Security Ownership of Beneficial Owners.”) Also, Atlas America and the managing general partner’s affiliates, Resource Energy, LLC, sometimes referred to in this prospectus as “Resource Energy,” and Viking Resources LLC, sometimes referred to in this prospectus as “Viking Resources,” which are sometimes referred to collectively in this prospectus as the “Atlas Entities,” and do not include the partnerships, have an agreement with Atlas Pipeline Partners under which generally all of the gas produced by their affiliated partnerships, which does include the partnerships, will be gathered and transported through the gathering system owned by Atlas Pipeline Partners, and that the Atlas Entities must pay the greater of $.35 per mcf or 16% of the gross sales price for each mcf transported by these affiliated partnerships through Atlas Pipeline Partners’ gathering system. Gross sales price means the price that is actually received, adjusted to take into account proceeds received or payments made pursuant to hedging arrangements. Subject to the agreement with Atlas Pipeline Partners described above, in providing the gathering services the managing general partner may use gathering systems owned by Atlas Pipeline Partners, independent third-parties and/or affiliates of Atlas America other than Atlas Pipeline Partners.

Each partnership will pay a gathering fee directly to the managing general partner at competitive rates for the gathering services. The gathering fee paid by the partnership to the managing general partner may be increased from time-to-time by the managing general partner, in its sole discretion, but may not be increased beyond competitive rates as determined by the managing general partner. Currently, the managing general partner has determined that the competitive rate in each of its primary and secondary areas where it drills its wells as described in “Proposed Activities” is an amount equal to 13% of the gross sales price received by each partnership for its natural gas.

The payment of a competitive fee to the managing general partner for its gathering services will be subject to the following conditions:

•
If the gathering system owned by Atlas Pipeline Partners is used by a partnership, then the managing general partner will apply the gathering fee it receives from the partnership towards the payments owed by the Atlas Entities under their agreement with Atlas Pipeline Partners.

•
If a third-party gathering system is used by a partnership, the managing general partner will pay all of the gathering fee it receives from the partnership to the third-party gathering the natural gas. The managing general partner may not retain the excess of any gathering fees it receives from the partnership over the payments it makes to third-party gas gatherers. If the third-party’s gathering system charges more than an amount equal to 13% of the gross sales price, then the managing general partner’s gathering fee charged to a partnership will be the actual transportation and compression fees charged by the third-party gathering system with respect to the partnership’s natural gas in the area.

•
If both a third-party gathering system and the Atlas Pipeline Partners gathering system (or a gas gathering system owned by an affiliate of Atlas America other than Atlas Pipeline Partners) are used by a partnership, then the managing general partner will receive an amount equal to 13% of the gross sales price plus the amount charged by the third-party gathering system. For purposes of illustration, but not limitation, certain wells drilled by a partnership in the Upper Devonian Sandstone Reservoirs in the McKean County, Pennsylvania secondary area, if any, will deliver natural gas produced in this area into a gathering system, a segment of which will be provided by Atlas Pipeline Partners and a segment of which will be provided by a third-party. In this area, the managing general partner’s competitive gathering fee will include the third-party’s fee of $.35 per mcf for transportation and compression, including any increase in the fee by the third-party gatherer from time-to-time, all of which it will then pay to the third-party gatherer, and the managing general partner will also receive a gathering fee equal to 13% of the gross sales price.

Finally, in connection with the Knox project in the Mississippian and Devonian Shale Reservoirs in the Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee area, as discussed in “Proposed Activities - Primary Areas of Operations - Mississippian Carbonate and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee,” a partnership will deliver natural gas into a gathering system provided by Knox Energy, which is referred to as the Coalfield Pipeline. The Coalfield Pipeline will receive gathering fees of $.55 per mcf plus fees for compression, which it may increase from time-to-time.

If the Coalfield Pipeline does not have sufficient capacity to compress and transport the natural gas produced from a partnership’s wells as determined by Atlas America, then Atlas America or an affiliate other than Atlas Pipeline Partners may construct an additional gathering system and/or enhancements to the Coalfield Pipeline. On completion of the construction, Atlas America will transfer its ownership in the additional gathering system and/or enhancements to the owners of the Coalfield Pipeline, which will then pay Atlas America an amount equal to $.12 per mcf of natural gas transported through the newly constructed and/or enhanced gathering system. If the events described above occur, Coalfield Pipeline will pay this amount to Atlas America from the gathering and compression fees it charges to a partnership. The managing general partner’s gathering fee in this area also will be 13% of the gross sales price of the partnership’s natural gas, but will be increased to include the amount of the Coalfield Pipeline fees, if greater, all of which the managing general partner will then pay to the Coalfield Pipeline.

The actual amount of gathering fees to be paid by a partnership to the managing general partner cannot be quantified, because the volume of natural gas that will be produced and transported from the partnership’s wells cannot be predicted.

Interest and Other Compensation
The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of a partnership. If the managing general partner provides equipment, supplies, and other services to a partnership, then it may do so at competitive industry rates. The managing general partner will determine competitive industry rates for equipment, supplies and other services by conducting a survey of the interest and/or fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. If possible, the managing general partner will contact at least two unaffiliated third-parties, however, the managing general partner will have sole discretion in determining the amount to be charged a partnership.

Estimate of Administrative Costs and Direct Costs to be Borne by the Partnerships
The managing general partner and its affiliates will receive from each partnership a nonaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. This payment per well is subject to the following:

•	it will not be increased in amount during the term of the partnership;

•	it will be proportionately reduced to the extent the partnership acquires less than 100% of the working interest in the well;

•	it will be the entire payment to reimburse the managing general partner for the partnership’s administrative costs; and

•	it will not be received for plugged or abandoned wells.

The managing general partner estimates that the nonaccountable, fixed payment reimbursement for administrative costs allocable to a partnership’s first 12 months of operation after all of its wells have been placed into production will not exceed approximately:

•	$5,571 if subscription proceeds of $2 million are received, which is 6.19 net wells at $75 per well per month; and

•	$968,400 if subscription proceeds of $400 million are received, which is 1,076 net wells at $75 per well per month.

Direct costs will be determined by the managing general partner, in its sole discretion, including the provider of the services or goods and the amount of the provider’s compensation. Direct costs will be billed directly to and paid by each partnership to the extent practicable. The anticipated direct costs set forth below for a partnership’s first 12 months of operation after all of its wells have been placed into production may vary from the estimates shown for numerous reasons that cannot accurately be predicted. These reasons include:

•	the number of the partnership’s investors;

•	the number of wells drilled by the partnership;

•	the partnership’s degree of success in its activities;

•	the extent of any production problems encountered by the partnership;

•	inflation; and

•	various other factors involving the administration of the partnership.

	Minimum	Maximum
	Subscriptions	Subscriptions
	of $2 million	of $400 million (1)
Direct Costs
External Legal	$6,000	$48,000
Accounting Fees for Audit and Tax Preparation	25,000	225,000
Independent Engineering Reports	1,500	10,000
TOTAL	$32,500	$283,000
__________
(1)	This assumes three partnerships are formed as described below in “Terms of the Offering - Subscription to a Partnership” and the targeted nonbinding subscriptions of each partnership are received.

Set forth below is a tabular presentation of the narrative discussion of the compensation set forth above. In all cases, the tabular presentation is subject to the discussion set forth above.

Offering Stage
Entity receiving compensation	Type and method of compensation	Estimated amount

Anthem Securities, Inc.
Dealer-Manager Fees. Subject to certain exceptions described in “Plan of Distribution,” Anthem Securities, the dealer-manager and an affiliate of the managing general partner, will receive on each unit sold to an investor:

•  a 2.5% dealer-manager fee;

•  a 7% sales commission; and

•  up to a .5% reimbursement of the selling agents’ bona fide due diligence expenses.

Assuming the above amounts are paid for the dealer-manager fee and the sales commissions, the dealer-manager will receive:

•  $200,000 if subscription proceeds of $2 million are received by a partnership; and

•  $40 million if subscription proceeds of $400 million are received by the partnerships.

Drilling Stage
Entity receiving compensation	Type and method of compensation	Estimated amount

Managing general partner and its affiliates
Lease Costs. Under the partnership agreement the managing general partner will contribute to each partnership all the undeveloped leases necessary to cover each of the partnership’s prospects. The managing general partner will receive a credit to its capital account equal to:

•  the cost of the leases; or

•  the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

Based on the assumptions and the estimated average lease costs described in “Compensation - Lease Costs,” the managing general partner estimates that its total credit for lease costs will be:

•  $70,009 if subscription proceeds of $2 million are received, which is 6.19 net wells times $11,310 per prospect; and

•  $12,169,560 if subscription proceeds of $400 million are received, which is 1,076 net wells times $11,310 per prospect.

Managing general partner and its affiliates
Drilling Contracts. Each partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete each partnership’s wells for an amount equal to the sum of the following items: (i) the cost of permits, supplies, materials, equipment, and all other items used in the drilling and completion of a well provided by third-parties, or if the foregoing items are provided by affiliates of the managing general partner, then those items will be charged at competitive rates; (ii) fees for third-party services; (iii) fees for services provided by the managing general partner’s affiliates, which will be charged at competitive rates; (iv) an administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area in western Pennsylvania, which will be charged to you and the other investors as part of each well’s intangible drilling costs and the portion of equipment costs paid by you and the other investors; and (v) a mark-up in an amount equal to 15% of the sum of (i), (ii), (iii) and (iv), above, for the managing general partner’s services as general drilling contractor. Additionally, if the managing general partner drills a well for the partnership that it determines is not an average well in the area because of the well’s depth, complexity associated with either drilling or completing the well or as otherwise determined by the managing general partner, the administration and oversight fee for the well described in §4.02(d)(1)(iv) of the partnership agreement may be increased to a competitive rate as determined by the managing general partner. Also the total of the managing general partner’s weighted average administration and oversight fee and 15% mark-up will be less if only the minimum subscription proceeds are received by a partnership than if the maximum subscriptions are received primarily because if only the minimum subscription proceeds are received, the managing general partner anticipates that the partnership’s wells will be situated in only the Clinton/Medina Geological Formation in western Pennsylvania and the Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania primary drilling areas.

Based on the assumptions and the estimated weighted average cost for one net Program well as set forth in “- Drilling Contracts” above, the managing general partner estimates that its administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area, and its 15% mark-up paid by you and the other investors will be:

•  $353,721 if subscription proceeds of $2 million are received, which does not include any Marcellus Shale wells and is 6.19 net wells, times $57,144; and
•  $70,894,412 if subscription proceeds of $400 million are received, which is 1,076 net wells, times $65,887.

Additionally, affiliates of the managing general partner will provide subcontracting services, equipment and materials in drilling, completing or operating the partnership’s wells for which they will receive competitive rates, because they meet the requirements described in “Conflicts of Interest - Conflicts Regarding Transactions with the Managing General Partner and its Affiliates.” Thus, the total compensation paid to the managing general partner and its affiliates per net well will be greater than the estimated amount to be paid to the managing general partner as described above to the extent compensation is paid by the partnerships to the managing general partner’s affiliates for services, equipment or supplies they provide to the partnerships.

Operational Stage
Entity receiving compensation	Type and method of compensation	Estimated amount

Managing general partner and its affiliates
Natural Gas and Oil Revenues. Subject to the managing general partner’s subordination obligation, the investors and the managing general partner will share in each partnership’s revenues in the same percentages as their respective capital contributions bear to the total capital contributions to that partnership, except that the managing general partner will receive an additional 7% of that partnership’s revenues. However, the managing general partner’s total revenue share may not exceed 40% of that partnership’s revenues regardless of the amount of its capital contribution.

For example, if the managing general partner contributes the minimum of 25% of the partnership’s total capital contributions and the investors contribute 75% of the partnership’s total capital contributions, then the managing general partner will receive 32% of the partnership’s revenues and the investors will receive 68% of the partnership’s revenues. On the other hand, if the managing general partner contributes 35% of the partnership’s total capital contributions and the investors contribute 65% of the partnership’s total capital contributions, then the managing general partner will receive 40% of the partnership’s revenues, not 42%, because its revenue share cannot exceed 40% of the partnership’s revenues, and the investors will receive 60% of the partnership’s revenues.

Managing general partner and its affiliates
Per Well Charges. Under the drilling and operating agreement the managing general partner, as operator of the wells, will receive from each partnership when the wells begin producing natural gas or oil reimbursement at actual cost for all direct expenses incurred on behalf of the partnership and well supervision fees at a competitive rate for operating and maintaining the wells during producing operations.

Based on the assumptions and the estimated well supervision fees described in “- Per Well Charges,” above, the managing general partner estimates that it will receive well supervision fees for a partnership’s first 12 months of operation after all of the wells have been placed in production of:

•  $28,004 if subscription proceeds of $2 million are received, which is 6.19 net wells at $377 per net well per month; and

•  $4,867,824 if subscription proceeds of $400 million are received, which is 1,076 net wells at $377 per net well per month.

Operational Stage
Entity receiving compensation	Type and method of compensation	Estimated amount

Managing general partner and its affiliates
Gathering Fees. Under the partnership agreement the managing general partner will be responsible for gathering and transporting the natural gas produced by the partnerships to interstate pipeline systems, local distribution companies, and/or end-users in the area (the “gathering services”). The managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners for the majority of the partnerships’ natural gas production. Each partnership will pay a gathering fee directly to the managing general partner at competitive rates for the gathering services. The gathering fee paid by the partnership to the managing general partner may be increased from time-to-time by the managing general partner, in its sole discretion, but may not be increased beyond competitive rates as determined by the managing general partner. Currently, the managing general partner has determined that the competitive rate in each of its primary and secondary areas where it drills its wells as described in “Proposed Activities” is an amount equal to 13% of the gross sales price received by each partnership for its natural gas. Gross sales price means the price that is actually received, adjusted to take into account proceeds received or payments made pursuant to hedging arrangements.

The payment of a competitive fee to the managing general partner for its gathering services will be subject to the conditions described in “- Gathering Fees,” above.

The actual amount of gathering fees to be paid by a partnership to the managing general partner cannot be quantified, because the volume of natural gas that will be produced and transported from each partnership’s wells cannot be predicted.

Managing general partner and its affiliates
Interest and Other Compensation. The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of a partnership. If the managing general partner provides equipment, supplies, and other services to a partnership, then it may do so at competitive industry rates.
The actual amount of interest and other compensation is not determinable at this time.

Operational Stage
Entity receiving compensation	Type and method of compensation	Estimated amount

Managing general partner and its affiliates
Administrative Costs. The managing general partner and its affiliates will receive from each partnership a nonaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month.

Based on the assumptions set forth in “- Estimate of Administrative and Direct Costs to be Borne by the Partnerships,” above, the managing general partner estimates that the nonaccountable, fixed payment reimbursement for administrative costs allocable to a partnership’s first 12 months of operation after all of its wells have been placed into production will not exceed approximately:

•  $5,571 if subscription proceeds of $2 million are received, which is 6.19 net wells at $75 per well per month; and

•  $968,400 if subscription proceeds of $400 million are received, which is 1,076 net wells at $75 per well per month.

Managing general partner and its affiliates and various third-parties
Direct Costs. Direct costs will be determined by the managing general partner, in its sole discretion, including the provider of the services or goods and the amount of the provider’s compensation. Direct costs will be billed directly to and paid by each partnership to the extent practicable.

Assuming the three partnerships are formed as described below in “Terms of the Offering - Subscription to a Partnership” and the targeted nonbinding subscriptions of each partnership are received, the managing general partner estimates that the maximum amount of direct costs to be borne by the partnerships, in the aggregate, will be $283,000, which is composed of:

•  $48,000 for external legal costs;

•  $225,000 for accounting fees for audit and tax preparation; and

•  $10,000 for independent engineering reports.

TERMS OF THE OFFERING

Subscription to a Partnership
Atlas Resources Public #17-2007 Program was formed to offer for sale an aggregate of $400 million of units in a series of up to three limited partnerships, each of which has been formed under the Delaware Revised Uniform Limited Partnership Act. The targeted subscriptions for each partnership are set forth below. These targeted amounts are not mandatory, and the managing general partner may determine the final subscription amount for each partnership in its sole discretion. The maximum subscription of any partnership, however, must be the lesser of:

•	$400 million; or

•	$400 million less the total subscription proceeds received by any prior partnership in the program.

Also, set forth below are the targeted ending dates of the offering of units for each partnership, which are not binding except that the units in each partnership may not be offered beyond that partnership’s offering termination date as set forth below. The managing general partner may close the offering of units in a partnership at any time before that partnership’s offering termination date once the partnership is in receipt of the minimum required subscriptions, and the managing general partner may withdraw the offering of units in any partnership at any time.

	Required	Targeted	Targeted	Offering
Partnership	Minimum	Subscription	Ending	Termination
Name	Subscription	Proceeds	Date (1)(2)	Date (1)(2)
Atlas Resources Public #17-2007(A)	$2 million	$140 million	12/31/07	12/31/07
Atlas Resources Public #17-2008(B)	$2 million	$135 million	08/31/08	12/31/08
Atlas Resources Public #17-2008(C)	$2 million	$125 million	12/31/08	12/31/08
_________
(1)
The partnerships will be offered in a series. Thus, units in Atlas Resources Public #17-2008(B) L.P. will not be offered until the offering of units in Atlas Resources Public #17-2007(A) L.P. has terminated. Likewise, units in Atlas Resources Public #17-2008(C) L.P. will not be offered until the offering of units in Atlas Resources Public #17-2008(B) L.P. has terminated.

Units are offered at a subscription price of $10,000 per unit, subject to certain exceptions described in “Plan of Distribution,” and must be paid 100% in cash at the time of subscribing. The subscription price of the units has been arbitrarily determined by the managing general partner because the partnerships do not have any prior operations, assets, earnings, liabilities or present value. Your minimum subscription is one unit ($10,000). Larger fractional subscriptions will be accepted in $1,000 increments, beginning with $11,000, $12,000, etc.

You may elect to purchase units in a partnership as either an investor general partner or a limited partner. However, even though you may elect to subscribe as an investor general partner the managing general partner will have exclusive management authority for each partnership. Each partnership will be a separate business entity from the other partnership or partnerships. Thus, as an investor, you will be a partner only in the partnership in which you invest. You will have no interest in the business, distributions, assets or tax benefits of the other partnership or partnerships unless you also invest in the other partnership or partnerships. Your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest.

Partnership Closings and Escrow
You and the other investors should make your checks for units payable to “National City Bank of Cleveland, Ohio, Escrow Agent, Atlas Resources Public #17-2007(A) L.P.,” “National City Bank of Cleveland, Ohio, Escrow Agent, Atlas Resources Public #17-2008(B) L.P.,” or “National City Bank of Cleveland, Ohio, Escrow Agent, Atlas Resources Public #17-2008(C) L.P.,” depending on which partnership is then being offered at the time you subscribe for units, and give your check to your broker/dealer for submission to the dealer-manager and escrow agent. Subscription proceeds for each partnership will be held in a separate interest bearing escrow account at National City Bank of Cleveland, Ohio, 200 Public Square, 5th Floor, Cleveland, Ohio 44114, until each partnership has received subscription proceeds of at least $2 million, excluding the subscription price discounts described in “Plan of Distribution” and excluding any subscriptions by the managing general partner or its affiliates. However, on receipt of the minimum subscription proceeds and written instructions to the escrow agent from the managing general partner and the dealer-manager, the managing general partner on behalf of a partnership may break escrow and transfer the escrowed subscription proceeds to a partnership account, enter into the drilling and operating agreement with itself or an affiliate as general drilling contractor and operator, and begin drilling operations for the partnership.

Pennsylvania Investors: Because the minimum closing amount is less than 10% of the maximum closing amount allowed to a partnership in this offering, you are cautioned to carefully evaluate the partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions. In addition, subscription proceeds received by a partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by a partnership, which for Atlas Resources Public #17-2007(A) L.P. means that subscriptions for at least $20 million have been received by the partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the issuer must return such funds within 15 calendar days after receipt of the investor’s request.

If the minimum subscription proceeds are not received by the offering termination date of a partnership, then the subscription proceeds deposited in the escrow account will be promptly returned to you and the other subscribers in that partnership with interest and without deduction for any fees. In this regard, the latest offering termination date for Atlas Resources Public #17-2007(A) L.P. is December 31, 2007, and the latest offering termination date for each of Atlas Resources Public #17-2008(B) L.P. and Atlas Resources Public #17-2008(C) L.P. is December 31, 2008. Although the managing general partner and its affiliates may buy up to 5% of the total units sold in this offering, currently they do not anticipate purchasing any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for a partnership to break escrow and begin operations. Also, any units purchased by the managing general partner and its affiliates must be purchased for investment purposes only, and not with a view toward redistribution.

You will receive interest on your subscription proceeds from the time they are deposited in the escrow account, or the partnership account if you subscribe after the minimum subscription proceeds have been received and escrow has been broken, until your subscription proceeds are paid by the partnership to the managing general partner for use in the partnership’s drilling activities. All interest distributions will be made in the ratio that the number of units held by each investor multiplied by the number of days the investor’s subscription proceeds were held in the escrow account, or a partnership account after the minimum number of units have been received, bears to the sum of that calculation for all investors whose subscription proceeds are paid to the managing general partner at the same time.

During each partnership’s escrow period its subscription proceeds will be invested only in institutional investments comprised of, or secured by, securities of the United States government. After the funds are transferred to a partnership account and before they are paid to the managing general partner for use in partnership operations, they may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills. If the managing general partner determines that a partnership may be deemed to be an investment company under the Investment Company Act of 1940, then the investment activity will cease. Subscription proceeds will not be commingled with the funds of the managing general partner or its affiliates, nor will subscription proceeds be subject to their creditors’ claims, before they are paid to the managing general partner under the drilling and operating agreement.

Acceptance of Subscriptions
Your execution of the subscription agreement constitutes your offer to buy units in the partnership then being offered and to hold the offer open until either:

•	your subscription is accepted or rejected by the managing general partner; or

•	you withdraw your offer.

To rescind or withdraw your subscription agreement, you must give written notice to the managing general partner before your subscription agreement is accepted by the managing general partner.

Also, the managing general partner will:

•	not complete a sale of units to you until at least five business days after the date you receive a final prospectus; and

•	send you a confirmation of purchase.

Subject to the foregoing, your subscription agreement will be accepted or rejected by the partnership within 30 days of its receipt. The managing general partner’s acceptance of your subscription is discretionary, and the managing general partner may reject your subscription for any reason without incurring any liability to you for this decision. If your subscription is rejected, then all of your funds will be promptly returned to you together with any interest earned on your subscription proceeds and without deduction for any fees.

When you will be admitted to a partnership depends on whether your subscription is accepted before or after a partnership breaks escrow. If your subscription is accepted:

•
before breaking escrow, then you will be admitted to the partnership to which you subscribed not later than 15 days after the release from escrow of the investors’ subscription proceeds to that partnership; or

•
after breaking escrow, then you will be admitted to the partnership to which you subscribed not later than the last day of the calendar month in which your subscription was accepted by that partnership.

Your execution of the subscription agreement and the managing general partner’s acceptance also constitutes your:

•	execution of the partnership agreement and agreement to be bound by its terms as a partner; and

•
grant of a special power of attorney to the managing general partner to file amended certificates of limited partnership and governmental reports, and perform certain other actions on behalf of you and the other investors as partners of a partnership.

PRIOR ACTIVITIES

The following tables reflect certain historical data with respect to the private drilling partnerships and the public drilling partnerships that the managing general partner has sponsored. The tables also reflect certain historical data with respect to 1999 Viking Resources LP, a private drilling program that raised $4,555,210, and is the only drilling program sponsored by Viking Resources after it was acquired by Resource America, Inc. in August 1999. Information concerning this program and other programs sponsored by Viking Resources before it was acquired by Resource America will be provided to you on written request to the managing general partner. The tables also do not include information concerning wells acquired by Atlas Resources through merger or other form of acquisition, and this information also will be available to you on written request to the managing general partner.

Although past performance is no guarantee of future results, the investor general partners in the managing general partner’s prior partnerships have not had to make additional capital contributions to their partnerships because of their status as investor general partners.

It should not be assumed that you and the other investors in a partnership will experience returns, if any, comparable to those experienced by investors in the prior drilling partnerships for several reasons, including, but not limited to, differences in:

•	partnership terms;

•	property locations;

•	partnership size; and

•	economic considerations.

The results of the prior drilling partnerships should be viewed only as a measure of the level of activity and experience of the managing general partner with respect to drilling partnerships.

Table 1 sets forth certain sales information of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

TABLE 1
EXPERIENCE IN RAISING FUNDS
AS OF JUNE 30, 2007

				Managing				Years
		Number		General		Date	Date of	Wells	Previous
		of Original	Investor	Partner	Total	Operations	First	In	Assess-
	Partnership	Investors	Capital	Capital	Capital	Began	Distributions	Production	ments

1.	Atlas L.P. 1 - 1985	19	$600,000	$114,800	$714,800	12/31/85	07/02/86	21.06	-0-
2.	A.E. Partners Limited (1986)	24	631,250	120,400	751,650	12/31/86	04/02/87	20.06	-0-
3.	A.E. Partners Limited 1987	17	721,000	158,269	879,269	12/31/87	04/02/88	19.06	-0-
4.	A.E. Partners Limited 1988	21	617,050	135,450	752,500	12/31/88	04/02/89	18.06	-0-
5.	A.E. Partners Limited 1989	21	550,000	120,731	670,731	12/31/89	04/02/90	17.06	-0-
6.	A.E. Partners Limited-1990	27	887,500	244,622	1,132,122	12/31/90	04/02/91	16.06	-0-
7.	Atlas-Energy Partners 1990 L.P.(Series 10)	60	2,200,000	484,380	2,684,380	12/31/90	03/31/91	15.84	-0-
8.	Atlas-Energy Partners 1991 L.P.(Series 11)	25	750,000	268,003	1,018,003	09/30/91	01/31/92	15.01	-0-
9.	A.E. Partners Limited-1991	26	868,750	318,063	1,186,813	12/31/91	04/02/92	14.84	-0-
10.	Atlas-Energy for the Nineties-1 LP (Series 12)	87	2,212,500	791,833	3,004,333	12/31/91	04/30/92	14.76	-0-
11.	Atlas JV 92 Limited Partnership	155	4,004,813	1,414,917	5,419,730	10/28/92	04/05/93	14.09	-0-
12.	A.E. Partners Limited-1992	21	600,000	176,100	776,100	12/14/92	07/02/93	13.59	-0-
13.	A.E. Nineties-Public #1 Ltd.	221	2,988,960	528,934	3,517,894	12/31/92	07/15/93	13.34	-0-
14.	A.E. Nineties-1993 Ltd.	125	3,753,937	1,264,183	5,018,120	10/08/93	02/10/94	13.01	-0-
15.	A.E. Partners Limited-1993	21	700,000	219,600	919,600	12/31/93	07/02/94	12.76	-0-
16.	A.E. Nineties-Public #2 Ltd.	269	3,323,920	587,340	3,911,260	12/31/93	06/15/94	12.51	-0-
17.	A.E. Nineties-Series 14 Ltd.	263	9,940,045	3,584,027	13,524,072	08/11/94	01/10/95	12.01	-0-
18.	A.E. Partners Limited-1994	23	892,500	231,500	1,124,000	12/31/94	07/02/95	11.76	-0-
19.	A.E. Nineties-Public #3 Ltd.	391	5,800,990	928,546	6,729,536	12/31/94	06/05/95	11.76	-0-
20.	A.E. Nineties-Series 15 Ltd.	244	10,954,715	3,435,936	14,390,651	09/12/95	02/07/96	10.93	-0-
21.	A.E. Partners Limited-1995	23	600,000	244,725	844,725	12/31/95	10/02/96	10.51	-0-
22.	A.E. Nineties-Public #4 Ltd.	324	6,991,350	1,287,752	8,279,102	12/31/95	07/08/96	10.76	-0-
23.	A.E. Nineties-Series 16 Ltd.	274	10,955,465	1,643,320	12,598,785	07/31/96	01/12/97	10.09	-0-
24.	A.E. Partners Limited-1996	21	800,000	367,416	1,167,416	12/31/96	07/02/97	9.76	-0-
25.	A.E. Nineties-Public #5 Ltd.	378	7,992,240	1,654,740	9,646,980	12/31/96	06/08/97	9.76	-0-
26.	A.E. Nineties-Series 17 Ltd.	217	8,813,488	2,113,947	10,927,435	08/29/97	12/12/97	9.18	-0-
27.	A.E. Nineties-Public #6 Ltd.	393	9,901,025	1,950,345	11,851,370	12/31/97	06/08/98	8.76	-0-
28.	A.E. Partners Limited-1997	13	506,250	231,050	737,300	12/31/97	07/02/98	8.59	-0-
29.	A.E. Nineties-Series 18 Ltd.	225	11,391,673	3,448,751	14,840,424	07/31/98	01/07/99	7.84	-0-
30.	A.E. Nineties-Public #7 Ltd.	366	11,988,350	3,812,150	15,800,500	12/31/98	07/10/99	7.51	-0-
31.	A.E. Partners Limited-1998	26	1,740,000	756,360	2,496,360	12/31/98	07/02/99	7.51	-0-
32.	A.E. Nineties-Series 19 Ltd.	288	15,720,450	4,776,598	20,497,048	09/30/99	01/14/00	7.01	-0-
33.	A.E. Nineties-Public #8 Ltd.	380	11,088,975	3,148,181	14,237,156	12/31/99	06/09/00	6.51	-0-
34.	A.E. Partners Limited-1999	8	450,000	196,500	646,500	12/31/99	10/02/00	6.51	-0-
35.	1999 Viking Resources LP	131	4,555,210	1,678,038	6,233,248	12/31/99	06/01/00	6.51	-0-
36.	Atlas America Series 20 Ltd.	361	18,809,150	6,297,945	25,107,095	09/30/00	01/30/01	6.26	-0-
37.	Atlas America Public #9 Ltd.	530	14,905,465	6,256,271	21,161,736	12/31/00	07/13/01	5.86	-0-
38.	Atlas America Series 21-A Ltd.	282	12,510,713	4,535,799	17,046,512	05/15/01	11/16/01	5.61	-0-
39.	Atlas America Series 21-B Ltd.	360	17,411,825	6,442,761	23,854,586	09/19/01	03/02/02	5.01	-0-
40.	Atlas America Public #10 Ltd.	818	21,281,170	7,227,432	28,508,602	12/31/01	06/20/02	4.76	-0-
41.	Atlas America Series 22-2002 Ltd.	258	10,156,375	3,481,591	13,637,966	05/31/02	11/12/02	4.26	-0-
42.	Atlas America Series 23-2002 Ltd.	246	9,644,550	3,214,850	12,859,400	09/30/02	02/18/03	4.01	-0-
43.	Atlas America Public #11-2002 LP	1017	31,178,145	13,295,300	44,473,445	12/31/02	7/15/2003	3.76	-0-
44.	Atlas America Series 24-2003(A) Ltd., LP	325	14,363,955	5,137,628	19,501,583	05/31/03	12/05/03	3.25	-0-
45.	Atlas America Series 24-2003(B) Ltd., LP	422	20,542,850	8,100,983	28,643,833	08/29/03	02/05/04	3.01	-0-
46.	Atlas America Public #12-2003 LP	1102	40,170,308	17,285,400	57,455,708	12/31/03	6/15/04	2.76	-0-
47.	Atlas America Series 25-2004(A) LP	635	27,601,053	11,641,500	39,242,553	05/31/04	11/5/04	2.51	-0-
48.	Atlas America Series 25-2004(B) LP	634	31,531,035	14,057,100	45,588,135	08/31/04	2/5/05	2.09	-0-
49.	Atlas America Public #14-2004 LP	1494	52,506,570	21,789,300	74,295,870	11/15/04	7/15/05	1.60	-0-
50.	Atlas America Public #14-2005(A) LP	2192	69,674,900	26,073,400	95,748,300	06/17/05	2/15/06	1.42	-0-
51.	Atlas America Series 26-2005 LP	579	34,886,465	13,869,700	48,756,165	09/16/05	6/5/06	1.26	-0-
52.	Atlas America Public #15-2005(A) LP	1625	52,245,720	18,705,800	70,951,520	12/31/05	8/15/06	1.09	-0-
53.	Atlas America Public #15-2006(B) LP	4108	147,513,130	48,242,400	195,755,530	08/31/06	3/15/07	0.58	-0-
54.	Atlas America Series 27-2006 LP	1359	70,882,965	21,663,900	92,546,865	12/29/06	7/1/07	0.17	-0-

Table 2 reflects the drilling activity of previous development drilling partnerships sponsored by the managing general partner and its affiliates. All the wells were development wells. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnerships.

 TABLE 2
 WELL STATISTICS - DEVELOPMENT WELLS
AS OF JUNE 30, 2007

		GROSS WELLS (1)			NET WELLS (2)
	Partnership	Oil	Gas	Dry (3)	Oil	Gas	Dry (3)
1.	Atlas L.P. 1 - 1985	0	6	1	0	2.83	0.50
2.	A.E. Partners Limited (1986)	0	8	0	0	3.50	0.00
3.	A.E. Partners Limited 1987	0	9	0	0	4.10	0.00
4.	A.E. Partners Limited 1988	0	9	0	0	3.50	0.00
5.	A.E. Partners Limited 1989	0	10	0	0	3.30	0.00
6.	A.E. Partners Limited-1990	0	12	0	0	5.00	0.00
7.	Atlas-Energy Partners 1990 L.P.(Series 10)	0	12	0	0	11.50	0.00
8.	Atlas-Energy Partners 1991 L.P.(Series 11)	0	14	0	0	4.30	0.00
9.	A.E. Partners Limited-1991	0	12	0	0	4.95	0.00
10.	Atlas-Energy for the Nineties-1 LP (Series 12)	0	14	0	0	12.50	0.00
11.	Atlas JV 92 Limited Partnership	0	52	0	0	24.44	0.00
12.	A.E. Partners Limited-1992	0	7	0	0	3.50	0.00
13.	A.E. Nineties-Public #1 Ltd.	0	14	0	0	14.00	0.00
14.	A.E. Nineties-1993 Ltd.	0	20	1	0	19.40	1.00
15.	A.E. Partners Limited-1993	0	8	0	0	4.00	0.00
16.	A.E. Nineties-Public #2 Ltd.	0	16	0	0	15.31	0.00
17.	A.E. Nineties-Series 14 Ltd.	0	53	2	0	53.00	2.00
18.	A.E. Partners Limited-1994	0	12	0	0	5.25	0.00
19.	A.E. Nineties-Public #3 Ltd.	0	26	1	0	25.50	1.00
20.	A.E. Nineties-Series 15 Ltd.	0	61	1	0	55.50	1.00
21.	A.E. Partners Limited-1995	0	6	0	0	3.00	0.00
22.	A.E. Nineties-Public #4 Ltd.	0	32	0	0	31.50	0.00
23.	A.E. Nineties-Series 16 Ltd.	0	51	6	0	42.97	4.50
24.	A.E. Partners Limited-1996	0	13	0	0	4.34	0.00
25.	A.E. Nineties-Public #5 Ltd.	0	36	0	0	35.91	0.00
26.	A.E. Nineties-Series 17 Ltd.	0	46	5	0	37.50	3.50
27.	A.E. Nineties-Public #6 Ltd.	0	55	0	0	44.45	0.00
28.	A.E. Partners Limited-1997	0	6	0	0	2.81	0.00
29.	A.E. Nineties-Series 18 Ltd.	0	64	0	0	59.00	0.00
30.	A.E. Nineties-Public #7 Ltd.	0	64	0	0	57.50	0.00
31.	A.E. Partners Limited-1998	0	19	0	0	9.50	0.00
32.	A.E. Nineties-Series 19 Ltd.	0	82	4	0	75.75	4.00
33.	A.E. Nineties-Public #8 Ltd.	0	58	0	0	54.66	0.00
34.	A.E. Partners Limited-1999	0	5	0	0	2.50	0.00
35.	1999 Viking Resources LP	0	23	2	0	23.00	2.00
36.	Atlas America Series 20 Ltd.	0	106	1	0	99.24	1.00
37.	Atlas America Public #9 Ltd.	0	83	2	0	78.75	2.00
38.	Atlas America Series 21-A Ltd.	0	68	0	0	62.50	0.00
39.	Atlas America Series 21-B Ltd.	0	89	2	0	82.05	1.00
40.	Atlas America Public #10 Ltd.	0	107	3	0	103.15	3.00
41.	Atlas America Series 22-2002 Ltd.	0	51	1	0	49.55	1.00
42.	Atlas America Series 23-2002 Ltd.	0	47	1	0	47.00	1.00
43.	Atlas America Public #11-2002 LP	0	167	0	0	160.50	0.00
44.	Atlas America Series 24-2003(A) Ltd., LP	0	76	0	0	69.50	0.00
45.	Atlas America Series 24-2003(B) Ltd., LP	0	121	1	0	113.00	1.00
46.	Atlas America Public #12-2003 LP	0	221	6	0	209.25	6.00
47.	Atlas America Series 25-2004(A) LP	0	137	4	0	129.05	4.00
48.	Atlas America Series 25-2004(B) LP	0	171	4	0	147.05	4.00
49.	Atlas America Public #14-2004 LP	0	256	11	0	231.75	11.00
50.	Atlas America Public #14-2005(A) LP	0	337	6	0	311.29	6.00
51.	Atlas America Series 26-2005 LP	0	142	2	0	134.53	2.00
52.	Atlas America Public #15-2005(A) LP	0	187	1	0	179.78	1.00
53.	Atlas America Public #15-2006(B) LP	0	548	3	0	489.78	3.00
54.	Atlas America Series 27-2006 LP	0	255	1	0	202.86	1.00
		0	4104	72	0	3660.35	67.50

(1) A “gross well” is one in which a leasehold interest is owned.
(2) A “net well” equals the actual leasehold interest owned in one gross well divided by one hundred. For example, a 50% leasehold interest in a well is one gross well, but a .50 net well.

(3) For purposes of this Table only, a “Dry Hole” means a well which is plugged and abandoned with or without a completion attempt because the operator has determined that it will not be productive of gas and/or oil in commercial quantities.

Table 3 provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates. You should not assume that the past performance of prior partnerships is indicative

TABLE 3
INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
AS OF JUNE 30, 2007

											Present Value of
											Estimated Future
										Estimated Future	Net Cash Flows
									Latest Quarterly	Net Cash Flows from	from Proved Reserves
			TOTAL COSTS			Cash		Cash	Cash Distribution	Proved Reserves as of	Discounted at 10% as of
	Partnership	Investor Capital	Operating (5)	Admin.	Direct	Distributions (1)(3)		Return (3)	As of Date of Table	December 31, 2006 (7) (8)	December 31, 2006 (7) (9)
1.	Atlas L.P. 1 - 1985	$600,000	$264,635	$52,487	$22,208	$1,784,837		297%	$13,994	573,205	301,057
2.	A.E. Partners Limited (1986)	631,250	212,697	86,537	19,498	891,402		141%	6,824	317,265	165,619
3.	A.E. Partners Limited 1987	721,000	217,626	72,478	19,378	885,089		123%	8,394	278,511	160,431
4.	A.E. Partners Limited 1988	617,050	187,209	70,769	17,730	805,858		131%	6,671	225,235	131,354
5.	A.E. Partners Limited 1989	550,000	185,589	76,154	18,588	989,931		180%	8,663	219,322	131,856
6.	A.E. Partners Limited-1990	887,500	274,540	111,650	27,518	1,504,770		170%	18,827	586,287	326,949
7.	Atlas-Energy Partners 1990 L.P.(Series 10)	2,200,000	577,870	108,053	64,949	2,314,638		105%	32,628	780,344	466,488
8.	Atlas-Energy Partners 1991 L.P.(Series 11)	750,000	217,724	120,227	77,613	1,245,215		166%	13,649	359,070	201,543
9.	A.E. Partners Limited-1991	868,750	253,748	144,292	38,739	1,609,426		185%	19,867	620,885	336,196
10.	Atlas-Energy for the Nineties-1 LP (Series 12)	2,212,500	554,819	107,445	147,125	2,443,694		110%	30,924	687,267	398,095
11.	Atlas JV 92 Limited Partnership	4,004,813	1,010,893	197,623	252,286	5,040,246	(2)	126%	45,321	926,306	557,834
12.	A.E. Partners Limited-1992	600,000	147,046	71,513	23,350	1,040,261		173%	10,371	334,035	190,580
13.	A.E. Nineties-Public #1 Ltd.	2,988,960	649,129	127,652	155,488	2,735,929		92%	26,274	758,145	435,822
14.	A.E. Nineties-1993 Ltd.	3,753,937	688,718	131,150	76,343	2,401,015		64%	8,475	122,954	92,709
15.	A.E. Partners Limited-1993	700,000	194,972	52,913	22,969	1,229,749		176%	12,450	392,679	206,566
16.	A.E. Nineties-Public #2 Ltd.	3,323,920	932,109	110,443	118,826	2,598,532		78%	20,672	420,842	259,515
17.	A.E. Nineties-Series 14 Ltd.	9,940,045	2,028,992	364,794	120,373	7,044,945		71%	65,156	1,627,101	987,493
18.	A.E. Partners Limited-1994	892,500	217,088	67,105	30,544	1,426,252		160%	24,190	850,874	408,802
19.	A.E. Nineties-Public #3 Ltd.	5,800,990	1,105,250	195,388	138,242	4,733,727		82%	66,658	1,864,722	965,587
20.	A.E. Nineties-Series 15 Ltd.	10,954,715	2,176,278	377,336	133,247	9,519,989		87%	146,858	3,730,950	2,162,876
21.	A.E. Partners Limited-1995	600,000	124,296	28,083	18,502	447,085		75%	4,563	109,439	67,991
22.	A.E. Nineties-Public #4 Ltd.	6,991,350	1,299,776	224,543	131,621	4,172,128		60%	63,968	1,698,301	973,383
23.	A.E. Nineties-Series 16 Ltd.	10,955,465	1,900,585	295,235	35,466	7,290,658		67%	139,366	3,474,063	1,952,290
24.	A.E. Partners Limited-1996	800,000	183,862	37,619	58,716	744,400		93%	15,754	499,150	269,957
25.	A.E. Nineties-Public #5 Ltd.	7,992,240	1,282,239	219,523	143,220	5,030,321		63%	97,775	2,067,902	1,209,814
26.	A.E. Nineties-Series 17 Ltd.	8,813,488	1,511,999	231,965	213,874	7,016,094		80%	144,455	4,718,850	2,528,644
27.	A.E. Nineties-Public #6 Ltd.	9,901,025	1,704,270	265,413	187,735	7,640,444		77%	180,416	4,539,439	2,560,027
28.	A.E. Partners Limited-1997	506,250	108,711	22,352	43,325	584,170		115%	16,223	516,234	278,669
29.	A.E. Nineties-Series 18 Ltd.	11,391,673	1,964,060	294,219	348,897	7,964,683		70%	163,177	4,511,285	2,581,579
30.	A.E. Nineties-Public #7 Ltd.	11,988,350	1,739,731	259,955	148,000	5,973,167		50%	117,025	2,824,232	1,668,027
31.	A.E. Partners Limited-1998	1,740,000	342,918	42,500	78,557	1,550,408		89%	36,404	937,225	530,495
32.	A.E. Nineties-Series 19 Ltd.	15,720,450	2,986,771	336,080	130,797	9,084,277		58%	199,052	5,085,215	2,911,497
33.	A.E. Nineties-Public #8 Ltd.	11,088,975	1,780,402	228,994	175,577	6,463,801		58%	124,464	2,965,932	1,778,392
34.	A.E. Partners Limited-1999	450,000	85,896	7,491	25,805	448,639		100%	6,605	142,385	92,788
35.	1999 Viking Resources LP	4,555,210	1,096,216	0	237,609	8,036,373		176%	120,823	4,340,987	2,145,317
36.	Atlas America Series 20 Ltd.	18,809,150	3,807,776	393,877	348,613	17,686,762		94%	345,685	11,425,256	6,206,215
37.	Atlas America Public #9 Ltd.	14,905,465	2,532,280	289,613	143,208	10,920,090		73%	255,420	7,306,827	4,029,533
38.	Atlas America Series 21-A Ltd.	12,510,713	1,753,604	209,930	24,942	8,759,824		70%	271,175	7,574,679	4,072,467
39.	Atlas America Series 21-B Ltd.	17,411,825	2,218,590	253,965	25,989	10,553,838		61%	330,331	9,180,964	4,946,174
40.	Atlas America Public #10 Ltd.	21,281,170	2,653,778	307,872	127,354	14,091,796		66%	433,169	11,426,032	6,154,628
41.	Atlas America Series 22-2002 Ltd.	10,156,375	1,244,090	139,194	23,937	7,414,114		73%	227,965	6,277,473	3,418,095
42.	Atlas America Series 23-2002 Ltd.	9,644,550	1,125,254	129,795	24,341	5,872,484		61%	178,780	4,280,756	2,470,688
43.	Atlas America Public #11-2002 LP	31,178,145	3,400,509	415,178	122,487	17,957,421		58%	511,445	11,166,836	6,557,167
44.	Atlas America Series 24-2003(A) Ltd., LP	14,363,955	1,312,815	150,989	19,219	8,316,522		58%	393,945	9,608,905	5,192,080
45.	Atlas America Series 24-2003(B) Ltd., LP	20,542,850	2,132,962	215,215	17,932	12,845,828		63%	410,899	9,264,577	5,235,729
46.	Atlas America Public #12-2003 LP	40,170,308	3,418,635	424,146	110,057	19,312,054		48%	726,504	13,307,002	7,852,308
47.	Atlas America Series 25-2004(A) LP	27,601,053	2,349,715	183,283	83,427	16,243,386		59%	939,217	14,159,039	8,628,577
48.	Atlas America Series 25-2004(B) LP	31,531,035	2,100,423	191,680	89,536	11,211,938		36%	637,987	10,329,223	6,472,010
49.	Atlas America Public #14-2004 LP	52,506,570	2,933,908	242,489	93,978	14,399,408		27%	1,171,246	15,954,407	10,106,908
50.	Atlas America Public #14-2005(A) LP	69,674,900	3,504,902	250,079	75,836	17,472,038		25%	2,089,305	31,973,447	19,014,009
51.	Atlas America Series 26-2005 L.P.	34,886,465	1,372,054	85,597	65,503	6,571,411		19%	1,295,855	20,249,221	11,484,825
52.	Atlas America Public #15-2005(A) L.P.	52,245,720	1,751,196	108,879	59,242	8,455,140		16%	1,828,580	28,710,067	17,326,545
53.	Atlas America Public #15-2006(B) L.P. (4)	147,513,130	2,224,317	146,337	55,313	8,922,828		6%	4,394,767	(6)	(6)
54.	Atlas America Series 27-2006 L.P. (4)	70,882,965	251,630	23,839	30,265	385,068		1%	385,068	(6)	(6)

(1) All cash distributions were from the sale of gas. The following partnerships also include revenue from the sale of properties: A.E. Nineties-16 ($4,776), A.E. Nineties-19 ($1,607), Atlas America Series 20 ($6,662), Atlas America Series 22 ($34), Atlas America Series 23 ($38), Atlas America Series 24-2003(A) ($11,331), Atlas America Series 24-2003(B) ($22,577), Atlas America Series 25-2004(A) ($595), Atlas America Series 25-2004(B) ($3,813), Atlas America Series 26-2005 ($4,620), A.E. Nineties-Public #1 ($2,452), A.E. Nineties-Public #2 ($3,292), A.E. Nineties-Public #3 ($2,491), A.E. Nineties-Public #5 ($8,639), A.E. Nineties-Public #7 ($2,206), Atlas America Public #10 ($4,687) Atlas America Public #11-2002 ($2,789), Atlas America Public #12-2003 ($1,568), and Atlas America Public #14-2004 ($920).

(2) A portion of the cash distributions was used to drill three reinvestment wells at a cost of $307,434 in accordance with the terms of the offering.

(3) This column reflects total cash distributions beginning with the first production from the program as a percentage of the total amount invested in the program and includes the return of the investors' capital.

(4) As of the date of this table there is not twelve months of production and/or not all of the wells are drilled or on-line to sell production.
(5) Operating costs consist of gathering fees, water hauling fees, meter reading fees, repairs and maintenance, insurance and severance tax.
(6) Reserve information for Public #15-2006(B) which closed at 8/31/06 and Series 27-2006 which closed at 12/29/06 are incomplete and not provided since not all of its wells were drilled at 12/31/06.

(7) The information presented in this column has been prepared in conformity with SEC guidelines by making the standardized estimates of future net cash flow from proved reserves using natural gas and oil prices in effect as of the date of the estimates, which was a weighted average price of $6.33 per mcf for the natural gas, $57.25 per barrel for the oil, and which are held constant throughout the life of the properties. The $6.33 does not reflect the effects of the financial hedges. The information presented for future net cash flows based on estimated proved reserves was prepared by an independent petroleum consultant, Wright & Company, Inc., as noted below with respect to the managing general partner's prior 16 public partnerships and 22 Regulation D offerings other than the following 16 partnerships: Atlas Energy for the Nineties-Series 17 Ltd., Atlas LP 1-1985, A.E. Partners Limited (1986), A.E. Partners Limited 1987, A.E. Partners Limited 1988, A.E. Partners Limited 1989, A.E. Partners Limited-1990, A.E. Partners Limited-1991, A.E. Partners Limited-1992, A.E. Partners Limited-1993, A.E. Partners Limited-1994, A.E. Partners Limited-1995, A.E. Partners Limited-1996, A.E. Partners Limited-1997, A.E. Partners Limited-1998 and A.E. Partners Limited-1999. The future net cash flows for these 16 partnerships were not prepared or reviewed by Wright & Company, Inc., but instead the reserve information was prepared by the managing general partner's reservoir engineer. You should understand that reserve estimates are imprecise and may change. There are inherent uncertainties in interpreting the engineering data and the projection of future rates of production. Also, prices received from the sale of natural gas and oil may be different from those estimates in preparing the reports, and the amounts and timing of future operating and development costs may also differ from those used. The cash flow information based on estimated proved reserves shown for a partnership does not include this information for the managing general partner.

(8) This column represents a partnership's estimate of future net cash flows from its proved reserves using natural gas sales prices in effect as of the dates of the estimates which are held constant throughout the life of the partnership's properties. As natural gas prices change, these estimates will change. The information in this column has not been discounted.

(9) This column represents a partnership's estimate of future net cash flows from its proved reserves using natural gas sales prices in effect as of the dates of the estimates which are held constant throughout the life of the partnership's properties. As natural gas prices change, these estimates will change. The present value of estimated future net cash flows is calculated by discounting estimated future net cash flows by 10% annually in accordance with SEC guidelines. You should not construe the estimated PV-10 values as representative of the fair market value of a partnership's properties.

Table 3A provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

TABLE 3A
MANAGING GENERAL PARTNER
OPERATING RESULTS - INCLUDING EXPENSES
AS OF JUNE 30, 2007

									Latest Quarterly Cash
		Managing General		Total Costs			Cash		Distribution As of
	Partnership	Partner Capital		Operating (3)	Admin.	Direct	Distributions (1)	Cash Return	Date of Table
1.	Atlas L.P. 1 - 1985	$114,800		$50,407	$9,997	$4,230	$341,219	297%	$2,666
2.	A.E. Partners Limited (1986)	120,400		40,514	16,483	3,714	169,791	141%	1,300
3.	A.E. Partners Limited 1987	158,269		62,748	20,897	5,587	255,196	161%	2,420
4.	A.E. Partners Limited 1988	135,450		60,291	22,791	5,710	259,559	192%	2,149
5.	A.E. Partners Limited 1989	120,731		40,739	16,717	4,080	292,795	243%	1,902
6.	A.E. Partners Limited-1990	244,622		91,513	0	0	465,020	190%	7,179
7.	Atlas-Energy Partners 1990 L.P.(Series 10)	484,380		192,623	0	0	829,401	171%	11,967
8.	Atlas-Energy Partners 1991 L.P.(Series 11)	268,003		93,310	51,526	28,205	533,899	199%	5,849
9.	A.E. Partners Limited-1991	318,063		84,583	0	0	578,315	182%	7,695
10.	Atlas-Energy for the Nineties-1 LP (Series 12)	791,833		237,780	46,048	37,546	1,047,298	132%	13,253
11.	Atlas JV 92 Limited Partnership	1,414,917		497,903	97,337	42,721	1,555,203	110%	22,322
12.	A.E. Partners Limited-1992	176,100		49,015	0	0	1,040,261	591%	3,923
13.	A.E. Nineties-Public #1 Ltd.	528,934		204,988	40,311	37,295	821,748	155%	8,297
14.	A.E. Nineties-1993 Ltd.	1,264,183		295,165	56,207	29,136	559,346	44%	3,632
15.	A.E. Partners Limited-1993	219,600		64,991	0	0	429,663	196%	4,712
16.	A.E. Nineties-Public #2 Ltd.	587,340		294,350	34,877	37,524	654,552	111%	6,528
17.	A.E. Nineties-Series 14 Ltd.	3,584,027		999,354	179,675	52,109	2,298,837	64%	32,092
18.	A.E. Partners Limited-1994	231,500		72,363	0	0	494,156	213%	8,723
19.	A.E. Nineties-Public #3 Ltd.	928,546		368,417	65,129	46,081	1,515,917	163%	22,219
20.	A.E. Nineties-Series 15 Ltd.	3,435,936		932,690	161,715	57,106	3,128,909	91%	62,939
21.	A.E. Partners Limited-1995	244,725		41,432	0	0	163,647	67%	2,045
22.	A.E. Nineties-Public #4 Ltd.	1,287,752		433,259	74,848	43,874	1,208,120	94%	21,323
23.	A.E. Nineties-Series 16 Ltd.	1,643,320		520,542	80,860	4,908	1,577,738	96%	67,119
24.	A.E. Partners Limited-1996	367,416		61,287	0	0	267,545	73%	5,876
25.	A.E. Nineties-Public #5 Ltd.	1,654,740		427,413	73,174	47,740	1,312,673	79%	32,592
26.	A.E. Nineties-Series 17 Ltd.	2,113,947		545,142	83,634	47,766	2,382,566	113%	52,082
27.	A.E. Nineties-Public #6 Ltd.	1,950,345		568,090	88,471	62,578	2,449,592	126%	60,139
28.	A.E. Partners Limited-1997	231,050		36,237	0	0	208,386	90%	5,921
29.	A.E. Nineties-Series 18 Ltd.	3,448,751		903,181	135,298	47,571	3,456,706	100%	75,038
30.	A.E. Nineties-Public #7 Ltd.	3,812,150		781,618	116,791	66,493	1,765,375	46%	52,576
31.	A.E. Partners Limited-1998	756,360		114,306	0	0	543,916	72%	12,959
32.	A.E. Nineties-Series 19 Ltd.	4,776,598		1,373,479	154,548	60,148	3,728,409	78%	91,535
33.	A.E. Nineties-Public #8 Ltd.	3,148,181		727,207	93,533	71,715	2,419,065	77%	50,837
34.	A.E. Partners Limited-1999	196,500		28,632	0	0	160,598	82%	2,595
35.	1999 Viking Resources LP	1,678,038		365,405	0	79,203	2,678,791	160%	40,274
36.	Atlas America Series 20 Ltd.	6,297,945		1,408,356	145,681	128,939	6,546,899	104%	127,856
37.	Atlas America Public #9 Ltd.	6,256,271		1,116,921	118,293	58,493	4,592,214	73%	156,522
38.	Atlas America Series 21-A Ltd.	4,535,799		896,690	107,346	12,754	4,479,258	99%	138,663
39.	Atlas America Series 21-B Ltd.	6,442,761		1,142,910	130,831	13,388	5,430,554	84%	170,171
40.	Atlas America Public #10 Ltd.	7,227,432		1,248,842	144,881	59,932	6,634,415	92%	207,396
41.	Atlas America Series 22-2002 Ltd.	3,481,591		599,828	65,503	11,541	3,574,703	103%	109,912
42.	Atlas America Series 23-2002 Ltd.	3,214,850		529,542	61,080	11,455	2,763,636	86%	84,134
43.	Atlas America Public #11-2002 LP	13,295,300		1,763,381	166,472	63,099	9,429,792	71%	275,393
44.	Atlas America Series 24-2003(A) Ltd., LP	5,137,628		649,057	73,130	9,308	4,058,089	79%	198,421
45.	Atlas America Series 24-2003(B) Ltd., LP	8,100,983		1,072,844	107,060	8,920	6,445,447	80%	221,253
46.	Atlas America Public #12-2003 LP	17,285,400		1,735,253	149,285	52,846	10,096,633	58%	391,194
47.	Atlas America Series 25-2004(A) LP	11,641,500		1,264,365	98,691	44,922	8,745,572	75%	505,732
48.	Atlas America Series 25-2004(B) LP	14,057,100		1,138,358	103,212	48,212	6,044,559	43%	343,532
49.	Atlas America Public #14-2004 LP	21,789,300		1,577,461	130,571	50,604	7,758,627	36%	630,671
50.	Atlas America Public #14-2005(A) LP	26,073,400		1,889,792	134,658	40,835	9,468,837	36%	1,177,583
51.	Atlas America Public 26-2005 LP	13,869,700	(4)	852,057	53,156	40,678	4,084,043	26%	807,879
52.	Atlas America Public #15-2005(A) LP	18,705,800	(4)	988,044	61,430	33,425	4,770,480	26%	1,031,705
53	Atlas America Public #15-2006(B) LP (2)	48,242,400	(4)	1,157,132	82,565	28,775	4,641,824	10%	2,286,241
54	Atlas America Series 27-2006 L.P. (2)	21,663,900	(4)	121,708	11,531	14,639	186,249	1%	186,249

(1) All cash distributions were from the sale of gas. The following partnerships also include revenue from the sale of properties: A.E Nineties-JV92 ($2,680) A.E. for the Nineties-1993 LTD ($8,837), A.E. Nineties-14 ($7,964), A.E. Nineties-15 ($4,776), A.E. Nineties-19 ($2,472), Atlas America Series 20 ($8,562), Atlas America Series 22 ($66), Atlas America Series 23 ($74), Atlas America Series 24-2003(A) ($19,196), Atlas America Series 24-2003(B) ($24,424), Atlas America Series 25-2004(A) ($1,445), Atlas America Series 25-2004(B) ($10,500), Atlas America Series 26-2005 ($1,939), A.E. Nineties-Public #1 ($25), A.E. Nineties-Public #2 ($33), A.E. Nineties-Public #3 ($25), A.E. Nineties-Public #5 ($1,406), A.E. Nineties-Public #7 ($2,296), Atlas America Public #9 ($4,446), Atlas America Public #10 ($2,415), Atlas America Public #11 ($5,696), Atlas America Public #12-2003 ($3,582), and Atlas America Public #14-2004 ($2,374).

(2) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.
(3) Operating costs consist of gathering fees, water hauling fees, meter reading fees, repairs and maintenance, insurance and severance tax.
(4) The Managing General Partner’s capital contributions in this table are subject to further change.

Table 4 sets forth the managing general partner's estimate of the federal tax savings to investors in the managing general partner's prior development drilling partnerships, based on the maximum marginal tax rate in each year, the share of tax deductions as a percentage of their subscriptions, and the aggregate cash distributions. You are urged to consult with your own tax advisors concerning your specific tax situation and should not assume that the past performance of prior partnerships is indicative of the future results of the partnerships.

TABLE 4
SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS
AS OF JUNE 30, 2007

Cumulative
										Total	Percent of Cash
		1st Year	Eff	Estimated Federal Tax Savings From (1):					Cash Distribution	Cash Dist.	Dist. And Tax
	Investor	Tax	Tax	1st Year I.D.C.	Depletion		Section 29		As of	And Tax	Savings
Partnership	Capital	Deduct. (2)	Rate	Deduct. (3)	Allowance(3)	Depreciation (3)	Tax Credit (4)	Total	Date of Table (5) (6)	Savings (5) (6)	to Date (5)(6)(7)
1.	Atlas L.P. 1 - 1985	$600,000	99%	50.0%	$298,337	$138,990	N/A	$55,915	$493,242	$1,784,837	$2,278,079	380%
2.	A.E. Partners Limited (1986)	631,250	99%	50.0%	312,889	81,221	N/A	13,507	407,616	891,402	$1,299,018	206%
3.	A.E. Partners Limited 1987	721,000	99%	38.5%	356,895	63,103	N/A	N/A	419,998	885,089	$1,305,087	181%
4.	A.E. Partners Limited 1988	617,050	99%	33.0%	244,351	56,905	N/A	N/A	301,256	805,858	$1,107,114	179%
5.	A.E. Partners Limited 1989	550,000	99%	33.0%	179,685	76,640	N/A	N/A	256,325	989,931	$1,246,256	227%
6.	A.E. Partners Limited-1990	887,500	99%	33.0%	275,125	112,561	N/A	281,660	669,346	1,504,770	$2,174,116	245%
7.	Atlas-Energy Partners 1990 L.P.(Series 10)	2,200,000	100%	33.0%	726,000	201,535	N/A	521,602	1,449,137	2,314,638	$3,763,775	171%
8.	Atlas-Energy Partners 1991 L.P.(Series 11)	750,000	100%	31.0%	232,500	108,925	N/A	329,800	671,225	1,245,215	$1,916,440	256%
9.	A.E. Partners Limited-1991	868,750	100%	31.0%	269,313	126,083	N/A	315,893	711,289	1,609,426	$2,320,715	267%
10.	Atlas-Energy for the Nineties-1 LP (Series 12)	2,212,500	100%	31.0%	685,875	220,746	N/A	617,285	1,523,906	2,443,694	$3,967,600	179%
11.	Atlas JV 92 Limited Partnership	4,004,813	92.5%	31.0%	1,322,905	392,685	N/A	1,002,109	2,717,699	5,040,246	$7,757,945	194%
12.	A.E. Partners Limited-1992	600,000	100%	31.0%	186,000	87,769	N/A	224,631	498,400	1,040,261	$1,538,661	256%
13.	A.E. Nineties-Public #1 Ltd.	2,988,960	80.5%	36.0%	877,511	248,580	254,729	N/A	1,380,820	2,735,929	$4,116,749	138%
14.	A.E. Nineties-1993 Ltd.	3,753,937	92.5%	39.6%	1,378,377	222,544	N/A	N/A	1,600,921	2,401,015	$4,001,936	107%
15.	A.E. Partners Limited-1993	700,000	100%	39.6%	273,216	96,797	N/A	N/A	370,013	1,229,749	$1,599,762	229%
16.	A.E. Nineties-Public #2 Ltd.	3,323,920	78.7%	39.6%	1,036,343	221,002	279,039	N/A	1,536,384	2,598,532	$4,134,916	124%
17.	A.E. Nineties-Series 14 Ltd.	9,940,045	95%	39.6%	3,739,445	595,792	N/A	N/A	4,335,237	7,044,945	$11,380,182	114%
18.	A.E. Partners Limited-1994	892,500	100%	39.6%	353,430	100,933	N/A	N/A	454,363	1,426,252	$1,880,615	211%
19.	A.E. Nineties-Public #3 Ltd.	5,800,990	76.2%	39.6%	1,752,761	393,495	521,115	N/A	2,667,371	4,733,727	$7,401,098	128%
20.	A.E. Nineties-Series 15 Ltd.	10,954,715	90.0%	39.6%	3,904,261	737,366	N/A	N/A	4,641,627	9,519,989	$14,161,616	129%
21.	A.E. Partners Limited-1995	600,000	100%	39.6%	237,600	33,140	N/A	N/A	270,740	447,085	$717,825	120%
22.	A.E. Nineties-Public #4 Ltd.	6,991,350	80.0%	39.6%	2,214,860	351,640	537,551	N/A	3,104,051	4,172,128	$7,276,179	104%
23.	A.E. Nineties-Series 16 Ltd.	10,955,465	86.8%	39.6%	3,361,289	544,634	872,541	N/A	4,778,464	7,290,658	$12,069,122	110%
24.	A.E. Partners Limited-1996	800,000	100%	39.6%	316,800	55,389	N/A	N/A	372,189	744,400	$1,116,589	140%
25.	A.E. Nineties-Public #5 Ltd.	7,992,240	84.9%	39.6%	2,530,954	377,896	602,746	N/A	3,511,596	5,030,321	$8,541,917	107%
26.	A.E. Nineties-Series 17 Ltd.	8,813,488	85.2%	39.6%	2,966,366	516,137	463,006	N/A	3,945,509	7,016,094	$10,961,603	124%
27.	A.E. Nineties-Public #6 Ltd.	9,901,025	80.0%	39.6%	3,166,406	570,989	728,024	N/A	4,465,419	7,640,444	$12,105,863	122%
28.	A.E. Partners Limited-1997	506,250	100%	39.6%	200,475	40,747	N/A	N/A	241,222	584,170	$825,392	163%
29.	A.E. Nineties-Series 18 Ltd.	11,391,673	90.0%	39.6%	4,030,884	452,750	434,325	N/A	4,917,959	7,964,683	$12,882,642	113%
30.	A.E. Nineties-Public #7 Ltd.	11,988,350	85.0%	39.6%	4,043,670	405,532	650,266	N/A	5,099,468	5,973,167	$11,072,635	92%
31.	A.E. Partners Limited-1998	1,740,000	100.0%	39.6%	689,040	112,165	N/A	N/A	801,205	1,550,408	$2,351,613	135%
32.	A.E. Nineties-Series 19 Ltd.	15,720,450	90.0%	39.6%	5,602,767	626,532	569,609	N/A	6,798,908	9,084,277	$15,883,185	101%
33.	A.E. Nineties-Public #8 Ltd.	11,088,975	85.0%	39.6%	3,734,654	453,970	592,728	N/A	4,781,352	6,463,801	$11,245,153	101%
34.	A.E. Partners Limited-1999	450,000	100.0%	39.6%	178,200	29,562	N/A	N/A	207,762	448,639	$656,401	146%
35.	1999 Viking Resources LP	4,555,210	92.0%	39.6%	1,678,038	539,585	N/A	N/A	2,217,623	8,036,373	$10,253,996	225%
36.	Atlas America Series 20 Ltd.	18,809,150	90.0%	39.6%	6,712,802	1,092,335	601,136	N/A	8,406,272	17,686,762	$26,093,034	139%
37.	Atlas America Public #9 Ltd.	14,905,465	90.0%	39.6%	5,349,744	722,889	N/A	N/A	6,072,633	10,920,090	$16,992,723	114%
38.	Atlas America Series 21-A Ltd.	12,510,713	91.0%	39.1%	4,468,617	521,485	304,748	N/A	5,294,850	8,759,824	$14,054,674	112%
39.	Atlas America Series 21-B Ltd.	17,411,825	91.0%	39.1%	6,197,907	623,942	389,642	N/A	7,211,492	10,553,838	$17,765,330	102%
40.	Atlas America Public #10 Ltd.	21,281,170	91.0%	39.1%	7,550,729	822,039	606,241	N/A	8,979,009	14,091,796	$23,070,805	108%
41.	Atlas America Series 22-2002 Ltd.	10,156,375	91.0%	38.6%	3,564,312	390,016	282,645	N/A	4,236,973	7,414,114	$11,651,087	115%
42.	Atlas America Series 23-2002 Ltd.	9,644,550	91.0%	38.6%	3,404,803	309,444	249,929	N/A	3,964,176	5,872,484	$9,836,660	102%
43.	Atlas America Public #11-2002 LP	31,178,145	91.0%	38.6%	11,003,503	964,782	757,236	N/A	12,725,521	17,957,421	$30,682,942	98%
44.	Atlas America Series 24-2003(A) Ltd., LP	14,363,955	91.0%	35.0%	4,578,250	388,536	341,662	N/A	5,308,448	8,316,522	$13,624,970	95%
45.	Atlas America Series 24-2003(B) Ltd., LP	20,542,850	91.0%	35.0%	6,514,764	639,755	543,645	N/A	7,698,164	12,845,828	$20,543,992	100%
46.	Atlas America Public #12-2003 LP	40,170,308	91.0%	35.0%	12,879,332	908,491	1,008,333	N/A	14,796,157	19,312,054	$34,108,211	85%
47.	Atlas America Series 25-2004(A) LP	27,601,053	91.0%	35.0%	8,694,332	756,310	953,646	N/A	10,404,288	16,243,386	$26,647,674	97%
48.	Atlas America Series 25-2004(B) LP	31,531,035	91.0%	35.0%	9,932,276	492,224	1,169,660	N/A	11,594,160	11,211,938	$22,806,098	72%
49.	Atlas America Public #14-2004 LP	52,506,570	91.0%	35.0%	16,543,643	636,572	964,431	N/A	18,144,646	14,399,408	$32,544,054	62%
50.	Atlas America Public #14-2005(A) LP	69,674,900	91.0%	35.0%	22,107,994	640,776	914,927	N/A	23,663,696	17,472,038	$41,135,734	59%
51.	Atlas America Series 26-2005 LP	34,886,465	91.0%	35.0%	10,989,458	197,462	206,999	N/A	11,393,919	6,571,411	$17,965,330	51%
52.	Atlas America Public #15-2005(A) LP	52,245,720	91.0%	35.0%	16,457,402	224,591	219,063	N/A	16,901,055	8,455,140	$25,356,195	49%
53.	Atlas America Public #15-2006(B) LP (8)	147,513,130	91.0%	35.0%	46,466,636	118,570	357,125	N/A	46,942,331	8,922,828	$55,865,159	38%
54.	Atlas America Series 27-2007 L.P. (8)	70,882,965	91.0%	35.0%	22,328,134	418	3,589	N/A	22,332,142	385,068	22,717,210	32%

1. These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor through the 2005 tax year.
2. Atlas Resources anticipates that approximately 90% of an investor general partner's subscription to a partnership will be deductible in the year in which he invests.
3. The I.D.C. Deductions, Depletion Allowance and MACRS depreciation deductions have been reduced to credit equivalents.
4. The Section 29 tax credit is not available with respect to wells drilled after December 31, 1992. N/A means not applicable.

5. These distributions were all from production revenues. The following partnerships also include revenue from the sale of properties: A.E. Nineties-16 ($4,776), A.E. Nineties-19 ($1,607), Atlas America Series 20 ($6,662), Atlas America Series 22 ($34), Atlas America Series 24-2003(A) ($9,066), Atlas America Series 24-2003(B) ($12,582), Atlas America Series 25-2004(A) ($595), Atlas America Series 25-2004(B) ($3,813), A.E. Nineties-Public #1 ($2,453), A.E. Nineties-Public #2 ($3,292), A.E. Nineties-Public #3 ($2,491), A.E. Nineties-Public #5 ($8,639), A.E. Nineties-Public #7 ($2,206), Atlas America Public #11-2002 ($2,789), Atlas America Public #12-2003 ($1,568), and Atlas America Public #14-2004 ($920).

6. This column reflects total cash distributions beginning with the first production from the program and includes the return of investor's capital.
7. These percentages are calculated by dividing the entry for each partnership in the "Total Cash Dist. And Tax Savings" column by that partnership 's entry in the "Investor Capital" column.
8. As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 5 sets forth payments made to the managing general partners and its affiliates from its previous partnerships.

TABLE 5
SUMMARY OF PAYMENTS TO THE MANAGING GENERAL PARTNER AND AFFILIATES
FROM PRIOR PARTNERSHIPS (1)
AS OF JUNE 30, 2007

Cumulative
			Leasehold		Reimbursement
		Cumulative	Drilling and	Cumulative	of General and
	Investor	Gathering	Completion	Operator's	Administrative
Partnership	Capital	Fees (1)	Costs (2)	Charges(4)	Overhead
1.	Atlas L.P. 1 - 1985	$ 600,000	-	$ 600,000		$ 315,041	$ 62,484
2.	A.E. Partners Limited (1986)	631,250	-	631,250		253,210	103,021
3.	A.E. Partners Limited 1987	721,000	-	721,000		280,374	93,376
4.	A.E. Partners Limited 1988	617,050	-	617,050		247,500	93,560
5.	A.E. Partners Limited 1989	550,000	-	550,000		226,328	92,870
6.	A.E. Partners Limited-1990	887,500	-	887,500		366,053	111,650
7.	Atlas-Energy Partners 1990 L.P.(Series 10)	2,200,000	-	2,200,000		1,153,985	108,053
8.	Atlas-Energy Partners 1991 L.P.(Series 11)	750,000	-	761,802	(3)	571,192	171,753
9.	A.E. Partners Limited-1991	868,750	-	867,500		338,331	144,292
10.	Atlas-Energy for the Nineties-1 LP (Series 12)	2,212,500	-	2,272,017	(3)	1,270,480	153,493
11.	Atlas JV 92 Limited Partnership	4,004,813	-	4,157,700		2,279,496	294,960
12.	A.E. Partners Limited-1992	600,000	-	600,000		196,062	71,513
13.	A.E. Nineties-Public #1 Ltd.	2,988,960	-	3,026,348	(3)	1,333,467	167,963
14.	A.E. Nineties-1993 Ltd.	3,753,937	-	3,480,656	(3)	1,545,669	187,358
15.	A.E. Partners Limited-1993	700,000	-	689,940		259,963	52,913
16.	A.E. Nineties-Public #2 Ltd.	3,323,920	-	3,324,668	(3)	1,226,459	145,320
17.	A.E. Nineties-Series 14 Ltd.	9,940,045	-	9,512,015	(3)	4,460,006	544,469
18.	A.E. Partners Limited-1994	892,500	-	892,500		289,451	67,105
19.	A.E. Nineties-Public #3 Ltd.	5,800,990	-	5,800,990		2,060,868	260,517
20.	A.E. Nineties-Series 15 Ltd.	10,954,715	-	9,859,244	(3)	4,769,325	539,051
21.	A.E. Partners Limited-1995	600,000	-	600,000		165,729	28,083
22.	A.E. Nineties-Public #4 Ltd.	6,991,350	-	6,991,350		2,267,255	299,391
23.	A.E. Nineties-Series 16 Ltd.	10,955,465	-	10,955,465		3,357,113	376,095
24.	A.E. Partners Limited-1996	800,000	-	800,000		245,149	37,619
25.	A.E. Nineties-Public #5 Ltd.	7,992,240	-	7,992,240		2,314,685	292,698
26.	A.E. Nineties-Series 17 Ltd.	8,813,488	-	8,813,488		2,957,140	315,599
27.	A.E. Nineties-Public #6 Ltd.	9,901,025	-	9,901,025		3,015,759	353,883
28.	A.E. Partners Limited-1997	506,250	-	506,250		144,948	22,352
29.	A.E. Nineties-Series 18 Ltd.	11,391,673	-	11,391,673		3,837,801	429,517
30.	A.E. Nineties-Public #7 Ltd.	11,988,350	-	11,988,350		2,997,025	376,746
31.	A.E. Partners Limited-1998	1,740,000	-	1,740,000		457,224	42,500
32.	A.E. Nineties-Series 19 Ltd.	15,720,450	-	15,720,450		4,360,249	490,628
33.	A.E. Nineties-Public #8 Ltd.	11,088,975	-	11,088,975		2,507,609	322,527
34.	A.E. Partners Limited-1999	450,000	-	450,000		114,528	7,491
35.	1999 Viking Resources LP	4,555,210	-	4,555,210		1,461,621	-
36.	Atlas America Series 20 Ltd.	18,809,150	-	18,809,150		5,216,132	539,558
37.	Atlas America Public #9 Ltd.	14,905,465	1,226,124	14,905,465		2,423,077	407,906
38.	Atlas America Series 21-A Ltd.	12,510,713	889,011	12,510,713		1,761,283	317,276
39.	Atlas America Series 21-B Ltd.	17,411,825	1,163,813	17,411,825		2,197,687	384,796
40.	Atlas America Public #10 Ltd.	21,281,170	1,614,449	21,281,170		2,288,172	452,753
41.	Atlas America Series 22-2002 Ltd.	10,156,375	775,264	10,156,375		1,068,654	204,698
42.	Atlas America Series 23-2002 Ltd.	9,644,550	712,256	9,644,550		942,541	190,875
43.	Atlas America Public #11-2002 LP	31,178,145	1,829,100	31,178,145		3,334,790	581,651
44.	Atlas America Series 24-2003(A) Ltd., LP	14,363,955	728,143	14,363,955		1,233,729	224,119
45.	Atlas America Series 24-2003(B) Ltd., LP	20,542,850	1,220,870	20,542,850		1,984,936	322,275
46.	Atlas America Public #12-2003 LP	40,170,308	2,020,631	40,170,308		3,133,257	573,431
47.	Atlas America Series 25-2004(A) LP	27,601,053	1,918,928	27,601,053		1,695,152	281,974
48.	Atlas America Series 25-2004(B) LP	31,531,035	1,278,095	31,531,035		1,960,686	294,893
49.	Atlas America Public #14-2004 LP	52,506,570	1,802,486	52,506,570		2,708,883	373,060
50.	Atlas America Public #14-2005(A) LP	69,674,900	2,752,223	69,674,900		2,642,473	384,736
51.	Atlas America Series 26-2005 LP	34,886,465	1,220,347	34,886,465		1,003,764	138,753
52.	Atlas America Public #15-2005(A) LP	52,245,720	1,687,640	52,245,720		1,051,599	170,309
53.	Atlas America Public #15-2006(B) LP	147,513,130	1,910,386	147,513,130		1,471,062	228,903
54.	Atlas America Series 27-2006 LP	70,882,965	127,882	70,882,965		245,455	35,370

(1) The amount of gathering fees paid to the managing general partner and its affiliates from 2001 to the date of this table are shown for those partnerships which began operations on or after December 31, 2000. The books and records of the earlier partnerships do not separately allocate all of the gathering fees paid by them. Additional information concerning the gathering fees paid by those partnerships will be provided to you on written request to the managing general partner.

	(2) Excluding the managing general partner's capital contributions.
	(3) Includes additional drilling costs paid with production revenues.

MANAGEMENT

Managing General Partner and Operator
The partnerships will have no officers, directors or employees. Instead, Atlas Resources, LLC, a Pennsylvania limited liability company, which was originally formed as a corporation in 1979 and then changed to a limited liability company on March 28, 2006, will serve as the managing general partner of each partnership. However, see “- Transactions with Management and Affiliates,” below, regarding the managing general partner’s dependence on its parent companies, Atlas America, Atlas Energy Resources, LLC and their affiliates, for facilities, management and administrative functions. Atlas America (ATLS) and Atlas Energy Resources, LLC (ATN) are headquartered at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport, which is also the managing general partner’s primary office. Since 1985 the managing general partner has sponsored 17 public and 38 private partnerships to conduct natural gas drilling and development activities in the Appalachian Basin in the states of Pennsylvania, Ohio, New York and Tennessee as set forth in “Prior Activities.” In these partnerships the managing general partner and its affiliates acted as the operator and the general drilling contractor and were responsible for drilling, completing, and operating the wells. The managing general partner has a 97% completion rate for wells drilled by its development partnerships. Currently, the managing general partner and its affiliates operate more than 6,300 natural gas and oil wells located in those areas.

Set forth below is a discussion of certain corporate actions that have been taken since September 1998 when Atlas Energy Group, Inc., the former parent company of the managing general partner, merged into Atlas America, Inc., a Delaware holding company, which was then a subsidiary of Resource America, Inc., a publicly-traded company, which is sometimes referred to in this prospectus as Resource America. In May 2004 Resource America conducted a public offering of a portion of its common stock (the “shares”) in Atlas America (ATLS) and $2,645,000 shares were registered and sold at a price of at $15.50 per share resulting in gross proceeds of $41 million. Further, in May 2004, in connection with the Atlas America offering, the following officers and key employees of the managing general partner and Atlas America set forth in “- Officers, Directors and Other Key Personnel of Managing General Partner,” below, resigned their positions with Resource America and all of its subsidiaries that are not also subsidiaries of Atlas America: Mr. Freddie M. Kotek, Mr. Frank P. Carolas, Mr. Jeffrey C. Simmons, Ms. Nancy J. McGurk, Mr. Michael L. Staines, and Ms. Marci Bleichmar. After the public offering of Atlas America, Resource America continued to own approximately 80.2% of Atlas America’s common stock until it distributed all of its remaining 10.7 million shares of common stock in Atlas America to its common stockholders on June 30, 2005. The distribution was in the form of a spin-off by means of a tax free dividend of approximately 0.6 shares of Atlas America to Resource America common stockholders for each share of Resource America common stock owned. After the spin-off, Resource America’s rights are defined by agreements between Resource America and Atlas America.

In December 2006, Atlas America transferred to ATN, a newly-formed, limited liability company subsidiary of Atlas America, substantially all of its natural gas and oil exploration and production assets pursuant to the completion of an initial public offering of $7,273,750 Class B limited liability company interests of ATN. At the end of the offering, pursuant to the contribution, conveyance and assumption agreement among Atlas America, ATN and Atlas Energy Operating Company, LLC, Atlas America contributed to ATN all of the stock of Atlas America’s natural gas and oil development and production subsidiaries as well as the development and production assets owned by it. As consideration for this contribution, on December 18, 2006 ATN distributed to Atlas America $139,944,000 net proceeds of the offering, 29,352,996 common units, 748,456 Class A units, and the management incentive interests. Pursuant to the contribution agreement, Atlas America contributed to its subsidiary, Atlas Energy Management, Inc. (“Atlas Management”), the 748,456 Class A units and the management incentive interests. Atlas America retained approximately 81% of the limited liability company interests of ATN, which will continue to provide Atlas America control over ATN and its assets and business. In connection with the above transaction, the following actions or agreements were entered into by the parties:

•
Pursuant to the contribution agreement until December 18, 2007, Atlas America will indemnify ATN against certain potential environmental liabilities associated with the operation of the assets and occurring before December 18, 2006. However, Atlas America’s obligations will not exceed $25 million, and it will not have any indemnification obligation until ATN’s losses exceed $500,000 in the aggregate, and then only to the extent such aggregate losses exceed $500,000. Additionally, Atlas America will indemnify ATN for losses attributable to title defects to the oil and gas property interests until December 18, 2009, and indefinitely for losses attributable to retained liabilities and income taxes attributable to pre-closing operations and the formation transactions. ATN will indemnify Atlas America for all losses attributable to the post-closing operations of the assets contributed to it, to the extent not subject to Atlas America’s indemnification obligations.

•
ATN became a party to the existing master natural gas gathering agreement between Atlas America and Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P. (collectively, “Atlas Pipeline”) as discussed in “Proposed Activities - Gathering of Natural Gas” pursuant to which Atlas Pipeline will gather substantially all of the natural gas from wells operated by ATN. The gathering fees payable to Atlas Pipeline under the master natural gas gathering agreement are generally greater than the gathering fees paid by the partnerships or the managing general partner’s other partnerships for gathering. Pursuant to the contribution agreement, Atlas America will assume ATN’s obligation to pay these gathering fees to Atlas Pipeline and ATN will pay Atlas America the gathering fees it receives from the partnerships and the managing general partner’s other partnership and fees associated with production to its interest.

•
Atlas America and ATN entered into an Omnibus Agreement, which provides that if a business opportunity with respect to an investment in or acquisition of a domestic natural gas or oil production or development business is presented to ATN or Atlas America or its affiliates, ATN will have the first right to pursue the business opportunity if the opportunity is a control investment, that is, majority control of the voting securities of an entity. If the opportunity is a non-control investment, then Atlas America and its affiliates will not be restricted in their ability to pursue the opportunity and will not have an obligation to present the opportunity to ATN. However, if the opportunity involves an investment in natural gas or oil wells or other natural gas or oil rights, even a non-control investment, ATN will have the right of first refusal. The omnibus agreement will remain in effect so long as Atlas America or one of its affiliates has the power, directly or indirectly, to direct ATN’s management and policies.

•
ATN, Atlas Energy Operating Company, LLC and Atlas Energy Management, Inc., entered into a management agreement in connection with the initial public offering of ATN as discussed in “- Transactions with Management and Affiliates.”

On June 29, 2007, ATN announced that it completed its acquisition of DTE Gas & Oil Company (“DGO”), formerly a wholly owned subsidiary of DTE Energy Company. The total consideration paid by ATN, including adjustments for capital expenditures and working capital was approximately $1.268 billion in cash, subject to final closing adjustments. DGO owns interests in approximately 2,150 natural gas wells producing from the Antrim Shale, located in Michigan’s northern lower peninsula. However, it currently is not anticipated that the partnerships will drill any wells in this area.

The financing for the acquisition was obtained through a new revolving loan facility and the proceeds of a private placement to institutional investors, both of which are described below. The new revolving loan facility was entered into by Atlas Energy Operating Company, LLC (“Atlas Energy Operating”), the operating subsidiary of ATN, with J.P. Morgan Securities, Inc. as sole bookrunner and lead arranger, JP Morgan Chase Bank, N.A. as administrative agent, and a syndicate of lenders. The new revolving loan facility is for five-years with an initial borrowing base of $850 million.

Atlas Energy Operating borrowed $713.9 million under the new revolving loan facility on June 29, 2007 to finance a portion of the purchase price of the DGO acquisition and to repay indebtedness under the prior credit facility entered into on December 18, 2006 with Wachovia Bank, N.A. The new revolving loan facility may also be used to finance working capital and for other general corporate purposes. As with the credit facility that was replaced, the managing general partner and various energy subsidiaries of ATN are guarantors of borrowings under the revolving loan facility, and the borrowings will be collateralized by substantially all of the assets of ATN, the managing general partner and the other guarantors (collectively the “obligors”). This includes the managing general partner’s interests in its partnerships, including the partnerships composing the program, but does not include your units or any other investor’s units in a partnership. See “Management’s Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources” for further details on the new credit facility

To finance the remainder of the purchase price for the DGO acquisition, on June 29, 2007, ATN completed a private placement with net proceeds of $597.5 million of equity securities to third party investors, consisting of 7,298,181 common units and 16,702,828 Class D units, at a negotiated, weighted average price per unit of $25.00 (the “private placement”). The Class D units represent a new class of ATN’s equity securities that may convert into common units if the conversion is approved by ATN’s unitholders. ATN has agreed to hold a meeting of its unitholders to consider, or obtain the consent of its unitholders to this proposal as soon as reasonably practicable, but no later than November 11, 2007. If the conversion is approved, the Class D units will automatically convert to common units in ATN on a one-for-one basis. Assuming the Class D units are converted, the converted common units, together with the common units issued with respect to this acquisition, will represent an equity interest of approximately 39% in ATN. Additionally, ATN entered into a registration rights agreement in connection with the sale of the units. The agreement requires ATN to prepare and file a registration statement covering the resale of such units by January 31, 2008 and have such registration statement declared effective by May 30, 2008. ATN could be required to pay certain amounts as defined in the agreement in the event the registration deadlines are not met. The potential payments would be approximately 0.25% of the gross proceeds of the offerings, or $1.5 million for the first 30-day period after the deadline, increasing by an additional 0.25% per 30-day period, up to a maximum of 1.0% of the gross proceeds of the offerings per 30-day period.

Atlas America, ATN’s parent, and its subsidiary, Atlas Energy Management, Inc., currently own approximately 67.3% of ATN’s voting units. In connection with the private placement, ATLS and Atlas Management entered into a voting agreement pursuant to which they agreed to vote their units in favor of the conversion of the Class D units.

Officers, Directors and Other Key Personnel of Managing General Partner

The officers and directors of the managing general partner will serve until their successors are elected. The officers, directors, and key personnel of the managing general partner are as follows:

NAME	AGE	POSITION OR OFFICE
Freddie M. Kotek	51	Chairman of the Board of Directors, Chief Executive Officer and President
Frank P. Carolas	48	Executive Vice President - Land and Geology and a Director
Jeffrey C. Simmons	49	Executive Vice President - Operations and a Director
Jack L. Hollander	51	Senior Vice President - Direct Participation Programs
Matthew A. Jones	46	Chief Financial Officer
Nancy J. McGurk	51	Senior Vice President and Chief Accounting Officer
Michael L. Staines	58	Senior Vice President, Secretary and a Director
Michael G. Hartzell	52	Vice President - Land Administration
Donald R. Laughlin	59	Vice President - Drilling and Production
Marci F. Bleichmar	37	Vice President of Marketing
Sherwood S. Lutz	56	Senior Geologist/Manager of Geology
Michael W. Brecko	49	Director of Energy Sales
Karen A. Black	47	Vice President - Partnership Administration
Justin T. Atkinson	34	Director of Due Diligence
Winifred C. Loncar	66	Director of Investor Services

With respect to the biographical information set forth below, the approximate amount of an individual’s professional time devoted to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc. have been aggregated.

Freddie M. Kotek. President and Chief Executive Officer since January 2002 and Chairman of the Board of Directors since September 2001. Mr. Kotek has been Executive Vice President of Atlas America since February 2004, and served as a director from September 2001 until February 2004 and served as Chief Financial Officer from February 2004 until March 2005. Mr. Kotek was a Senior Vice President of Resource America and President of Resource Leasing, Inc. (a wholly-owned subsidiary of Resource America) from 1995 until May 2004 when he resigned from Resource America and all of its subsidiaries which are not subsidiaries of Atlas America. Mr. Kotek was President of Resource Properties from September 2000 to October 2001 and its Executive Vice President from 1993 to August 1999. Mr. Kotek has been a registered representative and principal of Anthem Securities since May 2000. Mr. Kotek received a Bachelor of Arts degree from Rutgers College in 1977 with high honors in Economics. He also received a Master in Business Administration degree from the Harvard Graduate School of Business Administration in 1981. Mr. Kotek will devote approximately 95% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc., and the remainder of his professional time to the business and affairs of the managing general partner’s other affiliates.

Frank P. Carolas. Executive Vice President - Land and Geology and a Director since January 2001. Mr. Carolas has been an Executive Vice President of Atlas America since January 2001 and served as a Director of Atlas America from January 2002 until February 2004. Mr. Carolas has been a Senior Vice President of Atlas Energy Management, Inc. since 2006. Mr. Carolas was a Vice President of Resource America from April 2001 until May 2004 when he resigned from Resource America. Mr. Carolas served as Vice President of Land and Geology for the managing general partner from July 1999 until December 2000 and for Atlas America from 1998 until December 2000. Before that Mr. Carolas served as Vice President of Atlas Energy Group, Inc. from 1997 until 1998, which was the former parent company of the managing general partner. Mr. Carolas is a certified petroleum geologist and has been with the managing general partner and its affiliates since 1981. He received a Bachelor of Science degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists. Mr. Carolas devotes approximately 100% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Jeffrey C. Simmons. Executive Vice President - Operations and a Director since January, 2001. Mr. Simmons has been an Executive Vice President of Atlas America since January 2001 and was a Director of Atlas America from January 2002 until February 2004. Mr. Simmons has been a Senior Vice President of Atlas Energy Management, Inc. since 2006. Mr. Simmons was a Vice President of Resource America from April 2001 until May 2004 when he resigned from Resource America. Mr. Simmons served as Vice President of Operations for the managing general partner from July 1999 until December 2000 and for Atlas America from 1998 until December 2000. Mr. Simmons joined Resource America in 1986 as a senior petroleum engineer and has served in various executive positions with its energy subsidiaries since then. Mr. Simmons received his Bachelor of Science degree with honors in Petroleum Engineering from Marietta College in 1981 and his Masters degree in Business Administration from Ashland University in 1992. Mr. Simmons devotes approximately 90% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc., and the remainder of his professional time to the business and affairs of the managing general partner’s other affiliates, primarily Viking Resources and Resource Energy.

Jack L. Hollander. Senior Vice President - Direct Participation Programs since January 2002 and before that he served as Vice President - Direct Participation Programs from January 2001 until December 2001. Mr. Hollander also serves as Senior Vice President - Direct Participation Programs of Atlas America since January 2002. Mr. Hollander practiced law with Rattet, Hollander & Pasternak, concentrating in tax matters and real estate transactions, from 1990 to January 2001, and served as in-house counsel for Integrated Resources, Inc. (a diversified financial services company) from 1982 to 1990. Mr. Hollander earned a Bachelor of Science degree from the University of Rhode Island in 1978, his law degree from Brooklyn Law School in 1981, and a Master of Law degree in Taxation from New York University School of Law Graduate Division in 1982. Mr. Hollander is a member of the New York State bar and the Chairman of the Investment Program Association, which is an industry association, as of March 2005. Mr. Hollander has been a registered representative of Anthem Securities since November 2004. Mr. Hollander devotes approximately 100% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Matthew A. Jones, Chief Financial Officer since March 2006. Mr. Jones has been Chief Financial Officer since January 2006 and a director since February 2006 of Atlas Pipeline Holdings, L.P., and has been the Chief Financial Officer of Atlas Pipeline Partners GP and Atlas America since March 2005. He has been the Chief Financial Officer and a director of ATN and Atlas Energy Management since their formation. From 1996 to 2005, Mr. Jones worked in the Investment Banking Group at Friedman Billings Ramsey, concluding as Managing Director. Mr. Jones worked in Friedman Billings Ramsey’s Energy Investment Banking Group from 1999 to 2005, and in Friedman Billings Ramsey’s Specialty Finance and Real Estate Group from 1996 to 1999. Mr. Jones is a Chartered Financial Analyst. Mr. Jones devotes approximately 50% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Nancy J. McGurk. Senior Vice President since January 2002 and Chief Accounting Officer since January 2001. Ms. McGurk also serves as Senior Vice President since January 2002 and Chief Accounting Officer of Atlas America since January 2001. Ms. McGurk has been Chief Accounting Officer of ATN and Atlas Energy Management, Inc. since 2006. Ms. McGurk served as Chief Financial Officer for Atlas America from January 2001 until February 2004. Ms. McGurk was a Vice President of Resource America from 1992 until May 2004 and its Treasurer and Chief Accounting Officer from 1989 until May 2004 when she resigned from Resource America. Also, since 1995 Ms. McGurk has served as Vice President - Finance of Resource Energy, Inc. Ms. McGurk received a Bachelor of Science degree in Accounting from Ohio State University in 1978, and has been a Certified Public Accountant since 1982. Ms. McGurk will devote approximately 80% of her professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc., and the remainder of her professional time to the business and affairs of the managing general partner’s other affiliates.

Michael L. Staines. Senior Vice President, Secretary, and a Director since 1998. Mr. Staines has been an Executive Vice President and Secretary of Atlas America since 1998. Mr. Staines was a Senior Vice President of Resource America from 1989 until May 2004 when he resigned from Resource America. Mr. Staines was a director of Resource America from 1989 to February 2000 and Secretary from 1989 to October 1998. Mr. Staines has been President of Atlas Pipeline Partners GP since January 2001 and its Chief Operating Officer and a member of its Managing Board since its formation in November 1999. Mr. Staines is a member of the Ohio Oil and Gas Association and the Independent Oil and Gas Association of New York. Mr. Staines received a Bachelor of Science degree from Cornell University in 1971 and a Master of Business degree from Drexel University in 1977. Mr. Staines will devote approximately 5% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner’s other affiliates, including Atlas Pipeline Partners GP.

Michael G. Hartzell. Vice President - Land Administration since September 2001. Mr. Hartzell has been Vice President -- Land Administration of Atlas America since January 2002, and before that served as Senior Land Coordinator from January 1999 to January 2002. Mr. Hartzell has been Vice President - Land Administration of Atlas Energy Management, Inc. since 2006. Mr. Hartzell has been with the managing general partner and its affiliates since 1980 when he began his career as a land department representative. Mr. Hartzell manages all Land Department functions. Mr. Hartzell serves on the Environmental Committee of the Independent Oil and Gas Association of Pennsylvania and is a past Chairman of the Committee. Mr. Hartzell received his Bachelor of Science degree in Business Management from the University of Phoenix in 2004. Mr. Hartzell devotes approximately 100% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Donald R. Laughlin. Vice President - Drilling and Production since September 2001. Mr. Laughlin also serves as Vice President - Drilling and Production for Atlas America since January 2002, and before that served as Senior Drilling Engineer since May 2001 when he joined Atlas America. Mr. Laughlin has been Vice President - Drilling and Production of Atlas Energy Management, Inc. since 2006. Mr. Laughlin has over thirty years of experience as a petroleum engineer in the Appalachian Basin, having been employed by Columbia Gas Transmission Corporation from October 1995 to May 2001 as a senior gas storage engineer and team leader, Cabot Oil & Gas Corporation from 1989 to 1995 as Manager of Drilling Operations and Technical Services, Doran & Associates, Inc. from 1977 until 1989 as Vice President—Operations, and Columbia Gas from 1970 to 1977 as Drilling Engineer and Gas Storage Engineer. Mr. Laughlin received his Petroleum Engineering degree from the University of Pittsburgh in 1970. He is a member of the Society of Petroleum Engineers. Mr. Laughlin devotes approximately 100% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Marci F. Bleichmar. Vice President of Marketing since February 2001. Ms. Bleichmar also serves as Vice President of Marketing for Atlas America since February 2001 and was with Resource America from February 2001 until May 2004 when she resigned from Resource America. From March 2000 until February 2001, Ms. Bleichmar served as Director of Marketing for Jacob Asset Management (a mutual fund manager), and from March 1998 until March 2000, she was an account executive at Bloomberg Financial Services LP. From November 1994 until 1998, Ms. Bleichmar was an Associate on the Derivatives Trading Desk of JP Morgan. Ms. Bleichmar has been a registered representative of Anthem Securities since October 2001. Ms. Bleichmar received a Bachelor of Arts degree from the University of Wisconsin in 1992. Ms. Bleichmar devotes approximately 100% of her professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Sherwood S. Lutz. Senior Geologist/Manager of Geology. In 1996 Mr. Lutz joined Viking Resources, which was purchased by Resource America in 1999 as senior geologist. Since 1999 Mr. Lutz has been a senior geologist for the managing general partner and Atlas America. Mr. Lutz received his Bachelor of Science degree in Geological Sciences from the Pennsylvania State University in 1973. Mr. Lutz is a certified petroleum geologist with the American Association of Petroleum Geologists as well as a licensed professional geologist in Pennsylvania. Mr. Lutz devotes approximately 100% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, LLC.

Michael W. Brecko. Director of Energy Sales since November 2002. Mr. Brecko has over 19 years of natural gas marketing experience in the oil and natural gas industry. Mr. Brecko is a 1980 graduate from The Pennsylvania State University with a Bachelor of Science degree in Civil Engineering. His career in natural gas marketing began when he joined Equitable Gas Company, a local distribution company, as a marketing representative in the commercial/ industrial marketing division from May 1986 to August 1992. He subsequently joined O&R Energy, a subsidiary of Orange and Rockland Utilities, as regional marketing manager from August 1992 to November 1993. Beginning in December 1993 through July 2001, Mr. Brecko worked for Cabot Oil & Gas Corporation, a mid-sized Appalachian oil and natural gas producer, as an account executive and he was promoted in August 1998 to natural gas trader. In November 2001, he joined Sprague Energy Corporation, a multi-energy sourced company, as a regional account manager before joining Atlas America in 2002. Mr. Brecko devotes approximately 100% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Karen A. Black. Vice President - Partnership Administration since February 2003. Ms. Black is also Vice President and Financial and Operations Principal of Anthem Securities since October 2002. Ms. Black joined the managing general partner and Atlas America in July 2000 and served as manager of production, revenue and partnership accounting from July 2000 through October 2001, after which she served as manager and financial analyst until her appointment as Vice President - Partnership Administration. Before joining the managing general partner in 2000, Ms. Black was associated with Texas Keystone, Inc. as controller from April 1997 through June 2000. Ms. Black was employed as a tax accountant for Sobol Bosco & Associates, Inc. from May 1996 through March 1997. Ms. Black received a Bachelor of Arts degree from the University of Pittsburgh, Johnstown in 1982. Ms. Black devotes approximately 50% of her professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc., and the remainder of her professional time to the business and affairs of Anthem Securities, with which she has been affiliated since April 2002.

Justin T. Atkinson. Director of Due Diligence since February 2003. Mr. Atkinson also serves as President of Anthem Securities since February 2004 and as Chief Compliance Officer since October 2002. Before that Mr. Atkinson served as assistant compliance officer of Anthem Securities from December 2001 until October 2002 and Vice President from October 2002 until February 2004. Before his employment with the managing general partner, Mr. Atkinson was a manager of investor and broker/dealer relations with Viking Resources Corporation from 1996 until November 2001. Mr. Atkinson earned a Bachelor of Arts degree in Business Management in 1995 from Walsh University in North Canton, Ohio. Mr. Atkinson devotes approximately 25% of his professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc., and the remainder of his professional time to the business and affairs of Anthem Securities, with which he has been affiliated since April 2001.

Winifred C. Loncar, Director of Investor Services since February 2003. Ms. Loncar previously held the position of manager of investor services from the inception of the investor service department in 1990 to February 2003. Ms. Loncar has also been associated with Anthem Securities as an unregistered, but fingerprinted, person since March 2006. Before that she was executive secretary to the managing general partner. Ms. Loncar received a Bachelor of Science degree in Business from Point Park University in 1998. Ms. Loncar devotes approximately 100% of her professional time to the business and affairs of the managing general partner, Atlas America, ATN and Atlas Energy Management, Inc.

Organizational Diagram and Security Ownership of Beneficial Owners
Atlas America owns approximately 81% of the limited liability company interests of ATN, which owns 100% of the limited liability company interests of Atlas Energy Operating Company, LLC, which owns 100% of the limited liability company interests of AIC, LLC, which owns 100% of the limited liability company interests of Atlas Resources, LLC, the managing general partner of the three partnerships composing the Atlas Resources Public #17-2007 Program. The three partnerships are Atlas Resources Public #17-2007(A) L.P., Atlas Resources Public #17-2008(B) L.P. and Atlas Resources Public #17-2008(C) L.P.

See “- Managing General Partner and Operator” above regarding the private placement of ATN’s common units. If the institutional investors convert their Class D units to common units (i.e., limited liability interests), then Atlas America’s ownership in ATN will be reduced to approximately 61%.

The officers and directors of Atlas America and ATN are set forth below. The directors of AIC, LLC are Jonathan Z. Cohen, Michael L. Staines, and Jeffrey C. Simmons. The biographies of Messrs. Staines and Simmons are set forth above and Mr. Cohen, below.

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ORGANIZATIONAL DIAGRAM

Atlas America, Inc. (DE)
AED Investments, Inc. (DE)
Atlas America Mid-Continent, Inc. (DE)
Atlas Resource Pennsylvania, Inc. (DE)
Atlas Energy Management, Inc. (DE)
Atlas Energy Resources, LLC (“ATN”) (DE)
Atlas Lightfoot, LLC (DE)
Atlas Pipeline Holdings GP, LLC, non-economic general partner interest in Atlas Pipeline Holdings, L.P. (DE)
Atlas Pipeline Holdings, L.P. (1)
Atlas Energy Operating Company, LLC (DE)
Atlas Pipeline Partners GP, LLC, general partner interest in Atlas Pipeline Partners, L.P.
AIC, LLC (DE)
Atlas Noble, LLC (DE)
Resource Energy, LLC (DE)
Anthem Securities, Inc. (PA)
Atlas America, LLC (PA)
Atlas Pipeline Partners, L.P.
Resource Well Services, LLC (DE)
Atlas Energy Ohio, LLC (OH)
AER Pipeline Construction, Inc. (DE)
Atlas Pipeline Operating Partnership, L.P.
REI-NY, LLC (DE)
Atlas Resources, LLC, Managing General Partner (PA)
Viking Resources, LLC (PA)

_________
(1)
On January 12, 2006, Atlas Pipeline Holdings, L.P., a wholly-owned subsidiary of Atlas America, filed a registration statement with the SEC for an initial public offering of 3.6 million of its common units, which represented an approximate 17.1% limited partner interest in the company. On July 26, 2006, Atlas Pipeline Holdings, L.P. issued 3.6 million common units, representing a 17.1% ownership interest, in the initial public offering at a price of $23 per unit, and the underwriters were granted a 30-day option to purchase up to an additional 540,000 common units. Substantially all of the net proceeds from this offering, approximately $77 million, have been paid to Atlas America. Atlas America continues to own approximately 82.9% of Atlas Pipeline Holdings GP, LLC, which gives Atlas America indirect general partner control over Atlas Pipeline Partners (APL).

Atlas America, Inc., a Delaware Company
As of May 23, 2007, the executive officers and directors for Atlas America include the following:

NAME	AGE	POSITION
Edward E. Cohen	68	Chairman, Chief Executive Officer and President
Frank P. Carolas	48	Executive Vice President
Freddie M. Kotek	51	Executive Vice President
Jeffrey C. Simmons	49	Executive Vice President
Michael L. Staines	58	Executive Vice President and Secretary
Matthew A. Jones	45	Chief Financial Officer
Nancy J. McGurk	51	Senior Vice President and Chief Accounting Officer
Jonathan Z. Cohen	36	Vice Chairman
Carlton M. Arrendell	45	Director
William R. Bagnell	44	Director
Donald W. Delson	56	Director
Nicholas DiNubile	55	Director
Dennis A. Holtz	67	Director
Harmon S. Spolan	71	Director

See “- Officers, Directors and Other Key Personnel of Managing General Partner,” above, for biographical information on Messrs. Frank P. Carolas, Freddie M. Kotek, Jeffrey C. Simmons, Michael L. Staines and Matthew A. Jones and Ms. Nancy J. McGurk. Biographical information on the other officers and directors is set forth below.

Edward E. Cohen has been the Chairman of the Board of Directors, the Chief Executive Officer and President of Atlas America since its organization in September 2000. Mr. Cohen has been the Chairman of the Board and Chief Executive Officer of ATN and its manager, Atlas Energy Management, Inc., since their formation in June 2006. Mr. Cohen has been the Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P., since its formation in 1999, and Chairman of the Board and Chief Executive Officer of Atlas Pipeline Holdings GP, LLC, the general partner of Atlas Pipeline Holdings, L.P., since its formation in January 2006. In addition, Mr. Cohen has been Chairman of the Board of Directors of Resource America, Inc. (a publicly-traded specialized asset management company) since 1990, and was its Chief Executive Officer from 1988 until 2004, and President from 2000 until 2003; Chairman of the Board of Resource Capital Corp. (a publicly-traded real estate investment trust) since its formation in September 2005; a director of TRM Corporation (a publicly-traded consumer services company) since 1998; and Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company) since 1994. Mr. Cohen is the father of Jonathan Z. Cohen.

Jonathan Z. Cohen has been Vice Chairman of the Board of Directors of Atlas America since its formation. Mr. Cohen has been Vice Chairman of the Board of ATN and Atlas Energy Management since their formation in June 2006. Mr. Cohen has been Vice Chairman of the Managing Board of Atlas Pipeline Partners GP since its formation in 1999 and Vice Chairman of the Board of Atlas Pipeline Holdings GP since its formation in January 2006. Mr. Cohen has been a senior officer of Resource America since 1998, serving as the Chief Executive Officer since 2004, President since 2003 and a director since 2002. Mr. Cohen has been Chief Executive Officer, President and a director of Resource Capital Corp. since its formation in 2005, and was the trustee and secretary of RAIT Financial Trust (a publicly-traded real estate investment trust) from 1997, and its Vice Chairman from 2003, until December 2006. Mr. Cohen is a son of Edward E. Cohen.

Carlton M. Arrendell has been a director of Atlas America since February 2004. Mr. Arrendell has been a vice president and chief investment officer of Full Spectrum of NY LLC since the spring of 2007. Before joining Full Spectrum, Mr. Arrendell was a special real estate consultant to the AFL-CIO Investment Trust Corporation following six years of service as Investment Trust Corporation’s chief investment officer beginning in 1997.

William R. Bagnell has been a director of Atlas America since February 2004. Mr. Bagnell has been involved in the energy industry in various capacities since 1986. He has been Vice President—Energy for Planalytics, Inc. (an energy industry risk management and software company) since March 2000, and was Director of Sales for Fisher Tank Company (a national manufacturer of carbon and stainless steel bulk storage tanks) from September 1998 to January 2000. Before that, he served as Manager of Business Development for Buckeye Pipeline Partners, L.P. (a refined petroleum products transportation company) from October 1992 until September 1998. Mr. Bagnell served as an independent member of the Managing Board of Atlas Pipeline Partners GP from its formation in November 1999 until May 2004.

Donald W. Delson has been a director of Atlas America since February 2004. Mr. Delson has over 20 years of experience as an investment banker specializing in financial institutions. Mr. Delson has been a Managing Director, Corporate Finance Group, at Keefe, Bruyette & Woods, Inc. since 1997, and before that was a Managing Director in the Corporate Finance Group at Alex. Brown & Sons from 1982 to 1997. Mr. Delson served as an independent member of the Managing Board of Atlas Pipeline Partners GP from June 2003 until May 2004.

Nicholas A. DiNubile has been a director of Atlas America since February 2004. Dr. DiNubile has been an orthopedic surgeon specializing in sports medicine since 1982. Dr. DiNubile has served as special advisor and medical consultant to the President’s Council on Physical Fitness and as Orthopedic Consultant to the Philadelphia 76ers basketball team. Dr. DiNubile is also Clinical Assistant Professor of the Department of Orthopedic Surgery at the Hospital of the University of Pennsylvania.

Dennis A. Holtz has been a director of Atlas America since February 2004. Mr. Holtz has maintained a corporate law practice with D.A. Holtz, Esquire & Associates in Philadelphia and New Jersey since 1988.

Harmon S. Spolan has been a director of Atlas America since August 2006. Since January 2007, Mr. Spolan has served as of counsel to the law firm Cozen O’Connor, where he is chairman of the firm’s charitable foundation. From 1999 until January 2007, Mr. Spolan was a member of the firm and served as chairman of its Financial Services Practice Group and as co-marketing partner. Prior to joining Cozen O’Connor, Mr. Spolan served as President, Chief Operating Officer, and a director of JeffBanks, Inc., and its subsidiary bank for 22 years. Mr. Spolan has served as director of TRM Corporation since June 2002.

The managing general partner and its affiliates under Atlas America employ more than 700 persons.

Atlas Energy Resources, LLC, a Delaware Limited Liability Company
As of December 12, 2006, the executive officers and directors for Atlas Energy Resources, LLC (“ATN”) include the following:

NAME	AGE	POSITION OR OFFICE
Edward E. Cohen	68	Chairman of the Board and Chief Executive Officer
Jonathan Z. Cohen	36	Vice Chairman of the Board
Richard D. Weber	44	President, Chief Operating Officer and Director
Matthew A. Jones	45	Chief Financial Officer and Director
Nancy J. McGurk	51	Chief Accounting Officer
Lisa Washington	40	Chief Legal Officer and Secretary
Walter C. Jones	44	Director
Ellen F. Warren	50	Director
Bruce M. Wolf	59	Director

See “- Officers, Directors and Other Key Personnel of Managing General Partner” and “- Atlas America, Inc., a Delaware Company,” above for biographical information on Ms. McGurk and Messrs. Edward E Cohen, Jonathan Z. Cohen and Matthew A. Jones. Biographical information on the other officers and directors of ATN is set forth below.

Richard D. Weber has been the President, Chief Operating Officer and a director of ATN since its formation in 2006 and President, Chief Operating Officer and a director of Atlas Energy Management since its formation in 2006. Mr. Weber served from June 1997 until March 2006 as Managing Director and Group Head of the Energy Group of KeyBanc Capital Markets, a division of KeyCorp, and its predecessor, McDonald & Company Securities, Inc. As part of his duties, he oversaw the bank’s activities with oil and gas producers, pipeline companies and utilities.

Lisa Washington has been the Chief Legal Officer and Secretary of ATN since its formation in 2006 and Chief Legal Officer and Secretary of Atlas Energy Management since its formation. Ms. Washington has been the Vice President, Chief Legal Officer and Secretary of Atlas America and Atlas Pipeline Partners GP since November 2005. She has been the Chief Legal Officer and Secretary of Atlas Pipeline Holdings GP since January 2006. From 1999 to November 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP.

Walter C. Jones has been the General Counsel and Senior Director of Private Equity for GRAVITAS Capital Advisors, LLC, an independent investment advisory firm since May 2005. From May 1994 to May 2005, Mr. Jones was at the Overseas Private Investment Corporation, where he served as Manager for Asia, Africa, the Middle East, Latin America and the Caribbean, as well as for seven years a senior officer in the Finance Department.

Ellen F. Warren is founder and President of OutSource Communications, a marketing communications firm that services corporate and nonprofit clients. Prior to founding OutSource Communications in August 2005, she was President of Levy Warren Marketing Media, a public relations and marketing firm she co-founded in March 1998. Before that, she was Vice President of Marketing/Communications for Jefferson Bank, a Philadelphia-based financial institution from September 1992 to February 1998.

Bruce M. Wolf has been President of Homard Holdings, LLC, a wine manufacturer and distributor, since September 2003. Mr. Wolf has been of counsel with Picadio, Sneath, Miller & Norton, P.C., Pittsburgh, PA, since May 2003. Additionally, since June 1999, Mr. Wolf has been a consultant in connection with energy and securities matters, conducting research and providing expert testimony and litigation support. Mr. Wolf was a Senior Vice President of Atlas America from October 1998 to May 1999 and, before that, Secretary and General Counsel of Atlas Energy Group from 1980.

Atlas Energy Management, Inc., a Delaware Company
As of July 28, 2006, the executive officers and directors for Atlas Energy Management, Inc. include the following:

NAME	AGE	POSITION OR OFFICE
Edward E. Cohen	68	Chairman of the Board and Chief Executive Officer
Richard D. Weber	44	President, Chief Operating Officer and Director
Jeffrey C. Simmons	49	Senior Vice President
Frank P. Carolas	45	Senior Vice President
Matthew A. Jones	46	Chief Financial Officer
Nancy J. McGurk	51	Chief Accounting Officer
Donald R. Laughlin	59	Vice President - Drilling and Production
Michael G. Hartzell	52	Vice President - Land Administration
Lisa Washington	40	Chief Legal Officer and Secretary

See “- Officers, Directors and Other Key Personnel of Managing General Partner,” “- Atlas America, Inc., a Delaware Company” and “- Atlas Energy Resources, LLC, a Delaware Limited Liability Company,” above for biographical information on the above individuals.

Remuneration of Officers and Directors
No officer or director of the managing general partner will receive any remuneration or other compensation from the partnerships. These persons will receive compensation solely from affiliated companies of the managing general partner.

Code of Business Conduct and Ethics
Because the partnerships do not employ any persons, the managing general partner has determined that the partnerships will rely on a Code of Business Conduct and Ethics adopted by Atlas America, Inc. and/or ATN that applies to the principal executive officer, principal financial officer and principal accounting officer of the managing general partner, as well as to persons performing services for the managing general partner generally. You may obtain a copy of this Code of Business Conduct and Ethics by a request to the managing general partner at Atlas Resources, LLC, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108.

Transactions with Management and Affiliates
The partnerships’ policies and procedures for reviewing, approving or ratifying related party transactions with the managing general partner are set forth in the partnership agreement, and the material terms of those policies and procedures are discussed in greater detail in “Conflicts of Interest.” In this regard, the partnerships consider related party transactions to be certain transactions between the partnerships and the managing general partner or its affiliates as identified in the partnership agreement. Section 4.03(d) “Transactions with the Managing General Partner” of the partnership agreement deals with transactions between a partnership and the managing general partner and its affiliates. Those include the following:

•
the transfer of leases from the managing general partner to the partnership concerning the amount of acreage that must be transferred in the prospect to the partnership, including the transfer of an equal proportionate interest;

•	the possible subsequent enlargement of the prospect;

•	the transfer to a partnership of less than the managing general partner’s and its affiliates’ entire interest in the prospect;

•	the limitations on sale of undeveloped and developed leases by a partnership to the managing general partner;

•	the limitations on activities of the managing general partner and its affiliates on leases acquired by a partnership;

•	the transfer of leases between affiliated limited partnerships;

•	the sale of all of a partnership’s assets;

•	the providing of services to a partnership by the managing general partner and its affiliates at competitive rates;

•	loans from the managing general partner to a partnership and no loans from a partnership to the managing general partner or its affiliates;

•	farmouts to and from the managing general partner and a partnership;

•	commitments of a partnership’s future production;

•	sharing in gas marketing arrangements;

•	advance payments from a partnership to the managing general partner;

•	a partnership participating in other partnerships;

•	the requirement that transactions between a partnership and the managing general partner must be fair and reasonable;

•	roll-up limitations (see “Conflicts of Interest” for a more complete discussion); and

•	the compensation and reimbursement of expenses to be paid by a partnership to the managing general partner and its affiliates (see “Compensation” for a more complete discussion).

The officers of the managing general partner are responsible for applying the partnerships’ policies and procedures set forth in the partnership agreement with respect to transactions between the partnerships and the managing general partner and its affiliates, just as they are responsible for applying all of the other provisions of the partnership agreement.

The managing general partner depends on its parent companies, Atlas America, ATN, and their affiliates, for all management and administrative functions. The managing general partner paid a management fee of 7% of subscription funds raised, to and reimbursed Atlas America for management and administrative services and expenses incurred on its behalf based on an allocation of total revenues. Such fees and reimbursements amounted to $64.1 million, $13.9 million, $47.5 million and $30.7 million for the year ended December 31, 2006, three months ended December 31, 2005, and years ended September 30, 2005 and 2004, respectively.

Beginning with the 2007 calendar year, the management fee of 7% of subscription funds raised will be paid to ATN. Only a portion of the amounts reimbursable to ATN will be attributable to services that will be provided to the partnerships. Additionally, in connection with the initial public offering of ATN described above, ATN, Atlas Energy Operating Company, LLC and Atlas Management entered into a management agreement. The management agreement provides that Atlas Management will manage ATN’s business affairs under the supervision of ATN’s board of directors (the “board”). Atlas Management will provide ATN, including the managing general partner, with all services necessary or appropriate for the conduct of their business. This includes the following:
•	providing executive and administrative personnel, office space and office services required in rendering services to ATN and its subsidiaries;

•	investigating, analyzing and proposing possible acquisition and investment opportunities;

•	evaluating and recommending to the board and ATN’s officers hedging strategies and engaging in hedging activities on ATN’s behalf, consistent with such strategies;

•	negotiating agreements on ATN’s behalf;

•
at the direction of the audit committee of the board, causing ATN to retain qualified accountants to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations, and to conduct quarterly compliance reviews with respect thereto;

•	causing ATN to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•
assisting ATN in complying with all regulatory requirements applicable to it with respect to its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings, all required tax filings and all reports and documents, if any, required under the Securities Exchange Act;

•
handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which ATN may be involved or to which it may be subject arising out of its day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the board;

•	advising ATN with respect to obtaining financing for ATN’s operations;

•
performing such other services as may be required from time to time for management and other activities relating to ATN’s assets as the board reasonably requests or Atlas Management deems appropriate under the particular circumstances;

•
obtaining and maintaining, on ATN’s behalf, insurance coverage for ATN’s business and operations, including errors and omissions insurance with respect to the services provided by Atlas Management, in each case in the types and minimum limits as Atlas Management determines to be appropriate and as is consistent with standard industry practice; and

•	using commercially reasonable efforts to cause ATN to comply with all applicable laws.

In exercising its powers and discharging its duties under the management agreement, Atlas Management must act in good faith. ATN will reimburse Atlas Management for all expenses that it incurs on ATN’s behalf pursuant to the management agreement. These expenses will include costs for providing corporate staff and support services to ATN, including the managing general partner and its partnerships. Atlas Management will charge on a fully-allocated cost basis for services provided to ATN. This fully-allocated cost basis is based on the percentage of time spent by personnel of Atlas Management and its affiliates on ATN’s matters and includes the compensation paid by Atlas Management and its affiliates to such persons and their allocated overhead. The allocation of compensation expense for such persons will be determined based on a good faith estimate of the value of each such person’s services performed on ATN’s business and affairs, subject to the periodic review and approval of the board’s audit or conflicts committee.

Atlas Management, its stockholders, directors, officers, employees and affiliates will not be liable to ATN, and any subsidiary of ATN for acts or omissions performed in good faith and in accordance with and pursuant to the management agreement, except by reason of acts constituting gross negligence, bad faith, willful misconduct, fraud or a knowing violation of criminal law. ATN will indemnify Atlas Management, its stockholders, directors, officers, employees and affiliates for all expenses and losses arising from acts of Atlas Management, its stockholders, directors, officers, employees and affiliates not constituting gross negligence, bad faith, willful misconduct, fraud or a knowing violation of criminal law performed in good faith in accordance with and pursuant to the management agreement. Atlas Management and its affiliates will indemnify ATN for all expenses and losses arising from acts of Atlas Management or its affiliates constituting gross negligence, bad faith, willful misconduct, fraud or a knowing violation of criminal law or any claims by employees of Atlas Management or its affiliates relating to the terms and conditions of their employment. Atlas Management and/or Atlas America will carry errors and omissions and other customary insurance.

The management agreement may not be amended without the prior approval of the conflicts committee of the board if the proposed amendment will, in the reasonable discretion of the board, adversely affect common unitholders of ATN. The management agreement does not have a specific term; however, Atlas Management may not terminate the agreement before December 18, 2016. ATN may terminate the management agreement only upon the affirmative vote of holders of at least two-thirds of its outstanding common units, including units held by Atlas America and its affiliates. If ATN terminates the management agreement, Atlas Management will have the option to require the successor manager, if any, to purchase the Class A units and management incentive interests for their fair market value as determined by agreement between the departing manager and the successor manager.

See “Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.,” including the indebtedness owed by the managing general partner to Atlas America and/or ATN.

The managing general partner and its officers, directors and affiliates have in the past invested, and may in the future invest, in partnerships sponsored by the managing general partner. They may also subscribe for units in the partnerships as described in “Plan of Distribution.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION, RESULTS OF OPERATIONS,
LIQUIDITY AND CAPITAL RESOURCES

The partnerships have been formed as limited partnerships under the Delaware Revised Uniform Limited Partnership Act. The partnerships, however, have not included any historical information in this prospectus since they have no net worth, do not own any properties on which wells will be drilled, have no third-party investors, and have not conducted any operations. See “Capitalization and Source of Funds and Use of Proceeds,” “Proposed Activities,” “Competition, Markets and Regulation,” and “Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.”

Each partnership will depend on the proceeds of this offering and the managing general partner’s capital contributions to carry out its proposed activities. Each partnership intends to use its subscription proceeds to pay the following:

•	the intangible drilling costs of the partnership’s wells;

•	the investors’ share of equipment costs of the partnership’s wells; and

•	the investors’ share of any cost overruns of drilling and completing the partnership’s wells.

The managing general partner believes that each partnership’s liquidity requirements will be satisfied from the following:

•	subscription proceeds of this offering;

•	the managing general partner’s capital contributions;

•	cash flow from future operations; and

•	partnership borrowings, if necessary.

The managing general partner also anticipates that no additional funds will be required for operating costs before a partnership begins receiving production revenues from its wells.

Substantially all of the subscription proceeds of you and the other investors in a partnership will be committed or expended after the offering of the partnership closes. If a partnership requires additional funds for cost overruns or additional development or remedial work after a well begins producing, then these funds may be provided by:

•	subscription proceeds, if available;

•	drilling fewer wells, or acquiring a lesser working interest in one or more wells;

•	borrowings from the managing general partner or its affiliates; or

•	retaining partnership revenues.

There will be no borrowings from third-parties. The amount that may be borrowed by a partnership from the managing general partner and its affiliates may not at any time exceed 5% of the partnership’s subscription proceeds from you and the other investors and must be without recourse to you and the other investors. The partnership’s repayment of any borrowings would be from partnership production revenues and would reduce or delay your cash distributions.

If the managing general partner loans money to a partnership, which it is not required to do, then:

•
the interest charged to the partnership must not exceed the managing general partner’s interest cost or the interest that would be charged to the partnership without reference to the managing general partner’s financial abilities or guarantees by unrelated lenders, on comparable loans for the same purpose; and

•
the managing general partner may not receive points or other financing charges or fees, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the managing general partner.

On June 29, 2007, Atlas Energy Operating entered into a Credit Agreement with J.P. Morgan Securities, Inc., as sole bookrunner and lead arranger, JP Morgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders (the “credit agreement”), pursuant to which an $850 million five-year revolving loan facility (the “revolving loan facility”) was made available. ATN and all existing or future direct or indirect material domestic subsidiaries of ATN, other than Anthem Securities, Inc., act as guarantors under the credit agreement, which includes the managing general partner. The revolving credit facility has a current borrowing base of $850 million, which will be redetermined semi-annually on April 1 and October 1, subject to changes in the oil and gas reserves. The initial borrowing base is also scheduled to be reduced to $685 million at the earlier of June 29, 2008 or the issuance by Atlas Energy Resources, LLC of equity or debt securities of at least $200 million. Up to $50 million of the revolving loan facility may be used for standby letters of credit. Borrowings under the revolving loan facility are secured by a first priority lien and security interest on not less than 80% of the engineered value of the oil and gas interests included in the determination of the borrowing base and a first priority lien and security interest on all of the equity interests of each guarantor other than ATN and all of the other material assets of ATN and its subsidiaries.

Atlas Energy Operating borrowed $713.9 million under the revolving loan facility on June 29, 2007 to finance a portion of the purchase price of the acquisition of DGO as described in “Management” and to repay indebtedness under its prior revolving facility entered into on December 18, 2006 with Wachovia Bank, N.A. The proceeds of the revolving loan facility may also be used to finance working capital and for other general corporate purposes.

Borrowings bear interest at a rate per annum equal to (i) (a) the higher of the rate of interest publicly announced by the administrative agent as its prime rate in effect (“alternate base rate”) and (b) the federal funds effective rate from time to time plus 0.5% or (ii) the rate at which eurodollar deposits in the London interbank market for one, two, three or six months are quoted on the telerate screen, as adjusted for actual statutory reserve requirements for Eurocurrency liabilities (“adjusted libo rate”), each plus the applicable margin based on borrowing base utilization percentage.

Amounts under the revolving loan facility may be repaid and re-borrowed until June 29, 2012. Mandatory prepayments of the revolving loan facility are required any time the aggregate amount of the outstanding revolving credit loans and letters of credit under the Revolving Loan Facility exceed 100% of the borrowing base.

The credit facility contains covenants that, among other things, limit ATN’s ability to:

•	incur additional indebtedness;

•	grant certain liens;

•	enter into certain leases;

•	make certain loans, acquisitions, capital expenditures and investments;

•
enter into hedging arrangements that exceed (A) during the 24-month period immediately following the date on which a swap agreement is entered: the lesser of (1) 90% of the anticipated production from proved oil and gas properties and (2) 100% of the anticipated production from proved developed producing oil and gas properties and (B) after the 24-month period immediately following the swap date, 85% of proved reserves;

•	make any change to the character of its business or the business of the investment partnerships;

•	merge or consolidate; or

•	engage in certain asset dispositions, including a sale of all or substantially all of its assets.

The credit facility requires the following:
•	Atlas Energy Operating to maintain a current ratio (defined as the ratio of current assets to current liabilities) of not less than 1.0 to 1.0; and

•
a funded debt to EBITDA ratio of the following: (i) for the period beginning on the closing date through December 31, 2008: 4.0:1, (ii) for the period beginning after December 31, 2008 through December 31, 2009: 3.75:1, and (iii) thereafter: 3.5:1.

If an event of default exists under the credit facility, the lenders will be able to accelerate the maturity of the credit facility and exercise other customary rights and remedies, including prohibiting ATN from paying distributions. Each of the following is an event of default:

•	failure to pay any principal when due or any interest, fees or other amounts in the credit facility;

•	failure to pay any principal or interest on any other debt aggregating $25 million or more;

•	a representation, warranty or certification made under the loan documents or in any certificate furnished thereunder is false or misleading as of the time made or furnished in any material respect;

•	failure to perform under any obligation set forth in the credit facility, subject to a grace period in certain circumstances;

•	an event having a material adverse effect on ATN, any of the guarantors or the collateral used to secure indebtedness;

•	admission in writing the inability to, or being generally unable to, pay debts as they become due;

•	bankruptcy or insolvency events;

•	commencement of a proceeding or case in any court of competent jurisdiction, without application or consent, involving:

•	liquidation, reorganization, dissolution or winding-up; or

•	the appointment of a trustee, receiver, custodian, liquidator or the like;

•	commencement of a proceeding or case in any court of competent jurisdiction which could reasonably be expected to result in liability in excess of $25 million;

•	an ERISA event which could reasonably be expected to result in liability in excess of $25 million;

•	the entry of, and failure to pay, one or more judgments in excess of $25 million;

•	the loan documents cease to be in full force and effect or cease to create a valid, binding and enforceable lien;

•
a change of control, generally defined as (i) a group or person acquiring 35% or more of ATN’s outstanding voting units, (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of ATN by persons who were neither nominated by the board of directors of ATN nor appointed by directors so nominated, (iii) ATN’s failure to own 100% of Atlas Energy Operating or (iv) the failure of Atlas America or any of its wholly-owned subsidiaries to own at least 51% of the equity of Atlas Management; and

•	concealment of property with the intent to hinder, delay or defraud any lender with respect to their rights to such property.

The managing general partner depends on Atlas Energy Resources, LLC, and its affiliates, for management and administrative functions. Prior to the initial public offering of Atlas Energy Resources, LLC, the managing general partner paid a management fee and expense reimbursements to Atlas America for management and administrative services as described in “Management - Transactions with Management and Affiliates.” See the footnotes to the managing general partner’s audited financial statements and the footnotes to the managing general partner’s unaudited financial statements for more details concerning the credit facility and inter-company borrowings in “Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.”

PROPOSED ACTIVITIES

Overview of Drilling Activities
The managing general partner anticipates that the subscription proceeds of each partnership will be used to drill primarily natural gas development wells, which means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Stratigraphic means a layer of rock which has characteristics that differentiate it from the rocks above and below it. Stratigraphic horizon generally means that part of a formation or layer of rock with sufficient porosity and permeability to form a petroleum reservoir. Currently, the partnerships do not hold any interests in any properties or prospects on which the wells will be drilled.

Although the majority of the wells to be drilled by each partnership will be classified as natural gas wells, which may produce a small amount of oil, some of the wells, such as wells drilled in McKean County, Pennsylvania, if any, may be classified as oil wells or combination oil and natural gas wells.

Each partnership will be a separate business entity from the other partnership or partnerships, and you will be a partner only in the partnership in which you invest. You will have no interest in the business, assets or tax benefits of the other partnership or partnerships unless you also invest in the other partnership or partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest.

Each partnership generally will drill different wells, but they may own working interests and participate in drilling and completing one or more of the same wells. The number of wells to be drilled by a partnership cannot be determined precisely before the funding of the partnership and is determined primarily by:

•	the amount of subscription proceeds raised by the partnership;

•	the geographical areas in which wells are drilled by the partnership;

•	the partnership’s percentage of working interest owned in the wells, which could range from 25% to 100%; and

•
the cost of the partnership’s wells, including any cost overruns for intangible drilling costs and equipment costs of the wells which are charged to you and the other investors under the partnership agreement.

For the estimated number of wells to be drilled at the minimum subscription proceeds of $2 million and the maximum subscription proceeds of $400 million for a partnership, see “Risk Factors - Risks Related to an Investment In a Partnership - Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled.”

Before the managing general partner selects a prospect on which a well will be drilled by a partnership, it will review all available geologic and production data for wells located in the vicinity of the proposed well including, but not limited to:

•	various well logs;

•	completion reports;

•	plugging reports; and

•	production reports.

In selecting prospects for drilling, the managing general partner will use the following criteria from adjacent prospects or in the immediate area to the extent available to it, such as production information, sand thickness, porosities and water saturations which lead the managing general partner to believe that the proposed well locations will be productive. For example, production information from surrounding wells in the area is an important indicator in evaluating the economic potential of a proposed well to be drilled. It has been the managing general partner’s experience that natural gas production from wells drilled to the formations or the reservoirs in the areas of operations discussed below in “- Primary Areas of Operations,” is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells located on contiguous prospects. However, generally there will be a little or no production information from surrounding wells for the majority of the wells to be drilled by a partnership, which results in greater uncertainty to you and the other investors. This lack of production information results primarily from the managing general partner, as operator, proposing wells to be drilled in a partnership that are adjacent to wells it has previously drilled as operator in prior partnerships that have not yet been completed, have not yet been put on-line to sell production, or have been producing for only a short period of time so there is little or no production information available. This risk is further increased for wells drilled to the Marcellus Shale since the managing general partner has limited experience in drilling wells to the Marcellus Shale. See “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” and the production data associated with each of the primary areas as set forth in Appendix A.

Production information is only one factor, and the managing general partner may propose a well to be drilled by a partnership because geologic trends in the immediate area, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed well locations will be productive. In most cases, a prospect must be classified as proved undeveloped before the managing general partner will drill the well, which generally means that the well is being drilled to a geologic feature which contains proved reserves and is adjacent to a prospect that has or had a productive well. See the partnership agreement for the complete definition.

Primary Areas of Operations
The managing general partner will not decide on all of the specific wells to be drilled by a partnership until the offering of units in that partnership has ended. However, the managing general partner intends that Atlas Resources Public #17-2007(A) L.P. will drill the prospects described in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” These prospects represent some of the wells to be drilled if the nonbinding targeted subscription proceeds for that partnership, as described in “Terms of the Offering - Subscription to a Partnership,” are received. The managing general partner will substitute a new prospect if there are material adverse events with respect to any of the currently proposed prospects. For example, the managing general partner will substitute a prospect if:

•	the latest geological and production data in the area from new wells being drilled indicates that the well may be non-productive or less productive than anticipated;

•	there are potential title problems;

•	drilling rigs, tubular goods and services in the area will not be available;

•	approvals by federal and state departments or agencies cannot be obtained; or

•	other properties are available that appear to be of a higher quality.

Also, in the managing general partner’s sole discretion all of the program’s units may be offered and sold in Atlas Resources Public #17-2007(A) L.P., and the program may not offer and sell any units in Atlas Resources Public #17-2008(B) L.P. or Atlas Resources Public #17-2008(C) L.P. In that event, the number of prospects identified in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.,” as a percentage of the total number of prospects to be drilled by Atlas Resources Public #17-2007(A) L.P., would be reduced. The managing general partner also anticipates that it will designate a portion of the prospects in Atlas Resources Public #17-2008(B) L.P. or Atlas Resources Public #17-2008(C) L.P., if units in those partnerships are offered, by a supplement or an amendment to the registration statement of which this prospectus is a part.

Because not all of the prospects for each partnership will be specified, or if a prospect is specified, it may be withdrawn, you will not be able to evaluate all of the prospects that will be drilled by your partnership. However, by waiting as long as possible before selecting all of the prospects to be drilled by a partnership, the managing general partner may acquire additional information to help it select better prospects for the partnership, and it may be able to include prospects that were not available when this prospectus was written or even when the offering of units in the partnership is closed.

The following discussion includes a general description of the areas where the managing general partner anticipates partnership wells may be drilled. All of the areas are situated in the Appalachian Basin, which is a mature producing region in the United States overlaying the states of New York, Pennsylvania, Ohio, Tennessee, West Virginia, Maryland, Kentucky and Virginia. The Appalachian Basin has well known geologic characteristics as described below, although the geological aspects of each area listed below are continually being evaluated by the managing general partner. Thus, each area discussed below may ultimately include other counties which are not set forth below. For purposes of this prospectus, however, the counties listed below are generally descriptive of the respective drilling areas being discussed. With the exception of the north central Tennessee area, the primary areas are situated in western Pennsylvania as discussed below. The four primary areas for the partnerships’ drilling activities are:

•	the Mississippian/Upper Devonian Sandstone reservoirs in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania (the “Fayette County area”);

•
the Clinton/Medina geological formation in western Pennsylvania, which primarily includes Crawford and Mercer Counties, Pennsylvania and also includes an area in eastern Ohio situated primarily in Stark, Mahoning, Trumbull and Portage Counties, Ohio;

•	the Mississippian (carbonates) and Devonian Shale reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee; and

•	the Marcellus Shale geological formation in southwestern Pennsylvania.

All of the primary areas described above other than the Marcellus Shale have the following similarities:

•
geological features such as structure and faulting generally are not factors used to find commercial production from a well drilled to this formation or these reservoirs and the governing factors appear to be sand or oolite (carbonate sand) quality in terms of net pay zone thickness, porosity, and the effectiveness of fracture stimulation in the well;

•	a well drilled to this formation or these reservoirs usually requires hydraulic fracturing of the formation to stimulate productive capacity;

•
generally, natural gas from a well drilled to this formation or these reservoirs is produced at rates which decline rapidly during the first few years of operations and, although the well can produce for many years, a proportionately larger amount of the well’s production can be expected within the first several years; and

•
it has been the managing general partner’s experience that natural gas production from wells drilled to this formation or these reservoirs is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells on contiguous prospects. Thus, as drilling progresses, reserves from newly completed wells are reclassified from the proved undeveloped to the proved developed category and additional adjacent locations are added to proved undeveloped reserves.

With respect to the Marcellus Shale primary area, in 2006 the managing general partner decided that it and its affiliated investment partnerships would begin drilling deeper wells to the Marcellus Shale. Thus, to date the managing general partner has limited experience and very limited production information in this area. In the period from the fourth quarter of 2006 through October 5, 2007, the managing general partner and an affiliated investment partnership drilled ten wells to multiple pay zones, including the Marcellus Shale geological formation, eight of which were completed as productive. The other two wells have not been completed and fraced. The managing general partner’s decision to begin targeting the Marcellus Shale was based on its review of wells drilled during the past several years by other oil and gas operators to the Marcellus Shale in Washington County, Pennsylvania and geologically similar shale formations in other areas of the United States, which the managing general partner believes has confirmed the feasibility of using a large frac treatment to complete productive wells in the Marcellus Shale as described in more detail in “- Marcellus Shale Geological Formation in Western Pennsylvania,” below.

The managing general partner anticipates that the majority of the subscription proceeds of each partnership will be expended in the primary areas, although some of the subscription proceeds of each partnership may be expended in the secondary areas or in areas that are not currently known. In this regard, the managing general partner anticipates that approximately 29% of the targeted subscription proceeds in Atlas Resources Public #17-2007(A) L.P. will be expended on drilling wells to the Marcellus Shale, although at the date of this prospectus only three prospects have been specified in the Marcellus Shale, and that approximately 45% of the targeted subscription proceeds in Atlas Resources Public #17-2007(A) L.P. will be expended on drilling wells in the Mississippian/Upper Devonian Sandstone reservoirs in the Fayette County, Pennsylvania area. See “Compensation - Drilling Contracts” for the total estimated weighted average cost per well for each of the primary areas.

Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania. The Mississippian/Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. These reservoirs have porosities ranging from 5% to 20% with attendant permeabilities. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases; and permeability is the property of porous rock that allows fluids or gas to flow through it. See the geologic evaluation prepared by DC Energy Consultants, Inc., an independent geological and engineering firm in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.”, for a discussion of the development of the Mississippian/Upper Devonian Sandstone reservoirs in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania.

The wells in the Mississippian/Upper Devonian Sandstone reservoirs will be:

•	situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

•	drilled at least 1,000 feet from a producing well, although a partnership may drill a new well or re-enter an existing well that is closer than 1,000 feet to a plugged and abandoned well;

•	drilled to approximately 1,900 to 6,000 feet in depth;

•	classified as natural gas wells that may produce a small amount of oil; and

•
primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to UGI Energy Services, Colonial Energy, ConocoPhillips Company and Equitable Gas Company as discussed below in “- Sale of Natural Gas and Oil Production.”

Clinton/Medina Geological Formation in Western Pennsylvania. The Clinton/Medina geological formation is a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina geological formation in Pennsylvania and Ohio is the same geological formation, although in Pennsylvania it is often referred to as the Medina/Whirlpool geological formation. For purposes of this prospectus, the term Clinton/Medina geological formation is used for both Ohio and Pennsylvania. The Clinton/Medina geological formation is described in petroleum industry terms as a“tight” sandstone with porosity ranging from 6% to 12% and with very low natural permeability. Based on the managing general partner’s experience, it anticipates that all of the natural gas wells drilled to the Clinton/Medina geological formation will be completed and fraced in two different zones of the Clinton/Medina geological feature. See the model decline curve in the geologic evaluation prepared by DC Energy Consultants, Inc. in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” for a discussion of the development of the Clinton/Medina Geological Formation in western Pennsylvania and eastern Ohio.

The wells in the Clinton/Medina geological formation in western Pennsylvania and eastern Ohio will be:

•	primarily situated in Crawford, Mercer, Lawrence, Warren, and Venango Counties, Pennsylvania, and Stark, Mahoning, Trumbull and Portage Counties, Ohio;

•	situated on approximately 50 acres, subject to adjustment to take into account lease boundaries;

•
drilled at least 1,650 feet from each other in Pennsylvania, which is greater than the 660 feet minimum distance allowed by state law or local practice to protect against drainage from adjacent wells, and drilled at least 1,000 feet from each other in Ohio;

•	drilled to approximately 5,000 to 6,300 feet in depth;

•	classified as natural gas wells that may produce a small amount of oil, although the wells in eastern Ohio may be classified as oil wells; and

•
primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to Interstate Gas Supply, Inc., as discussed below in “- Sale of Natural Gas and Oil Production.”

Also, see “- Secondary Areas of Operations” below, for a discussion of the Clinton/Medina geological formation in western New York and southern Ohio.

Mississippian Carbonate and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee. The Mississippian carbonate reservoirs are discontinuous lens shaped accumulations found in the southern Appalachian states of West Virginia, Virginia, Kentucky and Tennessee. These reservoirs have porosities ranging from 6% to 20% with attendant permeabilities. The Devonian shale is found throughout the Appalachian Basin. When the shale is highly fractured it becomes a reservoir. See the geologic evaluation prepared by DC Energy Consultants, Inc. in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” for a discussion of the development of the Mississippian carbonate and Devonian Shale reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee.

The wells in the Mississippian carbonate and Devonian Shale reservoirs will be:

•	situated on 40 acres;

•	drilled 1,320 feet from each other unless topography dictates otherwise, however, in all cases not less than 700 feet from each other;

•	drilled to approximately 1,500 to 5,500 feet in depth;

•	classified as natural gas wells that may produce a small amount of oil; and

•
primarily connected to the gathering system owned by Knox Energy LLC, which is referred to as the Coalfield Pipeline, and have their natural gas production primarily marketed to Knox Energy LLC until October 31, 2007 as discussed below in “- Sale of Natural Gas and Oil Production.”

The prospects in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee were acquired from Knox Energy LLC as described below in “- Interests of Parties” and Knox Energy may participate in drilling wells in this area with the partnerships.

Marcellus Shale Geological Formation in Western Pennsylvania. The Marcellus Shale is a highly organic, black shale found throughout the Appalachian Basin. The shale is encountered at depths from 4500 feet in northern Pennsylvania to 8500 feet in southern Pennsylvania. Well control throughout the western portion of Pennsylvania, primarily from deeper Oriskany tests, have proven that the Marcellus Shale is a blanket formation varying in thickness from about 75 feet in the north to over 200 feet in the south. Estimated thicknesses of the shale in the managing general partner’s drilling areas are quite predictable due to the vast well control, mentioned above. This shale is referred to as a ‘resource shale’, which means hydrocarbons are generated in the formation. Porosities and permeabilities in this shale are very low, so to unlock the hydrocarbons and make the well productive a large frac treatment must be performed. For example, a typical frac treatment for an Upper Devonian Sandstone reservoir well in the Fayette County area would consist of approximately 200,000 pounds of sand and 4,000 barrels of water as compared with an average large Marcellus frac treatment of approximately 1,000,000 pounds of sand and 20,000 barrels of water.

The wells in the Marcellus Shale geological formation will be:

•	primarily situated in Fayette, Greene, Westmoreland, Washington and McKean Counties, Pennsylvania;

•	situated on approximately 20 acres;

•	drilled approximately 2,000 feet from each other in the northeast southwest direction and drilled approximately 1,000 to 1,400 feet from each other in the northwest southeast direction;

•	drilled to approximately 4,500 feet in northern Pennsylvania to 8,500 feet in southern Pennsylvania in depth;

•	classified as natural gas wells that may produce a small amount of oil; and

•
primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to the same natural gas purchasers as listed above for the Mississippian/Upper Devonian Sandstone Reservoir in the Fayette County area if the wells are situated in that area or as set forth below in “- Secondary Areas of Operations - Upper Devonian Sandstone Reservoirs in McKean County, Pennsylvania” if the wells are situated in McKean County. See “- Sale of Natural Gas and Oil Production.”

Secondary Areas of Operations
The managing general partner also has reserved the right to use a portion of the subscription proceeds of each partnership to drill development wells in other areas of the Appalachian Basin or elsewhere in the United States. The conditions that will prompt the managing general partner to select properties in the secondary areas are access to prospects that meet the same criteria as the primary areas, which are described in “- Overview of Drilling Activities.” However, the managing general partner does not have available to it as many prospects in the secondary areas as it does in the primary areas. The secondary areas anticipated by the managing general partner, which are situated in the Appalachian Basin, are discussed below.

Upper Devonian Sandstone Reservoirs, Armstrong County, Pennsylvania. The Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. These reservoirs have porosities ranging from greater than 5% to 20% with attendant permeabilities. The prospects in Armstrong and Indiana Counties, Pennsylvania will be acquired from U.S. Energy Exploration Corporation as described below and U.S. Energy will participate in drilling the wells in this area with the partnerships.

The wells in the Upper Devonian Sandstone reservoirs will be:

•	situated on approximately 15 acres, subject to adjustment to take into account lease boundaries;

•
drilled at least 1,000 feet from each other, although under Pennsylvania law in certain circumstances a variance can be obtained, and some of the wells the managing general partner has drilled to date in this general area have been drilled less than 1,000 feet apart, but even in those cases the wells were approximately 980 feet or more from each other;

•	drilled to approximately 1,800 to 4,400 feet in depth;

•	classified as natural gas wells which may produce a small amount of oil; and

•	connected to a gathering system owned by U.S. Energy and have their natural gas production marketed by U.S. Energy. See “- Sale of Natural Gas and Oil Production.”

The managing general partner anticipates the leases in Armstrong and Indiana Counties, Pennsylvania will have a net revenue interest to a partnership of 84.375%. U.S. Energy, the originator of the leases, however, will retain a 25% working interest in the wells and participate with the partnership in the costs of drilling, completing, and operating the wells to the extent of its retained working interest.

Upper Devonian Sandstone Reservoirs in McKean County, Pennsylvania. See “- Upper Devonian Sandstone Reservoirs, Armstrong County, Pennsylvania,” above, for a description of these reservoirs. Wells located in McKean County and drilled to the Upper Devonian Sandstone reservoirs will be:

•	situated on approximately 5 acres, subject to adjustments to take into account lease boundaries;

•	drilled to approximately 2,000 to 2,500 feet in depth;

•	classified as combination wells producing both natural gas and oil;

•	drilled on leases with a net revenue interest of approximately 84.375% to 87.5%; and

•
connected to the gathering systems owned by Atlas Pipeline Partners and M&M Royalty, LTD. and have their natural gas production primarily marketed to M&M Royalty, LTD. See “- Sale of Natural Gas and Oil Production.”

Clinton/Medina Geological Formation in Western New York. Wells located in western New York and drilled to the Clinton/Medina geological formation will be:

•	primarily situated in Chautauqua County;

•	situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

•	drilled to approximately 3,800 to 4,000 feet in depth;

•	drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

•	classified as natural gas wells which may produce a small amount of oil; and

•
connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to MidAmerican Natural Resources, Lenape Resources, commercial end users in the area, and/or Great Lakes Energy Partners, L.L.C. See “- Sale of Natural Gas and Oil Production.”

Clinton/Medina Geological Formation in Southern Ohio. Wells located in southern Ohio and drilled to the Clinton/Medina geological formation will be:

•	primarily situated in Noble, Washington, Guernsey, and Muskingum Counties;

•	situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

•	drilled at least 1,000 feet from each other;

•	drilled to approximately 4,900 to 6,500 feet in depth;

•	drilled on leases with a net revenue interest of approximately 82.5% to 87.5%;

•	classified as either natural gas wells or oil wells; and

•
primarily connected to the gathering system owned by Atlas Pipeline Partners (if classified as natural gas wells) and have their natural gas production marketed to Hess Corporation, although a portion of the natural gas production may be gathered and marketed by Triad Energy Corporation of West Virginia, Inc. See “- Sale of Natural Gas and Oil Production.”

Additionally, the managing general partner anticipates that the leases in southern Ohio will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Thus, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands that were previously mined. Although this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well, the managing general partner believes that drilling wells on these previously mined leases would be in the best interests of the partnerships.

Acquisition of Leases
The managing general partner will have the right, in its sole discretion, to select the prospects which each partnership will drill. The managing general partner intends that Atlas Resources Public #17-2007(A) L.P. will drill the prospects described in “Appendix A - Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2007(A) L.P.” The managing general partner also anticipates that it will designate a portion of the prospects in Atlas Resources Public #17-2008(B) L.P. and Atlas Resources Public #17-2008(C) L.P., if units in those partnerships are offered, by means of a supplement or an amendment to the registration statement of which this supplement is a part.

The leases covering each prospect on which one well will be drilled will be acquired by a partnership from the managing general partner or its affiliates and credited to the managing general partner as a part of its required capital contribution to the partnership. Neither the managing general partner nor its affiliates will receive any royalty or overriding royalty interest on any well.

The managing general partner anticipates that it will select the prospects for each partnership, including any additional and/or substituted prospects, from the following:

•	leases in its and its affiliates’ existing leasehold inventory;

•	leases that are subsequently acquired by it or its affiliates; or

•	leases owned by independent third-parties that may participate with the partnership in drilling wells.

The majority of the prospects acquired by a partnership will be in areas where the managing general partner or its affiliates have previously conducted drilling operations. The managing general partner believes that its and its affiliates’ leasehold inventory and leases acquired from third-parties will be sufficient to provide all the development prospects to be drilled by the partnerships if the maximum subscription proceeds of $400 million are received. In this regard, the managing general partner and its affiliates are continually engaged in acquiring additional leasehold acreage in Pennsylvania, Ohio, and other areas of the United States. As of May 31, 2007, the managing general partner’s and its affiliates’ undeveloped leasehold acreage was as follows:

	Undeveloped Lease Acreage
	Gross	Net (1)
Kentucky	9,060	4,530
Montana	2,650	2,650
New York	39,259	39,259
Ohio	37,804	33,897
Pennsylvania	316,524	316,524
West Virginia	10,806	5,403
Wyoming	80	80
Total	416,183	402,343

(1)	The net acreage as to which leases expire in fiscal 2007 are as follows: Ohio: 2007 - 1,558 acres and Pennsylvania: 2007 - 8,409 acres.

Most, if not all, of the prospects to be selected for the partnerships are expected by the managing general partner to be single well proved undeveloped prospects that are classified as developmental. Thus, only one well will be drilled on each of those prospects and the number of prospects that the managing general partner will assign to each partnership will be the same as the number of wells that the partnership has the funds to drill. This also means that the partnership, in all likelihood, will not farmout any acreage associated with those prospects. However, the need for a farmout might arise, for example, if during drilling or subsequently the managing general partner determines there might be a productive horizon situated above (i.e. uphole) the target horizon, but the partnership does not have the funds to complete the well in the horizon or the completion of the horizon would be inconsistent with the partnership’s objectives. In this event, the managing general partner might decide to farmout the activity for the partnership. Generally, a farmout is an agreement in which the owner of the lease or existing well agrees to assign its interest in certain acreage under the lease or the existing well to an assignee subject to the assignee drilling one or more wells or completing or recompleting the existing well in one or more horizons. The owner would retain some interest in the assigned acreage or well. See “Conflicts of Interest - Conflicts Involving the Acquisition of Leases” for the procedure for a farmout, and “Federal Income Tax Consequences - Farmouts.”

Deep Drilling Rights Retained by Managing General Partner. The lease assignments to each partnership generally will be limited to a depth from the surface to the deepest depth penetrated at the cessation of drilling operations. The managing general partner will retain the deeper drilling rights, including ownership of any coal bed methane production that might be obtained from the deeper formations. Conversely, as between a partnership and the managing general partner, the partnership will own any coal bed methane production that might be obtained from the shallower formations that are not included in the deeper drilling rights retained by the managing general partner.

The amount of the credit the managing general partner receives for the leases it contributes to a partnership will not include any value allocable to the deeper drilling rights retained by it. If the managing general partner undertakes any activities with respect to the deeper formations in the future, then the partnerships would not share in the profits from these activities, nor would the partnerships pay any of the associated costs.

Interests of Parties
Generally, production and revenues from a well drilled by a partnership will be net of the applicable landowner’s royalty interest, which is typically 1/8th (12.5%) of gross production, and any interest in favor of third-parties such as an overriding royalty interest. Landowner’s royalty interest generally means an interest that is created in favor of the landowner when an oil and gas lease is obtained; and overriding royalty interest generally means an interest that is created in favor of someone other than the landowner. In either case, the owner of the interest receives a specific percentage of the natural gas and oil production free and clear of all costs of development, operation, or maintenance of the well. This is compared with a working interest, which generally means an interest in the lease under which the owner of the interest must pay some portion of the cost of development, operation, or maintenance of the well. Also, the leases will be subject to terms that are customary in the industry such as free gas to the landowner-lessor for home heating requirements, etc.

The managing general partner anticipates that each partnership generally will have a net revenue interest in its leases in its primary drilling areas as set forth in the chart below. Net revenue interest generally means the percentage of revenues the owner of an interest in a well is entitled to receive under the lease. The following chart expresses the percentage of production revenues that the managing general partner, the landowner, other third-parties, and you and the other investors in a partnership will share in from the wells in three of the four primary drilling areas. The fourth primary drilling area in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee is discussed following the chart. The chart assumes that the partnership owns 100% of the working interest in the well. If a partnership acquires a lesser percentage working interest in a well, which may be the case in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee, then the partnership’s net revenue interest in that well will decrease proportionately.

The actual number, identity and percentage of working interests or other interests in prospects to be acquired by the partnerships will depend on, among other things:

•	the amount of subscription proceeds received by a partnership;

•	the latest geological and production data;

•	potential title or spacing problems;

•	availability and price of drilling services, tubular goods and services;

•	approvals by federal and state departments or agencies;

•	agreements with other working interest owners in the prospects;

•	farmins and farmouts; and

•	continuing review of other prospects that may be available.

Primary Areas.
Mississippian/Upper Devonian Sandstone Reservoirs in Fayette County, Pennsylvania.

Entity	Partnership Interest	Third Party Royalty Interest	87.5% Partnership Net Revenue Interest (2)
Managing General Partner	32% partnership interest (1)		28.0%
Investors	68% partnership interest (1)		59.5%
Third Party		12.5% Landowner Royalty Interest	12.5%
			100.0%
____________
(1)
These percentages are for illustration purposes only, and assume that the partnership has a 100% working interest and the managing general partner contributes its minimum required capital contribution of 25% to each partnership and the capital contributions from you and the other investors are 75%. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner’s total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contributions.

Clinton/Medina Geological Formation in Western Pennsylvania.

Entity	Partnership Interest	Third Party Royalty Interest	84.375% Partnership Net Revenue Interest (2)
Managing General Partner	32% partnership interest (1)		27.000%
Investors	68% partnership interest (1)		57.375%
Third Party		15.625% Landowner Royalty Interest	15.625%
			100.000%
__________
(1)
These percentages are for illustration purposes only, and assume that the partnership has a 100% working interest and the managing general partner contributes its minimum required capital contribution of 25% to each partnership and the capital contributions from you and the other investors are 75%. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner’s total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contributions.

Marcellus Shale Geological Formation in Western Pennsylvania.

Entity	Partnership Interest	Third Party Royalty Interest	84.375% Partnership Net Revenue Interest (2)
Managing General Partner	32% partnership interest (1)		27.000%
Investors	68% partnership interest (1)		57.375%
Third Party		15.625% Landowner Royalty Interest	15.625%
			100.000%
__________
(1)
These percentages are for illustration purposes only, and assume that the partnership has a 100% working interest and the managing general partner contributes its minimum required capital contribution of 25% to each partnership and the capital contributions from you and the other investors are 75%. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner’s total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contributions.

(2)
The net revenue interest on some leases may be as low as 82.8%, which would reduce the investors net revenue interest in the above example to 56.30%, if presented on a 100% working interest basis and the investors were receiving 68% of the partnership revenues.

Mississippian Carbonate and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee. Generally, the leases in north central Tennessee will be subject to an overriding royalty interest in favor of Knox Energy and its affiliates ranging from 1.5675% to 3.125% as discussed below, and the partnership’s will have a net revenue interest to a partnership ranging from 84.375% to 81.375%, assuming that a partnership has a 100% working interest. In addition, the amount of the partnership’s net revenue interest in some of the prospects could be as low as 81.375%, depending primarily on whether the landowner royalty interest is 12.5% or 15.5%. The amount of the landowner royalty depends on whether the natural gas produced from those prospects, if any, is sold at a price above or below $3.00 per mcf. If the price of natural gas is $3.00 per mcf, or more, then the landowner royalty interest is increased to 15.5%. Also, Knox Energy LLC and its affiliates, the originators of the leases, may participate as a working interest owner with a partnership in the leases covering those prospects. In this regard, Knox Energy and its affiliates may retain up to a 50% working interest in the wells and participate with the partnership in the costs of drilling, completing, and operating the wells to the extent of the working interest retained by Knox Energy and its affiliates. If, however, Knox Energy does not retain a working interest in a well, then its overriding royalty interest will be 3.125%. However, if Knox Energy retains a 50% working interest in a well, then its overriding royalty interest of 3.125% will be reduced to 1.5625%. To the extent that Knox Energy participates in a well as a working interest owner for less than a 50% working interest, its overriding royalty interest will be prorated between 3.125% and 1.5625% depending on the percentage of its working interest. Thus, the investors’ net revenue interest in the above example may range from 57.375% to 55.335%, if presented on a 100% working interest basis and the investors were receiving 68% of the partnership revenues.

Pursuant to the acquisition terms of the agreement between the managing general partner and its affiliates and Knox Energy and its affiliates, no well drilled by the managing general partner and its affiliates in this area, which includes the partnerships, may produce coalbed methane gas, and the managing general partner or its affiliates must drill 300 commitment wells during the initial three year term of the agreement with Knox Energy, which ends June 30, 2007, or they will be in breach of the agreement. The agreement with Knox Energy was extended until December 31, 2007.

Secondary Areas
Although the managing general partner anticipates that each partnership will have a net revenue interest ranging from 81% to 87.5% in its leases in the secondary areas described above, assuming it owns 100% of the working interest, there is no minimum net revenue interest that a partnership is required to own before drilling a well in other areas of the United States. The leases in these other areas may be subject to interests in favor of third-parties that are not currently known such as overriding royalty interests, net profits interests, carried interests, production payments, reversionary interests pursuant to farmouts or non-consent elections under joint operating agreements, or other retained or carried interests.

Title to Properties
Title to all leases acquired by a partnership ultimately will be held in the name of the partnership. However, to facilitate a partnership’s acquisition of the leases title to the leases may initially be held in the name of the managing general partner, the operator, their affiliates, or any nominee designated by the managing general partner. Title to each partnership’s leases will be transferred to the partnership and filed for record from time to time after the wells are drilled and completed.

The managing general partner will take the steps it deems necessary to assure that each partnership has acceptable title for its purposes. However, it is not the practice in the natural gas and oil industry to warrant title or obtain title insurance on leases and the managing general partner will provide neither for the leases it assigns to a partnership. The managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, but will not obtain a division order title opinion after the well is completed. The managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of the leases transferred to a partnership. Also, the partnerships may experience losses from title defects excluded from, or not disclosed by, the formal title opinion that is provided to the managing general partner before a well is drilled or that would have been disclosed by a division order title opinion after the well is drilled, if the partnerships obtained division order title opinions, which they will not do. Although past performance is no guarantee of future results, the previous drilling partnerships sponsored by the managing general partner and its affiliates have participated in drilling more than 3,220 wells in the Appalachian Basin since 1985, and none of the wells have been lost because of title failure. (See “Prior Activities.”)

Drilling and Completion Activities; Operation of Producing Wells
On receipt of the minimum subscription proceeds of a partnership, the managing general partner on behalf of the partnership may break escrow, transfer the escrowed funds to a partnership account, enter into the drilling and operating agreement, which is attached to the partnership agreement as Exhibit II, with itself or an affiliate of the managing general partner as operator, and begin drilling the partnership’s wells.

Under the drilling and operating agreement, the responsibility for drilling and either completing or plugging partnership wells will be on the managing general partner or an affiliate of the managing general partner as the operator and the general drilling contractor. Under the drilling and operating agreement, each partnership is required to prepay the investors’ share of the drilling and completion costs of its wells to the managing general partner as the general drilling contractor and operator. If one or more of a partnership’s wells will be drilled in the calendar year after the year in which the advance payment is made, the required advance payment allows the partnership to secure tax benefits of prepaid intangible drilling costs based on a substantial business purpose for the advance payment under the drilling and operating agreement. The managing general partner, as operator and general drilling contractor, expects that it will begin drilling all of each partnership’s wells no later than the 90th day of the next year. (See “Federal Income Tax Consequences - Drilling Contracts.”)

During drilling operations the managing general partner’s duties as operator and general drilling contractor will include:

•	making the necessary arrangements for drilling and completing partnership wells and related facilities for which it has responsibility under the drilling and operating agreement, such as:

•	determining the exact location where the well bore will be drilled after reviewing geologic information it has compiled, which includes:

•	selecting the provider of the drilling rig; and

•	determining whether to use a pull down drilling rig or a conventional rotary drilling rig;

•
managing and conducting all field operations in connection with drilling, testing, and equipping the wells, which includes receiving and paying invoices from the subcontractors, reviewing that the invoices are reasonable, and monitoring compliance by each subcontractor with its contract; and

•	making the technical decisions required in drilling and completing the wells, such as:

•	determining how much casing should be placed in the well, which in turn depends primarily on the depth of the well;

•
designing the fracturing program for the well, which includes how much and what kind of fluid or gel to pump into the well bore, whether sand or foam should be pumped into the well bore and, if so, how much, and whether or not nitrogen should be pumped into the well bore;

•	designing the cementing program for the well, including a plan to contain any water that may be encountered in the well bore, such as cementing certain formations in the well; and

•
designing the completion program for the well, which includes reviewing and analyzing the wells’ logs, and determining which formations to perforate, and how and where to shoot holes in the formation and, in the case of natural gas wells, generally means treating separately all potentially productive geological formations in an attempt to enhance the natural gas production from the well.

All partnership wells will be drilled to a sufficient depth to test thoroughly the objective geological formation unless the managing general partner determines in its sole discretion that the well should be completed in a formation uphole from the objective geological formation.

Under the drilling and operating agreement the managing general partner, as operator and general drilling contractor, will complete each well if there is a reasonable probability of obtaining commercial quantities of natural gas or oil. However, based on its past experience, the managing general partner anticipates that most of the development wells drilled by the partnerships in the primary and secondary areas will have to be completed before the managing general partner can determine the well’s productivity. If the managing general partner, as operator and general drilling contractor, determines that a well should not be completed, then the well will be plugged and abandoned.

During producing operations the managing general partner’s duties, as operator, will include:

•	managing and conducting all field operations in connection with operating and producing the wells;

•	making the technical decisions required in operating the wells; and

•	maintaining the wells, equipment, and facilities in good working order during their useful life.

The managing general partner, as operator, will be reimbursed for its direct expenses and will receive well supervision fees at competitive rates for operating and maintaining the wells during producing operations as discussed in “Compensation.” As discussed in “Summary of Drilling and Operating Agreement,” the drilling and operating agreement contains a number of other material provisions which you are urged to review.

Certain wells may be drilled by a partnership with third-parties owning a portion of the working interest in the wells. Any other working interest owner in a well will have a separate agreement with the managing general partner for drilling and operating the well with differing terms and conditions from those contained in a partnership’s drilling and operating agreement. (See “Federal Income Tax Consequences - Drilling Contracts.”)

Sale of Natural Gas and Oil Production
Policy of Treating All Wells Equitably in a Geographic Area. Under the partnership agreement, all benefits and liabilities from marketing and hedging arrangements or other relationships affecting the property of the managing general partner or its affiliates and the partnerships must be fairly and equitably apportioned according to the respective interests of each in the property. For natural gas sold in Pennsylvania during its previous four fiscal years, the managing general partner received an average selling price after deducting all expenses, including transportation expenses, and after the effects of hedging arrangements of approximately:

•	$4.78 per mcf, “mcf” means 1,000 cubic feet of natural gas, in 2003;

•	$5.64 per mcf in 2004;

•	$6.72 per mcf in 2005;

•	$7.37 per mcf in 2006; and

•	$7.65 per mcf in the first quarter of 2007.

If all of the natural gas produced in an area cannot be sold by the managing general partner and its affiliates, including the partnerships, because of limited gathering line or pipeline capacity, or limited demand for the natural gas, which increases pipeline pressure, then the production that is sold will be from those wells that have the greatest well pressure and are able to feed into the pipeline, regardless of which partnerships own the wells. The proceeds from these natural gas sales will be credited only to the partnerships whose wells produced the natural gas sold.

Gathering of Natural Gas. Under the partnership agreement the managing general partner will be responsible for gathering and transporting the natural gas produced by the partnerships to interstate pipeline systems, local distribution companies, and/or end-users in the area. For the majority of each partnership’s natural gas production, including natural gas in the primary areas, as discussed below, the managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners, L.P. (and Atlas Pipeline Operating Partnership), which is a master limited partnership formed by a subsidiary of Atlas America as managing general partner using Atlas America personnel who act as its officers and employees. (See “Management - Organizational Diagram and Security Ownership of Beneficial Owners.”) Atlas Pipeline Partners acquired the natural gas gathering system and related facilities of Atlas America, Resource Energy, and Viking Resources in February 2000. The gathering system consists of more than 1,400 miles of intrastate pipelines located in western Pennsylvania, eastern Ohio, and western New York.

If a partnership’s natural gas is not transported through the Atlas Pipeline Partners gathering system, it is because there is a third-party operator or the gathering system has not been extended to the wells. In most of these cases, which includes the McKean County area and the north central Tennessee area, as described in “Compensation - Gathering Fees,” the natural gas will be transported through a third-party gathering system, and the partnership will pay the managing general partner a competitive gathering fee, all of which will be paid by it to the third-party. Also, in the north central Tennessee area, the managing general partner and its affiliates may construct a gathering system in the future for which they will receive gathering fees, see “Compensation - Gathering Fees.”

As a part of the sale of the gathering system to Atlas Pipeline Partners in February 2000, Atlas America and its affiliates, Resource Energy and Viking Resources (the “Atlas entities”), made certain commitments that were intended to maximize the use and expansion of the gathering system. Those commitments were made pursuant to a master natural gas gathering agreement and an omnibus agreement which were entered into at the time of sale in February 2000. Both the master natural gas gathering agreement and the omnibus agreement set forth continuing obligations of the Atlas entities that have no specified term, except that they will terminate with respect to future wells drilled by the Atlas entities if the general partner of Atlas Pipeline Partners, L.P., Atlas Pipeline Partners GP, LLC (which is owned by Atlas Pipeline Holdings, L.P., a limited partnership that recently completed a public offering as described in “Management - Organizational Diagram and Security Ownership of Beneficial Owners”), is removed without cause and without its consent. However, under the master natural gas gathering agreement the Atlas entities, including the partnerships in this case, have committed the natural gas production from the wells they drill before removal of Atlas Pipeline Partners GP, LLC without cause and without its consent, for the life of the wells. Thus, the termination of the master natural gas gathering agreement under the circumstance described above will only terminate the obligation of the Atlas entities, including the partnerships, to transport their natural gas through Atlas Pipeline Partners’ gathering system with respect to wells drilled on or after the termination of the agreement.

Some of the commitments under the agreement still affect the partnerships. For example, under the master natural gas gathering agreement the Atlas entities are required to pay a gathering fee to Atlas Pipeline Partners equal to the greater of $0.35 per mcf or 16% of the gross sales price for each mcf transported through Atlas Pipeline Partners’ gathering system. If a partnership pays a lesser amount, which is anticipated by the managing general partner as described in “Compensation - Gathering Fees,” then the Atlas entities must pay the difference to Atlas Pipeline Partners. Also, if Atlas Pipeline Partners determines that the continued operation of any part of the gathering system is not economically justified, then it may elect to discontinue the operation of that portion of the gathering system. If Atlas Pipeline Partners makes this determination, then it must give the parties to the agreement the right to purchase that part of the gathering system for $10.

Pursuant to an amendment and joinder to the gas gathering agreements, Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC became parties to the existing master natural gas gathering agreement. As described in “Management,” Atlas America has assumed Atlas Energy Resources, LLC’s obligations under that agreement to pay the gathering fees to Atlas Pipeline, and Atlas Energy Resources, LLC agreed to pay Atlas America the gathering fees it receives from the partnerships and the managing general partner’s other investment partnerships. If Atlas America fails to pay gathering fees to Atlas Pipeline as required by its assumption agreement with Atlas Energy Resources, LLC, Atlas Energy Resources, LLC would have to pay to Atlas Pipeline the difference between the gathering fee payable and the amount it receives from the investment partnerships for gathering services out of its own resources.

Under the omnibus agreement, Atlas America is required to commit to Atlas Pipeline Partners’ gathering system all wells it drills and operates, including those of the partnerships, that are within 2,500 feet of the Atlas Pipeline Partners gathering system. In addition, the Atlas entities, including the partnerships, must at their own cost, construct up to 2,500 feet of flowline as necessary to connect their wells to Atlas Pipeline Partners’ gathering system. Also, Atlas Pipeline Partners must, at its own cost, extend its gathering system to connect to any flowlines constructed by the Atlas entities, including the partnerships, that are within 1,000 feet of its gathering system. With respect to wells to be drilled by Atlas America and its affiliates, including the partnerships, that will be more than 3,500 feet from Atlas Pipeline Partners’ gathering system, Atlas Pipeline Partners has various options, in its discretion, to connect those wells to its gathering system at its own cost. Also, Atlas America and its affiliates may not divest their ownership of Atlas Pipeline Partners GP, LLC without also divesting their ownership of the entities serving as managing general partner in all of their affiliated investment partnerships, including the partnerships, to the same acquirer, except that Atlas America is permitted to transfer its ownership interest in Atlas Pipeline Partners GP, LLC to a wholly- or majority-owned direct or indirect subsidiary as long as Atlas America continues to control that subsidiary. See “Management - Organizational Diagram and Security Ownership of Beneficial Owners,” regarding the public offering in Atlas Pipeline Holdings, L.P., which owns Atlas Pipeline Partners GP, LLC. Pursuant to an amendment and joinder to the omnibus agreement, Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC became parties to the omnibus agreement and are subject to the obligation to connect wells to the Atlas Pipeline Partners gathering systems as described above and Atlas Energy Resources, LLC will have to provide certain consultation services to Atlas Pipeline Partners in the construction of new gathering systems or the extension of existing systems. Because Atlas Energy Resources, LLC owns substantially all of Atlas America’s natural gas and oil development and production business, Atlas Energy Resources, LLC will be primarily liable under the omnibus agreement, and Atlas America will be secondarily liable as a guarantor of Atlas Energy Resources, LLC’s performance as described above.

Natural Gas Contracts. As set forth in “- Primary Areas of Operations,” each partnership has four primary areas where it will drill its wells as set forth below. The natural gas purchaser or purchasers for each area are set forth below. In this regard, the managing general partner anticipates that approximately 29% of the targeted subscription proceeds in Atlas Resources Public #17-2007(A) L.P. will be expended on drilling wells to the Marcellus Shale, although at the date of this prospectus only three prospects have been specified in the Marcellus Shale, and that approximately 45% of the targeted subscription proceeds in Atlas Resources Public #17-2007(A) L.P. will be expended on drilling wells in the Mississippian/Upper Devonian Sandstone reservoirs in the Fayette County, Pennsylvania area. See “Compensation - Drilling Contracts” for the total estimated weighted average cost per well for each of the primary areas.

•
The natural gas produced from the Fayette County area will be sold to UGI Energy Services, ConocoPhillips Company, Equitable Gas Company and Colonial Energy pursuant to contracts which end March 31, 2009.

•
The natural gas produced from the Marcellus Shale in western Pennsylvania will be sold to the same natural gas purchasers as listed above for the Mississippian/Upper Devonian Sandstone Reservoir in the Fayette County area if the wells are situated in that area or as set forth below in “- Secondary Areas of Operations - Upper Devonian Sandstone Reservoirs in McKean County, Pennsylvania” if the wells are situated in McKean County.

•
The natural gas produced from north central Tennessee will be sold to Knox Energy LLC pursuant to a contract which ends October 31, 2007. After this contract ends, it is anticipated that Atlas America will market its production in the future to purchasers which are not currently known.

•
The natural gas produced from the Crawford County area of the Clinton/Medina geological formation in western Pennsylvania will be sold to Interstate Gas Supply, Inc. pursuant to a contract which ends December 31, 2008.

All of the natural gas contracts, including those described above, are between the natural gas purchaser and Atlas America, Atlas Energy Resources, LLC and/or their affiliates. Either Atlas America, Atlas Energy Resources, LLC or their affiliates will receive sales proceeds from the natural gas purchasers and then distribute the sales proceeds to each partnership based on the volume of natural gas produced by each partnership. Until the sales proceeds are distributed to the partnerships, they will be subject to the claims of Atlas America’s, Atlas Energy Resources, LLC’s or their affiliates’ creditors.

Although the managing general partner and its affiliates are parties to a 10-year agreement with Hess Corporation (“Hess”), which ends April 1, 2009, under which Hess has the right to buy all of the natural gas produced and delivered by the managing general partner and its affiliates, which includes each partnership and the managing general partner’s other partnerships, at certain delivery points with the facilities of East Ohio Gas Company, National Fuel Gas Distribution, Columbia of Ohio, and Peoples Natural Gas Company, which are local distribution companies; and National Fuel Gas Supply, Columbia Gas Transmission Corporation and Tennessee Gas Pipeline Company, which are interstate pipelines it is anticipated that little, if any, of the partnerships’ natural gas will be sold to Hess because of certain exceptions to the agreement. However, this contract is important to the managing general partner and its affiliates because as of March 31, 2007 the managing general partner and its affiliates, including its prior affiliated partnerships, were selling approximately 35.5% of their natural gas production under the agreement with Hess.

The pricing and delivery arrangements with all of the natural gas purchasers described above are tied to the settlement of the New York Mercantile Exchange Commission (“NYMEX”) monthly futures contracts price, which is reported daily in the Wall Street Journal and with an additional premium, which is referred to as the basis, paid because of the location of the natural gas (the Appalachian Basin) in relation to the natural gas market. The premium over quoted prices on the NYMEX received by the managing general partner and its affiliates has ranged between $0.69 to $0.85 per Mcf during the managing general partner’s past three fiscal years. These figures are based on the overall weighted average that the managing general partner and its affiliates used in their annual reserve reports for their past three fiscal years. Generally, the purchase agreements may be suspended for force majeure, which generally means an Act of God.

Pricing for natural gas and oil has been volatile and uncertain for many years. To limit the managing general partner’s and its partnerships’ exposure to decreases in natural gas prices, the managing general partner and its affiliates, Atlas America and/or Atlas Energy Resources, LLC, use financial hedges through contracts such as regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties and may use physical hedges through their natural gas purchasers, as discussed below. The futures contracts employed by the managing general partner are commitments to purchase or sell natural gas at future dates and generally cover one-month periods for up to 36 months in the future. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, the managing general partner has established a committee to assure that all financial trading is done in compliance with the managing general partner’s hedging policies and procedures. The managing general partner does not intend to contract for positions that it cannot offset with actual production. The physical hedges require firm delivery of natural gas and, therefore, are considered normal sales of natural gas, rather than hedges, for accounting purposes.

As of March 31, 2007, Atlas America and its affiliates have entered into financial hedges through banking counter-parties (Wachovia and Key Bank), on behalf of the partnerships and the other partnerships sponsored by the managing general partner through December 2011. For the twelve month period ending December 31, 2007, Atlas America has hedged approximately 77% of the natural gas production using fixed-for-floating financial swaps. Atlas America and/or Atlas Energy Resources, LLC and their affiliates are also negotiating with other banking counter-parties to implement financial hedges. In this regard, the partnerships have confirmed their authorization to Atlas America and/or Atlas Energy Resources, LLC to enter into the hedging agreements, and have ratified all actions previously taken by Atlas America and/or Atlas Energy Resources, LLC in connection therewith. It is anticipated that since the transfer by Atlas America of the managing general partner to Atlas Energy Resources, LLC, a subsidiary of Atlas Energy Resources, LLC, rather than Atlas America, will enter into these hedging arrangements.

The percentages of natural gas that are hedged through either financial hedges, physical hedges or not hedged at all will change from time to time in the discretion of Atlas America or Atlas Energy Resources, LLC. It is difficult to project what portion of these hedges will be allocated to each partnership by the managing general partner because of uncertainty about the quantity, timing, and delivery locations of natural gas that may be produced by a partnership. Although hedging provides the partnerships some protection against falling prices, these activities also could reduce the potential benefits of price increases and the partnerships could incur liability on the financial hedges. For example, a partnership would be exposed to the risk of a financial loss if any of the following occur:

•	a partnership’s production is substantially less than expected;

•	the counterparties to the futures contracts fail to perform under the contracts; or

•	there is a sudden, unexpected event materially impacting natural gas prices.

Subject to the managing general partner’s and its affiliates’ interest in their natural gas contracts or pipelines and gathering systems, all benefits and liabilities from marketing and hedging or other relationships affecting the property of the managing general partner or its affiliates or the partnerships must be fairly and equitably apportioned according to the interests of each in the property. In this regard, the benefits and liabilities of the hedging agreements will be equitably allocated by Atlas America and/or Atlas Energy Resources, LLC and the managing general partner to the partnerships and the other partnerships sponsored by the managing general partner and its affiliates pro rata based on actual production, consistent with past practice, and the partnerships and the other partnerships sponsored by the managing general partner and its affiliates will be severally liable for their respective allocated share of the liabilities under the hedging agreements, but will not be jointly and severally liable for the entire amount of the liabilities under the hedging agreements. Additionally, Atlas America and/or Atlas Energy Resources, LLC will not be liable for any of those liabilities, or be entitled to any of those benefits, to the extent they are allocated to the partnerships and the other partnerships sponsored by the managing general partner and its affiliates.

As of March 31, 2007, none of the managing general partner’s and its affiliates’ natural gas is subject to physical hedges and the managing general partner and its affiliates anticipate using financial hedges as discussed above for all of their natural gas that is hedged, although this may change from time to time.

Marketing of Natural Gas Production from Wells in Other Areas of the United States. The managing general partner expects that any natural gas produced by a partnership from wells drilled in areas of the Appalachian Basin other than those described above will be primarily tied to the spot market price and supplied to:

•	gas marketers;

•	local distribution companies;

•	industrial or other end-users; and/or

•	companies generating electricity.

Crude Oil. Crude oil produced from a partnership’s wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier, or pipeline companies acting for the oil company which is purchasing the crude oil. Unlike natural gas, crude oil does not present any transportation problem. The managing general partner anticipates selling any oil produced by the wells to regional oil refining companies at the prevailing spot market price for Appalachian crude oil in spot sales. The managing general partner received an average selling price for oil during its previous four fiscal years of approximately $29.06 per barrel in 2003; $34.41 per barrel in 2004; $50.00 per barrel in 2005, $62 per barrel in 2006 and $56 for the first quarter of 2007. During the term of the partnerships it is anticipated that the price of oil will be uncertain and volatile.

Insurance Claims
Since 1972 the managing general partner and its affiliates, including its partnerships, have been involved in drilling more than 6,300 wells, most of which were developmental wells, in Ohio, Pennsylvania, and other areas of the Appalachian Basin. They have made only one material insurance claim and, as discussed below, one that settled.

•
In February 2004, one of the wells in another investment partnership incurred an uncontrolled flow of natural gas and oil with a fire during drilling. These problems with the well were subsequently controlled, but they resulted in the loss of a subcontractor’s drilling rig and third-party claims. As of June 4, 2007, the managing general partner’s insurance carrier had paid approximately $1.6 million to third-parties for property damage claims and additional claims have been submitted which have not yet been paid. The managing general partner’s insurance company is exploring all avenues for subrogation.

•
In February 2006, there was a well fire during the drilling of a well in Fayette County, Pennsylvania which resulted in a claim against the managing general partner’s insurance carrier. The managing general partner’s insurance carrier paid $161,500 for all claimants and the claim is closed.

Also, in April 2007 there was a well fire during the drilling of a well in Morgan County, Tennessee, in which two of the drilling contractor’s employees sustained minor injuries and there was damage to the drilling contractor’s equipment. The drilling contractor’s insurance company is expected to cover the loss and the managing general partner does not believe this will result in a claim against its insurance carrier.

See “Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners - Insurance” for a discussion of the insurance coverage the managing general partner intends to be available for a partnership’s benefit. To date, Atlas Resources, LLC has not received any notice from the insurance carrier that any insurance coverage would be dropped or rates increased due to those incidents.

Use of Consultants and Subcontractors
The partnership agreement authorizes the managing general partner to use the services of independent outside consultants and subcontractors on behalf of the partnerships. The services will normally be paid on a per diem or other cash fee basis and will be charged to the partnership on whose behalf the costs were incurred as either a direct cost or as a direct expense under the drilling and operating agreement. These charges will be in addition to the costs of subcontractor services provided by the managing general partner’s affiliates, which will be charged at competitive rates, the oversight and administration fee that will be paid to the managing general partner during drilling operations, and the well supervision fees paid to the managing general partner as operator as discussed in “Compensation.”

COMPETITION, MARKETS AND REGULATION

Natural Gas Regulation
Governmental agencies regulate the production and transportation of natural gas. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets, and the Federal Energy Regulatory Commission (“FERC”) regulates the interstate transportation of natural gas.

Natural gas prices have not been regulated since 1993, and the price of natural gas is subject to the supply and demand for natural gas along with factors such as the natural gas’ BTU content and where the wells are located. Since 1985 FERC has sought to promote greater competition in natural gas markets in the United States. Traditionally, natural gas was sold by producers to interstate pipeline companies that served as wholesalers and resold the natural gas to local distribution companies for resale to end-users. FERC changed this market structure by requiring interstate pipeline companies to transport natural gas for third-parties. In 1992 FERC issued Order 636 and a series of related orders that required pipeline companies to, among other things, separate their sales services from their transportation services and provide an open access transportation service that is comparable in quality for all natural gas producers or suppliers. The premise behind FERC Order 636 was that the interstate pipeline companies had an unfair advantage over other natural gas producers or suppliers because they could bundle their sales and transportation services together. FERC Order 636 is designed to ensure that no natural gas seller has a competitive advantage over another natural gas seller because it also provides transportation services.

In 2000 FERC issued Order 637 and subsequent orders to further enhance competition by removing price ceilings on short-term capacity release transactions. It also enacted other regulatory policies that are intended to enhance competition in the natural gas market and increase the flexibility of interstate natural gas transportation. FERC also has required pipeline companies to develop electronic bulletin boards to provide standardized access to information concerning capacity and prices.

Crude Oil Regulation
Oil prices are not regulated, and the price is subject to the supply and demand for oil, along with qualitative factors such as the gravity of the crude oil and sulfur content differentials.

Competition and Markets
Many companies engage in natural gas and oil drilling operations in the Appalachian Basin, where most or all of the wells in each partnership will be located. According to the Energy Information Administration, the independent statistical and analytical agency within the Department of Energy, in 2006 there were 22 quadrillion BTU of natural gas consumed in the United States which represented approximately 22% of the total energy used. The Appalachian Basin accounted for approximately 5.7% of the total domestic natural gas production in the United States in 2004 and represented approximately 12.5% of the total number of wells drilled in the United States during 2004. Also, according to the Natural Gas Annual 2004 Report, which is published by the Energy Information Administration Office of Oil and Gas, as of December 31, 2004, the Appalachian Basin’s economically recoverable natural gas reserves represented approximately 8% of total domestic natural gas reserves.

The natural gas and oil industry is highly competitive in all phases. In this regard, the partnerships will operate in a highly competitive environment for acquiring leases, contracting for drilling equipment, securing trained personnel and marketing natural gas and oil production from their respective wells. For example, the Pennsylvania Bureau of Oil and Gas Management estimates that in 2005 there were 747 well operators bonded in Pennsylvania, which includes three of the partnerships’ primary drilling areas. Product availability and price are the principal means of competing in selling natural gas and oil. Many of the partnerships’ competitors will have financial resources and staffs larger than those available to the partnerships. This may enable them to identify and acquire desirable leases and market their natural gas and oil production more effectively than the managing general partner and the partnerships. While it is impossible to accurately determine the partnerships’ industry position, the managing general partner does not consider that the partnerships’ intended operations will be a significant factor in the industry.

The natural gas and oil industry has from time to time experienced periods of rapid cost increases. The increase in natural gas and oil prices over the last several years also has increased the demand for drilling rigs and other related equipment and the costs of drilling and completing natural gas and oil wells. Additionally, the managing general partner and its affiliates have experienced an increase in the cost of tubular steel used in drilling wells. Because each partnership’s wells will be drilled on a modified cost plus basis as described in “Compensation - Drilling Contracts,” these increased costs will increase the partnerships’ costs to drill and complete their wells. Also, the reduced availability of drilling rigs and other related equipment may make it more difficult to drill each partnership’s wells in a timely manner or to comply with the prepaid intangible drilling costs rules discussed in “Federal Income Tax Consequences - Drilling Contracts.” Further, over the term of each partnership there may be fluctuating or increasing costs in doing business which directly affect the managing general partner’s ability to operate the partnership’s wells at acceptable price levels.

The natural gas and oil produced by your partnership’s wells must be marketed in order for you to receive revenues. During its fiscal years ending in 2006, 2005, and 2004, the managing general partner did not experience any problems in selling natural gas and oil, although the prices varied significantly during those periods. As set forth above, natural gas and oil prices are not regulated, but instead are subject to factors which are generally beyond the partnerships’ and the managing general partner’s control such as the supply and demand for natural gas and oil. For example, reduced natural gas demand and/or excess natural gas supplies will result in lower prices. Other factors affecting the price and/or marketing of natural gas and oil production, which are also beyond the control of the managing general partner and the partnerships and cannot be accurately predicted, are the following:

•	the cost, proximity, availability, and capacity of pipelines and other transportation facilities;

•	the price and availability of other energy sources such as coal, nuclear energy, solar and wind;

•	the price and availability of alternative fuels, including when large consumers of natural gas are able to convert to alternative fuel use systems;

•	local, state, and federal regulations regarding production, conservation, and transportation;

•	overall domestic and global economic conditions;

•	the impact of the U.S. dollar exchange rates on natural gas and oil prices;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental relations, regulations and taxation;

•	the impact of energy conservation efforts;

•	the general level of supply and market demand for natural gas and oil on a regional, national and worldwide basis;

•
weather conditions and fluctuating seasonal supply and demand for natural gas and oil because of various factors such as home heating requirements in the winter months, although seasonal anomalies such as mild winters or hot summers sometimes lessen this fluctuation, and certain natural gas users with natural gas storage facilities purchase a portion of the natural gas they anticipate they will need for the winter during the summer, which also can lessen seasonal demand fluctuations;

•	economic and political instability, including war or terrorist acts in natural gas and oil producing countries, including those of the Middle East and South America;

•	the amount of domestic production of natural gas and oil; and

•
the amount and price of imports of natural gas and oil from foreign sources, including liquid natural gas from Canada and other countries (which the managing general partner believes becomes economic when natural gas prices are at or above $3.50 per mcf), and the actions of the members of the Organization of Petroleum Exporting Countries (“OPEC”), which include production quotas for petroleum products from time to time with the intent of increasing, maintaining, or decreasing price levels.

For example, the North American Free Trade Agreement (“NAFTA”) eliminated trade and investment barriers in the United States, Canada, and Mexico. From time to time since then there have been increased imports of Canadian natural gas into the United States. Without a corresponding increase in demand in the United States, the imported natural gas would have an adverse effect on both the price and volume of natural gas sales from the partnerships’ wells.

The managing general partner is unable to predict what effect the various factors set forth above will have on the future price of the natural gas and oil sold from the partnerships’ wells. According to the Annual Energy Outlook 2006 with Projections to 2030 published by the Energy Information Administration (EIA), total natural gas consumption is projected to increase from 22.34 trillion cubic feet in 2003 to 26.86 trillion cubic feet by 2030. Over that same period, total natural gas supplies are projected to grow by 4.08 trillion cubic feet, with domestic natural gas production expected to account for 45% of the total growth in gas supply, and net imports projected to account for the remainder. Notwithstanding, wellhead natural gas prices are projected to decline in the early years of the forecast as a result of the following responses to the current high prices:

•	an increase in drilling levels;

•	the coming online of new natural gas production; and

•	the increase in liquid natural gas (“LNG”) imports.

After 2011, however, natural gas prices are projected to increase in response to the higher exploration and development costs associated with smaller and deeper natural gas deposits in the remaining domestic natural gas resource base. Also, the managing general partner believes there have been several developments that may increase the demand for natural gas, but may or may not be offset by an increase in the supply of natural gas, which the managing general partner is unable to predict. For example, the Clean Air Act Amendments of 1990 contain incentives for the future development of “clean alternative fuel,” which includes natural gas and liquefied petroleum gas for “clean-fuel vehicles.” Also, the accelerating deregulation of electricity transmission has caused a convergence between the natural gas and electric industries. In 2005, according to information from the Energy Information Administration, the breakout of energy sources for the generation of electricity in the United States was as follows:

•	natural gas fired power plants were used to produce approximately 18%;

•	coal-fired power plants were used to produce approximately 50%;

•	nuclear power plants were used to produce approximately 19%; and

•	large scale hydroelectric projects were used to produce approximately 6.5%.

In recent years, the electricity industry has increased its use of natural gas because of increased competition and the enforcement of stringent environmental regulations. For example, the Environmental Protection Agency has sought to enforce environmental regulations which increase the cost of operating coal-fired power plants. According to the Energy Information Administration, the demand for natural gas by producers of electricity is expected to increase through the decade. Also, the last nuclear power plant to come online in the United States was in June 1996, although the existing nuclear power plants have increased their capacity and the recent energy act includes tax credits for constructing new nuclear power plants. Unless the price of natural gas increases to a point where it becomes uneconomic as an energy source as compared to alternate energy sources, the managing general partner believes that natural gas is the preferred fuel for many producers of electricity since many electricity producers have begun moving away from dirtier-burning fuels, such as coal and oil because of environmental compliance requirements. In this regard, some of the new natural gas fired power plants which are coming into service are not designed to allow for switching to other fuels.

State Regulations
Natural gas and oil operations are regulated in Pennsylvania by the Department of Environmental Resources and in Tennessee by the Department of Environment and Conservation. Pennsylvania, Tennessee and the other states where each partnership’s wells may be situated impose a comprehensive statutory and regulatory scheme for natural gas and oil operations, including supervising the production activities and the transportation of natural gas sold in intrastate markets, which creates additional financial and operational burdens. Among other things, these regulations involve:

•	new well permit and well registration requirements, procedures, and fees;

•	landowner notification requirements;

•	certain bonding or other security measures;

•	minimum well spacing requirements;

•	restrictions on well locations and underground gas storage;

•	certain well site restoration, groundwater protection, and safety measures;

•	discharge permits for drilling operations;

•	various reporting requirements; and

•	well plugging standards and procedures.

These state regulatory agencies also have broad regulatory and enforcement powers including those associated with pollution and environmental control laws, which are discussed below.

Environmental Regulation
Each partnership’s drilling and producing operations will be subject to various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment. The Environmental Protection Agency and state and local agencies will require the partnerships to obtain permits and take other measures with respect to:

•	the discharge of pollutants into navigable waters;

•	disposal of wastewater; and

•	air pollutant emissions.

If these requirements or permits are violated there can be substantial civil and criminal penalties that will increase if there was willful negligence or misconduct. In addition, the partnerships may be subject to fines, penalties and unlimited liability for cleanup costs under various federal laws such as the Federal Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Oil Pollution Act of 1990, the Toxic Substance Control Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 for oil and/or hazardous substance contamination or other pollution caused by a partnership’s drilling activities or its wells and its production activities.

Each partnership and its investor general partners may incur environmental costs and liabilities due to the nature of the partnership’s business and substances from the partnership’s wells as described “Risk Factors.” For example, an accidental release from one of a partnership’s wells could subject the partnership to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third-parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies may be enacted or adopted in the future which could significantly increase a partnership’s compliance costs and the cost of any remediation that may become necessary.

Also, a partnership’s liability can extend to pollution costs that occurred on the leases before they were acquired by the partnership. Although the managing general partner will not transfer any lease to a partnership if it has actual knowledge that there is an existing potential environmental liability on the lease, there will not be an independent environmental audit of the leases before they are transferred to a partnership. Thus, there is a risk that the leases will have potential environmental liability even before drilling begins.

A partnership’s required compliance with these environmental laws and regulations may cause delays or increase the cost of the partnership’s drilling and producing activities. Because these laws and regulations are frequently changed, the managing general partner is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. Also, the managing general partner is unable to obtain insurance to protect against many environmental claims, including remediation costs.

Proposed Regulation
From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the natural gas and oil industry and the partnerships. The proposals involve, among other things:

•
limiting the disposal of waste water from wells or the emission of greenhouse gases, which could substantially increase a partnership’s operating costs and make the partnership’s wells uneconomical to produce;

•	changes in the federal income tax benefits for drilling natural gas and oil wells as discussed in “Federal Income Tax Consequences”; and

•	tax credits and other incentives for the creation or expansion of alternative energy sources to natural gas and oil.

Also, Congress could re-enact price controls or additional taxes on natural gas and oil in the future. However, it is impossible to accurately predict what proposals, if any, will be enacted and their subsequent effect on a partnership’s activities.

PARTICIPATION IN COSTS AND REVENUES

In General
The partnership agreement provides for the sharing of partnership costs and revenues among the managing general partner and you and the other investors. A tabular summary of the following discussion appears below. Each partnership will be a separate business entity from the other partnerships, and you will be a partner only in the partnership or partnerships in which you invest. You will have no interest in the business, assets, or tax benefits of the other partnership or partnerships unless you also invest in the other partnership or partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest.

Costs
1.
Organization and Offering Costs. Organization and offering costs will be charged 100% to the managing general partner. However, the managing general partner will not receive any credit towards its required capital contribution or its revenue share for any organization and offering costs charged to it in excess of 15% of a partnership’s subscription proceeds.

•
Organization and offering costs generally means all costs of organizing and selling the offering and includes the dealer-manager fee, sales commissions and the reimbursement for bona fide due diligence expenses.

The managing general partner will pay a portion of a partnership’s organization and offering costs to itself, its affiliates and independent third-parties and it will contribute the remainder to the partnership in the form of services related to organizing this offering. The managing general partner will receive a credit for these payments and services towards its required capital contribution in each partnership. The managing general partner’s credit for its contribution of services for organization costs will be determined based on generally accepted accounting principles. The definition of organization and offering costs is set forth in the partnership agreement.

2.	Lease Costs. Each partnership’s leases will be contributed to it by the managing general partner. The managing general partner will be credited with a capital contribution for each lease valued at:

•	its cost; or

•	fair market value if the managing general partner has reason to believe that cost is materially more than fair market value.

The cost of the leases includes a portion of the managing general partner’s reasonable, necessary and actual expenses for geological, geophysical, engineering, drafting, accounting, legal and other like services allocated to the leases in conformity with generally accepted accounting principles and industry standards. Also, the managing general partner has averaged the cost of all of its leases to arrive at the average lease cost per prospect set forth in “Compensation,” which the managing general partner believes is less than fair market value.

3.
Intangible Drilling Costs. Ninety percent of the subscription proceeds of you and the other investors in a partnership will be used to pay 100% of the intangible drilling costs incurred by that partnership in drilling and completing its wells.

•
Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared with lease costs, which must be recovered through the depletion allowance, and equipment costs, which must be recovered through depreciation deductions. For example, intangible drilling costs include all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil. Intangible drilling costs also include the expense of plugging and abandoning any well before a completion attempt, and the costs (other than equipment costs and lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs.

Although subscription proceeds of a partnership may be used to pay the costs of drilling different wells depending on when the subscriptions are received, 90% of the subscription proceeds of you and the other investors will be used to pay intangible drilling costs regardless of when you subscribe. Also, even if the IRS successfully challenged the managing general partner’s characterization of a portion of these costs as deductible intangible drilling costs, and instead recharacterized the costs as some other item that may not be currently deductible, such as equipment costs and/or lease acquisition costs, this recharacterization by the IRS would have no effect on the allocation and payment of the costs by you and the other investors as intangible drilling costs under the partnership agreement. The allocation of each partnership’s costs of drilling and completing its wells between intangible drilling costs, as defined in the partnership agreement, and equipment costs, as defined as “tangible costs” in the partnership agreement, will be made by the managing general partner, in its sole discretion, when the wells are drilled.

4.
Equipment Costs. Ten percent of the subscription proceeds of you and the other investors in a partnership will be used to pay a portion of the equipment costs incurred by that partnership. All equipment costs of that partnership’s wells that exceed 10% of the subscription proceeds of you and the other investors in the partnership will be charged to the managing general partner.

•	Equipment costs generally means the costs of drilling and completing a well that are not currently deductible and are not lease costs.

5.
Operating Costs, Direct Costs, Administrative Costs and All Other Costs. Operating costs, direct costs, administrative costs, and all other partnership costs of your partnership not specifically charged under the partnership agreement will be charged between the managing general partner and you and the other investors in the partnership in the same ratio as the related production revenues are being credited.

•	These costs generally include all costs of partnership administration and producing and maintaining the partnership’s wells.

Each well in a partnership will have a different productive life and when a well becomes uneconomic to produce, it will be plugged and abandoned. The costs of plugging and abandoning a well (other than those incurred in connection with drilling a nonproductive well) are shared between the managing general partner and you and the other investors in the same percentage as the related production revenues are being shared. For example, if the investors are receiving 68% of the partnership revenues and the managing general partner is receiving 32% of the partnership revenues, then the cost of plugging and abandoning the wells will be shared in the same percentages. Typically, the managing general partner will apply the salvage value of the equipment towards this obligation. The salvage value of the equipment will be shared between you and the other investors and the managing general partner based on the total amount of the actual equipment costs paid by each. Since the managing general partner in each partnership will have paid a majority of the partnership’s total equipment costs, as compared to the total amount of the partnership’s equipment costs paid by you and the other investors, it will also receive a majority of the salvage value of the equipment. See “Compensation - Drilling Contracts,” for a discussion of the managing general partner’s estimated equipment costs for an average partnership well in the primary drilling areas.

To cover any shortfall that you and the other investors might incur between your share of the salvage value of the equipment in a well and your share of the plugging and abandoning costs of the well, the managing general partner has the right, beginning one year after each partnership well begins producing, to retain up to $200 per month of the partnership revenues in partnership reserves to cover future plugging and abandonment costs of the well. This $200 also includes the managing general partner’s share of revenues, which will be used exclusively for the managing general partner’s share of the plugging and abandonment costs of the well. To the extent any portion of those reserves ultimately is not required for the plugging and abandonment costs of the well, then it will be returned to the general operating revenues of the partnership.

6.
The Managing General Partner’s Required Capital Contribution. The managing general partner’s aggregate capital contributions to each partnership must not be less than 25% of all capital contributions to that partnership. This includes such items as the managing general partner’s:

•
credit for the cost of the leases it contributes to the partnership, or the fair market value of the leases if the managing general partner has a reason to believe that cost is materially more than fair market value;

•
credit for the partnership’s organization and offering costs paid or incurred by the managing general partner, including the costs of services contributed by the managing general partner to the partnership as organization costs; and

•	share of the partnership’s equipment costs paid by the managing general partner to itself as operator under the drilling and operating agreement.

The managing general partner’s capital contributions must be paid or made at the time the costs are required to be paid by the partnership, but in any event not later than the end of the year immediately following the year in which the partnership had its final closing.

Revenues
Each partnership’s production revenues from all of its wells will be commingled. Thus, regardless of when you subscribe to a partnership you will share in the production revenues from all of the partnership wells in that partnership on the same basis as the other investors in the partnership in proportion to your number of units.

1.
Proceeds from the Sale of Leases. If a partnership well is sold, a portion of the sales proceeds will be allocated to the partners in the same proportion as their share of the adjusted tax basis of the property. In addition, proceeds will be allocated to the managing general partner to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited as provided in 4, below.

2.
Interest Proceeds. Interest income earned on your subscription proceeds until they are paid to the managing general partner for use in the drilling activities of the partnership in which you subscribed will be credited to your account and paid to you not later than the partnership’s first cash distribution from operations. Until your partnership’s subscription proceeds are invested in your partnership’s operations, any interest income from temporary investments will be allocated pro rata to you and the other investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3.	Equipment Proceeds. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

4.
Production Revenues. Subject to the managing general partner’s subordination obligation as described below, the managing general partner and you and the other investors in a partnership will share in all of that partnership’s other revenues, including production revenues, in the same percentage as their respective capital contribution bears to the partnership’s total capital contributions, except that the managing general partner will receive an additional 7% of that partnership’s revenues.

However, the managing general partner’s total revenue share may not exceed 40% of that partnership’s revenues regardless of the amount of its capital contributions. For example, if the managing general partner contributes the minimum of 25% of the partnership’s total capital contributions and the investors contribute 75% of the partnership’s total capital contributions, then the managing general partner will receive 32% of the partnership revenues and the investors will receive 68% of the partnership revenues. On the other hand, if the managing general partner contributes 35% of the partnership’s total capital contributions and the investors contribute 65% of the partnership’s total capital contributions, then the managing general partner will receive 40% of the partnership revenues, not 42%, because its revenue share cannot exceed 40% of partnership revenues, and the investors will receive 60% of partnership revenues. See “Compensation - Natural Gas and Oil Revenues” for a graphic presentation of these amounts.

Subordination of Portion of Managing General Partner’s Net Revenue Share
Each partnership is structured to provide you and the other investors with cash distributions equal to a minimum of 10% of capital, based on a subscription price of $10,000 per unit, regardless of the actual subscription price you paid for your units, in each of the first five 12-month periods beginning with that partnership’s first cash distributions from operations. To help achieve this investment feature, the managing general partner will subordinate up to 50% of its share, as managing general partner, of partnership net production revenues, which will be up to between 16% and 20% of the total partnership net production revenues, depending on the amount of its capital contributions, during this subordination period.

•	Partnership net production revenues means gross revenues after deduction of the related operating costs, direct costs, administrative costs, and all other costs not specifically allocated.

Each partnership’s 60-month subordination period will begin with that partnership’s first cash distribution from operations to you and the other investors. The estimated maximum time from the closing for a partnership to begin distributions is eight months from the closing as discussed in “Investment Objectives.” Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from that partnership exceed the 10% return of capital described above. The specific formula for determining subordination distributions is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The managing general partner anticipates that you will benefit from the subordination if the price of natural gas and oil received by the partnership and/or the results of the partnership’s drilling activities, such as the volume of natural gas and oil produced from the partnership’s wells, are unable to provide the required return of capital. However, if the wells produce small natural gas and oil volumes or natural gas and oil prices decrease, then even with subordination your cash flow may be very small and you may not receive the 10% return of capital for each of the first five years beginning with the partnership’s first cash distribution from operations.

As of December 31, 2006, the managing general partner was not subordinating any of its partnership net production revenues in the 16 limited partnerships that currently have the subordination feature in effect. Since 1993 the managing general partner has had the same or a similar subordination feature in 35 of its partnerships and from time to time it has subordinated its partnership net production revenues in 16 of those partnerships. The managing general partner is entitled to recoup those subordination distributions during the respective subordination period of those previous partnerships to the extent cash distributions of those previous partnerships to their respective investors would exceed the specified return to the investors.

Example of Net Revenue Sharing During a Subordination Period.
Entity	Percentage of Partnership Capital Contributions (1)	Percentage of Partnership Net Revenues Without Subordination (1)	Maximum Amount of Managing General Partner’s Share of Partnership Net Revenues Available f or Subordination (2)	Net Revenues to Managing General Partner and Investors if Maximum Amount of Managing General Partner’s Share of Partnership Net Revenues is Subordinated (1)(2)
Managing General Partner	25%	32%	16%	16%
Investors	75%	68%		84%

(1)
These percentages are for illustration purposes only and assume the managing general partner’s minimum required capital contribution of 25% to each partnership and capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner’s total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contribution.

(2)
Each partnership is structured to provide you and the other investors with cash distributions equal to a minimum of 10% of capital, based on a subscription price of $10,000 per unit, regardless of the actual subscription price you paid for your units, in each of the first five 12-month periods beginning with the partnership’s first cash distributions from operations. To help achieve this investment feature of a 10% return of capital for each of the first five 12-month periods, the managing general partner will subordinate up to 50% of its share of partnership net production revenues, which will be up to between 16% and 20% of the total partnership net production revenues, depending on the amount of its capital contributions, during this subordination period.

Example of Net Revenue Sharing After the End of a Subordination Period.
Entity	Percentage of Partnership Capital Contributions (1)	Percentage of Partnership Net Revenues Without Subordination (1)	Maximum Amount of Managing General Partner’s Share of Partnership Net Revenues Available for Subordination	Net Revenues to Managing General Partner and Investors When None of Managing General Partner’s Share of Partnership Net Revenues is Subordinated (1)
Managing General Partner	25%	32%	0%	32%
Investors	75%	68%		68%

(1)
These percentages are for illustration purposes only and assume the managing general partner’s minimum required capital contribution of 25% to each partnership and capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner’s total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contribution.

Table of Participation in Costs and Revenues
The following table sets forth certain partnership costs and revenues charged and credited between the managing general partner and you and the other investors in each partnership, after deducting from the partnership’s gross revenues, the landowner royalties and any other lease burdens.

	Managing
	General
	Partner	Investors
Partnership Costs
Organization and offering costs	100%	0%
Lease costs	100%	0%
Intangible drilling costs (1)	0%	100%
Equipment costs	(2)	(2)
Operating costs, administrative costs, direct costs, and all other costs	(3)	(3)

Partnership Revenues
Interest income	(4)	(4)
Equipment proceeds	(2)	(2)
All other revenues including production revenues	(5)(6)	(5)(6)

Participation in Deductions and Credits
Intangible drilling costs	0%	100%
Depreciation	(2)	(2)
Percentage depletion allowance	(5)(6)(7)	(5)(6)(7)
Marginal well production credits	(5)(6)(7)	(5)(6)(7)

_______________
(1)
Ninety percent of the subscription proceeds of you and the other investors in a partnership will be used to pay 100% of the intangible drilling costs incurred by that partnership in drilling and completing its wells.

(2)
Ten percent of the subscription proceeds of you and the other investors in a partnership will be used to pay a portion of the equipment costs incurred by that partnership in drilling and completing its wells. All equipment costs in excess of 10% of that partnership’s subscription proceeds will be paid by the managing general partner. Thus, the managing general partner will pay the majority of each partnership’s equipment costs. Equipment proceeds, if any, will be credited in the same percentage in which the equipment costs were charged. Thus, the managing general partner will receive the majority of any equipment proceeds.

(3)
These costs, which also include plugging and abandonment costs of the wells after the wells have been drilled, produced, and depleted, will be charged to the parties in the same ratio as the related production revenues are being credited.

(4)
Interest earned on your subscription proceeds until they are paid to the managing general partner for use in the drilling activities of the partnership in which you subscribed will be credited to your account and paid to you not later than the partnership’s first cash distribution from operations. Until your partnership’s subscription proceeds are invested in its operations, any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income in the partnership, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.

(5)
In each partnership the managing general partner and you and the other investors will share in all of the partnership’s other revenues in the same percentage that their respective capital contributions bear to the partnership’s total capital contributions, except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner’s total revenue share in a partnership may not exceed 40% of partnership revenues.

(6)
If a portion of the managing general partner’s partnership net production revenues is subordinated, then the actual allocation of partnership revenues between the managing general partner and you and the other investors will vary from the allocation described in (5) above.

(7)
The percentage depletion allowances and any marginal well production credits will be credited between the managing general partner and you and the other investors in the same percentages as the production revenues are being credited.

Allocation and Adjustment Among Investors
The investors’ share as a group of each partnership’s revenues, gains, income, costs, marginal well production credits (if any), expenses, losses, and other charges and liabilities generally will be charged and credited among you and the other investors in that partnership in accordance with the ratio that your respective number of units bears to the number of units held by all investors as a group in that partnership, based on a subscription price of $10,000 per unit regardless of the actual subscription price you paid for your units. These allocations will take into account any investor general partner’s status as a defaulting investor general partner. Certain investors, however, will pay a discounted subscription price for their units as described in “Plan of Distribution.” Thus, intangible drilling costs and the investors’ share of the equipment costs of drilling and completing the partnership’s wells will be charged among you and the other investors in a partnership as set forth above, except that these allocations (i.e., intangible drilling costs and equipment costs) will be based on the respective subscription amount paid by you and the other investors for your respective units as set forth on your respective subscription agreements, rather than a subscription price of $10,000 per unit for all of the units.

Distributions
The managing general partner will review each partnership’s accounts at least monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any, taking into account its subordination obligation discussed above in “- Subordination of Portion of Managing General Partner’s Net Revenue Share.” Your partnership will distribute funds to you and the other investors that the managing general partner, in its sole discretion, does not believe are necessary for the partnership to retain. Distributions may be reduced or deferred to the extent partnership revenues are used for any of the following:

•	repayment of partnership borrowings;

•	cost overruns;

•	remedial work to improve a well’s producing capability;

•
compensation and fees to the managing general partner as described in “Risk Factors - Risks Related to an Investment In a Partnership - Compensation and Fees to the Managing General Partner Regardless of Success of a Partnership’s Activities Will Reduce Cash Distributions”;

•	direct costs and general and administrative expenses of the partnership;

•	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

•	indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership’s activities.

Also, funds will not be advanced or borrowed by a partnership for the purpose of making distributions to you and the other investors if the amount advanced or borrowed would exceed the partnership’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. Any cash distributions from a partnership to the managing general partner will be made only in conjunction with distributions to you and the other investors in that partnership and only out of funds properly allocated to the managing general partner’s account.

Liquidation
Each partnership will continue for 50 years unless it is terminated earlier by a final terminating event as described below, or an event which causes the dissolution of a limited partnership under the Delaware Revised Uniform Limited Partnership Act. However, if a partnership terminates on an event which causes a dissolution of the partnership under state law and it is not a final terminating event, then a successor limited partnership will automatically be formed. Thus, only on a final terminating event will a partnership be liquidated. A final terminating event is any of the following:

•	the election to terminate the partnership by the managing general partner or the affirmative vote of investors whose units equal a majority of the total units;

•	the termination of the partnership under Section 708(b)(1)(A) of the Internal Revenue Code because no part of its business is being carried on; or

•	the partnership ceases to be a going concern.

On the partnership’s liquidation you will receive your interest in the partnership to which you subscribed. Generally, your interest in the partnership means an undivided interest in the partnership’s assets, after payments to the partnership’s creditors, in the ratio that your positive capital account bears to the positive capital accounts of all of the partners in the partnership (including the managing general partner) until all of the capital accounts have been reduced to zero. Thereafter, your interest in the remaining partnership assets will equal your interest in the related partnership revenues.

Any in-kind property distributions to you from the partnership in which you invest must be made to a liquidating trust or similar entity, unless you affirmatively consent to receive an in-kind property distribution after being told the risks associated with the direct ownership of the property or unless there are alternative arrangements in place which assure that you will not be responsible for the operation or disposition of the partnership’s properties. If the managing general partner has not received your written consent to a proposed in-kind property distribution within 30 days after it is mailed, then it will be presumed that you have not consented. The managing general partner may then sell the asset at the best price reasonably obtainable from an independent third-party, or to itself or its affiliates at fair market value as determined by an independent expert selected by the managing general partner. Also, if the partnership is liquidated the managing general partner will be repaid any debts owed to it by the partnership before there are any payments to you and the other investors in that partnership.

CONFLICTS OF INTEREST

In General
Conflicts of interest are inherent in natural gas and oil partnerships involving non-industry investors because the transactions are entered into without arms’ length negotiation. Your interests and those of the managing general partner and its affiliates may be inconsistent in some respects or in certain instances, and the managing general partner’s actions may not be the most advantageous to you. The following discussion describes all material possible conflicts of interest that may arise for the managing general partner and its affiliates in the course of each partnership. For some of the conflicts of interest, but not all, there are certain limitations on the managing general partner that are designed to reduce, but will not eliminate, the conflicts. Other than these limitations the managing general partner has no procedures to resolve a conflict of interest and under the terms of the partnership agreement the managing general partner may resolve the conflict of interest in its sole discretion and best interest.

Further, the managing general partner depends on its parent companies, Atlas America and Atlas Energy Resources, LLC and their affiliates, for management and administrative functions. Neither the partnership agreement nor any other agreement requires Atlas America or Atlas Energy Resources, LLC to pursue a future business strategy that favors the partnerships. The directors and officers of Atlas America and Atlas Energy Resources, LLC and their affiliates have a fiduciary duty to make decisions in the best interests of their respective stockholders. Because the managing general partner is allowed to take into account the interests of parties other than the partnerships, such as Atlas America, Atlas Energy Resources, LLC, and their affiliates in resolving partnership conflicts of interest, this has the effect of creating a conflict of interest. However, this conflict of interest is not allowed to limit the managing general partner’s fiduciary duty to the partnerships.

The following discussion is materially complete; however, other transactions or dealings may arise in the future that could result in conflicts of interest for the managing general partner and its affiliates.

Conflicts Regarding Transactions with the Managing General Partner and its Affiliates
Although the managing general partner believes that the compensation and reimbursement that it and its affiliates will receive in connection with each partnership are reasonable, the compensation has been determined solely by the managing general partner and did not result from negotiations with any unaffiliated third-party dealing at arms’ length. The managing general partner and its affiliates will receive compensation and reimbursement from each partnership for their services in drilling, completing, and operating that partnership’s wells under the drilling and operating agreement and will receive the other fees described in “Compensation” regardless of the success of that partnership’s wells. The managing general partner and its affiliates providing the services or equipment can be expected to profit from the transactions, and it is usually in the managing general partner’s best interest to enter into contracts with itself and its affiliates, rather than unaffiliated third-parties even if the contract terms, skill, and experience, offered by the unaffiliated third-parties are comparable.

When the managing general partner or any affiliate provides services or equipment to a partnership the partnership agreement provides that their fees must be competitive with the fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. Also, before the managing general partner or any affiliate may receive competitive fees for providing services or equipment to a partnership they must be engaged, independently of the partnership and as an ordinary and ongoing business, in rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the managing general partner or an affiliate has an interest. If the managing general partner or the affiliate is not engaged in such a business, then the compensation must be the lesser of its cost or the competitive rate that could be obtained in the area.

Any services not otherwise described in this prospectus or the partnership agreement for which the managing general partner or an affiliate is to be compensated by a partnership must be:

•	set forth in a written contract that describes the services to be rendered and the compensation to be paid; and

•	cancelable without penalty on 60 days written notice by investors whose units equal a majority of the total units.

The compensation paid by the partnership to the managing general partner or its affiliates for additional services to the partnership under these contracts, if any, will be reported to you in your partnership’s annual and semiannual reports, and a copy of the contract will be provided to you on request.

There is also a conflict of interest concerning the purchase price if the managing general partner or an affiliate purchases a property from a partnership, which they may do in certain limited circumstances as described in “- Conflicts Involving the Acquisition of Leases - (6) Limitations on Sale of Undeveloped and Developed Leases to the Managing General Partner,” below.

Conflict Regarding the Drilling and Operating Agreement
The managing general partner anticipates that all of the wells to be drilled by each partnership will be drilled and operated under the drilling and operating agreement. This creates a continuing conflict of interest because the managing general partner must monitor and enforce, on behalf of each partnership, its own compliance, as operator with the drilling and operating agreement and as managing general partner with the partnership agreement, and the compliance of its affiliate, Atlas Pipeline Partners, with the gas gathering agreement.

Conflicts Regarding Sharing of Costs and Revenues
The managing general partner will receive a percentage of partnership revenues that is greater than the percentage of partnership costs that it pays. This sharing arrangement may create a conflict of interest between the managing general partner and you and the other investors in a partnership concerning the determination of which wells will be drilled by the partnership based on the risk and profit potential associated with the wells.

In addition, the allocation of all of the intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner creates a conflict of interest between the managing general partner and you and the other investors concerning whether to complete a well. For example, the completion of a marginally productive well might prove beneficial to you and the other investors, but not to the managing general partner. When a completion decision is made, you and the other investors will have already paid the majority of your costs so you will want to pay your share of the additional costs to complete the well (i.e., 10% of the additional equipment costs to complete the well) if there is a reasonable opportunity to recoup your share of the completion costs plus any portion of the costs of the well paid by you before the completion attempt.

On the other hand, the managing general partner will have paid only a portion of its costs before this time, and it will want to pay its additional equipment costs to complete the well only if it is reasonably certain of recouping its share of the completion costs and making a profit. However, based on its past experience the managing general partner anticipates that most of the wells in the primary areas will have to be completed before it can determine the well’s productivity, which would eliminate this potential conflict of interest. In any event, the managing general partner will not cause any well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

Conflicts Regarding Tax Matters Partner
The managing general partner will serve as each partnership’s tax matters partner and represent the partnership before the IRS. The managing general partner will have broad authority to act on behalf of you and the other investors in the partnership in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, potential conflicts include:

•	whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, that would decrease:

•	the amount of a partnership’s deduction for intangible drilling costs, which is allocated 100% to you and the other investors in the partnership; or

•
the amount of the managing general partner’s depreciation deductions, or the credit to its capital account for contributing the leases to a partnership which would also decrease the managing general partner’s liquidation interest in the partnership; or

•	the amount charged to a partnership by the managing general partner as reimbursement for expenses incurred by the managing general partner in its role as the tax matters partner.

Conflicts Regarding Other Activities of the Managing General Partner, the Operator and Their Affiliates
The managing general partner will be required to devote to each partnership the time and attention that it considers necessary for the proper management of the partnership’s activities. However, the managing general partner has sponsored and continues to manage other natural gas and oil drilling partnerships, which may be concurrent, and it will engage in unrelated business activities, either for its own account or on behalf of other partnerships, joint ventures, corporations, or other entities in which it has an interest. This creates a continuing conflict of interest in allocating management time, services, and other activities among the partnerships in this program and the managing general partner’s other activities.

The managing general partner will determine the allocation of its management time, services, and other functions on an as-needed basis consistent with its fiduciary duties among the partnerships in this program and its other activities. However, the managing general partner depends on its parent companies, Atlas America, Atlas Energy Resources, LLC and their affiliates, for management and administrative functions as described in “Management - Transactions with Management and Affiliates.” Thus, the competition for the time and services of the managing general partner and its affiliates could result in insufficient attention to the management and operation of the partnerships.

Subject to its fiduciary duties, the managing general partner will not be restricted from participating in other businesses or activities, even if these other businesses or activities compete with a partnership’s activities and operate in the same areas as a partnership. However, the managing general partner and its affiliates may pursue business opportunities that are consistent with a partnership’s investment objectives for their own account only after they have determined that the opportunity either:

•	cannot be pursued by the partnership because of insufficient funds; or

•	it is not appropriate for the partnership under the existing circumstances.

Conflicts Involving the Acquisition of Leases
The managing general partner will select, in its sole discretion, the wells to be drilled by each partnership. Conflicts of interest may arise concerning which wells will be drilled by each partnership in this program and which wells will be drilled by the managing general partner’s and its affiliates’ other affiliated partnerships or third-party programs in which they serve as driller/operator. It may be in the managing general partner’s or its affiliates’ advantage to have a partnership in this program bear the costs and risks of drilling a particular well rather than another affiliate. These potential conflicts of interest will be increased if the managing general partner organizes and allocates wells to more than one partnership at a time. To lessen this conflict of interest the managing general partner generally takes a similar interest in the other partnerships when it serves as managing general partner and/or driller/operator of the other partnerships. Also, as discussed in “Proposed Activities,” the managing general partner has a drilling commitment with Knox Energy for the drilling of 300 wells, which creates a conflict of interest in deciding whether the managing general partner will select wells for each partnership to drill in the areas that will help the managing general partner satisfy this drilling commitment.

When the managing general partner must provide prospects to two or more partnerships at the same time it will attempt to treat each partnership fairly on a basis consistent with:

•	the funds available to the partnerships; and

•	the time limitations on the investment of funds for the partnerships.

The partnership agreement gives the managing general partner the authority to cause each partnership in this program to acquire undivided interests in natural gas and oil properties, and to participate with other parties, including other drilling programs previously or subsequently conducted by the managing general partner or its affiliates, in the conduct of its drilling operations on those properties. If conflicts between the interest of a partnership in this program and other drilling partnerships do arise, then the managing general partner may be unable to resolve those conflicts to the maximum advantage of a partnership in this program because the managing general partner must deal fairly with the investors in all of its drilling partnerships.

In addition, subject to the restrictions set forth below, the managing general partner decides which prospects and what interest in the prospects to transfer to a partnership. This will result in a subsequent partnership sponsored by the managing general partner benefiting from knowledge gained through a prior partnership’s drilling experience in an area and acquiring a prospect adjacent to the prior partnership’s prospect. In this regard, as drilling progresses, reserves from newly completed wells are reclassified from the proved undeveloped to the proved developed category and additional adjacent locations are added to proved undeveloped reserves.

No procedures, other than the guidelines set forth below and in “- Procedures to Reduce Conflicts of Interest,” have been established by the managing general partner to resolve any conflicts that may arise. The partnership agreement provides that the managing general partner and its affiliates will abide by the guidelines set forth below. However, with respect to (2), (3), (4), (5), (7) and (9) there is an exception in the partnership agreement for another program in which the interest of the managing general partner is substantially similar to or less than its interest in the partnerships.

(1)
Transfers at Cost. All leases will be acquired by each partnership from the managing general partner and credited towards its required capital contribution to the partnership at the cost of the lease, unless the managing general partner has a reason to believe that cost is materially more than the fair market value of the property. If the managing general partner believes that cost is materially more than fair market value, then the managing general partner’s credit for the contribution must be at a price not in excess of the fair market value. See “Compensation - Lease Costs” regarding the managing general partner averaging its lease costs and “Participation in Costs and Revenues - Costs - Lease Costs.”

•	A determination of fair market value must be supported by an appraisal from an independent expert and maintained in the partnership’s records for at least six years.

(2)
Equal Proportionate Interest. When the managing general partner sells or transfers an oil and gas interest to a partnership, it must, at the same time, sell or transfer to the partnership an equal proportionate interest in all of its other property in the same prospect.

•	The term “prospect” generally means an area which is believed to contain commercially productive quantities of natural gas or oil.

However, a prospect will be limited to the drilling or spacing unit on which one well will be drilled if the following two conditions are met:

•	the well is being drilled to a geological feature which contains proved reserves as defined below; and

•	the drilling or spacing unit protects against drainage.

The managing general partner believes that for a prospect located in the primary drilling areas as described in “Proposed Activities - Primary Areas of Operations,” a prospect will consist of the drilling and spacing unit because it will meet the test in the preceding sentence.

•
Proved reserves, generally, are the estimated quantities of natural gas and oil which have been demonstrated to be recoverable in future years with reasonable certainty under existing economic and operating conditions. Proved reserves include proved undeveloped reserves which generally are reserves expected to be recovered from existing wells where a relatively major expenditure is required for recompletion or from new wells on undrilled acreage. Reserves on undrilled acreage will be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation or there is continuity of the reservior.

In the primary areas the managing general partner anticipates that the drilling of these wells by each partnership may provide the managing general partner with offset sites by allowing it to determine, at the partnership’s expense, the value of adjacent acreage in which the partnership would not have any interest. The managing general partner owns acreage throughout the primary areas where each partnership’s wells will be situated. To lessen this conflict of interest, for five years the managing general partner may not drill any well:

•	to the Clinton/Medina geologic formation, if the well would be within 1,650 feet of an existing partnership well in Pennsylvania or within 1,000 feet of an existing partnership well in Ohio; or

•
to the Mississippian/Upper Devonian Sandstone reservoirs in Fayette, Greene and Westmoreland Counties, Pennsylvania, if the well would be within at least 1,000 feet from a producing well, although a partnership may drill a new well or re-enter an existing well that is closer than 1,000 feet to a plugged and abandoned well.

If a partnership abandons its interest in a well, then the restrictions described above will continue for one year following the abandonment. There are no similar prohibitions for a partnership’s other primary drilling areas, although the managing general partner believes that none of the prospects transferred to a partnership will result in drainage from the surrounding wells.

(3)
Subsequently Enlarging Prospect. In areas where the prospect is not limited to the drilling or spacing unit and the area constituting a partnership’s prospect is subsequently enlarged based on geological information, which is later acquired, then there is the following special provision:

•
if the prospect is enlarged to cover any area where the managing general partner owns a separate property interest and the partnership activities were material in establishing the existence of proved undeveloped reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold to the partnership in accordance with (1), (2) and (4).

(4)
Transfer of Less than the Managing General Partner’s and its Affiliates’ Entire Interest. If the managing general partner sells or transfers to a partnership less than all of its ownership in any prospect, then it must comply with the following conditions:

•	the retained interest must be a proportionate working interest;

•	the managing general partner’s obligations and the partnership’s obligations must be substantially the same after the sale of the interest by the managing general partner or its affiliates; and

•	the managing general partner’s revenue interest must not exceed the amount proportionate to its retained working interest.

For example, if the managing general partner transfers 50% of its working interest in a prospect to a partnership and retains a 50% working interest, then the partnership will not pay any of the costs associated with the managing general partner’s retained working interest as a part of the transfer. This limitation does not prevent the managing general partner and its affiliates from subsequently dealing with their retained working interest as they may choose with unaffiliated parties or affiliated partnerships. For example, the managing general partner may sell its retained working interest to a third-party for a profit.

(5)
Limitations on Activities of the Managing General Partner and its Affiliates on Leases Acquired by a Partnership. For a five year period after the final closing of a partnership, if the managing general partner proposes to acquire an interest from an unaffiliated person in a prospect in which the partnership owns an interest or in a prospect in which the partnership’s interest has been terminated without compensation within one year before the proposed acquisition, then the following conditions apply:

•	if the managing general partner does not currently own property in the prospect separately from the partnership, then the managing general partner may not buy an interest in the prospect; and

•
if the managing general partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired must be divided in the same proportion between the managing general partner and the partnership as the other property in the prospect. However, if the partnership does not have the cash or financing to buy the additional interest, then the managing general partner is also prohibited from buying the additional interest.

(6)
Limitations on Sale of Undeveloped and Developed Leases to the Managing General Partner. The managing general partner and its affiliates, other than an affiliated partnership as set forth in (7) below, may not purchase undeveloped leases or receive a farmout from a partnership other than at the higher of cost or fair market value. Farmouts to the managing general partner and its affiliates also must comply with the conditions set forth in (9) below.

The managing general partner and its affiliates, other than an affiliated income program, may not purchase any producing natural gas or oil property from a partnership unless:

•	the sale is in connection with the liquidation of the partnership; or

•
the managing general partner’s well supervision fees under the drilling and operating agreement for the well have exceeded the net revenues of the well, determined without regard to the managing general partner’s well supervision fees for the well, for a period of at least three consecutive months.

In both cases, the sale must be at fair market value supported by an appraisal of an independent expert selected by the managing general partner. The appraisal of the property must be maintained in the partnership’s records for at least six years.

(7)
Transfer of Leases Between Affiliated Limited Partnerships. The transfer of an undeveloped lease from a partnership to an affiliated drilling limited partnership must be made at fair market value if the undeveloped lease has been held by the partnership for more than two years. Otherwise, the transfer may be made at cost if the managing general partner deems it to be in the best interest of the partnership.

An affiliated income program may purchase a producing natural gas and oil property from a partnership at any time at:

•
fair market value as supported by an appraisal from an independent expert if the property has been held by the partnership for more than six months or there have been significant expenditures made in connection with the property; or

•	cost as adjusted for intervening operations if the managing general partner deems it to be in the best interest of the partnership.

However, these prohibitions do not apply to joint ventures or farmouts among affiliated partnerships, provided that:

•	the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

•
the compensation arrangement or any other interest or right of either the managing general partner or its affiliates is the same in each affiliated partnership or if different, the aggregate compensation of the managing general partner or the affiliate is reduced to reflect the lower compensation arrangement.

(8)
Leases Will Be Acquired Only for Stated Purpose of the Partnership. Each partnership must acquire only leases that are reasonably expected to meet the stated purposes of the partnership. Also, no leases may be acquired for the purpose of a subsequent sale, farmout or other disposition unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the partnership’s best interest.

(9)
Farmout. The managing general partner may not assign the working interest in a prospect to a partnership for the purpose of a subsequent farmout, sale or other disposition, nor may the managing general partner enter into a farmout to avoid paying its share of the costs related to drilling a well on an undeveloped lease. However, the managing general partner’s decision with respect to making a farmout and the terms of a farmout from a partnership involve conflicts of interest since the managing general partner may benefit from cost savings and reduction of its risk.

The partnership may farmout an undeveloped lease or well activity to the managing general partner, its affiliates or an unaffiliated third-party only if the managing general partner, exercising the standard of a prudent operator, determines that:

•	the partnership lacks the funds to complete the oil and gas operations on the lease or well and cannot obtain suitable financing;

•	drilling on the lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the partnership;

•	the leases or well activity have been downgraded by events occurring after assignment to the partnership so that development of the leases or well activity would not be desirable; or

•	the best interests of the partnership would be served.

If the partnership farmouts a lease or well activity, the managing general partner must retain on behalf of the partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices. However, if the farmout is made to the managing general partner or its affiliates there is a conflict of interest since the managing general partner will represent both the partnership and itself or an affiliate. Although the conflict of interest may be resolved to the managing general partner’s benefit, the managing general partner must still retain on behalf of the partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

Conflicts Regarding Order of Pipeline Construction and Gathering Fees
There are conflicts between you and the managing general partner and its affiliates, because the managing general partner must monitor and enforce on behalf of the partnerships the compliance of its affiliate, Atlas Pipeline Partners, with the gas gathering agreement. Also, the managing general partner may choose well locations for the partnerships that are situated near Atlas Pipeline Partners’ gathering system which would benefit the managing general partner’s indirect parent company, Atlas America, by providing more gathering fees to Atlas Pipeline Partners, even if there are other well locations available in the same area or other areas which offer the partnerships a greater potential return. (See “Management - Organizational Diagram and Security Ownership of Beneficial Owners.”)

In addition, Atlas America or an affiliate will operate the Atlas Pipeline Partners gathering system. Thus, the expansion of the Atlas Pipeline Partners gathering system will be within the control of the managing general partner’s affiliate, which the managing general partner believes will attempt to expand the Atlas Pipeline Partners gathering system to those areas with the greatest number of wells with the greatest potential reserves. However, Atlas Pipeline Holdings, L.P., a wholly-owned subsidiary of Atlas America, recently completed an initial public offering of a minority interest in its units and, as a public company, may be more susceptible to a change of control. (See “Risk Factors - Risks Related to the Partnerships’ Oil and Gas Operations - Adverse Events in Marketing a Partnership’s Natural Gas Could Reduce Partnership Distributions.”)

Further, certain of the managing general partner’s affiliates, including Atlas America and/or Atlas Energy Resources, LLC, are obligated through their agreement with Atlas Pipeline Partners to pay the difference between the amount a partnership pays for gathering fees to the managing general partner as set forth in “Compensation - Gathering Fees,” and the greater of $.35 per mcf or 16% of the gross sales price for the natural gas. This creates a conflict of interest between the managing general partner and a partnership because the managing general partner has an economic incentive to increase the amount of gathering fees paid by the partnership so as to reduce the amount paid by Atlas America and/or Atlas Energy Resources, LLC to Atlas Pipeline Partners, but any increase cannot exceed a competitive rate. Further, if Atlas Pipeline Partners GP, LLC were removed as general partner of Atlas Pipeline Partners without cause and without its consent, this could create further pressure to increase the amount of gathering fees required to be paid by a partnership for natural gas transported through Atlas Pipeline Partners’ gathering system. This could happen because Atlas Pipeline Partners GP, LLC would no longer receive revenues from Atlas Pipeline Partners, but Atlas America and its affiliates would still be obligated to pay the difference between the amount of gathering fees set forth in the master natural gas gathering agreement, as described above, and the amount of gathering fees paid by a partnership, other than with respect to new wells drilled by the partnership after the removal of Atlas Pipeline Partners GP, LLC as general partner of Atlas Pipeline Partners, if any. Thus, the managing general partner and its affiliates would have a further economic incentive to increase the gathering fees. Any increase in the gathering fees that a partnership pays would reduce your cash distributions from the partnership. However, the gathering fees paid to the managing general partner may not exceed competitive rates.

Conflicts Between Investors and the Managing General Partner as an Investor
The managing general partner, its officers, directors, and its affiliates may subscribe for units in each partnership and the subscription price of their units will be reduced by 10% as described in “Plan of Distribution.” Even though they pay a reduced price for their units, these investors generally will:

•	share in the partnership’s costs, revenues, and distributions on the same basis as the other investors as described in “Participation in Costs and Revenues”; and

•	have the same voting rights, except as discussed below.

Any subscription for units by the managing general partner, its officers, directors, or affiliates in the partnership in which you invest will dilute the voting rights of you and the other investors and there may be a conflict with respect to certain matters. The managing general partner and its officers, directors and affiliates, however, are prohibited from voting with respect to certain matters as described in “Summary of Partnership Agreement - Voting Rights.”

Lack of Independent Underwriter and Due Diligence Investigation
The terms of this offering, the partnership agreement, and the drilling and operating agreement were determined by the managing general partner without arms’ length negotiations. You and the other investors have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other investors in this offering and the agreements.

Also, there was not an extensive in-depth “due diligence” investigation of the existing and proposed business activities of the partnerships and the managing general partner that would be provided by independent underwriters. Although Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager of this offering and will receive reimbursement of bona fide due diligence expenses for certain due diligence investigations conducted by the selling agents, all of which will be reallowed by Anthem Securities to the selling agents, its due diligence examination concerning this offering cannot be considered to be independent or as comprehensive as a due diligence examination that would have been conducted by an independent underwriter.

Conflicts Concerning Legal Counsel
The managing general partner anticipates that its legal counsel will also serve as legal counsel to each partnership and that this dual representation will continue in the future. However, if a future dispute arises between the managing general partner and you and the other investors in a partnership, then the managing general partner will cause you and the other investors to retain separate counsel. Also, if counsel advises the managing general partner that counsel reasonably believes its representation of a partnership will be adversely affected by its responsibilities to the managing general partner, then the managing general partner will cause you and the other investors in a partnership to retain separate counsel.

Conflicts Regarding Presentment Feature
You and the other investors in a partnership have the right to present your units in the partnership to the managing general partner for purchase beginning with the fifth calendar year after the end of the calendar year in which your partnership closes. This creates the following conflicts of interest between you and the managing general partner.

•
The managing general partner may suspend the presentment feature if it does not have the necessary cash flow or it cannot borrow funds for this purpose on terms which it deems reasonable. Both of these determinations are subjective and will be made in the managing general partner’s sole discretion.

•
The managing general partner will also determine the purchase price based on a reserve report that it prepares and is reviewed by an independent expert that it chooses. The formula for arriving at the purchase price has many subjective determinations that are within the discretion of the managing general partner.

Conflicts Regarding Managing General Partner Withdrawing or Assigning an Interest
A conflict of interest is created with you and the other investors by the managing general partner’s right to do any of the following:

•	mortgage its managing general partner interest in each partnership;

•	withdraw an interest in each partnership’s wells equal to or less than its revenue interest to be used as collateral for a loan to the managing general partner; or

•
assign, subject to the managing general partner’s subordination obligation, its managing general partner interest in each partnership to its affiliates which also may mortgage the interests as collateral for their loans, if any.

If the managing general partner assigned a portion or all, of its managing general partner interest in a partnership to an affiliate, the amount of partnership net production revenues available to the managing general partner or an affiliated assignee for their respective subordination obligations to you and the other investors could be reduced or eliminated if there was a default under a loan to the managing general partner or the affiliated assignee. Also, under certain circumstances, if the managing general partner or an affiliated assignee if a portion or all, of the managing general partner’s managing general partner interest in a partnership was assigned by the managing general partner to an affiliate as discussed above, made a subordination distribution to you and the other investors after a default to its lenders, then the lenders may be able to recoup that subordination distribution from you and the other investors.

Procedures to Reduce Conflicts of Interest
In addition to the procedures set forth in “- Conflicts Involving the Acquisition of Leases,” the managing general partner and its affiliates will comply with the following procedures in the partnership agreement to reduce some of the conflicts of interest with you and the other investors. The managing general partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the managing general partner and you and the other investors may not necessarily be resolved in your best interests. However, the managing general partner believes that its significant capital contribution to each partnership will reduce the conflicts of interest.

(1)
Fair and Reasonable. The managing general partner may not sell, transfer, or convey any property to, or purchase any property from, a partnership except pursuant to transactions that are fair and reasonable; nor take any action with respect to the assets or property of a partnership which does not primarily benefit the partnership.

(2)
No Compensating Balances. The managing general partner may not use a partnership’s funds as a compensating balance for its own benefit. Thus, a partnership’s funds may not be used to satisfy any deposit requirements imposed by a bank or other financial institution on the managing general partner for its own corporate purposes.

(3)	Future Production. The managing general partner may not commit the future production of a partnership well exclusively for the managing general partner’s own benefit.

(4)	Disclosure. Any agreement or arrangement that binds a partnership must be fully disclosed in this prospectus.

(5)	No Loans from a Partnership. A partnership may not loan money to the managing general partner.

(6)	No Rebates. The managing general partner may not participate in any business arrangements which would circumvent these guidelines including receiving rebates or give-ups.

(7)	Sale of Assets. The sale of all or substantially all of the assets of a partnership may only be made with the consent of investors whose units equal a majority of the total units.

(8)
Participation in Other Partnerships. If a partnership participates in other partnerships or joint ventures, then the terms of the arrangements must not circumvent any of the requirements contained in the partnership agreement, including the following:

•	there may be no duplication or increase in organization and offering expenses, the managing general partner’s compensation, partnership expenses, or other fees and costs;

•	there may be no substantive change in the fiduciary and contractual relationship between the managing general partner and you and the other investors; and

•	there may be no diminishment in your voting rights.

(9)	Investments. A partnership’s funds may not be invested in the securities of another person except in the following instances:

•	investments in working interests made in the ordinary course of the partnership’s business;

•	temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;

•	multi-tier arrangements meeting the requirements of (8) above;

•	investments involving less than 5% of the total subscription proceeds of the partnership that are a necessary and incidental part of a property acquisition transaction; and

•
investments in entities established solely to limit the partnership’s liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses are prohibited.

(10)
Safekeeping of Funds. The managing general partner may not employ, or permit another to employ, the funds or assets of a partnership in any manner except for the exclusive benefit of the partnership. The managing general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of each partnership whether or not in the managing general partner’s possession or control.

(11)
Advance Payments. Advance payments by each partnership to the managing general partner and its affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid intangible drilling costs and for a business purpose.

Policy Regarding Roll-Ups
It is possible at some indeterminate time in the future that each partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of a partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the partnership. These changes could include the following:

•	increasing the compensation of the managing general partner;

•	amending your voting rights;

•	listing the units on a national securities exchange or on NASDAQ;

•	changing the partnership’s fundamental investment objectives; or

•	materially altering the partnership’s duration.

If a roll-up should occur in the future, the partnership agreement provides various policies which include the following:

•
an independent expert must appraise all partnership assets as discussed in §4.03(d)(16)(a) of the partnership agreement, and you must receive a summary of the appraisal in connection with a proposed roll-up;

•	if you vote “no” on the roll-up proposal, then you will be offered a choice of:

•	accepting the securities of the roll-up entity; or

•	one of the following:

•	remaining a partner in the partnership and preserving your units in the partnership on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to your pro-rata share of the appraised value of the partnership’s net assets; and

•	the partnership will not participate in a proposed roll-up:

•	unless approved by investors whose units equal a majority of the total units;

•	which would result in the diminishment of your voting rights under the roll-up entity’s chartering agreement;

•	which includes provisions which would operate to materially impede or frustrate the accumulation of shares by you of the securities of the roll-up entity;

•	in which your right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

•	in which any of the transaction costs would be borne by the partnership if the proposed roll-up is not approved by investors whose units equal a majority of the total units.

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

In General
The managing general partner will manage your partnership and its assets. In conducting your partnership’s affairs the managing general partner is accountable to you as a fiduciary, which under Delaware law generally means that the managing general partner must exercise due care and deal fairly with you and the other investors. Neither the partnership agreement nor any other agreement between the managing general partner and each partnership may contractually limit any fiduciary duty owed to you and the other investors by the managing general partner under applicable law. See “Conflicts of Interest - In General” regarding the managing general partner’s dependence on its parent companies, Atlas America and Atlas Energy Resources, LLC and their affiliates, for management and administrative functions and “Management - Organizational Diagram and Security Ownership of Beneficial Owners.” In this regard, the partnership agreement does permit the managing general partner and its affiliates to:

•	have business interests or activities that may conflict with the partnerships if they determine that the business opportunity either:

•	cannot be pursued by the partnership because of insufficient funds; or

•	it is not appropriate for the partnership under the existing circumstances;

•	devote only so much of their time as is necessary to manage the affairs of each partnership, as determined by the managing general partner in its sole discretion;

•	conduct business with the partnerships in a capacity other than as managing general partner or sponsor as described in §§4.01, 4.02, 4.03, 4.04, 4.05 and 4.06 of the partnership agreement;

•	manage multiple programs simultaneously; and

•	be indemnified and held harmless as described below in “- Limitations on Managing General Partner Liability as Fiduciary.”

The fiduciary duty owed by the managing general partner to the partnership is analogous to the fiduciary duty owed by directors to a corporation and its stockholders, which is commonly referred to as the “business judgment rule.” This rule provides that directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use.

If the managing general partner breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss caused by the breach. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a “derivative” action) on a partnership’s behalf to recover damages from a third-party when the managing general partner refuses to institute the action or where an effort to cause the managing general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a “class action”) to recover damages from the managing general partner for violations of its fiduciary duties to the limited partners. This is a rapidly expanding and changing area of the law, and if you have questions concerning the managing general partner’s duties you are urged to consult your own counsel.

Limitations on Managing General Partner Liability as Fiduciary
Under the terms of the partnership agreement the managing general partner, the operator, and their affiliates have limited their liability to each partnership and to you and the other investors for any loss suffered by your partnership or you and the other investors in the partnership which arises out of any action or inaction on their part if:

•	they determined in good faith that the course of conduct was in the best interest of the partnership;

•	they were acting on behalf of, or performing services for, the partnership; and

•	their course of conduct did not constitute negligence or misconduct.

In addition, the partnership agreement provides for indemnification of the managing general partner, the operator, and their affiliates by each partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with that partnership provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the partnership agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, you should be aware that in the SEC’s opinion this indemnification provision would be contrary to public policy and therefore unenforceable.

Payments to the managing general partner or its affiliates arising from the indemnification or agreement to hold harmless provisions of the partnership agreement are recoverable only out of the partnership’s tangible net assets, which include its revenues and any insurance proceeds from the types of insurance for which the managing general partner, the operator and their affiliates may be indemnified under the partnership agreement. Still, the use of partnership funds or assets to indemnify the managing general partner, the operator, or an affiliate would reduce amounts available for partnership operations or for distribution to you and the other investors.

A partnership may not pay the cost of the portion of any insurance that insures the managing general partner, the operator, or an affiliate against any liability for which they cannot be indemnified. However, a partnership’s funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought if the partnership has adequate funds available and certain conditions in the partnership agreement are met.

The effect of the foregoing provisions and the business judgment rule may be to limit your recourse against the managing general partner.

FEDERAL INCOME TAX CONSEQUENCES

Introduction
No advance ruling on any federal tax issue of an investment in a partnership will be requested from the IRS. Thus, the IRS could disagree with one or more tax positions taken by the partnerships. However, the managing general partner has obtained a tax opinion letter from Kunzman & Bollinger, Inc., special counsel for this offering, with respect to the material and any significant federal income tax issues involving an investment in a partnership by a “typical investor” as that term is defined in “- Managing General Partner’s Representations,” below. You are urged to read the entire tax opinion letter, which has been filed as Exhibit 8 to the registration statement of which this prospectus is a part. See “Additional Information” for information on how to obtain a copy of special counsel’s tax opinion letter.

Although special counsel’s tax opinions express what it believes a court would probably conclude if presented with the applicable federal tax issues, special counsel’s tax opinions are only predictions, and are not guarantees, of the outcome of the particular tax issues being addressed. The IRS could challenge special counsel’s tax opinions, and the challenge could be sustained in the courts if litigated and cause adverse tax consequences to you and your partnership’s other investors. Special counsel’s tax opinions are based in part on representations and statements made by the managing general partner in the tax opinion letter and in this prospectus, including forward looking statements relating to the partnerships and their proposed activities. (See “Forward Looking Statements and Associated Risks.”)

Disclosures in Tax Opinion Letter
The following disclosures are made in special counsel’s tax opinion letter.

•
The tax opinion letter was written to support the promotion or marketing of units in the partnerships to potential investors, and special counsel to the partnerships has helped the managing general partner organize and document the offering of units in the partnerships.

•
The tax opinion letter is not confidential. There are no limitations on the disclosure by any potential investor in a partnership to any other person of the tax treatment or tax structure of the partnerships.

•
Investors in a partnership have no contractual protection against the possibility that a portion or all of their intended tax benefits from an investment in the partnership ultimately are not sustained if challenged by the IRS. (See “Risk Factors - Federal Income Tax Risks - Your Tax Benefits from an Investment in a Partnership Are Not Contractually Protected.”)

•
Each potential investor is urged to seek advice based on his particular circumstances from an independent tax advisor with respect to the federal tax consequences to him of an investment in a partnership.

Special Counsel’s Assumptions
Set forth below is a synopsis of the principal assumptions made by special counsel in giving its federal income tax opinions.

•	You will not borrow money to buy units in a partnership from any other investor in the partnership.

•	You will be personally liable to repay any money you borrow to buy units in a partnership.

•	You will not protect yourself through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements from losing the money you invest in a partnership.

Managing General Partner’s Representations
In giving its opinions, special counsel relied in part on representations from the managing general partner set forth in the tax opinion letter, including the principal representations summarized below.

•	A “typical investor” in each partnership will be a natural person who purchases units in this offering and is a U.S. citizen.

•
The investor general partner units in each partnership will be converted by the managing general partner to limited partner units after all of the wells in that partnership have been drilled and completed. (See “Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners.”)

•	Each partnership will elect to currently deduct all of the intangible drilling costs of all of its wells.

•
The managing general partner anticipates that all of each partnership’s entire subscription proceeds will be expended in the year in which its investors invest in the partnership, and you will include your share of your partnership’s deduction for intangible drilling costs on your individual federal income tax return for the year in which you invest in the partnership, subject to your right to elect to capitalize and amortize over a 60-month period a portion or all of your share of your partnership’s deduction for intangible drilling costs.

•
Each partnership may have its final closing as late in the year as December 31 of the year in which its investors invest in the partnership. Thus, depending primarily on when its subscription proceeds are received, each partnership may prepay in the year in which the partnership’s investor invest in the partnership most, if not all, of its intangible drilling costs for wells the drilling of which will not begin until the next year.

•	Each partnership will have a calendar year taxable year.

•
The managing general partner anticipates that most, if not all, of each partnership’s natural gas and oil production from its productive wells, other than any production from wells drilled in the Marcellus Shale primary area, will be “marginal production,” as that term is defined under §613A(c)(6)(E) of the Code, and will qualify for the potentially higher rates of percentage depletion and potentially available marginal well production credits, depending primarily on the applicable reference prices for natural gas and oil, which may vary from year to year.

•	The principal purpose of each partnership is to locate, produce and market natural gas and oil on a profitable basis to its investors, apart from tax benefits, as discussed in this prospectus.

•
Each partnership’s total abandonment losses under §165 of the Code, which could include, for example, abandonment losses incurred by a partnership for wells drilled which are nonproductive (i.e. a “dry hole”), and abandonment losses incurred by a partnership for productive wells which have been operated until their commercial natural gas and oil reserves have been depleted, will be less than $2 million, in the aggregate, in any taxable year of each partnership and less than $4 million, in the aggregate, during each partnership’s first six taxable years.

Additional details, assumptions of special counsel, representations of the managing general partner, and other matters affecting special counsel’s opinions are contained in special counsel’s tax opinion letter. You are urged to read the entire tax opinion letter, which is attached as Exhibit 8 to the Registration Statement of which this prospectus is a part, to assist your understanding of the federal tax benefits and risks of an investment in a partnership.

Special Counsel’s Opinions
Taxpayers bear the burden of proof to support claimed deductions and tax credits, and special counsel’s tax opinions are not binding on the IRS or the courts. Special counsel’s tax opinions with respect to an investment in a partnership by a typical investor, who is sometimes referred to in special counsel’s opinions as a “Participant,” “Investor General Partner” or “Limited Partner,” are set forth below.

(1)	Partnership Classification. Each Partnership will be classified as a partnership for federal income tax purposes, and not as a corporation.

(2)	Limitations on Passive Activity Losses and Credits. The passive activity limitations on losses and credits under §469 of the Code:

•	will apply to the initial Limited Partners in a Partnership; and

•	will not apply to the Investor General Partners in a Partnership until after their Investor General Partner Units are converted to Limited Partner Units.

(3)	Not a Publicly Traded Partnership. The Partnerships will not be treated as publicly traded partnerships under the Code.

(4)
Business Expenses. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued by a Partnership, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, Tangible Costs, Organization and Offering Costs and other items that are required to be capitalized under the Code, are currently deductible.

•
Potential Limitations on Deductions. A Participant’s ability in any taxable year to use his share of these deductions of the Partnership in which he invests on his individual federal income tax returns may be reduced, eliminated or deferred by the following limitations:

•
the Participant’s personal tax situation, such as the amount of his regular taxable income, alternative minimum taxable income, losses, itemized deductions, personal exemptions, etc., which are not related to his investment in a Partnership;

•	the amount of the Participant’s adjusted basis in his Units at the end of the Partnership’s taxable year;

•	the amount of the Participant’s “at risk” amount in the Partnership in which he invests at the end of the Partnership’s taxable year; and

•
the passive activity limitations on losses, and credits, if any, of the Partnership in which they invest in the case of Limited Partners (including Investor General Partners after their Units are converted to Limited Partner Units) who are natural persons or are entities that also are subject to the passive activity limitations on losses and credits under §469 of the Code.

(5)
Intangible Drilling Costs. Although each Partnership will elect to deduct currently all of its Intangible Drilling Costs, each Participant in a Partnership may still elect to capitalize and deduct all or part of his share of his Partnership’s Intangible Drilling Costs (which do not include drilling and completion costs of a re-entry well that are not related to deepening the well, if any) ratably over a 60-month period. Subject to the foregoing, Intangible Drilling Costs paid by a Partnership under the terms of bona fide drilling contracts for the Partnership’s wells will be deductible by Participants in that Partnership who elect to currently deduct their share of their Partnership’s Intangible Drilling Costs in the taxable year in which the payments are made and the drilling services are rendered.

A Participant’s ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in opinion (4) above.

(6)
Prepaid Intangible Drilling Costs. Subject to each Participant’s election to capitalize and amortize a portion or all of his share of his Partnership’s Intangible Drilling Costs as set forth in opinion (5) above, any prepayments of Intangible Drilling Costs by a Partnership in the year in which the Participant invests in the Partnership for wells the drilling of which will begin within the first 90 days of the next year, will be deductible by the Participant in the year he invests.

A Participant’s ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in opinion (4) above.

(7)
Depletion Allowance. The greater of the cost depletion allowance or the percentage depletion allowance will be available to qualified Participants as a current deduction against their share of their Partnership’s gross income from the sale of natural gas and oil production in each taxable year, subject to the following restrictions:

•	a Participant’s cost depletion allowance cannot exceed his adjusted tax basis in the natural gas or oil property to which it relates; and

•	a Participant’s percentage depletion allowance:

•
may not exceed 100% of his taxable income from each natural gas and oil property before the deduction for depletion, however, this limitation is suspended for 2007 with respect to marginal properties, which the Managing General Partner anticipates will not include wells drilled in the Marcellus Shale primary area; and

•
is limited to 65% of his taxable income for the year computed without regard to percentage depletion, net operating loss carry-backs and capital loss carry-backs and, in the case of a Participant that is a trust, any distributions to its beneficiaries.

(8)
MACRS. Each Partnership’s reasonable Tangible Costs for equipment placed in its productive wells that cannot be deducted immediately will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System (“MACRS”) over a seven year “cost recovery period” on a well-by-well basis, beginning in the taxable year each well is drilled, completed and made capable of production, i.e. placed in service.

A Participant’s ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in opinion (4), above.

(9)	Tax Basis of Units. Each Participant’s initial adjusted tax basis in his Units will be the amount of money that he paid for his Units.

(10)	At Risk Limitation on Losses. Each Participant’s initial “at risk” amount in the Partnership in which he invests will be the amount of money that he paid for his Units.

(11)
Allocations. The allocations in the Partnership Agreement of income, gain, loss, deduction, credit, and distributions, or items thereof, including the allocations of basis and amount realized with respect to a Partnership’s natural gas and oil properties, will govern each Participant’s allocable share of those items to the extent the allocations do not cause or increase a deficit balance in his Capital Account in the Partnership in which he invests.

(12)	Subscription. No gain or loss will be recognized by the Participants on payment of their subscriptions to the Partnership in which they invest.

(13)
Profit Motive, IRS Anti-Abuse Rule and Potentially Relevant Judicial Doctrines. The Partnerships will possess the requisite profit motive under §183 of the Code. Also, the IRS anti-abuse rule in Treas. Reg. §1.701-2 and potentially relevant judicial doctrines will not have a material adverse effect on the tax consequences of an investment in a Partnership by a Participant as described in our opinions.

(14)	Reportable Transactions. The Partnership are not, and should not be in the future, reportable transactions under §6707A(c) of the Code.

(15)
Overall Conclusion. Our overall conclusion is that the federal tax treatment of a typical Participant’s investment in a Partnership as set forth in our opinions above is the proper federal tax treatment and will be upheld on the merits if challenged by the IRS and litigated. Our evaluation of the federal income tax laws and the expected activities of the Partnerships as represented to us by the Managing General Partner in this tax opinion letter and as described in the Prospectus causes us to believe that the deduction by a typical Participant of all, or substantially all, of his allocable share of his Partnership’s Intangible Drilling Costs in the year he invests (even if the drilling of most or all of his Partnership’s wells begins within the first 90 days of the next year, is the principal tax benefit offered by each Partnership to its respective Participants and also is the proper federal tax treatment, subject to each Participant’s option to elect to capitalize and amortize a portion or all of his share of his Partnership’s deduction for Intangible Drilling.

A Participant’s ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in opinion (4), above.

The discussion in the Prospectus under the caption “FEDERAL INCOME TAX CONSEQUENCES,” insofar as it contains statements of federal income tax law, is correct in all material respects.

Discussion of Federal Income Tax Consequences

Introduction
Special counsel’s tax opinions are limited to those set forth above. The following is a discussion of all material federal income tax issues or consequences, and any significant federal tax issues, related to the purchase, ownership and disposition of a partnership’s units that will apply to typical investors in each partnership. Except as otherwise noted below, however, different tax consequences from those discussed below may apply to foreign persons, corporations, partnerships, trusts and other prospective investors that are not treated as typical investors for federal income tax purposes. Also, the proper treatment of a partnership’s tax attributes by a typical investor on his individual federal income tax returns may vary from that of another typical investor. This is because the practical utility of the tax aspects of any investment depends largely on each investor’s particular income tax position in the year in which items of income, gain, loss, deduction, or credit, if any, are properly taken into account in computing his federal income tax liability.  In addition, the IRS may challenge the deductions, and credits, if any, claimed by a partnership or you and the other investors in a partnership, or the taxable year in which the deductions, and credits, if any, are claimed, and it is possible that the challenge would be upheld if litigated. Accordingly, you are urged to seek advice based on your particular circumstances from an independent tax advisor in evaluating the potential tax consequences to you of an investment in a partnership.

Partnership Classification
For federal income tax purposes a partnership is not a taxable entity. Thus, the partners, rather than the partnership, receive and report any deductions and tax credits, if any, as well as the income, from a partnership’s operations. Each partnership has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, which describes each partnership as a “partnership.” Thus, each partnership automatically will be classified as a partnership for federal tax purposes since the managing general partner has represented that none of the partnerships will elect to be taxed as a corporation. Treas. Reg. §301.7701-2.

Limitations on Passive Activity Losses and Credits
Under the passive activity rules of §469 of the Code, all income of a taxpayer who is subject to the rules is categorized as:

•	income from passive activities, such as limited partners’ interests in a business;

•	active income, such as salary, bonuses, etc.; or

•
portfolio income, such as gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business, and gain not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.

Losses generated by passive activities can offset only passive income and cannot be applied against active income or portfolio income. Similar rules apply with respect to tax credits. (See “- Marginal Well Production Credits,” below.) Suspended passive losses and passive credits that an investor cannot use in his current tax year may be carried forward indefinitely, but not back, and used to offset future years’ passive activity income, or offset passive activity regular federal income tax liability (in the case of passive activity credits).

The passive activity rules apply to:

•	individuals, estates, and trusts;

•
closely held C corporations, which under §§469(j)(1), 465(a)(1)(B) and 542(a)(2) of the Code are regular corporations with five or fewer individuals who own directly or indirectly more than 50% in value of the outstanding stock at any time during the last half of the taxable year (for this purpose, U.S. trusts forming part of a stock bonus, pension or profit-sharing plan of an employer for the exclusive benefit of its employees or their beneficiaries that constitutes a “qualified trust” under §401(a) of the Code, trusts forming part of a plan providing for the payment of supplemental employee unemployment compensation benefits that meet the requirements of §501(c)(17) of the Code, domestic or foreign “private foundations” described in §501(c)(3) of the Code, and a portion of a trust permanently set aside or to be used exclusively for the charitable purposes described in §642(c) of the Code or a corresponding provision of a prior income tax law, are considered to be individuals); and

•
personal service corporations, which under §§469(j)(2), 269A(b) and 318(a)(2)(C) of the Code are corporations the principal activity of which is the performance of personal services and those services are substantially performed by employee-owners. For this purpose, the term “employee-owners” includes any employee who owns, on any day during the taxable year, any of the outstanding stock of the personal service corporation, and an employee is considered to own:

•	the employee’s proportionate share of any stock of the personal service corporation owned, directly or indirectly, by or for a partnership or estate in which the employee is a partner or beneficiary;

•
the employee’s proportionate share of any stock of the personal service corporation owned, directly or indirectly, by or for a trust (other than an employee’s trust that is a qualified pension, profit-sharing, or stock bonus plan and is exempt from tax) if the employee is a beneficiary;

•	all of the stock of the personal service corporation owned, directly or indirectly, by or for any portion of a trust that the employee is considered to own under the Code; and

•
if any stock in a corporation is owned, directly or indirectly, for or by the employee, the employee’s portionate share of the stock of the personal service corporation owned, directly or indirectly, by or for that corporation.

However, a corporation will not be treated as a personal service corporation for purposes of §469 of the Code unless more than 10% of the stock (by value) in the corporation is held by employee-owners (as described above). I.R.C. §469(j)(2)(B).

Also, if a closely held C corporation, other than a personal service corporation in which employee-owners own more than 10% (by value) of the stock, has net active income (i.e., taxable income determined without regard to any income or loss from a passive activity and without regard to any item of portfolio income, expense (including interest expense), or gain or loss) for a taxable year, its passive loss for that taxable year can be applied against its net active income for that taxable year. Similar rules apply to its passive credits, if any. I.R.C. §469(e)(2).

Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the partnership agreement, limited partners will not have material participation in the partnership in which they invest. Thus, if you are subject to the passive activity rules as described above and you invest in a partnership as a limited partner, your investment in the partnership will be subject to the passive activity limitations on losses and credits. (See “Risk Factors - Federal Income Tax Risks - Limited Partners Need Passive Income to Use Their Deduction for Intangible Drilling Costs.”)

Investor general partners also will not materially participate in the partnership in which they invest. However, because each partnership will own only “working interests,” as defined by the Code, in its wells, and investor general partners will not have limited liability under the Delaware Revised Uniform Limited Partnership Act until they are converted to limited partners, their deductions and any credits from their partnership will not be treated as passive deductions or credits under the Code before the conversion, unless they invest in a partnership through an entity which limits their liability. For example, if an individual invests in a partnership indirectly as an investor general partner by using an entity that limits his personal liability under state law to purchase his units, such as a limited partnership in which he is not a general partner, a limited liability company or an S corporation, he will be subject to the passive activity limitations on deductions and credits the same as if he had invested in the partnership as a limited partner. (See “- Conversion from Investor General Partner to Limited Partner” and “- Marginal Well Production Credits,” below.)

As compared with limitations on liability under state law as discussed above, contractual limitations on the liability of investor general partners under the partnership agreement, such as insurance, limited indemnification by the managing general partner, etc. will not cause investor general partners to be subject to the passive activity limitations on losses and credits. Investor general partners, however, may be subject to an additional limitation on their deduction of investment interest expense as a result of their non-passive deduction of intangible drilling costs. (See “- Limitations on Deduction of Investment Interest,” below.)

A Limited Partner’s “at risk” amount is reduced by losses allowed under §465 of the Code even if the losses are suspended by the passive activity limitations. (See “- ‘At Risk’ Limitation on Losses,” below.) Similarly, a Limited Partner’s basis is reduced by deductions even if the deductions are suspended under the passive activity limitations. (See “- Tax Basis of Units,” below.)

Suspended passive losses and passive credits that cannot be used by a taxpayer in his current tax year may be carried forward indefinitely, but not back, and can be used to offset passive income in future years or, in the case of passive credits, can be used to offset regular federal income tax liability attributable to passive income in future years. I.R.C. §469(b). A suspended passive loss, but not a suspended passive credit, is allowed in full when a taxpayer’s entire interest in a passive activity is sold to an unrelated third-party in a fully taxable transaction, and in part on the taxable disposition of substantially all of a taxpayer’s interest in a passive activity if the suspended passive loss as well as current gross income and deductions of the passive activity can be allocated to the part disposed of with reasonable certainty. I.R.C. §469(g)(1). In an installment sale of a taxpayer’s entire interest in a passive activity, passive losses become available in the same ratio that gain recognized each year bears to the total gain on the sale. I.R.C. §469(g)(3). (See “Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.”)

Any suspended passive losses remaining at a taxpayer’s death are allowed as deductions on the decedent’s final return, subject to a reduction to the extent the amount of the suspended passive losses is greater than the excess of the basis of the property in the hands of the transferee over the property’s adjusted basis immediately before the decedent’s death. I.R.C. §469(g)(2). If a taxpayer makes a gift of his entire interest in a passive activity, the basis in the property of the person receiving the gift is increased by any suspended passive losses and no deductions are allowed. If the interest is later sold at a loss, the basis in the property of the person receiving the gift is limited to the fair market value of the property on the date the gift was made. I.R.C. §469(j)(6).

Publicly Traded Partnership Rules
Net losses and most net credits of a partner from a publicly traded partnership are suspended and carried forward to be netted against income or regular federal income tax liability, respectively, from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net passive income from a publicly traded partnership. I.R.C. §§469(k)(2) and 7704. A publicly traded partnership is a partnership in which interests in the partnership are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. However, in special counsel’s opinion the partnerships will not be treated as publicly traded partnerships under the Code. This opinion is based primarily on the substantial restrictions in the partnership agreement on the ability of you and the other investors to transfer your units in your partnership. (See “Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.”) Also, the managing general partner has represented that the partnerships’ respective units will be not traded on an established securities market.

Conversion from Investor General Partner to Limited Partner
If you invest in a partnership as an investor general partner, then your share of the partnership’s deduction for intangible drilling costs in the year you invest will not be subject to the passive activity limitations on losses and credits. This is because the investor general partner units in each partnership will not be converted to limited partner units under §6.01(b)(1) of the partnership agreement until after all of the wells in that partnership have been drilled and completed. (See “Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners,” and “- Drilling Contracts,” below.) After the investor general partner units have been converted to limited partner units, each former investor general partner will have limited liability as a limited partner under the Delaware Revised Uniform Limited Partnership Act after the date of the conversion.

Concurrently, the former investor general partner will become subject to the passive activity limitations on losses and credits as a limited partner. However, the former investor general partner previously will have received a non-passive loss as an investor general partner in the year he invested in his partnership as a result of his share of his partnership’s deduction for intangible drilling costs. Therefore, the Code requires that his net income from the partnership’s wells after his conversion to a limited partner must continue to be characterized as non-passive income that cannot be offset with passive losses. For a discussion of the effect of this rule on an investor general partner’s tax credits, if any, from his partnership, see “- Marginal Well Production Credits,” below. The conversion of the investor general partner units into limited partner units should not have any other adverse tax consequences on an investor general partner unless his share, if any, of any partnership liabilities is reduced as a result of the conversion. (See “- Tax Basis of Units,” below.)

Taxable Year and Method of Accounting
Each partnership will adopt a calendar year taxable year and will use the accrual method of accounting for federal income tax purposes.

Taxable Year. Each partnership will have a calendar year taxable year. I.R.C. §§706(a) and (b). The taxable year of the partnership in which you invest is important to you because your share of the partnership’s deductions, tax credits, if any, income and other items of tax significance must be taken into account on your personal federal income tax return for your taxable year within or with which the partnership’s taxable year ends.

Method of Accounting. Each partnership will use the accrual method of accounting for federal income tax purposes. I.R.C. §448(a). Under the accrual method of accounting, income is taken into account for the year in which all events have occurred that fix the right to receive it and the amount is determinable with reasonable accuracy, rather than the time of receipt. Consequently, you and the other investors in the partnership in which you invest may have income tax liability resulting from the partnership’s accrual of income in one tax year even though it does not receive the income in cash until the next tax year. Expenses are deducted for the year in which all events have occurred that determine the fact of the liability, the amount is determinable with reasonable accuracy and the economic performance test is satisfied. Under §461(h) of the Code, if the liability of the taxpayer arises out of the providing of services or property to the taxpayer by another person, economic performance occurs as the services or property, respectively, are provided. If the liability of the taxpayer arises out of the use of the property by the taxpayer, economic performance occurs as the property is used.

A special rule in the Code, however, provides that there is economic performance in the current taxable year with respect to amounts paid in that taxable year for intangible drilling costs of drilling and completing a natural gas or oil well so long as the drilling of the well begins before the close of the 90th day after the close of the taxable year in which the payments were made. I.R.C. §461(i). (See “- Drilling Contracts,” below, for a discussion of the federal income tax treatment of any prepaid intangible drilling costs by the partnerships.)

Business Expenses
Ordinary and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. In this regard, the managing general partner has represented that the amounts payable by each partnership to it and its affiliates under the partnership agreement and the drilling and operating agreement are reasonable and competitive amounts that ordinarily would be paid for similar services in similar transactions between persons having no affiliation and dealing with each other at “arms length” in the proposed areas of the partnerships’ operations. (See Treas. Reg. §1.162-7(b)(3), “Compensation” and “- Drilling Contracts,” below.) The fees paid to the managing general partner and its affiliates by the partnerships will not be currently deductible, however, to the extent it is determined by the IRS or the courts that they are:

•	in excess of reasonable compensation;

•	properly characterized as organization or syndication fees or other capital costs, such as lease acquisition costs or equipment costs (i.e., “Tangible Costs”); or

•	not “ordinary and necessary” business expenses.

In the event of an IRS audit of a partnership, payments to the managing general partner and its affiliates by the partnership would be scrutinized by the IRS to a greater extent than payments to an unrelated party.

Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in special counsel’s opinion (4) in “- Special Counsel’s Opinions,” above.

Although the partnerships will engage in the production of natural gas and oil from wells drilled in the United States, the partnerships will not qualify for the “U.S. production activities deduction.” This is because the deduction cannot exceed 50% of the IRS Form W-2 wages paid by a taxpayer for a tax year, and the partnerships will not pay any Form W-2 wages since they will not have any employees. Instead, the partnerships will rely on the managing general partner and its affiliates to manage them and their respective businesses. (See “Management.”)

Intangible Drilling Costs
You may elect to deduct your share of your partnership’s intangible drilling costs, which include items that do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well and preparing it for the production of natural gas or oil, in the taxable year in which your partnership’s wells are drilled and completed. I.R.C. §263(c), Treas. Reg. §1.612-4(a). For a discussion of the deduction in the year you invest in a partnership of intangible drilling costs that are prepaid by your partnership in the year you invest in the partnership for wells the drilling of which will not begin until the next year, if any, see “- Drilling Contracts,” below.

Your share of your partnership’s gain (if your partnership sells a well at a gain), or your gain (if you sell your units in your partnership at a gain), will be treated as ordinary income, rather than capital gain, to the extent of the previous deductions for intangible drilling costs you have claimed, but not for the deductions for operating expenses related to a re-entry well, if any. (See “- Sale of the Properties” and “- Disposition of Units,” below.) Also, productive-well intangible drilling costs may subject you to an alternative minimum tax in excess of regular tax unless you elect to deduct all or part of these costs ratably over a 60 month period. (See “- Alternative Minimum Tax,” below.)

Under the partnership agreement, 90% of the subscription proceeds received by each partnership from its respective investors will be used to pay 100% of the partnership’s intangible drilling costs of drilling and completing its wells. (See “Capitalization and Source of Funds and Use of Proceeds” and “Participation in Costs and Revenues.”) The IRS could challenge the characterization of a portion of these costs as currently deductible intangible drilling costs and recharacterize the costs as some other item that may not be currently deductible, such as lease acquisition expenses, equipment costs or syndication fees. However, this would have no effect on the allocation and payment of the intangible drilling costs by you and the other investors under the partnership agreement.

Also, if a partnership re-enters an existing well as described in “Proposed Activities - Primary Areas of Operations - Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania,” the costs of deepening the well and completing it to deeper reservoirs, if any, other than equipment costs and lease acquisition costs, will be treated under the Code as intangible drilling costs. The remaining intangible drilling costs of drilling and completing a re-entry well that are not related to deepening the well, if any, however, will be treated under the Code as operating expenses that should be expensed in the taxable year they are incurred for federal income tax purposes. Any intangible drilling costs of a re-entry well that are treated as operating expenses for federal income tax purposes, however, will not be characterized as operating costs, instead of intangible drilling costs, for purposes of allocating the payment of the costs between the managing general partner, on the one hand, and you and the other investors, on the other hand, under the partnership agreement. In addition, costs related to a re-entry well that are characterized as operating costs under the Code cannot be amortized as intangible drilling costs over a 60-month period as described in “- Alternative Minimum Tax,” below, even though they may be characterized as intangible drilling costs for purposes of the partnership agreement as discussed above. (See “Participation in Costs and Revenues.”)

In the case of corporations, other than S corporations, which are “integrated oil companies,” the amount allowable as a deduction for intangible drilling costs in any taxable year is reduced by 30%. I.R.C. §291(b)(1). Integrated oil companies are:

•	those taxpayers who directly or through a related person engage in the retail sale of natural gas and oil and whose gross receipts for the taxable year from those activities exceed $5 million; or

•	those taxpayers and related persons who have average daily refinery runs in excess of 75,000 barrels for the taxable year. I.R.C. §291(b)(4).

Amounts of an integrated oil company’s intangible drilling costs that are disallowed as a current deduction under §291 of the Code are allowable, however, as a deduction ratably over the 60-month period beginning with the month in which the costs are paid or incurred. The partnerships will not be treated as integrated oil companies under the Code.

Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in special counsel’s opinion (4) in “- Special Counsel’s Opinions,” above.

You are urged to seek advice based on your particular circumstances from an independent tax advisor concerning the tax benefits to you of your share of the deduction for intangible drilling costs of the partnership in which you invest.

Drilling Contracts
Each partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership’s wells for an amount equal to the sum of the following items: (i) the cost of permits, supplies, materials, equipment, and all other items used in the drilling and completion of a well provided by third-parties, or if the foregoing items are provided by affiliates of the managing general partner, then those items will be charged at competitive rates; (ii) fees for third-party services; (iii) fees for services provided by the managing general partner’s affiliates, which will be charged at competitive rates; (iv) an administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area in western Pennsylvania, which will be charged to you and the other investors in that partnership as part of each well’s intangible drilling costs and the portion of equipment costs paid by you and the other investors in that partnership; and (v) a mark-up in an amount equal to 15% of the sum of (i), (ii), (iii) and (iv), above. Notwithstanding, if the managing general partner drills a well for a partnership that it determines is not an average well in the area because of the well’s depth, complexity associated with either drilling or completing the well or as otherwise determined by the managing general partner, the administration and oversight fee per well described in “Compensation - Drilling Contracts” may be increased to a competitive rate as determined by the managing general partner under §4.02(d)(1)(iv) of the partnership agreement.

The managing general partner has estimated that, on an average weighted basis over all of the wells drilled and completed by the partnerships, assuming the maximum subscription proceeds are received, that its mark-up of 15% will be approximately $48,489 per net Program well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors in your partnership as described in “Compensation - Drilling Contracts.” However, the actual cost of drilling and completing the wells may be more or less than the amounts estimated by the managing general partner, due primarily to the uncertain nature of drilling operations. Therefore, the managing general partner’s 15% mark-up discussed above also could be more or less than the dollar amount estimated by the managing general partner as set forth above. The managing general partner believes that the compensation payable to it and its affiliates under the drilling and operating agreement is competitive in the proposed areas of operation. Nevertheless, the amount of fees and profit realized by the managing general partner under the drilling and operating agreement could be challenged by the IRS as being unreasonable and disallowed as a deductible intangible drilling cost.

Depending primarily on when their respective subscription proceeds are received, the managing general partner anticipates that each partnership may prepay in the year in which their respective investors invest in the partnership most, if not all, of its intangible drilling costs for wells the drilling of which will begin within the first 90 days of the next tax year. In Keller v. Commissioner, 79 T.C. 7 (1982), aff’d 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling and development costs. The test is:

•	the expenditure must be a payment rather than a refundable deposit; and

•	the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.

The drilling partnership in Keller entered into footage and daywork drilling contracts that permitted it to terminate the contracts at any time, without a default by the driller, and receive a return of the prepaid amounts less amounts earned by the driller. The Tax Court found that the right to receive, by unilateral action, a refund of the prepayments on the footage and daywork drilling contracts rendered the prepayments deposits instead of payments. Therefore, the prepayments were held to be nondeductible in the year they were paid to the extent they had not been earned by the driller. The Tax Court further found that the drilling partnership failed to show a convincing business purpose for the prepayments under the footage and daywork drilling contracts.

The drilling partnership in Keller also entered into turnkey drilling contracts that permitted it to stop work under the contract at any time and apply the unearned balance of the prepaid amounts to another well to be drilled on a turnkey basis. The Tax Court found that these prepayments constituted “payments” and not nondeductible deposits, despite the right of substitution. Further, the Tax Court noted that the turnkey drilling contracts obligated “the driller to drill to the contract depth for a stated price regardless of the time, materials or expenses required to drill the well,” thereby locking in prices and shifting the risks of drilling from the drilling partnership to the driller. Since the drilling partnership, a cash basis taxpayer, received the benefit of the turnkey obligation in the year of prepayment, the Tax Court found that the amounts prepaid on turnkey drilling contracts clearly reflected income and were deductible in the year of prepayment.

In Leonard T. Ruth, TC Memo 1983-586, a drilling program entered into nine separate turnkey contracts with a general contractor, the parent corporation of the drilling program’s corporate general partner, to drill nine program wells. Each contract identified the prospect to be drilled, stated the turnkey price, and required the full price to be paid in 1974. The program paid the full turnkey price to the general contractor on December 31, 1974; the receipt of which was found by the court to be significant in the general contractor’s financial planning. The program had no right to receive a refund of any of the payments. The actual drilling of the nine wells was subcontracted by the general contractor to independent contractors who were paid by the general contractor in accordance with their individual contracts. The drilling of all of the wells began in 1975 and all of the wells were completed in 1975. The amount paid by the general contractor to the independent driller for its work on the nine wells was approximately $365,000 less than the amount prepaid by the program to the general contractor. The program claimed a deduction for intangible drilling and development costs in 1974. The IRS challenged the timing of the deduction, contending that there was no business purpose for the payments in 1974, that the turnkey arrangements were merely “contracts of convenience” designed to create a tax deduction in 1974, and that the turnkey contracts constituted assets having a life beyond the taxable year and that to allow a deduction for their entire costs in 1974 distorted income. The Tax Court, relying on Keller, held that the program could deduct the full amount of the payments in 1974. The court found that the program entered into turnkey contracts, paid a premium to secure the turnkey obligations, and thereby locked in the drilling price and shifted the risks of drilling to the general contractor. Further, the court found that by signing and paying the turnkey obligation, the program got its bargained-for benefit in 1974, therefore the deduction of the payments in 1974 clearly reflected income.

Each partnership will attempt to comply with the guidelines set forth in Keller with respect to any prepaid intangible drilling costs. In this regard, the drilling and operating agreement will require each partnership to prepay in the year in which the partnership’s investors invest in the partnership all of the partnership’s share of the estimated intangible drilling costs, and all of the investors’ share of the partnership’s share of the estimated equipment costs, for drilling and completing specified wells for that partnership, the drilling of which may begin in the next year. These prepayments of intangible drilling costs should not result in a loss of a current deduction for the intangible drilling costs in the year in which the partnership’s investors invest in the partnership if:

•	the guidelines set forth in Keller are complied with;

•	there is a legitimate business purpose for the required prepayment;

•	the drilling of the prepaid wells begins on or before the first 90 days of the next year;

•	the contract is not merely a sham to control the timing of the deduction; and

•	there is an enforceable contract of economic substance.

In this regard, the drilling and operating agreement will require each partnership to prepay the managing general partner’s estimate of the intangible drilling costs and the investor’s share of the equipment costs to drill and complete the wells specified in the drilling and operating agreement in order to enable the operator to:

•	begin site preparation for the wells;

•	obtain suitable subcontractors at the then current prices; and

•	insure the availability of equipment and materials.

Under the drilling and operating agreement excess prepaid intangible drilling costs, if any, will not be refundable to a partnership, but instead will be applied only to intangible drilling cost overruns, if any, on the other specified wells being drilled or completed by the partnership or to intangible drilling costs to be incurred by the partnership in drilling and completing substitute wells. Under Keller, a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

The likelihood that prepayments of intangible drilling costs will be challenged by the IRS on the grounds that there is no business purpose for the prepayments is increased if prepayments are not required with respect to 100% of the working interest in the well. In this regard, the managing general partner anticipates that less than 100% of the working interest will be acquired by each partnership in one or more of its wells, and prepayments of intangible drilling costs will not be required of the other owners of working interests in those wells. In the view of special counsel, however, a legitimate business purpose for the required prepayments of intangible drilling costs by the partnerships may exist under the guidelines set forth in Keller, even though prepayments are not required by the drilling contractor with respect to a portion of the working interest in the wells.

In addition, a current deduction for prepaid intangible drilling costs is available only if the drilling of the wells begins before the close of the 90th day after the close of the taxable year in which the prepayment was made. See the discussion of §461(i) of the Code in “- Method of Accounting,” above. Therefore, under the drilling and operating agreement, the managing general partner, serving as operator and general drilling contractor, must begin drilling the wells that are prepaid by each partnership, if any, in the year in which its respective investors invest in the partnership no later than the close of the 90th day in the next year. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the managing general partner and the drilling subcontractors. These circumstances include, for example:

•	the unavailability of drilling rigs;

•	decisions of third-party operators to delay drilling the wells;

•	poor weather conditions;

•	inability to obtain drilling permits or access right to the drilling site; or

•	title problems;

and the managing general partner will have no liability under the partnership agreement or the drilling and operating agreement to either partnership or their respective investors if these types of events (i.e., “force majeure”) delay beginning the drilling of any partnership prepaid well beyond the 90 day limit imposed by §461(i) of the Code.

If the drilling of a prepaid partnership well does not begin within the 90 day time constraint imposed by §461(i) of the Code, deductions claimed by you and the other investors in that partnership for prepaid intangible drilling costs for the well in the year you invest in the partnership, would not be lost, but those deductions would be deferred to the next year when the well is actually drilled.

Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in special counsel’s opinion (4) in “- Special Counsel’s Opinions,” above.

Depletion Allowance
Proceeds from the sale of each partnership’s natural gas and oil production will constitute ordinary income. A portion of that income will not be taxable under the depletion allowance, which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. I.R.C. §§611, 613 and 613A. Your share of your partnership’s gain (if your partnership sells a well at a gain), or your gain (if you sell your units at a gain), will be treated as ordinary income rather than capital gain to the extent of your previous deductions for depletion that reduced your adjusted basis in the property or your units. (See “- Sale of the Properties” and “- Disposition of Units,” below.)

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of natural gas or oil expected to be recoverable from the property and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

Percentage depletion is available to taxpayers other than “integrated oil companies,” as that term is defined in “- Intangible Drilling Costs,” above, which does not include the partnerships. Your percentage depletion allowance is based on your share of your partnership’s gross production income (excluding rents or royalties paid) from its natural gas and oil properties. Under §613A(c) of the Code, percentage depletion is available with respect to 6 million cubic feet of average daily production of domestic natural gas or 1,000 barrels of average daily production of domestic crude oil. However, taxpayers who have both natural gas and oil production may allocate the production limitation between the production.

The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1%, up to a maximum increase of 10%, for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel without adjustment for inflation. I.R.C. §613A(c)(6). The term “marginal production” includes natural gas and oil produced from a domestic stripper well property, which is defined in §613A(c)(6)(E) of the Code as any property that produces a daily average of 15 or less equivalent barrels of oil, which is equivalent to 90 mcf of natural gas, per producing well on the property in the calendar year. In this regard, the managing general partner has represented that most, if not all, of the natural gas and oil production, other than any production from wells drilled in the Marcellus Shale primary area, from each partnership’s productive wells will be marginal production under this definition in the Code and will qualify for these potentially higher rates of percentage depletion. The percentage depletion rate for marginal production is 15% in 2007 and the managing general partner anticipates that the rate of percentage depletion for marginal production in 2008 also will be 15%. This rate may fluctuate from year to year for natural gas and oil production from marginal wells, depending on the price of oil, but will not be less than the statutory rate of 15% nor more than 25%.

Also, percentage depletion:

•
may not exceed 100% of the taxable income from each natural gas and oil property before the deduction for depletion, however, this limitation has been suspended in 2007 with respect to marginal properties, which the managing general partner has represented will include most, if not all, of each partnership’s wells, other than wells drilled in the Marcellus Shale primary area; and

•
is limited to 65% of the taxpayer’s taxable income for the year computed without regard to percentage depletion, net operating loss carry-backs and capital loss carry-backs and, in the case of an investor that is a trust, any distributions to its beneficiaries. Any disallowed percentage depletion deductions under this limitation may be carried forward to the next taxable year.

The availability in any taxable year of the percentage depletion allowance must be computed separately by you and not by your partnership or for investors in your partnership as a whole. You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the availability of the percentage depletion allowance to you.

Depreciation and Cost Recovery Deductions
Ten percent of each partnership’s subscription proceeds from you and the other investors in your partnership will be used to pay equipment costs (i.e.; “Tangible Costs”), and the managing general partner will pay all of the partnership’s remaining equipment costs of drilling and completing its wells. The related depreciation deductions, i.e.; cost recovery deductions under the modified accelerated cost recovery system (“MACRS”), will be allocated under the partnership agreement between the managing general partner, on the one hand, and you and the other investors in your partnership, on the other hand, in proportion to the actual amount of the partnership’s equipment costs paid by each.

A partnership’s reasonable Tangible Costs for equipment placed in its wells that cannot be deducted immediately will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method with a switch to straight-line to maximize the deduction, beginning in the taxable year in which each well is drilled, completed and made capable of production, (i.e., “placed in service”) by the partnership. I.R.C. §168(c). In this regard, the managing general partner anticipates that it may take up to 12 months before all of a partnership’s wells are drilled, completed and placed in service for the production of natural gas or oil after that partnership’s final closing. In the case of a short partnership tax year, the MACRS deduction will be prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded. Under §168(d)(1) of the Code, all property assigned to the 7-year class is treated as placed in service, or disposed of, in the middle of the year, unless more than 40% of the total cost of all equipment in a partnership’s wells placed in service during the year is placed in service during the last three months of the year. If that happens, then under §168(d)(3) of the Code the depreciation for the full year will be multiplied by a fraction based on the quarter the equipment is placed in service: 87.5% for the first quarter, 62.5% for the second, 37.5% for the third, and 12.5% for the fourth. All of these cost recovery deductions claimed by a partnership and you and the other investors in that partnership are subject to recapture as ordinary income rather than capital gain on the sale or other taxable disposition of the property by the partnership or your units by you. (See “- Sale of the Properties” and “- Disposition of Units,” below.) Depreciation for alternative minimum tax purposes, however, is computed using the 150% declining balance method switching to straight-line, for most personal property. This will result in adjustments in computing the alternative minimum taxable income of you and the other investors in your partnership in taxable years in which the partnership claims depreciation deductions. (See “- Alternative Minimum Tax,” below.)

Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in special counsel’s opinion (4) in “- Special Counsel’s Opinions,” above.

Marginal Well Production Credits
There is a marginal well production credit of 50¢ per mcf of qualified natural gas production and $3 per barrel of qualified oil production for purposes of the regular federal income tax. A tax credit, unlike a tax deduction, reduces tax liability on a dollar-for-dollar basis. This credit is part of the general business credit under §38 of the Code, but under current law this credit cannot be used against the alternative minimum tax. (See “- Alternative Minimum Tax,” below.) Natural gas and oil production that qualifies as marginal production under the percentage depletion rules of §613A(c)(6) of the Code as discussed above in “- Depletion Allowance,” which the managing general partner has represented will include most, if not all, of the natural gas and oil production from each partnership’s productive wells, other than any production from wells drilled in the Marcellus Shale primary area, is also qualified marginal production for purposes of this credit. Also, the credit will be reduced proportionately if the reference prices for the previous calendar year are between $1.67 and $2.00 per mcf for natural gas and $15 and $18 per barrel for oil. In this regard, the managing general partner anticipates that none of Atlas Resources Public #17-2007(A) L.P.’s natural gas and oil production in 2007, if any, will qualify for this credit, because as of the date of this prospectus the prices for natural gas and oil in 2006 were substantially above the $2.00 per mcf of natural gas and $18.00 per barrel of oil prices where the credit phases out completely.

Based on the prices for natural gas and oil in recent years compared with the prices at which the credit phases out completely, it may appear unlikely that a partnership’s natural gas and oil marginal production will ever qualify for this credit. However, prices for natural gas and oil are volatile and could decrease in the future. (See “Risk Factors - Risks Related To The Partnerships’ Oil and Gas Operations - Partnership Distributions May be Reduced if There is a Decrease in the Price of Natural Gas and Oil.”) Thus, it is possible that the partnerships’ marginal production of natural gas or oil in one or more taxable years after 2007 could qualify for the marginal well production credit, depending primarily on the applicable reference prices for natural gas and oil in the future. However, depending primarily on market prices for natural gas and oil, which are volatile, each partnership’s production of natural gas and oil may not qualify for marginal well production credits for many years, if ever, and the managing general partner does not anticipate that any production from wells drilled in the Marcellus Shale primary area will be qualified marginal production.

To the extent that your share of your partnership’s marginal well production credits, if any, exceeds your regular federal income tax owed on your share of the partnership’s taxable income, the excess credits, if any, can be used by you to offset any other regular federal income taxes owed by you, on a dollar-for-dollar basis, subject to the passive activity limitations if you invest in a partnership as a limited partner. (See “- Limitations on Passive Activity Losses and Credits,” above.) Also, if you invest in a partnership as an investor general partner, your share of your partnership’s marginal well production credits, if any, will be an active credit that may offset your regular federal income tax liability on any type of income. However, after you are converted to a limited partner in the partnership in which you invest, your share of the partnership’s marginal well production credits, if any, will be active credits only to the extent of your regular federal income tax liability that is allocable to your share of any net income of the partnership from the sale of its natural gas and oil marginal production, since your share of that net income must continue to be treated by you as non-passive income even after you have been converted to a limited partner. (See “- Conversion from Investor General Partner to Limited Partner,” above.) Any credits allocable to you as a converted investor general partner in excess of that amount, as well as all of the marginal well production credits allocable to those investors who originally invest in the partnership as limited partners, will be passive credits that under current law can reduce only your regular income tax liability attributable to net passive income from the partnership in which you invest or your other passive activities, if any, other than publicly traded partnership passive activities.

Lease Acquisition Costs and Abandonment
Lease acquisition costs, together with the related cost depletion deduction, and any amortization deductions for geological and geophysical expenses incurred by the managing general partner after August 8, 2005, with respect to a partnership’s prospects and any abandonment loss for lease acquisition costs, are allocated under the partnership agreement 100% to the managing general partner, which will contribute the leases to each partnership as a part of its capital contribution.

Tax Basis of Units
Your share of your partnership’s losses is allowable only to the extent of the adjusted basis of your units at the end of your partnership’s taxable year. I.R.C. §704(d). The adjusted basis of your units will be adjusted, but not below zero, for any gain or loss to you from a sale or other taxable disposition by your partnership of a natural gas or oil property, and will be increased by your:

•	cash subscription payment;

•	share of partnership income; and

•	share, if any, of partnership debt.

The adjusted basis of your units will be reduced by your:

•	share of partnership losses;

•	share of partnership expenditures that are not deductible in computing its taxable income and are not properly chargeable to capital account;

•	depletion deductions, but not below zero;

•	cash distributions from the partnership; and

•	any reduction in your share of your partnership’s debt, if any. I.R.C. §§705, 722 and 742.

The reduction in your share of partnership liabilities, if any, is considered a cash distribution to you. Although you will not be personally liable on any partnership loans, if you invest in a partnership as an investor general partner you will be liable for other obligations of the partnership. (See “Risk Factors - Risks Related to an Investment In a Partnership - If You Choose to Invest as a General Partner, Then You Have Greater Risk Than a Limited Partner.”) Should cash distributions to you from your partnership exceed the tax basis of your units immediately before the distributions, taxable gain would result to you to the extent of the excess. (See “- Distributions From a Partnership,” below.)

“At Risk” Limitation on Losses
You may use your share of your partnership’s losses to offset income from other sources to the extent that your use of those losses is not limited by the adjusted tax basis of your units or the passive activity limitations on losses and credits, but only to the extent of the amount you have “at risk” in the partnership under §465 of the Code at the end of a taxable year. (See “- Limitations on Passive Activity Losses and Credits” and “- Tax Basis of Units,” above.) “Loss,” for purposes of the “at risk” rules, means the excess of your share of the allocable deductions for a taxable year from the partnership in which you invest over the amount of income actually received or accrued by you during the year from that partnership. This “at risk” limitation on your share of your partnership’s losses, however, does not apply to you if you are a corporation that is neither an S corporation nor a corporation in which at any time during the last half of the taxable year five or fewer individuals owned more than 50% (in value) of the outstanding stock under §542(a)(2) of the Code. See “- Limitations on Passive Activity Losses and Credits,” above, relating to the application of §469 of the Code to closely held C corporations for additional information on the stock ownership requirements under §542(a)(2) of the Code.

Your initial “at risk” amount in the partnership in which you invest will be equal to the amount of money you paid for your units. However, any amounts borrowed by you to buy your units will not be considered “at risk” if the amounts are borrowed from another investor in your partnership or anyone related to another investor in your partnership. In this regard, the managing general partner has represented that it and its affiliates will not make or arrange financing for you or any other potential investors to use to purchase units in a partnership. Also, the amount you have “at risk” in your partnership will not include the amount of any loss that you are protected against through:

•	nonrecourse loans;

•	guarantees;

•	stop loss agreements; or

•	other similar arrangements.

The amount of any loss that exceeds your “at risk” amount in the partnership in which you invest at the end of any taxable year must be carried forward by you to the next taxable year, and will then be available to the extent you are “at risk” in the partnership at the end of that taxable year. Further, your “at risk” amount in subsequent taxable years of the partnership will be reduced by any portion of a partnership loss that is allowable to you as a deduction.

Since income, gains, losses and distributions of the partnership in which you invest will affect your “at risk” amount in the partnership, the extent to which you are “at risk” in the partnership must be determined annually. Previously allowed losses must be included in your gross income if your “at risk” amount is reduced below zero. The amount included in your income, however, may be deducted in the next taxable year to the extent of any increase in the amount that you have “at risk” in your partnership.

Distributions From a Partnership
A cash distribution from your partnership to you in excess of the adjusted basis of your units immediately before the distribution is treated as gain to you from the sale or exchange of your units to the extent of the excess. I.R.C. §731(a)(1). Different rules apply, however, to payments by a partnership to a deceased investor’s successor in interest and to payments for an investor’s share of his partnership’s unrealized receivables and inventory items as those terms are defined in §751 of the Code. Under §731(a)(2) of the Code, no loss can be recognized by you on these types of distributions unless the distribution is made to liquidate your units in your partnership, and then only to the extent of the excess, if any, of your adjusted basis in your units over the sum of the amount of money distributed to you plus your share of the basis (as determined under §732 of the Code) of any unrealized receivables and inventory items of your partnership. See “- Disposition of Units,” below, for a discussion of a partnership’s unrealized receivables and inventory items under §751 of the Code.

No gain or loss will be recognized by the partnership in which you invest on cash distributions to you and its other investors. I.R.C. §731(b). If property is distributed by the partnership to the managing general partner and you and the other investors in that partnership, basis adjustments to the partnership’s properties may be made by the partnership, and adjustments to the basis in their respective interests in the partnership may be made by the managing general partner and you and the other investors. I.R.C. §§732, 733, 734, and 754. (See §5.04(d) of the Partnership Agreement and “- Tax Elections,” below.) Other distributions of cash, disproportionate distributions of property, if any, and liquidating distributions of the partnership may result in taxable gain or loss to you and the other investors.

Sale of the Properties
The maximum tax rate on a noncorporate taxpayer’s adjusted net capital gain on the sale of most capital assets held more than a year is 15%, or 5% to the extent the gain would have been taxed at a 10% or 15% rate if it had been ordinary income, respectively, for most capital assets. In addition, the 5% tax rate on adjusted net capital gain will be reduced to 0%. The former maximum tax rates of 18% and 8%, respectively, on qualified five-year gain have been eliminated. These capital gain rates also apply for purposes of the alternative minimum tax. (See “- Alternative Minimum Tax,” below.) However, the former tax rates on adjusted net capital gain of 20% and 10%, respectively, are scheduled to be reinstated on January 1, 2011.

Under §1(h)(3) of the Code, “adjusted net capital gain” means net capital gain determined without taking qualified dividend income into account:

•	reduced (but not below zero) by:

•	any amount of qualified dividend income taken into account as investment income under §163(d)(4)(B)(iii) of the Code;

•	net capital gain that is taxed a maximum rate of 28% (such as gain on the sale of most collectibles and gain on the sale of qualified small business stock qualified under §1202 of the Code); and

•	net capital gain that is taxed at a maximum rate of 25% (gain attributable to real estate depreciation); and

•	increased by the amount of qualified dividend income.

“Net capital gain” means the excess of net long-term gain (the excess of long-term gains over long-term losses) over net short-term loss (the excess of short-term gains over short-term losses). The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000, which is reduced to $1,500 for married persons filing separate returns, or the excess of capital losses over capital gains. I.R.C. §1211(b)

Gains from the sale by a partnership of a natural gas and oil property held by it for more than 12 months will be treated as long-term capital gain, except to the extent of depreciation recapture on equipment and recapture of intangible drilling costs and depletion deductions as discussed below, while a net loss will be an ordinary deduction. In addition, gain on the sale of the partnership’s natural gas and oil properties may be recaptured as ordinary income to the extent of non-recaptured §1231 losses (as defined below) for the five most recent preceding taxable years on previous sales, if any, of the partnership’s natural gas and oil properties or other assets. I.R.C. §1231(c). If, for any taxable year, the §1231 gains exceed the §1231 losses, the gains and losses will be treated as long-term capital gains or long-term capital losses, as the case may be. If the §1231 gains do not exceed the §1231 losses, the gains and losses will not be treated as gains and losses from sales or exchanges of capital assets. For this purpose, the term “§1231 gain” means any recognized gain:

•	on the sale or exchange of a property used in a trade or business; and

•	from the involuntary conversion into other property or money of:

•	property used in a trade or business; or

•	any capital assets that are held for more than one year and are held in connection with a trade or business or a transaction entered into for profit.

The term “§1231 loss” means any recognized loss from a sale or exchange or conversion described above.

The term “property used in a trade or business” means depreciable property and real property that are used in a trade or business and are held for more than one year, which are not inventory and are not held primarily for sale to customers in the ordinary course of a trade or business.

Net §1231 gain will be treated as ordinary income to the extent the gain does not exceed the non-recaptured net §1231 losses. The term “non-recaptured net §1231 losses” means the excess of:

•	the aggregate amount of the net §1231 losses for the five most recent taxable years; over

•
the portion of those losses taken into account to determine whether the net §1231 gain for any taxable year should be treated as ordinary income to the extent the gain does not exceed the non-recaptured net §1231 losses, as discussed above, for those preceding taxable years.

Other gains and losses on sales of natural gas and oil properties held by the partnership for less than 12 months, if any, will result in ordinary gains or losses.

In addition, as discussed above deductions for intangible drilling costs and depletion allowances that are incurred in connection with a natural gas or oil property may be recaptured as ordinary income when the property is sold or otherwise disposed of in a taxable transaction by the partnership. The amount of gain recaptured as ordinary income is the lesser of:

•
the aggregate amount of expenditures that have been deducted as intangible drilling costs with respect to the property and which, but for being deducted, would have been included in the adjusted basis of the property, plus deductions for depletion that reduced the adjusted basis of the property; or

•	the excess of:

•	the amount realized, in the case of a sale, exchange or involuntary conversion; or

•	the fair market value of the interest, in the case of any other taxable disposition;

over the adjusted basis of the property. I.R.C. §1254(a).

(See “- Intangible Drilling Costs” and “- Depletion Allowance,” above.)

Also, all gain on the sale or other taxable disposition of equipment by a partnership will be treated as ordinary income to the extent of MACRS deductions previously claimed by the partnership. I.R.C. §1254(a). (See “- Depreciation and Cost Recovery Deductions,” above.)

Disposition of Units
The sale or exchange, including a purchase by the managing general partner, of all or some of your units, if held by you as a capital asset for more than 12 months, will result in your recognition of long-term capital gain or loss, except for your share of your partnership’s “§751 assets” (i.e. inventory items and unrealized receivables). “Unrealized receivables” includes any right to payment for goods delivered, or to be delivered, to the extent the proceeds would be treated as amounts received from the sale or exchange of non-capital assets, services rendered or to be rendered, to the extent not previously includable in income under your partnership’s accounting methods, and deductions previously claimed by you for depreciation, depletion and intangible drilling costs with respect to the partnership in which you invest. “Inventory items” includes property properly includable in inventory and property held primarily for sale to customers in the ordinary course of business and any other property that would produce ordinary income if sold, including accounts receivable for goods and services. These tax items are sometimes referred to in this discussion as “§751 assets.” All of these tax items may be recaptured as ordinary income rather than capital gain regardless of how long you have owned your units. (See “- Sale of the Properties,” above.)

If your units are held for 12 months or less, your gain or loss will be short-term gain or loss. Also, your pro rata share of your partnership’s liabilities, if any, as of the date of the sale or exchange, must be included in the amount realized by you. Thus, the gain recognized by you may result in a tax liability to you greater than the cash proceeds, if any, received by you from the disposition of your units. In addition to gain from a passive activity, a portion of any gain recognized by a limited partner on the sale or other taxable disposition of his units will be characterized as portfolio income under the passive activity loss rules to the extent the gain is attributable to portfolio income, e.g. interest income on investments of working capital. Treas. Reg. §1.469-2T(e)(3). (See “- Limitations on Passive Activity Losses and Credits,” above.)

A gift of your units may result in federal and/or state income tax and gift tax liability to you. Also, interests in different partnerships do not qualify for tax-free like-kind exchanges. I.R.C. §1031(a)(2)(D). Other types of dispositions of your units may or may not result in recognition of taxable gain. However, no gain should be recognized by an investor general partner on the conversion of his investor general partner units to limited partner units so long as there is no change in his share of his partnership’s liabilities or §751 assets as a result of the conversion. Revenue Ruling 84-52, 1984-1 C.B. 157.

If you die, or sell or exchange all of your units, the taxable year of your partnership will close with respect to you, but not the remaining investors, on the date of death, sale or exchange, and there will be a proration of partnership items for the partnership’s taxable year. If you sell less than all of your units, the partnership’s taxable year will not terminate with respect to you, but your proportionate share of the partnership’s items of income, gain, loss, deduction and credit will be determined by taking into account your varying interests in the partnership during the taxable year.

If you sell or exchange all or some of your units in the partnership in which you invest, you are required under §6050K of the Code to notify the partnership within 30 days or by January 15 of the following year, if earlier. (See “Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.”) After receiving the notice, the partnership must file a return with the IRS setting forth the name and address of both you, as the transferor, and the transferee, the fair market value of the portion of the partnership’s unrealized receivables and appreciated inventory (i.e., §751 assets) allocable to the units sold or exchanged by you (which is subject to recapture as ordinary income instead of capital gain as discussed above) and any other information as may be required by the IRS. The partnership also must provide each person whose name is set forth in the return a written statement showing the information set forth on the return.

You are urged to seek advice based on your particular circumstances from an independent tax advisor before any sale or other disposition of your units, including any purchase of your units by the managing general partner.

Alternative Minimum Tax
With limited exceptions, under §55 of the Code you must pay an alternative minimum tax if it exceeds your regular federal income tax for the year. Alternative minimum taxable income (“AMTI”) is regular federal taxable income, plus or minus various adjustments, plus tax preference items. The tax rate for noncorporate taxpayers is 26% for the first $175,000, $87,500 for married individuals filing separately, of a taxpayer’s AMTI in excess of the applicable exemption amount (as set forth below); and additional AMTI is taxed at 28%. However, the regular tax rates on capital gains also will apply for purposes of the alternative minimum tax. (See “- Sale of the Properties,” above.) Exemption amounts for alternative minimum tax purposes are different from the regular tax personal exemptions, which are not allowed, and the types and amounts of itemized deductions allowed for minimum tax purposes are more limited than those allowed for regular tax purposes as discussed below.

For tax years beginning in 2006, the exemption amounts for individuals under the Tax Increase Prevention Act are the following amounts:

•	married individuals filing jointly and surviving spouses, $62,550, less 25% of AMTI exceeding $150,000 (zero exemption when AMTI is $400,200);

•	unmarried individuals, $42,500, less 25% of AMTI exceeding $112,500 (zero exemption when AMTI is $282,500); and

•
married individuals filing separately, $31,275, less 25% of AMTI exceeding $75,000 (zero exemption when AMTI is $200,100). Also, AMTI of married individuals filing separately was increased by the lesser of $31,275 or 25% of the excess of AMTI (without regard to the exemption reduction) over $200,100.

Unless Congress takes further action, for tax years beginning in 2007 the exemption amounts for individuals for alternative minimum tax purposes will be reduced substantially from those set forth above as follows: $45,000 for married individuals filing jointly and surviving spouses, $33,750 for single persons other than surviving spouses, and $22,500 for married individuals filing separately.

Code sections suspending losses, such as the rules concerning your “at risk” amount in the partnership in which you invest, the amount of your passive activity losses from the partnership, and your basis in your units, are recomputed for alternative minimum tax purposes, and the amounts of the deductions that are suspended, or capital gains that are recaptured as ordinary income, may differ for regular income tax and alternative minimum tax purposes. Due to the inherently factual nature of these determinations and each investor’s different tax situation, special counsel is unable to express an opinion as to whether any investor will incur, or increase, his alternative minimum tax liability because of an investment in the partnership.

As of the date of this prospectus, the 2006 exemption amounts for the AMTI of a noncorporate taxpayer that were available for 2006 had not been extended to 2007. Thus, you are urged to seek advice from an independent tax advisor to determine whether changes to the alternative minimum tax laws have been made after the date of this prospectus.

Some of the principal adjustments to taxable income that are used to determine an individual’s AMTI include those summarized below:

•
Depreciation deductions of the costs of the equipment placed in service in the wells (“Tangible Costs”) may not exceed deductions computed using the 150% declining balance method. These adjustments are discussed in greater detail below. (See “- Depreciation and Cost Recovery Deductions,” above.)

•	Miscellaneous itemized deductions are not allowed.

•	Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.

•	State and local property taxes and income taxes, or, at the taxpayer’s election, state and local sales taxes, which are itemized and deducted for regular tax purposes, are not deductible.

•	Interest deductions are restricted.

•	The standard deduction and personal exemptions are not allowed.

•	Only some types of operating losses are deductible.

•	Passive activity losses are computed differently.

•	Earlier recognition of income from incentive stock options may be required.

The principal tax preference items that must be added to taxable income for alternative minimum tax purposes include:

•	excess intangible drilling costs, as discussed below; and

•	tax-exempt interest earned on certain private activity bonds, less any deductions that would have been allowable if the interest were included in gross income for regular income tax purposes.

For taxpayers other than “integrated oil companies” as that term is defined in “- Intangible Drilling Costs,” above, which does not include the partnerships, the 1992 National Energy Bill repealed:

•	the preference for excess intangible drilling costs; and

•	the excess percentage depletion preference for natural gas and oil.

The repeal of the excess intangible drilling costs preference, however, under current law may not result in more than a 40% reduction in the amount of the taxpayer’s AMTI computed as if the excess intangible drilling costs preference had not been repealed. I.R.C. §57(a)(2)(E). Under the prior rules, the amount of intangible drilling costs that is not deductible for alternative minimum tax purposes is the excess of the “excess intangible drilling costs” over 65% of net income from natural gas and oil properties. Net natural gas and oil income is determined for this purpose without subtracting excess intangible drilling costs. Excess intangible drilling costs is the regular intangible drilling costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or, at the taxpayer’s election, under the cost depletion method. There is no preference item for costs of nonproductive wells.

Also, you may elect under §59(e) of the Code to capitalize all or part of your share of your partnership’s intangible drilling costs (which does not include your share of the partnership’s intangible drilling costs of a re-entry well that are treated under the Code as operating costs, if any) and deduct the costs ratably over a 60-month period beginning with the month in which the costs were paid or incurred by the partnership. This election also applies for regular tax purposes and can be revoked only with the IRS’ consent. Making this election, therefore, will include the following principal consequences to you:

•
your regular federal income tax deduction for intangible drilling costs in the year you invest will be reduced because you must spread the deduction for the amount of intangible drilling costs that you elect to capitalize over the 60-month amortization period; and

•	the capitalized intangible drilling costs will not be treated as a preference that is included in your alternative minimum taxable income.

Other than intangible drilling costs as discussed above, and passive activity losses and credits in the case of limited partners, the principal tax item that may have an impact on your AMTI as a result of investing in a partnership is depreciation of the partnership’s equipment expenses. (See “- Limitations on Passive Activity Losses and Credits,” above.) As noted in “- Depreciation and Cost Recovery Deductions,” above, each partnership’s cost recovery deductions for regular income tax purposes will be computed differently than for alternative minimum tax purposes. Consequently, in the early years of the cost recovery period of your partnership’s equipment, but not in the later years, your depreciation deductions from the partnership will be smaller for alternative minimum tax purposes than your depreciation deductions for regular income tax purposes on the same equipment. This could cause you to incur, or may increase, your alternative minimum tax liability in those taxable years. Conversely, this adjustment may decrease your AMTI in the later years of the cost recovery period. Also, under current law, your share of your partnership’s marginal well production credits, if any, may not be used to reduce your alternative minimum tax liability, if any. In addition, the rules relating to the alternative minimum tax for corporations are different from those for individuals that are discussed above.

All prospective investors contemplating purchasing units in a partnership are urged to seek advice based on their particular circumstances from an independent tax advisor as to the likelihood of them incurring or increasing any alternative minimum tax liability as a result of an investment in a partnership.

Limitations on Deduction of Investment Interest
Investment interest expense is deductible by a noncorporate taxpayer only to the extent of net investment income each year, with an indefinite carryforward of disallowed investment interest expense deductions to subsequent taxable years. I.R.C. §163(d). An investor general partner’s share of any interest expense incurred by the partnership in which he invests before his investor general partner units are converted to limited partner units will be subject to the investment interest limitation. I.R.C. §163(d)(5)(A)(ii). In addition, an investor general partner’s share of the partnership’s loss in the year he invests as a result of the deduction for intangible drilling costs will reduce his net investment income and may reduce or eliminate the deductibility of his investment interest expenses, if any, in the year he invests, with the disallowed portion to be carried forward to subsequent taxable years. This limitation on the deduction of investment interest expenses, however, will not apply to any income or expenses taken into account by limited partners in computing their income or loss from a partnership as a passive activity under §469 of the Code. I.R.C. §163(d)(4)(D). (See “- Limitations on Passive Activity Losses and Credits,” above.)

Allocations
The partnership agreement allocates to you your share of your partnership’s income, gains, losses, deductions, and credits, if any, including the deductions for intangible drilling costs and depreciation. Your capital account in the partnership in which you invest will be adjusted to reflect your share of these allocations, and your capital account, as adjusted, will be given effect by the partnership in making distributions to you on liquidation of the partnership or your units. Also, the basis of the natural gas and oil properties owned by your partnership for purposes of computing cost depletion and gain or loss on disposition of a property will be allocated and reallocated when necessary in the ratio in which the expenditure giving rise to the tax basis of each property was charged as of the end of the year. (See §5.03(b) of the Partnership Agreement.)

Your capital account in the partnership in which you invest will be:

•	increased by the amount of money you contribute to the partnership and allocations of partnership income and gain to you; and

•	decreased by the value of property or cash distributed to you by the partnership and allocations of partnership losses and deductions to you.

Allocations under the partnership agreement of some tax items are made in ratios that are different from allocations of other tax items (i.e., “special allocations”). These special allocations will not be given effect under the Code unless they have “substantial economic effect.” I.R.C. §704(b). Economic effect means that if there is an economic benefit or burden that corresponds to an allocation, the partner to whom the allocation is made must receive the economic benefit or bear the economic burden. The economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences and taking into account the partners’ tax attributes that are unrelated to the partnership. The allocations under the partnership agreement will have economic effect if throughout the term of the partnership in which you invest:

•	the partners’ capital accounts are increased and decreased as described above;

•	liquidation proceeds are distributed in accordance with the partners’ capital accounts; and

•	any partner with a deficit balance in his capital account following the liquidation of his interest in the partnership is required to restore the amount of the deficit to the partnership.

Even though you and the other investors are not required under the partnership agreement to restore any deficit balance in your capital accounts in your partnership by making additional capital contributions to the partnership, an allocation that is not attributable to nonrecourse debt or tax credits will still be considered to have economic effect under the Treasury Regulations to the extent it does not cause or increase a deficit balance in your capital account if:

•	the partners’ capital accounts are increased and decreased as described above;

•	the partnership’s liquidation proceeds are distributed in accordance with the partners’ capital accounts; and

•
the partnership agreement provides that if you unexpectedly incur a deficit balance in your capital account because of certain adjustments, allocations, or distributions of the partnership, then you will be allocated an additional amount of partnership income and gain that is sufficient to eliminate the deficit balance as quickly as possible.

Treas. Reg. §1.704-1(b)(2)(ii)(d). These provisions are included in the partnership agreement (See §§5.02, 5.03(h), and 7.02(a) of the partnership agreement.)

Special provisions of the Treasury Regulations apply to deductions that are related to nonrecourse debt and tax credits, since allocations of those tax items cannot have substantial economic effect under the Treasury Regulations. If the managing general partner or an affiliate makes a nonrecourse loan to the partnership in which you invest (a “partner nonrecourse liability”), then that partnership’s losses, deductions, or §705(a)(2)(B) expenditures attributable to the loan must be allocated to the managing general partner. Also, if there is a net decrease in partner nonrecourse liability minimum gain with respect to the loan, the managing general partner must be allocated income and gain equal to the net decrease. (See §§5.03(a)(1) and 5.03(i) of the partnership agreement.) In addition, any marginal well production credits of the partnership will be allocated among the managing general partner and you and the other investors in the partnership in accordance with each partner’s respective interest in the partnership’s production revenues from the sale of its natural gas and oil marginal production. (See §5.03(g) of the partnership agreement, “Participation in Costs and Revenues,” and “- Marginal Well Production Credits,” above.)

If you sell or transfer your unit in the partnership in which you invest, or on the death of an investor or the admission of an additional partner, the partnership’s income, gain, loss, credits and deductions will be allocated among its partners according to their varying interests in the partnership during the taxable year. In addition, the Code may require the partnership’s property to be revalued on the admission of additional partners, if any, if disproportionate distributions are made to the partners, or if there are “built-in” losses on the transfer of a partner’s units or any distribution of the partnership’s property to its partners. (See “- Tax Elections,” below.)

It also should be noted that your share of items of income, gain, loss, deduction, and credit, if any, in the partnership in which you invest must be taken into account by you whether or not you receive any cash distributions from the partnership. For example, your share of partnership revenues applied by your partnership to the repayment of loans, if any, or the reserve for plugging wells, will be included in your gross income in a manner analogous to an actual distribution of the revenues (and income) to you. Thus, you may have tax liability on taxable income from your partnership for a particular year in excess of any cash distributions from the partnership to you with respect to that year. To the extent a partnership has cash available for distribution, however, it is the managing general partner’s policy that partnership cash distributions to you and the other investors in that partnership will not be less than the managing general partner’s estimate of the investors’ income tax liability (as a group) with respect to that partnership’s income.

If any allocation under the partnership agreement is not recognized for federal income tax purposes, your share of the items subject to the allocation will be determined under the Code in accordance with your interest in the partnership in which you invest by considering all of the relevant facts and circumstances. To the extent deductions or credits allocated by the partnership agreement exceed deductions or credits that would be allowed under a reallocation of those tax items by the IRS, you may incur a greater tax burden.

Partnership Borrowings
Under the partnership agreement, only the managing general partner and its affiliates may make loans to the partnerships. The use of partnership revenues taxable to you to repay borrowings by your partnership, if any, could create income tax liability for you in excess of your cash distributions from the partnership, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated by the IRS as capital contributions to the partnership by the managing general partner or its affiliates in light of all of the surrounding facts and circumstances. Also, the “at risk” amounts of you and the other investors in the partnership in which you invest, which limit the amount of partnership losses you and the other investors can claim as discussed in “- ‘At Risk’ Limitation on Losses,” above, will not be increased by the amount of any partnership borrowings from the managing general partner or its affiliates, because you and the other investors will not bear any risk of repaying the borrowings from your non-partnership assets, even if you invest in the partnership as an investor general partner.

Partnership Organization and Offering Costs
Expenses connected with the offer and sale of units in a partnership, such as the dealer-manager fee, sales commissions, and other selling expenses, professional fees, and printing costs, which are charged under the partnership agreement 100% to the managing general partner as organization and offering costs, are not deductible. Although expenses incident to the creation of a partnership may be amortized over a period of not less than 180 months, these expenses also will be paid by the managing general partner as part of each partnership’s organization costs. Thus, any related deductions, which the managing general partner does not anticipate will be material in amount as compared to the total amount of subscription proceeds of each partnership, will be allocated under the partnership agreement to the managing general partner.

Tax Elections
Each partnership may elect to adjust the basis of its property (other than cash) on the transfer of a unit in the partnership by sale or exchange or on the death of an investor, and on the distribution of property (other than money) by the partnership to an investor (the §754 election). If the §754 election is made, the transferees of the units are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on distributions to the investors, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. Any election, once made, may not be revoked without the consent of the IRS.

In this regard, due to the complexities and added expense of the tax accounting required to implement a §754 election to adjust the basis of a partnership’s property when units are sold, taking into account the limitations on the sale of the partnership’s units as described in “Transferability of Units,” the managing general partner anticipates that the partnerships will not make the §754 election, although they reserve the right to do so. Even if the partnerships do not make the §754 election, however, the basis adjustment described above is mandatory under the Code with respect to the transferee partner only, if at the time a unit is transferred by sale or exchange, or on the death of an investor, a partnership’s adjusted basis in its property exceeds the fair market value of the property by more than $250,000 immediately after the transfer of the unit. Similarly, a basis adjustment is mandatory under the Code if a partnership distributes property in-kind to a partner and the sum of the partner’s loss on the distribution and the basis increase to the distributed property is more than $250,000. I.R.C. §§734 and 743. In this regard, under §7.02 of the partnership agreement, a partnership will not distribute its assets in-kind to its investors, except to a liquidating trust or similar entity for the benefit of its investors on the dissolution and termination of the partnership, unless at the time of the distribution its investors have been offered the election of receiving in-kind property distributions, and you or any other investor in that partnership accepts the offer after being advised of the risks associated with direct ownership; or there are alternative arrangements in place that assure you and the other investors in the partnership will not, at any time, be responsible for the operation or disposition of the partnership’s properties.

If the basis of a partnership’s assets must be adjusted as discussed above, the primary effect on the partnership, other than the federal income tax consequences discussed above, would be an increase in its administrative and accounting expenses to make the required basis adjustments to its properties and separately account for those adjustments after they are made. In this regard, the partnerships will not make in-kind property distributions to their respective investors except in the limited circumstances described above, and the units will have no readily available market and will be subject to substantial restrictions on their transfer. (See “Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.”) These factors will tend to reduce the likelihood that a partnership will be required to make mandatory basis adjustments to its properties.

In addition to the §754 election, each partnership may make various elections under the Code for federal tax reporting purposes that could result in the deductions of intangible drilling costs and depreciation, and the depletion allowance, being treated differently for tax purposes than for accounting purposes. Also, under §195 of the Code “start-up expenditures” may be capitalized and amortized over a 180-month period. The term “start-up expenditure” for this purpose includes any amount:

•	paid or incurred in connection with:

•	investigating the creation or acquisition of an active trade or business;

•	creating an active trade or business; or

•
any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of that activity becoming an active trade or business; and

•	that would be allowable as a deduction if paid or incurred in connection with the expansion of an existing business.

If it is ultimately determined by the IRS or the courts that any of a partnership’s expenses constituted start-up expenditures, that partnership’s deductions for those expenses, including your share, if any, of those deductions under the partnership agreement would be amortized over the 180-month period.

Tax Returns and IRS Audits
The tax treatment of most partnership items is determined at the partnership, rather than the partner, level. Accordingly, you are required under the Code to treat the tax items of the partnership in which you invest on your individual federal income tax returns in a manner that is consistent with the treatment of the partnership items on the partnership’s federal information income tax returns, unless you disclose to the IRS, by attaching the required IRS notice to your individual federal income tax return, that your tax treatment of the partnership’s tax items on your personal federal income tax returns is different from the partnership’s tax treatment of those partnership tax items. I.R.C. §§6221 and 6222. Treasury Regulations define partnership tax items for this purpose as including distributive share items that must be allocated among the partners, such as partnership liabilities, data pertaining to the computation of the depletion allowance, and guaranteed payments. Treas. Reg. §301.6231(a)(3)-1.

In most cases, the IRS must make an administrative determination as to partnership tax items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an IRS administrative determination with respect to the partnership before filing suit for any credit or refund. Also, the period for assessing tax against you and the other investors because of a partnership tax item may be extended by agreement between the IRS and the managing general partner, which will serve as each partnership’s representative (“Tax Matters Partner”) in all administrative tax proceedings and tax litigation, if any, conducted at the partnership level.

The Tax Matters Partner may enter into a settlement on behalf of, and binding on, any investor owning less than a 1% profits interest in a partnership if there are more than 100 partners in the partnership, unless that investor timely files a statement with the Secretary of the Treasury providing that the Tax Matters Partner does not have authority to enter into a settlement agreement on behalf of that investor. Based on its past experience, the managing general partner anticipates that there will be more than 100 investors in each partnership in which units are offered for sale. However, by executing the Subscription Agreement you also are executing the partnership agreement if your Subscription Agreement is accepted by the managing general partner. Under the partnership agreement, you and the other investors in that partnership agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority. In addition, a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an “electing large partnership.” However, most limitations affecting the calculation of the taxable income and tax credits of an electing large partnership are applied at the partnership level and not the partner level. Thus, the managing general partner does not anticipate that the partnerships will make this election, although they reserve the right to do so.

All expenses of any tax proceedings involving a partnership and the managing general partner acting as Tax Matters Partner, which might be substantial, will be paid for by the partnership and not by the managing general partner from its own funds. The managing general partner, however, is not obligated to contest any adjustments made by the IRS to a partnership’s federal information income tax returns, even if the adjustment also would affect the individual federal income tax returns of you and the other investors in that partnership. The managing general partner will notify you and the other investors in your partnership of any IRS audits or other tax proceedings involving your partnership, and will provide you and the other investors any other information regarding the proceedings as may be required by the partnership agreement or law.

Tax Returns. Your individual income tax returns are your responsibility. Each partnership will provide its investors with the tax information applicable to their investment in the partnership necessary to prepare their tax returns.

Profit Motive, IRS Anti-Abuse Rule and Judicial Doctrines Limitations on Deductions
Under §183 of the Code, your ability to deduct your share of your partnership’s deductions could be limited or lost if the partnership lacks the appropriate profit motive as determined from an examination of all facts and circumstances at the time. Section 183 of the Code creates a presumption that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if your partnership fails to show a profit in at least three out of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge the partnership deductions claimed by you would be substantially increased. The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear under the Treasury Regulations to be sufficient grounds for the denial of losses. Also, if a principal purpose of a partnership is to reduce substantially the partners’ federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized under Treasury Regulation §1.701-2 to remedy the abuse. Finally, under potentially relevant judicial doctrines such as the step transaction, business purpose, economic substance, substance over form, and sham transaction doctrines, tax deductions and tax credits from a transaction, including each partnership’s deduction for intangible drilling costs in the year its investors invest in the partnership, would be disallowed if your partnership were found by the IRS or the courts, to have no economic substance apart from the tax benefits.

With respect to these issues, special counsel has given its opinions that the partnerships will possess the requisite profit motive, and the IRS anti-abuse rule in Treas. Reg. §1.701-2 and the potentially relevant judicial doctrines listed above will not have a material adverse effect on the tax consequences of an investment in a partnership by a typical investor as described in special counsel’s opinions. These opinions are based in part on the results of the previous partnerships sponsored by the managing general partner as set forth in “Prior Activities” and the managing general partner’s representations to special counsel, which are set forth in its tax opinion letter attached as Exhibit 8 to the registration statement of which this prospectus is a part. The managing general partner’s representations include that each partnership will be operated as described in this prospectus (see “Management” and “Proposed Activities”) and the principal purpose of each partnership is to locate, produce and market natural gas and oil on a profitable basis to its investors, apart from tax benefits, as described in this prospectus. Also, see the information concerning the partnerships’ proposed drilling areas in “Proposed Activities,” and the geological evaluations and other information for the specific prospects proposed to be drilled by Atlas Resources Public #17-2007(A) L.P. included in Appendix A to this prospectus, which represent a portion of the prospects to be drilled if that partnership’s targeted maximum subscription proceeds of $140 million are received (which is not binding on the partnership) as described in “Terms of the Offering - Subscription to a Partnership.” Also, the managing general partner has represented that Appendix A in this prospectus will be supplemented or amended to cover a portion of the specific prospects proposed to be drilled by Atlas Resources Public #17-2008(B) L.P. or Atlas Resources Public #17-2008(C) L.P. if units in those partnerships are offered to prospective investors.

Federal Interest and Tax Penalties
Taxpayers must pay tax and interest on underpayments of federal income taxes and the Code contains various penalties, including penalties for negligence and substantial valuation misstatements with respect to their individual federal income tax returns. In addition, there is a penalty equal to 20% of the amount of a substantial understatement of federal income tax liability. There is a substantial understatement by a noncorporate taxpayer if the correct income tax, as finally determined by the IRS or the courts, exceeds the income tax liability shown on the taxpayer’s federal income tax return by the greater of 10% of the correct tax, or $5,000. In the case of a corporation, other than an S corporation, or a personal holding company as defined in §542 of the Code, an understatement is substantial if it exceeds the lesser of: (i) 10% of the correct tax (or, if greater, $10,000); or (ii) $10 million). I.R.C. §6662. A noncorporate taxpayer may avoid this penalty if the understatement was not attributable to a “tax shelter,” as that term is defined below, and there is or was substantial authority for the taxpayer’s tax treatment of the item that caused the understatement, or if the relevant facts were adequately disclosed on the taxpayer’s individual federal income tax return or a statement attached to the return and the taxpayer had a “reasonable basis” for the tax treatment of that item. In the case of an understatement that is attributable to a “tax shelter,” however, which may include each of the partnerships for this purpose, the penalty may be avoided by a noncorporate taxpayer only if there was reasonable cause for the underpayment and the taxpayer acted in good faith, or there is or was substantial authority for the taxpayer’s treatment of the item that caused the understatement, and the taxpayer reasonably believed that his or her treatment of the item on his individual federal income tax return was more likely than not the proper treatment.

For purposes of this penalty, the term “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. Because the IRS has not explained what a “significant” purpose of avoiding or evading federal income taxes means, special counsel cannot give an opinion as to whether the partnerships are “tax shelters” as defined by the Code for purposes of this penalty.

Also, under §6662A of the Code, there is a 20% penalty for reportable transaction understatements of federal income taxes on a taxpayer’s individual federal income tax return for any tax year. However, if the disclosure rules for reportable transactions under the Code and the Treasury Regulations are not met by the taxpayer, this penalty is increased from 20% to 30%, and a “reasonable cause” exception to the penalty that is set forth in §6664(d) of the Code will not be available to the taxpayer. Under Treasury Regulation §1.6011-4, a taxpayer who participates in a reportable transaction in any taxable year must attach to his individual federal income tax return IRS Form 8886 “Reportable Transaction Disclosure Statement,” and file it with the IRS as directed in the Treasury Regulation, in order to comply with the disclosure rules.

A tax item is subject to the reportable transaction rules if the tax item is attributable to:

•	any listed transaction, which is a transaction that is the same as, or substantially similar to, a transaction that the IRS has publicly pronounced to be a tax avoidance transaction; or

•	any of four additional types of reportable transactions, if a significant purpose of the transaction is federal income tax avoidance or evasion.

A “loss transaction” is one type of reportable transaction, but only if a “significant” purpose of the transaction is federal income tax avoidance or evasion. As set forth above, special counsel cannot give an opinion with respect to whether or not each partnership has a “significant” purpose of avoiding federal income taxes, because the IRS has not explained what that phrase means for purposes of this penalty. Subject to the foregoing, under Treasury Regulation §1.6011-4(b)(5), there is a loss transaction if a partnership or any of its noncorporate partners claims a loss under §165 of the Code of at least $2 million, in the aggregate, in any taxable year of the partnership, or at least $4 million, in the aggregate, over the partnership’s first six years. In this regard, however, special counsel has given its opinion that the partnerships are not, and should not be in the future, reportable transactions under the Code.

For purposes of the “loss transaction” rules, a §165 loss includes an amount deductible under a provision of the Code that treats a transaction as a sale or other disposition of property, or otherwise results in a deduction under §165. A §165 loss includes, for example, a loss resulting from a sale or exchange of a partnership interest, such as an investor’s units in a partnership. The amount of a §165 loss is adjusted for any salvage value and for any insurance or other compensation received. However, a §165 loss for this purpose does not take into account offsetting gains or other income limitations under the Code.

Each partnership will incur a tax loss in the year in which its investors invest in the partnership in excess of $2 million if the partnership receives subscription proceeds of approximately $2,225,000 or more, or a loss in excess of $4 million if subscription proceeds of at least $4,450,000 are received by the partnership, due primarily to the amount of intangible drilling costs for productive wells that each partnership intends to claim as a deduction. Notwithstanding the foregoing, in special counsel’s opinion the partnerships’ losses resulting from deductions claimed for intangible drilling costs for productive wells properly should be treated as losses under §263(c) of the Code and Treas. Reg. §1.612-4(a), and should not be treated as §165 losses for purposes of the “loss transaction” rules under Treas. Reg. 1.6011-4(b)(5). However, the partnerships may incur losses under §165 of the Code, such as losses for the abandonment by a partnership of:

•
wells drilled that are nonproductive (i.e. a “dry hole”), if any, in which case the intangible drilling costs, the tangible costs, and possibly the lease acquisition costs of the abandoned wells would be deducted as §165 losses; and

•
wells that have been operated until their commercial natural gas and oil reserves have been depleted, in which case the undepreciated tangible costs, if any, and possibly the lease acquisition costs, would be deducted as §165 losses.

In this regard, based primarily on its past experience (as shown in “Prior Activities”), including Atlas America’s 97% completion rate for wells drilled by its previous development drilling partnerships in the Appalachian Basin (see
“Management”), the managing general partner has represented the following:

•	when a well is plugged and abandoned by a partnership, the salvage value of the well’s equipment usually will cover a substantial amount of the costs of abandoning and reclaiming the well site;

•	each partnership will drill relatively few non-productive wells (i.e., “dry holes”), if any;

•	each productive well drilled by a partnership will have a different productive life and the partnership’s wells will not all be depleted and abandoned in the same taxable year; and

•	each productive well drilled by a partnership will produce for more than six years.

State and Local Taxes
Each partnership will operate in states and localities that may impose a tax on it, or on you and the partnership’s other investors, based on the partnership’s assets or income or your share of its assets or income. Also, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax on your partnership as an entity, the partnership’s cash available for distribution to you and its other investors would be reduced. Each partnership also may be subject to state income tax withholding requirements on its income allocable to you and its other investors, whether or not the revenues that created the income are distributed to you and its other investors. For example, your partnership will withhold Pennsylvania income taxes at a rate of 2.8% on your share of its income from its wells situated in Pennsylvania if you are not a resident of Pennsylvania.

If you are not a resident of Pennsylvania, then unless you decide to file your own Pennsylvania income tax returns and advise your partnership to the contrary, you and the other nonresidents of Pennsylvania who invested in the partnership will be included in a Pennsylvania consolidated partnership income tax return filed by the partnership, which will include your share of the partnership’s income and deductions (including intangible drilling costs deductions, which the managing general partner anticipates will be amortized over an eight-year period for Pennsylvania income tax purposes only).

Deductions and credits, including federal marginal well production credits, if any, which may be available to you for federal income tax purposes, may not be available to you for state or local income tax purposes. If you reside in a state or locality that imposes income taxes on its residents, you likely will be required under those income tax laws to include your share of your partnership’s net income or net loss in determining your reportable income for state or local tax purposes in the jurisdiction in which you reside. To the extent that you pay tax to another state because of partnership operations within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Also, due to a partnership’s operations in a state or local jurisdiction, state or local estate or inheritance taxes may be payable on the death of an investor in addition to taxes imposed by his own domicile.

Each partnership’s units may be sold in all 50 states, the District of Columbia and other jurisdictions, and it is not practical for special counsel to evaluate the many different state and local tax laws that may affect an investment in a partnership. You are urged to seek advice based on your particular circumstances from an independent tax advisor to determine the effect state and local taxes may have on you in connection with an investment in a partnership.

Severance and Ad Valorem (Real Estate) Taxes
Each partnership will incur various ad valorem or severance taxes imposed by state or local taxing authorities on its natural gas and oil wells and/or natural gas and oil production from the wells. These taxes will reduce the amount of each partnership’s cash available for distribution to you and its other investors.

Social Security Benefits and Self-Employment Tax
A limited partner’s share of income or loss from a partnership is excluded from the definition of “net earnings from self-employment.” No increased benefits under the Social Security Act will be earned by limited partners and if any limited partners are currently receiving Social Security benefits, their shares of partnership taxable income will not be taken into account in determining any reduction in benefits because of “excess earnings.”

An investor general partner’s share of income or loss from a partnership will constitute “net earnings from self-employment” for these purposes. The ceiling for social security tax of 12.4% in 2007 is $97,500, which will be adjusted annually for inflation in 2008 and subsequent years. There is no ceiling for Medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

Farmouts
Under a farmout by a partnership, if a property interest, other than an interest in the drilling unit assigned to the partnership well in question, is earned by the farmee (i.e., anyone other than the partnership) from the farmor (i.e., the partnership) as a result of the farmee drilling or completing the well, then the farmee must recognize income equal to the fair market value of the outside interest earned, and the farmor must recognize gain or loss on a deemed sale equal to the difference between the fair market value of the outside interest and the farmor’s tax basis in the outside interest. Neither the farmor nor the farmee would have received any cash to pay the tax. The managing general partner has represented that it will attempt to eliminate or reduce any gain to a partnership from a farmout, if any. However, if the IRS claims that a farmout by a partnership results in taxable income to the partnership and its position is ultimately sustained, you and the other investors in that partnership would be required to include your share of the resulting taxable income on your individual income tax returns, even though the partnership and you and the other investors in that partnership received no cash from the farmout.

Foreign Partners
Each partnership generally will be required to withhold and pay income tax to the IRS at the highest rate under the Code applicable to partnership income allocable to its foreign investors, even if no cash distributions are made to them. In the event of overwithholding, a foreign investor must seek a refund on his individual United States federal income tax return. For withholding purposes, a foreign investor means an investor who is not a United States person and includes a nonresident alien individual, a foreign corporation, a foreign partnership, and a foreign trust or estate, unless the investor has certified to his partnership the investor’s status as a U.S. person on Form W-9 or any other form permitted by the IRS for that purpose.

Foreign investors are urged to seek advice based on their particular circumstances from an independent tax advisor regarding the applicability of these rules and the other tax consequences of an investment in a partnership to them.

Estate and Gift Taxation
There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion amount is $12,000 per donee in 2007, which will be adjusted in 2008 and subsequent years for inflation. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Tax Act”), the maximum estate and gift tax rate is 45% from 2007 through 2009. Estates of $2.0 million or less in 2007, which increases to estates of $3.5 million or less in 2009, are not subject to federal estate tax to the extent those exemption amounts (i.e.; unified credit amounts) were not previously used by the decedent to reduce gift taxes on any lifetime gifts in excess of the applicable annual exclusion amount for gifts. Under the 2001 Tax Act, the federal estate tax will be repealed in 2010, and the maximum gift tax rate in 2010 will be 35%. In 2011, however, the federal estate and gift taxes are scheduled to be reinstated under the rules in effect before the 2001 Tax Act was enacted, which would, among other things, reduce the unified credit amount and increase the tax rates.

Changes in the Law
Your tax benefits from an investment in a partnership may be affected by changes in the tax laws. For example, in 2003 the top four federal income tax brackets for individuals were reduced through December 31, 2010, including reducing the top bracket to 35% from 38.6%. The lower federal income tax rates will reduce to some degree the amount of taxes you can save by virtue of your share of your partnership’s deductions for intangible drilling costs, depletion and depreciation, and marginal well production credits, if any. On the other hand, the lower federal income tax rates also will reduce the amount of federal income tax liability incurred by you on your share of your partnership’s net income. However, the federal income tax brackets discussed above could be changed again, even before 2011, and other changes in the tax laws could be made which would affect your tax benefits from an investment in a partnership.

You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the impact of recent federal tax legislation on an investment in a partnership and the status of federal and state legislative, regulatory or administrative tax developments and tax proposals and their potential effect on the tax consequences to you of an investment in a partnership.

SUMMARY OF PARTNERSHIP AGREEMENT

The rights and obligations of the managing general partner and you and the other investors in a partnership are governed by the form of partnership agreement, a copy of which attached as Exhibit (A) to this prospectus. You are urged to thoroughly review the partnership agreement before you decide to invest in a partnership. The following is a summary of the material provisions in the partnership agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the partnership agreement.

Liability of Limited Partners
Each partnership will be governed by the Delaware Revised Uniform Limited Partnership Act. If you invest as a limited partner, then generally you will not be liable to third-parties for the obligations of your partnership unless you:

•	also invest as an investor general partner;

•	take part in the control of the partnership’s business in addition to the exercise of your rights and powers as a limited partner; or

•	fail to make a required capital contribution to the extent of the required capital contribution.

In addition, you may be required to return any distribution you receive from a partnership if you knew at the time the distribution was made that it was improper because it rendered the partnership insolvent.

Amendments
Amendments to the partnership agreement of a partnership may be proposed in writing by:

•	the managing general partner and adopted with the consent of investors whose units equal a majority of the total units in the partnership; or

•	investors whose units equal 10% or more of the total units in the partnership and adopted by an affirmative vote of investors whose units equal a majority of the total units in the partnership.

The partnership agreement of each partnership may also be amended by the managing general partner without the consent of the investors for certain limited purposes. However, an amendment that materially and adversely affects the investors can only be made with the consent of the affected investors. For example, an amendment may not increase the duties or liabilities of the investors, decrease the duties or liabilities of the managing general partner, decrease the investors’ profit sharing interest, or increase the investors’ loss sharing interest, increase the required capital contribution of the investors or decrease the required capital contribution of the managing general partner without the approval of the investors, and any amendment may not affect the classification of partnership income and loss for federal income tax purposes without the unanimous approval of all investors.

Notice
The following provisions apply regarding notices:

•	when the managing general partner gives you and other investors notice it begins to run from the date of mailing the notice and is binding even if it is not received;

•	the notice periods are frequently quite short, a minimum of 22 calendar days, and apply to matters that may seriously affect your rights; and

•
if you fail to respond in the specified time to the managing general partner’s second request for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the partnership agreement expressly requires your affirmative approval.

Voting Rights
Other than as set forth below, you generally will not be entitled to vote on any partnership matters at any partnership meeting. At any time, however, investors whose units equal 10% or more of the total units in a partnership may call a meeting to vote, or vote without a meeting, on the matters set forth below without the concurrence of the managing general partner. On the matters being voted on you are entitled to one vote per unit or if you own a fractional unit that fraction of one vote equal to the fractional interest in the unit. Investors whose units equal a majority of the total units in a partnership may vote to:

•	dissolve the partnership;

•	remove the managing general partner and elect a new managing general partner;

•	elect a new managing general partner if the managing general partner elects to withdraw from the partnership;

•	remove the operator and elect a new operator;

•	approve or disapprove the sale of all or substantially all of the partnership’s assets;

•	cancel any contract for services with the managing general partner, the operator, or their affiliates without penalty on 60 days notice; and

•	amend the partnership agreement, however, any amendment may not:

•
without the approval of you or the managing general partner increase the duties or liabilities of you or the managing general partner, or increase or decrease the profits or losses or required capital contribution of you or the managing general partner; or

•	without the unanimous approval of all investors in the partnership, affect the classification of partnership income and loss for federal income tax purposes.

The managing general partner, its officers, directors, and affiliates may also subscribe for units in each partnership on a discounted basis, and they may vote on all matters, including the issues set forth above, other than:

•	removing the managing general partner and operator; and

•	any transaction between the managing general partner or its affiliates and the partnership.

Any units owned by the managing general partner and its affiliates will not be included in determining the requisite number of units necessary to approve any partnership matter on which the managing general partner and its affiliates may not vote or consent.

Access to Records
You will have access to all records of your partnership at any reasonable time on adequate notice. However, logs, well reports, and other drilling and operating data may be kept confidential for reasonable periods of time. Also, your ability to obtain the list of investors is subject to additional requirements set forth in the partnership agreement.

Withdrawal of Managing General Partner
After 10 years the managing general partner may voluntarily withdraw as managing general partner of a partnership for any reason by giving 120 days’ written notice to you and the other investors in the partnership. Although the withdrawing managing general partner is not required to provide a substitute managing general partner, a new managing general partner may be substituted by the affirmative vote of investors whose units equal a majority of the total units in the partnership. If the investors, however, choose not to continue the partnership and do not select a substitute managing general partner, then the partnership would dissolve and terminate, which could result in adverse tax and other consequences to you.

Also, the managing general partner may assign its general partner interest in the partnership to its affiliates, and it may withdraw a property interest in the form of a working interest in the partnership’s wells equal to or less than its revenue interest at any time if the withdrawal is:

•	to satisfy the bona fide request of its creditors; or

•	approved by investors in the partnership whose units equal a majority of the total units.

(See “Management - Managing General Partner and Operator” and “Conflicts of Interest - Conflicts Regarding the Managing General Partner Withdrawing or Assigning an Interest.”

Return of Subscription Proceeds if Funds Are Not Invested in Twelve Months
Although the managing general partner anticipates that each partnership will spend all of its subscription proceeds soon after the offering of the partnership closes, each partnership will have 12 months in which to use or commit its subscription proceeds to drilling activities. If within the 12-month period the partnership has not used, or committed for use, all of its subscription proceeds, then the managing general partner will distribute the remaining subscription proceeds to you and the other investors in the partnership in accordance with your respective subscription amounts as a return of capital.

SUMMARY OF DRILLING AND OPERATING AGREEMENT

The managing general partner will serve as the operator under the drilling and operating agreement, Exhibit (II) to the partnership agreement. The operator may be replaced at any time on 60 days’ advance written notice by the managing general partner acting on behalf of a partnership on the affirmative vote of investors whose units equal a majority of the total units in the partnership. You are urged to thoroughly review the drilling and operating agreement before you decide to invest in a partnership. The following is a summary of the material provisions of the drilling and operating agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the drilling and operating agreement.

The drilling and operating agreement includes the material provisions set forth below.

•	The operator’s right to resign after five years.

•	The operator’s right beginning one year after a partnership well begins producing to retain $200 per month to cover future plugging and abandonment costs of the well.

•	The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the operator by a partnership.

•	The prescribed insurance coverage to be maintained by the operator.

•	Limitations on the operator’s authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

•	Restrictions on the partnership’s ability to transfer its interest in fewer than all wells unless the transfer is of an equal undivided interest in all of the wells.

•
The limitation of the operator’s liability to a partnership under section 4.05 of the partnership agreement, which provides that the operator will not have any liability for any loss suffered by the partnership or the participants which arises out of any action or inaction of the operator if the operator determined in good faith that the course of conduct was in the best interest of the partnership, the operator was performing services for the partnership and the operator’s course of conduct did not constitute negligence or misconduct.

•
The excuse for nonperformance by the operator due to force majeure which generally means acts of God, catastrophes and other causes which preclude the operator’s performance and are beyond its control.

REPORTS TO INVESTORS

Under the partnership agreement for each partnership you and certain state securities commissions will be provided the reports and information set forth below for your partnership, which your partnership will pay as a direct cost.

•
Beginning with the calendar year in which your partnership closes, you will be provided an annual report within 120 days after the close of the calendar year, and beginning with the following calendar year, a report within 75 days after the end of the first six months of its calendar year, containing at least the following information.

•
Audited financial statements of the partnership prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation for information furnished for income tax purposes. Independent certified public accountants will audit the financial statements to be included in the annual report, but semiannual reports will not be audited.

•
A summary of the total fees and compensation paid by the partnership to the managing general partner, the operator, and their affiliates. In this regard, the independent certified public accountant will provide written attestation annually, which will be included in the annual report, that the method used to make allocations was consistent with the method described in §4.04(a)(2)(c) of the partnership agreement and that the total amount of costs allocated did not materially exceed the amounts actually incurred by the managing general partner.

If the managing general partner subsequently decides to allocate expenses in a manner different from that described in §4.04(a)(2)(c) of the partnership agreement, then the change must be reported to you and the other investors with an explanation of the reason for the change and the basis used for determining the reasonableness of the new allocation method.

•	A description of each prospect owned by the partnership, including the cost, location, number of acres, and the interest.

•	A list of the wells drilled or abandoned by the partnership indicating:

•	whether each of the wells has or has not been completed; and

•	a statement of the cost of each well completed or abandoned.

•	A description of all farmouts, farmins, and joint ventures.

•	A schedule reflecting:

•	the total partnership costs;

•	the costs paid by the managing general partner and the costs paid by the investors;

•	the total partnership revenues; and

•	the revenues received or credited to the managing general partner and the revenues received or credited to you and the other investors.

•
On request the managing general partner will provide you the information specified by Form 10-Q (if that report is required to be filed with the SEC) within 45 days after the close of each quarterly fiscal period. Also, this information is available at the SEC website www.sec.gov.

•	By March 15 of each year you will receive the information that is required for you to file your federal and state income tax returns.

•
Beginning with the second calendar year after your partnership closes, and every year thereafter, you will receive a computation of the partnership’s total natural gas and oil proved reserves and its dollar value. The reserve computations will be based on engineering reports prepared by the managing general partner and reviewed by an independent expert.

PRESENTMENT FEATURE

Beginning with the fifth calendar year after your partnership closes, you and the other investors in your partnership may present your units to the managing general partner to purchase your units. However, you are not required to offer your units to the managing general partner, and you may receive a greater return if you retain your units. The managing general partner will not purchase less than one unit unless the fractional unit represents your entire interest in the partnership.

The managing general partner has no obligation or intention to establish a reserve to satisfy the presentment feature and it may immediately suspend the presentment obligation by notice to you if it determines, in its sole discretion, that it:

•	does not have the necessary cash flow; or

•	cannot borrow funds for this purpose on terms it deems reasonable.

If fewer than all units presented at any time are to be purchased by the managing general partner, then the units to be purchased will be selected by lot.

The managing general partner’s obligation to purchase the units presented may be discharged for its benefit by a third-party or an affiliate. If you sell your unit it will be transferred to the party who pays for it, and you will be required to deliver an executed assignment of your unit along with any other documents that the managing general partner requests. Your presentment of your units to the managing general partner for purchase is subject to the following conditions:

•	the managing general partner will not purchase more than 5% of the total outstanding units in a partnership in any calendar year;

•	your presentment request must be made within 120 days of the partnership reserve report discussed below;

•
in accordance with Treas. Reg. §1.7704-1(f) the managing general partner may not purchase your units until at least 60 calendar days after you notify the partnership in writing of your intent to present your units for purchase; and

•	the purchase of your units will not be considered effective until the presentment price has been paid to you in cash.

The amount of the presentment price for your units that is attributable to a partnership’s natural gas and oil reserves, as discussed below, will be determined based on the last reserve report prepared by the managing general partner and reviewed by an independent expert. Beginning with the second calendar year after your partnership closes and every year thereafter, the managing general partner will estimate the present worth of future net revenues attributable to your partnership’s interest in proved reserves. In making this estimate, the managing general partner will use:

•	a 10% discount rate;

•	a constant oil price; and

•	base natural gas prices on the existing natural gas contracts at the time of the presentment.

Your presentment price will be based on your share of your partnership’s net assets and liabilities as described below, based on the ratio that your number of units bears to the total number of units in your partnership. The presentment price will include the sum of the following partnership items:

•	an amount based on 70% of the present worth of future net revenues from the proved reserves determined as described above;

•	cash on hand;

•	prepaid expenses and accounts receivable, less a reasonable amount for doubtful accounts; and

•	the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum the following partnership items:

•	an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

•
any distributions made to you between the date of your presentment request and the date the presentment price is paid to you. However, if any cash distributed to you by the partnership, after your presentment request was derived from the sale of oil, natural gas, or a producing property the amount of those cash distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the partnership’s proved reserves for purposes of determining the reduction of the presentment price.

The presentment price may be further adjusted by the managing general partner for estimated changes from the date of the reserve report discussed above to the date of payment of the presentment price to you due to the following:

•	the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of leases, and similar matters occurring before the presentment request; and

•	any of the following occurring before payment of the presentment price to you;

•	changes in well performance;

•	increases or decreases in the market price of oil, natural gas, or other minerals;

•	revision of regulations relating to the importing of hydrocarbons; and

•	changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion; and

•	similar matters.

As of May 15, 2007, approximately 235 units have been presented to the managing general partner for purchase in its previous 55 limited partnerships.

TRANSFERABILITY OF UNITS

Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement
Your ability to sell or otherwise transfer your units in your partnership is restricted by the securities laws, the tax laws, and the partnership agreement as described below. Also, the sale or other transfer of your units may create negative tax consequences to you as described in “Federal Income Tax Consequences - Disposition of Units.”

First, due to the tax laws, the partnership agreement provides that you will not be able to sell, assign, exchange, or transfer your unit if it would, in the opinion of counsel for the partnership, result in the following:

•	the termination of your partnership for tax purposes; or

•	your partnership being treated as a “publicly traded” partnership for tax purposes.

Second, under the partnership agreement sales or other transfers of the units are subject to the following additional limitations:

•
except as provided by operation of law, the partnership will recognize the transfer of only one or more whole units unless you own less than a whole unit, in which case your entire fractional interest must be transferred;

•	the costs and expenses associated with the transfer must be paid by the person transferring the unit;

•	the form of transfer must be in a form satisfactory to the managing general partner; and

•	the terms of the transfer must not contravene those of the partnership agreement.

Your transfer of a unit will not:

•	relieve you of your responsibility for any obligations related to your units under the partnership agreement;

•	grant rights under the partnership agreement as among your transferees, to more than one party unanimously designated by the transferees to the managing general partner; nor

•	require an accounting of the partnership by the managing general partner.

If the assignee of the unit does not become a substituted partner as described below in “- Conditions to Becoming a Substitute Partner,” the transfer will be effective as of midnight of the last day of the calendar month in which it is made or, at the managing general partner’s election, 7:00 A.M. of the following day.

Finally, before you are able to sell, assign, pledge, hypothecate, or transfer your unit the managing general partner, in its sole discretion, may require that you provide an opinion of counsel acceptable to the managing general partner that the registration and qualification under any applicable federal or state securities laws are not required.

Conditions to Becoming a Substitute Partner
An assignee of a unit will not be entitled to any of the rights granted to a partner under the partnership agreement, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled, unless the assignee becomes a substituted partner in accordance with the provisions set forth below. The conditions to become a substitute partner are as follows:

•	the assignor gives the assignee the right;

•	the assignee pays all costs and expenses incurred in connection with the substitution; and

•
the assignee executes and delivers, in a form acceptable to the managing general partner, the instruments necessary to establish that a legal transfer has taken place and to confirm his agreement to be bound by all of the terms and provisions of the partnership agreement.

A substitute partner is entitled to all of the rights of full ownership of the assigned units, including the right to vote. Each partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners.

PLAN OF DISTRIBUTION

Commissions
The units in each partnership will be offered on a “best efforts” basis by Anthem Securities, which is an affiliate of the managing general partner, acting as dealer-manager and by other selected registered broker/dealers that are members of the Financial Industry Regulatory Authority, or FINRA, (formerly known as the National Association of Securities Dealers, Inc., or NASD), acting as selling agents. Anthem Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by the managing general partner and became a FINRA member firm in April, 1997.

The dealer-manager will manage and oversee the offering of the units as described above. Best efforts generally means that the dealer-manager and selling agents will not guarantee that a certain number of units will be sold. Units may also be sold by the officers and directors of the managing general partner, other than those individuals who are associated persons of Anthem Securities, in those states where they are licensed to do so or are exempt from licensing. All offers and sales of units by the managing general partner’s officers and directors who are not associated persons of Anthem Securities will be made under the SEC safe harbor from broker/dealer registration provided by Rule 3a4-1. In this regard, none of the officers and directors of the managing general partner who may offer and sell units:

•	is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

•	is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is at the time of his participation an associated person of a broker or dealer.

Also, each of the officers and directors who may offer and sell units:

•
performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the managing general partner otherwise than in connection with transactions in securities;

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•
will not participate in selling an offering of securities for any issuer more than once every 12 months, with the understanding that for securities issued pursuant to Rule 415 under Securities Act of 1933, the 12 month period begins with the last sale of any security included within one Rule 415 registration.

Subject to the exceptions described below, the dealer-manager will receive on each unit sold:

•	a 2.5% dealer-manager fee;

•	a 7% sales commission; and

•	an up to .5% reimbursement of the selling agent’s bona fide due diligence expenses.

All of the reimbursement of the selling agents’ bona fide due diligence expenses and generally all of the 7% sales commission will be reallowed by the dealer-manager to the selling agents. With respect to the up to .5% reimbursement of a selling agent’s bona fide due diligence expenses, any bill presented by a selling agent to the dealer-manager for reimbursement of costs associated with its due diligence activities must be for actual costs, including overhead, incurred by the selling agent and may not include a profit margin. It is the responsibility of the managing general partner and the dealer-manager to ensure compliance with the above guideline. If the selling agent provides the dealer-manager an itemized bill for actual due diligence expenses which are in excess of .5%, then the excess over .5% will not be included within the 10% compensation guideline, but instead will be included within the 4.5% organization and offering cost guideline under NASD Conduct Rule 2810.

From the 2.5% dealer-manager fee, the dealer-manager may pay up to a .5% marketing fee if the selling agent provides marketing support. Additionally, the dealer-manager may use a portion of its dealer-manager fee to pay for permissible non-cash compensation. Under Rule 2810 of the NASD Conduct Rules, non-cash compensation means any form of compensation received in connection with the sale of the units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging. Permissible non-cash compensation includes the following:

•	an accountable reimbursement for training and education meetings for associated persons of the selling agents;

•	gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;

•
an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and

•
contributions to a non-cash compensation arrangement between a selling agent and its associated persons, provided that neither the managing general partner nor the dealer-manager directly or indirectly participates in the selling agent’s organization of a permissible non-cash compensation arrangement.

In no event shall a selling agent receive non-cash compensation and the marketing fee if it represents more than .5% per unit.

The managing general partner is also using the services of wholesalers who are employed by it or its affiliates and are registered through Anthem Securities. The wholesalers include four Regional Marketing Directors. A portion of the 2.5% dealer-manager fee will be reallowed to the affiliated wholesalers for subscriptions obtained through their efforts and reimbursement of their expenses. The dealer-manager will retain the remainder of the dealer-manager fee not reallowed to the wholesalers or the selling agents as described in the prior paragraph.

The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation, including non-cash compensation, to broker/dealers and wholesalers, regardless of the source, will not exceed 10% of the gross proceeds of the offering plus the .5% reimbursement for bona fide due diligence expenses in each subscription. Also, the offering will be made in compliance with Rule 2810(b)(2)(C) of the NASD Conduct Rules and the broker/dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer. Finally, the offering will be conducted in compliance with SEC Rule 15c2-4.

Subject to the following, you and the other investors will pay $10,000 per unit and generally will share costs, revenues, and distributions in the partnership in which you invest in proportion to your respective number of units. However, the subscription price for certain investors will be reduced as set forth below:

•
the subscription price for the managing general partner, its officers, directors, and affiliates, and investors who buy units through the officers and directors of the managing general partner, will be reduced by an amount equal to the 2.5% dealer-manager fee, the 7% sales commission and the .5% reimbursement for bona fide due diligence expenses, which will not be paid with respect to these sales; and

•
the subscription price for registered investment advisors and their clients, and selling agents and their registered representatives and principals, will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to these sales.

No more than 5% of the total units in each partnership may be sold with the discounts described above. These investors who pay a reduced price for their units generally will share in a partnership’s costs, revenues, and distributions on the same basis as the other investors who pay $10,000 per unit as discussed in “Participation in Costs and Revenues - Allocation and Adjustment Among Investors.” Although the managing general partner and its affiliates may buy up to 5% of the units, they do not currently anticipate buying any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for a partnership to begin operations.

To help assure an orderly market for the units, the managing general partner, the dealer-manager and the selling agents may use such methods as they deem appropriate to allocate units among interested investors if they anticipate that demand for units will exceed the available supply, provided that no changes to compensation may be made. These methods may include, but will not be limited to:

•	allocations of units to selling agents;

•	priority acceptance of subscriptions from previous investors in partnerships sponsored by the managing general partner;

•
priority treatment for investors whose subscriptions were declined by earlier partnerships sponsored by the managing general partner because the number of units available was not sufficient to accommodate their subscriptions; or

•	any other methods as may be approved by the managing general partner.

After the minimum subscription proceeds are received in a partnership and the checks have cleared the banking system, the dealer-manager fee and the sales commissions will be paid to the dealer-manager and selling agents approximately every two weeks until the offering closes.

Indemnification
The dealer-manager is an underwriter as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. The managing general partner and the dealer-manager have agreed to indemnify each other, and it is anticipated that the dealer-manager and each selling agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

SALES MATERIAL

In addition to the prospectus, the managing general partner intends to use the following sales material with the offering of the units:

•	a brochure entitled “Atlas Resources Public #17-2007 Program”;

•	an article entitled “Tax Rewards with Oil and Gas Partnerships”;

•	a brochure of tax scenarios entitled “How an Investment in Atlas Resources Public #17-2007 Program Can Help Achieve an Investor’s Tax Objectives”;

•	an article entitled “AMT - A Little History and Reducing AMT through Natural Gas Partnerships”;

•	a brochure entitled “Frequently Asked Questions”;

•	a brochure entitled “Investing in Atlas Resources Public #17-2007 Program”; and

•	possibly other supplementary materials.

The managing general partner has not authorized the use of other sales material and the offering of units is made only by means of this prospectus. The sales material is subject to the following considerations:

•	it must be preceded or accompanied by this prospectus;

•	it is not complete;

•	it does not contain any information which is inconsistent with this prospectus; and

•	it should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted to the state administrators before they are used and their use must either be preceded by or accompanied by a prospectus. Also, all advertisements of, and oral or written invitations to, “seminars” or other group meetings at which the units are to be described, offered, or sold will clearly indicate the following:

•	that the purpose of the meeting is to offer the units for sale;

•	the minimum purchase price of the units;

•	the suitability standards to be employed; and

•	the name of the person selling the units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of the registered representatives of the selling agents.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

LEGAL OPINIONS

Kunzman & Bollinger, Inc., has issued its opinion to the managing general partner regarding the validity and due issuance of the units, including assessibility, and its opinion on the material and any significant federal tax issues involving individual typical investors in the partnerships. However, the factual statements in this prospectus are those of the partnerships or the managing general partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

EXPERTS

The financial statements included in this prospectus for Atlas Resources, LLC, the managing general partner, as of and for the years ended December 31, 2006, September 30, 2005 and 2004 and for the three month period ended December 31, 2005 and the balance sheet for Atlas Resources Public #17-2007(A) L.P. as of May 31, 2007 have been audited by Grant Thornton LLP, as of the dates indicated in its reports which appear elsewhere in this prospectus. These financial statements have been included in this prospectus in reliance on the reports of Grant Thornton LLP on the authority of that firm as an expert in accounting and auditing.

The information concerning the estimated future net cash flows from proved reserves presented under “Prior Activities - Table 3 Investor Operating Results-Including Expenses” was prepared by Wright & Company, Inc., Brentwood, Tennessee, independent petroleum consultants, which is not affiliated with the managing general partner or its affiliates, and is included in this prospectus in reliance on Wright & Company, Inc. as an expert in petroleum consulting.

The geologic evaluations of DC Energy Consultants, Inc., which is not affiliated with the managing general partner or its affiliates, appearing elsewhere in this prospectus have been included in this prospectus on the authority of DC Energy Consultants, Inc. as an expert with respect to the matters covered by the evaluations and in the giving of the evaluations.

LITIGATION

The managing general partner knows of no litigation pending or threatened to which the managing general partner or the partnerships are subject or may be a party, which it believes would have a material adverse effect on the partnerships or their business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL
PARTNER AND ATLAS RESOURCES PUBLIC #17-2007(A) L.P.

Financial information concerning the managing general partner and the first partnership in the program, Atlas Resources Public #17-2007(A) L.P., is reflected in the following financial statements. With respect to the managing general partner’s financial information, the managing general partner was changed from a corporation to a limited liability company in March, 2006. (See “Management - Managing General Partner and Operator.”)

The securities offered by this prospectus are not securities of, nor are you acquiring an interest in the managing general partner, its affiliates, or any other entity other than the partnership in which you purchase units.

INDEX TO FINANCIAL STATEMENTS
ATLAS RESOURCES PUBLIC #17-2007(A) L.P. FINANCIAL STATEMENT
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of September 30, 2007 (unaudited) and May 31, 2007 (audited)	F-2
Notes to Financial Statement dated September 30, 2007	F-3

ATLAS RESOURCES, LLC CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-9
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-10
Consolidated Statements of Income for the year ended December 31, 2006, three months ended December 31, 2005 and years ended September 30, 2005 and 2004	F-11
Consolidated Statements of Changes in Member’s Equity for the year ended December 31, 2006, three months ended December 31, 2005 and years ended September 30, 2005 and 2004	F-12
Consolidated Statements of Cash Flows for the year ended December 31, 2006, three months ended December 31, 2005 and years ended September 30, 2005 and 2004	F-13
Consolidated Statements of Comprehensive Income for the year ended December 31, 2006, three months ended December 31, 2005 and years ended September 30, 2005 and 2004	F-14
Notes to Consolidated Financial Statements dated December 31, 2006 for the year ended December 31, 2006, three months ended December 31, 2005 and years ended September 30, 2005 and 2004	F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Atlas Resources Public #17-2007(A) L.P.

We have audited the accompanying balance sheet of Atlas Resources Public #17-2007(A) L.P. (a Delaware Limited Partnership) as of May 31, 2007. This financial statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Atlas Resources Public #17-2007(A) L.P. as of May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Cleveland, Ohio
June 26, 2007

Atlas Resources Public #17-2007 (A) L.P.
(A Delaware Limited Partnership)

BALANCE SHEETS

September 30,	May 31,
2007	2007
(Unaudited)	(Audited)

ASSETS

Cash	$100	$100

PARTNER'S CAPTIAL

Partner's capital	$100	$100

The accompanying notes to the financial statement are an integral part of this statement.

Atlas Resources Public #17-2007 (A) L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENT

September 30, 2007 and May 31, 2007

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Atlas Resources Public #17-2007 (A) L.P. (the “Partnership”) is a Delaware limited Partnership in which Atlas Resources, LLC (“Atlas Resources”) of Pittsburgh, Pennsylvania (a second-tier wholly-owned subsidiary of Atlas America, Inc., a publicly traded company), will be Managing General Partner and Operator, and subscribers to units will be either Limited Partners or Investor General Partners depending upon their individual elections.

The Partnership will be funded to drill development wells which are proposed to be located primarily in the Appalachian Basin located in western Pennsylvania, eastern and southern Ohio, western New York and north central Tennessee.

Subscriptions at a cost of $10,000 per unit, subject to discounts for certain investors, generally will be sold using wholesalers and through broker-dealers including Anthem Securities, Inc., an affiliated company, which will receive on each unit sold to an investor, a 2.5% dealer-manager fee, a 7% sales commission and up to a .5% reimbursement of the selling agents’ bona fide due diligence expenses. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $2,000,000 (up to a maximum of $400,000,000) by December 31, 2008.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.

Oil and Gas Properties

The Partnership will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells will be capitalized. Depreciation and depletion will be computed on a field-by field basis by the unit-of-production method based on periodic estimates of oil and gas reserves. Undeveloped leaseholds and proved properties will be assessed periodically or whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties will be assessed based on estimates of future cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Atlas Resources Public #17-2007 (A) L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENT (continued)

September 30, 2007 and May 31, 2007

3.	FEDERAL INCOME TAXES

The Partnership will not be treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit would flow through to the partners as though each partner has incurred such item directly. As a result, each partner must take into account his or her pro-rata share under the Partnership agreement of all items of Partnership income and deductions in computing his or her federal income tax liability.

4.	PARTICIPATION IN REVENUES AND COSTS

The Managing General Partner and the investor partners will participate in revenues and costs in the following manner:
	Managing
	General	Investor
	Partner	Partners

Partnership Costs
Organization and offering costs	100%	0%
Lease costs	100%	0%
Intangible drilling costs (1)	0%	100%
Equipment costs	(2)	(2)
Operating costs, administrative costs, direct costs, and all other costs	(3)	(3)

Partnership Revenues
Interest income	(4)	(4)
Equipment proceeds	(2)	(2)
All other revenues including production revenues	(5) (6)	(5) (6)

Participation in deductions and credits
Intangible drilling costs	0%	100%
Depreciation	(2)	(2)
Percentage depletion allowance	(5) (6) (7)	(5) (6) (7)
Marginal well production credits	(5) (6) (7)	(5) (6) (7)

(1)
An amount equal to 90% of the subscription proceeds of investor partners in the Partnership will be used to pay 100% of the intangible drilling costs incurred by the Partnership in drilling and completing its wells.

(2)
An amount equal to 10% of the subscription proceeds of investor partners in the Partnership will be used to pay a portion of the equipment costs incurred by the Partnership in drilling and completing its wells. All equipment costs in excess of that amount will be charged to the Managing General Partner. Equipment proceeds, if any, will be credited in the same percentage in which the equipment costs were charged.

Atlas Resources Public #17-2007 (A) L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENT (continued)

September 30, 2007 and May 31, 2007
4.    PARTICIPATION IN REVENUES AND COSTS (continued)

(3)
These costs will be charged to the parties in the same ratio as the related production revenues are being credited. These costs also include plugging and abandonment costs of the wells after the wells have been drilled and produced.

(4)
The subscription proceeds will earn interest until they are paid to the managing general partner for use in the Partnership's drilling activities, and will be credited to the investor partners' account and paid not later than the Partnership's first cash distribution from operations. After the subscription proceeds from a closing are transferred to a Partnership account and before they are paid to the managing general partner for use in a Partnership's natural gas and oil operations, any interest income from temporary investments will be allocated pro rata to the investors in that Partnership providing those subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as natural gas and oil production revenues are credited.

(5)
The managing general partner and the investor partners in the Partnership will share in all of the Partnership’s other revenues in the same percentage as their respective capital contributions bear to the total Partnership capital contributions except that the managing general partner will receive an additional 7% of the Partnership revenues. However, the managing general partner’s total revenue share may not exceed 40% of Partnership revenues.

(6)
The actual allocation of Partnership revenues between the managing general partner and the investor partners will vary from the allocation described in (5) above if a portion of the managing general partner’s Partnership net production revenues is subordinated as described in note 7.

(7)
The percentage depletion allowances and any marginal well production credits will be credited between the managing general partner and you the other investors in the same percentages as the production revenues are being credited.

5.    TRANSACTIONS WITH ATLAS RESOURCES AND ITS AFFILIATES

The Partnership intends to enter into the following significant transactions with Atlas Resources and its affiliates as provider under the Partnership agreement:

The Partnership will enter into a drilling and operating agreement with managing general partner to drill and complete that Partnership's wells for an amount equal to the sum of the following items: (i) the cost of permits, supplies, materials, equipment, and all other items used in the drilling and completion of a well provided by third-parties, or if the foregoing items are provided by affiliates of the managing general partner, then those items will be charged at competitive rates; (ii) fees for third-party services; (iii) fees for services provided by the managing general partner’s affiliates, which will be charged at competitive rates; (iv) an administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area in western Pennsylvania, which will be charged to the investors as part of each well’s intangible drilling costs and the portion of equipment costs paid by the investors; and (v) a mark-up in an amount equal to 15% of the sum of (i), (ii), (iii) and (iv), above, for the managing general partner’s services as general drilling contractor. Notwithstanding, if the managing general partner drills a well for a Partnership that it determines is not an average well in the area because of the well's depth, complexity associated with either drilling or completing the well or as otherwise determined by the managing general partner, the administration and oversight fee for the well described in §4.02(d)(1)(iv) of the Partnership agreement may be increased to a competitive rate as determined by the managing general partner. This will be proportionately reduced if the Partnership’s working interest in a well is less than 100%. The cost of the wells will include all ordinary and actual costs of drilling, testing and completing the wells.

Atlas Resources Public #17-2007 (A) L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENT (continued)

September 30, 2007 and May 31, 2007
5.    TRANSACTIONS WITH ATLAS RESOURCES AND ITS AFFILIATES (Continued)

Atlas Resources will receive an unaccountable, fixed payment reimbursement for its administrative costs at $75 per well per month, which will be proportionately reduced if the Partnership’s working interest in a well is less than 100%.

Atlas Resources will receive well supervision fees for operating and maintaining the wells during producing operations at a competitive rate (currently the competitive rate is $377 per well per month in the primary and secondary drilling areas). The well supervision fees will be proportionately reduced if the Partnership’s working interest in a well is less than 100%.

Atlas Resources will charge the Partnership a fee for gathering and transportation at a competitive rate (currently 13% of the natural gas price).

Atlas Resources will contribute all the undeveloped leases necessary to cover each of the Partnership’s prospects and will receive a credit for its capital account in the Partnership equal to the cost of the leases (approximately $11,310 per prospect which will be proportionately reduced if the Partnership’s working interest is the prospect is less than 100%).

As the Managing General Partner, Atlas Resources will perform all administrative and management functions for the Partnership including billing and collecting revenues and paying expenses. Atlas Resources will be reimbursed for all direct costs expended on behalf of the Partnership.

6.	PURCHASE COMMITMENT

Subject to certain conditions, investor partners may present their interests after five years from the Partnership’s first cash distribution from operations for purchase by the Managing General Partner. The Managing General Partner is not obligated to purchase more than 5% of the units in any calendar year. In the event that the Managing General Partner is unable to obtain the necessary funds, the Managing General Partner may suspend its purchase obligation.

Atlas Resources Public #17-2007 (A) L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENT (continued)

September 30, 2007 and May 31, 2007

7.	SUBORDINATION OF PORTION OF MANAGING GENERAL PARTNER’S NET PRODUCER REVENUE SHARE

The Managing General Partner will subordinate up to 50% of its share of production revenues of the Partnership, net of related operating costs, direct costs, administrative costs, and all other costs not specifically allocated, to the receipt by the investor partners of cash distributions from the Partnership equal to at least 10% per unit, based on $10,000 per unit regardless of the actual price paid, determined on a cumulative basis, in each of the first five 12-month periods beginning with the Partnership’s first cash distribution from operations.

8.	INDEMNIFICATION

In order to limit the potential liability of the investor general partners for Partnership liabilities and obligations, Atlas Resources has agreed to indemnify each investor general partner from any liability incurred which exceeds such partner’s share of undistributed Partnership net assets and insurance proceeds.

Consolidated Financial Statements

Atlas Resources, LLC

December 31, 2006

Report of Independent Registered Public Accounting Firm

Board of Directors
ATLAS RESOURCES, LLC

We have audited the accompanying consolidated balance sheets of Atlas Resources, LLC (a Pennsylvania Corporation and successor to Atlas Resources, Inc. and subsidiary hereinafter collectively referred to as Atlas Resources, LLC) as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in member’s equity, cash flows and comprehensive income for the year ended December 31, 2006, the three month period ended December 31, 2005 and for the years ended September 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Resources, LLC as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for the year ended December 31, 2006, the three month period ended December 31, 2005 and for the years ended September 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Cleveland, Ohio
February 23, 2007

ATLAS RESOURCES, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,
	2005	2006

ASSETS
Current assets:
Cash and cash equivalents	$19,539	$10,097
Accounts receivable	11,508	23,485
Prepaid expenses	2,102	2,167
Short-term hedge receivable due from affiliates	473	11,826
Total current assets	33,622	47,575

Property and equipment, net	168,778	224,764

Long-term hedge receivable due from affiliate	―	10,210
Goodwill	20,868	20,868
Intangible assets, net	2,901	2,422
	$226,169	$305,839

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$88	$38
Accounts payable	16,374	14,070
Liabilities associated with drilling contracts	70,514	86,765
Advances from parent	82,502	99,131
Accrued liabilities	5,186	3,313
Total current liabilities	174,664	203,317

Asset retirement obligation	6,195	9,660
Long-term debt	68	29
Long-term hedge liability due to affiliate	2,069	1,642

Commitments and contingencies (Note 6)

Member’s equity:
Common stock, stated at $10 per share;
500 authorized shares; 200 shares issued and outstanding	2	─
Additional paid-in capital	30,505	─
Accumulated other comprehensive income (loss)	(1,084)	20,319
Retained earnings	13,750	─
Total stockholder’s equity	43,173	─
Member’s capital	―	70,872
Total equity	―	91,191
	$226,169	$305,839

See accompanying notes to consolidated financial statements

ATLAS RESOURCES, LLC
CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

			Three Months	Year
	Years Ended		Ended	Ended
	September 30,		December 31,	December 31,
	2004	2005	2005	2006
REVENUES
Well construction and completion	$86,880	$134,623	$42,145	$198,567
Gas and oil production	23,098	34,042	13,332	58,120
Well services	4,137	5,991	1,629	8,550
Transportation	2,476	2,275	579	5,610
Administration and oversight	8,193	9,057	1,576	11,533
Total revenues	124,784	185,988	59,261	282,380

COSTS AND EXPENSES
Well construction and completion	75,548	116,816	36,648	172,666
Gas and oil production and exploration	2,580	4,224	790	9,388
Well services	1,648	2,287	498	3,337
General and administrative	2,318	463	85	6,127
Fees and reimbursements-affiliate	30,662	47,480	13,883	64,119
Depreciation, depletion and amortization	8,197	10,409	4,207	19,542
Income tax benefit (See Note 2)	―	―	―	(16,261)
Interest expense - affiliates	2,625	2,206	164	284
Other income-net	―	―	―	(75)
Total costs and expenses	123,578	183,885	56,275	259,127

Income from operations	1,206	2,103	2,986	23,253
Provision for income taxes	217	480	1,015	─
Net income before cumulative effect of accounting change	989	1,623	1,971	23,253
Cumulative effect of accounting change	―	―	―	3,362
Net income	$989	$1,623	$1,971	$26,615

See accompanying notes to consolidated financial statements

ATLAS RESOURCES, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY
(In thousands, except share data)

					Accumulated
					Other		Stockholder’s
				Additional	Comprehensive		Equity		Total
	Common Stock			Paid-In	Income	Retained	Before	Member’s	Member’s
	Shares	Amount		Capital	(Loss)	Earnings	Conversion	Capital	Equity

Balance, October 1, 2003	200		2	$16,505	$ ─	$9,167	$25,674

Net income	─		─	─	─	989	989

Balance, September 30, 2004	200		2	16,505	―	10,156	26,663	―	―

Contributed capital	―		―	14,000	―	―	14,000	―	―

Net income	―		―	―	―	1,623	1,623	―	―

Balance, September 30, 2005	200		2	30,505	―	11,779	42,286	―	―

Other comprehensive loss	―		―	―	(1,084)	―	(1,084)	―	―

Net income	―		―	―	―	1,971	1,971	―	―

Balance, December 31, 2005	200		2	30,505	(1,084)	13,750	43,173	―	―

Conversion of corporation to LLC	(200)		(2)	(30,505)	―	(13,750)	(43,173)	44,257	43,173

Other comprehensive income	―		―	―	21,403	―	―	―	21,403

Net income	―		―	―	―	―	―	26,615	26,615

Balance, December 31, 2006	―	$	―	$ ―	$20,319	$ ―	$ ―	$70,872	$91,191

See accompanying notes to consolidated financial statements

ATLAS RESOURCES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

			Three Months	Year
	Years Ended		Ended	Ended
	September 30,		December 31,	December 31,
	2004	2005	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	989	1,623	1,971	$26,615
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change	―	―	―	(3,362)
Depreciation, depletion and amortization	8,197	10,409	4,207	19,542
Management fees, cost allocations and intercompany interest allocated from affiliates	32,809	49,465	13,765	64,119
Deferred tax benefit	―	―	―	(16,896)
Gain on disposal of assets	(11)	(22)	(1)	(10)
Change in operating assets and liabilities:
Increase in accounts receivable	(2,185)	(2,655)	(2,246)	(11,977)
(Increase) decrease in prepaid expenses	(956)	(684)	70	(65)
Increase (decrease) in accounts payable and accrued liabilities	1,380	3,504	9,578	(4,177)
Increase in liabilities associated with drilling contracts	7,218	31,596	9,543	16,251
Increase (decrease) in other operating assets and liabilities	(1,441)	(70)	435	─
Net cash provided by operating activities	46,000	93,166	37,322	90,040

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(33,051)	(60,216)	(16,821)	(68,224)
Proceeds from sale of assets	33	24	2	11
Net cash used in investing activities	(33,018)	(60,192)	(16,819)	(68,213)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on borrowings	(56)	(57)	75	(89)
Net payments to affiliates	(17,386)	(30,303)	(3,895)	(31,180)
Net cash used in financing activities	(17,442)	(30,360)	(3,820)	(31,269)

Increase (decrease) in cash and cash equivalents	(4,460)	2,614	16,683	(9,442)
Cash and cash equivalents at beginning of period	4,702	242	2,856	19,539
Cash and cash equivalents at end of period	$242	$2,856	$19,539	$10,097

See accompanying notes to consolidated financial statements

ATLAS RESOURCES, LLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

			Three Months	Year
	Years Ended		Ended	Ended
	September 30,		December 31,	December 31,
	2004	2005	2005	2006

Net income	$989	$1,623	$1,971	$26,615
Other comprehensive income:
Unrealized holding gains (losses) on hedging contracts	―	―	(1,084)	28,199
Less: reclassification adjustment for gains realized in net income	―	―	―	(6,796)
	―	―	(1,084)	21,403
Comprehensive income	$989	$1,623	$887	$48,018

See accompanying notes to consolidated financial statements

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1 - NATURE OF OPERATIONS

Atlas Resources, LLC, (“the Company”), a Pennsylvania limited liability company, is a wholly-owned subsidiary of Atlas Energy Resources, LLC (NYSE: ATN), (the “Parent” or “Atlas Energy”). The Company is engaged in the exploration, development and production of natural gas and oil primarily in the Appalachian Basin area. In addition, the Company performs contract drilling and well operation services. The Company’s operations are dependent upon the resources and services provided by Atlas Energy. Atlas Energy conducts its operations through Atlas Energy Operating, LLC, its wholly owned subsidiary. The Company finances a substantial portion of its drilling activities through drilling partnerships it sponsors. The Company typically is the managing general partner and has a material interest in these partnerships.

Atlas America, Inc., (“Atlas,” NASDAQ: ATLS), in anticipation of an initial public offering of Atlas Energy, formed the Company on March 24, 2006 and Atlas Resources, Inc. was merged into it. The assets and liabilities of Atlas Resources, Inc. were transferred into Atlas Resources, LLC without any changes to their cost bases. The shareholder’s equity from Atlas Resources, Inc. was transferred to member’s equity in Atlas Resources LLC to reflect the entity’s change from a corporation to a limited liability company. The results of operations up through March 23, 2006 are from Atlas Resources, Inc. and its subsidiary. Deferred tax assets and liabilities were eliminated upon the merger since the Company is a non-taxable entity. On the effective date of the merger, the Company became a single member LLC and each share of Atlas Resources, Inc. was cancelled.

Public Offering of Atlas Energy Resources, LLC

In December 2006, Atlas contributed substantially all of its natural gas and oil assets and its investment partnership management business to Atlas Energy, a then wholly-owned subsidiary. Concurrent with this transaction, Atlas Energy issued 7,273,750 common units, representing a 19.4% ownership interest, in an initial public offering at a price of $21.00 per unit. The net proceeds of approximately $139.9 million after underwriting discounts and commissions were distributed to Atlas in the form of a nontaxable dividend and repayment of debt.

Change in Fiscal Year End

On June 15, 2006, Atlas America’s Board of Directors approved the change of its and its subsidiaries (including the Company’s) fiscal year end to December 31 from September 30. Accordingly, these financial statements reflect the Company’s new year end of December 31 and the year ended December 31, 2006. Additionally, financial statements for the three-months ended December 31, 2005, and the years ended September 30, 2005 and 2004 are presented.

Spin-off of Atlas from Resource America, Inc.

On June 30, 2005, Resource America, Inc. (“RAI”) Atlas Resources Inc.’s former indirect Parent distributed its remaining 10.7 million shares of Atlas to its stockholders in the form of a tax-free dividend. Although the distribution itself was tax-free to RAI stockholders, as a result of the deconsolidation there may be some tax liability arising from prior unrelated corporate transactions between Atlas and some of its subsidiaries. The Company does not anticipate that there will be a direct material impact on its financial position or results of operations resulting from the settlement, if any, of those potential tax liabilities. Since June 30, 2005, Atlas (and the Company) is no longer included within RAI’s consolidated tax return.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of the Company and, prior to its merger with the Company, the accounts of Atlas Resources, Inc. and its wholly owned subsidiary. The Company also owns individual interests in the assets, and is separately liable for its share of the liabilities of energy partnerships, whose activities include only exploration and production activities. In accordance with established practice in the oil and gas industry, the Company includes in its consolidated financial statements its pro-rata share of assets, liabilities, income and costs and expenses of the energy partnerships in which it has an interest. All material intercompany transactions have been eliminated.

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from these estimates.

Reclassification

Certain reclassifications have been made to the fiscal 2004, 2005 and the three months ended December 31, 2005 consolidated financial statements to conform to the 2006 presentation.

Accounts Receivable and Allowance for Possible Losses

In evaluating its allowance for possible losses, the Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customers’ current creditworthiness, as determined by the Company’s review of its customers’ credit information. The Company extends credit on an unsecured basis to many of its customers. At December 31, 2006, and 2005, the Company’s credit evaluation indicated that it has no need for an allowance for possible losses.

Revenue Recognition

The Company conducts certain activities through, and a portion of its revenues are attributable to, investment partnerships. The Company contracts with the investment partnerships to drill partnership wells. The contracts require that the investment partnerships must pay the Company the full contract price upon execution. The income from a drilling contract is recognized as the services are performed using the percentage of completion method. The contracts are typically completed in less than 60 days. On an uncompleted contract, the Company classifies the difference between the contract payments it has received and the revenue earned as a current liability.

The Company recognizes gathering revenues at the time the natural gas is delivered.

The Company recognizes well services revenues at the time the services are performed.

The Company is entitled to receive administration and oversight fees according to the respective partnership agreements and recognizes such fees as income when services are performed.

The Company records the income from its working interests and overriding royalties of wells in which it owns an interest when the gas and oil are delivered.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Because there are timing differences between the delivery of natural gas and oil and the Company’s receipt of a delivery statement, the Company has unbilled revenues. These revenues are accrued based upon volumetric data from the Company’s records and the Company’s estimates of the related transportation and compression fees, which are, in turn, based upon applicable product prices. Accounts receivable include unbilled trade receivables at December 31, 2006 and December 31, 2005 of $12.1 million, and $9.9 million, respectively.

Fair Value of Financial Instruments

The Company used the following assumptions in estimating the fair value of each class of financial instrument for which it is practicable to estimate fair value:

For receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments.

For derivatives the carrying value approximates fair value because the Company marks to market all derivatives.

For debt the carrying value approximates fair value because of the short maturity of these instruments.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of periodic temporary investments of cash and cash equivalents. The Company places its temporary cash investments in short- term money market instruments and deposits with financial institutions and brokerage firms. At December 31, 2006 and December 31, 2005, the Company had $8.8, and $19.6 million in deposits at two banks, of which, $8.7, and $19.5 million, respectively, was over the insurance limit of the Federal Deposit Insurance Corporation. No losses have been experienced on such investments.

Supplemental Cash Flow Information

The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.

			Three Months	Year
			Ended	Ended
	Years Ended September 30,		December 31,	December 31,
	2004	2005	2005	2006
	(in thousands)		(in thousands)
Cash paid during the period for:
Interest	$3	$628	87	$56
Income taxes paid (refunded)	$(223)	$1	50	$279

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Instruments

The Company applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and its various amendments (“SFAS 133”). SFAS 133 requires each derivative instrument to be recorded in the balance sheet as either an asset or liability measured at fair value. Changes in a derivative instrument’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. All derivative activity reflected in the consolidated financial statements was transacted by Atlas with third parties and allocated to the Company.

Comprehensive Income

Comprehensive income includes net income and other gains and losses affecting member’s equity from non-owner sources that, under accounting principles generally accepted in the United States of America, have not been recognized in the calculation of net income. For the Company, this includes only changes in the fair value of unrealized hedging gains and losses.

Environmental Matters

The Company is subject to various federal, state and local laws and regulations relating to the protection of the environment. The Company has established procedures for the ongoing evaluation of its operations, to identify potential environmental exposures and to comply with regulatory policies and procedures.

The Company accounts for environmental contingencies in accordance with SFAS No. 5 “Accounting for Contingencies.” Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities for environmental contingencies are recorded when environmental assessments and/or clean-ups are probable and the costs can be reasonably estimated. The Company maintains insurance which may cover in whole or in part certain types of environmental contingencies. For the year ended December 31, 2006 the three months ended December 31, 2005 and the years ended September 30, 2005 and 2004, the Company had no environmental contingencies requiring specific disclosure or the recording of a liability.

Goodwill

The Company applies the provisions of SFAS No. 142 (“SFAS 142”) Goodwill and Other Intangible Assets, which requires that goodwill be evaluated for impairment at least annually. The evaluation of impairment under SFAS 142 requires the use of projections, estimates and assumptions as to the future performance of the Company’s operations, including anticipated future revenues, expected future operating costs and the discount factor used. Actual results could differ from projections, resulting in revisions to the Company’s assumptions and, if required, recognition of an impairment loss. The Company’s evaluation of goodwill at December 31, 2006 and 2005 indicated there was no impairment loss. The Company will continue to evaluate its goodwill at least annually or when impairment indicators arise, and will reflect the impairment of goodwill, if any, within the consolidated statements of income in the period in which the impairment is indicated.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED

Property and Equipment

Property and equipment is stated at cost. Depletion and amortization of oil and gas properties is calculated based on cost less estimated salvage value primarily using the unit-of-production method. Other fixed assets are depreciated using the straight-line method over the assets estimated useful lives. Maintenance and repairs are expensed as incurred. Major renewals and improvements that extend the useful lives of property are capitalized.

The estimated service lives of property and equipment are as follows:

Land, building and improvements	10-40 years
Furniture and equipment	3-7 years
Other	3-10 years

Property and equipment consists of the following at the dates indicated (in thousands):

	December 31,	December 31,
	2005	2006

Mineral interests:
Proved properties	$2,052	$1,034
Unproved properties	463	463
Wells and related equipment	197,653	268,280
Land, buildings and improvements	3,000	3,000
Support equipment	1,965	2,834
Other	396	465
	205,529	276,076

Accumulated depreciation, depletion and amortization
Oil and gas properties	(35,237)	(49,223)
Other	(1,514)	(2,089)
	(36,751)	(51,312)
	$168,778	$224,764

Oil and Gas Properties

The Company follows the successful efforts method of accounting for oil and gas producing activities. Exploratory drilling costs are capitalized pending determination of whether a well is successful. Exploratory wells subsequently determined to be dry holes are charged to expense. Costs resulting in exploratory discoveries and all development costs, whether successful or not, are capitalized. Geological and geophysical costs and delay rentals are expensed. Oil is converted to gas equivalent basis (“Mcfe”) at the rate one-barrel equals 6 Mcf. Depletion is provided on the units-of-production method. Unproved properties are reviewed annually for impairment or whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment charges are recorded if conditions indicate the Company will not explore the acreage prior to expiration of the applicable leases or if it is determined that the carrying value of the properties is above their fair value.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Oil and Gas Properties (Continued)

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Long-lived assets are reviewed for potential impairments at the lowest levels for which there are identifiable cash flows that are largely independent of other groups of assets. The review is done by determining if the historical cost of proved properties less the applicable accumulated depreciation, depletion and amortization and abandonment is less than the estimated expected undiscounted future cash flows. The expected future cash flows are estimated based on the Company’s plans to continue to produce and develop proved reserves. Expected future cash flow from the sale of production of reserves is calculated based on estimated future prices. The Company estimates prices based upon market related information including published futures prices. The estimated future level of production is based on assumptions surrounding future levels of prices and costs, field decline rates, market demand and supply, and the economic and regulatory climates. If the carrying value exceeds such cash flows, an impairment loss is recognized for the difference between the estimated fair market value, (as determined by discounted future cash flows) and the carrying value of the assets.

Upon the sale or retirement of a complete field of a proved property, the cost is eliminated from the property accounts, and the resultant gain or loss is reclassified to income. Upon the sale of an individual well the proceeds are credited to accumulated depreciation and depletion. Upon the sale of an entire interest in an unproved property where the property had been assessed for impairment individually, a gain or loss is recognized in the statements of income. If a partial interest in an unproved property is sold, any funds received are accounted for as a reduction of the cost in the interest retained.

Asset Retirement Obligation

The Company accounts for asset retirement obligations as required under FAS No. 143, Accounting for Retirement Asset Obligations (“SFAS 143”). SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, with the associated asset retirement costs being capitalized as a part of the carrying amount of the long-lived asset. The Company has asset retirement obligations related to its plugging and abandonment of its oil and gas wells. SFAS 143 requires the Company to consider estimated salvage value in the calculation of depreciation, depletion and amortization. Consistent with industry practice, historically the Company had determined the cost of plugging and abandonment on its oil and gas properties would be offset by salvage values received.

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”). FIN 47 clarified that the term “conditional asset retirement obligation” as used in FAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Since the obligation to perform the asset retirement activity is unconditional, FIN 47 provides that a liability for the fair value of a conditional asset obligation should be recognized if that fair value can be reasonably estimated, even though uncertainty exists about the timing and/or method of settlement. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of a conditional asset retirement obligation under FAS No. 143.

The Company adopted FIN 47 as of December 31, 2006 and recognized $3.4 million in 2006 as the cumulative effect of an accounting change. The Company’s balance sheet recognized an increase as of December 31, 2006 in its asset retirement obligation of $3.5 million, and a net increase in property and equipment of approximately $6.9 million.

Under FASB No.143, the Company had recorded its asset retirement obligation based on a probability factor which considered the Company’s history of selling its wells or otherwise disposing of them without incurring a disposal expense. FIN 47 requires the Company to record its retirement obligation without regard to its prior practice and accrue for obligations for all wells owned by the Company without regard to their probability of being sold or otherwise disposed of without incurring a disposal expense.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Asset Retirement Obligation (Continued)

Had the Company implemented FIN 47 retroactively to October 1, 2002, the following pro forma information summarizes the impact for the periods presented (in thousands):

			Three Months
	Years Ended		Ended	Year Ended
	September 30,		December 31,	December 31,
	2004	2005	2005	2006

Net income as reported	$989	$1,623	$1,971	$23,253
Proforma asset retirement obligation income	600	872	444	915
Proforma net income	$1,589	$2,495	$2,415	$24,168
Proforma asset retirement obligation	$4,378	$8,650	$9,478	$9,660

Income Taxes

The Company was included in the federal income tax return of its Parent up through the merger date in March 2006. Income taxes were presented as if the Company had filed a return on a separate company basis utilizing its calculated effective rate of 34% for the three months ended December 31, 2005, 23% for year ended September 30, 2005, and 18% for the year ended September 30, 2004. The Company’s effective tax rate is lower than the federal statutory rate in fiscal 2005 and 2004 due to the benefit of percentage depletion. Deferred taxes, which are included in Advances from Parent, reflect the tax effect of temporary differences between the tax basis of the Company’s assets and liabilities and the amounts reported in the financial statements. Separate company state tax returns are filed in those states in which the Company is registered to do business. The net balance of Atlas Resources, Inc.’s deferred tax liability of $16.9 million has been eliminated through a credit to the Company’s earnings before taxes in accordance with Financial Accounting Standard Board Statement 109. The current tax expense of $635,000 incurred from January 1, 2006 up to the merger at March 23, 2006 has also been charged to income from operations. The Company’s financial reporting bases of its net assets exceeded the tax bases of its net assets by $58.5 million at December 31, 2005.

After the merger, the Company became a single member limited liability company. No provision for federal income tax purposes is made because taxable income or loss is included in the tax returns of the individual members.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Financial Accounting Standards

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year financial statements (“SAB 108”). SAB 108 was issued to provide consistency in how registrants quantify financial statement misstatements. The Company is required to and does apply SAB 108 in connection with the preparation of its annual financial statements for the year ending December 31, 2006. The application of SAB 108 did not have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement (“SFAS 157”). SFAS 157 addresses the need for increased consistency in fair value measurements, defining fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a framework for measuring fair value and expands disclosure requirements. SFAS 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of the adoption of SFAS 157 on its financial position and results of operations.

NOTE 3- OTHER ASSETS, INTANGIBLE ASSETS

Goodwill

Goodwill represents the excess of purchase price of an acquired business over the amounts assigned to assets acquired and liabilities assumed in the transaction. The Company’s goodwill amounts are assessed for recoverability annually or on an interim basis when impairment indicators are present. The Company has not recognized any impairment losses related to its goodwill for the periods presented. The carrying value of goodwill at December 31, 2005 and 2006 was $20.9 million net of accumulated amortization was $2.3 million.

Intangible Assets

The following table provides information about other assets at the dates indicated:

	At December 31,	At December 31,
	2005	2006
	(in thousands)

Management and operating contracts, net of accumulated
amortization of $3,504 and $3,982	$2,848	$2,370
Security deposits	53	52
	$2,901	$2,422

Partnership management and operating contracts were acquired through acquisitions and were recorded at fair value on their acquisition dates. The Company amortizes contracts acquired on the straight-line method, over their respective estimated lives, ranging from five to thirteen years. Amortization expense for these contracts for the years ended December 31, 2006 and the three months ended December 31, 2005 was $478,000 and $120,000 respectively. Amortization expense for the years ended September 30, 2005 and 2004 was $478,000 per year.

The aggregate estimated annual amortization expense of partnership management and operating contracts for the next five years ending December 31 is as follows: 2007—$478,000; 2008—$478,000; 2009—$478,000; 2010—$478,000 and 2010—$458,000.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 4 - ASSET RETIREMENT OBLIGATION

The Company follows SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”) and FASB Interpretation No. 47 Accounting for Conditional Asset Retirement Obligations, which require the Company to recognize an estimated liability for the plugging and abandonment of its oil and gas wells. Under SFAS 143, the Company must currently recognize a liability for future asset retirement obligations if a reasonable estimate of the fair value of that liability can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 requires the Company to consider estimated salvage value in the calculation of depreciation, depletion and amortization.

The estimated liability is based on historical experience in plugging and abandoning wells, estimated remaining lives of those wells based on reserve estimates, external estimates as to the cost to plug and abandon the wells in the future, and federal and state regulatory requirements. The liability is discounted using an assumed credit-adjusted risk-free interest rate. Revisions to the liability could occur due to changes in estimates of plugging and abandonment costs or remaining lives of the wells, or if federal or state regulators enact new plugging and abandonment requirements. The increase in asset retirement obligations in fiscal 2005 was due to an upward revision in the estimated cost of plugging and abandoning wells.

The Company has no assets legally restricted for purposes of settling asset retirement obligations. Except for the item previously referenced, the Company has determined that there are no other material retirement obligations associated with tangible long-lived assets.

A reconciliation of the Company’s liability for well plugging and abandonment costs for the periods indicated is as follows (in thousands):

			Three Months
	Years Ended		Ended	Year Ended
	September 30,		December 31,	December 31,
	2004	2005	2005	2006
Asset retirement obligation
beginning or period	$701	$1,910	$5,415	$6,195
Cumulative effect of adoption of FIN 47	―	―	―	3,480
Liabilities incurred	1,212	770	725	1,570
Liabilities settled	(40)	(8)	―	(23)
Revision in estimates	(60)	2,593	―	(2,074)
Accretion expense	97	150	55	512
Asset retirement obligation, end of period	$1,910	$5,415	$6,195	9,660

The above accretion expense is included in depreciation, depletion and amortization in the Company's statements of income.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 5 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Advances from Parent shown on the Company’s Balance Sheets represents amounts owed for advances and other transactions in the normal course of business. The managing general partner depends on its parent companies, Atlas America and Atlas Energy Resources, LLC, and their affiliates, for all management and administrative functions. The managing general partner paid a management fee of 7% of subscription funds raised to and reimbursed Atlas America for management and administrative services and expenses incurred on its behalf based on an allocation of total revenues. Such fees and reimbursements amounted to $64.1 million, $13.9 million, $47.5 million and $30.7 million for the year ended December 31, 2006, three months ended December 31, 2005, and years ended September 30, 2005 and 2004, respectively. This fee and expense reimbursement is shown as Fees and reimbursements-affiliate on the Company’s Statements of Income. The advances are subordinated to any third party debt. The Company incurred interest expense related to inter company transactions for the year ended December 31, 2006, three months ended December 31, 2005 and the years ended September 30, 2005 and 2004 of $284,000, $164,000, $1.6 million and $2.1 million, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is the managing general partner of various energy partnerships, and has agreed to indemnify each investor partner from any liability that exceeds such partner’s share of partnership assets. Subject to certain conditions, investor partners in certain energy partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% to 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material. The Company may also be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the energy partnerships equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreements.

Concurrent with the closing of Atlas Energy’s initial public offering, on December 18, 2006, Atlas America Inc. terminated its credit facility with Wachovia Bank and Atlas Energy Operating Company, LLC (a wholly-owned subsidiary of Atlas Energy) entered into a new credit facility agreement led by Wachovia Bank, which has a current borrowing base of $155 million.

Atlas Energy Operating, LLC may draw from its revolving credit facility on behalf of the Company. The facility permits draws based on the remaining proved natural gas and oil reserves attributable to all wells that Atlas Energy has an interest in, including the wells of the Company, and the projected fees and revenues from operation of the wells and the administration of the energy partnerships. Up to $50.0 million of the facility may be in the form of standby letters of credit. The facility is secured by the Parent’s assets, including those of the Company. The revolving credit facility has a term ending in December 2011, when all outstanding borrowings must be repaid and bears interest at one of two rates (elected at the borrower’s option) which increases as the amount outstanding under the facility increases. At December 31, 2006 Atlas Energy Operating LLC had $.5 million outstanding under this facility under letters of credit. At December 31, 2005 Atlas the Parent on that date, had $16.5 million outstanding under this facility under letters of credit. The amounts are not reflected as borrowings on the Parent’s balance sheet.

The Company is a party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operations.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 7 - DERIVATIVE INSTRUMENTS

Atlas from time to time enters into natural gas futures and option contracts on the Company’s behalf to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange (“NYMEX”) futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.

Atlas Energy and the Company formally document all relationships between hedging instruments and the items being hedged, including the Company’s risk management objectives and strategy for undertaking the hedging transactions. This includes matching the natural gas futures and options contracts to the forecasted transactions. The Company assesses both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in fair value of hedged items. Historically these contracts have qualified and been designated as cash flow hedges and recorded at their fair values. Gains or losses on future contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. Such gains and losses are charged or credited to Accumulated Other Comprehensive Income (Loss) and recognized as a component of oil and gas production revenues in the month the hedged gas is sold. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in gas reference prices under a hedging instrument and actual gas prices, the Company will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings.

At December 31, 2006, the Company had 234 open natural gas futures contracts allocated to it by Atlas related to natural gas sales covering 23,521,115 dekatherms (“Dth”) (net to the Company) of natural gas, maturing through December 31, 2010 at a combined average settlement price of $8.48 per Dth. At December 31, 2006, the Company reflected net hedging assets on its balance sheet of $20.3 million. Of the $20.3 million net gain in accumulated other comprehensive income at December 31, 2006, if the fair values of the instruments remain at current market values, the Company will reclassify $11.8 million of net gains to its statement of operations over the next twelve month period as these contracts expire, and $8.5 million of net gains will be reclassified in later periods. Actual amounts that will be reclassified will vary as a result of future price changes. Ineffective hedge gains or losses are recorded within the statement of operations while the hedge contract is open and may increase or decrease until settlement of the contract. The Company recognized gains of $6.8 million for the year ended December 31, 2006 within its statement of operations related to the settlement of qualifying hedge instruments. The Company recognized no gains or losses during the year ended December 31, 2006 for hedge ineffectiveness or as a result of the discontinuance of these cash flow hedges.

Derivatives are recorded on the balance sheet as assets or liabilities at fair value. For derivatives qualifying as hedges, the effective portion of changes in fair value are recognized in member’s equity as Accumulated Other Comprehensive Income (Loss) and reclassified to earnings as such transactions are settled. For non-qualifying derivatives and for the ineffective portion of qualifying derivatives, changes in fair value are recognized in earnings as they occur.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 7 - DERIVATIVE INSTRUMENTS (CONTINUED)

At December 31, 2006, Atlas had allocated the following natural gas fixed-price swaps in place to the Company:

Natural Gas Fixed - Price Swaps

Twelve Month		Average	Fair Value
Period	Volumes	Fixed Price	Asset (2)
Ended December 31,	(MMBTU) (1)	(per MMBTU)	(in thousands)
2007	6,273,000	$8.596	$11,105
2008	6,766,000	8.914	4,903
2009	6,731,000	8.306	3,293
2010	2,312,000	7.532	251
			$19,552

Costless Collars
Twelve Month			Fair Value
Period	Volumes	Average	Asset
Ended December 31,	(MMBTU)	Floor and Cap	(in thousands)

2007	771,000	$7.50-8.60	$647	Puts purchased
2007	771,000	7.50-8.60	─	Calls sold
2008	668,000	7.50-9.40	120	Puts purchased
2008	668,000	7.50-9.40	─	Calls sold
			$767

Total assets			$20,319

(1)	MMBTU represents million British Thermal Units.

(2)	Fair value based on forward NYMEX natural gas price on December 31, 2006.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 7 - DERIVATIVE INSTRUMENTS (CONTINUED)

The following table sets forth the book and estimated fair values of derivative instruments at the date indicated (in thousands):

	December 31, 2006
	Book Value	Fair Value
Assets
Derivative instruments	$22,036	$22,036
	$22,036	$22,036
Liabilities
Derivative instruments	$(1,717)	$(1,717)
	$20,319	$20,319

The fair value of the derivatives are included in the balance sheets as follows (in thousands):

December 31,
2006
Unrealized hedge gains-short-term	$11,826
Other assets-long term	10,210
Unrealized hedge loss-long-term	(1,717)
$20,319

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

Results of operations from oil and gas producing activities for the periods indicated are as follows (in thousands):

			Three Months	Year
			Ended	Ended
	Years Ended September 30,		December 31,	December 31,
	2004	2005	2005	2006

Revenues	$23,098	$34,042	$13,332	$58,120
Production costs	(2,107)	(3,320)	(1,263)	(9,383)
Exploration expenses	(473)	(904)	473	(5)
Depreciation, depletion and amortization	(7,445)	(9,562)	(3,972)	(18,489)
Income taxes	(4,256)	(8,013)	(2,914)	(2,338)
Results of operations from oil and gas producing activities	$8,817	$12,243	$5,656	$27,905

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)

Capitalized Costs Related to Oil and Gas Producing Activities. The components of capitalized costs related to the Company’s oil and gas-producing activities are as follows (in thousands):

	At	At
	December 31,	December 31,
	2005	2006
Mineral interests:
Proved properties	$2,052	$1,034
Unproved properties	463	463
Wells and related equipment	197,653	268,628
Support equipment	1,965	2,834
	202,133	272,959

Accumulated depreciation, depletion and amortization	(35,237)	(53,214)
Net capitalized costs	$166,896	$219,745

Costs Incurred in Oil and Gas Producing Activities. The costs incurred by the Company in its oil and gas activities during the periods indicated are as follows (in thousands):

				Three Months
				Ended	Year Ended
	Years Ended September 30,			December 31,	December 31,
	2004	2005		2005	2006

Property acquisition costs:
Unproved properties	$438	$	―	$ ─	$ ─
Exploration costs	473		904	1,367	6,176
Development costs	32,766		59,524	17,289	72,404
	$33,677		$60,428	$18,656	$78,580

The development costs above for the periods noted were substantially all incurred for the development of proved undeveloped properties.

Oil and Gas Reserve Information (Unaudited). The estimates of the Company’s proved and unproved gas and oil reserves are based upon evaluations made by management and verified by Wright & Company, Inc., an independent petroleum engineering firm, as of September 30, and 2005 and December 31, 2006. All reserves are located within the United States. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provisions for price and cost escalation except by contractual arrangements.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)

Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

•
Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

•
Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

•
Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as “indicated additional reservoirs”, (b) crude oil and natural gas, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (c) crude oil and natural gas, that may occur in undrilled prospects; and (d) crude oil and natural gas, and NGLs, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operation methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standardized measure of discounted future net cash flows may not represent the fair market value of the Company’s oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for effects have not been proved.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)

The Company’s reconciliation of changes in proved reserve quantities is as follows:

	Gas	Oil
	(Mcf)	(Bbls)

Balance September 30, 2003	83,830,378	62,415
Extensions and discoveries	26,806,939	235,902
Transfers to limited partnerships	(7,808,942)	(15,217)
Revisions	(6,493,890)	(7,135)
Production	(3,872,923)	(15,898)
Balance September 30, 2004	92,461,562	260,067
Extensions and discoveries	31,509,029	173,068
Transfers to limited partnerships	(5,397,575)	(147,153)
Revisions	(4,739,866)	(41,575)
Production	(4,548,987)	(22,972)
Balance September 30, 2005	109,284,163	221,435
Extensions and discoveries	8,357,940	36,931
Sales of reserves in-place	(30,798)	―
Purchase of reserves in-place	4,880	6
Transfers to limited partnerships	(4,740,605)	─
Revisions	(3,184,799)	(16,594)
Production	(1,256,034)	(7,392)
Balance December 31, 2005	108,434,747	234,386
Extensions and discoveries	46,198,871	12,384
Sales of reserves in-place	(48,765)	(703)
Purchase of reserves in-place	130,896	66
Transfers to limited partnerships	(6,671,754)	(19,235)
Revisions	(17,852,149)	(96,195)
Production	(5,781,832)	(26,406)
Balance December 31, 2006	124,410,014	104,297

Proved developed reserves at:
September 30, 2004	46,580,498	111,168
September 30, 2005	56,043,521	78,558
December 31, 2005	59,185,072	99,743
December 31, 2006	63,551,783	100,927

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (CONTINUED)

The following schedule presents the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves. The estimated future production is priced at fiscal year-end prices, adjusted only for fixed and determinable increases in natural gas and oil prices provided by contractual agreements. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves based on fiscal year-end cost levels and includes the effect on cash flows of settlement of asset retirement obligations on gas and oil properties. The future net cash flows are reduced to present value amounts by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions existing at the period ends indicated below and such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations.

			Three Months	Year
	Years Ended		Ended	Ended
	September 30,	September 30,	December 31,	December 31,
	2004	2005	2005	2006
	(in thousands)		(in thousands)

Future cash inflows	$652,811	$1,616,657	$1,190,257	$823,988
Future production costs	(79,989)	(141,456)	(142,411)	(202,451)
Future development costs	(91,195)	(116,287)	(107,750)	(149,583)
Future income tax expense	(122,962)	(383,239)	(267,293)	―
Future net cash flows	358,665	975,675	672,803	471,954
Less 10% annual discount for estimated timing of cash flows	(222,143)	(575,713)	(389,406)	(320,239)
Standardized measure of discounted future net cash flows	$136,522	$399,962	$283,397	$151,715

The future cash flows estimated to be spent to develop proved undeveloped properties in the years ended December 31, 2007, 2008 and 2009 are $48.1 million, $50.8 million and $50.7 million, respectively.

ATLAS RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)

The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved oil and gas reserves after income taxes. Income taxes have been removed from the beginning balance for the year ended December 31, 2006 due to the Company’s change in structure to a pass-through entity for taxes.

	Year Ended September 30, 2005	Three Months Ended December 31, 2005	Year Ended December 31, 2006
	(in thousands)	(in thousands)	(in thousands)
Balance, beginning of period	$136,522	$399,962	$380,004

Increase (decrease) in discounted future net cash flows:
Sales and transfers of oil and gas, net of related costs	(31,505)	(12,070)	(48,731)
Net changes in prices and production costs	265,150	(169,832)	(195,835)
Revisions of previous quantity estimate	(22,272)	(11,175)	(25,489)
Development costs incurred	4,289	2,727	3,426
Changes in future development costs	(1,577)	(1,159)	(8,514)
Transfers to limited partnerships	(25,295)	(8,563)	(7,766)
Extensions, discoveries, and improved recovery less related costs	153,630	22,597	44,787
Purchases of reserves in-place	458	19	254
Sales of reserves in-place, net of tax effect	―	(118)	(259)
Accretion of discount	17,942	13,676	38,000
Net changes in future income taxes	(104,412)	50,814	―
Estimated settlement of asset retirement obligation	(201)	(780)	(3,184)
Estimated proceeds on disposals of well equipment	72	693	4,547
Other	7,161	(3,394)	(29,525)

Balance, end of period	$399,962	$283,397	$151,715

Atlas Resources, LLC

Financial Statements

(Unaudited)

June 30, 2007

ATLAS RESOURCES, LLC
BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(In thousands)
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,470	$10,097
Accounts receivable	17,353	23,485
Prepaid expenses	2,415	2,167
Short-term hedge receivable due from affiliate	8,136	11,826
Total current assets	29,374	47,575

Property and equipment, net	269,339	224,764

Long-term hedge receivable due from affiliate	4,289	10,210
Goodwill	20,868	20,868
Intangible assets, net	2,184	2,422
	$326,054	$305,839

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Current portion of long-term debt	$32	$38
Accounts payable	12,373	14,070
Liabilities associated with drilling contracts	62,291	86,765
Advances from parent	135,074	99,131
Accrued liabilities	4,405	3,313
Total current liabilities	214,175	203,317

Asset retirement obligation	10,911	9,660
Long-term debt	14	29
Long-term hedge liability due to affiliate	9,558	1,642

Member's equity:
Accumulated other comprehensive income	2,049	20,319
Member's capital	89,347	70,872
Total member's equity	91,396	91,191
	$326,054	$305,839

See accompanying notes to financial statements

ATLAS RESOURCES, LLC
STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
	(In thousands)
REVENUES
Well construction and completion	$137,517	$84,688
Gas and oil production	31,608	29,451
Well services	5,151	3,991
Transportation	3,898	2,889
Administration and oversight	7,870	4,656
Total revenues	186,044	125,675

COSTS AND EXPENSES
Well construction and completion	119,580	73,640
Gas and oil production and exploration	6,490	3,999
Well services	1,846	1,758
General and administrative	1,547	304
Fees and reimbursements-affiliate	26,591	31,309
Depreciation, depletion and amortization	11,057	8,824
Income tax benefit (See Note 2)	—	(16,261)
Interest expense - affiliates	187	188
Other income (expense)-net	271	(98)
	167,569	103,663

Net income	$18,475	$22,012

See accompanying notes to financial statements

ATLAS RESOURCES, LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY
(In thousands)
(Unaudited)

	Accumulated
	Other		Total
	Comprehensive	Member’s	Member’s
	Income (Loss)	Capital	Equity

Balance, January 1, 2007	$20,319	$70,872	$91,191

Other comprehensive loss	(18,270)	—	(18,270)

Net income	—	18,475	18,475

Balance, June 30, 2007	$2,049	$89,347	$91,396

See accompanying notes to financial statements

ATLAS RESOURCES, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,475	$22,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	11,057	8,824
Management fees, cost allocations and intercompany interest allocated from affiliates	26,591	31,309
Gain on disposal of assets	(25)	(11)
Deferred tax benefit	—	(16,896)
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	6,132	(1,495)
Decrease in accrued liabilities and accounts payable	(1,349)	(6,881)
(Decrease) increase in liabilities associated with drilling contracts	(24,474)	18,296
Increase in other assets	(248)	(565)
Net cash provided by operating activities	36,159	54,593

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(54,161)	(38,408)
Proceeds from sale of assets	44	1,334
Net cash used in investing activities	(54,117)	(37,074)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on borrowings	(21)	(44)
Net borrowings (payments) from/to affiliates	9,352	(36,818)
Net cash provided by (used in) financing activities	9,331	(36,862)

Decrease in cash and cash equivalents	(8,627)	(19,343)
Cash and cash equivalents at beginning of period	10,097	19,539
Cash and cash equivalents at end of period	$1,470	$196

See accompanying notes to financial statements

ATLAS RESOURCES, LLC
STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
	(In thousands)
Net income	$18,475	$22,012
Other comprehensive income (loss):
Unrealized holding gains (losses) on hedging contracts	(13,653)	6,574
Less: reclassification adjustment for gains realized in net income	(4,617)	(2,788)
	(18,270)	3,786`
Comprehensive income	$205	$25,798

See accompanying notes to financial statements

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS
June 30, 2007

NOTE 1 - NATURE OF OPERATIONS

Atlas Resources, LLC, (“the Company”), a Pennsylvania limited liability company, is a wholly-owned subsidiary of Atlas Energy Resources, LLC (NYSE: ATN), (the “Parent” or “Atlas Energy”). The Company is engaged in the exploration, development and production of natural gas and oil primarily in the Appalachian Basin area. In addition, the Company performs contract drilling and well operation services. The Company’s operations are dependent upon the resources and services provided by Atlas Energy. Atlas Energy conducts its operations through Atlas Energy Operating LLC, its wholly owned subsidiary. The Company finances a substantial portion of its drilling activities through drilling partnerships it sponsors. The Company typically is the managing general partner and has a material interest in these partnerships.

Atlas America, Inc., (“Atlas,” NASDAQ: ATLS), in anticipation of an initial public offering of Atlas Energy, formed the Company on March 24, 2006 and Atlas Resources, Inc. was merged into it. Atlas Resources, LLC became an indirect subsidiary of the newly-formed Atlas Energy Resources, LLC (“Atlas Energy”). The results of operations up through March 23, 2006 are from Atlas Resources, Inc. and its subsidiary. On the effective date of the merger, the Company became a single member LLC and each share of Atlas Resources, Inc. was cancelled.

The accompanying financial statements, which are unaudited except that the balance sheet at December 31, 2006 is derived from audited financial statements, are presented in accordance with accounting principles generally accepted in the United States for interim reporting. They do not include all disclosures normally made in audited financial statements. In management's opinion, all adjustments necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the periods disclosed have been made. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto presented in this registration statement for the year ended December 31, 2006. The results of operations for the six-month period ended June 30, 2007 may not necessarily be indicative of the results of operations for the full year ending December 31, 2007.

Public Offering of Atlas Energy Resources, LLC

In December 2006, Atlas contributed substantially all of its natural gas and oil assets and its investment partnership management business to Atlas Energy, a then wholly-owned subsidiary. Concurrent with this transaction, Atlas Energy issued 7,273,750 Class B common units, representing a 19.4% ownership interest, in an initial public offering at a price of $21.00 per unit. The net proceeds of approximately $139.9 million after underwriting discounts and commissions were distributed to Atlas in the form of a nontaxable dividend and repayment of debt.

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Receivables

In evaluating its allowance for possible losses, the Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customers’ current creditworthiness, as determined by the Company’s review of its customers’ credit information. The Company extends credit on an unsecured basis to many of its energy customers. At June 30, 2007 and December 31, 2006, the Company’s credit evaluation indicated that it has no need for an allowance for possible losses.

Revenue Recognition

Because there are timing differences between the delivery of natural gas and oil and the Company’s receipt of a delivery statement, the Company has unbilled revenues. These revenues are accrued based upon volumetric data from the Company’s records and the Company’s estimates of the related transportation and compression fees, which are, in turn, based upon applicable product prices. The company had unbilled trade receivables at June 30, 2007 and December 31, 2006 of $12.9 million, and $12.1 million respectively, which are included in accounts receivable on its Balance Sheets.

Income Taxes

The Company was included in the federal income tax return of its Parent up through the merger date in March 2006. Income taxes were presented for that three month period as if the Company had filed a return on a separate company basis utilizing its calculated effective rate of 31%. The Company’s effective tax rate was lower than the federal statutory rate due to the benefit of percentage depletion. Separate company state tax returns are filed in those states in which the Company is registered to do business. The net balance of Atlas Resources, Inc.'s deferred tax liability of $16.9 million has been eliminated through a credit to the Company's earnings before taxes in accordance with Financial Accounting Standard Board Statement No. 109. The current tax expense of $635,000 incurred from January 1, 2006 up to the merger at March 23, 2006 was charged to income from operations.

After the merger, the Company became a single member limited liability company. The Company’s single member is a limited liability company, thus no provision for federal income tax purposes is made because taxable income or loss is included in the tax returns of the individual members.

Recently Issued Financial Accounting Standards

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards, No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure eligible financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement will be effective as of the beginning of an entity’s first fiscal year beginning November 15, 2007. The statement offers various options in electing to apply its provisions and at this time the Company has not made any decisions as to its application and is evaluating the impact of the adoption of SFAS 159 on the Company’s financial position and results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement (“SFAS 157”). SFAS 157 addresses the need for increased consistency in fair value measurements, defining fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a framework for measuring fair value and expands disclosure requirements. SFAS 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of the adoption of SFAS 157 on its financial position and results of operations.

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2007

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation, depletion and amortization of oil and gas properties is calculated based on cost less estimated salvage value primarily using the unit-of-production method. Other fixed assets are depreciated using the straight-line method over the assets estimated useful lives. Maintenance and repairs are expensed as incurred. Major renewals and improvements that extend the useful lives of property are capitalized.

Property and equipment consists of the following at the dates indicated (in thousands):

	June 30,	December 31,
	2007	2006

Mineral interests:
Proved properties	$6,465	$1,034
Unproved properties	740	463
Wells and related equipment	316,540	268,280
Land, buildings and improvements	2,834	2,834
Support equipment	3,433	3,000
Other	1,193	465
	331,205	276,076

Accumulated depreciation, depletion and amortization:
Oil and gas properties	(59,451)	(49,223)
Other	(2,415)	(2,089)
	(61,866)	(51,312)
	$269,339	$224,764

NOTE 4 - ASSET RETIREMENT OBLIGATION

The Company accounts for asset retirement obligations under FAS No. 143, Accounting for Retirement Asset Obligations (“SFAS 143”) and FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”) which require that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, with the associated asset retirement costs being capitalized as a part of the carrying amount of the long-lived asset. The Company has asset retirement obligations related to its plugging and abandonment of its oil and gas wells. SFAS 143 requires the Company to consider estimated salvage value in the calculation of depreciation, depletion and amortization.

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2007

NOTE 4 - ASSET RETIREMENT OBLIGATION (CONTINUED)

A reconciliation of the Company’s liability for well plugging and abandonment costs for the periods indicated is as follows (in thousands):

	Six Months Ended
	June 30,
	2007	2006

Asset retirement obligation, beginning of period	$9,660	$6,195
Liabilities incurred	1,021	1,126
Liabilities settled	(1)	(1)
Accretion expense	231	110
Asset retirement obligation, end of period	$10,911	$7,430

The above accretion expense is included in depreciation, depletion and amortization in the Company's statements of income.

NOTE 5 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Advances from Parent shown on the Company’s Balance Sheets represents amounts owed for advances and other transactions in the normal course of business. The Company depends on its parent company, Atlas Energy Resources, LLC, and their affiliates, for all management and administrative functions. The Company pays a management fee of 7% of subscription funds raised and reimburses Atlas Energy Resources, LLC for management and administrative services and expenses incurred on its behalf based on an allocation of total revenues. Such fees and reimbursements amounted to $26.6 million and $31.3 million for the six months ended June 30, 2007 and 2006 respectively. This fee and expense reimbursement is shown as Fees and reimbursements-affiliate on the Company’s Statements of Income. The fees and reimbursements have decreased in the current period as compared to the previous year similar period due to a change in how transportation expense is allocated to the Company. The advances are subordinated to any third party debt. The Company incurred interest expense related to intercompany transactions for the six months ended June 30, 2007 and 2006 of $187,000 and $188,000, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is the managing general partner of various energy partnerships, and has agreed to indemnify each investor partner from any liability that exceeds such partner’s share of partnership assets. Subject to certain conditions, investor partners in certain energy partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% to 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material. The Company may also be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the energy partnerships equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreements.

The Company is a party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operations.

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2007

NOTE 7 - DERIVATIVE INSTRUMENTS

Atlas Energy from time to time enters into natural gas futures, options, and collar contracts on the Company’s behalf to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange (“NYMEX”) futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.

Atlas Energy and the Company formally document all relationships between hedging instruments and the items being hedged, including the Company’s risk management objectives and strategy for undertaking the hedging transactions. This includes matching the natural gas futures and options contracts to the forecasted transactions. The Company assesses, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in fair value of hedged items. Historically these contracts have qualified and have been designated as cash flow hedges and recorded at their fair values. Gains or losses on future contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. Such gains and losses are charged or credited to Accumulated Other Comprehensive Income (Loss) and recognized as a component of oil and gas production revenues in the month the hedged gas is sold. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in gas reference prices under a hedging instrument and actual gas prices, the Company will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings.

At June 30, 2007, the Company had 396 open natural gas futures contracts allocated to it by Atlas Energy related to natural gas sales covering 35.4 million mmbtu (net to the Company) of natural gas, maturing through June 30, 2012 at a combined average settlement price of $8.23 per mmbtu. At June 30, 2007, the Company reflected net hedging assets on its balance sheet of $2,048,900. Of the $2,048,900 net gain in Accumulated Other Comprehensive Income at June 30, 2007, if the fair values of the instruments remain at current market values, the Company will reclassify $7,318,000 of net gains to its statement of operations over the next twelve month period as these contracts expire, and $5,269,100 of net losses will be reclassified in later periods. Actual amounts that will be reclassified will vary as a result of future price changes. Ineffective hedge gains or losses are recorded within the statement of operations while the hedge contract is open and may increase or decrease until settlement of the contract. The Company recognized no gains or losses during the six months ended June 30, 2007 and 2006 for hedge ineffectiveness or as a result of the discontinuance of these cash flow hedges. The Company recognized gains of $4.6 and $2.8 million for the six months ended June 30, 2007 and 2006, respectively, within its Statements of Operations related to the settlement of qualifying hedge instruments.

At June 30, 2007, Atlas had allocated the following natural gas volumes hedged on behalf of the Company:

Natural Gas Fixed-Price Swaps

			Fair Value
Twelve Month		Average	Asset
Period Ending	Volumes	Fixed Price	(Liability) (1)
June 30,	(MMBTU)	(per MMBTU)	(in thousands)

2008	8,698,000	$8.68	$7,167
2009	8,507,000	$8.50	(52)
2010	6,588,000	$8.05	(2,027)
2011	3,678,000	$7.52	(2,014)
2012	1,279,000	$7.36	(508)
			$2,566

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2007

NOTE 7 - DERIVATIVE INSTRUMENTS (CONTINUED)

Costless Collars

Twelve Month				Fair Value
Period Ending	Option	Volumes	Average	Asset
June 30,	Type	(MMBTU)	Floor & Cap	(Liability)

2008	Puts purchased	480,000	$7.50	$204
2008	Calls sold	480,000	$8.60	—
2008	Puts purchased	416,000	$7.50	—
2008	Calls sold	416,000	$9.40	(53)
2009	Puts purchased	416,000	$7.50	—
2009	Calls sold	416,000	$9.40	(59)
2010	Puts purchased	768,000	$7.75	—
2010	Calls sold	768,000	$8.75	(197)
2011	Puts purchased	768,000	$7.75	1
2011	Calls sold	768,000	$8.75	—
2011	Puts purchased	1,919,000	$7.50	—
2011	Calls sold	1,919,000	$8.45	(456)
2012	Puts purchased	1,919,000	$7.50	43
2012	Calls sold	1,919,000	$8.45	—
				(517)
			Total net asset	$2,049

(1) Fair value based on forward NYMEX natural gas prices, on June 30, 2007.

The following table sets forth the book and estimated fair values of derivative instruments (in thousands):

	June 30, 2007
	Book Value	Fair Value
Assets
Derivative instruments	$12,425	$12,425
	$12,425	$12,425
Liabilities
Derivative instruments	$(10,376)	$(10,376)
	$2,049	$2,049

ATLAS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
June 30, 2007

NOTE 7 - DERIVATIVE INSTRUMENTS (CONTINUED)

The fair value of the derivatives is included in the balance sheets as follows (in thousands):

	June 30,	December 31,
	2007	2006
Short-term hedge receivable due from affiliate	$8,136	$11,826
Long-term hedge receivable due from affiliate	4,289	10,210
Accrued liabilities	(818)	(75)
Long-term hedge liability due to affiliate	(9,558)	(1,642)
	$2,049	$20,319

NOTE 8 - ACQUISITION OF DTE GAS & OIL COMPANY BY ATLAS ENERGY

On June 29, 2007, Atlas Energy acquired all of the outstanding equity interests of DTE Gas & Oil Company (“DGO”) from DTE Energy Company (NYSE:DTE) and MCN Energy Enterprises for $1.268 billion, including adjustments for working capital of $10.4 million and current year capital expenditures of $19.0 million. Assets acquired include interests in approximately 2,150 natural gas wells with estimated proved reserves of approximately 613.7 billion cubic feet of natural gas equivalents, located in the northern lower peninsula of Michigan, 228,000 developed acres and 66,000 undeveloped acres. Subsequent to the acquisition of DGO, Atlas Energy changed its name to Atlas Gas & Oil Company (“AGO”). With this acquisition, Atlas Energy increased its natural gas and oil production as well as entered into a new region that offers additional opportunities to expand its operations.  However, it currently is not anticipated the partnerships will drill any wells in this area.

To fund the acquisition, Atlas Energy borrowed $713.9 million on its new credit facility and completed a private placement of 7,298,181 Class B common units and 16,702,828 Class D units to a group of institutional investors at a weighted average price of $25.00 per unit for net proceeds of $597.5 million. Proceeds of $52.5 million were used to pay the outstanding balance of Atlas Energy's credit facility with Wachovia Bank. The Class B common and Class D units are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The Class D units are a new class of equity security which automatically converts to common units on a one-to-one basis with the consent of the Company’s unit holders. Atlas Energy plans to obtain the consent by November 11, 2007. The Class D units have no voting rights and are subordinated to the Class A and Class B common units in the payment of dividends and on dissolution or liquidation. Atlas Energy entered into a registration rights agreement in connection with the sale of the units. The agreement requires Atlas Energy to prepare and file a registration statement covering the resale of such units by January 31, 2008 and have such registration statement declared effective by May 30, 2008. Atlas Energy could be required to pay certain amounts as defined in the agreement in the event the registration deadlines are not met. The potential payments would be approximately 0.25% of the gross proceeds of the offerings, or $1.5 million for the first 30-day period after the deadline, increasing by an additional 0.25% per 30-day period, up to a maximum of 1.0% of the gross proceeds of the offerings per 30-day period.

The Company and various energy subsidiaries of Atlas America and Atlas Energy Resources, LLC are guarantors of borrowings under the new $850.0 million credit facility, and the borrowings are collateralized by substantially all of the assets of Atlas Energy Resources, LLC, the Company and the other guarantors (collectively the "obligors"). This includes the Company's interests in its partnerships, but does not include any investor's units in the partnerships. Under the new credit facility, the obligors are subject to substantial restrictions and financial covenants and ratios. The failure to comply with any of the restrictions and covenants under the new credit facility could result in a default, which could cause all of the then-existing indebtedness to be immediately due.

APPENDIX A
INFORMATION REGARDING
CURRENTLY PROPOSED PROSPECTS
FOR
ATLAS RESOURCES PUBLIC #17-2007(A) L.P.

INFORMATION REGARDING CURRENTLY PROPOSED PROSPECTS

The partnerships do not currently hold any interests in any prospects on which the wells will be drilled, and the managing general partner has absolute discretion in determining which prospects will be acquired to be drilled. However, set forth below is information relating to certain proposed prospects and the wells which will be drilled on the prospects by Atlas Resources Public #17-2007(A) L.P., which is the first partnership in the program. It is referred to in this section as the “2007(A) Partnership.” One well will be drilled on each development prospect, and for purposes of this discussion the well and prospect are referred to together as the “well.” The managing general partner does not anticipate that the wells will be selected in the order in which they are set forth below. Also, the wells currently proposed to be drilled by the 2007(A) Partnership when its subscription proceeds are released from escrow, and from time to time thereafter, are subject to the managing general partner’s right to:

•	withdraw the wells and to substitute other wells;

•	take a lesser working interest in the wells;

•	add other wells; or

•	any combination of the foregoing.

The specified wells represent some of the wells to be drilled if subscription proceeds of approximately $140 million are raised and the 2007(A) Partnership takes the working interests in the wells that are set forth below in the “Lease Information” for each area. In this regard, the managing general partner anticipates that approximately 29% of the targeted subscription proceeds will be expended on drilling wells to the Marcellus Shale, although at the date of this prospectus only three prospects have been specified in the Marcellus Shale. See “Compensation - Drilling Contracts” for the total estimated weighted average cost per well for each of the primary areas. The managing general partner has not proposed any other wells if:

•	a greater amount of subscription proceeds is raised;

•	a lesser working interest in the wells is acquired; or

•	other wells are substituted for the proposed wells for any of the reasons set forth below.

The managing general partner has not authorized any person to make any representations to you concerning the possible inclusion of any other wells which will be drilled by the 2007(A) Partnership or the other remaining partnership or partnerships, and you should rely only on the information in this prospectus. The currently proposed wells will be assigned to the 2007(A) Partnership unless there are circumstances which, in the managing general partner’s opinion, lessen the relative suitability of the wells. These considerations include:

•	the amount of the subscription proceeds received by the 2007(A) Partnership;

•	the latest geological and production data available;

•	potential title or spacing problems;

•	availability and price of drilling services, tubular goods and services;

•	approvals by federal and state departments or agencies;

•	agreements with other working interest owners in the wells;

•	farmins; and

•	continuing review of other properties which may be available.

Any substituted and/or additional wells will meet the same general criteria that the managing general partner used in selecting the currently proposed wells, and generally will be located in areas where the managing general partner or its affiliates have previously conducted drilling operations. You, however, will not have the opportunity to evaluate for yourself the relevant production and geological information for the substituted and/or additional wells.

1

The information regarding the currently proposed wells is intended to help you evaluate the economic potential and risks of drilling the proposed wells. This includes production information for wells in the same general area as the proposed well, which the managing general partner believes is an important indicator in evaluating the economic potential of any well to be drilled. However, generally, there will be little or no production information from surrounding wells for the majority of the wells to be drilled by a partnership, which results in greater uncertainty to you and the other investors. This lack of production information results primarily from the managing general partner, as operator, proposing wells to be drilled in a partnership that are adjacent to wells it has previously drilled as operator in prior partnerships that have not yet been completed, have not yet been put on-line to sell production, or have been producing for only a short period of time so there is little or no production information available. This risk is further increased for wells drilled to the Marcellus Shale since the managing general partner has limited experience in drilling wells to the Marcellus Shale and very limited production information . See the production data set forth for each of the primary areas. If the managing general partner was not the operator of a previously drilled well, then the production information is not available if the well was drilled within the last five years since the Pennsylvania Department of Environmental Resources keeps production data confidential for the first five years from the time a well starts producing. See “Risk Factors - Risks Related to an Investment In a Partnership - Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership’s Drilling Program.” The managing general partner has proposed wells to be drilled, for which there is no production data for other wells in the immediate area, because geologic trends in the immediate area, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed wells also will be productive.

When reviewing production information for each well offsetting, or in the general area, of a proposed well to be drilled, you should consider the factors set forth below.

•
The length of time that the well has been on-line, and the time period for which production information is shown. Generally, the shorter the period for which production information is shown the less reliable the information is in predicting the ultimate recovery of reserves from a well.

•
Production from a well declines throughout the life of the well. The rate of decline, the “decline curve,” varies based on which geological formation is producing, and may be affected by the operation of the well. For example, the wells in the Clinton/Medina geological formation in western Pennsylvania will have a different decline curve from the wells in the Mississippian/Upper Devonian Sandstone Reservoir in Fayette, Greene and Westmoreland Counties, which also are situated in western Pennsylvania. Also, each well in a geological formation or reservoir will have a different rate of decline from the other wells in the same formation or reservoirs.

•
The greatest volume of production (“flush production”) from a well usually occurs in the early period of well operations and may indicate a greater reserve volume (generally, the ultimate amount of natural gas and oil recoverable from a well) than the well actually will produce. This period of flush production can vary depending on how the well is operated and the location of the well.

•	There is no production information for the majority of the wells. The designation “N/A” means:

•
the production information was not available to the managing general partner because there was a third-party operator as discussed in “Risk Factors - Risks Related to an Investment In a Partnership - Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership’s Drilling Program”; or

•	if the managing general partner was the operator, then when the information was prepared the well was:

•	not completed;

•	completed, but was not on-line to sell production; or

•	producing for only a short period of time.

2

•
Production information for wells located close to a proposed well tends to be more relevant than production information for wells located farther away, although performance and volume of production from wells located on contiguous prospects can be much different since the geological conditions in these areas can change in a short distance.

•	Consistency in production among wells tends to confirm the reliability and predictability of the production.

The information set forth below is included to help you become familiar with the proposed wells.

•	A map of western Pennsylvania and eastern Ohio showing their counties		5

•	Fayette County, Pennsylvania (Mississippian/Upper Devonian Sandstone Reservoirs)

	•	Lease information for Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	7

	•	Location and Production Maps for Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania showing the proposed wells and the wells in the area	11

	•	Production data for Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	21

	•	DC Energy Consultants, Inc.’s geologic evaluation for the currently proposed wells in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	41

•	Western Pennsylvania (Clinton/Medina Geological Formation)

	•	Lease information for western Pennsylvania and eastern Ohio	48

	•	Location and Production Maps for western Pennsylvania and eastern Ohio showing the proposed wells and the wells in the area	50

	•	Production data for western Pennsylvania and eastern Ohio	55

	•	DC Energy Consultants, Inc.’s geologic evaluation for the currently proposed wells in western Pennsylvania and eastern Ohio	58

•	Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee (Mississippian Carbonate and Devonian Shale Reservoirs)

	•	A map of Tennessee showing its Counties	64

	•	Lease information for Anderson, Campbell, Morgan, Roane and Scott Counties,Tennessee	66

	•	Location and Production Maps for Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee showing the proposed wells and the wells in the area	68

	•	Production data for Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee	73

	•	DC Energy Consultants, Inc.’s geologic evaluation for the primary drilling area in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee	76

•	Southwestern Pennsylvania (Marcellus Shale)

	•	Lease information for the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	82

3

•	Location and Production Map for the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania showing the proposed wells and the wells in the area	84

•	Production data for the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	86

•	DC Energy Consultants, Inc.’s geologic evaluation for the currently proposed wells in the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	88

4

MAP OF WESTERN PENNSYLVANIA

AND

EASTERN OHIO

5

6

LEASE INFORMATION

FOR

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

7

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
1	Agbay #1	Fayette	3/6/2007	3/6/2012	12.5%	0%	0%	87.5%	100%	110	20
2	Agbay #4	Fayette	3/6/2007	3/6/2012	12.5%	0%	0%	87.5%	100%	110	20
3	Berger #1	Fayette	12/20/2006	12/20/2007	12.5%	0%	0%	87.5%	100%	82	20
4	Berger #2	Fayette	12/20/2006	12/20/2007	12.5%	0%	0%	87.5%	100%	82	20
5	Bialon #2	Westmoreland	3/26/2003	HBP	12.5%	0%	0%	87.5%	100%	62	20
6	Biddle #10	Greene	7/28/2006	HBP	12.5%	0%	0%	87.5%	100%	180	20
7	Biddle #15	Greene	7/28/2006	HBP	12.5%	0%	0%	87.5%	100%	180	20
8	Biddle #16	Greene	8/2/2006	HBP	12.5%	0%	0%	87.5%	100%	102	20
9	Burchianti #31	Greene	1/24/2007	1/24/2008	14.5%	0%	0%	85.5%	100%	1,571	20
10	Burchianti #33	Greene	1/24/2007	1/24/2008	14.5%	0%	0%	85.5%	100%	1,571	20
11	Burchianti #38	Greene	1/24/2007	1/24/2008	14.5%	0%	0%	85.5%	100%	1,571	20
12	Clarke #12	Fayette	12/7/2006	12/7/2011	12.5%	0%	0%	87.5%	100%	150	20
13	Clarke #15	Fayette	12/7/2006	12/7/2011	12.5%	0%	0%	87.5%	100%	150	20
14	Consol/USX #30	Greene	9/13/2006	9/13/2009	12.5%	0%	0%	87.5%	100%	1,151	20
15	Consol/USX #32	Greene	9/13/2006	9/13/2009	12.5%	0%	0%	87.5%	100%	1,151	20
16	Consol/USX #52	Greene	9/13/2006	9/13/2009	12.5%	0%	0%	87.5%	100%	1,151	20
17	Diederich #3	Fayette	1/7/2002	1/7/2008	12.5%	0%	0%	87.5%	100%	37	20
18	Ellingson #1	Westmoreland	1/5/2007	1/5/2012	12.5%	0%	0%	87.5%	100%	102	20
19	Ellingson #2	Westmoreland	1/5/2007	1/5/2012	12.5%	0%	0%	87.5%	100%	102	20
20	Fairbank R & G Club #3	Fayette	1/31/2000	HBP	12.5%	0%	0%	87.5%	100%	240	20
21	Fellin #2	Washington	1/6/2006	1/6/2009	12.5%	0%	0%	87.5%	100%	102	20
22	Ferens #2	Fayette	7/19/2007	7/19/2012	12.5%	0%	0%	87.5%	100%	212	20
23	Ferens #4	Fayette	7/19/2007	7/19/2012	12.5%	0%	0%	87.5%	100%	212	20
24	Gideon #1	Greene	1/24/2007	1/24/2008	14.5%	0%	0%	85.5%	100%	120	20
25	Gideon #2	Greene	1/24/2007	1/24/2008	14.5%	0%	0%	85.5%	100%	120	20
26	Gideon #4	Greene	1/24/2007	1/24/2008	14.5%	0%	0%	85.5%	100%	120	20
27	Hanabeck #1	Fayette	5/5/2007	5/5/2010	12.5%	0%	0%	87.5%	100%	26	20
28	Hanabeck #2	Fayette	5/5/2007	5/5/2010	12.5%	0%	0%	87.5%	100%	12	12
29	Hathaway #4	Greene	9/18/2006	9/18/2010	12.5%	0%	0%	87.5%	100%	867	20

8

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
30	Hustosky #1	Fayette	1/18/2007	1/18/2012	12.5%	0%	0%	87.5%	100%	142	20
31	Hustosky #4	Fayette	1/18/2007	1/18/2012	12.5%	0%	0%	87.5%	100%	142	20
32	Hustosky #7	Fayette	1/18/2007	1/18/2012	12.5%	0%	0%	87.5%	100%	142	20
33	Jordan #1	Fayette	3/30/2007	3/30/2009	12.5%	0%	0%	87.5%	100%	77	20
34	Jordan #3	Fayette	3/30/2007	3/30/2009	12.5%	0%	0%	87.5%	100%	77	20
35	Kerr #3	Greene	7/31/2007	HBP	12.5%	0%	0%	87.5%	100%	200	20
36	Kerr #5	Greene	7/31/2007	HBP	12.5%	0%	0%	87.5%	100%	200	20
37	Kovach #13	Greene	6/29/2007	11/23/2008	12.5%	0%	0%	87.5%	100%	134	20
38	Kovach #14	Greene	6/29/2007	11/23/2008	12.5%	0%	0%	87.5%	100%	134	20
39	Kovach #15	Greene	6/29/2007	11/23/2008	12.5%	0%	0%	87.5%	100%	74	20
40	Kovach #16	Greene	6/29/2007	11/23/2008	12.5%	0%	0%	87.5%	100%	134	20
41	Kovach #18	Greene	6/29/2007	11/23/2008	12.5%	0%	0%	87.5%	100%	134	20
42	Lester #1	Fayette	4/25/2005	4/25/2009	12.5%	0%	0%	87.5%	100%	35	20
43	Markle #10	Westmoreland	10/4/2006	10/4/2011	12.5%	0%	0%	87.5%	100%	38	20
44	Markle #11	Westmoreland	10/4/2006	10/4/2011	12.5%	0%	0%	87.5%	100%	38	20
45	Markle #8	Westmoreland	7/12/2006	7/12/2011	12.5%	0%	3.125%	84.4%	100%	107	20
46	Masterbray #2	Fayette	2/27/2007	2/27/2012	12.5%	0%	0%	87.5%	100%	98	20
47	Masterbray #5	Fayette	2/27/2007	2/27/2012	12.5%	0%		87.5%	100%	98	20
48	Mica #1	Westmoreland	7/3/2006	7/3/2011	12.5%	0%	3.125%	84.4%	100%	89	20
49	Mica #2	Westmoreland	7/3/2006	7/3/2011	12.5%	0%	3.125%	84.4%	100%	89	20
50	Mountaineer Land Management #1	Fayette	8/2/2006	8/2/2011	12.5%	0%	0%	87.5%	100%	77	20
51	Mountaineer Land Management #3	Fayette	8/2/2006	8/2/2011	12.5%	0%	0%	87.5%	100%	77	20
52	Painter #1	Westmoreland	1/16/2007	1/16/2012	12.5%	0%	0%	87.5%	100%	47	20
53	Polander #1	Greene	10/25/2006	10/25/2010	12.5%	0%	0%	87.5%	100%	26	20
54	Rea #1	Fayette	4/14/2006	4/14/2011	12.5%	0%	0%	87.5%	100%	11	11
55	Shallenberger #1	Fayette	10/26/2006	10/26/2008	12.5%	0%	0%	87.5%	100%	30	20
56	Shuma #1	Westmoreland	1/5/2007	1/5/2012	12.5%	0%	0%	87.5%	100%	130	20
57	Shuma #4	Westmoreland	1/5/2007	1/5/2012	12.5%	0%	0%	87.5%	100%	130	20
58	Skokut #1	Westmoreland	12/5/2006	12/5/2008	12.5%	0%	0%	87.5%	100%	75	20

9

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
59	Skokut #4	Westmoreland	12/5/2006	12/5/2008	12.5%	0%	0%	87.5%	100%	100	20
60	Skokut #7	Westmoreland	12/5/2006	12/5/2008	12.5%	0%	0%	87.5%	100%	100	20
61	Skokut #9	Westmoreland	12/5/2006	12/5/2008	12.5%	0%	0%	87.5%	100%	75	20
62	Stewart #15	Fayette	11/30/2006	11/30/2009	12.5%	0%	0%	87.5%	100%	74	20
63	Stewart #17	Fayette	11/30/2006	11/30/2009	12.5%	0%	0%	87.5%	100%	74	20
64	Stopka #1	Washington	3/24/2007	3/24/2012	12.5%	0%	0%	87.5%	100%	95	20
65	Stopka #3	Washington	3/24/2007	3/24/2012	12.5%	0%	0%	87.5%	100%	95	20
66	Willis #10	Greene	9/26/2006	9/26/2009	12.5%	0%	0%	87.5%	100%	78	20
67	Willis #12	Greene	9/26/2006	9/26/2009	12.5%	0%	0%	87.5%	100%	78	20
68	Yeager #1	Fayette	12/19/2006	12/19/2007	12.5%	0%	0%	87.5%	100%	104	20
69	Yeager #3	Fayette	12/19/2006	12/19/2007	12.5%	0%	0%	87.5%	100%	104	20
70	Zervos #1	Greene	5/10/2006	5/10/2009	12.5%	0%	0%	87.5%	100%	203	20
71	Zervos #3	Greene	5/10/2006	5/10/2009	12.5%	0%	0%	87.5%	100%	203	20
72	Zervos #5	Greene	5/10/2006	5/10/2009	12.5%	0%	0%	87.5%	100%	203	20

*HBP - Held by Production.
10

LOCATION AND PRODUCTION MAPS FOR

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES,
PENNSYLVANIA

11

1
2
3
4
5
6
7
8
Westmoreland
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1 0 1 2 3 4 mi
Atlas Resources Public # 17-2007 (A) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

12

MARKLE 8
MARKLE 10
MARKLE 11
SHUMA 1
SHUMA 4
ELLINGSON 1
ELLINGSON 2
PAINTER 1
SKOKUT 1
SKOKUT 9
SKOKUT 4
MICA 2
MICA 1
SKOKUT 7
BIALON 2
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1000 0 1000 2000 3000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s
1

13

STOPKA 1
STOPKA 3
FELLIN 2
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1000 0 1000 2000 3000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
2
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

14

DIEDERICH 3
JORDAN 1
JORDAN 3
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1000 0 1000 2000 3000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
3
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

15

SHALLENBERGER
CLARKE
CLARKE
KREK-SPEENEY UNIT
GRIMALDI UNIT
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Abend'd
1000 0 1000 2000 3000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
4
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

16

MOUNTAINEER LAND MANANGEMENT
MOUNTAINEER LAND MANANGEMENT
YEAGER 3
YEAGER 1
REA 1
HATHAWAY 4
BIDDLE 10
BIDDLE 16
BIDDLE 15
KERR 3
KERR 5
WILLIS 10
WILLIS 12
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1000 0 1000 2000 3000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
5
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

17

FAIRBANK R & G CLUB
3
STEWART
15
STEWART
17
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1000 0 1000 2000 3000 ft
Atlas Resources Public # 17-2007 (A) L.P.
Proposed Locations
6
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

18

POLANDER 1
KOVACH 13
KOVACH 14
KOVACH 15
KOVACH 16
KOVACH 18
GIDEON 1
GIDEON 2
GIDEON 4
BURCHIANTI 38
BURCHIANTI 31
BURCHIANTI 33
BURCHIANTI METER
CONSOL/USX 52
CONSOL/USX 30
CONSOL/USX 32
ZERVOS 1
ZERVOS 3
ZERVOS 5
0 1000 2000 3000 ft
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Abandon'd
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
7
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

19

AGBAY 1
AGBAY 4
MASTERBRAY 5
MASTERBRAY 2
DUNBAR COMPRESSOR
FERENS 2
FERENS 4
HUSTOSKY 1
HUSTOSKY 4
HUSTOSKY 7
BERGER 1
BERGER 2
HANABECK 1
HANABECK 2
LESTER 1
119
1000 0 1000 2000 3000 ft
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
8
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
Upper Devonian Play
Fayette, Greene, Washington, Westmoreland Co.'s

20

PRODUCTION DATA

FOR

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

21

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
109	N/A	N/A	N/A	N/A	11277	N/A	N/A
173	MCBrumage	Dicarlo #2	12/29/67	N/A	N/A	3093	N/A
185	Atlas Resources, Inc.	Dearth #1	N/A	32	2285	N/A	N/A
228	Burkland	Goodwin #3	01/01/46	740	N/A	N/A	N/A
229	Burkland	Gaddis #3	01/01/41	800	9710	N/A	N/A
231	Burkland	Kelley #1	01/01/38	836	N/A	N/A	N/A
246	JD&D Enterprises	JD&D Enterprises #1	06/19/95	147	N/A	N/A	N/A
20006	Keystone Resources Inc	Greaves #1	05/24/58	591	N/A	1036	N/A
20008	Keystone Resources Inc	Greaves #2	09/21/51	671	N/A	3535	N/A
20093	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20116	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20250	The Peoples N/Atural Gas Company	Harim # 1	10/13/79	335	0	5237	N/A
20398	Ashtola Production Co	Stanley Tabaj Et Ux	05/11/84	N/A	N/A	4330	N/A
20429	Ashtola Production Co	Duncan #2	02/21/85	1022	9488	4041	N/A
20637	Phillips Production Company	Zimmerman #1	06/14/92	183	253	4273	N/A
20759	Mid-Penn Energy Corporation	Tabaj #2	07/26/95	145	N/A	4041	N/A
20807	WBurkland	Graham Heirs #1	03/07/96	N/A	N/A	1500	N/A
20863	Douglas Oil and Gas Inc	Soberdash #1	09/25/96	131	42220	4515	N/A
20865	Douglas Oil and Gas Inc	Anderson #1	09/16/96	132	N/A	3890	N/A
20870	Mid-Penn Energy Corporation	John Harim #1	11/02/96	N/A	N/A	4013	N/A
20882	Mid-Penn Energy Corporation	Harim Unit #1	01/12/97	N/A	N/A	4363	N/A
20891	Atlas Resources, Inc. (Arg)	Coughenour #1	N/A	N/A	172999	N/A	1,153
20901	Mid-Penn Energy Corporation	Tabaj #3	02/17/97	127	N/A	4235	N/A
21103	Douglas Oil & Gas Inc	Usx & MoN/Arch #1	08/13/99	97	17235	4333	N/A
21336	Great Lakes Energy Partners, Llc	Langley #1	12/29/02	56	N/A	3883	N/A
21353	Dorso Energy	Maceyak Unit #1	12/16/01	69	N/A	4288	N/A
21528	Peoples N/Atural Gas	Charles A Schue #3	09/24/79	335	12244	3178	N/A
21640	Great Lakes Energy Partners, Llc	Zimmerman C #2	03/03/03	54	N/A	4395	N/A
21667	Peoples N/Atural Gas	Charles H Schue #1	09/10/80	324	19027	3229	N/A
21709	N/A	N/A	N/A	0	N/A	N/A	N/A
21710	Great Lakes Energy Partners, Llc	Langley #2	05/11/05	28	N/A	3720	N/A
21825	Kriebel Minerals Inc	W Orr #004	12/11/03	45	N/A	4481	N/A
21954	Great Lakes Energy Partners, Llc	Matich #1	10/15/04	35	N/A	3734	N/A

22

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
22097	Penneco Oil Company Inc	Junk #1	05/13/04	40	N/A	4217	N/A
22333	Atlas Resources, Inc.	Whiteko #6	10/21/04	1258	N/A	4251	N/A
22469	Atlas Resources, Inc.	Redman #2	02/10/05	23	12134	3710	374
22472	Questa Petroleum Company	Grant Jones #1	09/20/84	275	31828	3106	N/A
22474	Questa Petroleum Company	Thorton Sleith #1	11/03/84	274	469	4429	N/A
22523	Questa Petroleum Company	Theodore N Budd #1	12/10/84	273	212337	2610	N/A
22558	Atlas Resources, Inc.	DuN/Ay #4	05/24/05	1265	N/A	3968	N/A
22621	N/A	N/A	N/A	0	85263	N/A	N/A
22638	Questa Petroleum Company	Robert A Dryburgh #1	06/26/85	266	43896	3005	N/A
22653	N/A	N/A	N/A	0	N/A	N/A	N/A
22669	Atlas Resources, Inc.	Brazzon # 1	05/15/06	1277	N/A	3958	N/A
22670	Atlas Resources, Inc.	Brazzon # 2	05/21/06	1277	N/A	3949	N/A
22671	Atlas Resources, Inc.	Brazzon # 3	N/A	0	N/A	N/A	N/A
22672	Atlas Resources, Inc.	Brazzon # 4	06/26/06	1278	N/A	3997	N/A
22679	Questa Petroleum Company	Jones #2	09/17/85	264	N/A	4327	N/A
22683	Great Lakes Energy Partners, Llc	Langley Unit #5	07/27/05	25	N/A	3760	N/A
22705	Great Lakes Energy	Barnes # 1	06/05/05	1265	N/A	3752	N/A
22717	Atlas Resources, Inc.	Skovran #17	06/09/05	24	5849	4197	128
22735	Questa Petroleum Co	Sherbondy # 1	11/04/85	262	593	4325	N/A
22771	Questa Petroleum Co	Nemec # 1	05/17/86	256	44371	4263	N/A
23024	Questa Petroleum Co	Nemec # 2	09/19/78	348	25505	3755	N/A
23051	Questa Petroleum Co	Sherbondy # 2	12/03/87	237	N/A	4310	N/A
23055	Questa Petroleum Co	Nyswaner # 2	09/18/88	228	N/A	3513	N/A
23417	Penneco Oil Co	Leslie Unit # 2	04/25/04	40	N/A	5407	N/A
23418	Atlas Resources, Inc.	Teslovich #21	03/20/07	5	N/A	5500	N/A
23522	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23528	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23547	Atlas Resources, Inc.	Elliot/Charney #4	01/19/07	8	2295	3793	712
23602	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23625	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23626	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23627	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24004	Penneco Oil Co	Boord # 1	11/09/06	10	N/A	4565	N/A

23

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24032	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24033	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24094	Questa Petroleum Co	Ltv # 1	07/29/99	97	133622	2254	N/A
24095	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24113	Kriebel	Elias # 1	02/13/98	115	N/A	3810	N/A
24145	Mid-Penn Energy	O'Masta # 3	04/09/98	113	12578	3609	N/A
90036	Greensboro Gas Co	John W Jefferis #1	06/21/43	770	N/A	2498	N/A
00031	Gerthoffer & Jones	S.H.Powers	10/11/39	815	N/A	2264	N/A
00047	N/A	N/A	N/A	N/A	N/A	NA	N/A
00087	N/A	N/A	N/A	N/A	N/A	NA	N/A
00144	Atlas Resources, Inc.	Smell #1, E.	N/A	5	1945	N/A	0
00145	Atlas Resources, Inc.	Smell #2, E.	N/A	17	4815	N/A	8
00146	Atlas Resources, Inc.	Nobel #1, M.	N/A	19	5728	N/A	9
00153	Columbia Gas Transmission Corp	Jeffries #640032	06/08/26	975	424	N/A	N/A
00154	Atlas Resources, Inc.	Morris #1	N/A	37	1646	N/A	1
00155	Atlas Resources, Inc.	DuN/Ay #1	N/A	32	2946	N/A	0
00157	Atlas Resources, Inc.	Lunnen #1, M.	N/A	36	4118	N/A	0
00159	Atlas Resources, Inc.	Morris #2	N/A	19	14727	N/A	23
00177	Atlas Resources, Inc.	Ruane Farms #1, T.P.	N/A	16	258	N/A	0
00199	Burkland	Gray #27	01/01/47	728	34963	N/A	N/A
00200	Burkland	Leslie #1	01/01/41	800	4174	N/A	N/A
00203	Burkland	Holland #1	01/01/39	824	10319	N/A	N/A
00205	Burkland	Tomasek #1	N/A	N/A	3766	N/A	N/A
00213	Burkland	Holchin #1	01/01/38	836	18423	N/A	N/A
00216	Burkland	Johnson #2	01/01/39	824	4852	N/A	N/A
00217	Burkland	Johnson #3	01/01/39	824	1899	N/A	N/A
00220	Burkland	Hibbs #12	01/01/40	812	15237	N/A	N/A
01398	Columbia Gas Transmission Corp	Kudock # 670544	08/04/21	1033	6546	2279	N/A
1046	Equitable Prod Co	Evans # 1015	01/01/49	704	7404	1164	N/A
1200	Equitrans Inc	Hart # 3568	01/01/41	800	2790	2790	N/A
1204	Equitrans Inc	Hathaway # 3577	01/01/41	800	3644	1986	N/A
122	Carnegie N/Atural gas co	H.C.Frick Coke #969	N/A	N/A	28023	N/A	N/A
1336	carnegie N/Atura gas co	Hart # 476	01/01/23	1016	14022	N/A	N/A

24

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
1397	Columbia Gas Transmission Corp	Kerr # 670446	10/22/18	1066	1701	2400	N/A
1399	Columbia Gas Transmission Corp	Ponek # 670948	02/26/43	774	11062	2989	N/A
1436	Columbia Gas Transmission Corp	Hewitt #1	03/18/41	798	2223	3095	N/A
1559	Dunn Joseph L	Earnest # 665-1	03/20/22	1025	13380	2718	N/A
1560	Dunn Joseph L	Earnest # 665-2	02/22/49	702	8120	3057	N/A
1662	Greenridge Oil Co	Waters # 748	01/01/25	992	2720	3112	N/A
1715	Onexx Production & Exploration Corp	Goughenour #1	01/01/50	692	N/A	2041	N/A
1716	Onexx Production & Exploration Corp	Goughenour #2	01/10/50	692	N/A	2854	N/A
1717	Onexx Production & Exploration Corp	Goughenour #3	01/10/51	680	N/A	3366	N/A
1721	Onexx Production & Exploration Corp	Sowers # W-58	11/16/53	646	N/A	3249	N/A
1735	Onexx Production & Exploration Corp	Cowen # 2	12/01/48	705	N/A	3059	N/A
1736	Onexx Production & Exploration Corp	Iams #1	05/01/49	700	N/A	3098	N/A
1737	Onexx Production & Exploration Corp	Iams #2	08/01/50	685	N/A	3050	N/A
1738	Onexx Production & Exploration Corp	Iams #3	01/01/51	680	N/A	3175	N/A
1754	Onexx Production & Exploration Corp	Sowers # W-93	02/24/50	690	N/A	2950	N/A
1817	Hubill & Co	Plainfield Farm #1	1/1/1887	N/A	N/A	2420	N/A
1859	N/A	N/A	N/A	N/A	N/A	NA	N/A
1967	Unknown	Olga Lynch	04/18/70	449	N/A	NA	N/A
20098	Allegheny Land & Mineral Co	Cowell # A-317	09/17/66	492	N/A	3236	N/A
20117	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20138	Dominion Peoples	Gray #1	09/10/73	408	N/A	1778	N/A
20145	Orville Eberly	Kolonsky #1	06/04/41	795	N/A	2395	N/A
20148	Dominion Peoples	Gillock #1	08/23/74	396	N/A	3902	N/A
20194	Yoder Frank A	Yoder # 8391	10/29/78	346	N/A	4094	N/A
20249	Burkland	Hanigosky #2	08/15/79	337	51113	2611	N/A
20263	Columbia Gas Transmission Corp	Pate #1	03/28/40	809	N/A	2645	N/A
20380	Questa Petroleum Company	Elliott #2	09/24/83	287	120	3822	N/A
20570	Dorso Energy	Stevens #1	07/04/91	1098	67453	3750	N/A
20571	Phillips Production Company	Nelson #1	09/28/91	191	135824	4300	N/A
20576	Phillips Production Company	Adams #1	07/18/91	194	202466	4276	N/A
20581	PC Exploration Inc	Tissue #2	09/16/91	192	326180	4260	N/A
20588	PC Exploration Inc	Tissue #5	10/14/91	191	108901	4298	N/A
20589	PC Exploration Inc	Tissue #6	11/17/91	190	218019	4289	N/A

25

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
20590	PC Exploration Inc	Tissue #7	11/22/91	189	274247	4314	N/A
20591	PC Exploration Inc	Tissue #8	10/20/91	190	18221	4289	N/A
20592	PC Exploration Inc	Tissue #9	11/10/92	178	108949	4268	N/A
20597	PC Exploration Inc	Greene #4	12/04/91	189	39129	4415	N/A
20614	Lechner Gas and Oil Company	Rhodes #2	11/17/72	418	N/A	1960	N/A
20619	N/A	N/A	N/A	N/A	N/A	NA	N/A
20620	Douglas Oil and Gas Inc	Boltendahl #2	01/23/92	187	95965	4350	N/A
20623	Douglas Oil and Gas Inc	Boltendahl #3	07/25/92	181	120105	4450	N/A
20626	Douglas Oil and Gas Inc	Boltendahl #1	01/31/92	187	100458	4400	N/A
20635	Douglas Oil and Gas Inc	Panzella Unit #1	07/19/92	182	N/A	4205	N/A
20637	Lechner Gas and Oil Company	Rhodes #10	06/21/73	410	N/A	3200	N/A
20649	Douglas Oil and Gas Inc	Nelson #2	03/31/93	173	103994	4250	N/A
20650	PC Exploration Inc	Kennedy #5	11/02/92	178	154934	4318	N/A
20664	The Peoples N/Atural Gas Company	Leeper #1	08/28/73	408	N/A	4000	N/A
20668	The Peoples N/Atural Gas Company	Leeper #2	10/07/73	407	44021	3816	N/A
20673	Dorso Energy	Joseph #1	03/05/73	414	N/A	4129	N/A
20675	PC Exploration Inc	Green #3	12/29/92	176	58957	4324	N/A
20684	The Peoples N/Atural Gas Company	Schae #1	04/18/74	401	34277	3908	N/A
20688	Douglas Oil and Gas Inc	Nelson Unit #4	09/10/93	168	93040	4239	N/A
20694	The Peoples N/Atural Gas Company	Schue #2	04/28/74	400	60456	3909	N/A
20701	Fairman Drilling Company	Melenyzer #1	09/03/74	396	44038	4324	N/A
20742	Kriebel Gas Inc	Fairbank Rod & Gun Club #001	11/12/96	130	N/A	3985	N/A
20743	Mid-Penn Energy Corporation	Cunningham-Fornof Unit #1	03/15/95	150	N/A	4089	N/A
20745	Atlas Resources, Inc.	Joseph, G. #1	N/A	451	28549	N/A	163
20749	Atlas Resources, Inc.	Harvey, G. #1	N/A	211	19327	N/A	122
20751	Atlas Resources, Inc.	Joseph, G. #2	N/A	451	26883	N/A	164
20754	Atlas Resources, Inc.	Joseph, G. #3	N/A	78	31214	N/A	205
20764	Douglas Oil and Gas Inc	Clark #1	08/22/95	144	N/A	4239	N/A
20782	Atlas Resources, Inc.	Coligan Unit #1	N/A	57	4359	N/A	52
20791	Rejiss Associates	McGill #1	09/18/95	144	37728	3906	N/A
20796	PC Exploration Inc	Sampey #1	12/06/95	141	54800	4254	N/A
20800	Rejiss Associates	McGill #3	07/30/96	133	41792	3900	N/A
20805	Atlas Resources, Inc.	Joseph, G. #4	N/A	78	16290	N/A	76

26

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
20831	Rejiss Associates	Joshowitz #6A	10/21/96	130	69172	4053	N/A
20843	Douglas Oil and Gas Inc	Rosensteel #1	07/30/96	133	70574	3511	N/A
20847	Douglas Oil and Gas Inc	Nelson #1	09/05/96	132	70574	3696	N/A
20861	Rejiss Associates	Joshowitz #11	10/27/96	130	51184	4074	N/A
20866	N/A	N/A	N/A	N/A	N/A	NA	N/A
20868	Dorso Energy	Stevens #2	10/19/96	131	43689	3760	N/A
20869	PC Exploration Inc	Leighty #1	10/10/96	131	18866	4393	N/A
20877	PC Exploration Inc	Nelson #2	11/24/96	129	85039	4468	N/A
20878	PC Exploration Inc	Nelson #3	09/19/97	120	95058	4405	N/A
20894	Atlas Resources, Inc.	Zitney Well #1	N/A	91	17012	N/A	111
20896	Douglas Oil and Gas Inc	Herbert #1	02/06/97	127	70574	3625	N/A
20902	Douglas Oil and Gas Inc	Hughes Unit #1	03/10/97	126	70574	3895	N/A
20922	Dorso Energy	Stevens #3	09/30/97	119	27750	3828	N/A
20931	Douglas Oil and Gas Inc	Lynn #1	10/27/97	118	50927	3885	N/A
20943	Douglas Oil and Gas Inc	Nelson #3	10/27/97	118	50927	3637	N/A
20987	Rejiss Associates	Joshowitz #14	04/21/98	112	44418	3864	N/A
21011	Beldon & Blake Corporation	Joseph #1	08/27/98	108	18989	1315	N/A
21012	Beldon & Blake Corporation	Joseph #2	08/24/98	108	12251	1427	N/A
21013	Beldon & Blake Corporation	Harvey #USX-4	09/29/98	107	11934	1380	N/A
21014	Beldon & Blake Corporation	Nelson #L-3	09/11/98	108	9065	1474	N/A
21015	Beldon & Blake Corporation	Boltendahl # USX-2	09/25/98	107	11289	1653	N/A
21016	Beldon & Blake Corporation	Howarth #L-1	08/21/98	108	18631	1445	N/A
21021	Atlas Resources, Inc.	Croushore #1	N/A	90	95767	N/A	510
21023	Belden & Blake Corp	T Nelson Usx-1	09/23/98	107	8308	1606	N/A
21024	Belden & Blake Corp	D Thompson L-2	09/16/98	108	17984	1424	N/A
21027	Belden & Blake Corp	H Leighty Usx-7	09/21/98	107	16840	1365	N/A
21034	Belden & Blake Corp	J Cunningham Usx-B	10/02/98	107	36281	1426	N/A
211	Burkland	Linn Coal #1	01/01/42	788	N/A	N/A	N/A
21119	Phillips Prod Co	Elsie Adams #2	12/23/99	92	54017	4275	N/A
21121	Phillips Prod Co	Elsie Adams #3	01/05/00	92	11727	4425	N/A
21129	N/A	N/A	N/A	0	N/A	N/A	N/A
21132	Atlas Resources, Inc.	Dick Ut.#1	N/A	78	36829	N/A	241
21165	Atlas Resources, Inc.	Hoehn #1	09/25/00	81	86913	3879	503

27

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
21167	Atlas Resources, Inc.	Bukovitz Tr. 5-#1	10/21/00	81	32893	3275	252
21176	Atlas Resources, Inc.	Filbert Supply #2	12/08/00	79	266918	3933	117
21188	Belden & Blake Corp	Usx Grimaldi & Joseph #10	12/28/00	80	8283	1427	N/A
21189	Belden & Blake Corp	J Joseph-Usx #11	02/01/01	79	3029	1411	N/A
21206	Atlas Resources, Inc.	Stoken # 2	11/05/00	79	43137	4026	216
21209	Atlas Resources, Inc.	Cfr-Usx #2	11/17/00	80	75731	3814	398
21220	Atlas Resources, Inc.	Stoken #1	01/26/01	79	27275	4059	196
21222	Atlas Resources, Inc.	Cfr-Usx #1	11/21/00	79	102249	3823	517
21223	Phillips Prod Co	Green & Kennedy #1	11/21/00	81	22348	3896	N/A
21232	Atlas Resources, Inc.	Fairbank Rod & Gun # 2	01/12/01	37	2274	3973	0
21236	William S Burkland	C Mihalsky #1	06/08/01	75	N/A	3368	N/A
21237	Atlas Resources, Inc.	Fairbank Rod & Gun # 1	01/19/01	78	16391	4055	82
21239	Atlas Resources, Inc.	Keslar # 4	03/19/01	76	349169	4126	199
21250	Atlas Resources, Inc.	Cfr/Usx # 3	03/12/01	76	152826	3825	818
21252	Atlas Resources, Inc.	Skovran Unit # 6	03/19/01	75	95445	4066	340
21255	Atlas Resources, Inc.	Faverio # 1	07/02/01	65	4830	4113	9
21292	Atlas Resources, Inc.	Skovran # 8	07/07/01	73	121952	2147	368
21302	Atlas Resources, Inc.	Keslar Ut # 5	07/23/01	71	39444	4020	50
21307	Atlas Resources, Inc.	Hoehn Ut. #3	09/27/01	70	170735	3856	579
21311	Atlas Resources, Inc.	Croushore # 3	09/05/01	70	49797	4060	253
21320	Atlas Resources, Inc.	Hmelyar # 1	08/24/01	58	15465	4202	177
21326	Atlas Resources, Inc.	Skovran Ut # 7	09/10/01	70	54432	4063	339
21342	Atlas Resources, Inc.	Szuhay #1	12/10/01	67	90084	4449	200
21357	Atlas Resources, Inc.	Bashour #1	12/18/01	67	319756	4558	989
21358	Atlas Resources, Inc.	Skovran Ut.# 10	12/04/01	67	41517	4500	406
21359	Atlas Resources, Inc.	Frances M Goodwin	06/07/77	N/A	25046	2995	N/A
21380	Peoples N/Atural Gas	Charles F Eckert #1	11/25/78	345	N/A	3889	N/A
21398	Viking Resources Corp	Hall Hogsett #11	01/31/02	67	N/A	4203	N/A
21425	Atlas Resources, Inc.	Cfr/Usx #5	03/20/02	62	138814	3776	558
21430	Columbia Gas Transmission	Charles J Hartley	08/23/78	348	N/A	3025	N/A
21452	Columbia Gas Transmission	Paul & Concetta Ciaffoni	10/10/78	347	N/A	2941	N/A
21453	Atlas Resources, Inc.	Rider & Ashton #1	05/15/02	64	8118	4425	62
21455	Atlas Resources, Inc.	Thomas Ut #4	02/10/03	53	10059	4425	77

28

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
21465	Atlas Resources, Inc.	Skovran Ut #11	06/12/02	62	21707	4559	287
21468	Atlas Resources, Inc.	Hoehn Ut. #4	06/13/02	62	89549	3811	650
21506	Atlas Resources, Inc.	Gilleland #3	N/A	61	31822	N/A	158
21539	Atlas Resources, Inc.	N/AtioN/Al Mines Corp. #8	09/18/02	60	20726	4390	126
21549	Atlas Resources, Inc.	Nichols #2	04/03/03	51	36675	3757	136
21550	Atlas Resources, Inc.	Nichols #3	12/19/03	45	10924	3727	155
21559	Atlas Resources, Inc.	Debord #1	10/17/02	57	31175	4426	304
21571	Angerman Associates Inc	Thomas & Joyce L Hambleton #1	01/28/86	259	N/A	3161	N/A
21572	Peoples N/Atural Gas	Joseph A Cook #1	11/17/79	334	N/A	2937	N/A
21601	Atlas Resources, Inc.	Debord #5	01/24/03	54	37484	3883	135
21605	Atlas Resources, Inc.	Debord #2	02/06/03	54	7092	4089	85
21612	William S Burkland	James E Frey #1	01/14/03	56	N/A	3766	N/A
21614	Atlas Resources, Inc.	Debord #3	01/31/03	54	109723	4090	524
21615	Atlas Resources, Inc.	Debord #4	01/19/03	54	28096	3942	226
21646	Atlas Resources, Inc.	Yoder #18	02/25/03	52	8778	4125	63
21660	Atlas Resources, Inc.	Skovran #14	03/24/03	52	22986	4125	180
21677	Atlas Resources, Inc.	N/AtioN/Al Mines Corp. #9	09/25/03	49	36835	3943	332
21702	Atlas Resources, Inc.	Stewart # 8	04/01/03	53	27302	4058	419
21726	Kepco Inc	Franklin L Hart #1	10/11/82	299	39432	5945	N/A
21740	Atlas Resources, Inc.	Debord #6	07/14/03	50	4561	4118	38
21814	Derby Oil And Gas Co	Hathaway #H-1	01/03/83	296	4	6100	N/A
21816	Atlas Resources, Inc.	Kalafut #1	09/06/03	47	4686	3902	133
21836	Atlas Resources, Inc.	Kisner #3	05/23/83	24	1402	5950	0
21837	Kepco Inc	Franklin L Hart #2	05/16/83	292	15430	5628	N/A
21838	Atlas Resources, Inc.	Kisner #2	05/31/83	23	2068	5650	0
21839	Atlas Resources, Inc.	Jackson Farms #14	05/04/83	47	64408	5550	602
21840	Atlas Resources, Inc.	Free #2	04/26/83	47	22029	5650	297
21843	Kepco Inc	Franklin L Hart #3	06/06/83	291	7364	4550	N/A
21852	Atlas Resources, Inc.	Porter #9	11/06/03	46	N/A	3955	N/A
21865	Atlas Resources, Inc.	Stewart #7	10/31/03	48	39768	3971	65
21878	Atlas Resources, Inc.	Porter #11	02/10/04	39	10017	4570	162
21882	Atlas Resources, Inc.	Debord Ut.#7	11/17/03	44	15717	3872	226
21883	Atlas Resources, Inc.	N/AtioN/Al Mines #19	11/06/03	13	766	3899	0

29

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
21890	Atlas Resources, Inc.	E & N Land Ut.#1	07/06/84	44	5397	2500	50
21911	Atlas Resources, Inc.	Porter #10	12/29/03	39	26704	3952	349
21967	Peoples N/Atural Gas	John W Leeper #1	01/16/82	308	161990	3228	N/A
21987	N/A	N/A	N/A	0	N/A	N/A	N/A
21993	N/A	N/A	N/A	0	N/A	N/A	N/A
22028	Atlas Resources, Inc.	Cfr/Usx #6	03/14/04	43	41817	3666	392
22069	Atlas Resources, Inc.	Stewart #9	04/08/04	36	5478	3788	63
22091	Atlas Resources, Inc.	Tercho-Shimko #2	08/16/04	5	11893	N/A	0
22100	Peoples N/Atural Gas	John W Leeper #2	08/18/82	301	38359	3317	N/A
22148	Atlas Resources, Inc.	Stewart #14	07/26/04	1255	N/A	4482	N/A
22178	Atlas Resources, Inc.	Cfr/Usx # 4	10/14/04	32	27855	4332	625
22188	Atlas Resources, Inc.	Amrick #1	N/A	33	24101	N/A	433
22204	Atlas Resources, Inc.	Whetsel #5	10/20/04	29	2479	4520	43
22232	Atlas Resources, Inc.	Weisman #2	08/14/04	36	12897	3997	280
22239	Atlas Resources, Inc.	Williams #25	09/15/04	30	8009	4486	159
22242	Atlas Resources, Inc.	Dorazio #4	08/31/04	28	12307	4512	204
22281	Atlas Resources, Inc.	O'Donnell #3	12/16/04	26	16096	4350	344
22305	Atlas Resources, Inc.	Whetsel #4	N/A	29	2893	N/A	50
22332	Atlas Resources, Inc.	Macala Ut #1	N/A	23	16888	N/A	595
22345	Atlas Resources, Inc.	Campbell Farms #1	11/24/04	26	8861	4534	217
22346	Atlas Resources, Inc.	Campbell Farms #5	12/05/04	26	21072	4430	387
22347	Atlas Resources, Inc.	Stanislaw Ut.#1	11/03/04	29	8055	4692	185
22348	Atlas Resources, Inc.	O'Donnell #4	10/05/04	24	10838	4330	273
22358	Atlas Resources, Inc.	Savochka/Gross #9	12/08/04	23	16176	N/A	522
22387	Atlas Resources, Inc.	Celaschi #1	07/16/06	1279	N/A	3952	N/A
22388	Atlas Resources, Inc.	Celaschi #2A	07/17/05	23	23990	N/A	866
22389	Atlas Resources, Inc.	Celaschi #3	N/A	24	46796	N/A	1415
22402	Atlas Resources, Inc.	Williams Ut.#27	11/19/04	29	19567	4460	478
22406	Atlas Resources, Inc.	Williams Ut.#24	11/11/04	26	7738	4489	175
22421	Atlas Resources, Inc.	Bsc/Ray #2	02/23/05	26	43112	3737	950
22423	Atlas Resources, Inc.	Bsc/Ray #1	02/15/05	26	28822	3733	660
22425	Atlas Resources, Inc.	Baily #5	N/A	23	20910	N/A	564
22426	Atlas Resources, Inc.	Baily #4	N/A	24	37266	N/A	817

30

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
22427	Atlas Resources, Inc.	Baily #3	N/A	23	45446	N/A	905
22428	Atlas Resources, Inc.	Baily #2	04/14/05	23	29923	4032	876
22429	Atlas Resources, Inc.	Baily #1	01/07/05	24	12367	3938	302
22434	Atlas Resources, Inc.	Campbell Farms #2	01/07/05	26	13356	4606	181
22435	Atlas Resources, Inc.	Campbell Farms #4	01/13/05	26	18713	4486	390
22439	Atlas Resources, Inc.	Angeline-Bender Ut.#3	12/13/04	26	3565	4479	57
22442	Atlas Resources, Inc.	Angeline #4	02/07/05	25	2776	4005	101
22454	Atlas Resources, Inc.	Dorazio #5	N/A	26	7738	N/A	140
22461	Atlas Resources, Inc.	Holzapeel #3	09/23/92	20	884	2830	99
22468	Atlas Resources, Inc.	Redman #1	02/18/05	23	9574	3707	273
22470	Atlas Resources, Inc.	Redman #3	02/01/05	23	15807	3816	325
22471	Atlas Resources, Inc.	Redman Ut.#4	N/A	23	15931	N/A	425
22474	Atlas Resources, Inc.	Savochka/Gross #10	12/15/04	24	51411	4482	980
22480	Atlas Resources, Inc.	Redman Ut #5	N/A	24	14461	N/A	360
22490	Atlas Resources, Inc.	Canestrale #21	04/17/03	25	16741	3785	390
22500	Atlas Resources, Inc.	Work #4	N/A	22	35887	N/A	1277
22547	Atlas Resources, Inc.	Canistra/Graham #9	06/02/05	18	10258	3420	340
22610	Atlas Resources, Inc.	Angeline #2	02/07/06	16	5887	4002	198
22611	Atlas Resources, Inc.	Campbell Farms #3	05/02/05	25	10921	3980	246
22613	Atlas Resources, Inc.	DuN/Ay #2	06/01/05	17	11537	3483	284
22680	Questa Petroleum Company	Markle #1	09/10/85	264	381	4506	N/A
22684	Questa Petroleum Company	Dr. Frank R. Dondi #2	10/28/85	262	N/A	4449	N/A
22716	Atlas Resources, Inc.	Keslar #8	11/29/06	8	4132	4172	404
22757	Atlas Resources, Inc.	Skovran #16	05/08/07	4	72	4809	70
22760	Atlas Resources, Inc.	Skovran #21	03/26/07	5	263	4100	163
22801	Atlas Resources, Inc.	Orr #29	09/25/05	23	3268	3964	133
22803	Atlas Resources, Inc.	Yocum-Newcomer #4	07/21/05	25	28198	3866	800
22846	Atlas Resources, Inc.	Paxon/Gross #11	09/20/05	23	17320	3937	631
22890	Atlas Resources, Inc.	Lighthall # 1	10/22/05	22	N/A	3938	N/A
22925	Atlas Resources, Inc.	Vance #1	11/02/05	22	1894	4000	105
22926	Atlas Resources, Inc.	Vance #2	11/09/05	22	382	3818	20
22992	Atlas Resources, Inc.	KubiN/A #1	12/06/05	21	9754	3927	430
23019	Atlas Resources, Inc.	Kovach #8	12/23/05	20	6064	4515	220

31

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23030	Dorso Llc	Joseph # 1	04/27/06	16	N/A	4050	N/A
23035	Atlas Resources, Inc.	Fisher #6	01/06/06	20	5379	3888	241
23043	Atlas Resources, Inc.	Liston #6	12/01/06	9	9815	3809	926
23044	Atlas Resources, Inc.	Liston #7	03/15/06	18	10442	3843	612
23084	Atlas Resources, Inc.	Headlee # 1	09/21/01	71	13872	4096	113
23088	Atlas Resources, Inc.	Biddle # 1	09/10/01	72	5774	4030	485
23104	Atlas Resources, Inc.	Harbarger # 1	03/12/02	66	16408	4481	641
23105	Atlas Resources, Inc.	Harbarger # 2	10/21/01	70	16395	4370	144
23139	Atlas Resources, Inc.	Biddle # 3	03/26/02	65	3868	4007	135
23146	Atlas Resources, Inc.	Hutchinson #6	11/21/06	9	8677	N/A	524
23148	Atlas Resources, Inc.	Buday # 1	04/05/02	65	72088	4562	499
23150	Atlas Resources, Inc.	Burchianti # 1	03/14/02	66	17452	4104	333
23153	Questa Petroleum Co	Dryburgh # 2	06/17/89	219	9799	3078	N/A
23175	Atlas Resources, Inc.	Hendricks #6	07/25/06	13	15927	4545	40
23191	Atlas Resources, Inc.	Pavlik/Evanczuk #1	05/12/06	16	7254	3870	386
23199	Atlas Resources, Inc.	Pollock #1	06/06/06	15	5208	3810	305
232	Burkland	Gray #1	01/01/45	752	N/A	N/A	N/A
23231	Atlas Resources, Inc.	Campbell Farms #6	10/08/06	11	4127	4025	393
23232	Atlas Resources, Inc.	Campbell Farms #7	10/13/06	11	12781	3966	1230
23269	Atlas Resources, Inc.	Cochrane/Meshanko #1	08/14/06	13	5864	3970	351
23270	Atlas Resources, Inc.	Cochrane/Meshanko #5	07/21/06	13	11077	3786	758
23271	Atlas Resources, Inc.	Cochrane/Meshanko #4	07/26/06	13	8996	3822	672
23272	Atlas Resources, Inc.	Cochrane/Meshanko #3	08/01/06	13	7181	3932	613
23273	Atlas Resources, Inc.	Cochrane/Meshanko #2	08/09/06	13	4521	3933	252
23309	Penneco Oil Co	Burchianti # 1	08/25/03	48	N/A	4478	91
23310	Penneco Oil Co	Burchianti # 2	10/16/03	47	N/A	4303	N/A
23314	Penneco Oil Co	Burchianti # 3	08/22/03	48	N/A	4151	103
23397	Atlas Resources, Inc.	Macar #1	09/20/06	11	2800	4084	1758
23404	Atlas Resources, Inc.	Swartz # 1	11/19/06	10	N/A	3904	N/A
23406	Atlas Resources, Inc.	Swartz # 3	11/14/06	10	N/A	4028	N/A
23409	Dorso Llc	Gillock Estate # 2	06/27/91	194	20711	3095	N/A
23409	Atlas Resources, Inc.	Piwowar #1	09/25/06	11	3751	3660	1452
23415	Atlas Resources, Inc.	Teslovich #18	10/27/06	10	15675	5480	1546

32

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23416	Atlas Resources, Inc.	Teslovich #19	11/03/06	10	27305	5521	4563
23417	Atlas Resources, Inc.	Teslovich #20	10/17/06	11	6487	5503	558
23419	Atlas Resources, Inc.	Teslovich #22	10/22/06	10	23048	5321	3595
23420	Atlas Resources, Inc.	Yocum-Newcomer #3	11/15/06	10	10865	4275	2243
23441	Atlas Resources, Inc.	Piwowar #2	02/07/07	7	2449	3646	963
23442	Atlas Resources, Inc.	Macar #2	02/12/07	7	2091	4080	1163
23459	Atlas Resources, Inc.	Waters #6	02/08/07	7	3692	3872	1130
23486	Penneco Oil Co	Burchianti # 8	09/15/04	36	N/A	4167	N/A
23488	Penneco Oil Co	Berkshire # 1	09/24/04	35	N/A	4203	N/A
23512	Atlas Resources, Inc.	Rush #3	01/29/07	7	343	3960	84
23514	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23521	Atlas Resources, Inc.	Waters #9	02/22/07	6	3576	4355	1069
23524	Atlas Resources, Inc.	Waters #7	02/14/07	7	4778	3955	1443
23529	Atlas Resources, Inc.	Elliott #2	12/27/06	8	2080	3730	626
23530	Atlas Resources, Inc.	Elliott #3	01/02/07	8	1530	3749	452
23531	Atlas Resources, Inc.	Elliott #4	01/11/07	8	10657	N/A	3710
23532	Atlas Resources, Inc.	Elliott #5	01/05/07	8	17622	N/A	3503
23533	Atlas Resources, Inc.	Elliott #6	01/02/07	8	7717	3761	4242
23534	Atlas Resources, Inc.	Elliott #7	01/14/07	8	1427	3847	333
23535	Atlas Resources, Inc.	Elliott #8	01/18/07	8	2625	3853	1015
23536	Atlas Resources, Inc.	Elliott #9	01/24/07	7	1729	3940	575
23537	Atlas Resources, Inc.	Elliott #11	01/08/07	8	3254	3644	1044
23545	Atlas Resources, Inc.	Elliot/Charney #1	01/24/07	7	16874	N/A	5005
23548	Atlas Resources, Inc.	Elliot/Charney #5	01/31/07	7	2438	3786	592
23552	Atlas Resources, Inc.	Faverio Ut #3	01/14/07	8	2452	4627	415
23556	Atlas Resources, Inc.	Mcclure #3	08/18/06	13	4396	6230	933
23578	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23579	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23580	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23581	Atlas Resources, Inc.	Hart # 5	04/12/07	5	N/A	N/A	N/A
23653	Eastern American Energy	Phillippi # 4	09/22/05	23	N/A	4525	N/A
23659	Eastern American Energy	Phillippi # 2	04/27/06	16	N/A	8278	N/A
23665	N/A	N/A	N/A	N/A	N/A	N/A	N/A

33

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23666	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23675	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23685	Eastern American Energy	Pechin # 5	09/27/05	23	N/A	4605	N/A
23687	Atlas Resources, Inc.	Buday #3	06/01/06	15	11756	6027	1082
23711	Atlas Resources, Inc.	Staun #1	03/01/06	18	12028	5722	1869
23712	Atlas Resources, Inc.	Staun #2	03/18/06	18	5660	5598	801
23714	Atlas Resources, Inc.	Phillips #11	02/14/06	19	6169	N/A	1850
23739	Eastern American Energy	Bartholomew # 1	07/21/06	13	N/A	N/A	N/A
23806	Atlas Resources, Inc.	Jones #12	08/09/06	13	13924	6050	1554
23807	Atlas Resources, Inc.	Jones #11	07/30/06	13	6074	5986	722
23812	Atlas Resources, Inc.	Consol/Usx #8	01/19/07	8	9211	6174	3164
23813	Atlas Resources, Inc.	Phillips #12	06/08/06	15	12069	6074	1136
23829	Atlas Resources, Inc.	Biddle #6	01/14/07	8	3256	4023	448
23866	Atlas Resources, Inc.	Consol/Usx #9	05/11/07	4	845	6120	845
23867	Atlas Resources, Inc.	Consol/Usx #11	02/15/07	7	7444	6146	2130
23901	Atlas Resources, Inc.	Whipkey #1	10/07/06	11	7668	5866	926
23925	Atlas Resources, Inc.	Homa #1	02/19/07	7	3424	6224	908
23928	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23929	Atlas Resources, Inc.	Biddle #8	01/31/07	7	3742	6074	496
23942	Atlas Resources, Inc.	Buday #5	03/01/07	6	3349	6015	817
23943	Atlas Resources, Inc.	Buday #6	03/09/07	6	4200	6010	1712
23944	Atlas Resources, Inc.	Buday #7	07/17/07	2	N/A	5240	N/A
23945	Atlas Resources, Inc.	Biddle #7	01/24/07	7	4299	6134	637
23958	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23960	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23961	Atlas Resources, Inc.	Biddle #2	01/08/07	8	940	3963	186
23996	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23997	Atlas Resources, Inc.	Willis #2	03/08/07	6	2537	N/A	763
24000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24001	Atlas Resources, Inc.	Willis #6	02/28/07	6	2672	6041	1217
24002	Atlas Resources, Inc.	Willis #7	06/05/07	3	672	6010	672
24012	Atlas Resources, Inc.	Boord #2	01/05/00	1292	2454	6016	1275
24013	Atlas Resources, Inc.	Boord #3	03/28/07	5	4774	6045	1901

34

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24014	Atlas Resources, Inc.	Boord #4	03/15/07	6	8987	6052	3190
24015	Atlas Resources, Inc.	Boord #5	04/11/07	5	N/A	N/A	N/A
24034	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24036	Atlas Resources, Inc.	Headlee #6	02/14/07	7	29207	8166	4838
24048	Penneco Oil Co	Swartz # 2	12/21/06	8	N/A	4534	N/A
24051	Penneco Oil Co	Mansell # 1	01/10/07	8	N/A	4528	N/A
24060	American Refining And Exploration	Rhodes # 2	02/14/98	115	214	3704	N/A
24061	American Refining And Exploration	Rhodes # 1	02/08/98	115	3589	3819	N/A
24086	Atlas Resources, Inc.	Gapen #1	03/13/07	6	4858	6051	3694
24088	Atlas Resources, Inc.	Gapen #3	03/28/07	5	6613	6030	3770
24111	Atlas Resources, Inc.	Carter #2	07/09/07	2	429	N/A	429
24188	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24189	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24190	Atlas Resources, Inc.	Gardner #5	07/05/07	2	N/A	6004	N/A
24291	Mid-Penn Energy	O'Masta # 1	10/09/99	95	1765	2510	N/A
24292	Mid-Penn Energy	O'Masta # 4	10/01/99	95	1765	2764	N/A
24318	Mid-Penn Energy	O'Masta # 2	12/10/99	93	1765	2911	N/A
24326	Mid-Penn Energy	Layman # 1	12/29/99	92	N/A	3546	N/A
24327	Mid-Penn Energy	Archer # 1	12/18/99	93	1765	3006	N/A
24356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24383	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24439	Pentex Energy	Mondics # 1	01/15/02	68	N/A	3955	N/A
24642	Questa Petroleum Co	N/Amec # 4	01/22/02	67	N/A	3914	N/A
24652	Kriebel	CiN/Agro/Stawovy Unit # 3	03/20/02	65	N/A	4166	N/A
24665	Kriebel Minerals, Inc	Cedar Creek Park 1	12/06/02	57	N/A	4255	N/A
24887	Kriebel Minerals, Inc	Peters 1	01/31/03	55	N/A	4420	N/A
251	Bureau of Oil Gas MaN/Agement	Franks #1	N/A	N/A	N/A	NA	N/A
25721	Atlas Resources, Inc.	Patterson #14	09/21/05	17	2812	4050	109
25722	Atlas Resources, Inc.	Patterson #12	09/21/05	18	2109	4010	54
25723	Atlas Resources, Inc.	Patterson #11	11/19/05	17	42884	2515	2255
25973	Atlas Resources, Inc.	Bialon #1	12/14/05	17	36818	4155	2882
26011	Atlas Resources, Inc.	MaN/Ack #1	02/21/06	15	18612	4080	1282
26012	Atlas Resources, Inc.	MaN/Ack #2	03/29/06	16	12605	4470	641

35

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
26056	Atlas Resources, Inc.	Evans #3	08/25/06	11	12939	4120	1138
26057	Atlas Resources, Inc.	Evans #4	08/29/06	11	19094	2550	1259
26058	Atlas Resources, Inc.	Evans #5	09/06/06	10	7088	4100	634
26059	Atlas Resources, Inc.	Evans #6	09/11/06	N/A	N/A	4100	N/A
26334	Atlas Resources, Inc.	Patterson #16	05/23/06	15	2740	3990	123
26699	Atlas Resources, Inc.	Hunter #18	N/A	N/A	N/A	N/A	N/A
26700	Atlas Resources, Inc.	Hunter #19	N/A	N/A	N/A	N/A	N/A
26701	Atlas Resources, Inc.	Hunter #20	N/A	N/A	N/A	N/A	N/A
26743	Atlas Resources, Inc.	Doney #1	06/19/07	N/A	N/A	2285	N/A
26744	Atlas Resources, Inc.	Doney #2	06/13/07	N/A	N/A	4487	N/A
26745	Atlas Resources, Inc.	Doney #3	06/07/07	N/A	N/A	4378	N/A
26746	Atlas Resources, Inc.	Doney #4	N/A	N/A	N/A	N/A	N/A
26747	Atlas Resources, Inc.	Doney #5	05/29/07	N/A	N/A	4356	N/A
26748	Atlas Resources, Inc.	Doney #6	05/31/07	N/A	N/A	4385	N/A
26752	Atlas Resources, Inc.	Branthoover #8	05/30/07	N/A	N/A	N/A	N/A
26754	Atlas Resources, Inc.	Branthoover #1	05/02/07	N/A	N/A	5936	N/A
26755	Atlas Resources, Inc.	Branthoover #4	06/26/07	N/A	N/A	1900	N/A
26758	Atlas Resources, Inc.	Branthoover #2	N/A	N/A	N/A	N/A	N/A
26759	Atlas Resources, Inc.	Branthoover #3	N/A	N/A	N/A	N/A	N/A
26760	Atlas Resources, Inc.	Branthoover #7	N/A	N/A	N/A	N/A	N/A
26837	Atlas Resources, Inc.	Hunter #12	N/A	N/A	N/A	N/A	N/A
26839	Atlas Resources, Inc.	Hunter #14	N/A	N/A	N/A	N/A	N/A
26840	Atlas Resources, Inc.	Hunter #15	N/A	N/A	N/A	N/A	N/A
26866	Atlas Resources, Inc.	Smith #12	N/A	N/A	N/A	N/A	N/A
26933	Atlas Resources, Inc.	Fulmer #2	N/A	N/A	N/A	N/A	N/A
26934	Atlas Resources, Inc.	Fulmer #3	N/A	N/A	N/A	N/A	N/A
27010	Atlas Resources, Inc.	Kisner #4	N/A	N/A	N/A	N/A	N/A
27011	Atlas Resources, Inc.	Kisner #5	N/A	N/A	N/A	N/A	N/A
363	N/A	N/A	N/A	N/A	N/A	N/A	N/A
381	N/A	N/A	N/A	N/A	N/A	N/A	N/A
429	N/A	N/A	N/A	N/A	N/A	N/A	N/A
435	N/A	N/A	N/A	N/A	N/A	N/A	N/A
513	Greensboro Gas Co	Biddle	09/24/41	791	N/A	3145	N/A

36

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
514	The Manufacturers Light & Heat Co	Patterson #2-3921	10/16/47	719	N/A	2833	N/A
522	N/A	N/A	N/A	N/A	N/A	NA	N/A
535	The Manufacturers Light & Heat Co	Patterson #1-970	10/27/44	754	N/A	3073	N/A
537	The Manufacturers Light & Heat Co	Patterson #1-629	10/06/23	1007	N/A	1825	N/A
548	N/A	N/A	N/A	N/A	N/A	NA	N/A
565	Greensboro Gas Co	Armstron # 1-562	12/18/22	1017	N/A	2550	N/A
657	N/A	N/A	N/A	N/A	N/A	NA	N/A
90020	Equitable Gas Co	Nellie B Gideon #2	04/25/42	784	N/A	2317	N/A
90022	Equitable Gas Co	Charles Y Hathaway #1	07/21/41	793	N/A	3067	N/A
90025	Manufacturer'S Heat & Light	AnN/Abelle Reese #1	01/16/53	656	N/A	3242	N/A
90029	Greensboro Gas Co	John & VerN/A Moses #1	12/03/43	765	N/A	2749	N/A
90035	Potter Development Co	IndiaN/A Savings And Trust #1	09/23/37	839	N/A	7726	N/A
90058	Greensboro Gas Co	Hiller #142	N/A	N/A	N/A	2240	N/A
90058	Equitable Gas Co	E R Scott #1	02/10/40	811	N/A	3004	N/A
90059	Mc Brumage	Herman F Durr #1	03/01/39	822	N/A	1330	N/A
90061	Greensboro Gas Co	J C Hartley #3	05/16/42	784	N/A	2888	N/A
90062	Dominion Peoples	T P Williams #3641	04/05/46	737	N/A	4357	N/A
90063	Equitable Gas Co	E B Hewitt #1	09/09/41	792	N/A	2859	N/A
90064	Greensboro Gas Co	Charles A Hopton #1	02/11/41	799	N/A	3118	N/A
90065	Equitable Gas Co	Hugh KeeN/An #2	05/15/40	808	N/A	3060	N/A
90065	Manufacturer'S Heat & Light	Louise A Ames #1	03/06/44	762	N/A	3367	N/A
90066	Greensboro Gas Co	J H Lutes #1	05/31/43	771	N/A	3133	N/A
90067	Equitable Gas Co	O A Riffle #1	12/27/40	800	N/A	2902	N/A
90068	Greensboro Gas Co	Rilie Christopher #1	N/A	N/A	N/A	N/A	N/A
90070	Greensboro Gas Co	L W & W Ernest #800	N/A	N/A	N/A	3213	N/A
90076	Equitable Gas Co	J K Hathaway #438	N/A	N/A	N/A	2136	N/A
90077	Columbia N/Atural Res Inc	Lewis Illig #1	N/A	N/A	N/A	N/A	N/A
90100	Greensboro Gas Co	Adam M Jacobs #4	05/23/17	1083	N/A	2751	N/A
90101	Greensboro Gas Co	R Christopher #3	02/03/23	1015	N/A	3206	N/A
90102	Greensboro Gas Co	L M Hartley	02/07/24	1003	N/A	3210	N/A
90103	Greensboro Gas Co	James B Riffle #1	01/18/24	1004	N/A	3035	N/A
90160	Greensboro Gas Co	J Elliott #1	N/A	N/A	N/A	2960	N/A
90167	Greensboro Gas Co	H J Steele #2	N/A	N/A	N/A	3017	N/A

37

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
90168	Greensboro Gas Co	H T Steele #1	N/A	N/A	N/A	3124	N/A
924	Dunn Mar Oil & Gas Co	Patterson # 3883	10/04/45	743	N/A	3067	N/A
CAR248	Carnegie N/Atural Gas Co	C.J. Hart #1	08/11/16	1093	N/A	2937	N/A
CAR263	Carnegie N/Atural Gas Co	Ella M. Ross #2	12/04/16	1089	N/A	2952	N/A
E1201	Manufacturer'S Heat & Light	Oscar Hartley #1201	N/A	N/A	N/A	3125	N/A
E9227	Fred Lough	Oscar Hartley #9227	N/A	N/A	N/A	3064	N/A
EQ2623	N/A	N/A	N/A	N/A	N/A	N/A	N/A
EQ2962	N/A	N/A	N/A	N/A	N/A	N/A	N/A
EQM337	Philadelphia M	M Fox	08/07/17	1081	N/A	2925	N/A
F16769	Wahler & Powers	Gougher #1	N/A	N/A	N/A	N/A	N/A
FC30	N/A	N	N/A	N/A	N/A	N/A	N/A
G134	Greensboro Gas Co	E. Conwell #1-134	12/09/07	1197	N/A	2328	N/A
G135	Greensboro Gas Co	Taylor & Thompson	12/29/07	1196	N/A	2354	N/A
G138	Greensboro Gas Co	Dearth	09/14/07	1200	N/A	2328	N/A
G139	Greensboro Gas Co	Forgel And Arensburg #1	11/05/07	1198	N/A	2418	N/A
G140	Greensboro Gas Co	Forgel And Arensburg #2	11/25/07	1197	N/A	2397	N/A
G173	N/A	N/A	N/A	N/A	N/A	N/A	N/A
G346	N/A	N/A	N/A	N/A	N/A	N/A	N/A
G347	N/A	N/A	N/A	N/A	N/A	N/A	N/A
G354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
G417	N/A	N/A	N/A	N/A	N/A	N/A	N/A
G526	N/A	N/A	N/A	N/A	N/A	N/A	N/A
G625	Greensboro Gas Co	Hartley	04/07/05	1229	N/A	3137	N/A
G648	Greensboro Gas Co	Gray #1	07/23/23	1009	N/A	2605	N/A
G675	Greensboro Gas Co	M. Fleming #1	N/A	N/A	N/A	2410	N/A
G689	Greensboro Gas Co	Jacob G. Harris #689	02/21/24	1002	N/A	2612	N/A
G723	Greensboro Gas Co	Samuel N. Sapper	04/11/25	989	N/A	1302	N/A
G735	Greensboro Gas Co	Fred Montgomery #735	06/02/25	987	N/A	2460	N/A
G744	Greensboro Gas Co	Agnes Van Bremen #744	10/02/25	983	N/A	2567	N/A
G753	Greensboro Gas Co	Jane Rockwell #753	10/30/25	982	N/A	2543	N/A
G758	Greensboro Gas Co	L. D. Guthrie #758	05/29/26	975	N/A	2665	N/A
G917	Greensboro Gas Co	Mary Keys Graham #1	06/07/40	807	N/A	1182	N/A
G953	Greensboro Gas Co	Margaret Bowie Heirs #2	02/26/43	774	N/A	1401	N/A

38

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
G975	N/A	N/A	N/A	N/A	N/A	N/A	N/A
L2373	Manufacturers Light & Heat Co	H.G. Moore(Skovran) #1	06/18/19	1059	N/A	2005	N/A
P1030	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P12437	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1270	Manufacturers Light & Heat Co	Hackney	12/16/16	1089	N/A	3549	N/A
P1281	Peoples N/Atural Gas Co	Hackney #3	07/01/21	1034	N/A	N/A	N/A
P16744	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P17288	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P17328	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18031	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18373	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18792	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19183	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19191	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19445	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P21212	Waller & Powers	J.R. Gray #1	07/18/55	626	N/A	4000	N/A
P21214	Bickerton & Vaugh	G. Mcgill #1	03/31/39	821	N/A	1540	N/A
P21283	Wahler & Powers	Hicks #1	N/A	N/A	N/A	N/A	N/A
P21286	Waller & Powers	G. Reynolds #1	04/03/39	821	N/A	3345	N/A
P21341	Adrian Et Al	Whitlock #1	N/A	N/A	N/A	1353	N/A
P21706	Wahler & Powers	Risko #1	08/12/42	781	N/A	N/A	N/A
P21747	N/A	Lilley #1	N/A	N/A	N/A	N/A	N/A
P21971	Bortz Et Al	Hicks #1	02/03/40	811	N/A	N/A	N/A
P22120	Wahler & Powers	Gray #2	N/A	N/A	N/A	N/A	N/A
P22272	Wahler & Powers	Reynolds #3	06/29/40	806	N/A	N/A	N/A
P22969	Wahler & Powers	Hibbs #2	03/05/41	798	N/A	N/A	N/A
P22985	Brumage & Brumage	N Whoolery #1	04/08/41	797	N/A	3008	N/A
P23645	Nollem Oil & Gas Co	Mahlon Coombs #4	10/10/41	791	N/A	3200	N/A
P23664	Fayette County Gas Co	Marciniak #1	01/19/42	788	N/A	2410	N/A
P23889	Greensboro Gas	Gray	N/A	N/A	N/A	2514	N/A
P24514	Monongahela N/Atural Gas Co	H. Newcomer	12/24/07	1196	N/A	3389	N/A
P24515	Monongahela N/Atural Gas Co	N/A	01/27/09	1183	N/A	2509	N/A
P26608	Fox Bros	Ricks #1	08/01/44	757	N/A	1382	N/A

39

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
P27457	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P28303	Wahler & Powers	Hicks #2	06/16/47	723	N/A	2600	N/A
P28757	Wahler & Powers	Tomasek #2	03/08/48	714	N/A	2350	N/A
P28780	Wahler & Powers	Tomasek #3	05/19/48	712	N/A	N/A	N/A
P34034	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P5694	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P8504	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P8625	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P9683	N/A	N/A	N/A	N/A	N/A	N/A	N/A
S-158	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK214	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK215	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK217	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK218	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK219	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK220	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK221	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK222	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK223	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK224	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK225	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK226	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK227	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK228	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK229	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK231	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK232	N/A	N/A	N/A	N/A	N/A	N/A	N/A
UNK233	N/A	N/A	N/A	N/A	N/A	N/A	N/A

40

DCEC’S

GEOLOGIC EVALUATION

FOR THE

CURRENTLY PROPOSED WELLS

IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

41

GEOLOGIC EVALUATION
ATLAS RESOURCES PUBLIC #17-2007(A) L.P.
Fayette Prospect Area
Pennsylvania

Dated: September 7, 2007

Program proposed by:

ATLAS ENERGY RESOURCES, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Rd, 2nd Fl
Moon Township, PA 15108

Report submitted by:

DC Energy Consultants
18 Long Street
Paris, PA 15021

LOCATION MAP - AREA OF INTEREST

NEW YORK
LAKE ERIE
N
OHIO
PENNSYLVANIA
ERIE
WARREN
CRAWFORD
MERCER
BUTLER
BEAVER
ALLEGHENY
WESTMORELAND
WASHINGTON
GREENE
FAYETTE
STARK
BELMONT
WEST VIRGINIA

TABLE OF CONTENTS

LOCATION MAP - AREA OF INTEREST 1
TABLE OF CONTENTS 1
INVESTIGATION SUMMARY 2
    OBJECTIVE 2
    AREA OF INVESTIGATION 2
    METHODOLOGY 2
PROSPECT AREA HISTORY 2
    DRILLING ACTIVITY 2
    GEOLOGY 3
        STRATIGRAPHY, LITHOLOGY & DEPOSITION 3
        RESERVOIR CHARACTERISTICS 5
    PRODUCTION 5
STATEMENTS 6
    CONCLUSION 6
    DISCLAIMER 6
    NON-INTEREST 6

42

INVESTIGATION SUMMARY

OBJECTIVE

The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Fayette Prospect Area as proposed by Atlas Energy Resources, LLC ("Atlas").

AREA OF INVESTIGATION

A portion of this prospect area, herein identified for drilling in **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, contains acreage in Newell Borough, Springhill, Nicholson, German, Redstone, Georges, Jefferson, Menallen, Luzerne, Washington, and Dunbar Townships of Fayette County; Cumberland, Jefferson, Greene, Monongahela, and Dunkard Townships of Greene County; Beallsville, West Bethlehem, and Deemston Boroughs of Washington County; and Salem, South Huntingdon, Sewickley, and Rostraver Townships of Westmoreland County; located in southwestern Pennsylvania. Seventy two (72) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Mississippian and Upper Devonian reservoirs, found at depths from 1900 feet to 8000 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

The data incorporated into this report was provided by Atlas and the in-house archives of DC Energy Consultants. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

PROSPECT AREA HISTORY

DRILLING ACTIVITY

The proposed drilling area lies within a region of southwestern Pennsylvania, which has been active for the past six years in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Fayette Prospect Area has continued steadily since 1996. Over nineteen hundred (1900) wells have been drilled in the area during this period. Atlas has encountered favorable drilling and production results while solidifying a strong acreage position of nearly 180,000 acres, as Atlas continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

The area of proposed drilling is situated in portions of Fayette and Greene Counties that have had established production from shallower, historic pay zones. Atlas will drill at least 1000 feet from producing wells, although Atlas may drill a new well or re-enter an existing well closer than 1000 feet from plugged and abandoned wells.

43

GEOLOGY

STRATIGRAPHY, LITHOLOGY & DEPOSITION

The Mississippian reservoirs currently producing in the Fayette Prospect Area are the Burgoon Sandstone (lower Big Injun) and the Murrysville Sand. The Burgoon Sandstone is part of the massive Big Injun fluvial-deltaic sand system, which extends from eastern Kentucky through West Virginia into southwestern Pennsylvania. This reservoir is an historic producing zone in this region, with some wells still producing long beyond fifty years. There is not much history of production from the Murrysville Sand in this area.

The Upper Devonian reservoirs consist of four groups of sands, Upper Venango, Lower Venango, Bradford and Elk. Each of these "Groups" has multiple reservoirs making up their total rock section. The Upper Venango Group consists of the Gantz Sand and the Fifty Foot Sand. The Lower Venango Group consists of the Fifth Sand and the Bayard Sand. Depositional environments of these Upper and Lower Venango Group sands are of near shore to offshore marine settings related to the last major advance of the Catskill Delta. The Bradford Group consists of the Lower Warren Sand, Upper Speechley Sand, Lower Speechley Sand, Upper Balltown Sand and the First Bradford Sand. Depositional environments of these sands are offshore marine, pro-delta and basin floor settings related to the intermediate advance of the Catskill Delta. The Elk Group consists of the Third Elk Sand, Fourth Elk Sand, and the Fifth Elk Sand. Depositional environments of these sands are pro-delta and basin floor settings related to the early advance of the Catskill Delta.

STRATIGRAPHIC NAMES-FAYETTE COUNTY AREA

LOWER MISSISSIPPIAN	LOYALHANNA	BIG INJUN
	BURGOON	
	MURRYSVILLE	
UPPER DEVONIAN	GANTZ FIFTY FOOT MID VENANGO FIFTH SAND BAYARD	VENANGO GROUP
	WARREN SPEECHLEY BALLTOWN BRADFORD	BRADFORD GROUP
	THIRD ELK FOURTH ELK FIFTH ELK	ELK GROUP

Stratigraphic relationships are illustrated in the diagram. Stratigraphically, in descending order, the potentially productive units of the Mississippian and Upper Devonian Groups are: Burgoon, Murrysville, Gantz, Fifty Foot, Fifth, Bayard, Lower Warren, Upper Speechley, Lower Speechley, Upper Balltown, First Bradford, Third Elk, Fourth Elk, and Fifth Elk Sand.

- The **Burgoon Sandstone** is a fine to medium grained, medium to massively bedded, light-gray sandstone ranging in thickness from 200-250 feet. Average porosity values for this sand range from 6% to 12% regionally. It is not uncommon to encounter porosities as high as 20% and attendant producible natural open flows from this sand. Tracking these producible natural open flow trends is targeted for further development. Also, this zone does produce water in certain locales within the Fayette Prospect Area. This reservoir is considered a secondary target in the natural open flow trend areas.
- The **Murrysville Sand** of this region has limited areal extent and therefore is not discussed in the literature regarding lithology, thickness etc. It can be inferred from underlying and overlying sands that it is probably a fine to very fine grained, light gray sand. Subsurface mapping indicates that the sand can achieve a thickness of fifty (50) feet. Average porosity values for this sand range from 10% to 14% when this zone is present in the area. Peak porosities of 17% have been encountered within the prospect area. This reservoir is considered to be a secondary target when encountered.
- The **Gantz Sand** is a white to light-gray, medium to coarse-grained sandstone ranging in thickness from a few feet to over sixty (60) feet. Average porosity values for this sand range from

44

5% to 10% regionally. Within the area of investigation, porosities in excess of 13% occur within localized trends characterized by producible natural open flows. These trends are targeted for future development. This reservoir is considered a primary target in the natural open flow trend areas.

- The **Fifty Foot Sand** is a white to light gray, thinly bedded, fine-grained sandstone ranging in thickness from ten (10) to thirty (30) feet. Average porosity values for this sand range from 5% to 8% regionally. Within the prospect area, porosities in excess of 12% occur within localized trends targeted for future development. This sand reservoir is considered a secondary target.

- The **Fifth Sand** is a white to light gray, very fine to fine grained sandstone ranging in thickness from a few feet to forty (40) feet. Within the main Fifth fairway, porosity values average from 9% to 15%. This sand is considered a primary target and will be exploited in future development.

- The **Bayard Sand** in the prospect area ranges in thickness from a few feet to more than sixty (60) feet. Average porosity values range from 5% to 12% for this fine to coarse-grained sandstone. Discrete reservoirs within the sand have been identified and mapped. Gas shows in the member sandstones delineate trends within the prospect area and will be targeted for future development. This sand is considered a primary target.

- The **Lower Warren Sand** is a primary target in the prospect area. Average thickness for this sand ranges from zero (0) feet to over forty (40) feet. Porosities average between 8% and 12% in the area. Gas shows are commonly found in this sand, which is probably a fine-grained, well-sorted sand. This reservoir is targeted for future development.

- The **Upper Speechley Sand** is considered a secondary target with average thickness ranging from two (2) feet to ten (10) feet over much of the prospect area. Gas shows from this sand are common throughout the area and the zone is combined with other zones when treated.

- The **Lower Speechley Sand** is a primary target in the area with reservoir thickness ranging from zero (0) to over forty (40) feet. Average porosity values range from 5% to 12% where the sand is present. Significant natural and after treatment flows from this sand have been encountered. This sand is being targeted throughout the prospect area.

- The **Upper Balltown Sand** is currently being produced in a few wells in the prospect area. The zone is a siltstone with fracture-enhanced porosity, based on log interpretation, and has associated gas shows. This sand is considered a secondary target and is usually combined with other zones when treated.

- The **First Bradford Sand**, like the Balltown above, is currently being produced in a few wells in the prospect area. This silty-sand does have porosity up to 10% in the area and is considered to be a secondary target when encountered.

- The **Third Elk Sand** is currently being produced in southern Fayette and Eastern Greene Counties. This silty-sand has porosity up to 10% in these areas and is considered to be a secondary target.

- The **Fourth Elk Sand** is currently being produced in a few wells in the prospect area. Like the Third Elk it is a silty-sand and can have up to 10% porosity. It is considered to be a secondary target when encountered.

- The **Fifth Elk Sand** is currently produced in Southern Fayette and Southeastern Green Co. In Fayette, it is silty like the Third and Fourth Elks. However, in Southeastern Greene Co it becomes a sand with up to 14% porosity, and an average thickness ranging from zero (0) feet to nearly ten (10) feet thick. It is a primary target in Greene County with good gas shows and significant natural and after treatment flows.

45

RESERVOIR CHARACTERISTICS

Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas in a more permeable medium. In the Mississippian and Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Mississippian and Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability.

A gamma, bulk density, neutron, induction and temperature log suite showing sand development in both the Mississippian and Upper Devonian reservoirs is illustrated.

The temperature log shown in the illustration at left identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce natural gas.

TEMP
LOG

temp log arching to the left = gas (natural production)

PRODUCTION

The Fayette prospect area produces from a number of reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to multiple sets of commingled reservoirs exclusively found in this area.

46

STATEMENTS

CONCLUSION

DC Energy Consultants (DCEC) has conducted a geologic feasibility study of the drilling area for **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, which will consist of developmental drilling of Lower Mississippian and Upper Devonian reservoirs in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania. It is the professional opinion of DCEC that the drilling of the seventy two (72) wells by **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.** is supported by sufficient geologic and engineering data.

DISCLAIMER

For the purpose of this evaluation, DCEC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, DCEC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. DCEC does not warrant individual well performance.

NON-INTEREST

We hereby confirm that DCEC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Energy Resources, LLC; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Energy Resources, LLC. We also confirm that neither the employment of, nor payment of compensation received by DCEC in connection with this report, is on a contingent basis.

Respectfully submitted,

Dennis D. Carulli

Dennis D. Carulli
DC ENERGY CONSULTANTS
Registered Professional Geologist, President
PA License No. PG001843G

47

LEASE INFORMATION

FOR

WESTERN PENNSYLVANIA AND EASTERN OHIO

48

	Prospect Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
1	Graybill #2	Crawford	08/01/04	08/01/09	12.5%	0%	1.5625%	85.9375%	100%	340	50
2	Nale #2	Crawford	03/01/05	03/01/15	12.5%	0%	1.5625%	85.9375%	100%	62	50
3	Balogh #2	Crawford	01/26/06	01/26/16	12.5%	0%	1.5625%	85.9375%	100%	61	50
4	Helgert #2	Crawford	12/13/05	12/13/15	12.5%	0%	1.5625%	85.9375%	100%	103	50
5	Horst #5	Crawford	01/12/06	01/12/11	12.5%	0%	1.5625%	85.9375%	100%	184	50
6	Kiser #1	Crawford	12/13/05	12/13/15	12.5%	0%	1.5625%	85.9375%	100%	86	50
7	McKees Rocks Booster Club #1	Crawford	11/21/05	11/21/15	12.5%	0%	1.5625%	85.9375%	100%	231	50
8	Proper Trustees #2	Crawford	11/16/05	11/16/15	12.5%	0%	1.5625%	85.9375%	100%	94	50
9	Shafer Unit #12	Crawford	06/06/06	06/06/16	12.5%	0%	1.5625%	85.9375%	100%	110	50
10	Valesky #2	Crawford	05/22/06	05/22/11	12.5%	0%	1.5625%	85.9375%	100%	54	50
11	Walton Unit #2	Crawford	04/15/05	04/15/10	12.5%	0%	1.5625%	85.9375%	100%	64	50
12	Duda #5	Crawford	03/01/05	03/01/15	12.5%	0%	1.5625%	85.9375%	100%	50	50
13	Finney #1	Crawford	04/01/05	04/01/10	12.5%	0%	1.5625%	85.9375%	100%	100	50
14	Henry #5	Crawford	04/01/05	04/01/15	12.5%	0%	1.5625%	85.9375%	100%	73	50
15	Hoffman #6	Crawford	11/17/05	11/17/15	12.5%	0%	1.5625%	85.9375%	100%	57	50
16	Snow #1	Crawford	04/01/05	04/01/10	12.5%	0%	1.5625%	85.9375%	100%	99	50
17	Thomas #18	Crawford	03/15/05	03/15/10	12.5%	0%	1.5625%	85.9375%	100%	63	50
18	Townley & Boyle Farms #1	Crawford	03/01/05	03/01/15	12.5%	0%	1.5625%	85.9375%	100%	327	50
19	Chapin Unit #2	Crawford	12/06/05	12/06/10	12.5%	0%	1.5625%	85.9375%	100%	75	50
20	Lakeview Farms #1	Crawford	12/18/05	12/18/15	12.5%	0%	1.5625%	85.9375%	100%	160	50

*HBP - Held by Production.

49

LOCATION AND PRODUCTION MAPS

FOR

WESTERN PENNSYLVANIA AND EASTERN OHIO

50

2
3
1
22055
Woodcock
Saegertown
Athens
Steuben
Troy
Randolph
East Mead
MEADVILLE
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Energy Resources, LLC
ATLAS RESOURCES PUBLIC # 17-2007 (A) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford, Mercer, Butler, Venango, Erie Co's PA
Atlas Resources Public # 17-2007 (A) L.P.
Proposed Locations
1 0 1 2 3 4 5 mi
N

51

LAKEVIEW FARMS #1
LAKEVIEWFARMS2
CHAPIN U #2
HORST #5
KISER #1
MCKEES ROCKS BOOSTER CLUB #1
BALOGH #2
VALESKY #2
SHAFER UNIT #12
HELGERT #2
WALTON U #2
PROPER TRUSTEES #2
Blooming Valley
East Mead
LLE
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
N
1
0
1
2 mi
Atlas Energy Resources, LLC
ATLAS RESOURCES PUBLIC # 17-2007 (A) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford, Mercer, Butler, Venango, Erie Co's PA

52

Rockdale
Richmond
SNOW #1
HENRY #5
FINNEY #1
DUDA #5
HOFFMAN
TOWNLEY & BOYLE FARMS #1
THOMAS #18
Pinney Corners
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public # 17-2007 (A) L.P.
Proposed Locations
N
1
0
1
2 mi
2
Atlas Energy Resources, LLC
ATLAS RESOURCES PUBLIC # 17-2007 (A) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford, Mercer, Butler, Venango, Erie Co's PA

53

NALE #2
GRAYBILL #2
TENNESSEE
Athe
nd
Townville
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public # 17-2007 (A) L.P.
Proposed Locations
N
1
0
1
2 mi
3
Atlas Energy
Resources, LLC
ATLAS RESOURCES PUBLIC # 17-2007 (A) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford, Mercer, Butler, Venango, Erie Co's PA

54

PRODUCTION DATA

FOR

WESTERN PENNSYLVANIA AND EASTERN OHIO

55

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 07/31/07 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
20010	Owtamo Research Corp.	Milton Livermore #1	01/01/60	N/A	Dry Hole	3365	N/A
21092	Cabot Oil & Gas Corp.	Albert McNamara #1	02/07/81	N/A	Plugged & Abandoned	5020	N/A
21202	Berea Oil & Gas Corp.	L. Hutchinson #1	06/14/81	N/A	Plugged & Abandoned	4892	N/A
21266	Cabot Oil & Gas Corp.	Isabel Kindervater #2	07/17/81	N/A	Plugged & Abandoned	4973	N/A
21286	Cabot Oil & Gas Corp.	Emily State #1	11/03/81	N/A	Plugged & Abandoned	4945	N/A
21288	Great Lakes Energy Partners	Bernard Tobin #1	11/05/81	N/A	N/A	4722	N/A
21483	Cabot Oil & Gas Corp.	Isabel Kindervater #1	11/26/81	N/A	Plugged & Abandoned	3905	N/A
21501	Great Lakes Energy Partners	S. Zahniser #1	02/11/82	N/A	N/A	4785	N/A
21922	Commodore Energy Co.	North #1	12/29/82	N/A	Plugged & Abandoned	4911	N/A
21926	Sheets	Sheets #1	02/16/83	N/A	N/A	4820	N/A
22854	L. Walton	L. Walton #1	01/01/01	N/A	Plugged & Abandoned	N/A	N/A
24792	Atlas Resources, Inc.	Titterington #4	07/03/06	9	10613	5065	869
24795	Atlas Resources, Inc.	Ward #3	07/15/06	N/A	N/A	5078	N/A
24845	Atlas Resources, Inc.	Sanner #1	09/20/06	5	5660	5095	1067
24864	Atlas Resources, Inc.	Sturrock #1	11/26/06	5	7449	4973	1398
24886	Atlas Resources, Inc.	Cox #3	05/08/07	2	998	5049	566
24887	Atlas Resources, Inc.	Ward Unit #5	04/03/07	3	9152	5014	2437
24910	Energy Resources of America	Finkbeiner #1	03/20/07	N/A	N/A	5098	N/A
24911	Energy Resources of America	Tkach Unit #1	04/29/07	N/A	N/A	5106	N/A
24917	Atlas Resources, Inc.	Perry #8	07/15/07	N/A	N/A	4970	N/A
24927	Atlas Resources, Inc.	Johnson #15	12/03/06	N/A	N/A	4915	N/A
24928	Energy Resources of America	Smith #1	03/13/07	N/A	N/A	5073	N/A
24935	Atlas Resources, Inc.	Stover #1	06/30/07	N/A	N/A	4945	N/A
24943	Atlas Resources, Inc.	Swift #3	07/09/07	N/A	N/A	4958	N/A
24970	Energy Resources of America	Heme #1	02/26/07	N/A	N/A	4968	N/A
24975	Atlas Resources, Inc.	Smith #18	04/21/07	2	1644	4957	975
24976	Atlas Resources, Inc.	Stover #4	06/24/07	N/A	N/A	4921	N/A
24977	Atlas Resources, Inc.	Smith Unit #16	03/29/07	2	1204	4868	682
24979	Atlas Resources, Inc.	Sutley #1	05/06/07	2	1784	4920	886
24985	Energy Resources of America	Sanner #1	03/06/07	N/A	N/A	5066	N/A
24990	Atlas Resources, Inc.	Seigworth #1	05/25/07	N/A	N/A	4859	N/A
24991	Atlas Resources, Inc.	Beish #1	06/29/07	N/A	N/A	4852	N/A
24994	Atlas Resources, Inc.	Barickman Unit #8	05/31/07	1	107	4806	N/A

56

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 07/31/07 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24997	Atlas Resources, Inc.	Mast #11	05/18/07	N/A	N/A	4891	N/A
25005	Atlas Resources, Inc.	Barickman #7	03/21/07	2	1950	4868	1668
25008	Atlas Resources, Inc.	Smith #15	04/06/07	2	1806	4823	1086
25010	Atlas Resources, Inc.	Camp Bid #1	04/29/07	2	2359	4862	1415
25022	Atlas Resources, Inc.	Smith #25	08/08/07	N/A	N/A	4971	N/A
25040	Atlas Resources, Inc.	Shaffer #11	08/16/07	N/A	N/A	4998	N/A
25059	Atlas Resources, Inc.	Smith #27	08/01/07	N/A	N/A	4785	N/A
25061	Atlas Resources, Inc.	Mailliard #6	08/21/07	N/A	N/A	4884	N/A
25091	Atlas Resources, Inc.	Tyson #1	08/13/07	N/A	N/A	4807	N/A
25148	Energy Resources of America	Nickerson #1	07/11/07	N/A	N/A	5081	N/A

57

DCEC’S

GEOLOGIC EVALUATION

FOR THE

CURRENTLY PROPOSED WELLS

IN

WESTERN PENNSYLVANIA AND EASTERN OHIO

58

GEOLOGIC EVALUATION
ATLAS RESOURCES PUBLIC #17-2007(A) L.P.
Crawford Prospect Area
Pennsylvania

Dated: September 6, 2007

Program proposed by:

ATLAS ENERGY RESOURCES, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Rd, 2nd Fl
Moon Township, PA 15108

Report submitted by:

DC Energy Consultants
18 Long Street
Paris, PA 15021

LOCATION MAP - AREA OF INTEREST

N
LAKE ERIE
NEW YORK
ERIE
WARREN
CRAWFORD
OHIO
PENNSYLVANIA
WEST VIRGINIA

TABLE OF CONTENTS

LOCATION MAP - AREA OF INTEREST 1
TABLE OF CONTENTS 1
INVESTIGATION SUMMARY 2
    OBJECTIVE 2
    AREA OF INVESTIGATION 2
    METHODOLOGY 2
PROSPECT AREA HISTORY 2
    DRILLING ACTIVITY 2
    GEOLOGY 2
        STRATIGRAPHY, LITHOLOGY & DEPOSITION 2
        RESERVOIR CHARACTERISTICS 3
    PRODUCTION 4
STATEMENTS 5
    CONCLUSION 5
    DISCLAIMER 5
    NON-INTEREST 5

59

INVESTIGATION SUMMARY

OBJECTIVE

The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Crawford Prospect Area as proposed by Atlas Energy Resources, LLC ("Atlas").

AREA OF INVESTIGATION

A portion of this prospect area, herein identified for drilling in **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, contains acreage in Athens, Steuben, East Mead, Richmond, Randolph and Woodcock Townships of Crawford County, located in northwestern Pennsylvania. Twenty (20) drilling prospects will be designated for this program and will be targeted to produce natural gas from Clinton-Medina Group reservoirs, found at an average depth range of approximately 4,000 to 6,300 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

The data incorporated into this report was provided by Atlas and the in-house archives of DC Energy Consultants. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

PROSPECT AREA HISTORY

DRILLING ACTIVITY

The proposed drilling area lies within a region of northwestern Pennsylvania which has been very active for the past decade in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Crawford Prospect Area has escalated since 1986, with Atlas and its affiliates drilling over nineteen hundred (1900) wells during this period. Atlas has encountered favorable drilling and production results while solidifying a strong acreage position, and continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results. Competitive activity has begun east of the prospect area, confirming the Clinton-Medina Group of Lower Silurian age as a viable target for the further development of producible quantities of natural gas.

GEOLOGY

STRATIGRAPHY, LITHOLOGY & DEPOSITION

MIDDLE SILURIAN
ROCHESTER
IRONDEQUOIT
REYNALES
LOWER SILURIAN
THOROLD
GRIMSBY
CABOT HEAD
WHIRLPOOL
CLINTON-MEDINA GROUP
ORDOVICIAN
QUEENSTON

Regionally, the Clinton-Medina Group was deposited in tide-dominated shoreline, deltaic, and shelf environments and is lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, sublitharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. The Clinton-Medina Group, deposited during the Lower Silurian, overlies the Upper Ordovician age Queenston shale and is capped by the Middle Silurian Reynales Formation. This dolomitic limestone "cap" is known locally to drillers as the "Packer Shell".

60

Stratigraphically, in descending order, the potentially productive units of the Clinton-Medina Group consist of the: *1)* Thorold, *2)* Grimsby, *3)* Cabot Head, *4)* Whirlpool members. The diagram illustrates these stratigraphic relationships.

The **Whirlpool** is a light gray quartzose sandstone to siltstone ranging in thickness from five *(5)* to twenty *(20)* feet. Average porosity values for this sand member range from five *(5)* to ten *(10)* percent regionally. Within the area of investigation, porosities in excess of twelve *(12)* percent occur within localized trends targeted for further development.

The **Cabot Head** is a dark green to black shale, most likely of marine origin. Within the investigated area the **Cabot Head sandstone** has been encountered in numerous wells. This formation has been found to contribute natural gas when reservoir characteristics, including evidence of enhanced permeability, warrant completion. This sand member is considered a secondary target.

The **Grimsby** is the thickest sandstone member of the Clinton-Medina Group. Sand development ranges from ten *(10)* to forty-five *(45)* feet within an interval comprised of fine to very fine, light gray to red sandstones and siltstones broken up by thin dark gray silty shale layers. Average porosity values for the Grimsby are approximately six *(6)* to *(10)* percent over the pay interval regionally. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures. Future development focuses on established production trends.

The **Thorold** sandstone is the uppermost producing interval of the Clinton-Medina sequence. This interbedded ferric sand, silt and shale interval averages forty *(40)* to seventy (70) feet, from west to east in the prospect area. Where pay sand development occurs, porosities are in the typical Clinton-Medina group range of six *(6)* to *(10)* percent. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.

RESERVOIR CHARACTERISTICS

Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters an impermeable shale or when a permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Thorold, Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or a bulk density of 2.55 or less, the permeability of the reservoir (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, density porosity and neutron log suite showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated.

REYNALES DOLOMITE
THOROLD
GRIMSBY
CABOT HEAD
WHIRLPOOL

Two other phenomena detected by well logs can occur which are indicators of enhanced permeability. These indicators used to detect productive intervals are:

- *Mudcake buildup across the zone of interest* - after loading the wellbore with brine fluid and circulating, an interval with enhanced permeability will accept fluid, filtering out the solids and leaving behind a buildup (or mudcake) on the formation wall. This is detectable with a caliper log.

61

- *Invasion profile* - during circulation, a brine that has a high conductivity (or low resistivity) that is accepted into the formation (as described above) will change the electrical conductivity of the reservoir rock near and around the wellbore. The resistivity will be low nearest to the wellbore and will increase away from the wellbore. As shown in the example, a dual laterolog can be used to detect this profile created by a permeable zone - it records resistivity near the wellbore as well as deeper into the formation. A zone with enhanced permeability will show a separation between the shallow and deep laterologs, while a zone with little or no permeability would cause the two resistivity measurements to read exactly the same.

GAMMA RAY
NO SEPARATION
SEPARATION
NO SEPARATION
RESISTIVITY

PRODUCTION

A model decline curve has been created based on the production histories from approximately 900 wells drilled by Atlas and its programs in the adjacent Mercer Fields. This model decline curve is consistent with the average estimated decline curves for over 200 undeveloped well locations in the Mercer Field which were used by Wright & Company, Inc., independent petroleum consultants, in preparing Atlas' year 2000 reserve report. The model decline curve is illustrated in the diagram below:

CRAWFORD PROSPECT
MERCER FIELD MODEL DECLINE CURVE
% RECOVERY
14%
12%
10%
8%
6%
4%
2%
0%
YEAR

It is important to note that the model decline curve is intended only to present how a well's production may decline from year to year, and does not attempt to predict the average recoverable reserves per well.

Also, the model decline curve is a forward-looking statement based on certain assumptions and analyses of historical trends, current conditions and expected future developments. The model decline curve is subject to a number of risks and uncertainties including the risk that the wells are productive but do not produce enough revenue to return the investment made and uncertainties concerning the price of natural gas and oil. Actual results in this drilling program will vary from the model decline curve, although a rapid decline in production within the first several years can be expected.

62

STATEMENTS

CONCLUSION

DC Energy Consultants (DCEC) has conducted a geologic feasibility study of the drilling area for **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, which will consist of developmental drilling of the Clinton-Medina Group sands in Crawford County, Pennsylvania. It is the professional opinion of DCEC that the drilling of the twenty (20) wells by **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, is supported by sufficient geologic and engineering data.

DISCLAIMER

For the purpose of this evaluation, DCEC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, DCEC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. DCEC does not warrant individual well performance.

NON-INTEREST

We hereby confirm that DCEC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Energy Resources, LLC; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Energy Resources, LLC. We also confirm that neither the employment of, nor payment of compensation received by DCEC in connection with this report, is on a contingent basis.

Respectfully submitted,

Dennis D. Carulli

Dennis D. Carulli
DC ENERGY CONSULTANTS
Registered Professional Geologist, President
PA License No. PG001843G

63

MAP OF TENNESSEE

64

65

LEASE INFORMATION

FOR

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

66

	Prospect Name	County	Effective Date	Expiration Date	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to Knox	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to Partnership
1	CC-2203	Anderson	1/1/2001	HBP	12.50%	0.00%	3.125% (2)	3.125%	81.87500%	100.00% (3)	26,776.00	40 (4)
2	CC-2200	Anderson	1/1/2001	HBP	12.50%	0.00%	3.125% (2)	3.125%	81.87500%	100.00% (3)	26,776.00	40 (4)
3	CC-2202	Anderson	1/1/2001	HBP	12.50%	0.00%	3.125% (2)	3.125%	81.87500%	100.00% (3)	26,776.00	40 (4)
4	CC-2201	Anderson	1/1/2001	HBP	12.50%	0.00%	3.125% (2)	3.125%	81.87500%	100.00% (3)	26,776.00	40 (4)
5	AD-1100	Anderson	12/1/1998	HBP (1)(5)	12.50%	0.00%	3.125% (2)	0.00%	84.375%	100.00% (3)	70,000.00	40 (4)
6	BR-1155	Scott	10/12/2001	HBP (1)(5)	15.00%	0.00%	3.125% (2)	0.00%	81.87500%	100.00% (3)	45,755.00	40 (4)
7	BR-1154	Scott	10/12/2001	HBP (1)(5)	15.00%	0.00%	3.125% (2)	0.00%	81.87500%	100.00% (3)	45,755.00	40 (4)
8	BR-1180	Scott	10/12/2001	HBP (1)(5)	15.00%	0.00%	3.125% (2)	0.00%	81.87500%	100.00% (3)	45,755.00	40 (4)
(1)
Three leases are subject to maintenance of drilling commitments during the primary term thereof (Heartwood 6 well/yr.; Addington 10 wells/yr. and Brimstone 8 wells/yr.); each well drilled is earned and rights do not expire with the termination of rights to continue development

(2)
Overriding royalty interests to Knox Energy, LLC are reduced when Knox chooses to participate in the development of a well. If Knox participates in a well for a 50% working interest, the well will be burdened by an overriding royalty of 1/64 or 1.5625%. If Knox participates in a well for less than 50% working interest, the overriding royalty to Knox will be determined by subtracting from an overriding royalty of 3.125% an amount determined by multiplying 1.5625% by a fraction, the numerator of which is Knox's working interest and the denominator of which is 50%.

(3)
Knox has the right to participate in any or all wells at an amount equal to or less than 50% working interest. Participation by Knox will cause an adjustment to the Net Revenue Intrest and the Working Interest available to the Partnership.

(4)	Forty acres are earned for each well.

(5)	Held by production, provided Lessee maintains its annual drilling commitment.

(6)
For all wells drilled on the Heartwood lease -12.5% of the gross proceeds free of all costs and expenses whatsoever for all gas sold at the price of $3.00 per MMBtu. For all gross proceeds in excess of $3.00 per MMBtu, Heartwood will receive an additional royalty equal to 3% of the gross proceeds received by Lessee in excess of $3.00 per MMBtu. The payment for gas sold at a price of greater than $3.00 per MMBtu will affect the Net Revenue Interest computation. By example, at a price of $6.00 per MMBtu, the oil and gas owner's royalty computes to be 14.00% and at $9.00 per MMBtu the royalty would be 14.50%.

AD as a predecessor to the well number, indicates a well to be drilled on the Addington lease

BR as a predecessor to the well number, indicates a well to be drilled on the Brimstone lease

CC as a predecessor to the well number, indicates a well to be drilled on the Coal Creek leases

HW as a predecessor to the well number, indicates a well to be drilled on the Heartwood lease
67

LOCATION AND PRODUCTION MAPS

FOR

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

68

N
W
E
S
1
2
3
BR-1155
BR-1154
BR-1180
BRIMSTONE
Scott
OD FOREST LAND
ADDINGTON
Duncan Flats\36084B3
D-1100
COAL CREEK
CC-2203
CC-2202
CC-2200
CC-2201
LEGEND
1 inch = 10000 feet
10000
0
10000 ft
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
TENNESSEE PROJECT
Morgan, Anderson, Scott, and Campbell Co's TN
Atlas Resources Public # 17-2007 (A) L.P.
Proposed Locations

69

Little Creek
Lowe Branch
Lone Mountain
BR-1155
BR-1154
BR-1180
BRIMSTONE
Little Brimestone Creek
Dry Creek
Mill Creek
Indian Creek
BR-1063
BR-1062
BR-1061
AD-1092
AD-1089
AD-1090
AD-1091
BR-1010
BR-1115
BR-1060
BR-1059
BR-1112
BR-1500
BR-1113
BR-1058
BR-1057
BR-1094
BR-1095
BR-1055
BR-1116
BR-1117
BR-1118
BR-1119
BR-1048
BR-1105
BR-1036
BR-1047
BR-1104
BR-1103
BR-1040
BR-1088
BR-1148
BR-1147
BR-1031
BR-1052
BR-1097
BR-1051
BR-1001
BR-1146
BR-1145
BR-1144
BR-1073
BR-1044
BR-1072
BR-1045
BR-1071
N
S
W
E
1 inch = 3000 feet
3000
0
3000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
TENNESSEE PROJECT
Morgan, Anderson, Scott, and Campbell Co's TN
1

70

N
S
W
E
AD-1077
AD-1020
AD-1005
AD-1003A
AD-1004
CC-1066
CC-1067
CC-1045
CC-1065
CC-1044
CC-1040
CC-1054A
CC-1020
CC-1013
CC-1011
AD-1100
CC-1108
CC-1109
CC-1107
CC-1106
CC-1052
CC-1047
CC-1039
CC-1008
CC-1007
CC-1048
CC-1041
CC-1038
CC-1077
CC-1012
CC-1036
CC-1009
CC-1035
CC-1037
CC-1006
CC-1034
CC-1082
CC-1014
CC-1025
CC-1050
CC-1033
CC-1084
CC-1027
CC-1022
CC-1051
CC-1085
CC-1049
CC-1029
CC-1083
CC-1016
CC-1017
CC-1062
CC-2017

1 inch = 3000 feet

3000 0 3000 ft

Atlas Energy Resources, LLC

Atlas Resources Public # 17-2007 (A) L.P.

TENNESSEE PROJECT

Morgan, Anderson, Scott and Campbell Co's TN

2

71

AD-1038
AD-1040
AD-1039
AD-1035
-1028
AD-1033
25
AD-1030
6
31
CC-2203
CC-2115
CC-2116
CC-2113
CC-2114
CC-2111
CC-2112
0001191
CC-2076
CC-2075
CC-2123
CC-2122
CC-2202
CC-2121
CC-2120
CC-2200
CC-2119
CC-2201
CC-2118
L CREEK
CC-2074
0008592
CC-2108
CC-2132
CC-2117
CC-2015
CC-2003
CC-2079
CC-2093
CC-2087
CC-2131
N
W
E
S
1 inch = 3000 feet
2000
0
2000 ft
Atlas Resources Public # 17-2007 (A) L.P. Proposed Locations
LEGEND
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2007 (A) L.P.
TENNESSEE PROJECT
Morgan, Anderson, Scott, and Campbell Co's TN

3

72

PRODUCTION DATA

FOR

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

73

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF EQUIV.THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
01191	Browning & Welch	Flats Duncan	N/A	N/A	N/A	3980	N/A
03877	Miller Deloy	Coal Creek CC	N/A	N/A	N/A	3055	N/A
08592	Potts, Daniel F	Half Moon Unit	N/A	N/A	N/A	3115	N/A
09801	Knox Energy	CC-1004	10/03/02	N/A	N/A	5007	N/A
09834	Knox Energy	CC-1005	N/A	N/A	N/A	6186	N/A
09840	Knox Energy	CC-1006	01/15/02	N/A	N/A	6159	N/A
09855	Knox Energy	CC-1007	02/17/02	N/A	N/A	5930	N/A
09858	Knox Energy	CC-1008	02/28/02	N/A	N/A	6010	N/A
09931	Knox Energy	BR-1010	09/23/02	N/A	N/A	5610	N/A
10081	Knox Energy	CC-1020	N/A	N/A	N/A	5844	N/A
10110	Knox Energy	CC-1012	07/11/03	N/A	N/A	3303	N/A
10135	Knox Energy	CC-1011	N/A	N/A	N/A	5850	N/A
10153	Knox Energy	CC-1021	08/29/03	N/A	N/A	3464	N/A
10156	Knox Energy	CC-1013	N/A	N/A	N/A	2159	N/A
10200	Knox Energy	CC-1014	11/02/03	N/A	N/A	5883	N/A
10218	Knox Energy	CC-1024	10/28/03	N/A	N/A	3926	N/A
10535	Atlas Resources, Inc.	CC-1035	03/14/05	22	28411	4041'	1212
10548	Atlas Resources, Inc.	CC-1039	03/24/05	22	31585	3718'	970
10551	Atlas Resources, Inc.	CC-1041	03/30/05	22	22831	3956'	1015
10561	Atlas Resources, Inc.	CC-1040	04/03/05	22	18343	4318'	741
11151	Atlas Resources, Inc.	BR-1072	01/12/07	4	1240	5117	486
11162	Atlas Resources, Inc.	BR-1088	10/27/06	4	3192	5114	1288
11178	Atlas Resources, Inc.	BR-1073	01/18/07	4	3204	3010	1640
11199	Atlas Resources, Inc.	BR-1089	01/26/07	4	4380	2998	2452
11248	Atlas Resources, Inc.	BR-1097	02/07/07	4	4037	3725	859
11298	Atlas Resources, Inc.	BR-1500	05/23/07	1	963	2698'	963
11299	Atlas Resources, Inc.	BR-1103	03/19/07	3	1357	3040	491
11300	Atlas Resources, Inc.	BR-1104	03/22/07	3	2065	3146	823
11302	Atlas Resources, Inc.	BR-1105	03/27/07	3	2329	3248'	1040
11307	Atlas Resources, Inc.	BR-1095	03/27/07	2	996	3296	610

74

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF EQUIV.THROUGH 7/31/07	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
11312	Atlas Resources, Inc.	BR-1117	03/26/07	2	992	4093'	674
11313	Atlas Resources, Inc.	BR-1118	03/30/07	2	1691	4110'	1232
11314	Atlas Resources, Inc.	BR-1119	04/10/07	2	1443	4126'	1027
11344	Atlas Resources, Inc.	BR-1112	04/26/07	1	568	2606	568
11345	Atlas Resources, Inc.	BR-1113	05/02/07	1	782	2592	782
11352	Atlas Resources, Inc.	BR-1114	05/08/07	1	585	2697	585
11362	Atlas Resources, Inc.	CC-1106	07/02/07	N/A	N/A	3820'	N/A
11363	Atlas Resources, Inc.	CC-1107	06/25/07	N/A	N/A	3917'	N/A
11375	Atlas Resources, Inc.	CC-1108	06/15/07	N/A	N/A	3917'	N/A
11376	Atlas Resources, Inc.	CC-1109	06/06/07	N/A	N/A	3483'	N/A
11390	Atlas Resources, Inc.	BR-1115	06/01/07	1	965	2605	965
11408	Atlas Resources, Inc.	CC-2116	07/23/07	N/A	N/A	2478'	N/A
11409	Atlas Resources, Inc.	CC-2113	07/13/07	N/A	N/A	4591'	N/A
11410	Atlas Resources, Inc.	CC-2114	07/09/07	N/A	N/A	4400'	N/A
11411	Atlas Resources, Inc.	CC-2112	07/06/07	N/A	N/A	4514'	N/A
11412	Atlas Resources, Inc.	CC-2111	06/25/07	N/A	N/A	4538'	N/A
11413	Atlas Resources, Inc.	CC-2115	07/15/07	N/A	N/A	4621'	N/A
11440	Atlas Resources, Inc.	CC-2121	08/08/07	N/A	N/A	4972'	N/A
11441	Atlas Resources, Inc.	CC-2120	08/13/07	N/A	N/A	6354'	N/A
11444	Atlas Resources, Inc.	CC-2108	08/02/07	N/A	N/A	5525'	N/A
11445	Atlas Resources, Inc.	CC-2117	07/18/07	N/A	N/A	4100'	N/A
11446	Atlas Resources, Inc.	CC-2119	08/16/07	N/A	N/A	4030'	N/A
11447	Atlas Resources, Inc.	CC-2118	08/08/07	N/A	N/A	4202'	N/A
11449	Atlas Resources, Inc.	CC-2122	07/31/07	N/A	N/A	4628'	N/A
11453	Atlas Resources, Inc.	CC-2123	07/23/07	N/A	N/A	6518'	N/A

75

DCEC’S

GEOLOGIC EVALUATION

FOR THE

PRIMARY DRILLING AREA

IN

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

76

GEOLOGIC EVALUATION
ATLAS RESOURCES PUBLIC #17-2007(A) L. P.
Tennessee Knox Energy Prospect Area
Tennessee

Dated: September 7, 2007

Program proposed by:

ATLAS ENERGY RESOURCES, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Rd, 2nd Fl
Moon Township, PA 15108

Report submitted by:

DC Energy Consultants
18 Long Street
Paris, PA 15021

LOCATION MAP - AREA OF INTEREST

T E N N E S S E E

TABLE OF CONTENTS

LOCATION MAP - AREA OF INTEREST 1
TABLE OF CONTENTS 1
INVESTIGATION SUMMARY 2
OBJECTIVE 2
AREA OF INVESTIGATION 2
METHODOLOGY 2
TENNESSEE KNOX ENERGY PROSPECT AREA 2
DRILLING ACTIVITY 2
GEOLOGY 3
STRATIGRAPHY, LITHOLOGY & DEPOSITION 3
RESERVOIR CHARACTERISTICS 4
PRODUCTION 4
STATEMENTS 5
CONCLUSION 5
DISCLAIMER 5
NON-INTEREST 5

77

INVESTIGATION SUMMARY

OBJECTIVE

The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Tennessee Knox Energy Prospect Area as proposed by Atlas Energy Resources, LLC ("Atlas").

AREA OF INVESTIGATION

A portion of this prospect area, herein identified for drilling in **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, contains acreage in Scott and Anderson Counties of Tennessee. Eight (8) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Mississippian and Devonian reservoirs, found at depths from 1500 feet to 5500 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

The data incorporated into this report was provided by Atlas and the in-house archives of DC Energy Consultants. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were used to determine productive and depositional trends.

TENNESSEE KNOX ENERGY PROSPECT AREA

DRILLING ACTIVITY

The proposed drilling area lies in the Appalachian Plateau portion of northern Tennessee. This historically oil producing area has seen recent activity targeting zones that have yielded commercial gas production. Atlas has been actively drilling for natural gas for the last two years and has established production in a few locales within this vast area. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

78

GEOLOGY

STRATIGRAPHY, LITHOLOGY & DEPOSITION

The depositional environments for the Mississippian carbonates range from shelf to lagoon and near shore settings. The Devonian or Chattanooga Shale formed in an organic rich sea offshore from the Catskill Delta.

The Mississippian reservoirs consist of the Monteagle limestone, St. Louis dolomite, Warsaw limey siltstone and the Ft. Payne cherty limestone. The Chattanooga Shale underlies the Ft. Payne. Diagram illustrates stratigraphic relationships.

The primary target in all wells in this area is the **Monteagle Limestone**. This limestone contains thick deposits of Oolites, which provide porosity as high as 20%. Some wells have encountered as much as 30 feet of this reservoir.

The **Devonian Shale** is another primary target in the area. This reservoir underlies the Mississippian carbonates and is found in all wells throughout the area. This formation is not only a reservoir when fractured, but is considered the source of the hydrocarbons found in the overlying carbonates.

Secondary targets may also show development. The **Ft. Payne** is the primary reservoir for the oil in adjacent fields found north and west of the prospect area. The **St. Louis** and **Warsaw** reservoirs have been encountered less often, but could be considerable contributors in yet to be developed parts of the vast prospect area.

Stratigraphic Column of Eastern Tennessee

Age (MA)	Formation Name			Notes	Status
0 310			Absent		
	Pennsylvanian		Pennsylvanian Section	Period contains numerous, poorly defined stratigraphic units. The primary rock make up is alternating sand, shale and coal. Conventional pay comes from high porosity sand bodies that receive their hydrocarbon charge from underlying and overlying coals.	Secondary Target
UNCONFORMITY					
330	Mississippian		Red and Green Shales		Secondary Target
334			Pennington Formation	Alternating sand and shale. Pay is in the form on gas charged sand bodies.	
			Mud Cave	Swelling clay rich shale	
			Bangor	Little Lime' Significant porosity yet to be seen in field.	
			Hartselle	Limey siltstone with no porosity development	
			Monteagle	Big Lime' Limestone in which thick deposits of Oolites provide primary porosity up to 20%. Where zones are vertically aligned pay can be 30+ feet thick.	PRIMARY TARGET
			St. Louis	Dolomite from post depositional alteration of Monteagle Fm.	Secondary Target
			Warsaw	Limey siltstone with occasional porosity development.	
354			Ft. Payne	Cherty limestone with occasional porosity development.	
380	Devonian		Chattanooga Shale	Source rock for Miss. Production. Production through stimulation of natural fractures.	
UNCONFORMITY					
425	Ordovician		Sequatchie	Limey shale	Secondary Target
			Sunny Brook	Alternating limestone with limey shale	
		Nashville Group	Cathey's	Shaley limestone	
			Bigby-Cannon	Limestone	
			Hermitage	Shaley limestone	
UNCONFORMITY					
		Stones River Group	Carter's	Limestone	Secondary Target
			Lebanon	Limestone	
			Ridley	Limestone	
			Pierce	Limestone	
			Murfreesboro	Limestone	
465			Wells Creek	Dolomite	
			Glenwood	Valley fill on Knox Unc.	
UNCONFORMITY					
487			Knox Group Undifferentiated	Limestone and Chert	
500	Cambrian		Conasaga Shale	Shale. Source rock for fractured Ordovician Pay	
560			Rome		
Proterozoic Mafic Complex

79

RESERVOIR CHARACTERISTICS

Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas or oil in a more permeable medium. In the Mississippian carbonate reservoirs this occurs in two ways. One way is when ooids (carbonate sands) are formed and deposited (oolites) and are encased in less permeable limestones. Another way is when limestone changes to dolomite during a change ("diagenesis") at the atomic level of the rock.

Electric well logs (right) can be used in conjunction with production to interpret reservoir parameters. When the carbonates in the Mississippian reservoirs develop porosity in excess of 5%, the permeability of the reservoir can become great enough to allow commercial production of natural gas. When small, naturally occurring cracks or fractures exist in the Chattanooga Shale, permeability of the reservoir is enhanced. Audio logs can detect the small amounts of natural gas that flow from the shale.

MONTEAGLE
"OOLITE"

PRODUCTION

The Tennessee Knox Energy prospect area produces from several reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area.

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STATEMENTS

CONCLUSION

DC Energy Consultants (DCEC) has conducted a geologic feasibility study of the drilling area for **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, which will consist of developmental drilling of Mississippian and Devonian reservoirs in Scott and Anderson Counties of Tennessee. It is the professional opinion of DCEC that the drilling of the eight (8) wells by **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.** is supported by sufficient geologic and engineering data.

DISCLAIMER

For the purpose of this evaluation, DCEC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, DCEC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. DCEC does not warrant individual well performance.

NON-INTEREST

We hereby confirm that DCEC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Energy Resources, LLC; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Energy Resources, LLC. We also confirm that neither the employment of, nor payment of compensation received by DCEC in connection with this report, is on a contingent basis.

Respectfully submitted,

Dennis D. Carulli

Dennis D. Carulli
DC ENERGY CONSULTANTS
Registered Professional Geologist, President
PA License No. PG001843G

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LEASE INFORMATION

FOR THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

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	Prospect Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
1	Beck #5	Greene	09/08/01	HBP	12.5%	0%	0%	100%	87.5%	49	20
2	Biddle #14	Greene	07/28/06	HBP	12.5%	0%	0%	100%	87.5%	180	20
3	Biddle #22	Greene	07/28/06	07/28/09	12.5%	0%	0%	100%	87.5%	129	20

*HBP - Held by Production.

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LOCATION AND PRODUCTION MAP

FOR THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

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BECK
5
BIDDLE
14
24036
HEADLEE
BIDDLE
22
23609
PHILLIPPI

Atlas Energy Resources, LLC

Atlas Resources Public #17-2007 (A) L.P.

Marcellus Shale Play

Washington, Greene, Fayette, & Westmoreland Co's PA

LEGEND
- Gas Well
- Oil & Gas Well
- Dry Hole
- Plugged Gas Well
- Plugged Oil Well
- Plugged & Abandn'd

1 inch = 4000 feet

4000 0 4000 8000 12000 ft

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PRODUCTION DATA

FOR THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

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The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 7/31/07 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24036	Atlas Resources, Inc.	Headlee #6	02/14/07	5	29207	8148	4838

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DCEC’S

GEOLOGIC EVALUATION

FOR THE

CURRENTLY PROPOSED WELLS

IN THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES, PENNSYLVANIA

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GEOLOGIC EVALUATION
ATLAS RESOURCES PUBLIC #17-2007(A) L. P.
Marcellus Shale
Pennsylvania

Dated: September 11, 2007

Program proposed by:

ATLAS ENERGY RESOURCES, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Rd, 2nd Fl
Moon Township, PA 15108

Report submitted by:

DC Energy Consultants
18 Long Street
Paris, PA 15021

LOCATION MAP - AREA OF INTEREST

TABLE OF CONTENTS

LOCATION MAP - AREA OF INTEREST 1
TABLE OF CONTENTS 1
INVESTIGATION SUMMARY 2
OBJECTIVE 2
AREA OF INVESTIGATION 2
METHODOLOGY 2
PROSPECT AREA HISTORY 2
DRILLING ACTIVITY 2
GEOLOGY 2
STRATIGRAPHY, LITHOLOGY & DEPOSITION 2
COMPARISON OF MARCELLUS SHALE TO BARNETT SHALE 3
RESERVOIR CHARACTERISTICS 3
SUMMARY 4
STATEMENTS 4
CONCLUSION 4
DISCLAIMER 4
NON-INTEREST 4

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<u>**INVESTIGATION SUMMARY**</u>

OBJECTIVE

The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Marcellus Shale as proposed by Atlas Energy Resources, LLC ("Atlas").

AREA OF INVESTIGATION

A portion of this prospect area, herein identified for drilling in **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, contains acreage in Cumberland Township of Greene County, located in southwestern Pennsylvania. Three (3) drilling prospects will be designated for this program and will be targeted to produce natural gas from the Marcellus Shale reservoir, found at an average depth range of approximately 6,000 to 8,500 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

The data incorporated into this report was provided by Atlas and the in-house archives of DC Energy Consultants. A review of this data was performed. Geological maps and the interpretations are from published reports from the Department of Energy (DOE) and the Pennsylvania Geologic Survey.

<u>**PROSPECT AREA HISTORY**</u>

DRILLING ACTIVITY

The area of proposed drilling has had hundreds of Marcellus Shale penetrations. Many of these wells encountered gas shows in the Marcellus while drilling to the deeper Oriskany Sandstone, the historic deep reservoir pay zone. The area of proposed drilling is situated in Greene County. Atlas has drilled seven (7) Marcellus shale wells in the counties of Fayette, Greene, and Westmoreland that are productive. The Marcellus shale, as a reservoir, is in the early stages of development, but indicators suggest that this shale could contain economic quantities of gas with accompanying low risk development.

GEOLOGY

STRATIGRAPHY, LITHOLOGY & DEPOSITION

Middle Devonian Period
Hamilton Shale
Marcellus Shale
Onondaga Limestone
Huntersville Chert

The Marcellus shale lies between the Hamilton shale and the Onondaga limestone and will be encountered at a depth between 6,000 and 8,500 feet in southwest Pennsylvania. The gross thickness of the shale ranges between 120 and 180 feet within the area (See log section at left). The "blackest" shale with the highest total organic carbon (TOC) ranges from 50 to 125 feet thick in the area (See Figure 2). Deposition of the Marcellus began in the Middle Devonian Period during the Acadian orogeny some 400 million years ago. A basin developed between the Catskills to the East and the Cincinnati arch to the west. Sediment and organic material shed from the east and west were deposited in the subsiding basin. At the end of the Acadian orogeny, subsidence in the basin ceased and was progressively filled in with sediment shed from the Catskills to the east (Elk, Bradford, Upper and Lower Venango Groups). Concentrations of carbon in the Marcellus are high. Conditions needed for this are low rates of sediment, high rates of organic material, and an anoxic (oxygen deficient) environment in the water at the bottom of the basin that prevents the organic matter from decomposing.

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COMPARISON OF MARCELLUS SHALE IN PA TO BARNETT SHALE IN TX

The Barnett shale in Texas is a black, gas rich shale and is being successfully developed. The Barnett has an average vitrinite reflectance of between 0.9% and 1.5% putting its thermal maturity between the gas and gas with condensate 'window'. The vitrinite reflectance for the Marcellus shale in the Atlas drilling area is 1.5% and above (See figure 1) indicating the thermal maturity of the area is in the gas 'window'. The average total organic carbon (TOC) for the Barnett shale is between 1% and 5%. The average TOC for the Marcellus in the Atlas drilling area is 3.35 - 5.92% (See figure 2). The average gross thickness for the Barnett is between 50 and 400 feet thick. The Marcellus in the Atlas drilling area has a net average of between 50 to 125 feet (See figure 2). The Marcellus shale, as a potential play, compares favorably to the established Barnett shale play in Texas.

Marcellus Vitrinite Reflectance (%)
.5
1.0
1.5
1.5
2.0
2.0
2.5
Figure 1

Net Marcellus Thickness (FT) and TOC Values
50
100
Figure 2

RESERVOIR CHARACTERISTICS

Hamilton Shale
Marcellus Shale
Onondaga Limestone
Huntersville Chert

The Marcellus shale is a resource play, which means hydrocarbons are generated in the formation, and are stored in the small amount of porosity, as well as, small fractures and also adsorbed in the clay minerals and carbon of the rock itself. Like the Barnett shale, porosities and permeabilities in the Marcellus shale are very low so to unlock the hydrocarbons a large frac treatment must be performed. Gas then is recovered from the pore spaces and small fractures in the shale, and later desorbs directly from the clay and carbon in the shale. A gamma ray, bulk density, neutron, induction and temperature log suite showing the Middle Devonian Marcellus shale and surrounding formations is illustrated to the left. Note that the gamma ray curve on the left side of the log wraps around several times in three areas. This indicates that the shale is 'hot', meaning it is more radioactive than the surrounding rock. These highly radioactive zones are often associated with marine black shales, which contain higher concentrations of organic carbon (source of the gas).

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SUMMARY

While it is understood that the Marcellus and Barnett shales are two distinct reservoirs, the plays are similar in physical characteristics and in the methods of extracting hydrocarbons from them, making the Marcellus a potentially favorable target in the area of Atlas Resources' lease holdings. Further evidence to substantiate this, is the significant drilling and leasing activity by other operators in the Western Pennsylvania area, targeting the Marcellus horizon for exploitation.

STATEMENTS

CONCLUSION

DC Energy Consultants (DCEC) has conducted a geologic feasibility study of the drilling area for **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.**, which will consist of developmental drilling of Middle Devonian Marcellus shale in Greene County, Pennsylvania. It is the professional opinion of DCEC that the drilling of the three (3) wells by **ATLAS RESOURCES PUBLIC #17-2007(A) L.P.** is supported by sufficient geologic and engineering data.

DISCLAIMER

For the purpose of this evaluation, DCEC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, DCEC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. DCEC does not warrant individual well performance.

NON-INTEREST

We hereby confirm that DCEC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Energy Resources, LLC; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Energy Resources, LLC. We also confirm that neither the employment of, nor payment of compensation received by DCEC in connection with this report, is on a contingent basis.

Respectfully submitted,

Dennis D. Carulli

Dennis D. Carulli
DC ENERGY CONSULTANTS
Registered Professional Geologist, President
PA License No. PG001843G

92

EXHIBIT (A)

FORM OF

AMENDED AND RESTATED CERTIFICATE

AND AGREEMENT OF LIMITED PARTNERSHIP

FOR

ATLAS RESOURCES PUBLIC #17-2007(A) L.P.

[FORM OF AMENDED AND RESTATED CERTIFICATE AND
AGREEMENT OF LIMITED PARTNERSHIP FOR ATLAS
RESOURCES PUBLIC #17-2008(B) L.P.]

[FORM OF AMENDED AND RESTATED CERTIFICATE AND
AGREEMENT OF LIMITED PARTNERSHIP FOR ATLAS
RESOURCES PUBLIC #17-2008(C) L.P.]

EXHIBITS

EXHIBIT (I-A)	-	Form of Managing General Partner Signature Page

EXHIBIT (I-B)	-	Form of Subscription Agreement

EXHIBIT (II)	-	Form of Drilling and Operating Agreement for Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.]

i

FORM OF AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP FOR ATLAS RESOURCES PUBLIC #17-2007(A) L.P.
[FORM OF AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP FOR ATLAS RESOURCES PUBLIC #17-2008(B) L.P.]
[FORM OF AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP FOR ATLAS RESOURCES PUBLIC #17-2008(C) L.P.]

THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (“AGREEMENT”), amending and restating the original Certificate of Limited Partnership, is made and entered into as of the date set forth below, by and among Atlas Resources, LLC, referred to as “Atlas” or the “Managing General Partner,” and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties sometimes referred to as “Limited Partners,” or for Investor General Partner Units, these parties sometimes referred to as “Investor General Partners.”

ARTICLE I
FORMATION

1.01. Formation. The parties have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement.

1.02. Certificate of Limited Partnership. This document is not only an agreement among the parties, but also is the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03. Name, Principal Office and Residence.

1.03(a). Name. The name of the Partnership is Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.]

1.03(b). Residence. The residence of the Managing General Partner is its principal place of business at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by the Participant.

All addresses shall be subject to change on notice to the parties.

1.03(c). Agent for Service of Process. The name and address of the agent for service of process shall be Andrew M. Lubin at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801.

1.04. Purpose. The Partnership shall engage in all phases of the natural gas and oil business. This includes, without limitation, exploration for, development and production of natural gas and oil on the terms and conditions set forth below and any other proper purpose under the Delaware Revised Uniform Limited Partnership Act.

The Managing General Partner may not, without the affirmative vote of Participants whose Units equal a majority of the total Units, do the following:

(i)	change the investment and business purpose of the Partnership; or

(ii)	cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

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ARTICLE II
DEFINITION OF TERMS

2.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

1.
“Administrative Costs” means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: in-house legal, finance, in-house accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows:

(i)	no Administrative Costs charged shall be duplicated under any other category of expense or cost; and

(ii)
no portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding a 5% or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

2.	“Administrator” means the official or agency administering the securities laws of a state.

3.	“Affiliate” means with respect to a specific person:

(i)	any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified person;

(ii)	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the specified person;

(iii)	any person directly or indirectly controlling, controlled by, or under common control with the specified person;

(iv)	any officer, director, trustee or partner of the specified person; and

(v)	if the specified person is an officer, director, trustee or partner, any person for which the person acts in any such capacity.

4.	“Agreement” means this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits to this Agreement.

5.
“Anthem Securities” means Anthem Securities, Inc., whose principal executive offices are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, P.O. Box 926, Moon Township, Pennsylvania 15108-0926

6.	“Assessments” means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

7.
“Atlas” means Atlas Resources, LLC, a Pennsylvania limited liability company, whose principal executive offices are located at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, and any successor entity to Atlas Resources, LLC, whether by merger or any other form of reorganization, or the acquisition of all, or substantially all, of Atlas Resources, LLC’s assets

8.
“Atlas Resources Public #17-2007 Program” means the offering of Units in a series of up to three limited partnerships entitled Atlas Resources Public #17-2007(A) L.P., and Atlas Resources Public #17-2008(B) L.P. and Atlas Resources Public #17-2008(C) L.P.

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9.	“Capital Account” or “account” means the account established for each party, maintained as provided in §5.02 and its subsections.

10.	“Capital Contribution” means the amount agreed to be contributed to the Partnership by a Partner pursuant to §§3.04 and 3.05 and their subsections.

11.
“Carried Interest” means an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

12.	“Code” means the Internal Revenue Code of 1986, as amended.

13.	“Cost,” when used with respect to the sale or transfer of property to the Partnership, means:

(i)	the sum of the prices paid by the seller or transferor to an unaffiliated person for the property, including bonuses;

(ii)	title insurance or examination costs, brokers’ commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of the property;

(iii)	a pro rata portion of the seller’s or transferor’s actual necessary and reasonable expenses for seismic and geophysical services; and

(iv)
rentals and ad valorem taxes paid by the seller or transferor for the property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain the property, and the portion of the seller’s or transferor’s reasonable, necessary and actual expenses for geological, geophysical, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months before the sale or transfer to the Partnership.

“Cost,” when used with respect to services, means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing the services, determined in accordance with generally accepted accounting principles.

As used elsewhere, “Cost” means the price paid by the seller in an arm’s-length transaction.

14.	“Dealer-Manager” means Anthem Securities, Inc., an Affiliate of the Managing General Partner, the broker/dealer which will manage the offering and sale of the Units.

15.	“Development Well” means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic Horizon known to be productive.

16.
“Direct Costs” means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs may not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases, but may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with §4.03(d)(7) or pursuant to the Managing General Partner’s role as Tax Matters Partner.

3

17.
“Distribution Interest” means an undivided interest in the Partnership’s assets after payments to the Partnership’s creditors or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party’s Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, the interest in the remaining Partnership assets shall equal a party’s interest in the related Partnership revenues as set forth in §5.01 and its subsections.

18.
“Drilling and Operating Agreement” means the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached to this Agreement as Exhibit (II).

19.	“Exploratory Well” means a well drilled to:

(i)	find commercially productive hydrocarbons in an unproved area;

(ii)	find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

(iii)	significantly extend a known prospect.

20.
“Farmout” means an agreement by the owner of the leasehold or Working Interest to assign his interest in certain acreage or well to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

21.	“Final Terminating Event” means any one of the following:

(i)	the expiration of the Partnership’s fixed term;

(ii)	notice to the Participants by the Managing General Partner of its election to terminate the Partnership’s affairs;

(iii)	notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Units equal a majority of the total Units; or

(iv)	the termination of the Partnership under §708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

22.	“Horizon” means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

23.
“Independent Expert” means a person with no material relationship to the Sponsor or its Affiliates who is qualified and in the business of rendering opinions regarding the value of natural gas and oil properties based on the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

24.	“Initial Closing Date” means the date after the minimum amount of subscription proceeds has been received when subscription proceeds are first withdrawn from the escrow account.

25.
“Intangible Drilling Costs” or “Non-Capital Expenditures” means those expenditures associated with property acquisition and the drilling and completion of natural gas and oil wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes:

(i)
all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, and are generally termed "intangible drilling and development costs";

4

(ii)	the expense of plugging and abandoning any well before a completion attempt; and

(iii)
the costs (other than Tangible Costs and Lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs.

26.
“Interim Closing Date” means those date(s) after the Initial Closing Date, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional subscription proceeds to additional Partnership activities, including drilling activities.

27.	“Investor General Partners” means:

(i)	the Persons signing the Subscription Agreement as Investor General Partners; and

(ii)	the Managing General Partner to the extent of any optional subscription as an Investor General Partner under §3.03(b)(1).

All Investor General Partners shall be of the same class and have the same rights.

28.
“Landowner’s Royalty Interest” means an interest in production, or its proceeds, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner on the creation of a Lease.

29.
“Leases” means full or partial interests in natural gas and oil leases, oil and natural gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or natural gas, and includes any contractual rights to acquire any such interest.

30.	“Limited Partners” means:

(i)	the Persons signing the Subscription Agreement as Limited Partners;

(ii)	the Managing General Partner to the extent of any optional subscription as a Limited Partner under §3.03(b)(1);

(iii)	the Investor General Partners on the conversion of their Investor General Partner Units to Limited Partner Units pursuant to §6.01(b); and

(iv)	any other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

Except as provided in §3.05(b), with respect to the required additional Capital Contributions of Investor General Partners, all Limited Partners shall be of the same class and have the same rights.

31.	“Managing General Partner” means:

(i)	Atlas; or

(ii)	any Person admitted to the Partnership as a general partner, other than as an Investor General Partner, who is designated to exclusively supervise and manage the operations of the Partnership.

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32.	“Managing General Partner Signature Page” means an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated in this Agreement by reference.

33.
“Offering Termination Date” means the date after the minimum amount of subscription proceeds has been received on which the Managing General Partner determines, in its sole discretion, that the Partnership’s subscription period is closed and the acceptance of subscriptions ceases, which may be any date up to and including December 31, 2007.

Notwithstanding the above, the Offering Termination Date may not extend beyond the time that subscriptions for the maximum number of Units set forth in §3.03(c)(1) have been received and accepted by the Managing General Partner.

34.	“Operating Costs” means expenditures made and costs incurred in producing and marketing natural gas or oil from completed wells. These costs include, but are not limited to:

(i)	labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or related to producing and marketing natural gas and oil;

(ii)	ad valorem and severance taxes;

(iii)	insurance and casualty loss expense; and

(iv)	compensation to well operators or others for services rendered in conducting these operations.

Operating Costs also include reworking, workover, subsequent equipping, and similar expenses relating to any well, the Managing General Partner’s gathering fees set forth in §4.04(a)(2)(d) and the reimbursement of the Managing General Partner’s Administrative Costs set forth in §4.04(a)(2)(c); but do not include the costs to re-enter and deepen an existing well, complete the well to deeper formations or reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper formations or reservoirs.

35.	“Operator” means Atlas, as operator of Partnership Wells in Pennsylvania, and Atlas or an Affiliate as Operator of Partnership Wells in other areas of the United States.

36.	“Organization and Offering Costs” means all costs of organizing and selling the offering including, but not limited to:

(i)
total underwriting and brokerage discounts and commissions, including fees of the underwriters’ attorneys, the Dealer-Manager fee, sales commissions and reimbursement for bona fide due diligence expenses;

(ii)
expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

(iii)	expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants’ and attorneys’ fees; and

(iv)	other front-end fees.

37.	“Organization Costs” means all costs of organizing the offering including, but not limited to:

(i)
expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

6

(ii)	expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants’ and attorneys’ fees; and

(iii)	other front-end fees.

38.
“Overriding Royalty Interest” means an interest in the natural gas and oil produced under a Lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

39.	“Participants” means:

(i)	the Managing General Partner to the extent of its optional subscription under §3.03(b)(1);

(ii)	the Limited Partners; and

(iii)	the Investor General Partners.

40.	“Partners” means:

(i)	the Managing General Partner;

(ii)	the Investor General Partners; and

(iii)	the Limited Partners.

41.	“Partnership” means Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.]

42.
“Partnership Net Production Revenues” means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

43.	“Partnership Well” means a well, some portion of the revenues from which is received by the Partnership.

44.	“Person” means a natural person, partnership, corporation, association, trust or other legal entity.

45.
“Production Purchase” or “Income” Program means any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including, but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

46.	“Program” means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of:

(i)	exploring for natural gas, oil and other hydrocarbon substances; or

(ii)	investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or its proceeds.

47.
“Prospect” means an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be:

(i)	designated by the Managing General Partner in writing before the conduct of Partnership operations; and

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(ii)
enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.

If the well to be drilled by the Partnership is to a Horizon containing Proved Reserves, then a “Prospect” for a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells. Subject to the foregoing sentence, “Prospect” shall be deemed the drilling or spacing unit for the Clinton/Medina geological formation, the Mississippian and/or Upper Devonian Sandstone reservoirs and the Marcellus Shale reservoir in Ohio, Pennsylvania, and New York and the Mississippian Carbonate or the Devonian Shale reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee.

48.
“Prospectus” means the Prospectus included in the Registration Statement on Form S-1 relating to the offer and sale of the Units which has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As used in this Agreement, the terms “Prospectus” and “Registration Statement” refer solely to the Prospectus and Registration Statement, as amended, described above, except that:

(i)
from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term “Registration Statement” shall refer to the Registration Statement as amended by that post-effective amendment, and the term “Prospectus” shall refer to the Prospectus then forming a part of the Registration Statement; and

(ii)
if the Prospectus filed pursuant to Rule 424(b) or (c) promulgated by the Commission under the Act differs from the Prospectus on file with the Commission at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant thereto from and after the date on which it was filed.

49.
“Proved Developed Oil and Gas Reserves” means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

50.
“Proved Reserves” means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i)	Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

(a)	that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

(b)	the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

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In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii)
Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)	Estimates of proved reserves do not include the following:

(a)	oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”;

(b)	crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

(c)	crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

(d)	crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

51.	“Proved Undeveloped Reserves” means reserves that are expected to be recovered from either:

(i)	new wells on undrilled acreage; or

(ii)	from existing wells where a relatively major expenditure is required for recompletion.

Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation or there is continuity of the reservoir. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

52.
“Roll-Up” means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. The term does not include:

(i)
a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(ii)
a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(a)	voting rights;

(b)	the Partnership’s term of existence;

(c)	the Managing General Partner’s compensation; and

(d)	the Partnership’s investment objectives.

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53.	“Roll-Up Entity” means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

54.	“Sales Commissions” means all underwriting and brokerage discounts and commissions incurred in the sale of Units payable to registered broker/dealers, but excluding the following:

(i)	the 2.5% Dealer-Manager fee; and

(ii)	the reimbursement for bona fide due diligence expenses.

55.	“Selling Agents” means the broker/dealers which are selected by the Dealer-Manager to participate in the offer and sale of the Units.

56.
“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. The definition includes:

(i)
the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program; and

(ii)	whenever the context so requires, the term “sponsor” shall be deemed to include its affiliates.

“Sponsor” does not include wholly independent third-parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

57.	“Subscription Agreement” means an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated in this Agreement by reference.

58.
“Tangible Costs” or “Capital Expenditures” means those costs associated with property acquisition and drilling and completing natural gas and oil wells which are generally accepted as capital expenditures under the Code. This includes all of the following:

(i)	costs of equipment, parts and items of hardware used in drilling and completing a well;

(ii)
the costs (other than Intangible Drilling Costs and Lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs; and

(iii)
those items necessary to deliver acceptable natural gas and oil production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

59.	“Tax Matters Partner” means the Managing General Partner.

60.
“Units” or “Units of Participation” means up to 400 Limited Partner interests in the Partnership and up to 39,600 Investor General Partner interests in the Partnership, which will be converted to up to 39,600 Limited Partner Units as set forth in §6.01(b), purchased by Participants in the Partnership under the provisions of §3.03 and its subsections, including any rights to profits, losses, income, gain, credits, deductions, cash distributions or returns of capital or other attributes of the Units.

61.	“Working Interest” means an interest in a Lease which is subject to some portion of the cost of development, operation, or maintenance of the Lease.

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ARTICLE III
SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. Designation of Managing General Partner and Participants. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to §3.03(b)(1).

Limited Partners and Investor General Partners, including the Managing General Partner and its Affiliates to the extent, if any, they purchase Units, shall serve as Participants.

3.02. Participants.

3.02(a). Limited Partner at Formation. Atlas Energy Resources, LLC, as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100. On the admission of one or more Limited Partners, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to that Unit.

3.02(b). Offering of Interests. The Partnership is authorized to admit to the Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Subscription Agreements are accepted by the Managing General Partner if, after the admission of the additional Participants, the total Units sold do not exceed the maximum number of Units set forth in §3.03(c)(1).

3.02(c). Admission of Participants. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers’ funds shall be held in an interest bearing account or accounts by an independent escrow holder and shall not be released to the Partnership until the receipt and acceptance of the minimum amount of subscription proceeds set forth in §3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership account.

3.03. Subscriptions to the Partnership.

3.03(a). Subscriptions by Participants.

3.03(a)(1). Subscription Price and Minimum Subscription. The subscription price of a Unit in the Partnership shall be $10,000, except as set forth below, and shall be designated on each Participant’s Subscription Agreement and payable as set forth in §3.05(b)(1). The minimum subscription per Participant shall be one Unit ($10,000). Larger subscriptions shall be accepted in $1,000 increments, beginning with $11,000, $12,000, etc.

Notwithstanding the foregoing, the subscription price for:

(i)
the Managing General Partner, its officers, directors, and Affiliates, and Participants who buy Units through the officers and directors of the Managing General Partner, shall be reduced by an amount equal to the 2.5% Dealer-Manager fee, the 7% Sales Commission and the .5% reimbursement of the Selling Agents’ bona fide due diligence expenses, which shall not be paid with respect to those sales; and

(ii)
Registered Investment Advisors and their clients, and Selling Agents and their registered representatives and principals, shall be reduced by an amount equal to the 7% Sales Commission, which shall not be paid with respect to those sales.

No more than 5% of the total Units in the Partnership shall be sold with the discounts described above.

3.03(a)(2). Effect of Subscription. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

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3.03(b). Optional Subscriptions for Units by Managing General Partner.

3.03(b)(1). Managing General Partner’s Optional Subscriptions for Units. In addition to the Managing General Partner’s required Capital Contributions under §3.04(a), on the Initial Closing Date the Managing General Partner may subscribe under the provisions of §3.03(a) and its subsections for up to 5% of the total Units sold in the Partnership as of the Initial Closing Date, which shall not be applied towards the minimum number of Units required to be sold under §3.03(c)(2), and, subject to the limitations on voting rights set forth in §4.03(c)(3), to that extent shall be deemed to be a Participant in the Partnership for all purposes under this Agreement.

3.03(b)(2). Effect of and Evidencing Subscription. The Managing General Partner has executed a Managing General Partner Signature Page which:

(i)	evidences the Managing General Partner’s required Capital Contributions under §3.04(a); and

(ii)	may be amended, from time-to-time, to reflect the amount of any optional subscriptions for Units as a Participant under §3.03(b)(1).

Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c). Maximum and Minimum Number of Units.

3.03(c)(1). Maximum Number of Units. The maximum number of Units may not exceed 40,000 Units, which is up to $400,000,000 of cash subscription proceeds, excluding the subscription discounts permitted under §3.03(a)(1). Notwithstanding the foregoing, the maximum number of Units in all of the partnerships in the Atlas Resources Public #17-2007 Program, in the aggregate, shall not exceed 40,000 Units which is up to $400,000,000 of cash subscription proceeds excluding the subscription discounts permitted under §3.03(a)(1).

3.03(c)(2). Minimum Number of Units. The minimum number of Units shall equal at least 200 Units, but in any event not less than the number of Units that provides the Partnership with cash subscription proceeds of $2,000,000, excluding the subscription discounts permitted under §3.03(a)(1).

If subscriptions for the minimum number of Units have not been received and accepted at the Offering Termination Date, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund, without deduction for any fees.

The partnership may break escrow and begin its drilling activities, in the Managing General Partner’s sole discretion, on receipt and acceptance of the minimum subscription proceeds.

3.03(d). Acceptance of Subscriptions.

3.03(d)(1). Discretion by the Managing General Partner. Acceptance of subscriptions is discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate.

3.03(d)(2). Time Period in Which to Accept Subscriptions. Subscriptions shall be accepted or rejected by the Managing General Partner within 30 days of their receipt. If a subscription is rejected, then all of the subscriber’s funds shall be returned to the subscriber promptly, with interest earned and without deduction for any fees.

3.03(d)(3). Admission to the Partnership. The Participants shall be admitted to the Partnership as follows:

(i)	not later than 15 days after the release from the escrow account of Participants’ subscription proceeds to the Partnership; or

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(ii)
if a Participant’s subscription proceeds are received by the Partnership after the close of the escrow account, then not later than the last day of the calendar month in which his Subscription Agreement was accepted by the Managing General Partner.

3.04. Capital Contributions of the Managing General Partner.

3.04(a). Managing General Partner’s Required Capital Contributions. The Managing General Partner, as a general partner and not as a Participant, is required to pay the costs or make the other required Capital Contributions charged to it under this Agreement, including contributing to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in §4.01(a)(4), in an amount equal to not less than 25%, in the aggregate, of all Capital Contributions to the Partnership, at the time the costs are required to be paid by the Partnership, but no later than December 31, 2008.

3.04(b). On Liquidation the Managing General Partner Must Contribute Deficit Balance in Its Capital Account. The Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account on the occurrence of either of the following events:

(i)	the liquidation of the Partnership; or

(ii)	the liquidation of the Managing General Partner’s interest in the Partnership.

This shall be determined after taking into account all adjustments for the Partnership’s taxable year during which the liquidation occurs, other than adjustments made pursuant to this requirement, by the end of the taxable year in which the liquidation occurs or, if later, within 90 days after the date of the liquidation.

3.04(c). Managing General Partner’s Partnership Interest for Capital Contributions. The interest of the Managing General Partner, as Managing General Partner and not as a Participant, in the capital and profits of the Partnership is fully vested and nonforfeitable as of the date of the formation of the Partnership and is in consideration for, and is the only consideration for, its required Capital Contributions to the Partnership.

3.04(d). Managing General Partner’s Right to Assign Its Partnership Interest. Subject to §5.01(b)(4)(a) regarding the Managing General Partner’s subordination obligation, the Managing General Partner has the right at any time, in its discretion, without the consent of the Participants, and without affecting the allocation of costs and revenues to the Participants or the Managing General Partner’s voting rights under this Agreement, to sell, contribute, exchange or otherwise transfer all or any portion of its interest as Managing General Partner or as a Participant (if it purchases Units) in the Partnership, or any interest therein to an Affiliate of the Managing General Partner. In that event, except as otherwise may be permitted under this Agreement, if the Affiliated transferee of the Managing General Partner’s transferred interest in the Partnership does not become a substituted Managing General Partner in the Partnership, the Affiliated transferee, as a partner in the Partnership for tax purposes only, shall have the right to receive the share of the Partnership’s profits, losses, income, gains, deductions, credits and depletion allowances, or items thereof, and cash distributions and returns of capital (including, but not limited to, cash distributions and returns of capital on dissolution and liquidation of the Partnership) to which the Managing General Partner would otherwise be entitled under this Agreement with respect to its transferred interest in the Partnership.

Subject to the foregoing, the transfer of the Managing General Partner’s interest in the Partnership to any of its Affiliates may be made on any terms and conditions as the Managing General Partner determines, in its discretion, and the Partnership and the Participants shall have no right to receive or otherwise share in any consideration received by the Managing General Partner from its Affiliates for the transfer of the Managing General Partner’s interest in the Partnership.

No transfer of the Managing General Partner’s interest in the Partnership to its Affiliates under this §3.04(d) shall require an accounting by the Managing General Partner or the Partnership to the Participants.

3.05. Payment of Subscriptions.

3.05(a). Managing General Partner’s Subscriptions. The Managing General Partner shall pay any optional subscription under §3.03(b)(1) as set forth in §3.05(b)(1).

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3.05(b). Participant Subscriptions and Additional Capital Contributions of the Investor General Partners.

3.05(b)(1). Payment of Subscription Agreements. A Participant shall pay the subscription amount designated on his Subscription Agreement 100% in cash at the time of subscribing. A Participant shall receive interest on the amount he pays from the time his subscription proceeds are deposited in the escrow account, or a Partnership account after the minimum number of Units have been received as provided in §3.06(b), until his subscription proceeds are paid by the Partnership to the Managing General Partner under the Drilling and Operating Agreement for use in the Partnership’s drilling activities. All interest distributions shall be in the ratio that the number of Units held by each Participant multiplied by the number of days the Participant’s subscription proceeds were held in the escrow account, or a Partnership account after the minimum number of Units have been received as provided in §3.06(b), bears to the sum of that calculation for all Participants whose subscription proceeds were paid to the Managing General Partner at the same time.

3.05(b)(2). Additional Required Capital Contributions of the Investor General Partners. Investor General Partners must make Capital Contributions to the Partnership when called by the Managing General Partner, in addition to their subscription amounts, for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner Units under §6.01(b).

3.05(b)(3). Default Provisions. The failure of an Investor General Partner to timely make a required additional Capital Contribution under this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, in proportion to their respective number of Units, must pay the defaulting Investor General Partner’s share of Partnership liabilities and obligations called for by the Managing General Partner. In that event, the remaining Investor General Partners:

(i)	shall have a first and preferred lien on the defaulting Investor General Partner’s interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

(ii)
shall be entitled to receive 100% of the defaulting Investor General Partner’s cash distributions, in proportion to their respective number of Units, until the amount in default is recovered in full plus interest at the legal rate; and

(iii)	may commence legal action to collect the amount due plus interest at the legal rate.

3.06. Partnership Funds.

3.06(a). Fiduciary Duty. The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner’s possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets of the Partnership in any manner except for the exclusive benefit of the Partnership.

Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law.

3.06(b). Special Account After the Receipt of the Minimum Partnership Subscriptions. Following the receipt of the minimum number of Units and breaking escrow, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c). Investment.

3.06(c)(1). Investments in Other Entities. Partnership funds shall not be invested in the securities of another person except in the following instances:

(i)	investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership’s business;

14

(ii)	temporary investments made as set forth in §3.06(c)(2);

(iii)	multi-tier arrangements meeting the requirements of §4.03(d)(15);

(iv)	investments involving less than 5% of the Partnership’s subscription proceeds which are a necessary and incidental part of a property acquisition transaction; and

(v)
investments in entities established solely to limit the Partnership’s liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses shall be prohibited.

3.06(c)(2). Permissible Investments Before Investment in Partnership Activities. After the Initial Closing Date and until proceeds from the offering are invested in the Partnership’s operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills.

ARTICLE IV
CONDUCT OF OPERATIONS

4.01. Acquisition of Leases.

4.01(a). Assignment to Partnership.

4.01(a)(1). In General. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the natural gas and oil industry, subject to the terms and conditions set forth below.

The Partnership and the other partnerships in the Atlas Resources Public #17-2007 Program may acquire and develop interests in Leases covering one or more of the same Prospects, in the Managing General Partner’s discretion.

The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale, Farmout, or other disposition unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the Partnership’s best interest.

4.01(a)(2). Federal and State Leases. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). Managing General Partner’s Discretion as to Terms and Burdens of Acquisition. Subject to the provisions of §4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including any limitations as to the Horizons to be assigned to the Partnership and subject to any burdens as the Managing General Partner deems necessary in its sole discretion.

4.01(a)(4). Cost of Leases. All Leases shall be:

(i)	contributed to the Partnership by the Managing General Partner or its Affiliates; and

(ii)
credited towards the Managing General Partner's required Capital Contribution set forth in §3.04(a) at the Cost of the Lease, unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution must be made at a price not in excess of the fair market value. Also, the Managing General Partner may average the cost of all of its Leases to arrive at an average Lease cost per Prospect as described in the Prospectus under “Compensation - Lease Costs,” which the Managing General Partner believes is less than fair market value. Notwithstanding, from time to time, the Managing General Partner’s Lease costs on a Prospect may be significantly higher than the amount set forth in the Prospectus under “Compensation - Lease Costs,” and in that event the Managing General Partner’s credit to its Capital Contribution to the Partnership and its Capital Account under this Agreement shall be the greater amount.

A determination of fair market value must be supported by an appraisal from an Independent Expert.

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4.01(a)(5). The Managing General Partner, Operator or Their Affiliates’ Rights in the Remainder Interests. Subject to the provisions of §4.03(d) and its subsections, to the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates. They may either:

(i)	retain and exploit the remaining interest for their own account; or

(ii)	sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership and the Participants.

4.01(a)(6). No Breach of Duty. Subject to the provisions of §4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by them to the Partnership or the Participants.

4.01(b). No Overriding Royalty Interests. Neither the Managing General Partner, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Leases acquired by the Partnership.

4.01(c). Title and Nominee Arrangements.

4.01(c)(1). Legal Title. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of:

(i)	the Managing General Partner;

(ii)	the Operator;

(iii)	their Affiliates; or

(iv)	in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). Managing General Partner’s Discretion. The Managing General Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements.

The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

4.01(c)(3). Commencement of Operations. The Partnership shall not begin operations on its Leases unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02. Conduct of Operations.

4.02(a). In General. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). Management. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

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4.02(c). General Powers of the Managing General Partner.

4.02(c)(1). In General. Subject to the provisions of §4.03 and its subsections, and to any authority that may be granted the Operator under §4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:

(i)	the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which includes:

(a)	which Leases are developed;

(b)	which Leases are abandoned; or

(c)	which Leases are sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

(ii)
the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation:

(a)
the making of agreements for the conduct of operations, including agreements and financial instruments relating to hedging the Partnership’s natural gas and oil and in this regard, the partnership has confirmed its authorization to Atlas America and/or Atlas Energy Resources, LLC to enter into hedging agreements on its behalf, and has ratified all actions previously taken by Atlas America and/or Atlas Energy Resources, LLC in connection therewith;

(b)	the exercise of any options, elections, or decisions under any such agreements; and

(c)	the furnishing of equipment, facilities, supplies and material, services, and personnel;

(iii)
the exercise, on behalf of the Partnership or the parties, as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

(iv)	the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

(v)	the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(vi)	the maintenance of insurance for the benefit of the Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

(a)	worker’s compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

(b)	liability insurance, including automobile, which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

(c)
liability and excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations and thereafter, per occurrence or accident and in the aggregate, which includes $1,000,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third-parties, other than a co-owner of the Working Interest, alleging seepage, pollution or contamination damage resulting from a pollution incident. The excess liability insurance, which is for general liability only, shall be in place and effective no later than the date drilling operations begin and, for purposes of satisfying this requirement, the Partnership shall have the benefit of the Managing General Partner’s $50,000,000 liability insurance on the same basis as the Managing General Partner and its other Affiliates, including the Managing General Partner’s other Programs;

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(vii)
the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation:

(a)	the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership;

(b)	the conduct of additional operations; and

(c)	the repayment of any borrowings or loans used initially to finance these operations or activities;

(viii)
the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership, including without limitation, the Leases, wells, equipment and production therefrom, provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in §4.03(d)(6);

(ix)
the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole discretion, selects, including any of its Affiliates;

(x)	the control of any matters affecting the rights and obligations of the Partnership, including:

(a)	the employment of attorneys to advise and otherwise represent the Partnership;

(b)	the conduct of litigation and incurring other legal expenses; and

(c)	the settlement of claims and litigation;

(xi)	the operation of producing wells drilled on the Leases or on a Prospect which includes any part of the Leases;

(xii)	the exercise of the rights granted to it under the power of attorney created under this Agreement; and

(xiii)	the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). Scope of Powers. The Managing General Partner’s powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

4.02(c)(3). Delegation of Authority.

4.02(c)(3)(a). In General. The Managing General Partner may subcontract and delegate all or any part of its duties under this Agreement to any entity chosen by it, including an entity Affiliated with it, which party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities under this Agreement.

4.02(c)(3)(b). Delegation to Operator. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities under this Agreement.

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In no event shall any consideration received for operator services be in excess of competitive rates or duplicative of any consideration or reimbursements received under this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). Related Party Transactions. Subject to the provisions of §4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator, or any of their Affiliates.

4.02(d). Additional Powers. In addition to the powers granted the Managing General Partner under §4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

4.02(d)(1). Drilling Contracts. All Partnership Wells shall be drilled under the Drilling and Operating Agreement for an amount equal to the sum of the following items:

(i)
the Cost of permits, supplies, materials, equipment, and all other items used in the drilling and completion of a well provided by third-parties, or if the foregoing items are provided by Affiliates of the Managing General Partner, then those items will be charged at competitive rates;

(ii)	fees for third-party services;

(iii)	fees for services provided by the Managing General Partner’s Affiliates, which will be charged at competitive rates;

(iv)
an administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area in western Pennsylvania, which will be charged to the Participants as part of each well’s Intangible Drilling Costs and the portion of equipment costs paid by the Participants; and

(v)	a mark-up in an amount equal to 15% of the sum of (i), (ii), (iii) and (iv), above, for the Managing General Partner’s services as general drilling contractor.

Additionally, if the Managing General Partner drills a well for the Partnership that the Managing General Partner determines is not an average well in the area because of the well’s depth, complexity associated with either drilling or completing the well, or as otherwise determined by the Managing General Partner, the administration and oversight fee of the well described in §4.02(d)(1)(iv) may be increased to a competitive rate as determined by the Managing General Partner.

The Managing General Partner or its Affiliates, as drilling contractor, may not receive a rate that is not competitive with the rates charged by unaffiliated contractors in the same geographic region, enter into a turnkey drilling contract with the Partnership, profit by drilling in contravention of its fiduciary obligations to the Partnership, or benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2). Power of Attorney.

4.02(d)(2)(a). In General. Each Participant appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, from time to time:

(i)
to create, prepare, complete, execute, file, swear to, deliver, endorse, and record any and all documents, certificates, government reports, or other instruments as may be required by law, or are necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

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(ii)
to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates, and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). Further Action. Each Participant authorizes the attorney-in-fact to take any further action which the attorney-in-fact considers necessary or advisable in connection with any of the foregoing powers and rights granted the Managing General Partner under this section and its subsections. Each party acknowledges that the power of attorney granted under §4.02(d)(2)(a):

(i)	is a special power of attorney coupled with an interest and is irrevocable; and

(ii)
shall survive the assignment by the Participant of the whole or a portion of his Units; except when the assignment is of all of the Participant’s Units and the purchaser, transferee, or assignee of the Units is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge, and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). Power of Attorney to Operator. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e). Borrowings and Use of Partnership Revenues.

4.02(e)(1). Power to Borrow or Use Partnership Revenues.

4.02(e)(1)(a). In General. If additional funds over the Participants’ Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

(i)	use Partnership revenues for such purposes; or

(ii)	the Managing General Partner and its Affiliates may advance the necessary funds to the Partnership under §4.03(d)(8)(b), although they are not obligated to advance the funds to the Partnership.

4.02(e)(1)(b). Limitation on Borrowing. Partnership borrowings, other than credit transactions on open account customary in the industry to obtain goods and services, shall be subject to the following limitations:

(i)	the borrowings must be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided in this Agreement; and

(ii)	the amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership’s subscription proceeds.

4.02(f). Tax Matters Partner.

4.02(f)(1). Designation of Tax Matters Partner. The Managing General Partner is hereby designated the Tax Matters Partner of the Partnership under Section 6231(a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

4.02(f)(2). Costs Incurred by Tax Matters Partner. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership.

4.02(f)(3). Notice to Participants of IRS Proceedings. The Tax Matters Partner shall notify all of the Participants of any administrative or other legal proceedings involving the Partnership and the IRS or any other taxing authority, and thereafter shall furnish all of the Participants periodic reports at least quarterly on the status of the proceedings.

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4.02(f)(4). Participant Restrictions. Each Participant agrees as follows:

(i)
he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items, as that term is defined in Section 6231(a)(3) of Code, of the Partnership;

(ii)	he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

(iii)
the Managing General Partner is authorized to file a copy of this Agreement, or pertinent portions of this Agreement, with the IRS under Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection.

4.03. General Rights and Obligations of the Participants and Restricted and Prohibited Transactions.

4.03(a)(1). Limited Liability of Limited Partners. Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Delaware Revised Uniform Limited Partnership Act. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses of the Partnership beyond the subscription amount designated on the Subscription Agreement executed by each respective Limited Partner unless:

(i)	they also subscribe to the Partnership as Investor General Partners; or

(ii)	in the case of the Managing General Partner, it purchases Limited Partner Units.

4.03(a)(2). No Management Authority of Participants. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b). Reports and Disclosures.

4.03(b)(1). Annual Reports and Financial Statements. Beginning with the calendar year in which the Partnership had its Offering Termination Date, the Partnership shall provide each Participant an annual report within 120 days after the close of that calendar year, and beginning with the following calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

(i)
Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow, and Partners’ equity, which shall be prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished for income tax purposes and accompanied by an auditor’s report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners’ equity, and cash flows in accordance with generally accepted accounting principles. Semiannual reports are not required to be audited.

(ii)
A summary itemization, by type and/or classification of the total fees and compensation, including any nonaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by, or on behalf of, the Partnership to the Managing General Partner, the Operator, and their Affiliates.

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Also, the independent certified public accountant shall provide written attestation annually, which will be included in the annual report, that the method used to make allocations of the Partnership’s Administrative Costs was consistent with the method described in §4.04(a)(2)(c) of this Agreement and that the total amount of Administrative Costs allocated did not materially exceed the amounts actually incurred by the Managing General Partner in providing administrative services to, or on behalf of, the Partnership as described in §4.04(a)(2)(c), including administrative services provided to the Partnership by the Managing General Partner’s Affiliates or independent third-parties at the sole expense of the Managing General Partner. If the Managing General Partner subsequently decides to allocate Administrative Costs in a manner different from that described in §4.04(a)(2)(c) of this Agreement, then the change must be reported to the Participants together with an explanation of the reason for the change and the basis used for determining the reasonableness of the new allocation method.

(iii)	A description of each Prospect in which the Partnership owns an interest, including:

(a)	the cost, location, and number of acres under Lease; and

(b)	the Working Interest owned in the Prospect by the Partnership.

Succeeding reports, however, must only contain material changes, if any, regarding the Prospects.

(iv)	A list of the wells drilled or abandoned by the Partnership during the period of the report, indicating:

(a)	whether each of the wells has or has not been completed;

(b)	a statement of the cost of each well completed or abandoned; and

(c)	justification for wells abandoned after production has begun.

(v)	A description of all Farmouts, farmins, and joint ventures, made during the period of the report, including:

(a)	the Managing General Partner’s justification for the arrangement; and

(b)	a description of the material terms.

(vi)	A schedule reflecting:

(a)	the total Partnership costs;

(b)	the costs paid by the Managing General Partner and the costs paid by the Participants;

(c)	the total Partnership revenues;

(d)	the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

(e)	a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

Additionally, on request the Managing General Partner will provide the information specified by Form 10-Q (if such report is required to be filed with the SEC) within 45 days after the close of each quarterly fiscal period.

4.03(b)(2). Tax Information. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file the following:

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(i)	his federal income tax return;

(ii)	any required state income tax return; and

(iii)	any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). Reserve Report. Beginning with the second calendar year after the Offering Termination Date and every year thereafter, the Partnership shall provide to each Participant the following:

(i)	a summary of the computation of the Partnership’s total natural gas and oil Proved Reserves;

(ii)	a summary of the computation of the present worth of the reserves determined using:

(a)	a discount rate of 10%;

(b)	a constant price for the oil; and

(c)	basing the price of natural gas on the existing natural gas contracts;

(iii)	a statement of each Participant’s interest in the reserves; and

(iv)
an estimate of the time required for the extraction of the reserves with a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

The reserve computations shall be based on engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert.

Also, if any event reduces the Partnership’s Proved Reserves by 10% or more, excluding a reduction of reserves as a result of normal production, sales of reserves, or natural gas or oil price changes, then a computation and estimate of the amount of the reduction in reserves must be sent to each Participant within 90 days after the Managing General Partner determines that such a reduction in reserves has occurred.

4.03(b)(4). Cost of Reports. The cost of all reports described in this §4.03(b) shall be paid by the Partnership as Direct Costs.

4.03(b)(5). Participant Access to Records. The Participants and/or their representatives shall be permitted access to all Partnership records, provided that access to the list of Participants shall be subject to §4.03(b)(7) below. Subject to the foregoing, a Participant may inspect and copy any of the Partnership’s records after giving adequate notice to the Managing General Partner at any reasonable time.

Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports, and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). Required Length of Time to Hold Records. The Managing General Partner must maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents which include:

(i)	a record that a Participant meets the suitability standards established in connection with an investment in the Partnership; and

(ii)
any appraisal of the fair market value of the Leases as set forth in §4.01(a)(4), along with associated supporting information, or fair market value of any producing property as set forth in §4.03(d)(3).

4.03(b)(7). Participant Lists. The following provisions apply regarding access to the list of Participants:

(i)
an alphabetical list of the names, addresses, and business telephone numbers of the Participants along with the number of Units held by each of them (the “Participant List”) must be maintained as a part of the Partnership’s books and records and be available for inspection by any Participant or his designated agent at the home office of the Partnership on the Participant’s request;

(ii)	the Participant List must be updated at least quarterly to reflect changes in the information contained in the Participant List;

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(iii)
a copy of the Participant List must be mailed to any Participant requesting the Participant List within 10 days of the written request, printed in alphabetical order on white paper, and in a readily readable type size in no event smaller than 10-point type and a reasonable charge for copy work will be charged by the Partnership;

(iv)
the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant’s voting rights under this Agreement and the exercise of Participant’s rights under the federal proxy laws; and

(v)
if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of the refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling the list or information or copies of the list, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner will require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant’s interest in the Partnership. The remedies provided under this subsection to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law or the laws of any state.

4.03(b)(8). State Filings. Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this §4.03(b) with:

(i)	the California Commissioner of Corporations;

(ii)	the Arizona Corporation Commission;

(iii)	the Alabama Securities Commission; and

(iv)	the securities commissions of other states which request the report.

4.03(c). Meetings of Participants.

4.03(c)(1). Procedure for a Participant Meeting.

4.03(c)(1)(a). Meetings May Be Called by Managing General Partner or Participants. Meetings of the Participants may be called as follows:

(i)	by the Managing General Partner; or

(ii)	by Participants whose Units equal 10% or more of the total Units for any matters on which Participants may vote.

The call for a meeting by the Participants as described above shall be deemed to have been made on receipt by the Managing General Partner of a written request from holders of the requisite percentage of Units stating the purpose(s) of the meeting.

4.03(c)(1)(b). Notice Requirement. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days if, in the opinion of the Managing General Partner, the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the SEC or other regulatory authorities.

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4.03(c)(1)(c). May Vote by Proxy. Participants shall have the right to vote at any Participant meeting either:

(i)	in person; or

(ii)	by proxy.

4.03(c)(2). Special Voting Rights. At the request of Participants whose Units equal 10% or more of the total Units, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Participants whose Units equal a majority of the total Units may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

(i)	dissolve the Partnership;

(ii)	remove the Managing General Partner and elect a new Managing General Partner;

(iii)	elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

(iv)	remove the Operator and elect a new Operator;

(v)	approve or disapprove the sale of all or substantially all of the assets of the Partnership;

(vi)	cancel any contract for services with the Managing General Partner, the Operator, or their Affiliates without penalty on 60 days notice; and

(vii)	amend this Agreement; provided however:

(a)
any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner, respectively; and

(b)	any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants.

4.03(c)(3). Restrictions on Managing General Partner’s Voting Rights. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than the following:

(i)	the matters set forth in §4.03(c)(2)(ii) and (iv) above; or

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(ii)	any transaction between the Partnership and the Managing General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(4). Restrictions on Limited Partner Voting Rights. The exercise by the Limited Partners of the rights granted Participants under §4.03(c), except for the special voting rights granted Participants under §4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership the legal determination is not necessary under Delaware law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

(i)	an opinion of counsel, the counsel being independent of the Partnership and selected on the vote of Limited Partners whose Units equal a majority of the total Units held by Limited Partners; or

(ii)	a declaratory judgment issued by a court of competent jurisdiction.

The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of Units necessary to take the action.

4.03(d). Transactions with the Managing General Partner.

4.03(d)(1). Transfer of Equal Proportionate Interest. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any natural gas, oil or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership, which is the minimum area permitted by state law or local practice on which one well may be drilled, if the following two conditions are met:

(i)	the geological feature to which the well will be drilled contains Proved Reserves; and

(ii)	the drilling or spacing unit protects against drainage.

With respect to a Prospect located in Ohio, Pennsylvania and New York on which a well will be drilled by the Partnership to test the Clinton/Medina geological formation, the Mississippian and/or Upper Devonian Sandstone reservoirs or the Marcellus Shale reservoir, and with respect to a Prospect located in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee on which a well will be drilled to test the Mississippian carbonate or Devonian Shale reservoirs, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Additionally, for a period of five years after the drilling of the Partnership Well neither the Managing General Partner nor its Affiliates may drill any well:

(i)	to the Clinton/Medina geological formation, if the well would be within 1,650 feet of an existing Partnership Well in Pennsylvania or within 1,000 feet of an existing Partnership Well in Ohio; or

(ii)
to the Mississippian and/or Upper Devonian Sandstone reservoirs in Fayette, Greene and Westmoreland Counties, Pennsylvania, if the well would be within 1,000 feet from a producing Partnership Well, although the Partnership may drill a new well or re-enter an existing well which is closer than 1,000 feet to a plugged and abandoned well.

If the Partnership abandons its interest in a well, then the restrictions described above shall continue for one year following the abandonment.

If the area constituting the Partnership’s Prospect is subsequently enlarged to encompass any area in which the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold, transferred, or conveyed to the Partnership as set forth in this section and §§4.01(a)(4) and 4.03(d)(2).

Notwithstanding the foregoing, Prospects drilled to the Clinton/Medina geological formation, the Mississippian and/or Upper Devonian Sandstone reservoirs, the Marcellus Shale reservoir, the Mississippian carbonate or Devonian Shale reservoirs, or any other formation or reservoir shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the geological formation and the drilling or spacing unit protected against drainage.

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4.03(d)(2). Transfer of Less than the Managing General Partner’s and its Affiliates’ Entire Interest. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

(i)	the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

(ii)
the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

(iii)	the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3). Limitations on Sale of Undeveloped and Developed Leases to the Managing General Partner. Other than another Program managed by the Managing General Partner and its Affiliates as set forth in §§4.03(d)(5) and 4.03(d)(9), the Managing General Partner and its Affiliates shall not receive a Farmout or purchase any undeveloped Leases from the Partnership other than at the higher of Cost or fair market value.

The Managing General Partner and its Affiliates, other than an Affiliated Income Program, shall not purchase any producing natural gas or oil property from the Partnership unless:

(i)	the sale is in connection with the liquidation of the Partnership; or

(ii)
the Managing General Partner’s well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the Managing General Partner’s well supervision fees for the well, for a period of at least three consecutive months.

Under both (i) and (ii) above, the sale must be at fair market value supported by an appraisal of an Independent Expert selected by the Managing General Partner.

4.03(d)(4). Limitations on Activities of the Managing General Partner and its Affiliates on Leases Acquired by the Partnership. During a period of five years after the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership’s interest has been terminated without compensation within one year preceding the proposed acquisition, then the following conditions shall apply:

(i)
if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

(ii)
if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to complete a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

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4.03(d)(5). Transfer of Leases Between Affiliated Limited Partnerships. The transfer of an undeveloped Lease from the Partnership to another drilling Program sponsored or managed by the Managing General Partner or its Affiliates must be made at fair market value if the undeveloped Lease has been held by the Partnership for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost.

An Affiliated Income Program may purchase a producing natural gas and oil property from the Partnership at any time at:

(i)
fair market value as supported by an appraisal from an Independent Expert if the property has been held by the Partnership for more than six months or the Partnership has made significant expenditures have been made in connection with the property; or

(ii)	Cost, as adjusted for intervening operations, if the Managing General Partner deems it to be in the best interest of the Partnership.

However, these prohibitions shall not apply to joint ventures or Farmouts among Affiliated partnerships, provided that:

(i)	the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

(ii)
the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership or if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). Sale of All Assets. The sale of all or substantially all of the assets of the Partnership, including without limitation, Leases, wells, equipment and production therefrom, shall be made only with the consent of Participants whose Units equal a majority of the total Units.

4.03(d)(7). Services.

4.03(d)(7)(a). Competitive Rates. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage, or other services nor sell or lease to the Partnership any equipment or related supplies unless:

(i)
the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

(ii)
the compensation, price, or rental therefor is competitive with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). If Not Disclosed in the Prospectus or This Agreement, Then Services by the Managing General Partner Must be Described in a Separate Contract and Cancelable. Any services for which the Managing General Partner or an Affiliate is to receive compensation, other than those described in this Agreement or the Prospectus, shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts shall be cancelable without penalty on 60 days written notice by Participants whose Units equal a majority of the total Units.

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4.03(d)(8). Loans.

4.03(d)(8)(a). No Loans from the Partnership. No loans or advances shall be made by the Partnership to the Managing General Partner or its Affiliates.

4.03(d)(8)(b). Loans to the Partnership. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds either:

(i)	the Managing General Partner’s or the Affiliate’s interest cost; or

(ii)
that which would be charged to the Partnership, without reference to the Managing General Partner’s or the Affiliate’s financial abilities or guarantees, by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred by them from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9). Farmouts. The Managing General Partner shall not enter into a Farmout to avoid its paying its share of costs related to drilling a well on an undeveloped Lease. The Partnership shall not Farmout an undeveloped Lease or well activity to the Managing General Partner or its Affiliates except as set forth in §4.03(d)(3). Notwithstanding, this restriction shall not apply to Farmouts between the Partnership and another partnership managed by the Managing General Partner or its Affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the Managing General Partner or its Affiliates is the same in each partnership, or, if different, the aggregate compensation of the Managing General Partner and its Affiliates is reduced to reflect the lower compensation agreement.

The Partnership may Farmout an undeveloped lease or well activity only if the Managing General Partner, exercising the standard of a prudent operator, determines that:

(i)	the Partnership lacks the funds to complete the oil and gas operations on the Lease or well and cannot obtain suitable financing;

(ii)	drilling on the Lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;

(iii)	the Leases or well activity have been downgraded by events occurring after assignment to the Partnership so that development of the Leases or well activity would not be desirable; or

(iv)	the best interests of the Partnership would be served.

If the Partnership Farmouts a Lease or well activity, the Managing General Partner must retain on behalf of the Partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

If the Partnership acquires an undeveloped Lease pursuant to a Farmout or joint venture from an Affiliated partnership, the Managing General Partner’s and its Affiliates’ aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest in the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either the Partnership or the Affiliated partnership.

4.03(d)(10). No Compensating Balances. Neither the Managing General Partner nor any Affiliate shall use the Partnership’s funds as compensating balances for its own benefit.

4.03(d)(11). Future Production. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

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4.03(d)(12). Marketing Arrangements. Subject to §4.06(c), all benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates, including its Affiliated partnerships and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. In this regard, the benefits and liabilities of the hedging agreements shall be equitably allocated by Atlas America and/or Atlas Energy Resources, LLC and the Managing General Partner to the Partnership and the other partnerships sponsored by the Managing General Partner and its Affiliates pro rata based on actual production, consistent with past practice, and the Partnership and the other partnerships sponsored by the Managing General Partner and its Affiliates shall be severally liable for their respective allocated share thereof, but shall not be jointly and severally liable for the entire amount of the liabilities under the hedging agreements. Additionally, Atlas America and/or Atlas Energy Resources, LLC shall not be liable for any such liabilities, or be entitled to any such benefits, to the extent they are so allocated. Atlas America has transferred ownership of the Managing General Partner to Atlas Energy Resources, LLC and it is anticipated that Atlas Energy Resources, LLC, rather than Atlas America, will enter into future hedging agreements.

4.03(d)(13). Advance Payments. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid Intangible Drilling Costs for a business purpose as set forth in the Drilling and Operating Agreement.

4.03(d)(14). No Rebates. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements that would circumvent the provisions of this section.

4.03(d)(15). Participation in Other Partnerships. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any of these arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

(i)	there shall be no duplication or increase in Organization and Offering Costs, the Managing General Partner’s compensation, Partnership expenses or other fees and costs;

(ii)	there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

(iii)	there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16). Roll-Up Limitations.

4.03(d)(16)(a). Requirement for Appraisal and Its Assumptions. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the SEC and the Administrator as an exhibit to the registration statement for the offering. Thus, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared as set forth in §4.03(b)(3), and shall indicate the value of the Partnership’s assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). Rights of Participants Who Vote Against Proposal. In connection with a proposed Roll-Up, Participants who vote “no” on the proposal shall be offered the choice of:

(i)	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

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(ii)	one of the following:

(a)	remaining as Participants in the Partnership and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the Participants’ pro rata share of the appraised value of the net assets of the Partnership based on their respective number of Units.

4.03(d)(16)(c). No Roll-Up If Diminishment of Voting Rights. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant’s voting rights under the Roll-Up Entity’s chartering agreement. In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under §§4.03(c)(1) and 4.03(c)(2). If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03(d)(16)(d). No Roll-Up If Accumulation of Shares Would be Impeded. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity. The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03(d)(16)(e). No Roll-Up If Access to Records Would Be Limited. The Partnership shall not participate in a Roll-Up in which Participants’ rights of access to the records of the Roll-Up Entity would be less than those provided for under §§4.03(b)(5), 4.03(b)(6) and 4.03(b)(7).

4.03(d)(16)(f). Cost of Roll-Up. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Units equal a majority of the total Units do not vote to approve the proposed Roll-Up.

4.03(d)(16)(g). Roll-Up Approval. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Units equal a majority of the total Units.

4.03(d)(17). Disclosure of Binding Agreements. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

4.03(d)(18). Transactions Must Be Fair and Reasonable. Neither the Managing General Partner nor any Affiliate shall sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except under transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04. Designation, Compensation and Removal of Managing General Partner and Removal of Operator.

4.04(a). Managing General Partner.

4.04(a)(1). Term of Service. Except as otherwise provided in this Agreement, Atlas shall serve as the Managing General Partner of the Partnership until either it:

(i)	is removed pursuant to §4.04(a)(3); or

(ii)	withdraws pursuant to §4.04(a)(3)(f).

4.04(a)(2). Compensation of Managing General Partner. In addition to the compensation set forth in §§4.01(a)(4) and 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in §§4.04(a)(2)(b) through 4.04(a)(2)(g).

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4.04(a)(2)(a). Charges Must Be Necessary and Reasonable. Charges by the Managing General Partner for goods and services must be fully supportable as to:

(i)	the necessity of the goods and services; and

(ii)	the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership’s subscription proceeds and revenues.

4.04(a)(2)(b). Direct Costs. The Managing General Partner and its Affiliates shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

4.04(a)(2)(c). Administrative Costs. The Managing General Partner shall receive a nonaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month. The nonaccountable, fixed payment reimbursement of $75 per well per month shall be subject to the following:

(i)	it shall not be increased in amount during the term of the Partnership;

(ii)	it shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well;

(iii)	it shall be the entire payment to reimburse the Managing General Partner for the Partnership’s Administrative Costs; and

(iv)	it shall not be received for plugged or abandoned wells.

4.04(a)(2)(d). Gas Gathering. The Managing General Partner, not acting as a Partner, shall be responsible for gathering and transporting the natural gas produced by the Partnership to interstate pipeline systems, local distribution companies, and/or end-users in the area (the “gathering services”). In providing the gathering services, the Managing General Partner may use the gathering system owned by Atlas Pipeline Partners, as described in the Prospectus, and gathering systems owned by independent third-parties and/or Affiliates of Atlas America other than Atlas Pipeline Partners.

The Partnership shall pay a gathering fee directly to the Managing General Partner at competitive rates for the gathering services. The gathering fee paid by the Partnership to the Managing General Partner may be increased from time-to-time by the Managing General Partner, in its sole discretion, but may not increase beyond competitive rates as determined by the Managing General Partner. Currently, the Managing General Partner has determined that the competitive rate is an amount equal to 13% of the gross sales price received by the Partnership for its natural gas in each of its primary or secondary areas as described in the Prospectus. Gross sales price means the price that is actually received, adjusted to take into account proceeds received or payments made pursuant to hedging arrangements. The payment of a competitive fee to the Managing General Partner for its gathering services shall be subject to the following conditions:

(i)
If the Partnership’s natural gas production is gathered and transported through the gathering system owned by Atlas Pipeline Partners, then the Managing General Partner shall apply its gathering fee towards the related gathering fee obligation of Atlas America, Inc., Resource Energy, LLC, and Viking Resources LLC (the “Atlas Entities”) under their agreement with Atlas Pipeline Partners as described in the Prospectus.

(ii)
If a third-party gathering system is used by the Partnership, then the Managing General Partner shall pay all of the gathering fee it receives from the Partnership to the third-party gathering the natural gas. The Managing General Partner shall not retain the excess of any gathering fees it receives from the Partnership over the payments it makes to third-party gas gatherers. If the third-party’s gathering system charges more than an amount equal to 13% of the gross sales price, then the Managing General Partner’s gathering fee charged to the Partnership shall be the actual transportation and compression fees charged by the third-party gathering system with respect to the Partnership’s natural gas in the area.

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(iii)
If both a third-party gathering system and the Atlas Pipeline Partners gathering system (or a gas gathering system owned by an affiliate of Atlas America other than Atlas Pipeline Partners) are used by the Partnership, then the Managing General Partner shall receive an amount equal to 13% of the gross sales price plus the amount charged by the third-party gathering system. For purposes of illustration, but not limitation, the Partnership will deliver natural gas produced from certain wells drilled by the Partnership in the Upper Devonian Sandstone Reservoirs in the McKean County, Pennsylvania area into a gathering system, a segment of which will be provided by Atlas Pipeline Partners and a segment of which will be provided by a third-party. The Managing General Partner shall receive a gathering fee composed of $.35 per mcf for transportation and compression, which may be increased from time-to-time, that the Managing General Partner shall pay to the third-party gathering the natural gas, and a gathering fee equal to 13% of the gross sales price of the natural gas.

With respect to the Knox project and natural gas produced from the Mississippian and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee as described in the Prospectus, if the Coalfield Pipeline does not have sufficient capacity to compress and transport the natural gas produced from the Partnership’s wells as determined by Atlas America, then Atlas America or an Affiliate other than Atlas Pipeline Partners may construct an additional gathering system and/or enhancements to the Coalfield Pipeline. On completion of the construction, Atlas America will transfer its ownership in the additional gathering system and/or enhancements to the owners of Coalfield Pipeline, which will then pay Atlas America an amount equal to $.12 per mcf of natural gas transported through the newly constructed and/or enhanced gathering system. Coalfield Pipeline will pay this amount of $.12 per mcf to Atlas America from its gathering and compression fees charged to the Partnership.

4.04(a)(2)(e). Dealer-Manager Fee. Subject to §3.03(a)(1), the Dealer-Manager shall receive on each Unit sold to investors:

(i)	a 2.5% Dealer-Manager fee;

(ii)	a 7% Sales Commission; and

(iii)	an up to .5% reimbursement of the Selling Agents’ bona fide due diligence expenses.

4.04(a)(2)(f). Drilling and Operating Agreement. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(2)(g). Other Transactions. The Managing General Partner and its Affiliates may enter into transactions pursuant to §4.03(d)(7) with the Partnership and shall be entitled to compensation under that section.

4.04(a)(3). Removal of Managing General Partner.

4.04(a)(3)(a). Majority Vote Required to Remove the Managing General Partner. The Managing General Partner may be removed at any time on 60 days’ advance written notice to the outgoing Managing General Partner by the affirmative vote of Participants whose Units equal a majority of the total Units.

If the Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Units equal a majority of the total Units either to:

(i)	dissolve, wind-up, and terminate the Partnership; or

(ii)	continue as a successor limited partnership under all the terms of this Partnership Agreement as provided in §7.01(c).

If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

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4.04(a)(3)(b). Valuation of Managing General Partner’s Interest in the Partnership. If the Managing General Partner is removed, then its interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovering natural gas and oil reserves, which shall not be less than that used to calculate the presentment price in the most recent presentment offer under §6.03, if any.

The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

4.04(a)(3)(c). Incoming Managing General Partner’s Option to Purchase. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner’s interest in the Partnership as Managing General Partner, but not as a Participant, for the value determined by the Independent Expert.

4.04(a)(3)(d). Method of Payment. The method of payment for the removed Managing General Partner’s interest must be fair and protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

(i)
when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under this Agreement had the Managing General Partner not been terminated; and

(ii)
when the termination is involuntary, the method of payment shall be an interest bearing unsecured promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

4.04(a)(3)(e). Termination of Contracts. At the time of its removal, the removed Managing General Partner shall cause, to the extent it is legally possible to do so, its successor to be transferred or assigned all of its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause all of its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not:

(i)	be a party to any natural gas supply agreement that the Managing General Partner or its Affiliates enters into with a third-party;

(ii)	have any rights pursuant to such natural gas supply agreement; or

(iii)	receive any interest in the Managing General Partner’s and its Affiliates’ pipeline or gathering system or compression facilities.

4.04(a)(3)(f). The Managing General Partner’s Right to Voluntarily Withdraw. At any time beginning 10 years after the Offering Termination Date and the Partnership’s primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner on giving 120 days’ written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

(i)	the Managing General Partner’s interest in the Partnership shall be determined as described in §4.04(a)(3)(b) above with respect to removal; and

(ii)	the interest shall be distributed to the Managing General Partner as described in §4.04(a)(3)(d)(i) above.

Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner’s interest in the Partnership at the value determined as described above with respect to removal.

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4.04(a)(3)(g). Right of Managing General Partner to Hypothecate Its Interests. The Managing General Partner shall have the authority without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred under this Agreement, to hypothecate, pledge, or otherwise encumber, on any terms it chooses for its own general purposes, either:

(i)	its Partnership interest; or

(ii)	an undivided interest in the assets of the Partnership equal to or less than its respective interest as Managing General Partner in the revenues of the Partnership.

All repayments of these borrowings and costs, interest or other charges related to the borrowings shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

4.04(a)(3)(h). The Managing General Partner’s Right to Withdraw Property Interest. The Managing General Partner shall have the right to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership’s Wells equal to or less than its respective interest as Managing General Partner in the revenues of the Partnership if:

(i)	the withdrawal is necessary to satisfy the bona fide request of its creditors; or

(ii)	the withdrawal is approved by Participants whose Units equal a majority of the total Units.

If the Managing General Partner withdraws a property interest from the Partnership as described above, then the Managing General Partner shall:

(i)	pay the expenses of withdrawing; and

(ii)
fully indemnify the Partnership against any additional expenses which may result from the withdrawal of its property interest, including insuring that a greater amount of Direct Costs or Administrative Costs is not allocated to the Participants.

4.04(a)(4). Removal of Operator. The Operator may be removed and a new Operator may be substituted at any time on 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership on the affirmative vote of Participants whose Units equal a majority of the total Units.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.05. Indemnification and Exoneration.

4.05(a)(1). Standards for the Managing General Partner Not Incurring Liability to the Partnership or Participants. The Managing General Partner, the Operator, and their Affiliates shall not have any liability whatsoever to the Partnership, or to any Participant for any loss suffered by the Partnership or the Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

(i)	the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

(ii)	the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

(iii)	the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

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4.05(a)(2). Standards for Managing General Partner Indemnification. The Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

(i)	the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

(ii)	the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

(iii)	the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the following:

(i)	the Partnership’s tangible net assets, which include its revenues; and

(ii)	any insurance proceeds from the types of insurance for which the Managing General Partner, the Operator and their Affiliates may be indemnified under this Agreement.

4.05(a)(3). Standards for Securities Law Indemnification. Notwithstanding anything to the contrary contained in this section, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker/dealer with respect to the offer or sale of the Units, shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

(i)	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

(ii)	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(iii)
a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC, the Massachusetts Securities Division, and any state securities regulatory authority in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for violation of securities laws.

4.05(a)(4). Standards for Advancement of Funds to the Managing General Partner and Insurance. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought from the Partnership is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

(i)	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

(ii)
the legal action is initiated by a third-party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

(iii)
the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which they could not be indemnified pursuant to §§4.05(a)(1) and 4.05(a)(2).

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4.05(b). Liability of Partners. Under the Delaware Revised Uniform Limited Partnership Act, the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership based on his respective number of Units.

In addition, the Managing General Partner agrees to use its corporate assets to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner’s interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.

If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

4.05(c). Order of Payment of Claims. Claims shall be paid as follows:

(i)	first, out of any insurance proceeds;

(ii)	second, out of Partnership assets and revenues; and

(iii)	last, by the Managing General Partner as provided in §§3.05(b)(2) and (3) and 4.05(b).

No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, their Affiliates, or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

(i)	for a liability resulting from the Limited Partner’s unauthorized participation in management of the Partnership; or

(ii)	from some other breach by the Limited Partner of this Agreement.

4.05(d). Authorized Transactions Are Not Deemed to Be a Breach. No transaction entered into or action taken by the Partnership, or by the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.06. Other Activities.

4.06(a). The Managing General Partner May Pursue Other Natural Gas and Oil Activities for Its Own Account. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the natural gas and oil business. This includes without limitation, the evaluation, acquisition, and sale of producing and nonproducing Leases, and the exploration for and production of natural gas, oil and other minerals.

The Managing General Partner is required to devote only so much of its time to the Partnership as it determines in its sole discretion, but consistent with its fiduciary duties, is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

(i)
continue their activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

(ii)	reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement;

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(iii)	deal with the Partnership as independent parties or through any other entity in which they may be interested;

(iv)	conduct business with the Partnership as set forth in this Agreement; and

(v)	participate in such other investor operations, as investors or otherwise.

The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in or share in any profits or other benefits from any of the other operations in which the Managing General Partner and its Affiliates may be interested as permitted under this section. However, except as otherwise provided in this Agreement, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership’s investment objectives for their own account only after they have determined that the opportunity either:

(i)	cannot be pursued by the Partnership because of insufficient funds; or

(ii)	it is not appropriate for the Partnership under the existing circumstances.

4.06(b). Managing General Partner May Manage Multiple Partnerships. The Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

4.06(c). Partnership Has No Interest in Natural Gas Contracts or Pipelines and Gathering Systems. Notwithstanding any other provision in this Agreement, the Partnership shall not:

(i)
be a party to any natural gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third-party or have any rights pursuant to such natural gas supply agreement; or

(ii)	receive any interest in the Managing General Partner’s, the Operator’s, and their Affiliates’ pipeline or gathering system or compression facilities.

ARTICLE V
PARTICIPATION IN COSTS AND REVENUES,
CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. Participation in Costs and Revenues. Except as otherwise provided in this Agreement, costs and revenues of the Partnership shall be charged and credited to the Managing General Partner and the Participants as set forth in this section and its subsections.

5.01(a). Costs. Costs shall be charged as set forth below.

5.01(a)(1). Organization and Offering Costs. Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues under §5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs paid by it and for services provided by it as Organization Costs up to an amount equal to 15% of the Partnership’s subscription proceeds. Any Organization and Offering Costs paid and/or provided in services by the Managing General Partner in excess of this amount shall not be credited towards the Managing General Partner’s required Capital Contribution or revenue share set forth in §5.01(b)(4). The Managing General Partner’s credit for services provided to the Partnership as Organization Costs shall be determined based on generally accepted accounting principles.

5.01(a)(2). Intangible Drilling Costs. Ninety percent (90%) of the Partnership’s subscription proceeds received from the Participants shall be used to pay 100% of the Intangible Drilling Costs.

5.01(a)(3). Tangible Costs. Ten percent (10%) of the Partnership’s subscription proceeds received from the Participants shall be used by the Partnership to pay Tangible Costs. All remaining Tangible Costs in excess of an amount equal to 10% of the Partnership’s subscription proceeds shall be charged 100% to the Managing General Partner.

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5.01(a)(4). Operating Costs, Direct Costs, Administrative Costs and All Other Costs. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01(a)(5). Allocation of Intangible Drilling Costs and Tangible Costs at Partnership Closings. Intangible Drilling Costs and the Participants’ share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

Although the subscription proceeds received by the Partnership in each closing may be used to pay the costs of drilling different wells, 90% of each Participant’s subscription proceeds shall be applied to Intangible Drilling Costs and 10% of each Participant’s subscription proceeds shall be applied to Tangible Costs regardless of when the Participant subscribes for his Units or is admitted to the Partnership.

5.01(a)(6). Lease Costs. The Leases shall be contributed to the Partnership by the Managing General Partner as set forth in §4.01(a)(4).

5.01(b). Revenues. Revenues shall be credited as set forth below.

5.01(b)(1). Allocation of Revenues on Disposition of Property. If the parties’ Capital Accounts are adjusted to reflect the simulated depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that represents recovery of its simulated tax basis in the property shall be allocated to the parties in the same proportion as the aggregate adjusted tax basis of the property was allocated to the parties or their predecessors in interest. If the parties’ Capital Accounts are adjusted to reflect the actual depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that equals the parties’ aggregate remaining adjusted tax basis in the property shall be allocated to the parties in proportion to their respective remaining adjusted tax bases in the property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at that time. Finally, any excess shall be credited as provided in §5.01(b)(4), below.

In the event of the Partnership’s sale of developed natural gas and oil properties with equipment on the properties, the Managing General Partner may make any reasonable allocation of the sales proceeds between the equipment and the Leases.

5.01(b)(2). Interest. Interest earned on each Participant’s subscription proceeds under §3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscription proceeds to the Partnership. The interest shall be paid to the Participants not later than the Partnership’s first cash distribution from operations.

After the Offering Termination Date and until proceeds from the offering are invested in the Partnership’s natural gas and oil operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing the subscription proceeds.

All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in §5.01(b)(4), below.

5.01(b)(3). Sale or Disposition of Equipment. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

5.01(b)(4). Other Revenues. Subject to §5.01(b)(4)(a), the Managing General Partner and the Participants shall share in all other Partnership revenues in the same percentage as their respective Capital Contribution bears to the Partnership’s total Capital Contributions, except that the Managing General Partner shall receive an additional 7% of Partnership revenues. However, the Managing General Partner’s total revenue share shall not exceed 40% of Partnership revenues. For example, if the Managing General Partner contributes 25% of the Partnership’s total Capital Contributions and the Participants contribute 75% of the Partnership’s total Capital Contributions, then the Managing General Partner would receive 32% of the Partnership revenues and the Participants would receive 68% of the Partnership revenues. On the other hand, if the Managing General Partner contributes 35% of the Partnership’s total Capital Contributions and the Participants contribute 65% of the Partnership’s total Capital Contributions, then the Managing General Partner would receive 40% of the Partnership revenues, not 42%, because its revenue share cannot exceed 40% of Partnership revenues, and the Participants would receive 60% of Partnership revenues.

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5.01(b)(4)(a). Subordination. The Managing General Partner shall subordinate up to 50% of its share of Partnership Net Production Revenues to the receipt by Participants of cash distributions from the Partnership equal to $1,000 per Unit (which is 10% of $10,000 per Unit) regardless of the actual subscription price they paid for their Units, in each of the Partnership’s first five 12-month periods of operations as set forth below. In this regard:

(i)	the aggregate 60-month subordination period shall begin with the first cash distribution from operations to the Participants;

(ii)	subsequent subordination distributions, if any, shall be determined and made at the time of each subsequent distribution of revenues to the Participants; and

(iii)	the Managing General Partner shall not subordinate more than 50% of its share of Partnership Net Production Revenues in any 12-month subordination period.

The Managing General Partner’s subordination obligation shall be determined by:

(i)	carrying forward to subsequent 12-month subordination periods the amount, if any, by which cumulative cash distributions to Participants, including any subordination payments, are less than:

(a)	$1,000 per Unit (10% of $10,000 per Unit) in the first 12-month period;

(b)	$2,000 per Unit (20% of $10,000 per Unit) in the second 12-month period;

(c)	$3,000 per Unit (30% of $10,000 per Unit) in the third 12-month period; or

(d)
$4,000 per Unit (40% of $10,000 per Unit) in the fourth 12-month period (no carry forward is required if the Participant’s cumulative cash distributions are less than $5,000 per Unit (50% of $10,000 per Unit) in the fifth 12-month period, because the Managing General Partner’s subordination obligation terminates on the expiration of the fifth 12-month period); and

(ii)	reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants, including any subordination payments, would exceed:

(a)	$1,000 per Unit (10% of $10,000 per Unit) in the first 12-month period;

(b)	$2,000 per Unit (20% of $10,000 per Unit) in the second 12-month period;

(c)	$3,000 per Unit (30% of $10,000 per Unit) in the third 12-month period;

(d)	$4,000 per Unit (40% of $10,000 per Unit) in the fourth 12-month period; or

(e)	$5,000 per Unit (50% of $10,000 per Unit) in the fifth 12-month period.

The Managing General Partner’s subordination obligation also shall be subject to the following conditions:

(i)
the subordination obligation may be prorated in the Managing General Partner’s discretion (e.g. in the case of a monthly distribution, the Managing General Partner shall not have any subordination obligation if the cumulative monthly distributions to Participants equal $83.33 per Unit (8.333% of $1,000 per Unit) or more, assuming there are no subordination distributions owed for any preceding period);

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(ii)	the Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions;

(iii)
subject to the foregoing provisions of this section, only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, subordination distributions to the Participants and reimbursements to the Managing General Partner;

(iv)	no subordination distributions to the Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period; and

(v)
subordination payments to the Participants shall be subject to any lien or priority granted by the Managing General Partner and/or its Affiliates to its lenders pursuant to agreements either entered into by the Managing General Partner and/or its Affiliates before the subordination obligation arose or entered into or renewed by the Managing General Partner and/or its Affiliates after the subordination obligation arose.

5.01(b)(5). Commingling of Revenues From All Partnership Wells. The revenues from all Partnership wells shall be commingled, so regardless of when a Participant subscribes for Units or is admitted to the Partnership, he will share in the Partnership’s revenues from all of its wells on the same basis as the other Participants.

5.01(c). Allocations.

5.01(c)(1). Allocations among Participants. Except as provided otherwise in this Agreement, costs (other than Intangible Drilling Costs and Tangible Costs) and revenues charged or credited to the Participants as a group, which includes all revenue credited to the Participants under §5.01(b)(4), shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription for Units under §3.03(b)(1), in the ratio of their respective Units based on $10,000 per Unit regardless of the actual subscription price paid by a Participant for his Units.

Intangible Drilling Costs and Tangible Costs charged to the Participants as a group shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription for Units under §3.03(b)(1), in the ratio of the subscription amount designated on their respective Subscription Agreements rather than the number of their respective Units.

5.01(c)(2). Costs and Revenues Not Directly Allocable to a Partnership Well. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to the Partnership Well or additional operation are being charged or credited.

5.01(c)(3). Managing General Partner’s Discretion in Making Allocations For Federal Income Tax Purposes. In determining the proper method of allocating charges or credits among the parties, allocating any item of income, gain, loss, deduction or credit pursuant to new laws or new IRS or judicial interpretations of existing law, allocating any other item that is not otherwise specifically allocated in this Agreement or is subsequently determined by the Managing General Partner to be clearly inconsistent with a party’s economic interest in the Partnership, or making any other allocations under this Agreement, the Managing General Partner may adopt any method of allocation that it selects, in its sole discretion, after consultation with the Partnership’s legal counsel or accountants. Any new allocation provisions shall be made in a manner that is consistent with the parties’ economic interests in the Partnership and will result in the most favorable aggregate consequences to the Participants that are, as nearly as possible, consistent with the original allocations described in this Agreement.

5.02. Capital Accounts and Allocations Thereto.

5.02(a). Capital Accounts for Each Party to this Agreement. A single, separate Capital Account shall be established for each party, regardless of the number of interests owned by the party, the class of the interests and the time or manner in which the interests were acquired.

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5.02(b). Charges and Credits.

5.02(b)(1). General Standard. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. §1.704-l(b)(2)(iv) and shall be increased by:

(i)	the amount of money contributed by him to the Partnership;

(ii)
the fair market value of property contributed by him to the Partnership, without regard to §7701(g) of the Code, net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under §752 of the Code; and

(iii)
allocations to him of Partnership income and gain, or items thereof, including income and gain exempt from tax and income and gain described in Treas. Reg. §1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. §1.704-l(b)(4)(i);

and shall be decreased by:

(iv)	the amount of money distributed to him by the Partnership;

(v)
the fair market value of property distributed to him by the Partnership, without regard to §7701(g) of the Code, net of liabilities secured by the distributed property that he is considered to assume or take subject to under §752 of the Code;

(vi)	allocations to him of Partnership expenditures described in §705(a)(2)(B) of the Code; and

(vii)
allocations to him of Partnership loss and deduction, or items thereof, including loss and deduction described in Treas. Reg. §1.704-l(b)(2)(iv)(g), but excluding items described in (vi) above, and loss or deduction described in Treas. Reg. §1.704-l(b)(4)(i) or (iii).

5.02(b)(2). Exception. If Treas. Reg. §1.704-l(b)(2)(iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

(i)	maintains equality between the aggregate governing Capital Accounts of the parties and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes;

(ii)	is consistent with the underlying economic arrangement of the parties; and

(iii)	is based, wherever practicable, on federal tax accounting principles.

5.02(c). Payments to the Managing General Partner. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to §4.04(a)(2) only to the extent of the Managing General Partner’s distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from the payments. Also, in the event, and to the extent, that the Managing General Partner is treated under the Code as having been transferred an interest in the Partnership in connection with the performance of services for the Partnership (whether before or after the formation of the Partnership):

(i)	any resulting compensation income shall be allocated 100% to the Managing General Partner;

(ii)	any associated increase in Capital Accounts shall be credited 100% to the Managing General Partner; and

(iii)	any associated deduction to which the Partnership is entitled shall be allocated 100% to the Managing General Partner.

5.02(d). Discretion of Managing General Partner in the Method of Maintaining Capital Accounts. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration §704 and other provisions of the Code and the related rules, regulations and interpretations as may exist from time to time.

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5.02(e). Revaluations of Property. In the discretion of the Managing General Partner the Capital Accounts of the parties may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, on a property-by-property basis except as otherwise permitted under §704(c) of the Code and the regulations thereunder, on the Partnership’s books, in accordance with Treas. Reg. §1.704-l(b)(2)(iv)(f).

5.02(f). Amount of Book Items. In cases where §704(c) of the Code or §5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. §1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to the property.

5.03. Allocation of Income, Deductions and Credits.

5.03(a). In General.

5.03(a)(1). Deductions Are Allocated to Party Charged with Expenditure. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

5.03(a)(2). Income and Gain Allocated in Accordance With Revenues. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in §5.01(b) and its subsections.

5.03(b). Tax Basis of Each Property. Subject to §704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based on the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

5.03(c). Gain or Loss on Oil and Gas Properties. Each party shall separately compute its gain or loss on the disposition of each natural gas and oil property in accordance with the provisions of §613A(c)(7)(D) of the Code, and the calculation of the gain or loss shall consider the party’s adjusted basis in his property interest computed as provided in §5.03(b) and the party’s allocable share of the amount realized from the disposition of the property.

5.03(d). Gain on Depreciable Property. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03(e). Loss on Depreciable Property. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03(f). Allocation If Recapture Treated As Ordinary Income. Any recapture treated as an increase in ordinary income by reason of §§1245, 1250 or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party’s gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties’ gain from the disposition of the property.

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5.03(g). Tax Credits. If a Partnership expenditure, whether or not deductible, that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction, or other downward Capital Account adjustments, for the year, then the parties’ interests in the Partnership with respect to the credit, or the cost giving rise thereto, shall be in the same proportion as the parties’ respective distributive shares of the loss or deduction, and adjustments. If Partnership receipts, whether or not taxable, that give rise to a tax credit, including a marginal well production credit under §45I of the Code, in a Partnership taxable year also give rise to valid allocations of Partnership income or gain, or other upward Capital Account adjustments, for the year, then the parties’ interests in the Partnership with respect to the credit, or the Partnership’s receipts or production of natural gas and oil production giving rise thereto, shall be in the same proportion as the parties’ respective shares of the Partnership’s production revenues from the sales of its natural gas and oil production as provided in §5.01(b)(4).

5.03(h). Deficit Capital Accounts and Qualified Income Offset. Notwithstanding any provision of this Agreement to the contrary, an allocation of loss or deduction which would result in a party having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the party, to the extent the Participant is not required to restore the deficit to the Partnership, taking into account:

(i)
adjustments that, as of the end of the year, reasonably are expected to be made to the party’s Capital Account for depletion allowances with respect to the Partnership’s natural gas and oil properties;

(ii)	allocations of loss and deduction that, as of the end of the year, reasonably are expected to be made to the party under §§704(e)(2) and 706(d) of the Code and Treas. Reg. §1.751-1(b)(2)(ii); and

(iii)
distributions that, as of the end of the year, reasonably are expected to be made to the party to the extent they exceed offsetting increases to the party’s Capital Account, assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis, that reasonably are expected to occur during or prior to the Partnership taxable years in which the distributions reasonably are expected to be made;

shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of the loss or deduction as quickly as possible to the extent that the chargeback does not cause or increase deficit balances in the parties’ Capital Accounts which are not required to be restored to the Partnership.

Notwithstanding any provision of this Agreement to the contrary, if a party unexpectedly receives an adjustment, allocation, or distribution described in (i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the party’s Capital Account which is not required to be restored to the Partnership, the party shall be allocated items of income and gain, consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the year, in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

5.03(i). Minimum Gain Chargeback. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to the debt at the beginning of the year shall be allocated items of Partnership income and gain in accordance with Treas. Reg. §1.704-2(i).

5.03(j). Partners’ Allocable Shares. Except as otherwise provided in this Agreement, each party’s allocable share of Partnership income, gain, loss, deductions and credits shall be determined by using any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the parties in the Partnership during the taxable year. In the absence of those regulations or guidelines, except as otherwise provided in this Agreement, the allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each party’s varying interest in the Partnership on each day during the taxable year.

5.03(k). Contingent Income. Subject to §5.04(d), if it is determined that any taxable income results to any party by reason of its entitlement to a share of capital of the Partnership, or a share of profits or revenues of the Partnership before the profit or revenue has been realized by the Partnership, the resulting deduction, as well as any resulting gain, shall not enter into Partnership net income or loss, but shall be separately allocated to that party.

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5.04. Elections.

5.04(a). Election to Deduct Intangible Costs. The Partnership’s federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). No Election Out of Subchapter K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the partnership provisions of the Code, including Subchapter K of Chapter 1 of Subtitle A of the Code.

5.04(c). §754 Election. In the event of the transfer of an interest in the Partnership, or on the death of an individual party hereto, or in the event of the distribution of property to any party, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership’s assets to be adjusted for federal income tax purposes as provided by §§734 and 743 of the Code.

5.04(d). §83 Election. The Partnership, the Managing General Partner and each Participant hereby agree to be legally bound by the provisions of this §5.04(d) and further agree that, in the Managing General Partner’s sole discretion, the Partnership and all of its Partners may elect a safe harbor under which the fair market value of a Partnership interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the Managing General Partner determines that the Partnership and all of its Partners will elect the safe harbor, which determination may be made solely in the best interests of the Managing General Partner, the Partnership, the Managing General Partner and each Participant further agree that:

(i)	the Partnership shall be authorized and directed to elect the safe harbor;

(ii)
the Partnership and each of its Partners (including any Person to whom a Partnership interest is transferred in connection with the performance of services) shall comply with all requirements of the safe harbor with respect to all Partnership interests transferred in connection with the performance of services while the election remains effective; and

(iii)
the Managing General Partner, in its sole discretion, may cause the Partnership to terminate the safe harbor election, which determination may be made in the sole interests of the Managing General Partner.

5.05. Distributions.

5.05(a). In General.

5.05(a)(1). Monthly Review of Accounts. The Managing General Partner shall review the accounts of the Partnership at least monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

5.05(a)(2). Distributions. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their respective accounts that the Managing General Partner deems unnecessary for the Partnership to retain.

5.05(a)(3). No Borrowings. In no event shall funds be advanced or borrowed by the Partnership for distributions to the Managing General Partner and the Participants if the amount of the distributions would exceed the Partnership’s accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05(a)(4). Distributions to the Managing General Partner. Cash distributions from the Partnership to the Managing General Partner shall only be made as follows:

(i)	in conjunction with distributions to Participants; and

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(ii)	out of funds properly allocated to the Managing General Partner’s account.

5.05(a)(5). Reserve. At any time after one year from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership’s net sales proceeds from the sale of the natural gas and oil production from each of its productive wells up to $200 per well for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner’s reasonable estimate of the costs to plug and abandon the well.

5.05(b). Distribution of Uncommitted Subscription Proceeds. Any subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date, except necessary operating capital, shall be distributed to the Participants in the ratio that the subscription amount designated on each Participant’s Subscription Agreement bears to the total subscription amounts designated on all of the Participants’ Subscription Agreements, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses, if any, allocable to the return of capital.

For purposes of this subsection, “committed for expenditure” shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership’s drilling operations, and “necessary operating capital” shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c). Distributions on Winding Up. On the winding up of the Partnership distributions shall be made as provided in §7.02.

5.05(d). Interest and Return of Capital. No party shall under any circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

ARTICLE VI
TRANSFER OF UNITS

6.01. Transferability of Units. A Participant’s transfer of a portion or all his Units, or any interest in his Units, is subject to all of the provisions of this Article VI. For purposes of this Article VI, the term “transfer” shall include any sale, exchange, gift, assignment, pledge, mortgage, hypothecation, redemption or other form of transfer of a Unit, or any interest in a Unit, by a Participant (which may include the Managing General Partner or its Affiliates, if they purchase Units) or by operation of law, including any transfers of Units which a Participant presents to the Managing General Partner for purchase under §6.03.

6.01(a). Rights of Assignee. Unless a transferee of a Participant’s Unit becomes a substitute Participant with respect to that Unit in accordance with the provisions of §6.02(a)(3)(a), he shall not be entitled to any of the rights granted to a Participant under this Agreement, other than the right to receive all or part of the share of the profits, losses, income, gains, deductions, credits and depletion allowances, or items thereof, and cash distributions or returns of capital to which his transferor would otherwise be entitled under this Agreement.

6.01(b). Conversion of Investor General Partner Units to Limited Partner Units.

6.01(b)(1). Automatic Conversion. After all of the Partnership Wells have been drilled and completed, as determined by the Managing General Partner, the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the State of Delaware for the purpose of converting the Investor General Partner Units to Limited Partner Units. In this regard, a well shall be deemed to be completed when production equipment is installed on a well, even though the well may not yet be connected to a pipeline for production of natural gas.

6.01(b)(2). Investor General Partners Shall Have Contingent Liability. On conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in §3.05(b)(2).

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6.01(b)(3). Conversion Shall Not Affect Allocations. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance other than Partnership liabilities, if any. Further, the conversion shall not affect any Participant’s interest in the Partnership’s natural gas and oil properties and unrealized receivables.

6.01(b)(4). Right to Convert if Reduction of Insurance. Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any material adverse change in the Partnership’s insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner Units before the reduction by giving written notice to the Managing General Partner.

6.02. Special Restrictions on Transfers of Units by Participants.

6.02(a). In General. Transfers of Units by Participants are subject to the following general conditions:

(i)	except as provided by operation of law:

(a)	only whole Units may be transferred unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be transferred; and

(b)
Units may not be transferred to a person who is under the age of 18 or incompetent (unless an attorney-in-fact, guardian, custodian or conservator has been appointed to handle the affairs of that person) without the Managing General Partner’s consent;

(ii)	the costs and expenses associated with the transfer must be paid by the assignor Participant;

(iii)	the transfer documents must be in a form satisfactory to the Managing General Partner; and

(iv)	the terms of the transfer must not contravene those of this Agreement.

Transfers of Units by Participants are subject to the following additional restrictions set forth in §§6.02(a)(1) and 6.02(a)(2).

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6.02(a)(1). Tax Law Restrictions. Subject to transfers permitted by §6.03 and transfers by operation of law, no transfer of a Unit by a Participant shall be made which, in the opinion of counsel to the Partnership, would result in the Partnership being either:

(i)	terminated for tax purposes under §708 of the Code; or

(ii)	treated as a “publicly-traded” partnership for purposes of §469(k) of the Code.

6.02(a)(2). Securities Laws Restriction. Subject to transfers permitted by §6.03 and transfers by operation of law, no Unit shall be transferred by a Participant unless there is either:

(i)	an effective registration of the Unit under the Securities Act of 1933, as amended, and qualification under applicable state securities laws; or

(ii)	an opinion of counsel acceptable to the Managing General Partner that the registration and qualification of the Unit is not required, unless this requirement is waived by the Managing General Partner.

Transfers of Units by Participants are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02(a)(3). Substitute Participant.

6.02(a)(3)(a). Procedure to Become Substitute Participant. Subject to §§6.02(a)(1) and 6.02(a)(2), a transferee of a Participant’s Unit shall become a substitute Participant entitled to all the rights of a Participant if, and only if:

(i)	the transferor gives the transferee the right;

(ii)	the transferee pays to the Partnership all costs and expenses incurred by the Partnership in connection with the substitution; and

(iii)
the transferee executes and delivers the instruments necessary to establish that a legal transfer has taken place and to confirm the agreement of the transferee to be bound by all of the terms of this Agreement, in a form acceptable to the Managing General Partner.

6.02(a)(3)(b). Rights of Substitute Participant. A substitute Participant shall be entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). Effect of Transfer.

6.02(b)(1). Amendment of Records. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substitute Participants.

Any transfer of a Unit by a Participant which is permitted under this Article VI, when the transferee does not become a substitute Participant, shall be effective as follows:

(i)	midnight of the last day of the calendar month in which it is made; or

(ii)	at the Managing General Partner’s election, 7:00 A.M. of the following day.

6.02(b)(2). A Transfer of Units Does Not Relieve the Transferor of Certain Costs. No transfer of a Unit by a Participant, including a transfer of less than all of a Participant’s Units or the transfer of a Participant’s Units to more than one party, shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities under this Agreement related to the Units so transferred, whether arising before or after the transfer.

6.02(b)(3). A Transfer of Units Does Not Require A Partnership Accounting. No transfer of a Unit by a Participant shall require an accounting of the Partnership. Also, no transfer of a Unit shall grant rights under this Agreement, including the exercise of any elections, as between the transferring Participant and the Partnership, the Managing General Partner and the remaining Participants to more than one Person unanimously designated by the transferee(s) of the Unit, and, if he has retained an interest in the transferred Unit, the transferor of the Unit.

6.02(b)(4). Required Notice to Managing General Partner of Transfer of Units. Until the Managing General Partner receives from the transferring Participant a written notice in a form acceptable to the Managing General Partner that designates the transferee(s) of a Unit, the Managing General Partner shall continue to account only to the Person to whom it was furnishing notices pursuant to §8.01 and its subsections before the purported transfer of the Unit. This party shall continue to exercise all rights under this Agreement applicable to the Units owned by the purported transferor of the Unit.

6.03. Presentment.

6.03(a). In General. Participants shall have the right to present their Units to the Managing General Partner for purchase subject to the conditions and limitations set forth in this §6.03. A Participant, however, is not obligated to present his Units for purchase.

The Managing General Partner shall not be obligated to purchase more than 5% of the total outstanding Units in any calendar year and this 5% limit may not be waived. The Managing General Partner shall not purchase less than one Unit unless the lesser amount represents the Participant’s entire interest in the Partnership, however, the Managing General Partner may waive this limitation.

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A Participant may present his Units in writing to the Managing General Partner every year beginning with the fifth calendar year after the Offering Termination Date subject to the following conditions:

(i)	the presentment request must be made by the Participant within 120 days of the reserve report described in §4.03(b)(3);

(ii)
in accordance with Treas. Reg. §1.7704-1(f), the purchase may not be made until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant’s intention to exercise the presentment right; and

(iii)	the purchase shall not be considered effective until the presentment price has been paid to the Participant in cash to the Participant.

6.03(b). Requirement for Independent Petroleum Consultant. The amount of the presentment price attributable to Partnership reserves shall be determined based on the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership’s interest in the Proved Reserves as described in §4.03(b)(3)(ii). The calculation of the presentment price shall be made as set forth in §6.03(c).

6.03(c). Calculation of Presentment Price. The presentment price shall be based on the Partnership’s net assets and liabilities and shall be allocated pro rata to each Participant in the ratio that his number of Units bears to the total number of Units. Subject to the foregoing, the presentment price shall include the sum of the following Partnership items:

(i)	an amount based on 70% of the present worth of future net revenues from the Proved Reserves determined as described in §6.03(b);

(ii)	cash on hand;

(iii)	prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts; and

(iv)	the estimated market value of all assets that are not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following Partnership items:

(i)	an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

(ii)
any distributions made to the Participants between the date of the presentment request and the date the presentment price is paid to the selling Participant. However, if any amount of those cash distributions to the Participant by the Partnership was derived from the sale of natural gas, oil or other mineral production, or of a producing property owned by the Partnership, after the date of the presentment request, for purposes of determining the reduction of the presentment price the amount of those cash distributions shall be discounted using the same rate used to take into account the risk factors employed to determine the present worth of the Partnership’s Proved Reserves.

6.03(d). Further Adjustment May Be Allowed. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of the report to the date of payment of the presentment price to the Selling Participant because of the following:

(i)	the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the date of the presentment request; and

49

(ii)	any of the following occurring before payment of the presentment price to the selling Participant:

(a)	changes in well performance;

(b)	increases or decreases in the market price of natural gas, oil or other minerals;

(c)	revisions to regulations relating to the importing of hydrocarbons;

(d)	changes in income, ad valorem, and other tax laws, such as material variations in the provisions for depletion; and

(e)	similar matters.

6.03(e). Selection by Lot. If less than all of the Units presented at any time are to be purchased, then the Participants whose Units are to be purchased will be selected by lot.

The Managing General Partner’s obligation to purchase Units presented may be discharged for its benefit by a third-party or an Affiliate. The Units of the selling Participant shall be transferred to the party who pays for it. A selling Participant shall be required to deliver an executed assignment of his Units, in a form satisfactory to the Managing General Partner, together with any other documentation as the Managing General Partner may reasonably request.

6.03(f). No Obligation of the Managing General Partner to Establish a Reserve. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment feature under this section.

6.03(g). Suspension of Presentment Feature. The Managing General Partner may suspend this presentment feature by so notifying Participants at any time if it determines in its sole discretion that it:

(i)	does not have sufficient cash flow; or

(ii)	is unable to borrow funds for this purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing General Partner’s sole discretion, on the Managing General Partner’s receipt of an opinion of counsel that the transfers will not cause the Partnership to be treated as a “publicly traded partnership” under the Code.

The Managing General Partner shall hold the purchased Units for its own account and not for resale.

6.04. Redemption of Units from Non-Citizen Assignees. If the Partnership, the Managing General Partner or any of its Affiliates become subject to federal, state or local laws or regulations that, in the reasonable determination of the Managing General Partner, create a substantial risk of cancellation or forfeiture of any property that they have an interest in because of the nationality, citizenship or other related status of any Participant or assignee of a Participant’s Units, the Partnership may redeem, on 30 days’ advance notice to the Participant, the Participant’s Units or the Units held by the assignee of a Participant, at a reasonable redemption price per Unit as determined by the Managing General Partner in its sole discretion.

ARTICLE VII
DURATION, DISSOLUTION, AND WINDING UP

7.01. Duration.

7.01(a). Fifty Year Term. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as set forth below.

7.01(b). Termination. The Partnership shall terminate following the occurrence of:

(i)	a Final Terminating Event; or

50

(ii)	any event that causes the dissolution of a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

7.01(c). Continuance of Partnership Except on Final Terminating Event. Other than the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all of the terms of this Agreement. The successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term “Partnership” shall include the successor limited partnership and the parties to the successor limited partnership.

7.02. Dissolution and Winding Up.

7.02(a). Final Terminating Event. On the occurrence of a Final Terminating Event the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining Partnership assets.

7.02(b). Time of Liquidating Distribution. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by:

(i)	the end of the taxable year in which liquidation occurs, determined without regard to §706(c)(2)(A) of the Code; or

(ii)	if later, within 90 days after the date of the liquidation.

Notwithstanding, the following amounts are not required to be distributed within the foregoing time periods so long as the withheld amounts are distributed as soon as practical:

(i)	amounts withheld for reserves reasonably required for liabilities of the Partnership; and

(ii)	installment obligations owed to the Partnership.

7.02(c). In-Kind Distributions. The Managing General Partner shall not be obligated to offer in-kind property distributions to the Participants, but may do so, in its discretion. Any in-kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

(i)
the Managing General Partner offers the individual Participants the election of receiving in-kind property distributions and the Participants accept the offer after being advised of the risks associated with direct ownership; or

(ii)	there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

If the Managing General Partner has not received a Participant’s consent within 30 days after the Managing General Partner mailed the request for consent, then it shall be presumed that the Participant has refused to give his consent.

7.02(d). Sale If No Consent. Any Partnership asset which would otherwise be distributed in-kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third-party, who is not an Affiliate of the Managing General Partner, or to the Managing General Partner itself or its Affiliates, including an Affiliated Income Program, at fair market value as determined by an Independent Expert selected by the Managing General Partner.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.01. Notices.

8.01(a). Method. Any notice required under this Agreement shall be:

(i)	in writing; and

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(ii)	given by mail or delivered by an overnight delivery company (although one-day delivery is not required) addressed to the party to receive the notice at the address designated in §1.03.

If there is a transfer of Units under this Agreement, no notice to the transferee shall be required, nor shall the transferee have any rights under this Agreement, until notice of the transfer has been given to the Managing General Partner.

Any transfer of Units under this Agreement shall not increase the Managing General Partner’s or the Partnership’s duty to give notice. If there is a transfer of Units under this Agreement to more than one party, then notice to any owner of any interest in the Units shall be notice to all of the owners of the Units.

8.01(b). Change in Address. The address of any party to this Agreement may be changed by notice as follows:

(i)	to the Participants, if there is a change of address by the Managing General Partner; or

(ii)	to the Managing General Partner, if there is a change of address by a Participant.

8.01(c). Time Notice Deemed Given. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is placed in the mail or delivered to the overnight delivery company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

8.01(d). Effectiveness of Notice. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of the following:

(i)	whether or not the notice is actually received; or

(ii)	any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01(e). Failure to Respond. Except pursuant to §7.02(c) or when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner as set forth below, for approval of, or concurrence in, a proposed action shall be conclusively deemed to have approved the action. Except pursuant to §7.02(c), when this Agreement expressly requires affirmative approval of a Participant, the Managing General Partner shall send a first request and the time period for the Participant’s written response shall not be less than 15 business days from the date of mailing of the request. If the Participant does not respond in writing to the first request, then the Managing General Partner shall send a second request. If the Participant does not respond in writing to the second request within seven calendar days from the date of mailing the second request, then the Participant shall be conclusively deemed to have approved the action.

8.02. Time. Time is of the essence of each part of this Agreement.

8.03. Applicable Law. The terms and provisions of this Agreement shall be construed under the laws of the State of Delaware, other than its conflict of law provisions, however, this section shall not be deemed to limit causes of action for alleged violations of federal or state securities law to the laws of the State of Delaware. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. Agreement in Counterparts. This Agreement may be executed in counterpart and shall be binding on all of the parties executing this or similar agreements from and after the date of execution by each party.

52

8.05. Amendment.

8.05(a). Procedure for Amendment. No changes in this Agreement shall be binding unless:

(i)	proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Units equal a majority of the total Units; or

(ii)	proposed in writing by Participants whose Units equal 10% or more of the total Units and approved by an affirmative vote of Participants whose Units equal a majority of the total Units.

8.05(b). Circumstances Under Which the Managing General Partner Alone May Amend. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it to do any or all of the following:

(i)	add, or substitute in the case of an assigning party, additional Participants;

(ii)	enhance the tax benefits of the Partnership to the parties and amend the allocation provisions of this Agreement as provided in §5.01(c)(3);

(iii)
satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the SEC, the IRS, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership; or

(iv)
cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, or add any provision to this Agreement with respect to matters, events or issues arising under this Agreement that is not inconsistent with the other provisions of this Agreement.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests or rights will be so affected.

8.06. Additional Partners. Each Participant consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

8.07. Legal Effect. This Agreement shall be binding on and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject to this Agreement. The terms “Partnership,” “Limited Partner,” “Investor General Partner,” “Participant,” “Partner,” “Managing General Partner,” “Operator,” or “parties” shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.

IN WITNESS WHEREOF, the parties hereto set their hands as of the ________ day of ___________________, 2007.

ATLAS:	ATLAS RESOURCES, LLC Managing General Partner

By:

53

EXHIBIT (I-A)

FORM OF
MANAGING GENERAL PARTNER SIGNATURE PAGE

EXHIBIT (I-A)
MANAGING GENERAL PARTNER SIGNATURE PAGE

Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS RESOURCES PUBLIC #17-2007(A) L.P.

The undersigned agrees:

1.	to serve as the Managing General Partner of ATLAS RESOURCES PUBLIC #17-2007(A) L.P. (the “Partnership”), and hereby executes, swears to, and agrees to all the terms of the Partnership Agreement;

2.	to pay the required subscription of the Managing General Partner under §3.04(a) of the Partnership Agreement; and

3.	to subscribe to the Partnership as follows:

(a)	$___________________ [________] Unit(s)] under Section 3.03(b)(1) of the Partnership Agreement as a Limited Partner; or

(b)	$___________________ [________] Unit(s)] under Section 3.03(b)(1) of the Partnership Agreement as an Investor General Partner.

Managing General Partner:

Atlas Resources, LLC	Address:

By:	Westpointe Corporate Center One 1550 Coraopolis Heights Road 2nd Floor Moon Township, Pennsylvania 15108

ACCEPTED this ________ day of __________________ , 2007.

ATLAS RESOURCES, LLC MANAGING GENERAL PARTNER

By:

EXHIBIT (I-B)

FORM OF
SUBSCRIPTION AGREEMENT

ATLAS RESOURCES PUBLIC #17-2007(A) L.P.

SUBSCRIPTION AGREEMENT

I, the undersigned, hereby offer to purchase Units of Atlas Resources Public #17-2007(A) L.P. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas Resources Public #17-2007 Program, as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Agreement of Limited Partnership (the “Partnership Agreement”) the form of which is attached as Exhibit (A) to the Prospectus and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by Atlas Resources, LLC, the Managing General Partner. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Managing General Partner. I hereby irrevocably constitute and appoint the Managing General Partner, and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Agreement of Limited Partnership and any certificates related thereto. I (other than Massachusetts residents) further understand that following the Signature Page there are certain representations, warranties and covenants which I must make before the Managing General Partner will accept my subscription.

SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT

I, the undersigned, agree to purchase ________ Units at $10,000 per Unit in ATLAS RESOURCES PUBLIC #17-2007(A) L.P. (the “Partnership”) as (check one):
Subscription Amount
☐ INVESTOR GENERAL PARTNER	$	__________________________

☐ LIMITED PARTNER	(	____________________# Units)

Instructions

Make your check payable to: “National City Bank of Cleveland, Ohio, Escrow Agent, Atlas Resources Public #17-2007(A) L.P.”
Minimum Subscription: one Unit ($10,000). Additional Subscriptions in $1,000 increments. If you are an individual investor you must personally sign this Signature Page and provide the information requested below. Wire instructions available upon request.

Subscriber (All investors must personally sign this Signature Page.)

NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP: Name ____________________________________________
(Enclose supporting documents.)  If a partnership, corporation or trust, then the members, stockholders or beneficiaries thereof are citizens of _________________________.

Tax I. D. No.: _____________________________	Address of Record (Do not use P.O. Box)
__________________________________________
Print Name	__________________________________________
__________________________________________
X
Signature	See the attached “Alternate Distribution Form" for electronic and alternate address information.

Tax I. D. No.: _______________________________

Print Name

X
Signature

I received my final prospectus on ________________

(CHECK ONE): OWNERSHIP OF THE UNITS-	☐	Tenants-in-Common	☐	Partnership
	☐	Individual	☐	C Corporation
	☐	Individual	☐	S Corporation
	☐	Community Property with Survivorship Rights	☐	Trust
	☐	Limited Liability Company

1

Date: ______________

My Telephone No.: Home ____________________________		Business ____________________________

My E-mail Address:	______________________________

(CHECK ONE):	☐	I am at least twenty-one years of age	☐	I am not twenty-one years of age

(CHECK ONE): I am a:	☐	Calendar Year Taxpayer	☐	Fiscal Year Taxpayer

(CHECK IF APPLICABLE): I am a:	☐	Farmer (2/3 or more of my gross income in 2006 or 2005 is from farming)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE (For Commission and Other Purposes)

I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD’s Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio, and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

__________________________________________	__________________________________________
Name of Registered Representative and CRD Number	Name of Broker/Dealer
__________________________________________
Broker/Dealer CRD Number ____________________________
Signature of Registered Representative	Broker/Dealer Facsimile Number: ________________________
Registered Representative Office Address:	Broker/Dealer E-mail Address: __________________________
__________________________________________
__________________________________________
Phone Number: _____________________________________
Facsimile Number: __________________________________
E-mail Address: ____________________________________
__________________________________________

Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:

Send Subscription Documents completed and signed with check MADE PAYABLE TO: “National City Bank of Cleveland, Ohio, Escrow Agent, Atlas Resources Public #17-2007(A) L.P.” to:

Mr. Justin Atkinson
Anthem Securities, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
P.O. Box 926
Moon Township, Pennsylvania 15108-0926
(412) 262-1680
(412) 262-7430 (FAX)
Wire transfers are available. Please contact Ms. Tammy Patterson at (412) 262-1680 for information.

TO BE COMPLETED BY THE MANAGING GENERAL PARTNER

ACCEPTED THIS __________ day	ATLAS RESOURCES, LLC,
of ______________________, 2007	MANAGING GENERAL PARTNER

By:

2

In order to induce the Managing General Partner to accept this subscription, I hereby represent, warrant, covenant and agree as follows:

Notice: Residents of Massachusetts should not complete or initial this page. Instead, residents of Massachusetts should read the statements below and treat them as notices to the Massachusetts investor of the information set forth in those statements.
Investor’s Initials	Co-Investor’s Initials

_____	_____	I have received the Prospectus.

_____	_____
I (other than if I am a Minnesota or Maine resident) recognize and understand that before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market, the transferability of the Units is restricted, and in case of emergency or other change in circumstances I cannot expect to be able to readily liquidate my investment in the Units.

_____	_____	I am purchasing the Units for my own account, for investment purposes and not for the account of others, and with no present intention of reselling them.

_____	_____	If an individual, I am a citizen of the United States of America and at least twenty-one years of age.

_____	_____	If an individual, I am a foreign investor, and at least twenty-one years of age.

_____	_____
If a partnership, corporation or trust, then I am at least twenty-one years of age and empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including its exhibits.

_____	_____
I am a foreign corporation, partnership, trust or other entity, and empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including its exhibits.

_____	_____
I (other than if I am a Minnesota or Maine resident) understand that if I am an Investor General Partner, then I will have unlimited joint and several liability for Partnership obligations and liabilities including amounts in excess of my subscription to the extent the obligations and liabilities exceed the Partnership’s insurance proceeds, the Partnership’s assets, and indemnification by the Managing General Partner. Also, the insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

_____	_____
I (other than if I am a Minnesota or Maine resident) understand that if I am a Limited Partner, then I may only use my Partnership losses to the extent of my net passive income from passive activities in the year, with any excess losses being deferred.

_____	_____
I (other than if I am a Minnesota or Maine resident) understand that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

_____	_____
I (other than if I am a Minnesota or Maine resident) understand that the Selling Agent or registered representative is required to inform me and the other potential investors of all pertinent facts relating to the Units, including the following: the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for natural gas and oil; the financial hazards involved in the offering, including the risk of losing my entire investment; the lack of liquidity of my investment; the restrictions on transferability of my Units; the background of the Managing General Partner and the Operator; the tax consequences of my investment; and the unlimited joint and several liability of the Investor General Partners.

3

To meet the suitability requirements for an investment in your state, please check and initial either (a), (b) or (c) depending on your state of residence and whether you are buying limited partner units or investor general partner units. Also, initial (d) if you are a fiduciary and you meet the requirement.

Investor’s	Co-Investor’s
Initials	Initials
_____	_____	(a)	If I purchase limited partner units and I am a resident of:

			• Alabama,	• Louisiana,	• Oklahoma,
			• Alaska,	• Maine,	• Oregon,
			• Arizona,	• Maryland,	• Pennsylvania,
			• Arkansas,	• Massachusetts,	• Puerto Rico
			• California,	• Michigan,	• Rhode Island,
			• Colorado,	• Minnesota,	• South Carolina,
			• Connecticut,	• Mississippi,	• South Dakota,
			• Delaware,	• Missouri,	• Tennessee,
			• District of Columbia,	• Montana,	• Texas,
			• Florida,	• Nebraska,	• Utah,
			• Georgia,	• Nevada,	• Vermont,
			• Hawaii,	• New Hampshire,	• Virginia,
			• Idaho,	• New Jersey,	• Washington
			• Illinois,	• New Mexico,	• West Virginia,
			• Indiana,	• New York,	• Wisconsin, or
			• Iowa,	• North Carolina,	• Wyoming,
			• Kansas,	• North Dakota,
			• Kentucky,	• Ohio,

then I must have either: a minimum net worth of $330,000, exclusive of home, home furnishings, and automobiles, or a minimum net worth of $85,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year gross income of at least $85,000, without regard to an investment in the partnership. In addition, if I am a resident of Kentucky, Michigan,Missouri, or Pennsylvania, then I must not make an investment in a partnership which is in excess of 10% of my net worth, exclusive of home, home furnishings and automobiles. Further, if I am a resident of Kansas, it is recommended by the Office of the Kansas Securities Commissioner that I should limit my investment in the partnership and substantially similar programs to no more than 10% of my liquid net worth. Liquid net worth is that portion of my net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution. Finally, if I am are a resident of Ohio then I must not make an investment in a partnership which would, after including my previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of my net worth, exclusive of home, home furnishings and automobiles.

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Investor’s	Co-Investor’s
Initials	Initials
_____	_____	(b)	If I purchase investor general partner units and I am a resident of:

			• Alaska,	• Louisiana,	• Oregon,
			• Colorado,	• Maryland,	• Puerto Rico,
			• Connecticut,	• Mississippi,	• Rhode Island,
			• Delaware,	• Missouri,	• South Carolina,
			• District of Columbia,	• Montana,	• South Dakota,
			• Florida,	• Nebraska,	• Utah,
			• Georgia,	• Nevada,	• Vermont,
			• Hawaii,	• New Hampshire,	• Virginia,
			• Idaho,	• New York,	• West Virginia,
			• Illinois,	• North Dakota,	• Wisconsin, or
			• Kansas,		• Wyoming,
• Kentucky,

then I must have either: a net worth of at least $330,000, exclusive of home, furnishings and automobiles, or a net worth of not less than $85,000, exclusive of home, furnishings and automobiles, and had during the last tax year gross income” of at least $85,000, without regard to an investment in the Partnership.

Additionally, if I am a resident of Missouri, then I must not make an investment in the Partnership which is in excess of 10% of my net worth, exclusive of home, home furnishings and automobiles. Further, if I am a resident of Kentucky, then I must not make an investment in the Partnership which is in excess of 10% of my liquid net worth. Finally, if you are a resident of Kansas, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should limit their investment in the program and substantially similar programs to no more than 10% of their liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.

_____	_____	(c)	If I purchase investor general partner units and I am a resident of:

			• Alabama,	• Massachusetts,	• Oklahoma,
			• Arizona,	• Michigan,	• Pennsylvania,
			• Arkansas,	• Minnesota,	• Tennessee,
			• California,	• New Jersey,	• Texas, or
			• Indiana,	• New Mexico,	• Washington,
			• Iowa,	• North Carolina,
			• Maine,	• Ohio,

then I represent that I am aware of and meet that state’s qualifications and suitability standards set forth in Exhibit (B) to the Prospectus.

_____	_____	(d)	If I am a fiduciary, then I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a), (b), or (c).

The above representations do not constitute a waiver of any rights that I may have under the Acts administered by the SEC or by any state regulatory agency administering statutes bearing on the sale of securities.

5

Instructions to Investor

You are required to execute your own Subscription Agreement and the Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf, and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you promptly. If your subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors’ funds to the Partnership. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Managing General Partner will not complete a sale of Units to you and send you a confirmation of purchase until at least five business days after the date you receive a final Prospectus. Before completion of the sale of the Units you will have a right to a return of your subscription.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1), does not require enlarging or contracting the size of the area on the basis of geological data in all cases. If I am a resident of California, I acknowledge the receipt of California Rule 260.141.11 set forth in Exhibit (B) to the Prospectus.

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SECTION D

TO BE COMPLETED BY ALL INVESTORS

Taxpayer Identification Number Certification - Check the first box below, unless you are a foreign investor or you are investing as a U.S. grantor trust.

Note: If there is a change in circumstances which makes any of the information provided by you in your certification below incorrect, then you are under a continuing obligation so long as you own units in the partnership to notify the partnership and furnish the partnership a new certificate within thirty (30) days of the change.

☐	Under penalties of perjury, I certify that:

(1)	the number provided in my Subscription Agreement is my correct “TIN” (i.e., social security number or employer identification number);

(2)
I am not subject to backup withholding because (a) I am exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts.)

(Note: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)

☐
Foreign Partner. I am at least 21 years of age, and I have provided the partnership with the appropriate Form W-8 certification or, if a joint account, each joint account owner has provided the partnership the appropriate Form W-8 certification, and if any one of the joint account owners has not established foreign status, that joint account owner has provided the partnership with a certified TIN.

☐	U.S. Grantor Trusts. Under penalties of perjury, I certify that:

(1)	the trust designated as the investor on the Subscription Agreement is a United States grantor trust which I can amend or revoke during my lifetime;

(2)	under subpart E of subchapter J of the Internal Revenue Code (check only one of the boxes below):

☐	(a)	100% of the trust is treated as owned by me;

☐	(b)	the trust is treated as owned in equal shares by me and my spouse; or

☐	(c)	____% of the trust is treated as owned by ________________________, and the remainder is treated as owned _____% by me and _____% by my spouse); and

(3)	each grantor or other owner of any portion of the trust has provided the partnership with the appropriate Form W-8 or Form W-9 certification.

Note: If you check the box in (2)(c), you must insert the information called for by the blanks.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X

X
Investor Signature(s)

7

ATLAS RESOURCES PUBLIC #17-2007 PROGRAM
ALTERNATE DISTRIBUTION FORM

Atlas Resources, LLC Managing General Partner
Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
Moon Township, PA 15108
Phone: 1-800-251-0171 Fax: 412-262-7430

Investor Name: __________________________________________________________________

Please choose from the following two options

=======================================================================
1. Electronic Transfer via ACH (Automatic Clearing House) Not for wire use
=======================================================================

Financial institution name: _________________________________________________________________________

ABA/ Routing Transit Number (Nine digits are required): ____ ____ ____ ____ ____ ____ ____ ____ ____

Account Number: ________________________________________________________________________________

Further Reference: _______________________________________________________________________________

Please check the account type:

____________ Checking/Broker

____________ Savings/ Money Market (if the account has check writing privileges it is a checking account)

=======================================================================
2 .Alternate Mailing Address (i.e., P.O. Box alternate mailing or financial institution)
=======================================================================

Payee: ________________________________________________________________________________________

Address: _______________________________________________________________________________________

City, State Zip code: ______________________________________________________________________________

Account number: ________________________________________________________________________________

=======================================================================
***Investor signature is required

Investor’s Signature: _____________________________________________________________________________

Print Investor’s Name: ____________________________________________________________________________

=======================================================================

Office Use Only:
Date Received: ______ Date Entered: _______ Initials: _______ Investor id:_________________

8

EXHIBIT (II)
FORM OF
DRILLING AND OPERATING AGREEMENT
FOR
ATLAS RESOURCES PUBLIC #17-2007(A) L.P.
[ATLAS RESOURCES PUBLIC #17-2008(B) L.P.]
[ATLAS RESOURCES PUBLIC #17-2008(C) L.P.]

INDEX

Section		Page
1.	Assignment of Well Locations; Representations and Indemnification Associated with the Assignment of the Lease; Designation of Additional Well Locations; Outside Activities Are Not Restricted	1

2.	Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations	2

3.	Operator - Responsibilities in General; Covenants; Term	3

4.	Operator’s Charges for Drilling and Completing Wells; Payment; Completion Determination; Dry Hole Determination; Excess Funds and Cost Overruns - Intangible Drilling Costs; Excess Funds and Cost Overruns - Tangible Costs	5

5.	Title Examination of Well Locations; Developer’s Acceptance and Liability; Additional Well Locations	8

6.	Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs; Pipelines; Price Determinations; Plugging and Abandonment	8

7.	Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale Proceeds; Records and Reports; Additional Information	11

8.	Operator’s Lien; Right to Collect From Oil or Gas Purchaser	12

9.	Successors and Assigns; Transfers; Appointment of Agent	13

10.	Operator’s Insurance; Subcontractors’ Insurance; Operator’s Liability	14

11.	Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind	14

12.	Effect of Force Majeure; Definition of Force Majeure; Limitation	15

13.	Term	16

14.	Governing Law; Invalidity	16

15.	Integration; Written Amendment	16

16.	Waiver of Default or Breach	16

17.	Notices	16

18.	Interpretation	17

19.	Counterparts	17

	Signature Page	17

Exhibit A	Description of Leases and Initial Well Locations
Exhibits A-l through A-__	Maps of Initial Well Locations
Exhibit B	Form of Assignment
Exhibit C	Form of Addendum

DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this ______ day of _______________, 200____, by and between ATLAS RESOURCES, LLC, a Pennsylvania limited liability company (hereinafter referred to as “Atlas” or “Operator”),

and

ATLAS RESOURCES PUBLIC #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.], a Delaware limited partnership, (hereinafter referred to as the “Developer”).

WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the “Leases”) described on Exhibit A attached to and made a part of this Agreement, has certain rights to develop the ____________ (______) initial well locations (the “Initial Well Locations”) identified on the maps attached to and made a part of this Agreement as Exhibits A-l through A-______;

WHEREAS, the Developer, subject to the terms and conditions of this Agreement, desires to acquire certain of the Operator’s rights to develop the Initial Well Locations and to provide for the development on the terms and conditions set forth in this Agreement of additional well locations (“Additional Well Locations”) that the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (collectively the “Well Locations”) and to operate the wells completed on the Well Locations, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Assignment of Well Locations; Representations and Indemnification Associated with the Assignment of the Lease; Designation of Additional Well Locations; Outside Activities Are Not Restricted.

(a)
Assignment of Well Locations. The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the deepest depth penetrated at the cessation of drilling operations.

The assignment shall be substantially in the form of Exhibit B attached to and made a part of this Agreement. The amount of acreage included in each Initial Well Location and the configuration of the Initial Well Location are indicated on the maps attached to this Agreement as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration of the Additional Well Location shall be indicated on the maps to be attached as exhibits to the applicable addendum to this Agreement as provided in sub-section (c) below.

(b)	Representations and Indemnification Associated with the Assignment of the Lease. The Operator represents and warrants to the Developer that:

(i)	the Operator is the lawful owner of the Lease and rights and interest under the Lease and of the personal property on the Lease or used in connection with the Lease;

(ii)	the Operator has good right and authority to sell and convey the rights, interest, and property;

(iii)	the rights, interest, and property are free and clear from all liens and encumbrances; and

(iv)	all rentals and royalties due and payable under the Lease have been duly paid.

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These representations and warranties shall also be included in each recorded assignment of the acreage included in each Initial Well Location and Additional Well Location designated pursuant to sub-section (c) below, substantially in the form of Exhibit B attached to and made a part of this Agreement.

The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys’ fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the above representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

(c)
Designation of Additional Well Locations. If the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, then the parties shall execute an addendum substantially in the form of Exhibit C attached to and made a part of this Agreement specifying:

(i)	the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases under this Agreement;

(ii)	the amount and configuration of acreage included in each Additional Well Location on maps attached as exhibits to the addendum; and

(iii)	their agreement that the Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

(d)
Outside Activities Are Not Restricted. It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations and the Additional Well Locations. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties to conduct without the participation of the other party any additional activities relating to exploration, development, drilling, production, or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the Well Locations or elsewhere.

2.	Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.

(a)
Drilling of Wells. Operator, as Developer’s independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) oil and gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator’s charges for drilling and completing (or plugging) the wells and any extra costs pursuant to Section 4 in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all initial wells. It is understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the initial wells to be drilled under this Agreement.

(b)
Timing. Operator shall begin drilling the first well within thirty (30) days after the date of this Agreement, and shall begin drilling each of the other initial wells for which payment is made pursuant to Section 4(b) before the close of the 90th day after the close of the calendar year in which this Agreement is entered into by Operator and the Developer. Subject to the foregoing time limits, Operator shall determine the timing of and the order of drilling the Initial Well Locations.

(c)	Depth. All of the wells to be drilled under this Agreement shall be:

(i)
drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations; and

2

(ii)	drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

(d)
Interest of Developer. Except as otherwise provided in this Agreement, all costs, expenses, and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 2,500 feet on each Well Location in connection with a natural gas well, equipment, materials, and facilities acquired, constructed or installed under this Agreement shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor’s royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled under this Agreement shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

(e)
Right to Substitute Well Locations. Notwithstanding the provisions of sub-section (a) above, if the Operator or Developer determines in good faith, with respect to any Well Location, before operations begin under this Agreement on the Well Location, that it would not be in the best interest of the parties to drill a well on the Well Location, then the party making the determination shall notify the other party of its determination and the basis for its determination and, unless otherwise instructed by Developer, the well shall not be drilled. This determination may be based on:

(i)	the production or failure of production of any other wells that may have been recently drilled in the immediate area of the Well Location;

(ii)	newly discovered title defects; or

(iii)	any other evidence with respect to the Well Location as may have been obtained.

If the well is not drilled, then Operator shall promptly propose a new well location (including all information for the Well Location as Developer may reasonably request) to be substituted for the original Well Location. Developer shall then have seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, then Operator shall promptly propose another substitute well location pursuant to the provisions of this sub-section.

Once the Developer accepts a substitute well location or does not reject it within the seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions of this Agreement.

3.	Operator - Responsibilities in General; Covenants; Term.

(a)
Operator - Responsibilities in General. Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer’s independent contractor, shall, in addition to its other obligations under this Agreement do the following:

(i)	arrange for drilling and completing (or plugging) the wells and, if a gas well, installing the necessary gas gathering line systems and connection facilities;

(ii)	make the technical decisions required in drilling, testing, completing (or plugging), and operating the wells;

(iii)	manage and conduct all field operations in connection with the drilling, testing, completing (or plugging), equipping, operating, and producing the wells;

(iv)	maintain all wells, equipment, gathering lines if a gas well, and facilities in good working order during their useful lives; and

3

(v)	perform the necessary administrative and accounting functions.

In performing the work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

(b)	Covenants. Operator covenants and agrees that under this Agreement:

(i)
it shall perform and carry on (or cause to be performed and carried on) its duties and obligations in a good, prudent, diligent, and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the Well Locations;

(ii)
all drilling and other operations conducted by, for and under the control of Operator shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

(iii)
unless otherwise agreed in writing by the Developer, all work performed pursuant to a written estimate shall conform to the technical specifications set forth in the written estimate and all equipment and materials installed or incorporated in the wells and facilities shall be new or used and of good quality;

(iv)
in the course of conducting operations, it shall comply with all terms and conditions, other than any minimum drilling commitments, of the Leases (and any related assignments, amendments, subleases, modifications and supplements);

(v)
it shall keep the Well Locations and all wells, equipment and facilities located on the Well Locations free and clear of all labor, materials and other types of liens or encumbrances arising out of operations;

(vi)
it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities; and

(vii)
it will provide competent and experienced personnel to supervise drilling, completing (or plugging), and operating the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties.

(c)	Term. Atlas shall serve as Operator under this Agreement until the earliest of:

(i)	the termination of this Agreement pursuant to Section 13;

(ii)	the termination of Atlas as Operator by the Developer at any time in the Developer’s discretion, with or without cause on sixty (60) days’ advance written notice to the Operator; or

(iii)
the resignation of Atlas as Operator under this Agreement which may occur on ninety (90) days’ written notice to the Developer at any time after five (5) years from the date of this Agreement, it being expressly understood and agreed that Atlas shall have no right to resign as Operator before the expiration of the five-year period.

Any successor Operator shall be selected by the Developer. Nothing contained in this sub-section shall relieve or release Atlas or the Developer from any liability or obligation under this Agreement that accrued or occurred before Atlas’ removal or resignation as Operator under this Agreement. On any change in Operator under this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations under this Agreement and owned by the Developer.

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4.
Operator’s Charges for Drilling and Completing Wells; Payment; Completion Determination; Dry Hole Determination; Excess Funds and Cost Overruns-Intangible Drilling Costs; Excess Funds and Cost Overruns-Tangible Costs.

(a)
Operator’s Charges for Drilling and Completing Wells. Each oil and gas well that is drilled and completed under this Agreement shall be drilled and completed for an amount equal to the sum of the following items: (i) the Cost of permits, supplies, materials, equipment, and all other items used in the drilling and completion of a well provided by third-parties, or if the foregoing items are provided by Affiliates of the Developer’s Managing General Partner, then those items shall be charged at competitive rates; (ii) fees for third-party services; (iii) fees for services provided by the Developer’s Managing General Partner’s Affiliates, which shall be charged at competitive rates; (iv) an administration and oversight fee of $15,000 per well, which is $45,000 per well in the Marcellus Shale primary area in western Pennsylvania, which shall be charged to the Developer’s investors as part of each well’s Intangible Drilling Costs (“IDCs”), as that term is defined below and the portion of Tangible Costs, as that term is defined below, paid by the Developer’s investors; and (v) a mark-up in an amount equal to 15% of the sum of (i), (ii), (iii) and (iv), above, for the Developer’s Managing General Partner’s services as general drilling contractor as Operator under this Agreement.“Cost” shall mean the price paid by Operator in an arm’s-length transaction. Additionally, if the Developer’s Managing General Partner drills a well for the Developer that the Managing General Partner determines is not an average well in the area because of the well’s depth, complexity associated with either drilling or completion activity or as otherwise determined by the Managing General Partner, the administration and oversight fee for the well described in §4.02(d)(1)(iv) of the Developer’s Partnership Agreement may be increased to a competitive rate as determined by the Managing General Partner.

The estimated price for drilling and completing each of the wells shall be set forth in an Authority for Expenditure (“AFE”) that shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing (or plugging) each well. This includes without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator’s compensation as set forth above, rights-of-way, drilling rigs, equipment and materials, costs of title examinations, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 2,500 feet of gathering line per well in connection with each gas well, and geological, geophysical and engineering services.

(b)
Payment. The Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated IDCs and Tangible Costs, as those terms are defined below, for drilling and completing all initial wells on execution of this Agreement. Notwithstanding the foregoing, Atlas’ payments for its share of the estimated Tangible Costs, as that term is defined below, of drilling and completing all initial wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer’s payment shall be nonrefundable in all events in order to enable Operator to do the following:

(i)	commence site preparation for the initial wells;

(ii)	obtain suitable subcontractors for drilling and completing or plugging the initial wells at currently prevailing prices; and

(iii)	insure the availability of equipment and materials.

5

For purposes of this Agreement, “Intangible Drilling Costs” or “IDCs” shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes:

(i)
all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of the well and the preparation of the well for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs";

(ii)	the expense of plugging and abandoning any well before a completion attempt; and

(iii)
the costs (other than Tangible Costs and Lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper formations or reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper formations or reservoirs.

“Tangible Costs” shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells that are generally accepted as capital expenditures pursuant to the provisions of the Code. This includes:

(i)	all costs of equipment, parts and items of hardware used in drilling and completing (or plugging) a well;

(ii)
the costs (other than IDCs and Lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper formations or reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper formations or reservoirs; and

(iii)
those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well, which are required to be capitalized under the Code and its regulations.

With respect to each additional well drilled on the Additional Well Locations, if any, the Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated IDCs and Tangible Costs for drilling and completing the well on execution of the applicable addendum pursuant to Section l(c) above. Notwithstanding the foregoing, Atlas’ payments for its share of the estimated Tangible Costs of drilling and completing all additional wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer’s payment shall be nonrefundable in all events in order to enable Operator to do the following:

(i)	commence site preparation for the additional wells;

(ii)	obtain suitable subcontractors for drilling and completing the additional wells at currently prevailing prices; and

(iii)	insure the availability of equipment and materials.

Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred for each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator’s statement for the extra costs.

(c)
Completion Determination. Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled under this Agreement. However, a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

(d)
Dry Hole Determination. If Operator determines at any time during the drilling or attempted completion of any well drilled under this Agreement, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the Well Location that the well should not be completed, then it shall promptly and properly plug and abandon the well.

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(e)
Excess Funds and Cost Overruns-Intangible Drilling Costs. Any estimated IDCs (which are the IDCs set forth on the AFE Exhibit) prepaid by Developer with respect to any well that exceed Operator’s price specified in sub-section (a) above for the Intangible Drilling Costs of the well (i.e., the actual IDCs) shall be retained by Operator. This excess of estimated IDCs as reflected on the AFE Exhibit over the actual price of the IDCs for the well shall be applied, in proportion to the share of the Working Interest owned by the Developer in the wells, to:

(i)	the IDCs of an additional well or wells to be drilled on the Additional Well Locations; or

(ii)	any cost overruns owed by the Developer to Operator for IDCs on one or more of the other wells on the Well Locations.

Conversely, if Operator’s price specified in sub-section (a) above for the IDCs of any well (i.e., the actual IDCs) exceeds the estimated IDCs (which are the IDCs set forth on the AFE Exhibit) prepaid by Developer for the well, then:

(i)	Developer shall pay the additional price to Operator within ten (10) business days after notice from Operator that the additional amount is due and owing; or

(ii)
Developer and Operator may agree to delete or reduce Developer’s Working Interest in one or more wells to be drilled under this Agreement that have not yet been spudded to provide funds to pay the additional amounts owed by Developer to Operator. If doing so results in any excess prepaid IDCs, then these funds shall be applied, in proportion to the share of the Working Interest owned by the Developer in the wells, to:

(a)	the IDCs of an additional well or wells to be drilled on the Additional Well Locations; or

(b)	any cost overruns owed by the Developer to Operator for IDCs of one or more of the other wells on the Well Locations.

The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

(f)
Excess Funds and Cost Overruns - Tangible Costs. Any estimated Tangible Costs (which are the Tangible Costs set forth on the AFE Exhibit) prepaid by Developer with respect to any well that exceed Operator’s price specified in sub-section (a) above for the Tangible Costs of the well (i.e., the actual Tangible Costs) shall be retained by Operator. This excess of Tangible Costs as reflected on the AFE Exhibit over the actual price of the Tangible Costs for the well shall be applied, in proportion to the share of the Working Interest owned by the Developer in the wells, to:

(i)	the Developer’s Participants’ share of the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

(ii)	any cost overruns owed by the Developer to Operator for the Developer’s Participants’ share of the Tangible Costs of one or more of the other wells on the Well Locations.

Conversely, if Operator’s price specified in sub-section (a) above for the Developer’s Participants’ share of Tangible Costs of any well (i.e., the actual Tangible Costs) exceeds the estimated Tangible Costs (which are the Tangible Costs set forth on the AFE Exhibit) prepaid by Developer for the Developer’s Participants’ share of the Tangible Costs for the well, then:

(i)	Developer shall pay the additional price to Operator within ten (10) business days after notice from Operator that the additional price is due and owing; or

7

(ii)
Developer and Operator may agree to delete or reduce Developer’s Working Interest in one or more wells to be drilled under this Agreement that have not yet been spudded to provide funds to pay the additional amounts owed by Developer to Operator. If doing so results in any excess prepaid Tangible Costs, then these funds shall be applied, in proportion to the share of the Working Interest owed by the Developer in the wells, to:

(a)	the Developer’s Participants’ share of the Tangible Costs of an additional well or wells to be drilled on the Additional Well Locations; or

(b)	any cost overruns owed by the Developer to Operator for the Developer’s Participants’ share of the Tangible Costs of one or more of the other wells on the Well Locations.

(iii)
The Developer’s Participants’ share of the Tangible Costs of all of the wells drilled under this Agreement and any additional wells to be drilled on the Additional Well Locations under any Addendum to this Agreement shall be ten percent (10%) of the total price prepaid by Developer to Operator pursuant to Section 4(b) of this Agreement or any Addendum hereto. The Developer’s Participants’ share of the Tangible Costs of any one well drilled under this Agreement shall be determined subject to the preceding sentence, taking into account the Developer’s share of all of the Tangible Costs of all of the wells to be drilled under this Agreement and any Addendum hereto.

The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

5.	Title Examination of Well Locations, Developer’s Acceptance and Liability; Additional Well Locations.

(a)
Title Examination of Well Locations, Developer’s Acceptance and Liability. The Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information that Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer accepts the title to the Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost, or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b), any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer.

(b)
Additional Well Locations. Before beginning drilling of any well on any Additional Well Location, Operator shall conduct, or cause to be conducted, a title examination of the Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by the Lease. The results of the title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance. No drilling on the Additional Well Locations shall begin until the title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost, or liability whatsoever, caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost, or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(b).

6.	Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs; Pipelines; Price Determinations; Plugging and Abandonment.

(a)
Operations Subsequent to Completion of the Wells. Beginning with the month in which a well drilled under this Agreement begins to produce, Operator shall be entitled to an operating fee of $377 per month for each well being operated under this Agreement, which operating fee shall be proportionately reduced, on a well-by-well basis to the extent the Developer owns less than 100% of the Working Interest in a well.

8

This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of the wells and related pipelines and facilities.

The operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation:

(i)	well tending, routine maintenance and adjustment;

(ii)	reading meters, recording production, pumping, maintaining appropriate books and records;

(iii)	preparing reports to the Developer and government agencies; and

(iv)	collecting and disbursing revenues.

The operating fees shall not cover costs and expenses related to the following:

(i)	the production and sale of oil;

(ii)	the collection and disposal of salt water or other liquids produced by the wells;

(iii)	the rebuilding of access roads; and

(iv)	the purchase of equipment, materials or third party services;

which, subject to the provisions of sub-section (c) of this Section 6, shall be invoiced by Operator to the Developer on a monthly basis, and shall be paid by the Developer within ten (10) business days after notice from Operator that the additional amounts are due and owing in proportion to the share of the Working Interest owned by the Developer in the wells.

Any well that is temporarily abandoned or shut-in continuously for an entire calendar month shall not be considered a producing well for purposes of determining the number of wells in the month subject to the operating fee.

(b)
Fee Adjustments. The monthly operating fee set forth in sub-section (a) above may be adjusted by Operator annually, as of the first day of January (the “Adjustment Date”) of each year, beginning January 1, 2008 [2009]. This adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of “Crude Petroleum, Natural Gas, and Natural Gas Liquids” workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of “Crude Petroleum, Natural Gas, and Natural Gas Liquids” workers, SIC Code #131-2, or any successor index thereto, since January l, 2006 [2007], in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

In addition, the monthly operating fee set forth in sub-section (a) above for any given well or wells being operated under this Agreement may be increased beyond the annual adjustment described in the prior paragraph without advance notice to the Developer, from time-to-time to the competitive rate in the area where the well(s) are situated, as determined by the Operator in its sole discretion.

(c)
Extraordinary Costs. Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced under this Agreement that is reasonably estimated to result in an expenditure of more than $5,000, unless the project or extraordinary cost is necessary for the following:

(i)	to safeguard persons or property; or

9

(ii)	to protect the well or related facilities in the event of a sudden emergency.

In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, subcontractors, licensees, or invitees.

All extraordinary costs incurred and the cost of projects undertaken under this section with respect to a well being produced under this Agreement shall be billed to the Developer at the invoice cost of third-party services performed or materials purchased together with a reasonable charge by Operator for any services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance all or a portion of the estimated costs of a project undertaken under this section, before undertaking the project, in proportion to the share of the Working Interest owned by the Developer in the well or wells.

(d)
Pipelines. Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator or its Affiliates and shall be maintained at their sole cost and expense.

(e)
Price Determinations. Notwithstanding anything in this Agreement to the contrary, the Developer shall pay all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. This responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with the Act and the implementing state regulations.

Operator agrees to furnish the information and render the assistance as the Developer may reasonably request in order to comply with the Act and the implementing state regulations without charge for services performed by its employees.

(f)
Plugging and Abandonment. The Developer shall have the right to direct Operator to plug and abandon any well that has been completed under this Agreement as a producer. In addition, Operator shall not plug and abandon any well that has been drilled and completed as a producer under this Agreement before obtaining the written consent of the Developer. However, if the Operator determines that any well drilled and completed under this Agreement as a producer shall be plugged and abandoned in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, and makes a written request to the Developer for authority to plug and abandon the well and the Developer fails to respond in writing to the request within forty-five (45) days following the date of the request, then the Developer shall be deemed to have consented to the plugging and abandonment of the well.

All costs and expenses related to plugging and abandoning wells that have been drilled and completed under this Agreement as producing wells shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Also, at any time after one (1) year from the date each well drilled and completed under this Agreement is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well up to $200, in proportion to the share of the Working Interest owned by the Developer in the well, for the purpose of establishing a fund to cover the Operator’s estimate of the Developer’s share of the costs of eventually plugging and abandoning the well. All of these funds shall be deposited by Operator in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator’s reasonable estimate of Developer’s share of the costs of eventually plugging and abandoning the well.

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7.	Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale Proceeds; Records and Reports; Additional Information.

(a)
Billing and Payment Procedure with Respect to Operation of Wells. Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, the following:

(i)
all expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement , such as severance taxes, royalties, overriding royalties, operating fees, and pipeline gathering charges; and

(ii)	any third-party invoices received by Operator with respect to the Developer’s share of the costs and expenses incurred in connection with the operation of the wells.

Operator, however, shall not be required to pay and discharge any of the above costs and expenses that are being contested in good faith by Operator.

Operator shall:

(i)	deduct the foregoing costs and expenses from the Developer’s share of the proceeds of the oil and/or gas sold from the wells; and

(ii)	keep an accurate record of the Developer’s account, showing expenses incurred and charges and credits made and received with respect to each well.

If the Developer’s share of the proceeds of the oil and/or gas sold from the wells is insufficient to pay the costs and expenses, then Operator shall promptly and timely pay and discharge the costs and expenses described above, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for those costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section (b) below, and shall be paid by the Developer within ten (10) business days of its receipt.

(b)
Disbursements. Operator shall disburse to the Developer, on a monthly basis, the Developer’s share of the proceeds received from the sale of oil and/or gas sold from the wells operated under this Agreement, less:

(i)	the amounts charged to the Developer under sub-section (a); and

(ii)	the amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

Each disbursement made and/or invoice submitted to the Developer pursuant to sub-section (a) above shall be accompanied by a statement from the Operator itemizing with respect to each well:

(i)	the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer’s share of the production;

(ii)	the total proceeds received from any sale of the production, and the Developer’s share of the proceeds;

(iii)	the costs and expenses deducted from the proceeds and/or being billed to the Developer pursuant to sub-section (a) above;

(iv)	the amount withheld for future plugging costs; and

11

(v)	any other information as Developer may reasonably request, including without limitation copies of all third-party invoices listed on the statement for the period.

(c)
Separate Account for Sale Proceeds. Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated under this Agreement in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production under this Agreement.

(d)
Records and Reports. In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled, shall furnish the Developer with a detailed statement itemizing with respect to the well the total costs and charges under Section 4(a) and the Developer’s share of the costs and charges, and any other information as is necessary to enable the Developer:

(i)	to allocate any extra costs incurred with respect to the well between Tangible Costs and Intangible Drilling Costs; and

(ii)	to determine the amount of the investment tax credit or marginal well production tax credit, if applicable.

(e)
Additional Information. Operator shall promptly furnish the Developer with any additional information as it may reasonably request, including without limitation geological, technical, and financial information, in the form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer’s sole cost and expense:

(i)
on at least ten (10) days’ written notice to Operator have access during normal business hours to all of Operator’s records pertaining to operations under this Agreement, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges, expenses and disbursements and information regarding the separate account required under sub-section (c); and

(ii)	have access, at its sole risk, to any wells drilled by Operator under this Agreement at all times to inspect and observe any machinery, equipment and operations.

8.	Operator’s Lien; Right to Collect From Oil or Gas Purchaser.

(a)
Operator’s Lien. To secure the payment of all sums due from Developer to Operator under this Agreement, the Developer grants Operator a first and preferred lien on and security interest in the following:

(i)	the Developer’s interest in the Leases covered by this Agreement;

(ii)	the Developer’s interest in oil and gas produced under this Agreement and its share of the proceeds from the sale of the oil and gas; and

(iii)	the Developer’s interest in materials and equipment under this Agreement.

(b)
Right to Collect From Oil or Gas Purchaser. If the Developer fails to timely pay any amount owing under this Agreement by it to the Operator, then Operator, without prejudice to other existing remedies, may collect and retain from any purchaser or purchasers of oil or gas the Developer’s share of the proceeds from the sale of the oil and gas until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis, and any additional costs (including without limitation actual attorneys’ fees and costs) resulting from the delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely on Operator’s written statement concerning the amount of any default.

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9.	Successors and Assigns; Transfers; Appointment of Agent.

(a)
Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the undersigned parties and their respective successors and permitted assigns. However, without the prior written consent of the Developer, the Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of its rights or obligations under this Agreement. Notwithstanding, this consent shall not be required in connection with:

(i)
the assignment of work to be performed for Operator to subcontractors, it being understood and agreed, however, that any assignment to Operator’s subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

(ii)	any lien, assignment, security interest, pledge or mortgage arising under Operator’s present or future financing arrangements; or

(iii)	the liquidation, merger, consolidation, or other corporate reorganization or sale of substantially all of the assets of Operator.

Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provision of this Agreement to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered by this Agreement unless the disposition encompasses either:

(i)	the entire interest of the Developer in all wells, production, equipment and leasehold interests subject to this Agreement; or

(ii)	an equal undivided interest in all such wells, production, equipment, and leasehold interests.

(b)
Transfers. Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered by this Agreement shall be made:

(i)	expressly subject to this Agreement;

(ii)	without prejudice to the rights of the Operator; and

(iii)	in accordance with and subject to the provisions of the Leases covering the Well Locations.

(c)
Appointment of Agent. If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, in its discretion, require the co-owners to appoint a single trustee or agent with full authority to do the following:

(i)	receive notices, reports and distributions of the proceeds from production;

(ii)	approve expenditures;

(iii)	receive billings for and approve and pay all costs, expenses and liabilities incurred under this Agreement;

(iv)	exercise any rights granted to the co-owners under this Agreement;

(v)	grant any approvals or authorizations required or contemplated by this Agreement;

13

(vi)
sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated by this Agreement; and

(vii)	deal generally with, and with power to bind, the co-owners with respect to all activities and operations contemplated by this Agreement.

However, all the co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled under this Agreement in accordance with sub-section (c) of Section 11.

10.	Operator’s Insurance; Subcontractors’ Insurance; Operator’s Liability.

(a)
Operator’s Insurance. Operator shall obtain and maintain at its own expense so long as it is Operator under this Agreement all required Workmen’s Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which shall include coverage for blow-outs, and total liability coverage of not less than $10,000,000.

Subject to the above limits, the Operator’s general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement. Operator’s general public liability insurance shall, if permitted by Operator’s insurance carrier:

(i)	name the Developer as an additional insured party; and

(ii)	provide that at least thirty (30) days’ prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

However, the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator’s insurance.

Current copies of all policies or certificates of the Operator’s insurance coverage shall be delivered to the Developer on request. It is understood and agreed that Operator’s insurance coverage may not adequately protect the interests of the Developer and that the Developer shall carry at its expense the excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

(b)
Subcontractors’ Insurance. Operator shall require all of its subcontractors to carry all required Workmen’s Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

(c)
Operator’s Liability. Operator’s liability to the Developer as Operator under this Agreement shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages, or expenses (including but not limited to reasonable attorneys’ fees) as provided in Section 4.05 of the Developer’s Partnership Agreement.

11.	Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind.

(a)
Internal Revenue Code Election. With respect to this Agreement, each of the parties elects under Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered by this Agreement is located contain, or may subsequently contain, a similar election, each of the parties agrees that the election shall be exercised.

14

Beginning with the first taxable year of operations under this Agreement, each party agrees that the deemed election provided by Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) of the Regulations to revoke the election. Each party agrees to execute the documents and make the filings with the appropriate governmental authorities as may be necessary to effect the election.

(b)
Relationship of Parties. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth in this Agreement.

(c)
Right to Take Production in Kind. Subject to the provisions of Section 8 above, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled under this Agreement, exclusive of production:

(i)	that may be used in development and producing operations;

(ii)	unavoidably lost; and

(iii)	used to fulfill any free gas obligations under the terms of the applicable Lease or Leases.

Operator shall not have any right to sell or otherwise dispose of the oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled under this Agreement.

Developer shall have no interest in any gas supply agreements of Operator, except the right to receive Developer’s share of the proceeds received from the sale of any gas or oil from wells developed under this Agreement. The Developer agrees to designate Operator or Operator’s designated bank agent as the Developer’s collection agent in any contracts. On request, Operator shall assist Developer in arranging the sale or disposition of Developer’s oil and gas under this Agreement and shall promptly provide the Developer with all relevant information that comes to Operator’s attention regarding opportunities for selling production.

If Developer fails to take in kind or separately dispose of its proportionate share of the oil and gas produced under this Agreement, then Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase the oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for the production. Notwithstanding, Operator shall have no liability to Developer should Operator fail to market the production.

Any such purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in-kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of the Developer’s share of oil and gas under this Agreement shall be only for reasonable periods of time as are consistent with the minimum needs of the oil and gas industry under the particular circumstances, but in no event for a period in excess of one (1) year.

12.	Effect of Force Majeure; Definition of Force Majeure; Limitation.

(a)
Effect of Force Majeure. If Operator is rendered unable, wholly or in part, by force majeure (as defined below) to carry out any of its obligations under this Agreement, including but not limited to beginning the drilling of one or more wells by the applicable times set forth in Section 2(b), or any Addendum to this Agreement, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. The Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within its reasonable control.

15

(b)
Definition of Force Majeure. The term “force majeure” shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, terrorist acts, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of drilling rigs, equipment or materials, plant shut-downs, curtailments by oil and gas purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly preclude Operator’s performance under this Agreement and is not reasonably within the control of the Operator including, but not limited to, the inability of Operator to begin the drilling of the wells subject to this Agreement by the applicable times set forth in Section 2(b) or in any Addendum to this Agreement due to decisions of third-party operators to delay drilling the wells, poor weather conditions, inability to obtain drilling permits, access right to the drilling site or title problems.

(c)
Limitation. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator contrary to its wishes. The method of handling these difficulties shall be entirely within the discretion of the Operator.

13.	Term.

This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, this Agreement shall continue and remain in full force and effect for the productive lives of each wells being operated under this Agreement.

14.	Governing Law; Invalidity.

(a)	Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflict of law provisions.

(b)
Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15.	Integration; Written Amendment.

(a)
Integration. This Agreement, including the Exhibits to this Agreement, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter of this Agreement.

(b)
Written Amendment. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which the change, waiver, modification, or amendment is sought to be enforced.

16.	Waiver of Default or Breach.

No waiver by any party to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17.	Notices.

Unless otherwise provided in this Agreement, all notices, statements, requests, or demands that are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until a party’s address is changed by certified or registered letter so addressed to the other party:

(i)	If to the Operator, to:
Atlas Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
2nd Floor
Moon Township, Pennsylvania 15108
Attention: President

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(ii)	If to Developer, to:
Atlas Resources Public #17-2007(A) L.P.
[Atlas Resources Public #17-2008(B) L.P.]
[Atlas Resources Public #17-2008(C) L.P.]
c/o Atlas Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
2nd Floor
Moon Township, Pennsylvania 15108

Notices that are served by registered or certified mail on the parties in the manner provided above shall be deemed sufficiently served or given for all purposes under this Agreement at the time the notice is hand-delivered or mailed in any post office or branch post office regularly maintained by the United States Postal Service or any successor. All payments shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until a party’s address is changed by certified or registered letter so addressed to the other party.

18.	Interpretation.

The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19.	Counterparts.

The parties may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties, shall have the force and effect of an original; but all counterparts of this Agreement shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ATLAS RESOURCES, LLC

By:
Frank P. Carolas, Executive Vice President

ATLAS RESOURCES PUBLIC #17-2007(A) L.P.
[ATLAS RESOURCES PUBLIC #17-2008(B) L.P.]
[ATLAS RESOURCES PUBLIC #17-2008(C) L.P.]

By its Managing General Partner:
ATLAS RESOURCES, LLC

By:
Frank P. Carolas, Executive Vice President

17

DESCRIPTION OF LEASES AND INITIAL WELL LOCATIONS

[To be completed as information becomes available]

1. WELL LOCATION

(a)
Oil and Gas Lease from ______________________________________ dated _____________________ and recorded in Deed Book Volume __________, Page __________ in the Recorder’s Office of County, ____________, covering approximately _________ acres in ____________________________ Township, ___________________ County, __________________________.

(b)	The portion of the leasehold estate constituting the ____________________________________________ No. __________ Well Location is described on the map attached hereto as Exhibit A-l.

(c)
Title Opinion of _________________________________, ____________________________________, ________________________________________, ________________________________________, dated ___________________, 200___.

(d)
The Developer’s interest in the leasehold estate constituting this Well Location is an undivided  % Working Interest to those oil and gas rights from the surface to the deepest depth penetrated at the cessation of drilling activities (which is ___________ feet), subject to the landowner’s royalty interest and overriding royalty interests.

Exhibit A

Well Name, Twp.
County, State

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF _______________________________

COUNTY OF _____________________________

KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned _____________________________________________________
(hereinafter called “Assignor”), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto ___________________________________________   (hereinafter called “Assignee”), an undivided _____________________________ in, and to, the oil and gas lease described as follows:

together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.

And for the same consideration, the assignor covenants with the said assignee and his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same; and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.

In Witness Whereof, the undersigned owner ______ and assignor ______ ha___ signed and sealed this instrument the ______ day of _______________, 200___.

Signed and acknowledged in the presence of

Exhibit B
(Page 1)

ACKNOWLEDGMENT BY INDIVIDUAL

STATE OF _________
BEFORE ME, a Notary Public, in and for said
COUNTY OF ____________________

County and State, on this day personally appeared   who
acknowledged to me that ____ he ____ did sign the foregoing instrument and that the same is _____________ free act and deed.

In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.

Notary Public

CORPORATION ACKNOWLEDGMENT

STATE OF _________
BEFORE ME, a Notary Public, in and for said
COUNTY OF ____________________

County and State, on this day personally appeared   known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said ______________________________________________, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.

Notary Public

This instrument was prepared by:

Atlas Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
2nd Floor
P.O. Box 611
Moon Township, PA 15108

Exhibit B
(Page 2)

ADDENDUM NO. __________

TO DRILLING AND OPERATING AGREEMENT

DATED ___________________ , 200___

THIS ADDENDUM NO. __________ made and entered into this ______ day of ________________, 200___, by and between ATLAS RESOURCES, LLC, a Pennsylvania limited liability company (hereinafter referred to as “Operator”),

and

ATLAS RESOURCES PUBLIC #17-2007(A) L.P. [ATLAS RESOURCES PUBLIC #17-2008(B) L.P.] [ATLAS RESOURCES PUBLIC #17-2008(C) L.P.], a Delaware limited partnership, (hereinafter referred to as the Developer).

WITNESSETH THAT:

WHEREAS, Operator and the Developer have entered into a Drilling and Operating Agreement dated ___________________, 200___, (the “Agreement”), which relates to the drilling and operating of ________________ (______)wells on the ________________ (______) Initial Well Locations identified on the maps attached as Exhibits A-l through A-______ to the Agreement, and provides for the development on the terms and conditions set forth in the Agreement of Additional Well Locations as the parties may from time to time designate; and

WHEREAS, pursuant to Section l(c) of the Agreement, Operator and Developer presently desire to designate ________________ Additional Well Locations described below to be developed in accordance with the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and intending to be legally bound, the parties agree as follows:

1. Pursuant to Section l(c) of the Agreement, the Developer hereby authorizes Operator to drill, complete (or plug) and operate, on the terms and conditions set forth in the Agreement and this Addendum No.__________, ________________ additional wells on the ________________ Additional Well Locations described on Exhibit A to this Addendum and on the maps attached to this Addendum as Exhibits A-______ through A-______.

2. Operator, as Developer’s independent contractor, agrees to drill, complete (or plug) and operate the additional wells on the Additional Well Locations in accordance with the terms and conditions of the Agreement and further agrees to begin drilling the first additional well within thirty (30) days after the date of this Addendum and to begin drilling all of the additional wells before the close of the 90th day after the close of the calendar year in which the Agreement was entered into by Operator and the Developer, or, if this Addendum is dated after that 90 day period, to begin drilling the first additional well within thirty (30) days after the date of this Addendum and to drill and complete (or plug) all of the remaining additional wells by the end of the calendar year in which this Addendum is dated.

3. Developer acknowledges that:

(a)	Operator has furnished Developer with the title opinions identified on Exhibit A to this Addendum; and

(b)	such other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the above Additional Well Locations.

The Developer accepts the title to the Additional Well Locations and leased premises in accordance with the provisions of Section 5 of the Agreement.

4. The drilling and operation of the additional wells on the Additional Well Locations shall be in accordance with and subject to the terms and conditions set forth in the Agreement as supplemented by this Addendum No. __________ and except as previously supplemented, all terms and conditions of the Agreement shall remain in full force and effect as originally written.

Exhibit C
(Page 1)

5.  This Addendum No. __________ shall be legally binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

WITNESS the due execution of this Addendum on the day and year first above written.

ATLAS RESOURCES, LLC

By

ATLAS RESOURCES PUBLIC #17-2007(A) L.P. [ATLAS RESOURCES PUBLIC #17-2008(B) L.P.] [ATLAS RESOURCES PUBLIC #17-2008(C) L.P.]

By its Managing General Partner:

ATLAS RESOURCES, LLC

By

Exhibit C
(Page 2)

EXHIBIT (B)
SPECIAL SUITABILITY REQUIREMENTS
AND DISCLOSURES TO INVESTORS

SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

If you are a resident of one of the following states, then you must meet that state’s qualification and suitability standards as set forth below.

Special Suitability Requirements If You Are Buying Investor General Partner Units.

I.	If you are a resident of any of the following states:

• Alabama;	• Massachusetts;	• Oklahoma;

• Arizona;	• Michigan;	• Pennsylvania;

• Arkansas;	• Minnesota;	• Tennessee;

• California;	• New Jersey;	• Texas; or

• Indiana;	• New Mexico;	• Washington.

• Iowa;	• North Carolina;

• Maine;	• Ohio;

and you purchase investor general partner units, then you must meet any one of the following special suitability requirements:

•
an individual or joint net worth with your spouse of $330,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined gross income of $150,000 or more for the current year and for the two previous years; or

•	an individual or joint net worth with your spouse in excess of $750,000, exclusive of home, home furnishings and automobiles; or

•	a combined “gross income” as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

Additionally, if you are a resident of Iowa, Michigan or Pennsylvania, then you must not make an investment in the Partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles. Further, if you are a resident of Ohio, then you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

Special Representations of Subscribers in
California, Iowa, North Carolina and Pennsylvania.

I. If a resident of California, I am aware that:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

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As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

California Administrative Code, Title 10, Ch. 3, Rule 260.141.11. Restriction on transfer.

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(i)	to the issuer;

(ii)	pursuant to the order or process of any court;

(iii)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(iv)
to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(v)	to holders of securities of the same class of the same issuer;

(vi)	by way of gift or donation inter vivos or on death;

(vii)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(viii)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(ix)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(x)
by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(xi)	by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

(xii)
by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

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(xiii)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(xiv)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(xv)
by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(xvi)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(xvii)
by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

II. If a resident of Iowa or North Carolina, I am aware that:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

III.
PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than 10% of the maximum closing amount allowed to a partnership in this offering, you are cautioned to carefully evaluate the partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions. In addition, subscription proceeds received by a partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by a partnership, which for Atlas Resources Public #17-2007(A) L.P. means that subscriptions for at least $20 million have been received by the partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the issuer must return such funds within 15 calendar days after receipt of the investor’s request.

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Instructions to Investor

You are required to execute your own Subscription Agreement and the Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf, and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you promptly. If your subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors’ funds to the Partnership. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Managing General Partner will not complete a sale of Units to you and send you a confirmation of purchase until at least five business days after the date you receive a final Prospectus. Before completion of the sale of the Units you will have a right to a return of your subscription.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1), does not require enlarging or contracting the size of the area on the basis of geological data in all cases. If I am a resident of California, I acknowledge the receipt of California Rule 260.141.11 set forth in Exhibit (B) to the Prospectus.

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Suitability Standards	1
Summary of the Offering	4
Risk Factors	12
Additional Information	27
Forward Looking Statements and Associated Risks	27
Investment Objectives	28
Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners	29
Capitalization and Source of Funds and Use of Proceeds	32
Compensation	35
Terms of the Offering	49
Prior Activities	51
Management	61
Management’s Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources	75
Proposed Activities	78
Competition, Markets and Regulation	96
Participation in Costs and Revenues	100
Conflicts of Interest	107
Fiduciary Responsibility of the Managing General Partner	118
Federal Income Tax Consequences	119
Summary of Partnership Agreement	149
Summary of Drilling and Operating Agreement	151
Reports to Investors	152
Presentment Feature	153
Transferability of Units	155
Plan of Distribution	156
Sales Material	158
Legal Opinions	159
Experts	159
Litigation	160
Financial Information Concerning the Managing General Partner and Atlas Resources Public #17-2007(A) L.P.	160
Index to Financial Statements	160

EXHIBIT (A) - Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2007(A) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(B) L.P.] [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(C) L.P.]

EXHIBIT (I-A) - Form of Managing General Partner
Signature Page

EXHIBIT (I-B) - Form of Subscription Agreement

EXHIBIT (II) - Form of Drilling and Operating Agreement for Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.]

EXHIBIT (B) - Special Suitability Requirements and Disclosures to Investors

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the managing general partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted.

ATLAS RESOURCES

PUBLIC #17-2007 PROGRAM

PROSPECTUS

Until December 31, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

Accounting Fees and Expenses	$225,000	*
Legal Fees (including Blue Sky) and Expenses	360,000	*
Printing	472,500	*
SEC Registration Fee	12,280
Blue Sky Filing Fees (excluding legal fees)	170,555	*
FINRA Filing Fee	40,500
Miscellaneous	697,784	*

Total	$1,918,619	*

*Estimated

Item 14. Indemnification of Directors and Officers.

Title 15, Section 8945 of the Pennsylvania Consolidated Statutes provides for indemnification of members and managers by a limited liability company subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that:

•	they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

•	they were acting on behalf of or performing services for the Partnership; and

•	the course of conduct was not the result of their negligence or misconduct.

Section 11 of the Dealer-Manager Agreement provides for the indemnification of the Managing General Partner, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling Agent.

Item 15. Recent Sales of Unregistered Securities.

None by the Registrant.

Atlas Resources, LLC (“Atlas”), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned “Prior Activities” regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

1(a)	Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.

3(a)	Certificate of Organization of Atlas Resources, LLC (1)

3(b)	Operating Agreement of Atlas Resources, LLC (1)

4(a)	Certificate of Limited Partnership for Atlas America Public #17-2007(A) L.P. (1)

4(b)	Certificate of Limited Partnership for Atlas America Public #17-2008(B) L.P. (1)

4(c)	Certificate of Limited Partnership for Atlas America Public #17-2008(C) L.P. (1)

4(d)
Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2007(A) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(B) L.P.] [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(C) L.P.] (See Exhibit (A) to Prospectus)

5	Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units (1)

8	Opinion of Kunzman & Bollinger, Inc. as to federal tax matters (3)

10(a)	Escrow Agreement for Atlas Resources Public #17-2007(A) L.P. (1)

10(b)	Escrow Agreement for Atlas Resources Public #17-2008(B) L.P. (1)

10(c)	Escrow Agreement for Atlas Resources Public #17-2008(C) L.P. (1)

10(d)
Form of Drilling and Operating Agreement for Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.] (See Exhibit (II) to the Form of Limited Partnership Agreement, Exhibit (A) to Prospectus)

10(e)	Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(f)
Guaranty dated August 12, 2003 between First Energy Corp. and Atlas Resources, Inc. to Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(g)
Master Natural Gas Gathering Agreement dated February 2, 2000 among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation (1)

10(h)
Omnibus Agreement dated February 2, 2000 among Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation, and Atlas Pipeline Operating Partnership, L.P., and Atlas Pipeline Partners, L.P. (1)

2

10(i)
Natural Gas Gathering Agreement dated January 1, 2002 among Atlas Pipeline Partners, L.P., and Atlas Pipeline Operating Partnership, L.P. and Atlas Resources, Inc., and Atlas Energy Group, Inc. and Atlas Noble Corporation, and Resource Energy Inc., and Viking Resources Corporation (1)

10(j)	Base Contract for Sale and Purchase of Natural Gas dated November 13, 2002 Between UGI Energy Services, Inc. and Viking Resources Corp. (1)

10(j)(1)	First Amendment to Base Contract for Sale and Purchase of Natural Gas (1)

10(j)(2)	Second Amendment to Base Contract for Sale and Purchase of Natural Gas (1)

10(j)(3)	Third Amendment to Base Contract for Sale and Purchase of Natural Gas (1)

10(k)	Guaranty dated June 1, 2004 between UGI Corporation and Viking Resources Corp. (1)

10(l)	Guaranty as of December 7, 2004 between FirstEnergy Corp. and Atlas Resources, Inc. (1)

10(m)
Confirmation of Gas Purchase and Sales Agreement dated November 17, 2004 between Atlas Resources, Inc. et. al. and First Energy Solutions Corp. for the period from April 1, 2006 through March 31, 2007 production/calendar periods (1)

10(n)	Transaction Confirmation dated December 14, 2004 between Atlas America, Inc. and UGI Energy Services, Inc. d/b/a GASMARK (1)

10(o)	Drilling and Operating Agreement Dated September 15, 2004 by and between Atlas America, Inc. and Knox Energy, LLC (1)

10(p)	Guaranty dated January 1, 2005 between UGI Corporation and Viking Resources Corp. (1)

10(q)
Amendment among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, Inc., Viking Resources Corporation, Atlas Noble Corp., and Atlas Resources, Inc. to the Master Natural Gas Gathering Agreement dated February 2, 2000 and the Natural Gas Gathering Agreement dated January 1, 2002 (1)

10(r)	Contribution, Conveyance and Assumption Agreement dated December 18, 2006 among Atlas America, Inc., Atlas Energy Resources, LLC, and Atlas Energy Operating Company, LLC (1)

10(s)	Omnibus Agreement dated December 18, 2006 between Atlas Energy Resources, LLC and Atlas America, Inc. (1)

10(t)	Management Agreement dated December 18, 2006 among Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC, and Atlas Energy Management, Inc. (1)

10(u)
Amendment and Joinder to Omnibus Agreement dated December 18, 2006, among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources, LLC, Atlas Energy Resources, LLC, and Atlas Energy Operating Company, LLC (1)

10(v)
Amendment and Joinder to Gas Gathering Agreements dated December 18, 2006, among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources, LLC, Atlas Noble, LLC, Atlas Resources, LLC, Atlas America, LLC, Atlas Energy Resources, LLC, and Atlas Energy Operating Company, LLC (1)

3

10(w)
Revolving Credit Agreement dated as of December 18, 2006 Among Atlas Energy Operating Company, LLC, as Borrower; AER Pipeline Construction, Inc., AIC, LLC, Atlas America, LLC, Atlas Energy Ohio, LLC, Atlas Energy Resources, LLC, Atlas Noble, LLC, Atlas Resources, LLC, REI-NY, LLC, Resource Energy, LLC, Resource Well Services, LLC, and Viking Resources LLC as Guarantors; Wachovia Bank, National Association as Administrative Agent and Issuing Bank; Bank Of America, N.A. and Compass Bank as Co-Syndication Agents; Bank Of Oklahoma, N.A., U.S. Bank, National Association and BNP Paribas as Co-Documentation Agents and the Lenders Signatory Hereto $250,000,000 Senior Secured Revolving Credit Facility Wachovia Capital Markets, LLC as Lead Arranger (1)

10(x)	Continuing Guaranty Agreement dated December 18, 2006 by Atlas Energy Resources, LLC in Favor of Wachovia Bank, National Association, as Administrative Agent for the Lenders (1)

10(y)	Amendment No. 1 to Amended and Restated Operating Agreement of Atlas Energy Resources, LLC dated June 29, 2007 (2)

10(z)
Credit Agreement dated as of June 29, 2007 among Atlas Energy Resources, LLC, as Parent Guarantor, Atlas Energy Operating Company, LLC, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndicated Agent, and Bank of America, N.A., BNP Paribas, Royal Bank of Canada and UBS AG, Stamford Branch, as Co-Documentation Agents, and the Lenders Party Hereto Sole Lead Arranger and Sole Bookrunner J.P. Morgan Securities Inc. (2)

10(aa)	Voting Agreement Dated as of June 29, 2007 Between Atlas America, Inc. and Atlas Energy Management, Inc. (2)

10(bb)	Registration Rights Agreement dated as of June 29, 2007 (2)

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

23(c)	Consent of Wright & Company, Inc. (1)

23(d)	Consent of DC Energy Consultants (3)

24	Power of Attorney (1)(2)

(1)	Previously filed in the Registration Statement dated June 27, 2007
(2)	Previously filed in the Pre-Effective Amendment No. 1 dated August 10, 2007
(3)	Previously filed in the Pre-Effective Amendment No. 2 dated September 26, 2007

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, That:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)
If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g)	(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (h) (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§ 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(i)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(l)
The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania on October 10, 2007.

ATLAS RESOURCES PUBLIC #17-2007 PROGRAM (Registrant)

	By:	Atlas Resources, LLC,
Managing General Partner

Jack L. Hollander, pursuant	By:	/s/ Jack L. Hollander
to the Registration Statement, has been granted Power of Attorney and is		Jack L. Hollander, Senior Vice President -
signing on behalf of the names shown		Direct Participation Programs
below, in the capacities indicated.

In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Freddie M. Kotek	President, Chief Executive Officer and Chairman of the Board of Directors	October 10, 2007

Frank P. Carolas	Executive Vice President - Land and Geology and a Director	October 10, 2007

Jeffrey C. Simmons	Executive Vice President - Operations and a Director	October 10, 2007

Matthew A. Jones	Chief Financial Officer	October 10, 2007

Nancy J. McGurk	Chief Accounting Officer	October 10, 2007

As filed with the Securities and Exchange Commission on October 10, 2007
Registration Number 333-144070

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ATLAS RESOURCES PUBLIC #17-2007 PROGRAM
(Exact name of Registrant as Specified in its Charter)

Jack L. Hollander, Senior Vice President - Direct Participation Programs
Atlas Resources, LLC
Westpointe Corporate Center One, 1550 Coraopolis Heights Road
2nd Floor, Moon Township, Pennsylvania 15108
(412) 262-2830
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Wallace W. Kunzman, Jr., Esq.	Jack L. Hollander
Kunzman & Bollinger, Inc.	Atlas Resources, LLC
5100 N. Brookline, Suite 600	Westpointe Corporate Center One,
Oklahoma City, Oklahoma 73112	1550 Coraopolis Heights Road, 2nd Floor
Moon Township, Pennsylvania 15108

EXHIBIT INDEX

Exhibit No.	Description
1(a)	Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.

3(a)	Certificate of Organization of Atlas Resources, LLC (1)

3(b)	Operating Agreement of Atlas Resources, LLC (1)

4(a)	Certificate of Limited Partnership for Atlas America Public #17-2007(A) L.P. (1)

4(b)	Certificate of Limited Partnership for Atlas America Public #17-2008(B) L.P. (1)

4(c)	Certificate of Limited Partnership for Atlas America Public #17-2008(C) L.P. (1)

4(d)
Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2007(A) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(B) L.P.] [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas Resources Public #17-2008(C) L.P.] (See Exhibit (A) to Prospectus)

5	Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units (1)

8	Opinion of Kunzman & Bollinger, Inc. as to federal tax matters (3)

10(a)	Escrow Agreement for Atlas Resources Public #17-2007(A) L.P. (1)

10(b)	Escrow Agreement for Atlas Resources Public #17-2008(B) L.P. (1)

10(c)	Escrow Agreement for Atlas Resources Public #17-2008(C) L.P. (1)

10(d)
Form of Drilling and Operating Agreement for Atlas Resources Public #17-2007(A) L.P. [Atlas Resources Public #17-2008(B) L.P.] [Atlas Resources Public #17-2008(C) L.P.] (See Exhibit (II) to the Form of Limited Partnership Agreement, Exhibit (A) to Prospectus)

10(e)	Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(e)(1)
First Amendment dated February 1, 2001 to Base Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(e)(2)
Second Amendment dated July 16, 2003 to Base Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(e)(3)
Third Amendment dated January 5, 2007 to Base Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(f)
Guaranty dated August 12, 2003 between First Energy Corp. and Atlas Resources, Inc. to Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc. (1)

10(g)
Master Natural Gas Gathering Agreement dated February 2, 2000 among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation (1)

10(h)
Omnibus Agreement dated February 2, 2000 among Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation, and Atlas Pipeline Operating Partnership, L.P., and Atlas Pipeline Partners, L.P. (1)

10(i)
Natural Gas Gathering Agreement dated January 1, 2002 among Atlas Pipeline Partners, L.P., and Atlas Pipeline Operating Partnership, L.P. and Atlas Resources, Inc., and Atlas Energy Group, Inc. and Atlas Noble Corporation, and Resource Energy Inc., and Viking Resources Corporation (1)

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Exhibit No.	Description
10(j)	Base Contract for Sale and Purchase of Natural Gas dated November 13, 2002 Between UGI Energy Services, Inc. and Viking Resources Corp. (1)

10(j)(1)	First Amendment to Base Contract for Sale and Purchase of Natural Gas (1)

10(j)(2)	Second Amendment to Base Contract for Sale and Purchase of Natural Gas (1)

10(k)	Guaranty dated June 1, 2004 between UGI Corporation and Viking Resources Corp. (1)

10(l)	Guaranty as of December 7, 2004 between FirstEnergy Corp. and Atlas Resources, Inc. (1)

10(m)
Confirmation of Gas Purchase and Sales Agreement dated November 17, 2004 between Atlas Resources, Inc. et. al. and First Energy Solutions Corp. for the period from April 1, 2006 through March 31, 2007 production/calendar periods (1)

10(n)	Transaction Confirmation dated December 14, 2004 between Atlas America, Inc. and UGI Energy Services, Inc. d/b/a GASMARK (1)

10(o)	Drilling and Operating Agreement Dated September 15, 2004 by and between Atlas America, Inc. and Knox Energy, LLC (1)

10(p)	Guaranty dated January 1, 2005 between UGI Corporation and Viking Resources Corp. (1)

10(q)
Amendment among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, Inc., Viking Resources Corporation, Atlas Noble Corp., and Atlas Resources, Inc. to the Master Natural Gas Gathering Agreement dated February 2, 2000 and the Natural Gas Gathering Agreement dated January 1, 2002 (1)

10(r)	Contribution, Conveyance and Assumption Agreement dated December 18, 2006 among Atlas America, Inc., Atlas Energy Resources, LLC, and Atlas Energy Operating Company, LLC (1)

10(s)	Omnibus Agreement dated December 18, 2006 between Atlas Energy Resources, LLC and Atlas America, Inc. (1)

10(t)	Management Agreement dated December 18, 2006 among Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC, and Atlas Energy Management, Inc. (1)

10(u)
Amendment and Joinder to Omnibus Agreement dated December 18, 2006, among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources, LLC, Atlas Energy Resources, LLC, and Atlas Energy Operating Company, LLC (1)

10(v)
Amendment and Joinder to Gas Gathering Agreements dated December 18, 2006, among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources, LLC, Atlas Noble, LLC, Atlas Resources, LLC, Atlas America, LLC, Atlas Energy Resources, LLC, and Atlas Energy Operating Company, LLC (1)

10(w)
Revolving Credit Agreement dated as of December 18, 2006 Among Atlas Energy Operating Company, LLC, as Borrower; AER Pipeline Construction, Inc., AIC, LLC, Atlas America, LLC, Atlas Energy Ohio, LLC, Atlas Energy Resources, LLC, Atlas Noble, LLC, Atlas Resources, LLC, REI-NY, LLC, Resource Energy, LLC, Resource Well Services, LLC, and Viking Resources LLC as Guarantors; Wachovia Bank, National Association as Administrative Agent and Issuing Bank; Bank Of America, N.A. and Compass Bank as Co-Syndication Agents; Bank Of Oklahoma, N.A., U.S. Bank, National Association and BNP Paribas as Co-Documentation Agents and the Lenders Signatory Hereto $250,000,000 Senior Secured Revolving Credit Facility Wachovia Capital Markets, LLC as Lead Arranger (1)

10(x)	Continuing Guaranty Agreement dated December 18, 2006 by Atlas Energy Resources, LLC in Favor of Wachovia Bank, National Association, as Administrative Agent for the Lenders (1)

10(y)	Amendment No. 1 to Amended and Restated Operating Agreement of Atlas Energy Resources, LLC dated June 29, 2007 (2)

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Exhibit No.	Description
10(z)
Credit Agreement dated as of June 29, 2007 among Atlas Energy Resources, LLC, as Parent Guarantor, Atlas Energy Operating Company, LLC, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndicated Agent, and Bank of America, N.A., BNP Paribas, Royal Bank of Canada and UBS AG, Stamford Branch, as Co-Documentation Agents, and the Lenders Party Hereto Sole Lead Arranger and Sole Bookrunner J.P. Morgan Securities Inc. (2)

10(aa)	Voting Agreement Dated as of June 29, 2007 Between Atlas America, Inc. and Atlas Energy Management, Inc. (2)

10(bb)	Registration Rights Agreement dated as of June 29, 2007 (2)

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

23(c)	Consent of Wright & Company, Inc. (1)

23(d)	Consent of DC Energy Consultants (3)

24	Power of Attorney (1)(2)
___________

(1)	Previously filed in the Registration Statement dated June 27, 2007

(2)	Previously filed in Pre-Effective Amendment No. 1 dated August 10, 2007

(3)	Previously filed in the Pre-Effective Amendment No. 2 dated September 26, 2007

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